Prospectus supplement dated April 27, 2007 (to prospectus dated March 20, 2007)

                                 $1,646,393,000
                                  (Approximate)

             Structured Asset Mortgage Investments II Trust 2007-AR3
                                 Issuing Entity

         Structured Asset Mortgage Investments II Grantor Trust 2007-AR3
                          Grantor Trust Issuing Entity

                     Wells Fargo Bank, National Association
                  Master Servicer and Securities Administrator

                  Structured Asset Mortgage Investments II Inc.
                                    Depositor

             Structured Asset Mortgage Investments II Trust 2007-AR3
         Structured Asset Mortgage Investments II Grantor Trust 2007-AR3
               Mortgage Pass-Through Certificates, Series 2007-AR3


--------------------------------------------------------------------------------
You should consider carefully the risk factors beginning on page S-24 in this prospectus supplement.
--------------------------------------------------------------------------------

The Trust

The trust will consist primarily of a pool of adjustable rate negative amortization mortgage loans secured by first liens on one- to four-family residential properties, subdivided into two loan groups: loan group I and loan group II. The trust will be represented by thirty six classes of certificates, twenty six of which are offered pursuant to this prospectus supplement, all as more fully described in the tables beginning on page S-7 of this prospectus supplement. The grantor trust will consist primarily of two certificated interests issued by the trust and two swap agreements. The grantor trust will issue the grantor trust Class I-A-4B and grantor trust Class II-A-3B certificates described herein, which will represent the entire beneficial interest in the grantor trust.

The certificates are obligations only of the trust or the grantor trust, as applicable, as the issuing entity. Neither the certificates nor the mortgage loans are insured or guaranteed by any person, except as described herein. Distributions on the certificates will be payable solely from the assets transferred to the trust for the benefit of certificateholders.

Credit Enhancement

Credit enhancement for the offered certificates related to loan group I (with respect to the grantor trust Class I-A-4B certificates, indirectly through the underlying Class I-A-4B certificates) will consist of excess spread, overcollateralization and subordination. Credit enhancement for the offered certificates related to loan group II (with respect to the grantor trust Class II-A-3B certificates, indirectly through the underlying Class II-A-3B certificates) will consist of excess spread, overcollateralization and subordination. Certain group I adjustable rate certificates and all of the group II adjustable rate certificates (with respect to the grantor trust Class II-A-3B certificates, indirectly through the underlying Class II-A-3B certificates) may receive additional distributions in respect of interest from payments under one or more cap contracts, as described herein. The grantor trust Class I-A-4B and grantor trust Class II-A-3B certificates may receive additional distributions in respect of interest from payments under the related swap agreements, as described herein.

Distributions on the certificates will be on the 25th of each month, or, if the 25th is not a business day, on the next business day, beginning in May 2007.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

The price to investors will vary from time to time and will be determined at the time of sale. The proceeds to the depositor from the offering are expected to be approximately 99.50% of the aggregate principal amount of the offered certificates, plus accrued interest thereon, less expenses which are estimated to be $1,798,000. See "Method of Distribution" in this prospectus supplement.

The Underwriter will deliver to purchasers the offered certificates in book-entry form through The Depository Trust Company on or about April 30, 2007.

                            Bear, Stearns & Co. Inc.
                                  Underwriter

   Important notice about information presented in this prospectus supplement and the accompanying prospectus


You should rely only on the information contained in this document. We have not authorized anyone to provide you with different information.

We provide information to you about the offered certificates in two separate documents that progressively provide more detail:

o the accompanying prospectus, which provides general information, some of which may not apply to this series of certificates; and

o this prospectus supplement, which describes the specific terms of your certificates.

Annex I and Schedule A are incorporated into and are a part of this prospectus supplement as if fully set forth herein

The description of your certificates in this prospectus supplement is intended to enhance the related description in the prospectus and you should rely on the information in this prospectus supplement as providing additional detail not available in the prospectus.

The Depositor's principal offices are located at 383 Madison Avenue, New York, New York 10179 and its telephone number is (212) 272-2000.

NOTWITHSTANDING ANY OTHER EXPRESS OR IMPLIED AGREEMENT TO THE CONTRARY, THE SPONSOR, THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR, THE CAP COUNTERPARTY, THE TRUSTEE, EACH RECIPIENT OF THE RELATED PROSPECTUS SUPPLEMENT AND, BY ITS ACCEPTANCE THEREOF, EACH HOLDER OF A CERTIFICATE, AGREES AND ACKNOWLEDGES THAT EACH PARTY HERETO HAS AGREED THAT EACH OF THEM AND THEIR EMPLOYEES, REPRESENTATIVES AND OTHER AGENTS MAY DISCLOSE, IMMEDIATELY UPON COMMENCEMENT OF DISCUSSIONS, TO ANY AND ALL PERSONS THE TAX TREATMENT AND TAX STRUCTURE OF THE CERTIFICATES AND THE REMICS, THE TRANSACTIONS DESCRIBED HEREIN AND ALL MATERIALS OF ANY KIND (INCLUDING OPINIONS OR OTHER TAX ANALYSES) THAT ARE PROVIDED TO ANY OF THEM RELATING TO SUCH TAX TREATMENT AND TAX STRUCTURE EXCEPT WHERE CONFIDENTIALITY IS REASONABLY NECESSARY TO COMPLY WITH THE SECURITIES LAWS OF ANY APPLICABLE JURISDICTION.

                             European Economic Area

     In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (referred to herein as a Relevant Member State), the Underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (referred to herein as a Relevant Implementation Date) it has not made and will not make an offer of notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of notes to the public in that Relevant Member State at any time:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than
     (euro)50,000,000, as shown in its last annual or consolidated accounts; or

(c) in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

     For the purposes of this provision, the expression an "offer of notes to the public" in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression referred to herein as Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                 United Kingdom

         The Underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuing Entity; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

                                                        TABLE OF CONTENTS
                                                      PROSPECTUS SUPPLEMENT
Caption                                                    Page     Caption                                                   Page
-------                                                    ----     -------                                                   ----

SUMMARY OF PROSPECTUS SUPPLEMENT............................S-6          Custodial Arrangements...............................S-143
RISK FACTORS...............................................S-24          The Trustee and the Grantor Trustee..................S-143
DESCRIPTION OF THE MORTGAGE LOANS..........................S-39          The Securities Administrator.........................S-145
     General...............................................S-39          The Swap Counterparty................................S-146
     Billing and Payment Procedures........................S-41          The Master Servicer, Securities Administrator and
     Prepayment Charges on the Mortgage Loans..............S-41             Servicers.........................................S-147
     Negative Amortization.................................S-42          Servicing and Other Compensation and Payment of
     Indices on the Mortgage Loans.........................S-43             Expenses..........................................S-148
     Conveyance of Subsequent Mortgage Loans and the                     Table of Fees........................................S-148
        Pre-Funding Accounts...............................S-44          Collection and Other Servicing Procedures............S-149
STATIC POOL INFORMATION....................................S-46          Hazard Insurance.....................................S-151
THE ISSUING ENTITIES.......................................S-46          Certain Matters Regarding the Master Servicer........S-153
THE DEPOSITOR..............................................S-47          Events of Default....................................S-154
THE SPONSOR................................................S-48          Reports to Certificateholders........................S-155
THE MASTER SERVICER AND THE SERVICERS......................S-49          Modifications........................................S-157
     General...............................................S-49          Evidence as to Compliance............................S-157
     The Master Servicer...................................S-49          Realization Upon Defaulted Mortgage Loans............S-158
     The Servicers.........................................S-50          Optional Purchase of Defaulted Loans.................S-158
     Countrywide Home Loans Servicing LP...................S-51          The Protected Accounts...............................S-159
     EMC Mortgage Corporation..............................S-53          The Distribution Account.............................S-161
MORTGAGE LOAN ORIGINATION..................................S-56          The Reserve Fund.....................................S-161
     General...............................................S-56     FEDERAL INCOME TAX CONSEQUENCES...........................S-163
     The Originators.......................................S-56          General..............................................S-163
     Countrywide Home Loans, Inc...........................S-56          Taxation of the Grantor Trust and the Grantor Trust
     Aegis Mortgage Corporation............................S-63             Certificates......................................S-166
     Opteum Financial Services, LLC........................S-69          Characterization of the Regular Certificates.........S-167
DESCRIPTION OF THE CERTIFICATES............................S-77     METHOD OF DISTRIBUTION....................................S-168
     General...............................................S-77     SECONDARY MARKET..........................................S-168
     Registration of the Book-Entry CertificatesS-79                LEGAL OPINIONS............................................S-168
     Definitive Certificates...............................S-80     LEGAL PROCEEDINGS.........................................S-169
     Calculation of One-Month LIBOR........................S-81     AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS......S-169
     Distributions on the Group I Certificates.............S-81     RATINGS...................................................S-169
     Distributions on the Group II Certificates............S-87     LEGAL INVESTMENT..........................................S-171
     Excess Spread and Overcollateralization Provisions....S-91     ERISA CONSIDERATIONS......................................S-172
     Pass-Through Rates for the Certificates...............S-92     GLOSSARY..................................................S-174
     Monthly Advances......................................S-92     SCHEDULE A..................................................A-1
     Allocation of Realized Losses; SubordinationS-93               SCHEDULE B..................................................B-1
     Adjustable Rate Supplemental Fund.....................S-95     SCHEDULE C..................................................C-1
     Final Maturity Reserve Account........................S-96     ANNEX I.....................................................I-1
     The Swap Agreements...................................S-97     Initial Settlement..........................................I-1
     Restrictions on Transfer of the Grantor Trust                  Secondary Market Trading....................................I-2
        Certificates.......................................S-97     Certain U.S. Federal Income Tax Documentation
THE CAP CONTRACTS..........................................S-97     Requirementsal Settlement...................................I-1
YIELD ON THE CERTIFICATES.................................S-100     Secondary Market Trading....................................I-2
     General..............................................S-100     Certain U.S. Federal Income Tax Documentation
     Prepayment Considerations............................S-100     Requirements................................................I-3
     Allocation of Principal Payments.....................S-102
     Interest Shortfalls and Realized Losses..............S-102
     Excess Spread Available to the Certificates..........S-103
     Assumed Final Distribution Date......................S-105
     Weighted Average Life................................S-105
MORTGAGE LOAN ASSUMPTIONS.................................S-108
     Yield Sensitivity of the Interest-Only Certificates..S-139
POOLING AND SERVICING AGREEMENT...........................S-140
     General..............................................S-140
     Assignment of the Mortgage Loans.....................S-141
     Representations and Warranties.......................S-142

                           TRANSACTION STRUCTURE CHART


                               [GRAPHIC OMITTED]

                      SUMMARY OF PROSPECTUS SUPPLEMENT

     The following summary provides a brief description of material aspects of this offering and does not contain all of the information that you should consider in making your investment decision. To understand all of the terms of the offered certificates, read carefully this entire prospectus supplement and the entire accompanying prospectus. A glossary is included at the end of this prospectus supplement. Capitalized terms used but not defined in the glossary at the end of this prospectus supplement or in the following summary have the meanings assigned to them in the glossary at the end of the prospectus.


Issuing Entity.................       Structured Asset Mortgage  Investments II
                                      Trust 2007-AR3.

Grantor Trust Issuing Entity...       Structured Asset Mortgage  Investments II
                                      Grantor Trust 2007-AR3.

Title of Series................       Structured Asset Mortgage  Investments II
                                      Trust  2007-AR3  and   Structured   Asset
                                      Mortgage  Investments  II  Grantor  Trust
                                      2007-AR3,      Mortgage      Pass-Through
                                      Certificates,    Series   2007-AR3.   The
                                      issuing    entity    will    issue    the
                                      certificates,   other  than  the  grantor
                                      trust   certificates,   pursuant   to   a
                                      pooling  and  servicing  agreement  to be
                                      dated as of the  cut-off  date  among the
                                      depositor,  the sponsor, the trustee, the
                                      master   servicer   and  the   securities
                                      administrator.    The    grantor    trust
                                      issuing  entity  will  issue the  grantor
                                      trust certificates  pursuant to a grantor
                                      trust  agreement  to be  dated  as of the
                                      closing  date  among the  depositor,  the
                                      grantor  trustee,  the  paying  agent and
                                      certificate registrar.
Cut-off Date...................       April 1, 2007

Closing Date...................       On or about April 30, 2007.

Depositor......................       Structured Asset Mortgage  Investments II
                                      Inc.
Sponsor........................       EMC  Mortgage  Corporation,  an affiliate
                                      of the depositor.
Master Servicer................       Wells Fargo Bank, National Association.

Servicers......................       Countrywide  Home Loans Servicing LP. and
                                      EMC Mortgage Corporation.
Originators..................         Countrywide   Home  Loans,   Inc.,  Aegis
                                      Mortgage  Corporation,  Opteum  Financial
                                      Services,  LLC, SouthStar  Funding,  LLC,
                                      and various  other  originators,  none of
                                      which  has  originated  more  than 10% of
                                      the   initial   mortgage   loans  in  the
                                      mortgage pool.
Cap Counterparty.............         Bear Stearns Financial Products Inc.

Swap Counterparty............         Bear Stearns Capital Markets Inc.

Trustee and Grantor Trustee....       Citibank, N.A.

Paying Agent and
Certificate Registrar..........       Wells Fargo Bank, National Association.

Securities Administrator.......       Wells Fargo Bank, National Association.

Distribution Dates.............       Distributions      on     the     offered
                                      certificates  will be  made  on the  25th
                                      day of each  month,  or,  if such  day is
                                      not  a   business   day,   on  the   next
                                      succeeding  business  day,  beginning  in
                                      May 2007.

Offered Certificates...........       The classes of offered  certificates  and
                                      their   pass-through  rates  and  initial
                                      certificate    principal   balances,   as
                                      applicable, are set forth in the tables below.

                          Group I Offered Certificates

                                   Initial
                                 Certificate      Initial
                   Pass-Through   Principal       Rating
Class                  Rate        Balance     (S&P/Moody's)    Designation
-----------        ------------ ------------   ---------     -------------------
I-A-1              Adjustable   $217,802,000
                   Rate                        AAA/Aaa       Super Senior
I-A-2              Adjustable   $123,036,000
                   Rate                        AAA/Aaa       Super Senior
I-A-3              Adjustable   $309,039,000
                   Rate                        AAA/Aaa       Super Senior
I-A-4A             Adjustable   $31,235,000                  Senior Support
                   Rate                        AAA/Aaa         Level 1
Grantor Trust      Adjustable                                Senior Support
I-A-4B             Rate         $50,000,000    AAA/Aaa         Level 1
I-A-5              Adjustable   $81,235,000                  Senior Support
                   Rate                        AAA/Aaa         Level 2
I-X-1                            Notional                    Senior Interest
                   Fixed Rate                  AAA/Aaa         Only
I-X-2                            Notional                    Senior Interest
                   Fixed Rate                  AAA/Aaa         Only
I-B-1              Adjustable
                   Rate         $22,350,000    AA+/Aaa       Subordinate
I-B-2              Adjustable
                   Rate         $19,613,000    AA/Aa1        Subordinate
I-B-3              Adjustable
                   Rate         $6,386,000     AA-/Aa1       Subordinate
I-B-4              Adjustable
                   Rate         $11,403,000    A+/Aa2        Subordinate
I-B-5              Adjustable
                   Rate         $5,473,000     A/Aa3         Subordinate
I-B-6              Adjustable
                   Rate         $4,561,000     A-/A1         Subordinate
I-B-7              Adjustable
                   Rate         $6,386,000     BBB+/A3       Subordinate
I-B-8              Adjustable
                   Rate         $4,561,000     BBB/Baa2      Subordinate
I-B-9              Adjustable
                   Rate         $5,017,000     BBB-/Baa3     Subordinate

Total Group I Offered
Certificates*:                  $898,097,000

*Approximate



                        Group I Non-Offered Certificates

                                   Initial
                                 Certificate      Initial
                   Pass-Through   Principal       Rating
Class                  Rate        Balance     (S&P/Moody's)    Designation
-----------        ------------ ------------   ---------     -------------------
Underlying I-A-4B  Adjustable                                Senior Support
                   Rate         $50,000,000    AAA/Aaa         Level 1
I-B-IO                                                       Subordinate
                   N/A          $0             N/A             Interest Only
I-XP-1             N/A          N/A            N/A           Subordinate
I-XP-2             N/A          N/A            N/A           Subordinate

Total Group I Certificates*:    $948,097,000

*Approximate

                          Group II Offered Certificates

                                   Initial
                                 Certificate    Initial
                Pass-Through      Principal      Rating
Class               Rate           Balance     (S&P/Moody's)     Designation
-----------   ---------------    ------------  -------------  ------------------
II-A-1        Adjustable Rate    $414,334,000  AAA/Aaa        Super Senior
II-A-2                                                        Senior Support
              Adjustable Rate    $207,167,000  AAA/Aaa          Level 1
II-A-3A                                                       Senior Support
              Adjustable Rate    $15,733,000   AAA/Aaa          Level 2
Grantor Trust                                                 Senior Support
II-A-3B       Adjustable Rate    $53,323,000   AAA/Aaa          Level 2
II-B-1        Adjustable Rate    $27,715,000   AA/Aa1         Subordinate
II-B-2        Adjustable Rate    $15,012,000   A/Aa3          Subordinate
II-B-3        Adjustable Rate    $3,849,000    BBB+/A2        Subordinate
II-B-4        Adjustable Rate    $7,314,000    BBB/A3         Subordinate
II-B-5        Adjustable Rate    $3,849,000    BBB-/Baa1      Subordinate

Total Group II Offered
Certificates*:                   $748,296,000

*Approximate


                      Group II Non-Offered Certificates

                                  Initial
                                Certificate  Initial
              Pass-Through       Principal    Rating
Class             Rate            Balance   (S&P/Moody's) Designation
-----------   ------------     ------------ ------------- ----------------------
Underlying

II-A-3B       Adjustable Rate  $53,323,000  AAA/Aaa       Senior Support Level 2
II-B-6        Adjustable Rate  $13,472,000  BB/Ba2        Subordinate
II-B-IO                                                   Subordinate Interest
              N/A              $0           N/A             Only
II-XP         N/A              N/A          N/A           Subordinate

Total Group II Non-Offered
Certificates*:                     $66,795,000

Total Group II Certificates*:      $815,091,000

*Approximate



                  Residual Non-Offered Certificates

                                  Initial
                                Certificate  Initial
              Pass-Through       Principal    Rating
Class             Rate            Balance   (S&P/Moody's) Designation
-----------   ------------     ------------ ------------- ----------------------
R             N/A              $0           N/A           Residual
R-X           N/A              $0           N/A           Residual


Total Offered
Certificates*:          $1,646,393,000
*Approximate

Other Information:

The pass-through rates on the certificates are described in detail on pages S-15 through S-17 in this prospectus supplement.

Interest-Only Certificates:

Each of the Class I-X-1 and Class I-X-2 Certificates will have both a notional amount and a certificate principal balance. The initial certificate principal balance of such class of certificates will equal zero. In the event that the interest accrued on the notional amount of such class of certificates is reduced as a result of the allocation of net deferred interest on the related mortgage loans, as described further in this prospectus supplement, the certificate principal balance of such class of certificates will increase by the amount of such reduction.

Class I-X Certificates:

The Class I-X-2 Certificates have a notional amount equal to the aggregate outstanding principal balance of the group I mortgage loans generally having "hard" prepayment charges for a term of three years (or in limited cases, 30 months) from origination, as set forth in this prospectus supplement. The Class I-X-1 Certificates have a notional amount equal to the aggregate outstanding principal balance of the group I mortgage loans having all other prepayment charges, as set forth in this prospectus supplement.

The Class I-X-1 Certificates have an initial notional amount of $352,392,683 and the Class I-X-2 Certificates have an initial notional amount of $359,797,637.


The Issuing Entities                                 approximately 21.72% of the initial group II
                                                     mortgage loans were originated by Opteum
The depositor will establish a trust with            Financial Services, LLC. The remainder of the
respect to the Structured Asset Mortgage             initial group II mortgage loans was originated
Investments II Trust 2007-AR3, Mortgage              by various other originators, none of which
Pass-Through Certificates, Series 2007-AR3,          has originated more than 10% of the initial
pursuant to a pooling and servicing agreement        mortgage loans in any group.
dated as of April 1, 2007, among the
depositor, the master servicer, the securities       The Servicers
administrator, the trustee and the sponsor.
                                                     All of the initial group I mortgage loans and
The depositor will establish a grantor trust         none of the initial group II mortgage loans
with respect to the Structured Asset Mortgage        will be serviced by Countrywide Home Loans
Investments II Grantor Trust 2007-AR3,               Servicing LP; and none of the initial group I
Mortgage Pass-Through Certificates, Series           mortgage loans and all of the initial group II
2007-AR3, pursuant to a grantor trust                mortgage loans will be serviced by EMC
agreement dated as of April 30, 2007, among          Mortgage Corporation.
the depositor, the grantor trustee, the paying
agent and certificate registrar. The trust and       The Mortgage Loans
the grantor trust are sometimes referred to
herein collectively as the issuing entities.         The trust will contain on the closing date
                                                     approximately 4,470 first lien adjustable rate
The certificates (other than the grantor trust       mortgage loans secured by one- to four-family
certificates) represent in the aggregate the         residential real properties and individual
entire beneficial ownership interest in the          condominium units.
trust. The grantor trust certificates
represent in the aggregate the entire                The mortgage loans have an aggregate principal
beneficial ownership interest in the grantor         balance of approximately $1,682,088,195 as of
trust.                                               the cut-off date.

See "Description of the Certificates" in this        All of the group I and group II mortgage loans
prospectus supplement.                               have a negative amortization feature, under
                                                     which accrued interest on a mortgage loan will
The Sponsor                                          be deferred and added to the principal balance
                                                     of that mortgage loan if the minimum monthly
EMC Mortgage Corporation,  in its capacity           payment on such mortgage loan on its interest
as  mortgage  loan  seller,   referred  to           payment date is less than the amount of
herein as the  Sponsor  or EMC, a Delaware           accrued interest due on that mortgage loan on
corporation   and  an   affiliate  of  the           that payment date.
depositor and the  underwriter,  will sell
the mortgage loans to the depositor.                 See "Description of the Mortgage Loans--
                                                     General" and "--Negative Amortization"
The Originators                                      in this prospectus supplement.

All of the initial group I mortgage loans and        The interest rate on each group I mortgage
none of the initial group II mortgage loans          loan will be adjusted monthly based on
were originated by Countrywide Home Loans,           One-Year MTA; and after the option period, the
Inc.; none of the initial group I mortgage           interest rate on each group II mortgage loan
loans and approximately 59.48% of the initial        will be adjusted semi-annually based on
group II mortgage loans were originated by           Six-Month LIBOR; in each case to equal such
Aegis Mortgage Corporation; none of the              index plus a fixed percentage set forth in or
initial group I mortgage loan and


                                      S-10



computed in accordance with the related note.       Range of mortgage rates
Each such interest rate will be generally              (per annum):............1.000% to 10.500%
subject to rounding and to certain other
limitations, including a maximum lifetime           Weighted average mortgage rate
mortgage rate, and in certain cases a minimum          (per annum):........................5822%
lifetime mortgage rate, and in certain cases a
maximum upward or downward adjustment on each       Range of remaining terms to stated maturity
interest adjustment date, all as more fully            (months):......................335 to 480
described under "Description of the Mortgage
Loans" in this prospectus supplement. The           Weighted average remaining term to stated
related index is as described under                 maturity (months):.......................389
"Description of the Mortgage Loans--Index on
the Mortgage Loans" in this prospectus              Weighted average loan-to-value ratio at
supplement.                                            origination:...................... 74.74%

The mortgage loans have been divided into two       Weighted average gross margin
primary loan groups, designated as group I and         (per annum):.......................3.383%
group II, as more fully described below in
Schedule A to this prospectus supplement.           Weighted average maximum lifetime
                                                       mortgage rate (per annum):.........9.987%
None of the group I mortgage loans and all of
the group II mortgage loans, by cut-off date        Weighted average months to first interest
principal balance, are within an initial               adjustment date (months):...............1
interest only period.
                                                    Loan Index Type:
The group I certificates will be entitled to
receive distributions solely with respect to        One-Year MTA............................100%
group I mortgage loans. The group II
certificates will be entitled to receive            Group II Mortgage Loans
distributions solely with respect to group II
mortgage loans.                                     The following table describes certain
                                                    characteristics of all of the mortgage loans
Group I Mortgage Loans                              in loan group II as of the cut-off date:

The following table describes certain               Number of mortgage loans:..............2,180
characteristics of all of the mortgage loans
in loan group I as of the cut-off date:             Aggregate scheduled principal
                                                      balance:......................$769,852,169
Number of mortgage loans..............:2,290
                                                    Range of scheduled principal
Aggregate scheduled principal                         balances:............$40,100 to $1,828,435
  balance:......................$912,236,026
                                                    Average scheduled principal
Range of scheduled principal                           balance:.........................$353,143
  balances:............$50,207 to $2,783,611
                                                    Range of mortgage rates
Average scheduled principal                            (per annum):.............5.750% to 9.125%
   balance:.........................$398,356
                                                    Weighted average mortgage rate
Average scheduled principal                            (per annum):.......................7.588%
   balance:.........................$398,356


                                      S-11


Range of remaining terms to stated maturity         provided that, if such defect
   (months):......................351 to 360        would cause the mortgage loan to be other than
                                                    a "qualified mortgage" as defined in Section
Weighted average remaining term to stated           860G(a)(3) of the Internal Revenue Code, any
   maturity (months):....................358        such cure or substitution (which substitution
                                                    may only be made within two years of the
                                                    closing date) must occur within 90 days from
Weighted average loan-to-value ratio at             the date such breach was discovered.
   origination:.......................77.80%
                                                    Description of the Certificates
Weighted average gross margin (per
   annum):............................2.276%        General

Weighted average maximum lifetime mortgage          The trust will issue the certificates (other
rate (per annum): 12.588%                           than the grantor trust certificates), which
                                                    will represent the entire beneficial ownership
Weighted average months to first interest           in the trust, and the grantor trust will issue
adjustment date (months): 58                        the grantor trust certificates, which will
                                                    represent the entire beneficial ownership in
Loan Index Type:                                    the grantor trust, in each case as set forth
                                                    in the tables beginning on page S-7 of this
Six-Month LIBOR.........................100%        prospectus supplement.

Removal and Substitution of a Mortgage Loan
                                                    The Class I-A-1, Class I-A-2, Class I-A-3,
The trustee will acknowledge the sale,              Class I-A-4A, grantor trust Class I-A-4B,
transfer and assignment to it (or the               underlying Class I-A-4B, Class I-A-5, Class
applicable custodian as its agent) by the           I-X-1 and Class I-X-2 Certificates will each
depositor and receipt of the mortgage loans,        represent senior interests in the group I
subject to further review and the exceptions        mortgage loans (with respect to the grantor
which may be noted pursuant to the procedures       trust Class I-A-4B Certificates, indirectly
described in the pooling and servicing              through the underlying Class I-A-4B
agreement. If the trustee (or the applicable        Certificates) and these certificates are
custodian as its agent) finds that any              sometimes referred to herein as the group I
mortgage loan is defective on its face with         senior certificates.
respect to that loan, the trustee (or the
applicable custodian as its agent) shall            The Class I-X-1 and Class I-X-2 Certificates
notify the sponsor of such defect in the            are sometimes referred to herein as the Class
required certification. The sponsor must then       I-X Certificates or the interest-only
correct or cure any such defect within 90 days      certificates.
from the date of notice from the trustee (or
the applicable custodian as its agent) of the       The Class I-B-1, Class I-B-2, Class I-B-3,
defect and if the sponsor fails to correct or       Class I-B-4, Class I-B-5, Class I-B-6, Class
cure such defect within such period and such        I-B-7, Class I-B-8 and Class I-B-9
defect materially and adversely affects the         Certificates will each represent subordinate
interests of the certificateholders in the          interests in the group I mortgage loans and
related mortgage loan, the sponsor will, in         these certificates are sometimes referred to
accordance with the terms of the pooling and        herein as the group I subordinate certificates
servicing agreement, within 90 days of the          or the Class I-B Certificates.
date of notice, provide the trustee with a
substitute mortgage loan (if within two years       Payments of interest and, as applicable,
of the closing date) or repurchase the              principal on each class of group I
mortgage loan;                                      certificates


                                      S-12

(with respect to the grantor trust Class I-A-4B     Class II-A-3B Certificates) and these
certificates, indirectly through the underlying     certificates are sometimes referred to herein as
Class I-A-4B certificates) will be made from        the group II senior certificates.
payments received in connection with the
group I mortgage loans, in each case as             The Class II-B-1, Class II-B-2, Class II-B-3,
described                                           Class II-B-4 and Class II-B-5 Certificates will
below.                                              each represent subordinate interests in the
                                                    group II mortgage loans and these certificates
The group I senior certificates (other than the     are sometimes referred to herein as the group II
underlying Class I-A-4B Certificates) and the       offered subordinate certificates.
group I subordinate certificates are sometimes
referred to herein as the group I offered           Payments of interest and principal on each class
certificates.                                       of group II certificates (with respect to the
                                                    grantor trust Class II-A-3B certificates,
The group I offered certificates (other than the    indirectly through the underlying Class II-A-3B
interest-only certificates) and the underlying      certificates) will be made from payments
Class I-A-4B Certificates, are sometimes            received in connection with the group II
referred to herein as the group I adjustable        mortgage loans, in each case as described below.
rate certificates.
                                                    The group II senior certificates (other than th
The trust will also issue Class I-XP-1 and Class    underlying Class II-A-3B Certificates) and the
I-XP-2 Certificates, which are not offered by       group II offered subordinate certificates are
this prospectus supplement, and which are           sometimes referred to herein as the group II
sometimes referred to herein as the Class I-XP      offered certificates.
Certificates. The Class I-XP Certificates will
represent the right to certain prepayment           The trust will also issue Class II-B-6
charges on the group I mortgage loans. See          Certificates, which are not offered by this
"Description of the Mortgage Loans--Prepayment      prospectus supplement. The Class II-B-6
Charges on the Mortgage Loans" in this              Certificates will represent subordinate
prospectus supplement.                              interests in the group II mortgage loans.

In addition, the trust will issue the Class         The Class II-B-1, Class II-B-2, Class II-B-3,
I-B-IO Certificates, which are not offered by       Class II-B-4, Class II-B-5 and Class II-B-6
this prospectus supplement, and which will          Certificates are sometimes referred to herein a
represent subordinate interests in the group I      the Class II-B Certificates or the group II
mortgage loans.                                     subordinate certificates.

The Class I-B-IO Certificates, the Class I-XP       The group II senior and group II subordinate
Certificates and the underlying Class I-A-4B        certificates are sometimes referred to herein a
Certificates are sometimes referred to herein as    the group II adjustable rate certificates.
the group I non-offered certificates.
                                                    The trust will also issue Class II-XP
The group I offered certificates and the group I    Certificates, which are not offered by this
non-offered certificates are sometimes referred     prospectus supplement. The Class II-XP
to herein as the group I certificates.              Certificates will represent the right to
                                                    certain prepayment charges on the group II
The Class II-A-1, Class II-A-2, Class II-A-3A,      mortgage loans. See "Description of the
grantor trust Class II-A-3B and underlying Class    Mortgage Loans--Prepayment Charges on the
II-A-3B Certificates will each represent senior     Mortgage Loans" in this prospectus supplement.
interests in the group II mortgage loans (with
respect to the grantor trust Class II-A-3B
Certificates, indirectly through the underlying

                                      S-13

In addition, the trust will issue the Class         The group I adjustable rate certificates and the
II-B-IO Certificates, which are not offered by      group II adjustable rate certificates are
this prospectus supplement, and which will          sometimes referred to herein as the adjustable
represent subordinate interests in the group II     rate certificates.
mortgage loans.
                                                    The assumed final distribution date for the
The underlying Class II-A-3B Certificates, Class    group I offered certificates is the distribution
II-B-6 Certificates, Class II-B-IO Certificates     date occurring in April 2037, and the assumed
and the Class II-XP Certificates are sometimes      final distribution date for the group II offered
referred to herein as the group II non-offered      certificates is the distribution date occurring
certificates.                                       in June 2037. It is intended that the amounts
                                                    deposited in the final maturity reserve account
The group II offered certificates and the group     will be sufficient to retire the group I offered
II non-offered certificates are sometimes           certificates on the assumed final distribution
referred to herein as the group II certificates.    date, even though the outstanding principal
                                                    balance of the group I mortgage loans having
The grantor trust Class I-A-4B and grantor trust    40-year original terms to maturity have not been
Class II-A-3B Certificates are sometimes            reduced to zero on the assumed final
referred to herein as the grantor trust             distribution date. The actual final distribution
certificates. The underlying Class I-A-4B and       date for each class of group I and group II
underlying Class II-A-3B Certificates are           offered certificates may be earlier, and could
sometimes referred to herein as the underlying      be substantially earlier, than the distribution
trust certificates.                                 date in April 2037 and June 2037, respectively.

The Class I-B-IO Certificates and the Class         The Pre-Funding Accounts
II-B-IO Certificates are sometimes referred to
herein as the Class B-IO Certificates.              On the closing date, approximately $185,555,855
                                                    will be deposited into an account designated as
The Class R Certificates and the Class R-X          the "group I pre-funding account" and
Certificates (also referred to herein as the        approximately $187,758,183 will be deposited
residual certificates), which are not offered       into an account designated as the "group II
pursuant to this prospectus supplement, will        pre-funding account". These amounts will come
represent the residual interests in the real        from the proceeds of the sale of the group I and
estate mortgage investment conduits established     group II certificates, respectively, and will be
by the trust.                                       used during the pre-funding period, which will
                                                    end no later than July 15, 2007, to buy group I
The group I offered certificates and the group      and group II subsequent mortgage loans,
II offered certificates are sometimes referred      respectively, from the sponsor from time to
to herein as the offered certificates.              time. The mortgage loans sold to the trust after
                                                    the closing date will conform to certain
The group I non-offered certificates and the        specified characteristics, as described further
group II non-offered certificates are sometimes     in this prospectus supplement. Any amounts
referred to herein as the non-offered               remaining in the pre-funding accounts at the end
certificates.                                       of the pre-funding period will be distributed on
                                                    a pro rata basis on the following distribution
The group I senior certificates and the group II    date as a payment of principal on the senior
senior certificates are sometimes referred to       certificates of the related group.
herein as the senior certificates.

The group I subordinate certificates and the group II subordinate certificates are sometimes referred to herein as the subordinate certificates.


                                      S-14

The Interest Coverage Accounts                      Persons acquiring interests in these offered
                                                    certificates will hold their beneficial
On the closing date, a portion of the proceeds      interests through The Depository Trust Company,
of the sale of the group I and group II             in the United States, or Clearstream Banking,
certificates will be deposited into accounts        societe anonyme or the Euroclear System, in
designated the "group I interest coverage           Europe. The trust will issue the residual
account" and the "group II interest coverage        certificates in certificated fully-registered
account," respectively, each of which will be       form.
held by the paying agent. Amounts on deposit in
the interest coverage accounts will be withdrawn    We refer you to "Description of the
on each distribution date during the pre-funding    Certificates--Registration of the Book-Entry
period to cover any shortfall in interest           Certificates" in this prospectus supplement.
payments on the related certificates due to the
pre-funding feature. Any amounts remaining in       Pass Through Rates
the interest coverage accounts at the end of the
pre-funding period will be paid to the depositor    The pass-through rate for each class of
or its designee on the next distribution date.      adjustable rate certificates may change from
                                                    distribution date to distribution date. The
Record Date                                         pass-through rate on these certificates may
                                                    therefore be adjusted on a monthly basis.
For each class of adjustable rate certificates,     Investors will be notified of a pass-through
and for any distribution date, the record date      rate adjustment through the monthly distribution
shall be the close of business on the business      reports.
day immediately preceding the applicable
distribution date so long as such certificates      Group I Certificates
remain in book-entry form; and otherwise the
record date shall be the close of business on       The pass-through rates on each class of group I
the last business day of the month immediately      adjustable rate certificates are as follows:
preceding the month in which such distribution
date occurs.                                        Each class of group I adjustable rate
                                                    certificates will bear interest at a
For each class of certificates other than the       pass-through rate equal to the lesser of (i)
adjustable rate certificates, and for any           one-month LIBOR plus the related margin, and
distribution date, the record date shall be the     (ii) the applicable net rate cap described in
close of business on the last business day of       this prospectus supplement. One-month LIBOR for
the month immediately preceding the month in        the first interest accrual period and for all
which such distribution date occurs.                subsequent accrual periods shall be determined
                                                    as described in "Description of the
Denominations                                       Certificates--Calculation of One-Month LIBOR" in
                                                    this prospectus supplement.
For each class of offered certificates, $25,000
and multiples of $1,000 in excess thereof,          The related per annum margin for each class of
except that one certificate of each class may be    group I adjustable rate certificates is set
issued to accommodate the remainder of the          forth in the column immediately to the right of
initial principal amount of such class of           the class designation; provided that, after the
certificates.                                       first possible optional termination date, the
                                                    related per annum margin for the adjustable rate
Registration of Offered Certificates                certificates will be the related per annum
                                                    margin set forth in the far right-hand column in
The issuing entity will issue the offered           the following table:
certificates initially in book-entry form.

                                      S-15

        Per Annum Margins                           The Class I-X-2 Certificates will bear interest
Class            (1)     (2)                        at a fixed pass-through rate equal to 0.500% per
I-A-1           0.100% 0.200%                       annum.
I-A-2           0.170% 0.340%
I-A-3           0.210% 0.420%                       Group II Certificates
I-A-4A          0.250% 0.500%
Grantor Trust                                       The pass-through rates on each class of group II
I-A-4B          0.240% 0.480%                       adjustable rate certificates are as follows:
Underlying
I-A-4B          0.240% 0.480%                       Each class of group II adjustable rate
I-A-5           0.300% 0.600%                       certificates will bear interest at a
I-B-1           0.430% 0.645%                       pass-through rate equal to the least of (i)
I-B-2           0.450% 0.675%                       one-month LIBOR plus the related margin, (ii)
I-B-3           0.550% 0.825%                       10.50% per annum and (iii) the applicable net
I-B-4           0.900% 1.350%                       rate cap described in this prospectus
I-B-5           1.000% 1.500%                       supplement. One-month LIBOR for the first
I-B-6           1.200% 1.800%                       interest accrual period and for all subsequent
I-B-7           2.000% 3.000%                       accrual periods shall be determined as described
I-B-8           2.100% 3.150%                       in "Description of the Certificates--Calculation
I-B-9           2.100% 3.150%                       of One-Month LIBOR" in this prospectus
                                                    supplement.
--------------
                                                    The related per annum margin for each class of
(1)  For the accrual period related to any          group II adjustable rate certificates is set
     distribution date occurring on or prior to     forth in the column immediately to the right of
     the first possible optional termination        the class designation; provided that, after the
     date.                                          first possible optional termination date, the
                                                    related per annum margin for the adjustable rate
(2)  For the accrual period related to any          certificates will be the related per annum
     distribution date occurring after the first    margin set forth in the far right-hand column in
     possible optional termination date.            the following table:

If on any distribution date, the pass-through               Per Annum Margins
rate for a class of group I adjustable rate
certificates is based on the applicable net rate    Class            (1)     (2)
cap as described in this prospectus supplement,     II-A-1          0.190% 0.380%
the holders of the related certificates will        II-A-2          0.230% 0.460%
receive a smaller amount of interest than such      II-A-3A         0.280% 0.560%
holders would have received on such distribution    Grantor Trust
date had the pass-through rate been calculated      II-A-3B         0.280% 0.560%
based on one-month LIBOR plus the related           Underlying
margin. However, the shortfalls described in        II-A-3B         0.280% 0.560%
this paragraph may be covered by the related net    II-B-1          0.450% 0.675%
monthly excess cashflow and, in the case of the     II-B-2          1.000% 1.500%
Class I-A-2 and Class I-A-3 Certificates, the       II-B-3          1.750% 2.625%
related cap contract as described in this           II-B-4          2.150% 3.225%
prospectus supplement.                              II-B-5          2.150% 3.225%
                                                    II-B-6          2.150% 3.225%
The Class I-X-1 Certificates will bear interest
at a fixed pass-through rate equal to 0.080% per    --------------
annum.
                                                    (1)  For the accrual period related to any
                                                         distribution date occurring on or prior to
                                                         the first possible optional termination
                                                         date.

                                      S-16


(2)  For the accrual period related to any          distribution to the holders of the applicable
     distribution date occurring after the first    group I certificates will be reduced, on and
     possible optional termination date.            after the distribution date occurring in May
                                                    2017, by any related amounts paid into the final
If on any distribution date, the pass-through       maturity reserve account, as described under
rate for a class of group II adjustable rate        "Description of the Certificates" in this
certificates is based on the applicable net rate    prospectus supplement.
cap as described in this prospectus supplement,
the holders of the related certificates will        The Class I-A-2 and Class I-A-3 Certificates and
receive a smaller amount of interest than such      each class of group II adjustable rate
holders would have received on such distribution    certificates (with respect to the grantor trust
date had the pass-through rate been calculated      Class II-A-3B certificates, indirectly through
based on the lesser of (a) one-month LIBOR plus     the underlying Class II-A-3B certificates) may
the related margin and (b) 10.50% per annum.        receive additional interest distributions from
However, the shortfalls described in this           payments under the related cap contract, as
paragraph may be covered by the related net         described below under "The Cap Contracts".
monthly excess cashflow and the related cap
contracts, as described in this prospectus          Each class of grantor trust certificates may
supplement.                                         receive additional interest distributions to
                                                    cover any net deferred interest amounts
The Class B-IO Certificates, Class XP               otherwise allocable to such class from payments
Certificates and the Residual Certificates do       under a related swap agreement, as described
not have a pass-through rate and will not bear      below under "Description of the
interest.                                           Certificates--The Swap Agreements".

Interest Payments                                   The interest accrual period for each class of
                                                    adjustable rate certificates will be the period
On each distribution date holders of the offered    from and including the preceding distribution
certificates will be entitled to receive:           date (or from the closing date, in the case of
                                                    the first distribution date) to and including
o    the interest that has accrued on the           the day prior to the current distribution date.
     certificate principal balance or notional
     amount of the related certificates at the      Interest on the adjustable rate certificates
     applicable pass-through rate during the        will be calculated on the basis of a 360-day
     related interest accrual period, and           year and the actual number of days elapsed
                                                    during the related interest accrual period.
o    any interest due on a prior distribution
     date that was not paid,                        The interest accrual period for the
                                                    interest-only certificates will be the calendar
                                                    month immediately preceding the calendar month
less                                                in which a distribution date occurs.

o    interest shortfalls and (except in the case    Calculations of interest on the interest-only
     of the grantor trust certificates) net         certificates will be based on a 360-day year
     deferred interest allocated to such            that consists of twelve 30-day months.
     certificates.
                                                    On any distribution date, the notional amount of
The amount of interest distributable on a           the Class I-X-2 Certificates will equal the
distribution date with respect to any class of      aggregate outstanding principal balance of the
group I or group II certificates will be reduced    group I mortgage loans generally having "hard"
by the amount, if any, of net deferred interest
(except in the case of the grantor trust            Calculations of interest on the interest-only
certificates) and interest shortfalls for the       certificates will be based on a 360-day year
related distribution date that is allocated to      that consists of twelve 30-day months.
such class of certificates. In addition, the
amount of interest collections available for        On any distribution date, the notional amount of
                                                    the Class I-X-2 Certificates will equal the
                                                    aggregate outstanding principal balance of the
                                                    group I mortgage loans generally having "hard"
                                                    prepayment charges for a term of three


                                      S-17


years (or in limited cases, 30 months) from         Group I Certificates
origination. On any distribution date, the
notional amount of the Class I-X-1 Certificates     Excess Spread and Overcollateralization. The
will equal the aggregate outstanding principal      group I mortgage loans are expected to generate
balance of the group I mortgage loans having all    more interest than is needed to pay interest on
other prepayment charges. See "Description of       the group I offered certificates (with respect
the Mortgage Loans--Prepayment Charges on the       to the grantor trust Class I-A-4B Certificates,
Mortgage Loans" in this prospectus supplement.      indirectly through the underlying Class I-A-4B
                                                    Certificates) because we expect the weighted
Principal Payments                                  average net interest rate of the group I
                                                    mortgage loans to be higher than the weighted
On each distribution date, to the extent that       average pass-through rate on the group I offered
the scheduled and unscheduled payments of           certificates. In addition, such higher interest
principal on the mortgage loans in the related      rate is paid on a principal balance of the group
loan group during the related due period and        I mortgage loans that is larger than the
prepayment period exceed the deferred interest      principal balance of the related certificates.
on such mortgage loans, principal will be paid      Interest payments received in respect of the
on each related class of certificates entitled      group I mortgage loans in excess of the amount
to receive principal payments on each               that is needed to pay interest on the group I
distribution date.                                  offered certificates, related trust expenses,
                                                    and, on and after the distribution date
Principal distributions on the grantor trust        occurring in May 2017, any amounts paid into the
certificates will generally include principal       final maturity reserve account, if applicable,
payments paid to the related underlying             will be used to reduce the total principal
certificates, after reimbursement for payments      balance of the group I offered certificates
made by the swap counterparty to the related        until a required level of overcollateralization
grantor trust certificates in connection with       has been achieved.
net deferred interest allocated to the related
underlying certificates.                            See "Description of the Certificates--Excess
                                                    Spread and Overcollateralization Provisions" in
You should review the priority of payments          this prospectus supplement.
described under "Description of the
Certificates--Distributions on the Group I
Certificates" and "Description of the               Subordination; Allocation of Losses. By issuing
Certificates--Distributions on the Group II         group I senior certificates and group I
Certificates" in this prospectus supplement.        subordinate certificates, the issuing entity has
                                                    increased the likelihood that the holders of the
Credit Enhancement                                  group I senior certificates and the group I
                                                    subordinate certificates having a higher payment
The credit enhancement available for the benefit    priority will receive regular payments of
of the holders of the offered certificates (with    interest and principal.
respect to each class of grantor trust
certificates, indirectly through the related
underlying certificates) provides limited           The group I senior certificates will have
protection to holders of specified certificates     payment priority over the group I subordinate
against shortfalls in payments received on the      certificates. Among the classes of group I
mortgage loans.                                     subordinate certificates,

                                                         o    the Class I-B-1 Certificates will have
                                                              a payment priority over the Class
                                                              I-B-2, the Class I-B-3, the Class
                                                              I-B-4, the Class I-B-5, the Class
                                                              I-B-6, the Class

                                      S-18

          I-B-7, the Class I-B-8 and the             group I subordinate certificates remain
          Class I-B-9 Certificates;                  outstanding, the principal portion of realized
                                                     losses on the group I mortgage loans will be
     o    the Class I-B-2 Certificates will have     allocated to the Class I-A Certificates, in the
          a payment priority over the Class          order of priority set forth in "Description of
          I-B-3, the Class I-B-4, the Class          the Certificates--Allocation of Realized Losses;
          I-B-5, the Class I-B-6, the Class          Subordination" in this prospectus supplement.
          I-B-7, the Class I-B-8 and the Class
          I-B-9 Certificates;                        Subordination provides the holders of the group
                                                     I senior certificates and the group I
     o    the Class I-B-3 Certificates will have     subordinate certificates having a higher payment
          a payment priority over the Class          priority with protection against losses realized
          I-B-4, the Class I-B-5, the Class          when the remaining unpaid principal balance on a
          I-B-6, the Class I-B-7, the Class          group I mortgage loan exceeds the amount of
          I-B-8 and the Class I-B-9                  proceeds recovered upon the liquidation of that
          Certificates;                              mortgage loan.

     o    the Class I-B-4 Certificates will have     Group II Certificates
          a payment priority over the Class
          I-B-5, the Class I-B-6, the Class          Excess Spread and Overcollateralization. The
          I-B-7, the Class I-B-8 and the Class       group I mortgage loans are expected to generate
          I-B-9 Certificates;                        more interest than is needed to pay interest on
                                                     the group I offered certificates (with respect
     o    the Class I-B-5 Certificates will have     to the grantor trust Class I-A-4B Certificates,
          a payment priority over the Class          indirectly through the underlying Class I-A-4B
          I-B-6, the Class I-B-7, the Class          Certificates) because we expect the weighted
          I-B-8 and the Class I-B-9                  average net interest rate of the group I
          Certificates;                              mortgage loans to be higher than the weighted
                                                     average pass-through rate on the group I offered
     o    the Class I-B-6 Certificates will have     certificates. In addition, such higher interest
          a payment priority over the Class          rate is paid on a principal balance of the group
          I-B-7, the Class I-B-8 and the Class       I mortgage loans that is larger than the
          I-B-9 Certificates;                        principal balance of the related certificates.
                                                     Interest payments received in respect of the
     o    the Class I-B-7 Certificates will have     group I mortgage loans in excess of the amount
          a payment priority over the Class          that is needed to pay interest on the group I
          I-B-8 and the Class I-B-9                  offered certificates, related trust expenses,
          Certificates; and                          and, on and after the distribution date
                                                     occurring in May 2017, any amounts paid into the
     o    the Class I-B-8 Certificates will have     final maturity reserve account, if applicable,
          a payment priority over the Class          will be used to reduce the total principal
          I-B-9 Certificates.                        balance of the group I offered certificates
                                                     until a required level of overcollateralization
In general, this loss protection is accomplished     has been achieved.
by allocating any realized losses on the group I
mortgage loans in excess of available excess         See "Description of the Certificates--Excess
spread and any current overcollateralization for     Spread and Overcollateralization Provisions" in
the group I offered certificates to the group I      this prospectus supplement.
subordinate certificates, beginning with the
group I subordinate certificates with the lowest
payment priority, until the certificate
principal balance of that class of group I
subordinate certificates has been reduced to
zero and then allocating any loss to the next
most junior class of group I subordinate
certificates, until the certificate principal
balance of each class of group I subordinate
certificates has been reduced to zero. If no

                                      S-19

Subordination; Allocation of Losses. By issuing     principal balance of each class of group II
group II senior certificates and group II           subordinate certificates has been reduced to zero.
subordinate certificates, the issuing entity has    If no group II subordinate certificates remain
increased the likelihood that the holders of the    outstanding, the principal portion of realized
group II senior certificates and the group II       losses on the group II mortgage loans will be
subordinate certificates having a higher payment    allocated to the Class II-A Certificates, in the
priority will receive regular payments of           order of priority set forth in "Description of the
interest and principal.                             Certificates--Allocation of Realized Losses;
                                                    Subordination" in this prospectus supplement.
The group II senior certificates will have payment
priority over the group II subordinate              Subordination provides the holders of the group II
certificates. Among the classes of group II         senior certificates and the group II subordinate
subordinate certificates,                           certificates having a higher payment priority with
                                                    protection against losses realized when the
   o  the Class II-B-1 Certificates will have a     remaining unpaid principal balance on a group II
      payment priority over the Class II-B-2, the   mortgage loan exceeds the amount of proceeds
      Class II-B-3, the Class II-B-4, the Class     recovered upon the liquidation of that mortgage
      II-B-5 and the Class II-B-6 Certificates;     loan.

   o  the Class II-B-2 Certificates will have a     The Swap Agreements
      payment priority over the Class II-B-3, the
      Class II-B-4, the Class II-B-5 and the Class  The assets of the grantor trust will consist
      II-B-6 Certificates;                          primarily of the underlying certificates and two
                                                    swap agreements. Payments under the swap
   o  the Class II-B-3 Certificates will have a     agreements will be made to cover any net deferred
      payment priority over the Class II-B-4, the   interest otherwise allocable to the related
      Class II-B-5 and the Class II-B-6             grantor trust certificates. In the event of the
      Certificates;                                 termination of any swap agreement because of a
                                                    default or other event of termination by either
   o  the Class II-B-4 Certificates will have a     party thereto, an amount may become due and
      payment priority over the Class II-B-5 and    payable either from the swap counterparty to the
      the Class II-B-6 Certificates;                grantor trust (for payment to the grantor trust
                                                    certificates) or to the swap counterparty from
   o  the Class II-B-5 Certificates will have a     amounts otherwise payable from the grantor trust
      payment priority over the Class II-B-6        to the grantor trust certificates.
      Certificates.
                                                    See "Description of the Certificates--The Swap
In general, this loss protection is accomplished    Agreements" in this prospectus supplement.
by allocating any realized losses on the group II
mortgage loans in excess of available excess        The Cap Contracts
spread and any current overcollateralization for
the group II adjustable rate certificates to the    The Class I-A-2 and Class I-A-3 Certificates and
group II subordinate certificates, beginning with   each class of group II adjustable rate
the group II subordinate certificates with the      certificates (with respect to the grantor trust
lowest payment priority, until the certificate      Class II-A-3B Certificates, indirectly through the
principal balance of that class of group II         underlying Class II-A-3B Certificates) will be
subordinate certificates has been reduced to zero   entitled to the benefits provided by a related cap
and then allocating any loss to the next most       contract. There can be no
junior class of group II subordinate certificates,
until the certificate

                                      S-20

assurance as to the extent of benefits, if any,     and principal payments on the certificates and are
that may be realized by the holders of such         not intended to guarantee or insure against
adjustable rate certificates as a result of the     losses.
cap contracts.
                                                    Final Maturity Reserve Account
See "The Cap Contracts" in this prospectus
supplement.                                         If, on each distribution date occurring in and
                                                    after May 2017, any group I offered certificates
Adjustable Rate Supplemental Fund                   are outstanding and the aggregate scheduled
                                                    principal balance of the related mortgage loans
On the closing date, the depositor will pay to the  with original terms to maturity in excess of 30
securities administrator, on behalf of the trust,   years is greater than the applicable scheduled
for deposit in the Adjustable Rate Supplemental     amount set forth on Schedule C to this prospectus
Fund, an amount approximately equal to any          supplement, the securities administrator will be
potential shortfall of interest on the adjustable   required to deposit into a final maturity reserve
rate certificates on the initial distribution date  account, prior to the payment of interest on the
due to the fact that certain mortgage loans are     applicable certificates, a portion of interest
still in their initial fixed-rate period. The net   collections with respect to the related mortgage
rate cap on these adjustable rate certificates on   loans. Each such related deposit, which we refer
such distribution date may be less than One-Month   to as a coupon strip, will be equal to the product
LIBOR plus the related certificate margin,          of one-twelfth of 1.00% and the aggregate
creating such shortfall. To the extent that a       scheduled principal balance of the related
class of adjustable rate certificates has a         mortgage loans with original terms to maturity in
shortfall of interest on the initial distribution   excess of 30 years, not to exceed in the aggregate
date due to the application of the related net      with respect to the related loan group a final
rate cap, amounts equal to such shortfall will be   maturity reserve account target. Amounts on
withdrawn from the Adjustable Rate Supplemental     deposit in the final maturity reserve account will
Fund and paid to such class or classes of           be used to pay the certificate principal balances
certificates.                                       of the related certificates then outstanding to
                                                    zero on the 360th distribution date.
See "Description of the Certificates--Adjustable
Rate Supplemental Fund" in this prospectus          See "Description of the Certificates--Final
supplement.                                         Maturity Reserve Account" in this prospectus
                                                    supplement.
Advances
                                                    Master Servicing and Servicing Fees
Each servicer will make cash advances with respect
to delinquent payments of scheduled interest and    The master servicer will be entitled to receive,
principal on the mortgage loans for which it acts   as compensation for its activities under the
as servicer (to the extent set forth in the         pooling and servicing agreement, the reinvestment
related servicing agreement), in general, to the    income received on amounts in the distribution
extent that such servicer reasonably believes that  account for a certain period of days as further
such cash advances can be repaid from future        described in this prospectus supplement. Each of
payments on the related mortgage loans. If the      the servicers will be entitled to receive a
related servicer fails to make any required         servicing fee, as compensation for its activities
advances, the master servicer may be obligated to   under the related Servicing Agreement, equal to
do so, as described in this prospectus supplement.  1/12th of the servicing fee rate multiplied by the
These cash advances are only intended to maintain   scheduled principal balance of each mortgage
a regular flow of scheduled interest

                                      S-21

loan serviced by it as of the due date in the       one or more real estate mortgage investment
month preceding the month in which such             conduits for federal income tax purposes.
distribution date occurs. The servicing fee rate
will be 0.375% per annum. Interest shortfalls on
the related mortgage loans resulting from           See "Federal Income Tax Consequences" in this
prepayments in full in any calendar month will be   prospectus supplement.
offset by the related servicer or the master
servicer on the distribution date in the following
calendar month to the extent of compensating        Ratings
interest payments as described in this prospectus
supplement.                                         It is a condition to the issuance of the
                                                    certificates that the offered certificates receive
                                                    the following ratings from Standard & Poor's
Optional Termination                                Rating Services, a division of The McGraw-Hill
                                                    Companies, Inc., which is referred to herein as
                                                    S&P, and Moody's Investors Service, Inc., which is
At its option, the depositor or its designee may    referred to herein as Moody's:
purchase from the trust all of (i) the group I
mortgage loans, together with any properties in     Offered Certificates                S&P       Moody's
respect thereof acquired on behalf of the trust,    -------------------                 ---       -------
and thereby effect termination and early            I-A-1                               AAA       Aaa
retirement of the group I certificates after the    I-A-2                               AAA       Aaa
scheduled principal balance of the group I          I-A-3                               AAA       Aaa
mortgage loans (and properties acquired in respect  I-A-4A                              AAA       Aaa
thereof) remaining in the trust has been reduced    Grantor Trust I-A-4                 BAAA       Aaa
to 10% or less of the sum of (a) the scheduled      I-A-5                               AAA       Aaa
principal balance of the group I mortgage loans as  I-X-1                               AAA       Aaa
of the cut-off date and (b) the amounts on deposit  I-X-2                               AAA       Aaa
in the group I pre-funding account as of the        I-B-1                               AA+       Aaa
closing date; and (ii) the group II mortgage        I-B-2                               AA        Aa1
loans, together with any properties in respect      I-B-3                               AA-       Aa1
thereof acquired on behalf of the trust, and        I-B-4                               A+        Aa2
thereby effect termination and early retirement of  I-B-5                                A        Aa3
the group II certificates after the scheduled       I-B-6                               A-        A1
principal balance of the group II mortgage loans    I-B-7                               BBB+       A3
(and properties acquired in respect thereof)        I-B-8                               BBB       Baa2
remaining in the trust has been reduced to 10% or   I-B-9                               BBB-      Baa3
less of the sum of (a) the scheduled principal      II-A-1                              AAA       Aaa
balance of the group II mortgage loans as of the    II-A-2                              AAA       Aaa
cut-off date and (b) the amounts on deposit in the  II-A-3A                             AAA       Aaa
group II pre-funding account as of the closing      Grantor Trust II-A-3B               AAA       Aaa
date.                                               II-B-1                              AA        Aa1
                                                    II-B-2                               A        Aa3
                                                    II-B-3                              BBB       A2
See "Pooling and Servicing Agreement--Termination"  II-B-4                              BBB-       A3
in this prospectus supplement.                      II-B-5                              BBB-      Baa1

                                                    A rating is not a recommendation to buy, sell or
Federal Income Tax Consequences                     hold securities and either rating agency can
                                                    revise or withdraw such ratings at any time.

One or more elections will be made to treat the mortgage loans and certain related assets as

                                      S-22

In general, ratings address credit risk and do not  See "ERISA Considerations" in this prospectus
address the likelihood of prepayments.              supplement.

See "Yield on the Certificates" and "Ratings" in this prospectus supplement and "Yield
Considerations" in the prospectus.

Legal Investment

The offered certificates (other than the grantor trust certificates, Class I-B-4, Class I-B-5,
Class I-B-6, Class I-B-7, Class I-B-8, Class
I-B-9, Class II-B-2, Class II-B-3, Class II-B-4 and Class II-B-5 Certificates) will constitute
"mortgage related securities" for purposes of SMMEA, so long as they are rated in one of the two highest rating categories by a nationally recognized statistical rating organization. The grantor trust certificates, Class I-B-4, Class
I-B-5, Class I-B-6, Class I-B-7, Class I-B-8,
Class I-B-9, Class II-B-2, Class II-B-3, Class
II-B-4 and Class II-B-5 Certificates will not constitute "mortgage related securities" for purposes of SMMEA.

See "Legal Investment" in this prospectus supplement and "Legal Investment Matters" in the prospectus.

ERISA Considerations

The senior certificates (other than the grantor trust certificates), the Class I-B-1, Class I-B-2,
Class I-B-3 and Class II-B-1 Certificates may be purchased by persons investing assets of employee benefit plans or individual retirement accounts, subject to important considerations. Plans should consult with their legal advisors before investing in the offered certificates.

The grantor trust certificates may not be acquired or held by a person investing assets of any such plans or individual retirement accounts before the termination of the swap agreements, unless such acquisition or holding is eligible for certain exemptive relief or one of the investor-based exemptions described herein under "ERISA
Considerations".


                                  RISK FACTORS

         You are encouraged to consider carefully, among other things, the following factors in connection with the purchase of the offered certificates:

THE OFFERED CERTIFICATES WILL HAVE LIMITED LIQUIDITY, SO YOU MAY BE UNABLE TO SELL YOUR SECURITIES OR MAY BE FORCED TO SELL THEM AT A DISCOUNT FROM THEIR FAIR MARKET VALUE.

         The underwriter intends to make a secondary market in the offered certificates, however the underwriter will not be obligated to do so. There can be no assurance that a secondary market for the offered certificates will develop or, if it does develop, that it will provide holders of the offered certificates with liquidity of investment or that it will continue for the life of the offered certificates. As a result, any resale prices that may be available for any offered certificate in any market that may develop may be at a discount from the initial offering price or the fair market value thereof. The offered certificates will not be listed on any securities exchange.

CREDIT ENHANCEMENT IS LIMITED; THE FAILURE OF CREDIT ENHANCEMENT TO COVER LOSSES ON THE TRUST FUND ASSETS MAY RESULT IN LOSSES ALLOCATED TO THE OFFERED CERTIFICATES.

         The subordination of each class of subordinate certificates of a loan group to the senior certificates of the related loan group and the classes of related subordinate certificates with a higher payment priority, as described in this prospectus supplement, is intended to enhance the likelihood that holders of the applicable senior certificates, and to a more limited extent, that holders of the applicable subordinate certificates with a higher payment priority, will receive regular payments of interest and principal and to provide the holders of the applicable senior certificates, and to a more limited extent, holders of the related subordinate certificates with a higher payment priority, with protection against losses realized when the remaining unpaid principal balance on a mortgage loan in the related loan group exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the principal portion of any realized losses on the mortgage loans in a loan group, to the extent not covered by excess spread or overcollateralization with respect to such loan group, among the related certificates (other than the interest-only certificates), beginning with the related subordinate certificates with the lowest payment priority, until the certificate principal balance of that subordinate class has been reduced to zero. The principal portion of realized losses are then allocated to the next most junior class of related subordinate certificates, until the certificate principal balance of each class of related subordinate certificates is reduced to zero. If no subordinate certificates of a loan group remain outstanding, the principal portion of realized losses on the mortgage loans in such loan group will be allocated to the senior certificates (other than the interest-only certificates) in such loan group, in the order of priority set forth under "Description of the Certificates--Allocation of Realized Losses; Subordination," herein. Accordingly, if the aggregate certificate principal balance of the classes of subordinate certificates in a loan group with a lower payment priority were to be reduced to zero, delinquencies and defaults on the mortgage loans in the related loan group would reduce the amount of funds available for monthly distributions to the holders of the related classes of subordinate certificates with a higher payment priority. If the aggregate certificate principal balance of all the classes of subordinate certificates in a loan group were to be reduced to zero, delinquencies and defaults on the mortgage loans in the related loan group would reduce the amount of funds available for monthly distributions to the holders of the related senior certificates. Realized losses will be covered first by excess interest and then by overcollateralization with respect to a loan group on the related certificates provided by the related mortgage loans before any allocation of realized losses to the related subordinate certificates.

         The ratings of the offered certificates by the rating agencies may be lowered following the initial issuance thereof as a result of losses on the mortgage loans in the related loan group in excess of the levels contemplated by the rating agencies at the time of their initial rating analysis. Neither the depositor, the master servicer, any servicer, the securities administrator, the trustee nor any of their respective affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain the ratings of the offered certificates.

         See "Description of Credit Enhancement--Reduction or Substitution of Credit Enhancement" in the prospectus.

THE RATE AND TIMING OF PRINCIPAL DISTRIBUTIONS ON THE OFFERED CERTIFICATES WILL BE AFFECTED BY PREPAYMENT SPEEDS.

         The rate and timing of distributions allocable to principal on the offered certificates will depend, in general, on the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) on the mortgage loans in the related loan group and the allocation thereof to pay principal on these certificates as provided in this prospectus supplement. As is the case with mortgage pass-through certificates generally, the offered certificates are subject to substantial inherent cash-flow uncertainties because the mortgage loans may be prepaid at any time. However, approximately 78.07% and 61.82% of the group I and group II mortgage loans, respectively, provide for payment by the mortgagor of a prepayment charge in connection with some prepayments, which may act as a deterrent to prepayment of the mortgage loans during the applicable period. For a detailed description of the characteristics of the prepayment charges on the mortgage loans, and the standards under which the prepayment charges may be waived by the related servicer, see "Description of the Mortgage Loans - Prepayment Charges on the Mortgage Loans" in this prospectus supplement. There can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans.

         Generally, when prevailing interest rates are increasing, prepayment rates on mortgage loans tend to decrease. A decrease in the prepayment rates on the mortgage loans will result in a reduced rate of return of principal to investors in the offered certificates at a time when reinvestment at higher prevailing rates would be desirable.

         Conversely, when prevailing interest rates are declining, prepayment rates on mortgage loans tend to increase. An increase in the prepayment rates on the mortgage loans will result in a greater rate of return of principal to investors in the offered certificates, at time when reinvestment at comparable yields may not be possible.

         Unless the certificate principal balances of the Class A Certificates of group I or group II have been reduced to zero, the subordinate certificates of the related group will not be entitled to any principal distributions until at least the distribution date occurring in May 2010 or during any period in which delinquencies or losses on the mortgage loans in the related loan group exceed certain levels. This will accelerate the amortization of the related senior certificates as a whole while, in the absence of losses in respect of the mortgage loans in the related loan group, increasing the percentage interest in the principal balance of the related mortgage loans the related subordinate certificates evidence.

         For further information regarding the effect of principal prepayments on the weighted average lives of the offered certificates, see "Yield on the Certificates" in this prospectus supplement, including the tables entitled "Percent of the Initial Class Certificate Principal Balance at the Respective Percentages of CPR" in this prospectus supplement.

THE YIELD TO MATURITY ON THE OFFERED CERTIFICATES WILL DEPEND ON A VARIETY OF FACTORS.

         The yield to maturity on the offered certificates will depend, in general, on:

         o    the applicable purchase price; and

         o the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) on the related mortgage loans and the allocation thereof to reduce the certificate principal balance of the offered certificates (or, in the case of the grantor trust certificates, to reduce the certificate principal balance of the related underlying certificates), as well as other factors.

         The yield to investors on the offered certificates (or, with respect to the grantor trust certificates, indirectly through the related underlying certificates) will be adversely affected by any allocation thereto of interest shortfalls on the related mortgage loans.

         In general, if the offered certificates are purchased at a premium and principal distributions on the related mortgage loans occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if the offered certificates are purchased at a discount and principal distributions on the related mortgage loans occur at a rate slower than that anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that originally assumed.

         The proceeds to the depositor from the sale of the offered certificates were determined based on a number of assumptions, including a 25% constant rate of prepayment each month, or CPR, relative to the then outstanding principal balance of the related mortgage loans. No representation is made that the mortgage loans in any loan group will prepay at this rate or at any other rate, or that the mortgage loans in any loan group will prepay at the same rate. The yield assumptions for the offered certificates will vary as determined at the time of sale. See "Yield on the Certificates" in this prospectus supplement.

         The sponsor may, from time to time, implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, the sponsor may encourage assumptions of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans which may be removed from the mortgage pool. As a result of these programs, with respect to the mortgage pool underlying the trust, the rate of principal prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case, and in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

RECENT DEVELOPMENTS IN THE RESIDENTIAL MORTGAGE MARKET MAY ADVERSELY AFFECT THE MARKET VALUE OF YOUR SECURITIES.

         Recently, the residential mortgage market in the United States has experienced a variety of difficulties and changed economic conditions that may adversely affect the performance and market value of your securities. Delinquencies and losses with respect to residential mortgage loans generally have increased in recent months, and may continue to increase, particularly in the subprime sector. In addition, in recent months housing prices and appraisal values in many states have declined or stopped appreciating, after extended periods of significant appreciation. A continued decline or an extended flattening of those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, particularly with respect to second homes and investor properties and with respect to any residential mortgage loans whose aggregate loan amounts (including any subordinate liens) are close to or greater than the related property values.

         Another factor that may in the future contribute to higher delinquency rates is the potential increase in monthly payments on adjustable rate mortgage loans. Borrowers with adjustable payment mortgage loans may be exposed to increased monthly payments if the related mortgage interest rate adjusts upward from the initial fixed rate or a low introductory rate, as applicable, in effect during the initial period of the mortgage loan to the rate computed in accordance with the applicable index and margin. This increase in borrowers' monthly payments, together with any increase in prevailing market interest rates, after the initial fixed rate period, may result in significantly increased monthly payments for borrowers with adjustable rate mortgage loans.

         You should consider that the general market conditions discussed above may adversely affect the performance and market value of your securities.

MORTGAGE LOAN MODIFICATIONS MAY AFFECT THE INTEREST RATE CAPS AND DISTRIBUTIONS ON THE CERTIFICATES.

         Modifications of mortgage loans agreed to by the related servicers in order to maximize ultimate proceeds of such mortgage loans may have the effect of, among other things, reducing the loan rate, forgiving payments of principal, interest or other amounts owed under a mortgage loan, such as taxes or insurance premiums, extending the final maturity date of the loan, capitalizing delinquent interest and other amounts owed under the mortgage loan, or any combination of these or other modifications. Any modified loan may remain in the related trust, and the reduction in collections resulting from a modification may result in a lower interest rate cap, reduced distributions of interest or principal on, an extended final maturity of, or an allocation of a realized loss to, one or more classes of the related certificates.

THE UNDERWRITING STANDARDS OF SOME OF THE MORTGAGE LOANS DO NOT CONFORM TO THE STANDARDS OF FANNIE MAE OR FREDDIE MAC, AND MAY PRESENT A GREATER RISK OF LOSS WITH RESPECT TO THOSE MORTGAGE LOANS.

         Some of the mortgage loans were underwritten in accordance with underwriting standards which are primarily intended to provide for single family "non-conforming" mortgage loans. A "non-conforming" mortgage loan means a mortgage loan that is ineligible for purchase by Fannie Mae or Freddie Mac due to either credit characteristics of the related mortgagor or documentation standards in connection with the underwriting of the related mortgage loan that do not meet the Fannie Mae or Freddie Mac underwriting guidelines for "A" credit mortgagors. These credit characteristics include mortgagors whose creditworthiness and repayment ability do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines and mortgagors who may have a record of credit write-offs, outstanding judgments, prior bankruptcies and other credit items that do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines. These documentation standards may include mortgagors who provide limited or no documentation in connection with the underwriting of the related mortgage loan. Accordingly, mortgage loans underwritten under the related originator's non-conforming credit underwriting standards are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with the Fannie Mae or Freddie Mac underwriting guidelines. Any resulting losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the offered certificates.

THE GRANTOR TRUST CERTIFICATES ARE SUBJECT TO SPECIAL RISKS.

         To the extent that any net deferred interest is allocated to the underlying Class I-A-4B or underlying Class II-A-3B Certificates on a distribution date, the swap counterparty will make a payment to the grantor trust equal to such allocation of net deferred interest pursuant to the applicable swap agreement. As a result, the ability of the grantor trust to make payments on the grantor trust certificates of amounts in respect of allocations of net deferred interest may be subject to the credit risk of the swap counterparty.

         The swap counterparty's obligations under the swap agreements will be guaranteed by The Bear Stearns Companies, Inc. ("BSC"). If the swap counterparty defaults under any swap agreement and its obligations are not honored by BSC as required under BSC's guarantee, another party may succeed to the swap counterparty's obligations in accordance with the terms of such swap agreement.

BOOK-ENTRY SECURITIES MAY DELAY RECEIPT OF PAYMENT AND REPORTS.

         If the trust fund issues certificates in book-entry form, certificateholders may experience delays in receipt of payments and/or reports since payments and reports will initially be made to the book-entry depository or its nominee. In addition, the issuance of certificates in book-entry form may reduce the liquidity of certificates so issued in the secondary trading market since some investors may be unwilling to purchase certificates for which they cannot receive physical certificates.

THE SUBORDINATE CERTIFICATES HAVE A GREATER RISK OF LOSS THAN THE SENIOR CERTIFICATES.

         When certain classes of certificates provide credit enhancement for other classes of certificates it is sometimes referred to as "subordination." For purposes of this prospectus supplement, subordination with respect to the offered certificates (with respect to the grantor trust certificates, indirectly through the related underlying certificates) or "subordinate classes" means:

         In the case of Loan Group I:

     o with respect to the group I senior certificates: the Class I-B-1, the Class I-B-2, the Class I-B-3, the Class I-B-4, the Class I-B-5, the Class I-B-6, the Class I-B-7, the Class I-B-8 and the Class I-B-9 Certificates;

     o with respect to the Class I-B-1 Certificates: the Class I-B-2, the Class I-B-3, the Class I-B-4, the Class I-B-5, the Class I-B-6, the Class I-B-7, the Class I-B-8 and the Class I-B-9 Certificates;

     o with respect to the Class I-B-2 Certificates: the Class I-B-3, the Class I-B-4, the Class I-B-5, the Class I-B-6, the Class I-B-7, the Class I-B-8 and the Class I-B-9 Certificates;

     o with respect to the Class I-B-3 Certificates: the Class I-B-4, the Class I-B-5, the Class I-B-6, the Class I-B-7, the Class I-B-8 and the Class I-B-9 Certificates;

     o with respect to the Class I-B-4 Certificates: the Class I-B-5, the Class I-B-6, the Class I-B-7, the Class I-B-8 and the Class I-B-9 Certificates;

     o with respect to the Class I-B-5 Certificates: the Class I-B-6, the Class I-B-7, the Class I-B-8 and the Class I-B-9 Certificates;

     o with respect to the Class I-B-6 Certificates: the Class I-B-7, the Class I-B-8 and the Class I-B-9 Certificates;

     o with respect to the Class I-B-7 Certificates: the Class I-B-8 and the Class I-B-9 Certificates; and

     o    with respect to the Class I-B-8 Certificates: the Class I-B-9
          Certificates.

         In the case of Loan Group II:

     o with respect to the group II senior certificates: the Class II-B-1, the Class II-B-2, the Class II-B-3, the Class II-B-4, the Class II-B-5 and the Class II-B-6 Certificates;

     o with respect to the Class II-B-1 Certificates: the Class II-B-2, the Class II-B-3, the Class II-B-4, the Class II-B-5 and the Class II-B-6 Certificates;

     o with respect to the Class II-B-2 Certificates: the Class II-B-3, the Class II-B-4, the Class II-B-5 and the Class II-B-6 Certificates;

     o with respect to the Class II-B-3 Certificates: the Class II-B-4, the Class II-B-5 and the Class II-B-6 Certificates;

     o with respect to the Class II-B-4 Certificates: the Class II-B-5 and the Class II-B-6 Certificates;

     o with respect to the Class II-B-5 Certificates: the Class II-B-6 Certificates.

         Credit enhancement for the senior certificates of any group will be provided, first, by the right of the holders of the senior certificates of such group (with respect to each class of grantor trust certificates, indirectly through the related underlying certificates) to receive certain payments of interest and principal prior to the related subordinate classes of certificates, and then by the allocation of realized losses to the related outstanding subordinate class of certificates with the lowest payment priority and, in addition, any available excess spread and overcollateralization with respect to such loan group. Accordingly, if the aggregate certificate principal balance of a subordinate class of certificates of any group were to be reduced to zero, delinquencies and defaults on the mortgage loans in the related loan group would reduce the amount of funds available for monthly distributions to holders of the remaining related outstanding subordinate class of certificates with the lowest payment priority and, if the aggregate certificate principal balance of all the subordinate certificates of any group were to be reduced to zero and excess interest and overcollateralization with respect to the related loan group were insufficient, delinquencies and defaults on the mortgage loans in the related loan group would reduce the amount of funds available for monthly distributions to holders of the related senior certificates. You should fully consider the risks of investing in a subordinate certificate, including the risk that you may not fully recover your initial investment as a result of realized losses. See "Description of the Certificates" in this prospectus supplement.

         The weighted average lives of, and the yields to maturity on, the Class I-B-1, the Class I-B-2, the Class I-B-3, the Class I-B-4, the Class I-B-5, the Class I-B-6, the Class I-B-7, the Class I-B-8 and the Class I-B-9 Certificates will be progressively more sensitive, in that order, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the group I mortgage loans. The weighted average lives of, and the yields to maturity on, the Class II-B-1, the Class II-B-2, the Class II-B-3, the Class II-B-4, the Class II-B-5 and the Class II-B-6 Certificates will be progressively more sensitive, in that order, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the group II mortgage loans. If the actual rate and severity of losses on the related mortgage loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the related mortgage loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of such mortgage loans are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized losses allocated to a class of certificates will result in less interest accruing on such class of certificates than would otherwise be the case. Realized losses are not allocable to the interest-only certificates. Once a realized loss is allocated to a certificate, no interest will be distributable with respect to such written down amount. However, the amount of any realized losses allocated to the applicable certificates may be reimbursed to the holders of such certificates (with respect to each class of grantor trust certificates, indirectly through the related underlying certificates) from excess cashflow with the respect to the related loan group or, in the case of group II adjustable rate certificates, money remaining from the related cap contract, in each case according to the priorities set forth under "Description of the Certificates--Distributions on the Group I Certificates," "Description of the Certificates--Distributions on the Group II Certificates" and "The Cap Contracts" in this prospectus supplement.

         It is not expected that the group I and group II subordinate certificates will be entitled to any principal distributions until at least May 2010 or during any period in which delinquencies or losses on the mortgage loans in the related loan group exceed certain levels. As a result, the weighted average lives of the subordinate certificates will be longer than would otherwise be the case if distributions of principal were allocated among all of the related certificates at the same time. As a result of the longer weighted average lives of the subordinate certificates, the holders of such certificates have a greater risk of suffering a loss on their investments.

         In addition, the multiple class structure of the subordinate certificates causes the yield of such classes to be particularly sensitive to changes in the rates of prepayment of the related mortgage loans. Because distributions of principal will be made to the holders of such certificates according to the priorities set forth under "Description of the Certificates--Distributions on the Group I Certificates," "Description of the Certificates--Distributions on the Group II Certificates" and "The Cap Contracts" in this prospectus supplement, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the related mortgage loans experienced both before and after the commencement of principal distributions on such classes of certificates. The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the related mortgage loans and the timing thereof, to the extent such losses are not covered by overcollateralization or excess spread with respect to the related loan group, or a class of related subordinate certificates with a lower payment priority. Furthermore, the timing of receipt of principal and interest by the related subordinate certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

EXCESS SPREAD MAY BE INADEQUATE TO COVER LOSSES ON THE MORTGAGE LOANS AND/OR TO BUILD OVERCOLLATERALIZATION.

         The mortgage loans of a loan group are expected to generate more interest than is needed to pay interest on the related offered certificates (with respect to each class of grantor trust certificates, indirectly through the related underlying certificates), because we expect the weighted average net interest rate on the related mortgage loans to be higher than the weighted average pass-through rate on the related offered certificates. If the mortgage loans of a loan group generate more interest than is needed to pay interest on the related offered certificates, related trust fund expenses, and, in the case of loan group I, on and after the distribution date occurring in May 2017, as applicable, any amounts paid into the final maturity reserve account, such "excess spread" will be used to make additional principal payments on the related offered certificates (with respect to each class of grantor trust certificates, indirectly through the related underlying certificates), which will reduce the total principal balance of the related offered certificates below the aggregate principal balance of the related mortgage loans, thereby creating "overcollateralization." Overcollateralization is intended to provide limited protection to the holders of the offered certificates by absorbing losses from liquidated mortgage loans in the related loan group. However, we cannot assure you that enough excess spread will be generated on the related mortgage loans to establish or maintain the required level of overcollateralization. On the closing date, the aggregate scheduled principal balance of the mortgage loans in each loan group will exceed the aggregate initial certificate principal balance of the related certificates by an amount approximately equal to the required level of overcollateralization. If the protection afforded by overcollateralization is insufficient, then an investor in the offered certificates could experience a loss on its investment.

         The excess spread available on any distribution date will be affected by the actual amount of interest received, advanced or recovered in respect of the related mortgage loans during the preceding month. Such amount may be influenced by changes in the weighted average of the rates on the related mortgage loans resulting from prepayments, defaults and liquidations of such mortgage loans.

         The overcollateralization provisions, whenever overcollateralization is at a level below the required level, are intended to result in an accelerated rate of principal distributions to holders of the classes of related offered certificates then entitled to distributions of principal. An earlier return of principal to the holders of the related offered certificates (other than the interest-only certificates) as a result of the overcollateralization provisions will influence the yield on such offered certificates in a manner similar to the manner in which principal prepayments on the related mortgage loans will influence the yield on the related offered certificates.

THE ADJUSTABLE RATE CERTIFICATES MAY NOT ALWAYS RECEIVE INTEREST BASED ON ONE-MONTH LIBOR PLUS THE RELATED MARGIN.

         The adjustable rate certificates may not always receive interest at a rate equal to One-Month LIBOR plus the related margin. The pass-through rates on the adjustable rate certificates are each subject to a net rate cap, as further described in this prospectus supplement. If the applicable net rate cap on a class of adjustable rate certificates is less than the lesser of (a) One-Month LIBOR plus the related margin and (b) in the case of group II adjustable rate certificates, the 10.50% per annum cap, the interest rate on such class of certificates will be reduced to the applicable net rate cap. Thus, the yield to investors in such certificates will be sensitive both to fluctuations in the level of One-Month LIBOR and to the adverse effects of the application of the applicable net rate cap. The prepayment or default of the mortgage loans in the related loan group with relatively higher net mortgage rates, particularly during a period of increase in the related pass-through rate, may result in the applicable net rate cap being lower than otherwise would be the case. If on any distribution date the application of the applicable net rate cap results in an interest payment lower than One-Month LIBOR plus the related margin on the applicable class of certificates during the related interest accrual period, the value of such class of certificates may be temporarily or permanently reduced.

         To the extent interest on the adjustable rate certificates is limited to the applicable net rate cap, the difference between (i) the lesser of (a) One-Month LIBOR plus the related margin and (b) in the case of group II adjustable rate certificates, the 10.50% per annum cap and (ii) the applicable net rate cap will create a shortfall. This shortfall will be covered to the extent of related excess cash flow available for that purpose and, in the case of Class I-A-2 and Class I-A-3 Certificates and each class of group II adjustable rate certificates, to the extent of available payments under the related cap contracts. However, payments under the related cap contracts are based on the lesser of the actual certificate principal balance of the related class of certificates and an assumed principal amount of such certificates based on certain prepayment assumptions regarding the related mortgage loans. If the related mortgage loans do not prepay according to those assumptions, it may result in the related cap contracts providing insufficient funds to cover such shortfalls. In addition, each cap contract provides for payment of the excess of One-Month LIBOR over a specified per annum rate, which also may not provide sufficient funds to cover such shortfalls. Such shortfalls may remain unpaid on the final distribution date, including the related optional termination date.

         In addition, although the Class I-A-2 and Class I-A-3 Certificates and each class of group II adjustable rate certificates are entitled to payments under the cap contracts during periods of increased One-Month LIBOR rates, the counterparty thereunder will only be obligated to make such payments under certain circumstances.

         To the extent that payments on the applicable certificates depend in part on payments to be received under one or more cap contracts, the ability of the issuing entity to make payments on those classes of certificates will be subject to the credit risk of the cap counterparty.

         The cap contracts terminate in accordance with their terms on the dates set forth in the related cap contract. This date was selected based on certain prepayment assumptions regarding the related mortgage loans and that the related optional termination right becomes exercisable and is exercisable at that time. These prepayment assumptions were used to determine the projected principal balance of the applicable class of certificates under the cap contracts. If prepayments on the related mortgage loans occur at rates that are slower than those assumptions, or even if such mortgage loans prepay according to those assumptions, if the related optional termination right is not exercised, the cap contracts will terminate prior to the repayment in full of the related classes of certificates. See "The Cap Contracts" in this prospectus supplement.

THE INTEREST-ONLY CERTIFICATES ARE SUBJECT TO SPECIAL RISKS.

     o Because the notional amount of the Class I-X-2 Certificates will be based upon the aggregate outstanding principal balance of the group I mortgage loans generally having "hard" prepayment charges for a term of three years (or in limited cases, 30 months) from origination, the yield on the Class I-X-2 Certificates will be sensitive to the rate and timing of principal payments of such mortgage loans. Because the notional amount of the Class I-X-1 Certificates will be based upon the aggregate outstanding principal balance of the group I mortgage loans having all other prepayment charges, the yield on the Class I-X-1 Certificates will be sensitive to the rate and timing of principal payments of such mortgage loans.

     o A rapid rate of principal payments on the group I mortgage loans generally having "hard" prepayment charges for a term of three years (or in limited cases, 30 months) from origination will have a materially negative effect on the yield to investors in the Class I-X-2 Certificates. Investors should fully consider the associated risks, including the risk that a rapid rate of principal payments on such mortgage loans could result in the failure of investors in the Class I-X-2 Certificates to recover fully their initial investments. A rapid rate of principal payments on the group I mortgage loans having all other prepayment charges will have a materially negative effect on the yield to investors in the Class I-X-1 Certificates. Investors should fully consider the associated risks, including the risk that a rapid rate of principal payments on such mortgage loans could result in the failure of investors in the Class I-X-1 Certificates to recover fully their initial investments.

See "Description of the Mortgage Loans--Prepayments Charges on the Mortgage Loans" in this prospectus supplement.

THE SECURITIES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS.

         The certificates are complex investments that are not appropriate for all investors. The interaction of the factors described above is difficult to analyze and may change from time to time while the certificates are outstanding. It is impossible to predict with any certainty the amount or timing of distributions on the certificates or the likely return on an investment in any such securities. As a result, only sophisticated investors with the resources to analyze the potential risks and rewards of an investment in the certificates should consider such an investment.

TO THE EXTENT AMOUNTS ON DEPOSIT IN THE PRE-FUNDING ACCOUNTS ARE NOT USED, THERE MAY BE A MANDATORY PREPAYMENT ON THE RELATED CERTIFICATES.

         Any amounts remaining in the pre-funding accounts at the end of the pre-funding period will be distributed on a pro rata basis as a prepayment of principal to the holders of the senior certificates in the related group on the distribution date immediately following the end of the pre-funding period. Although no assurance can be given, the sponsor intends that the principal amount of group I and group II subsequent mortgage loans sold to the trust will require the application of substantially all amounts on deposit in the group I and group II pre-funding accounts, respectively, and that there will be no material payment of amounts remaining on deposit in the group I and group II pre-funding accounts at the end of the pre-funding period to the holders of the senior certificates in the related group on such distribution date.

SOME OF THE MORTGAGE LOANS HAVE AN INITIAL INTEREST ONLY PERIOD, WHICH MAY RESULT IN INCREASED DELINQUENCIES AND LOSSES.

         As of the cut-off date, none of the group I mortgage loans and all of the group II mortgage loans, by aggregate principal balance, have an initial interest only period. During this period, the payment made by the related mortgagor will be less than it would be if the mortgage loan amortized. In addition, the mortgage loan balance will not be reduced by the principal portion of scheduled payments during this period. As a result, no principal payments will be made to the certificates from these mortgage loans during their interest only period except in the case of a prepayment.

         After the initial interest only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related mortgagors, particularly if interest rates have increased and the mortgagor is unable to refinance. In addition, losses may be greater on these mortgage loans as a result of the mortgage loan not amortizing during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant. Any resulting delinquencies and losses, to the extent not covered by credit enhancement, will be allocated to the certificates.

         Mortgage loans with an initial interest only period are relatively new in the mortgage marketplace. The performance of these mortgage loans may be significantly different than mortgage loans that fully amortize. In particular, there may be a higher expectation by these mortgagors of refinancing their mortgage loans with a new mortgage loan, in particular one with an initial interest only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure to build equity in the property by the related mortgagor may affect the delinquency and prepayment of these mortgage loans.

THE MORTGAGE LOANS CONCENTRATED IN A SPECIFIC REGION MAY PRESENT A GREATER RISK OF LOSS WITH RESPECT TO SUCH MORTGAGE LOANS.

         As of the cut-off date, approximately 48.21% and 51.93% of the group I and group II mortgage loans, respectively, by aggregate principal balance, are secured by property in the state of California. Investors should note that some geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region's economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The mortgage loans securing the offered certificates may be concentrated in these regions, and any concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without this concentration. Any risks associated with mortgage loan concentration may affect the yield to maturity of the offered certificates to the extent losses caused by these risks are not covered by the subordination provided by the subordinate certificates.

STATUTORY AND JUDICIAL LIMITATIONS ON FORECLOSURE PROCEDURES MAY DELAY RECOVERY IN RESPECT OF THE MORTGAGED PROPERTY AND, IN SOME INSTANCES, LIMIT THE AMOUNT THAT MAY BE RECOVERED BY THE FORECLOSING LENDER, RESULTING IN LOSSES ON THE MORTGAGE LOANS THAT MIGHT BE ALLOCATED TO THE OFFERED CERTIFICATES.

         Foreclosure procedures may vary from state to state. Two primary methods of foreclosing a mortgage instrument are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are asserted. Delays may also result from difficulties in locating necessary defendants. Non-judicial foreclosures may be subject to delays resulting from state laws mandating the recording of notice of default and notice of sale and, in some states, notice to any party having an interest of record in the real property, including junior lienholders. Some states have adopted "anti-deficiency" statutes that limit the ability of a lender to collect the full amount owed on a loan if the property sells at foreclosure for less than the full amount owed. In addition, United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions that are perceived by the court as harsh or unfair. The effect of these statutes and judicial principles may be to delay and/or reduce distributions in respect of the offered certificates. See "Legal Aspects of Mortgage Loans--Foreclosure on Mortgages and Some Contracts" in the prospectus.

THE VALUE OF THE MORTGAGE LOANS MAY BE AFFECTED BY, AMONG OTHER THINGS, A DECLINE IN REAL ESTATE VALUES, WHICH MAY RESULT IN LOSSES ON THE OFFERED CERTIFICATES.

         No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the residential real estate market should experience an overall decline in property values so that the outstanding balances of the mortgage loans, and any secondary financing on the mortgaged properties, in the mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In some areas of the United States, real estate values have risen at a greater rate in recent years than in the past. In particular, mortgage loans with high principal balances or high loan-to-value ratios will be affected by any decline in real estate values. Real estate values in any area of the country may be affected by several factors, including population trends, mortgage interest rates, and the economic well-being of that area. Any decrease in the value of the mortgage loans may result in the allocation of losses which are not covered by credit enhancement to the offered certificates.

THE RATINGS ON THE OFFERED CERTIFICATES ARE NOT A RECOMMENDATION TO BUY, SELL OR HOLD THE OFFERED CERTIFICATES AND ARE SUBJECT TO WITHDRAWAL AT ANY TIME, WHICH MAY AFFECT THE LIQUIDITY OR THE MARKET VALUE OF THE OFFERED CERTIFICATES.

         It is a condition to the issuance of the offered certificates that each class of offered certificates be rated in the categories shown on pages S-7 through S-8 of this prospectus supplement. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any offered certificate, and, accordingly, there can be no assurance that the ratings assigned to any offered certificate on the date on which the offered certificates are initially issued will not be lowered or withdrawn by a rating agency at any time thereafter. In the event any rating is revised or withdrawn, the liquidity or the market value of the related offered certificates may be adversely affected. See "Ratings" in this prospectus supplement and "Rating" in the prospectus.

THE MORTGAGE LOANS MAY HAVE LIMITED RECOURSE TO THE RELATED BORROWER, WHICH MAY RESULT IN LOSSES WITH RESPECT TO THESE MORTGAGE LOANS.

         Some or all of the mortgage loans included in the trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to those mortgage loans, recourse in the event of mortgagor default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the mortgagor and its assets generally, there can be no assurance that enforcement of the recourse provisions will be practicable, or that the other assets of the mortgagor will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. Any risks associated with mortgage loans with no or limited recourse may affect the yield to maturity of the related offered certificates to the extent losses caused by these risks which are not covered by credit enhancement are allocated to the related offered certificates.

THE MORTGAGE LOANS MAY HAVE ENVIRONMENTAL RISKS, WHICH MAY RESULT IN INCREASED LOSSES WITH RESPECT TO THESE MORTGAGE LOANS.

         To the extent that any servicer or the master servicer (in its capacity as successor servicer) for a mortgage loan acquires title to any related mortgaged property which is contaminated with or affected by hazardous wastes or hazardous substances, these mortgage loans may incur additional losses. See "Servicing of Loans--Realization Upon Defaulted Loans" and "Material Legal Aspects of the Loans--Environmental Risks" in the prospectus. To the extent these environmental risks result in losses on the mortgage loans, the yield to maturity of the offered certificates, to the extent not covered by credit enhancement, may be affected.

VIOLATION OF VARIOUS FEDERAL, STATE AND LOCAL LAWS MAY RESULT IN LOSSES ON THE MORTGAGE LOANS.

         Applicable state and local laws generally regulate interest rates and other charges, require specific disclosure, and require licensing of the originator. In addition, other state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans. The mortgage loans are also subject to various federal laws.

         Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these federal or state laws, policies and principles may limit the ability of the trust to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the trust to damages and administrative enforcement. See "Legal Aspects of Mortgage Loans" in the prospectus.

         Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originator reasonably believed that the test was satisfied at the time of origination. Any determination by a court that a mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the sponsor will be required to purchase that mortgage loan from the trust.

         On the closing date and on the applicable subsequent transfer date, the sponsor will represent that each initial mortgage loan and the related subsequent mortgage loan, as the case may be, at the time it was made complied in all material respects with all applicable laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and all predatory lending laws; and each mortgage loan has been serviced in all material respects in accordance with all applicable laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and all predatory lending laws and the terms of the related mortgage note, the mortgage and other loan documents. In the event of a breach of this representation, the sponsor will be obligated to cure the breach or repurchase or replace the affected mortgage loan in the manner described in the prospectus.

THE RETURN ON THE OFFERED CERTIFICATES COULD BE REDUCED BY SHORTFALLS DUE TO THE APPLICATION OF THE SERVICEMEMBERS CIVIL RELIEF ACT AND SIMILAR STATE LAWS.

         The Servicemembers' Civil Relief Act, formerly known as the Soldiers' and Sailors' Civil Relief Act of 1940, or the Relief Act, and similar state or local laws provide relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active military service after the origination of their mortgage loans. The military operations by the United States in Iraq and Afghanistan has caused an increase in the number of citizens in active military duty, including those citizens previously in reserve status. Under the Relief Act the interest rate applicable to a mortgage loan for which the related mortgagor is called to active military service will be reduced from the percentage stated in the related mortgage note to 6.00%. This interest rate reduction and any reduction provided under similar state or local laws will result in an interest shortfall because neither the master servicer nor the related servicer will be able to collect the amount of interest which otherwise would be payable with respect to such mortgage loan if the Relief Act or similar state or local law was not applicable thereto. This shortfall will not be paid by the mortgagor on future due dates or advanced by the master servicer or the related servicer and, therefore, will reduce the amount available to pay interest to the holders of the related certificates on subsequent distribution dates. We do not know how many mortgage loans in the mortgage pool have been or may be affected by the application of the Relief Act or similar state law. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer or servicer to foreclose on an affected single family loan during the mortgagor's period of active duty status, and, under some circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations applies to any mortgage loan which goes into default, there may be delays in payment and losses on the related certificates in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the mortgage loans resulting from similar legislation or regulations may result in delays in payments or losses to holders of the related offered certificates.

AN INVESTOR'S YIELD ON THE CERTIFICATES WILL BE SUBJECT TO ANY NEGATIVE AMORTIZATION ON THE MORTGAGE LOANS.

         All of the mortgage loans in the trust fund are negative amortization loans.

         With respect to the group I mortgage loans, generally, after one to three months following their origination, the interest rates on such mortgage loans will adjust monthly, but the monthly payments and amortization schedules of such negative amortization loans will only adjust annually. In addition, in most circumstances, the amount by which a monthly payment made on a negative amortization loan may be adjusted on its annual payment adjustment date may be limited and may not be sufficient to amortize fully the unpaid principal balance of such mortgage loan over its remaining term to maturity. The initial interest rates on this type of mortgage loan may be lower than the sum of the related interest-rate indices applicable to such mortgage loans at their origination and the related margins. During a period of rising interest rates, as well as prior to the annual adjustment to the monthly payment made by the related mortgagor on such mortgage loan, the amount of interest accruing on the principal balance of these mortgage loans may exceed the amount of the minimum monthly payment payable by the related mortgagor on such mortgage loan.

         With respect to the group II mortgage loans, during the initial fixed-rate period, monthly payments made by the mortgagor may be less than the interest accrued on such group II mortgage loan for the related payment period resulting in negative amortization.

         As a result, a portion of the accrued interest on negatively amortizing loans may become deferred interest and would then be added to their principal balances and would then also bear interest at the applicable mortgage rates.

         The amount of deferred interest, if any, accrued with respect to such negative amortization mortgage loans for a given month will reduce the amount of interest collected on these mortgage loans and will reduce the amount that would otherwise have been available to be distributed as a distribution of interest to the related certificates on the related distribution date. The resulting reduction in interest collections on such mortgage loans will be offset, in part or in whole, by applying all payments of principal received on such mortgage loans during the related due period or prepayment period to interest distributions on the related certificates. For any distribution date, the net deferred interest on such mortgage loans will be allocated to each class of the related certificates (other than the grantor trust certificates) in proportion to the amount of interest that accrued on such class of certificates at its pass-through rate for the interest accrual period related to that distribution date. The grantor trust certificates will be entitled to a distribution from the related swap agreement in respect of net deferred interest amounts otherwise allocable to such grantor trust certificates. Accordingly, those certificates that are entitled to higher amounts of accrued interest will receive higher allocations of net deferred interest on the related mortgage loans. The amount of the reduction of accrued interest distributable to each applicable class of certificates attributable to net deferred interest on the related mortgage loans will be added to the certificate principal balance of that class of certificates. Only the amount by which the payments of principal received on the related mortgage loans during a due period or prepayment period exceed the amount of deferred interest on the related mortgage loans applied to increase the principal balance of such mortgage loans during such due period or prepayment period will be distributed as principal on the related distribution date to the applicable certificates, in accordance with the priorities set forth in this prospectus supplement under "Description of the Certificates--Distributions on the Group I Certificates" and "Description of the Certificates--Distributions on the Group II Certificates."

         The increase in the certificate principal balance of any class of certificates, and the reduced rate of reduction in the certificate principal balance of any such class of certificates, that results from the application of principal collected on the related mortgage loans during the related due period or prepayment period to offset the deferred interest on the related mortgage loans will have the effect of increasing the weighted average lives of such certificates and increasing an applicable investor's exposure to realized losses on the related mortgage loans. We cannot predict the extent to which mortgagors will prepay their mortgage loans, and therefore cannot predict the extent of the effect of the allocation of net deferred interest on the mortgage loans on the related offered certificates (other than the grantor trust certificates).

         If the interest rates on these mortgage loans decrease prior to an adjustment in the related monthly payment made on such mortgage loans, then a larger portion of the related monthly payment will be applied to the unpaid principal balance of the related mortgage loan, which may cause the related offered certificates to amortize more quickly. Conversely, if the interest rates on such mortgage loans increase prior to an adjustment in the related monthly payment made on such mortgage loans, then a smaller portion of the related monthly payment will be applied to the unpaid principal balance of the related mortgage loan, which may cause the related offered certificates to amortize more slowly.

         With respect to the group I mortgage loans, if the unpaid principal balance of a negative amortization mortgage loan exceeds the original balance of such mortgage loan by more than 10% or 15% (as applicable) due to deferred interest having been added to the principal balance of such mortgage loan, then the monthly payment due on the related mortgage loan will be reset without regard to the 7.50% periodic payment cap described in this prospectus supplement, in order to provide for the outstanding balance of the related mortgage loan to be paid in full at its maturity. In addition, on the fifth payment adjustment date of such a negative amortization mortgage loan, and on every fifth payment adjustment date thereafter, and on the last payment adjustment date prior to the related mortgage loan's scheduled maturity date, the monthly payment due on that mortgage loan will be reset without regard to the related periodic payment cap, in order to provide for the outstanding balance of that mortgage loan to be paid in full at its maturity by the payment of equal monthly installments.

         With respect to the group II mortgage loans, the initial minimum monthly payment is calculated on the basis of the original loan amount and an interest rate that may be below the original interest rate by generally up to 3% per annum. After the end of the five-year period after origination or if the unpaid principal balance equals or exceeds a percentage of 110% or 115% (as applicable) of the original principal balance due to deferred interest, the monthly payment due on that mortgage loan will be reset without regard to the related periodic payment cap, to an interest-only payment in an amount equal to the full amount of accrued interest on the mortgage loan calculated based on the outstanding principal balance of the mortgage loan and the interest rate then in effect.

         The foregoing features with respect to the group I and group II negative amortization mortgage loans may affect the rate at which principal on such mortgage loans is paid, and may create a greater risk of default if the related borrowers are unable to pay the monthly payments on the related increased principal balances of such mortgage loans.

         In addition, since the principal balance of a mortgage loan subject to negative amortization will increase by the amount of deferred interest allocated to such mortgage loan, the increasing principal balance of such a loan may approach or exceed the value of the related mortgaged property, thus increasing the likelihood of defaults on such mortgage loan as well as increasing the amount of any loss experienced with respect to any such mortgage loan that is required to be liquidated. Furthermore, each negative amortization mortgage loan provides for the payment of any remaining unamortized principal balance thereto (due to the addition of deferred interest, if any, to the principal balance of such mortgage loan) in a single payment at the maturity of such mortgage loan. Because the related mortgagors may be required to make a larger single payment upon maturity, it is possible that the default risk associated with mortgage loans subject to negative amortization is greater than that associated with fully amortizing mortgage loans.

                        DESCRIPTION OF THE MORTGAGE LOANS

GENERAL

         Unless otherwise noted, references to percentages of the mortgage loans are calculated based on the aggregate unpaid principal balance of such mortgage loans as of the Cut-off Date. The description herein and in Schedule A hereof of the mortgage loans reflects the composition thereof as of the Cut-off Date.

         We have provided below, and in Schedule A to this prospectus supplement, information with respect to the mortgage loans that we expect to include in the pool of mortgage loans in the trust fund as of the Closing Date. Prior to the closing date of April 30, 2007, we may remove mortgage loans from the mortgage pool and we may substitute other mortgage loans for the mortgage loans we remove. Following the Closing Date, subsequent mortgage loans will be added to the mortgage pool in accordance with the pre-funding feature described in this prospectus supplement. The Depositor believes that the information set forth in this prospectus supplement (including in Schedule A) will be representative of the characteristics of the mortgage pool as it will be constituted at the time the Certificates are issued, although the range of mortgage rates and maturities and other characteristics of the mortgage loans may vary. The actual mortgage loans included in the trust fund as of the Closing Date may vary from the mortgage loans as described in this prospectus supplement by up to plus or minus 5% as to any material characteristics described herein. If, as of the Closing Date, any material pool characteristic differs by 5% or more from the description in this prospectus supplement, revised disclosure will be provided either in a supplement or in a Current Report on Form 8-K.

         The mortgage pool is expected to be acquired by the Depositor on the date of issuance of the Offered Certificates from the Sponsor, an affiliate of the Depositor and the Underwriter, pursuant to the Mortgage Loan Purchase Agreement, in the case of the initial mortgage loans, and pursuant to the Subsequent Mortgage Loan Purchase Agreement, in the case of the subsequent mortgage loans. The Sponsor acquired the initial mortgage loans and has acquired or will acquire the subsequent mortgage loans directly in privately negotiated transactions. See "Mortgage Loan Origination--General" in this prospectus supplement.

         The mortgage pool for the initial mortgage loans will consist of approximately 4,470 first lien adjustable-rate mortgages secured by one- to four-family residential properties, having an aggregate unpaid principal balance as of the Cut-off Date of approximately $1,682,088,195, and will subsequently include the group I and group II subsequent mortgage loans that are acquired by the trust during the pre-funding period with amounts on deposit in the group I and group II pre-funding accounts, respectively, pursuant to the related Subsequent Mortgage Loan Purchase Agreement. The group I mortgage loans generally have original terms to maturity of not greater than 40 years, and group II mortgage loans generally have original terms to maturity of not greater than 30 years. The mortgage pool is more fully described below and in Schedule A to this prospectus supplement.

         The mortgage loans will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, SMMEA and Form S-3 eligibility and other legal purposes.

         The mortgage pool has been divided into two groups, designated as Loan Group I and Loan Group II, respectively. The mortgage loans in Loan Group I and Loan Group II are referred to herein as the group I mortgage loans and the group II mortgage loans, respectively.

         Loan Group I will initially consist of approximately 2,290 first lien adjustable-rate mortgages secured by one- to four-family residential properties, having an aggregate unpaid principal balance as of the Cut-off Date of approximately $912,236,026.

         Loan Group II will initially consist of approximately 2,180 first lien adjustable-rate mortgages secured by one- to four-family residential properties, having an aggregate unpaid principal balance as of the Cut-off Date of approximately $769,852,169.

         All of the mortgage loans are adjustable-rate negative amortization mortgage loans. With respect to the group I mortgage loans, after an initial fixed-rate period of up to three months after origination (as applicable), the interest rate on each group I mortgage loan will be adjusted monthly based on One-Year MTA (referred to herein as an Index), computed in accordance with the related mortgage note, plus (or minus) the related gross margin, generally subject to rounding and to certain other limitations, including generally a maximum lifetime mortgage rate and in certain cases a minimum lifetime mortgage rate and in certain cases a maximum upward or downward adjustment on each interest adjustment date. With respect to the group II mortgage loans, after the initial fixed-rate period of five years after origination, the interest rate on each group II mortgage loan will be adjusted semi-annually based on Six-Month LIBOR (referred to herein as an Index), computed in accordance with the related mortgage note, plus (or minus) the related gross margin, generally subject to rounding and to certain other limitations, including generally a maximum mortgage rate cap for the first adjustment date, a periodic adjustment cap of 1% and a maximum lifetime mortgage rate.

         As of the Cut-off Date, approximately 63.18% of the group I mortgage loans, by aggregate principal balance, and all of the group II mortgage loans were still in their initial fixed-rate period. The initial fixed rate on a mortgage loan is generally lower than the sum of the Index that could have been applicable as of the date of origination of such mortgage loan plus the related interest-rate margin.

         Except with respect to approximately 3.27% of the group II mortgage loans which were 30 days past due as of the Cut-off Date (solely on account of a transfer of the related underlying servicing, but which were not 30 or more days past due as of April 24, 2007), as of the Cut-off Date, no scheduled payment on any mortgage loan was more than 30 days past due and no scheduled payment on any mortgage loan has been more than 30 days past due since origination.

         The current and historical delinquency disclosure included in this prospectus supplement regarding the mortgage loans, the representation of the Sponsor with respect to the delinquency status of the mortgage loans and the static pool information of the Sponsor utilizes the MBA Method. In addition, delinquency information included in reports to certificateholders and delinquencies for purposes of the trigger tests described in this prospectus supplement will use the MBA Method. See "The Mortgage Pool--Methods of Delinquency Calculation" in the prospectus.

         The mortgage loans are being serviced as described below under "--The Master Servicer and the Servicers". The mortgage loans were originated by several originators generally in accordance with their respective underwriting guidelines, in each case as described below under "Mortgage Loan Origination".

         All of the mortgage loans have scheduled monthly payments due on the Due Date. As of the Cut-off Date, none of the group I mortgage loans and approximately 28.25% of the group II mortgage loans, by aggregate principal balance, will contain a customary "due-on-sale" clause.

BILLING AND PAYMENT PROCEDURES

         The majority of the mortgage loans require monthly payments to be made no later than either the 1st or 15th day of each month, with a grace period. The applicable servicer generally sends monthly invoices to borrowers. In some cases, borrowers are provided with coupon books annually, and no invoices are sent separately. Borrowers may elect for monthly payments to be deducted automatically from deposit accounts and may make payments by various means, including online transfers, phone payment and Western Union quick check, although an additional fee may be charged for these payment methods. Borrowers may also elect to pay one half of each monthly payment amount every other week, in order to accelerate the amortization of their loans.

PREPAYMENT CHARGES ON THE MORTGAGE LOANS

         As of the Cut-off Date, approximately 78.07% and 61.82% of the group I and group II mortgage loans, respectively, by aggregate principal balance, provide for payment by the mortgagor of a prepayment charge in connection with some prepayments. The amount of the prepayment charge is as provided in the related mortgage note, and the prepayment charge will generally apply if, in any twelve-month period during the first year, first two years, first three years or other period as provided in the related mortgage note from the date of origination of the mortgage loan, the mortgagor prepays an aggregate amount exceeding 20% of the original principal balance of the mortgage loan or another amount permitted by applicable law. The amount of the prepayment charge will, for the majority of the mortgage loans, be equal to 6 months' advance interest calculated on the basis of the mortgage rate in effect at the time of the prepayment on the amount prepaid in excess of 20% of the original principal balance of the mortgage loan, but it may be a lesser or greater amount as provided in the related mortgage note. A prepayment charge may not apply with respect to a sale of the related mortgaged property, and in some circumstances, such as illegality, may be unenforceable.

         The holders of the related Class I-XP-2 Certificates will be entitled to all the prepayment charges received on the group I mortgage loans generally having "hard" prepayment charges for a term of three years (or in limited cases, 30 months) from origination. The holders of the related Class I-XP-1 Certificates will be entitled to all the prepayment charges received on the group I mortgage loans having all other prepayment charges. The holders of the related Class II-XP Certificates will be entitled to all the prepayment charges received on the group II mortgage loans. No prepayment charges will be available for distribution on any other classes of certificates. Generally, the applicable servicing agreement will provide that the related servicer will not waive any prepayment charge unless: (i) the enforceability thereof shall have been limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally, (ii) the enforcement thereof is illegal, or any local, state or federal agency has threatened legal action if the prepayment penalty is enforced, (iii) the mortgage debt has been accelerated in connection with a foreclosure or other involuntary payment or (iv) such waiver is standard and customary in servicing similar mortgage loans and relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of the related servicer, maximize recovery of total proceeds taking into account the value of such prepayment charge and the related mortgage loan. Accordingly, there can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans.

         Certain prepayment charges are classified as "hard" prepayment charges, meaning that the mortgagor has to cover the prepayment charge regardless of the reason for prepayment, while others are classified as "soft," meaning that the mortgagor has to cover the prepayment charge unless the mortgagor has conveyed the related mortgaged property to a third party.

         As of the Cut-off Date, approximately 39.44% of the group I mortgage loans, by aggregate principal balance, have "hard" prepayment charges for a term of three years or 30 months from the origination, and approximately 38.63% of the group I mortgage loans, by aggregate principal balance, have other prepayment charges.

NEGATIVE AMORTIZATION

         All of the mortgage loans have a negative amortization feature, under which accrued interest may be deferred and added to the principal balance of the related mortgage loan. Negative amortization results from the fact that while the interest rate on a negative amortization loan adjusts monthly, the amount of the monthly payment on such mortgage loan adjusts only on an annual basis. In addition, the monthly payment on a negative amortization mortgage loan may not fully amortize the principal balance of such mortgage loan on an annual adjustment date if a payment cap applies.

         In any given month, the mortgage loans may be subject to:

                  (1) reduced amortization, if the monthly payment on the related mortgage loan is sufficient to pay current accrued interest on such mortgage loan at the related mortgage rate but is not sufficient to reduce principal on such mortgage loan in accordance with a fully amortizing schedule;

                  (2) negative amortization, if current accrued interest on the related mortgage loan is greater than the monthly payment on such mortgage loan, which would result in the accrued interest on the related mortgage loan that is not currently paid being treated as deferred interest and added to the principal balance of such mortgage loan; or

                  (3) accelerated amortization, if the monthly payment on the related mortgage loan is greater than the amount necessary to pay current interest on such mortgage loan and to reduce principal on such mortgage loan in accordance with a fully amortizing schedule.

         The accrual of deferred interest on a negative amortization mortgage loan may result in that mortgage loan owing a final lump sum payment at maturity that is significantly greater than the monthly payment that would otherwise be payable on such mortgage loan on such maturity date.

         The total amount of deferred interest that may be added to the principal balance of a mortgage loan is limited by a provision in the related mortgage note to the effect that the principal amount of a negative amortization mortgage loan may not exceed a percentage, or periodic cap, times the principal amount of the related mortgage loan at origination.

         With respect to the group I mortgage loans, on each annual payment adjustment date for a negative amortization mortgage loan, the minimum monthly payment on such mortgage loan will be reset to fully amortize such mortgage loan over the remaining term to maturity, subject to the conditions that (i) the amount of the monthly payment on such mortgage loan will not increase or decrease by an amount that is more than 7.50% of the monthly payment on such mortgage loan prior to such adjustment, (ii) as of the fifth anniversary of the first due date on such mortgage loan, and on every fifth anniversary thereafter, and on the last payment adjustment date prior to the related mortgage loan's scheduled maturity date, the monthly payment on such mortgage loan will be reset without regard to the limitation described in clause (i) above, and (iii) if the unpaid principal balance on a related mortgage loan exceeds 110% or 115%, as applicable, of the original principal balance of such mortgage loan due to deferred interest having been added to the principal balance of such mortgage loan, then the monthly payment on such mortgage loan will be reset on such annual payment adjustment date without regard to the limitation described in clause (i) above to amortize fully the then unpaid principal balance of such mortgage loan over its remaining term to maturity.

         At the time of any annual payment adjustment where the increase in the monthly payment on the related negative amortization mortgage loan in Loan Group I would be limited by the 7.50% periodic cap described above, the related mortgagor will be given the option to have the monthly payment on such mortgage loan adjusted to a fully amortizing level.

         With respect to the group II mortgage loans, during the option period, the mortgagor will be required to pay a minimum monthly payment calculated on the basis of the original loan amount and a note rate below the original note rate of up to 3%. The optional period will end and the minimum monthly payment will adjust, at the earlier of (i) the end of the initial five year fixed period or (ii) the date upon which the unpaid principal balance equals or exceeds a percentage (either 110% or 115%, as applicable, depending on the maximum amount of negative amortization for that mortgage loan) of the original principal balance of the mortgage loan due to deferred interest. Upon adjustment, the required monthly payment will be an interest only payment in an amount equal to the full amount of accrued interest of the mortgage loan calculated based on the outstanding principal balance of the mortgage loan and the interest rate then in effect. The required monthly payment may change at the end of the initial fixed rate period and once every six months thereafter based on the semi-annual adjustment of interest. This interest-only period will expire on the tenth anniversary of the loan, at which time the monthly payment will be adjusted semi-annually to pay interest and amortize fully the then unpaid principal balance over its remaining term to maturity (assuming the then current interest rate is not adjusted prior to maturity). In addition to the minimum monthly payment option, during the option period, the mortgagor is offered three additional payment options to the extent they result in a larger payment than the minimum monthly payment. The payment options include the interest only payment, the fully amortized payment and the 15 year amortized payment. If a payment option would not result in an amount greater than the minimum payment due, the payment option will not be available to a mortgagor.

INDICES ON THE MORTGAGE LOANS

         One-Year MTA. All of the group I mortgage loans and none of the group II mortgage loans, by cut-off date principal balance, will adjust monthly based on One-Year MTA. One-Year MTA will be a per annum rate equal to the twelve-month moving average monthly yield on United States Treasury Securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in the Federal Reserve Statistical Release "Selected Interest Rates (H.15)," determined by averaging the monthly yields for the most recently available twelve months. The index figure used for each interest rate adjustment date will be the most recent index figure available as of fifteen days before that date.

         The following levels of One-Year MTA do not purport to be representative of future levels of One-Year MTA. No assurance can be given as to the level of One-Year MTA on any adjustment date or during the life of any mortgage loan with an Index of One-Year MTA.

                                                                          ONE-YEAR MTA
                                     ----------------------------------------------------------------------------------------
DATE                                 2001          2002         2003          2004          2005         2006          2007
-------------------------------- ------------- ------------- ------------- ------------ ------------- ------------ ----------
January 1.....................       5.999%        3.260%        1.935%       1.234%        2.022%       3.751%       4.983%
February 1....................       5.871        3.056         1.858         1.229        2.171         3.888        5.014
March 1.......................       5.711        2.912         1.747         1.225        2.347         4.011        5.027
April 1.......................       5.530        2.786         1.646         1.238        2.504         4.143
May 1.........................       5.318        2.668         1.548         1.288        2.633         4.282
June 1........................       5.102        2.553         1.449         1.381        2.737         4.432
July 1........................       4.897        2.414         1.379         1.463        2.865         4.563
August 1......................       4.671        2.272         1.342         1.522        3.019         4.664
September 1...................       4.395        2.180         1.302         1.595        3.163         4.758
October 1.....................       4.088        2.123         1.268         1.677        3.326         4.827
November 1....................       3.763        2.066         1.256         1.773        3.478         4.883
December 1....................       3.481        2.002         1.244         1.887        3.618         4.933


         Six-Month LIBOR. None of the group I mortgage loans and all of the group II mortgage loans will adjust semi-annually based on Six-Month LIBOR. "Six-Month LIBOR" will be a per annum rate equal to the average of interbank offered rates for six-month U.S. dollar denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and most recently available as of the time specified in the related mortgage note.

         The following levels of Six-Month LIBOR do not purport to be representative of future levels of Six-Month LIBOR. No assurance can be given as to the level of Six-Month LIBOR on any adjustment date or during the life of any mortgage loan with an Index of Six-Month LIBOR.


                                                                        SIX-MONTH LIBOR
                                     ----------------------------------------------------------------------------------------
DATE                                 2001          2002         2003          2004          2005         2006          2007
-------------------------------- ------------- ------------- ------------- ------------ ------------- ------------ ----------
January 1.....................       6.20%        2.03%         1.38%         1.22%        2.78%         4.81%        5.37%
February 1....................       5.26          2.08         1.35          1.21          2.97         4.99          5.40
March 1.......................       4.91          2.04         1.34          1.17          3.19         5.12          5.33
April 1.......................       4.71          2.36         1.23          1.16          3.39         5.14          5.33
May 1.........................       4.30          2.12         1.29          1.38          3.41         5.22
June 1........................       3.98          2.08         1.21          1.60          3.54         5.30
July 1........................       3.91          1.95         1.12          1.89          3.73         5.59
August 1......................       3.69          1.87         1.21          1.99          3.95         5.51
September 1...................       3.45          1.80         1.20          1.98          4.00         5.43
October 1.....................       2.52          1.71         1.14          2.20          4.27         5.37
November 1....................       2.15          1.60         1.23          2.32          4.47         5.39
December 1....................       2.03          1.47         1.27          2.63          4.63         5.35

CONVEYANCE OF SUBSEQUENT MORTGAGE LOANS AND THE PRE-FUNDING ACCOUNTS

         The Trust is expected to purchase from the Sponsor during the pre-funding period, subject to the availability thereof, subsequent mortgage loans secured by conventional, one- to four-family, adjustable rate mortgage loans secured by first liens on residential mortgaged properties. The subsequent mortgage loans will be transferred to the Trust pursuant to subsequent transfer instruments between the Sponsor and the Trustee. In connection with the purchase of group I and group II subsequent mortgage loans, on each subsequent transfer date the Securities Administrator, on behalf of the Trust, will be required to direct the

Paying Agent to pay to the Sponsor, from amounts on deposit in the group I and group II pre-funding accounts, respectively (as applicable), a cash purchase price of 100% of the principal balance thereof. The amount paid from the related pre-funding account on each subsequent transfer date will not include accrued interest on the related subsequent mortgage loans.

         Following each subsequent transfer date, the aggregate principal balance of the mortgage loans of a loan group will increase by an amount equal to the aggregate principal balance of the related subsequent mortgage loans so purchased, and the amount in the related pre-funding account will decrease accordingly. Although it is intended that the principal amount of group I and group II subsequent mortgage loans sold to the Trust will require application of substantially all of the amounts deposited into the group I and group II pre-funding accounts, respectively, on the Closing Date and it is not currently anticipated that there will be any material principal payments made (on the distribution date immediately following the end of the pre-funding period) to the related certificates from amounts remaining on deposit in the related pre-funding account at the end of the pre-funding period, no assurance can be given that such distributions will not occur on such distribution date. In any event, it is unlikely that the Sponsor will be able to deliver to the Trustee (or the applicable Custodian, as its agent), on behalf of the Trust, group I and group II subsequent mortgage loans with aggregate principal balances that exactly equal the amounts deposited into the group I and group II pre-funding accounts, respectively, on the Closing Date.

         The aggregate characteristics of the group I and group II mortgage loans in the Trust will change upon the acquisition of group I and group II subsequent mortgage loans (as the case may be).

         The group I and group II pre-funding accounts will be established to provide the Trust with sufficient funds to purchase group I and group II subsequent mortgage loans, respectively. Any investment income on funds in the pre-funding accounts will either be transferred to the related interest coverage account or paid to the depositor or its designee as provided in the Agreement.

         Any conveyance of subsequent mortgage loans on a subsequent transfer date is subject to certain conditions, including but not limited to the following:

         (a) Each such subsequent mortgage loan must satisfy the representations and warranties specified with respect thereto in the related subsequent transfer instrument and the Agreement;

         (b) The Sponsor will not select such subsequent mortgage loans in a manner that it believes to be adverse to the interests of the certificateholders;

         (c) The rating agencies shall confirm in writing that the conveyance of the related subsequent mortgage loans on the related subsequent transfer date will not result in a downgrade of the rating agencies' respective ratings on the certificates;

         (d) As of each subsequent cut-off date, each such subsequent mortgage loan will satisfy the following criteria:

                  (i) No subsequent mortgage loan will have a first payment date occurring after August 1, 2007;

                  (ii) The latest maturity date of any subsequent mortgage loan will be no later than August 1, 2047;

                  (iii) The mortgagor relating to such subsequent mortgage loan will have a credit score of not less than 575; and

                  (iv) Such subsequent mortgage loan will have a gross margin as of the related subsequent cut-off date ranging from approximately 1.250% per annum to approximately 6.000% per annum;

         (e) As of the related subsequent cut-off date, the subsequent mortgage loans with respect to the related Loan Group in the aggregate will satisfy the following criteria:

                  (i) Have a weighted average gross margin ranging from 2.500% per annum to 3.25% per annum;

                  (ii) The related mortgagors thereto have a weighted average credit score greater than 675;

                  (iii) Have no less than 70% of the related mortgaged properties be owner occupied;

                  (iv) Have no less than 65% of the related mortgaged properties be single family detached or planned unit developments;

                  (v) Have no more than 45% of the subsequent mortgage loans be cash out refinancings;

                  (vi) Have all of such subsequent mortgage loans with a Loan-to-Value Ratio greater than 80% be covered by a primary mortgage insurance policy.

         To the extent that the amounts on deposit in the group I and group II pre-funding accounts have not been fully applied to the purchase of group I and group II subsequent mortgage loans, respectively, on or before July 15, 2007, the related amounts remaining in such respective accounts will be transferred to the distribution account on the distribution date immediately following the termination of the pre-funding period, for distribution on a pro rata basis to the holders of the related senior certificates.

                             STATIC POOL INFORMATION

         The depositor will provide static pool information, material to this offering, with respect to the experience of the sponsor in securitizing asset pools of the same type at http://www.bearstearns.com/transactions/sami_ii/sami2007-ar3/.

         Certain static pool data with respect to the delinquency, cumulative loss and prepayment data for Countrywide Home Loans is available online at

         http://www.countrywidedealsdata.com/?CWDD=01200704.

         Information provided through the Internet addresses above will not be deemed to be a part of this prospectus supplement, the Term Sheet or the registration statement for the securities offered hereby if it relates to any prior securities pool or vintage formed before January 1, 2006, or with respect to the mortgage pool (if applicable) for any period before January 1, 2006.

                              THE ISSUING ENTITIES

         Structured Asset Mortgage Investments II Trust 2007-AR3 is a common law trust formed under the laws of the State of New York pursuant to the Agreement. The Agreement constitutes the "governing instrument" under the laws of the State of New York. After its formation, Structured Asset Mortgage Investments II Trust 2007-AR3 will not engage in any activity other than (i) acquiring and holding the mortgage loans and the other assets of the trust and proceeds therefrom,
(ii) issuing the certificates (other
than the Grantor Trust Certificates), (iii) making payments on the certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The foregoing restrictions are contained in the Agreement. For a description of other provisions relating to amending the Pooling and Servicing Agreement, please see "The Agreements-- Amendment of Agreement" in the prospectus.

         The assets of Structured Asset Mortgage Investments II Trust 2007-AR3 will consist of the mortgage loans and certain related assets.

         Structured Asset Mortgage Investments II Trust 2007-AR3's fiscal year end is December 31.

         Structured Asset Mortgage Investments II Grantor Trust 2007-AR3 is a grantor trust formed under the laws of the State of New York pursuant to the Grantor Trust Agreement. The Grantor Trust Agreement constitutes the "governing instrument" under the laws of the State of New York. After its formation, Structured Asset Mortgage Investments II Grantor Trust 2007-AR3 will not engage in any activity other than (i) acquiring and holding the underlying certificates, the Swap Agreements and the other assets of the grantor trust and proceeds therefrom, (ii) issuing the Grantor Trust Certificates, (iii) making payments on the Grantor Trust Certificates and to the swap counterparty pursuant to the Swap Agreements, and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The foregoing restrictions are contained in the Grantor Trust Agreement. These restrictions cannot be amended without the consent of holders of the Grantor Trust Certificates evidencing more than 50% of the voting rights.

         The assets of Structured Asset Mortgage Investments II Grantor Trust 2007-AR3 will consist of the underlying certificates, Swap Agreements and certain related assets.

         Structured Asset Mortgage Investments II Grantor Trust 2007-AR3's fiscal year end is December 31.

                                  THE DEPOSITOR

         Structured Asset Mortgage Investments II Inc., referred to herein as the Depositor, was formed in the State of Delaware in June 2003, and is a wholly-owned subsidiary of The Bear Stearns Companies Inc. The Depositor was organized for the sole purpose of serving as a private secondary mortgage market conduit. The Depositor does not have, nor is it expected in the future to have, any significant assets.

         The Depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since 2003. As of September 30, 2006, the Depositor has been involved in the issuance of securities backed by residential mortgage loans in excess of approximately $129,922,894,658. In conjunction with the Sponsor's acquisition of the mortgage loans, the Depositor will execute a mortgage loan purchase agreement through which the loans will be transferred to itself. These loans are subsequently deposited in a common law or statutory trust, described herein, which will then issue the Certificates (other than the Grantor Trust Certificates).

         After issuance and registration of the securities contemplated in this prospectus supplement and any supplement hereto, the Depositor will have only limited duties and responsibilities with respect to the pool assets or the securities.

         The Depositor's principal executive offices are located at 383 Madison Avenue, New York, New York 10179. Its telephone number is (212) 272-2000.

                                   THE SPONSOR

         The sponsor, EMC Mortgage Corporation, referred to herein as EMC or the Sponsor, was incorporated in the State of Delaware on September 26, 1990, as a wholly owned subsidiary corporation of The Bear Stearns Companies Inc., and is an affiliate of the Depositor and the Underwriter. The Sponsor was established as a mortgage banking company to facilitate the purchase and servicing of whole loan portfolios containing various levels of quality from "investment quality" to varying degrees of "non-investment quality" up to and including real estate owned assets ("REO"). The Sponsor commenced operation in Texas on October 9, 1990.

         The Sponsor maintains its principal office at 2780 Lake Vista Drive, Lewisville, Texas 75067. Its telephone number is (214) 626-3800.

         Since its inception in 1990, the sponsor has purchased over $100 billion in residential whole loans and servicing rights, which include the purchase of newly originated alternative A, jumbo (prime) and sub-prime loans. Loans are purchased on a bulk and flow basis. The Sponsor is one of the United States' largest purchasers of scratch and dent and sub-performing residential mortgages and REO from various institutions, including banks, mortgage companies, thrifts and the U.S. government. Loans are generally purchased with the ultimate strategy of securitization into an array of Bear Stearns' securitizations based upon product type and credit parameters, including those where the loan has become re-performing or cash-flowing.

         Performing loans include first lien fixed rate and ARMs, as well as closed end fixed rate second liens and lines of credit ("HELOCs"). Performing loans acquired by the Sponsor are subject to varying levels of due diligence prior to purchase. Portfolios may be reviewed for credit, data integrity, appraisal valuation, documentation, as well as compliance with certain laws. Performing loans purchased will have been originated pursuant to the sponsor's underwriting guidelines or the originator's underwriting guidelines that are acceptable to the Sponsor.

         Subsequent to purchase by the Sponsor, performing loans are pooled together by product type and credit parameters and structured into RMBS, with the assistance of Bear Stearns' Financial Analytics and Structured Transactions group, for distribution into the primary market.

         The Sponsor has been securitizing residential mortgage loans since 1999. The following table describes size, composition and growth of the Sponsor's total portfolio of assets it has securitized as of the dates indicated.

                       DECEMBER 31, 2003            DECEMBER 31, 2004           DECEMBER 31, 2005            DECEMBER 31, 2006
                             TOTAL PORTFOLIO              TOTAL PORTFOLIO             TOTAL PORTFOLIO              TOTAL PORTFOLIO
     LOAN TYPE     NUMBER       OF LOANS        NUMBER       OF LOANS        NUMBER       OF LOANS       NUMBER       OF LOANS
Alt-A ARM           12,268  $3,779,319,393.84    44,821  $11,002,497,283.49   73,638  $19,087,119,981.75  61,738  $18,656,292,603.55
Alt-A Fixed         15,907  $3,638,653,583.24    15,344  $ 4,005,790,504.28   17,294  $ 3,781,150,218.13  11,514  $ 2,752,302,975.51
HELOC                    -  $               -         -  $               -     9,309  $   509,391,438.93  18,730  $ 1,280,801,433.05
Prime ARM           16,279  $7,179,048,567.39    30,311  $11,852,710,960.78   27,384  $13,280,407,388.92   7,050  $ 3,481,137,519.89
Prime Fixed          2,388  $1,087,197,396.83     1,035  $   509,991,605.86    3,526  $ 1,307,685,538.44   6,268  $ 1,313,449,131.86
Short Duration       7,089  $2,054,140,083.91    23,326  $ 7,033,626,375.35   38,819  $14,096,175,420.37  61,973  $23,396,979,620.82
ARM (incl. Neg-Am)
Reperforming         2,800  $  247,101,330.36     2,802  $   311,862,677.46    2,877  $   271,051,465.95   1,084  $   115,127,847.83
Seconds                  -  $               -    14,842  $   659,832,093.32  114,899  $ 5,609,656,263.12 116,576  $ 6,697,082,133.33
SubPrime            29,303  $2,898,565,285.44    98,426  $13,051,338,552.19  101,156  $16,546,152,274.44  60,796  $11,394,775,124.07
Totals              86,034 $20,884,025,641.01   230,907  $48,427,650,052.73  388,902  $74,488,789,990.05 345,729  $69,087,948,389.91

         With respect to some of the securitizations organized by the sponsor, a "step-down" trigger has occurred with respect to the loss and delinquency experience of the mortgage loans included in those securitizations, resulting in a sequential payment of principal to the related offered certificates, from the certificates with the highest credit rating to the one with the lowest rating. In addition, with respect to one securitization organized by the Sponsor, a servicing trigger required by the related financial guaranty insurer has occurred; however, the insurer has granted extensions enabling the normal servicing activities to continue.

         The Sponsor has received a civil investigative demand (CID), from the Federal Trade Commission (FTC), seeking documents and data relating to the Sponsor's business and servicing practices. The CID was issued pursuant to a December 8, 2005 resolution of the FTC authorizing non-public investigations of various unnamed subprime lenders, loan servicers and loan brokers to determine whether there have been violations of certain consumer protections laws. The Sponsor is cooperating with the FTC's inquiry.


                      THE MASTER SERVICER AND THE SERVICERS

GENERAL

         Wells Fargo Bank, National Association, referred to herein as Wells Fargo Bank or the Master Servicer, will act as the Master Servicer of the mortgage loans and as Securities Administrator pursuant to the Pooling and Servicing Agreement, referred to herein as the Agreement, dated as of the Cut-off Date, among the Depositor, the Sponsor, the Master Servicer, the Securities Administrator and the Trustee. Wells Fargo Bank will also act as a custodian pursuant to the related Custodial Agreement, dated as of the Closing Date, among the Trustee, the Depositor, the Master Servicer, the Securities Administrator and Wells Fargo Bank as a Custodian.

         Primary servicing of the mortgage loans will be provided by Countrywide Home Loans Servicing LP ("Countrywide Servicing") and EMC, each in accordance with their respective servicing agreements which are collectively referred to herein as the Servicing Agreements. Each of the Servicing Agreements will require, among other things, that each Servicer accurately and fully report its borrower credit files to credit repositories in a timely manner. Each of the Servicing Agreements will be assigned to the trust pursuant to various assignment, assumption and recognition agreements among the related Servicer, the Sponsor and the Trustee on behalf of the certificateholders; provided, however, that the Sponsor will retain the right to enforce the representations and warranties made to it by each Servicer with respect to the related mortgage loans. The Servicers will be responsible for the servicing of the mortgage loans pursuant to the related Servicing Agreement, and the Master Servicer will be required to monitor their performance. In the event of a default by a Servicer under the related Servicing Agreement, the Master Servicer will be required to enforce any remedies against the related Servicer, and shall either find a successor servicer or shall assume the primary servicing obligations for the related mortgage loans itself.

         The information set forth in the following paragraphs under the heading "--The Master Servicer" with respect to the Master Servicer has been provided by the Master Servicer.

THE MASTER SERVICER

         Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $482 billion in assets, 23+ million customers and 158,000+ employees as of December 31, 2006, Wells Fargo & Company is a U.S. bank holding company providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Sponsor and the servicers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices located at 9062 Old Annapolis

Road, Columbia, Maryland 21045-1951 (among other locations), and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

         Wells Fargo Bank's assessment of compliance with applicable servicing criteria relating to its provision of master servicing, trustee, securities administration and paying agent services for the twelve months ended December 31, 2006, furnished pursuant to Item 1122 of Regulation AB, discloses that it was not in compliance with the 1122(d)(3)(i) servicing criteria during that reporting period. The assessment of compliance indicates that certain monthly investor or remittance reports included errors in the calculation and/or the reporting of delinquencies for the related pool assets, which errors may or may not have been material, and that all such errors were the result of data processing errors and/or the mistaken interpretation of data provided by other parties participating in the servicing function. The assessment further states that all necessary adjustments to Wells Fargo Bank's data processing systems and/or interpretive clarifications have been made to correct those errors and to remedy related procedures.

         Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided by Wells Fargo are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

         Wells Fargo Bank acts as Master Servicer pursuant to the Agreement. The Master Servicer is responsible for the aggregation of monthly servicer reports and remittances and for the oversight of the performance of the servicers under the terms of their respective servicing agreements. In particular, the Master Servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the servicers. The Master Servicer also reviews the servicing of defaulted loans for compliance with the terms of the Agreement. In addition, upon the occurrence of certain servicer events of default under the terms of any servicing agreement, the Master Servicer may be required to enforce certain remedies on behalf of the issuing entity against such defaulting servicer. Wells Fargo Bank has been engaged in the business of master servicing since June 30, 1995. As of December 31, 2006, Wells Fargo Bank was acting as Master Servicer for approximately 1,427 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $748,854,000,000.

         Wells Fargo Bank serves or has served within the past two years as warehouse master servicer for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of the warehouse master servicing agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry.

The Servicers

         All of the initial group I mortgage loans and none of the initial group II mortgage loans will be serviced by Countrywide Home Loans Servicing LP; and none of the initial group I mortgage loans and all of the group II initial mortgage loans will be serviced by EMC Mortgage Corporation.

         The information set forth in the following paragraphs with respect to Countrywide Servicing and EMC has been provided by Countrywide Servicing and EMC, respectively.

COUNTRYWIDE HOME LOANS SERVICING LP

         The principal executive offices of Countrywide Home Loans Servicing LP ("Countrywide Servicing") are located at 7105 Corporate Drive, Plano, Texas 75024. Countrywide Servicing is a Texas limited partnership directly owned by Countrywide GP, Inc. and Countrywide LP, Inc., each a Nevada corporation and a direct wholly owned subsidiary of Countrywide Home Loans. Countrywide GP, Inc. owns a 0.1% interest in Countrywide Servicing and is the general partner. Countrywide LP, Inc. owns a 99.9% interest in Countrywide Servicing and is a limited partner.

         Countrywide Home Loans established Countrywide Servicing in February 2000 to service mortgage loans originated by Countrywide Home Loans that would otherwise have been serviced by Countrywide Home Loans. In January and February, 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to mortgage loans serviced on behalf of Freddie Mac and Fannie Mae, respectively. In October 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to the bulk of its non-agency loan servicing portfolio (other than the servicing of home equity lines of credit), including with respect to those mortgage loans (other than home equity lines of credit) formerly serviced by Countrywide Home Loans and securitized by certain of its affiliates. While Countrywide Home Loans expects to continue to directly service a portion of its loan portfolio, it is expected that the servicing rights for most newly originated Countrywide Home Loans mortgage loans will be transferred to Countrywide Servicing upon sale or securitization of the related mortgage loans. Countrywide Servicing is engaged in the business of servicing mortgage loans and will not originate or acquire loans, an activity that will continue to be performed by Countrywide Home Loans. In addition to acquiring mortgage servicing rights from Countrywide Home Loans, it is expected that Countrywide Servicing will service mortgage loans for non-Countrywide Home Loans affiliated parties as well as subservice mortgage loans on behalf of other master servicers.

         In connection with the establishment of Countrywide Servicing, certain employees of Countrywide Home Loans became employees of Countrywide Servicing. Countrywide Servicing has engaged Countrywide Home Loans as a subservicer to perform certain loan servicing activities on its behalf.

         Countrywide Servicing is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. Its loan servicing activities are guaranteed by Countrywide Financial and/or Countrywide Home Loans when required by the owner of the mortgage loans.

         Countrywide Home Loans

         Countrywide Home Loans is a New York corporation and a direct wholly owned subsidiary of Countrywide Financial Corporation, a Delaware corporation ("Countrywide Financial"). The principal executive offices of Countrywide Home Loans are located at 4500 Park Granada, Calabasas, California 91302. Countrywide Home Loans is engaged primarily in the mortgage banking business, and as part of that business, originates, purchases, sells and services mortgage loans. Countrywide Home Loans originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Mortgage loans originated by Countrywide Home Loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences.

         Except as otherwise indicated, reference in the remainder of this term sheet supplement to "Countrywide Home Loans" should be read to include Countrywide Home Loans and its consolidated subsidiaries, including Countrywide Servicing. Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide Home Loans has in the past and may in the future sell to mortgage bankers and other institutions a portion of its portfolio of loan servicing rights. As of December 31, 2002, December 31, 2003, December 31, 2004, December 31, 2005, December 31, 2006 and March 31, 2007, Countrywide Home Loans provided servicing for mortgage loans with an aggregate principal balance of approximately $452.405 billion, $644.855 billion, $838.322 billion, $1,111.090 billion, $1,298.394 billion and $1,351.598 billion, respectively, substantially all of which were being serviced for unaffiliated persons.

         Mortgage Loan Production

         The following table sets forth, by number and dollar amount of mortgage loans, the residential mortgage loan production of Countrywide Financial for the periods indicated.

                                                                 CONSOLIDATED MORTGAGE LOAN PRODUCTION
                                            -------------------------------------------------------------------------------


                                                                        YEARS ENDED                            THREE MONTHS
                                                                        DECEMBER 31,                               ENDED
                                                                                                                 MARCH 31,
                                              2002          2003         2004         2005           2006           2007
                                                   (DOLLARS IN MILLIONS, EXCEPT AVERAGE LOAN AMOUNT)

Conventional Conforming Loans
  Number of Loans.......................      993,538     1,509,925      826,914       776,479       723,933       214,826
  Volume of Loans.......................$     149,072   $   234,526  $   134,762   $   159,561   $   149,095   $    43,035
     Percent of Total Dollar Volume.....        59.2%         53.9%        37.1%         32.2%          32.2%         37.4%
Conventional Non-conforming Loans
  Number of Loans.......................      283,536       562,389      529,192       866,476       730,511       155,766
  Volume of Loans.......................$      62,665   $   138,006  $   144,663   $   235,614   $   211,841   $    49,970
     Percent of Total Dollar Volume.....        24.9%         31.7%        39.9%         47.6%         45.8%          43.5%
FHA/VA Loans
  Number of Loans.......................      157,626       196,063      105,562        80,555        89,753        22,880
  Volume of Loans.......................$      19,093   $    24,402  $    13,247   $    10,714   $    13,093   $     3,539
     Percent of Total Dollar Volume.....         7.6%          5.6%         3.6%           2.2%          2.8%          3.1%
Prime Home Equity Loans
  Number of Loans.......................      316,049       453,817      587,046       728,252       716,353       158,183
  Volume of Loans.......................$      11,650   $    18,103  $    30,893   $    44,850   $    47,876   $    10,539
     Percent of Total Dollar Volume.....         4.6%          4.2%         8.5%           9.1%         10.4%          9.2%
Nonprime Mortgage Loans
  Number of Loans.......................       63,195       124,205      250,030       278,112       245,881        43,667
  Volume of Loans.......................$       9,421   $    19,827  $    39,441   $    44,637   $    40,596   $     7,881
     Percent of Total Dollar Volume.....         3.7%          4.6%        10.9%           9.0%          8.8%          6.8%
Total Loans
  Number of Loans.......................    1,813,944     2,846,399    2,298,744     2,729,874     2,506,431       595,322
  Volume of Loans.......................$     251,901   $   434,864  $   363,006   $   495,376   $   462,501   $   114,964
  Average Loan Amount...................$     139,000   $   153,000  $   158,000   $   181,000   $   185,000   $   193,000
  Non-Purchase Transactions(1)..........         66%           72%          51%           53%           55%           62%
  Adjustable-Rate Loans(1)..............         14%           21%          52%           53%           46%           36%
_________

(1) Percentage of total mortgage loan production (excluding commercial real estate loans) based on dollar volume.

         Loan Servicing

         Countrywide Servicing has established standard policies for the servicing and collection of mortgages. Servicing includes, but is not limited to:

         (a) collecting, aggregating and remitting mortgage loan payments;

         (b) accounting for principal and interest;

         (c) holding escrow (impound) funds for payment of taxes and insurance;

         (d) making inspections as required of the mortgaged properties;

         (e) preparation of tax related information in connection with the mortgage loans;

         (f) supervision of delinquent mortgage loans;

         (g) loss mitigation efforts;

         (h) foreclosure proceedings and, if applicable, the disposition of mortgaged properties; and

         (i) generally administering the mortgage loans, for which it receives servicing fees.

         Billing statements with respect to mortgage loans are mailed monthly by Countrywide Servicing. The statement details all debits and credits and specifies the payment due. Notice of changes in the applicable loan rate are provided by Countrywide Servicing to the mortgagor with these statements.

         Collection Procedures

         When a mortgagor fails to make a payment on a mortgage loan, Countrywide Servicing attempts to cause the deficiency to be cured by corresponding with the mortgagor. In most cases, deficiencies are cured promptly. Pursuant to Countrywide Servicing's servicing procedures, Countrywide Servicing generally mails to the mortgagor a notice of intent to foreclose after the loan becomes 61 days past due (three payments due but not received) and, generally within 59 days thereafter, if the loan remains delinquent, institutes appropriate legal action to foreclose on the mortgaged property. Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery of the loans, including any deficiencies.

         Once foreclosure is initiated by Countrywide Servicing, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the mortgaged property is located. During the foreclosure proceeding, Countrywide Servicing determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.

         If foreclosed, the mortgaged property is sold at a public or private sale and may be purchased by Countrywide Servicing. After foreclosure, Countrywide Servicing may liquidate the mortgaged property and charge-off the loan balance which was not recovered through liquidation proceeds.

         Servicing and charge-off policies and collection practices with respect to mortgage loans may change over time in accordance with, among other things, Countrywide Servicing's business judgment, changes in the servicing portfolio and applicable laws and regulations.

EMC MORTGAGE CORPORATION

         EMC Mortgage Corporation ("EMC") will act as servicer under the pooling and servicing agreement for the percentage of mortgage loans set forth in the table above. For a further description of EMC, see "The Sponsor" in this prospectus supplement.

         The principal business of EMC since inception has been specializing in the acquisition, securitization, servicing and disposition of mortgage loans. EMC's portfolio consists primarily of two categories: (1) "performing loans," or performing investment-quality loans serviced for the sponsor's own account or the account of Fannie Mae, Freddie Mac, private mortgage conduits and various institutional investors; and (2) "non-performing loans," or non-investment quality, sub-performing loans, non-performing loans and REO properties serviced for EMC's own account and for the account of investors in securitized performing and non-performing collateral transactions.

         EMC will service the mortgage loans in accordance with the description of the applicable servicing procedures contained in this section in the prospectus supplement.

         EMC has been servicing residential mortgage loans since 1990. From year end 2004 to December 31, 2006, EMC's servicing portfolio grew by approximately 97.4% and the outstanding principal balance of EMC's servicing portfolio grew by approximately 159.1%.

         As of December 31, 2006, EMC was acting as servicer for approximately 280 series of residential mortgage-backed securities and other mortgage loans with an outstanding principal balance of approximately $72 billion.

         The following table describes size, composition and growth of EMC's total residential mortgage loan servicing portfolio as of the dates indicated.


                              AS OF DECEMBER 31, 2003                           AS OF DECEMBER 31, 2004
---------------------------------------------------------------------------------------------------------------------
                                               PERCENT    PERCENT                                 PERCENT   PERCENT
                                               BY NO.       BY                                       BY        BY
                  NO. OF                         OF       DOLLAR    NO. OF                         NO. OF     DOLLAR
LOAN TYPE          LOANS      DOLLAR AMOUNT     LOANS     AMOUNT     LOANS       DOLLAR AMOUNT      LOANS    AMOUNT
---------------------------------------------------------------------------------------------------------------------
ALTA-A ARM            2,439    $653,967,868.93    1.40%      4.75%     19,498   $4,427,820,707.76     7.96%   15.94%
ALTA-A FIXED         19,396  $3,651,416,056.79   11.14%     26.51%     25,539   $4,578,725,473.28    10.43%   16.48%
PRIME ARM             7,978    $868,798,347.46    4.58%      6.31%      8,311   $1,045,610,015.30     3.39%    3.76%
PRIME FIXED          16,377  $1,601,411,491.35    9.40%     11.63%     14,560   $1,573,271,574.42     5.95%    5.66%
SECONDS              25,290    $690,059,168.80   14.52%      5.01%     39,486   $1,381,961,155.08    16.13%    4.98%
SUBPRIME             76,166  $5,058,932,125.93   43.73%     36.73%    114,436  $13,706,363,249.78    46.74%   49.34%
OTHER                26,523  $1,249,014,372.71   15.23%      9.07%     23,010   $1,063,682,459.11     9.40%    3.83%
                 ----------------------------------------------------------------------------------------------------
TOTAL               174,169 $13,773,599,431.97  100.00%    100.00%    244,840  $27,777,434,634.73   100.00%  100.00%




                              AS OF DECEMBER 31, 2005                           AS OF DECEMBER 31, 2006
---------------------------------------------------------------------------------------------------------------------
                                               PERCENT    PERCENT                                 PERCENT   PERCENT
                                               BY NO.       BY                                       BY        BY
                  NO. OF                         OF       DOLLAR    NO. OF                         NO. OF     DOLLAR
LOAN TYPE          LOANS      DOLLAR AMOUNT     LOANS     AMOUNT     LOANS       DOLLAR AMOUNT      LOANS    AMOUNT
---------------------------------------------------------------------------------------------------------------------
ALTA-A ARM           57,510 $13,625,934,321.62    12.69%     23.00%    52,563  $13,691,917,206.00    10.87%   19.03%
ALTA-A FIXED         17,680  $3,569,563,859.33     3.90%      6.03%    24,841   $5,066,670,854.60     5.14%    7.04%
PRIME ARM             7,428  $1,010,068,678.92     1.64%      1.71%     6,374     $879,656,181.59     1.32%    1.22%
PRIME FIXED          15,975  $2,140,487,565.90     3.52%      3.61%    14,872   $2,152,608,939.71     3.08%    2.99%
SECONDS             155,510  $7,164,515,426.20    34.31%     12.10%   169,022   $8,428,612,513.19    34.97%   11.71%
SUBPRIME            142,890 $20,373,550,690.52    31.53%     34.40%   132,808  $20,106,000,306.07    27.47%   27.94%
OTHER                56,216 $11,347,144,055.57    12.40%     19.16%    82,918  $21,636,703,708.67    17.15%   30.07%
                 ----------------------------------------------------------------------------------------------------
TOTAL               453,209 $59,231,264,598.06   100.00%    100.00%   483,398  $71,962,169,709.83   100.00%  100.00%


         Due to an industry wide increase in the number of delinquencies and foreclosures, EMC recently initiated an expanded loss mitigation program to assist borrowers in avoiding foreclosure and benefit investors by reducing the loss typically associated with foreclosure. As part of the program, this team is implementing various strategies to contact and assist borrowers that are in default or are having difficulties making their mortgage payments. EMC is engaging in one-on-one meetings with borrowers, working with local community groups and holding educational workshops in an effort to reach out to these homeowners. Various financial restructuring alternatives are being offered, including different types of loan modifications. There have been no other appreciable changes to EMC's servicing procedures outside of the normal changes warranted by regulatory and product type changes in the portfolio.

                            MORTGAGE LOAN ORIGINATION

GENERAL

         All of the initial group I mortgage loans and none of the initial group II mortgage loans were originated by Countrywide Home Loans, Inc. referred to herein as Countrywide Home Loans; none of the initial group I mortgage loans and approximately 59.48% of the initial group II mortgage loans, by cut-off date principal balance, were originated by Aegis Mortgage Corporation referred to herein as Aegis; none of the initial group I mortgage loans and approximately 21.72% of the initial group II mortgage loans, by cut-off date principal balance, were originated by Opteum Financial Services, LLC referred to herein as Opteum. The remainder of the initial mortgage loans was originated by various originators, none of which has originated more than 10% of the mortgage loans in any loan group.

         The information set forth in the following paragraphs with respect to Countrywide Home Loans, Aegis and Opteum has been provided by Countrywide Home Loans, Aegis and Opteum, respectively.

THE ORIGINATORS

         The mortgage loans originated by Countrywide Home Loans, Aegis and Opteum were originated generally in accordance with the related underwriting guidelines set forth below. In addition to the following, Countrywide Home Loans, Aegis and Opteum also may use automated underwriting systems such as Fannie Mae's Desktop Underwriter or Freddie Mac's Loan Prospector in connection with the origination of mortgage loans which have principal balances equal to or less than the principal balances which would make them eligible for purchase by Fannie Mae or Freddie Mac. These mortgage loans are treated in this prospectus supplement as if they were originated with full documentation.

COUNTRYWIDE HOME LOANS, INC.

         Note: Loan-to-Value Ratio as used in "Underwriting Standards" below has the following meaning:

         The "Loan-to-Value Ratio" of a mortgage loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related mortgage loan at the date of determination and the denominator of which is

      o in the case of a purchase, the lesser of the selling price of the mortgaged property or its appraised value at the time of sale or

      o in the case of a refinance, the appraised value of the mortgaged property at the time of the refinance, except in the case of a mortgage loan underwritten pursuant to Countrywide Home Loans' Streamlined Documentation Program as described under "--Underwriting
         Standards--General" in this prospectus supplement.

With respect to mortgage loans originated pursuant to Countrywide Home Loans' Streamlined Documentation Program,

      o if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was 80% or less and the loan amount of the new loan being originated is $650,000 or less, then the "Loan-to-Value Ratio" will be the ratio of the principal amount of the new mortgage loan being originated divided by the appraised value of the related mortgaged property at the time of the origination of the Mortgage Loan being refinanced, as reconfirmed by Countrywide Home Loans using an automated property valuation system; or

o if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was greater than 80% or the loan amount of the new loan being originated is greater than $650,000, then the "Loan-to-Value Ratio" will be the ratio of the principal amount of the new mortgage loan being originated divided by the appraised value of the related mortgaged property as determined by an appraisal obtained by Countrywide Home Loans at the time of the origination of the new mortgage loan. See "--Underwriting Standards--General" in this prospectus supplement.

No assurance can be given that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the mortgage loans.

         Underwriting Standards

         General

         Countrywide Home Loans, Inc., a New York corporation ("Countrywide Home Loans"), has been originating mortgage loans since 1969. Countrywide Home Loans' underwriting standards are applied in accordance with applicable federal and state laws and regulations.

         As part of its evaluation of potential borrowers, Countrywide Home Loans generally requires a description of income. If required by its underwriting guidelines, Countrywide Home Loans obtains employment verification providing current and historical income information and/or a telephonic employment confirmation. Such employment verification may be obtained, either through analysis of the prospective borrower's recent pay stub and/or W-2 forms for the most recent two years, relevant portions of the most recent two years' tax returns, or from the prospective borrower's employer, wherein the employer reports the length of employment and current salary with that organization. Self-employed prospective borrowers generally are required to submit relevant portions of their federal tax returns for the past two years.

         In assessing a prospective borrower's creditworthiness, Countrywide Home Loans may use FICO Credit Scores. "FICO Credit Scores" are statistical credit scores designed to assess a borrower's creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower's credit history. FICO Credit Scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a borrower to repay its mortgage loan. FICO Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. Under Countrywide Home Loans' underwriting guidelines, borrowers possessing higher FICO Credit Scores, which indicate a more favorable credit history and who give Countrywide Home Loans the right to obtain the tax returns they filed for the preceding two years, may be eligible for Countrywide Home Loans' processing program (the "Preferred Processing Program").

         Periodically the data used by Countrywide Home Loans to complete the underwriting analysis may be obtained by a third party, particularly for mortgage loans originated through a loan correspondent or mortgage broker. In those instances, the initial determination as to whether a mortgage loan complies with Countrywide Home Loans' underwriting guidelines may be made by an independent company hired to perform underwriting services on behalf of Countrywide Home Loans, the loan correspondent or mortgage broker. In addition, Countrywide Home Loans may acquire mortgage loans from approved correspondent lenders under a program pursuant to which Countrywide Home Loans delegates to the correspondent the obligation to underwrite the mortgage loans to Countrywide Home Loans' standards. Under these circumstances, the underwriting of a mortgage loan may not have been reviewed by Countrywide Home Loans before acquisition of the mortgage loan and the correspondent represents that Countrywide Home Loans' underwriting standards have been met. After purchasing mortgage loans under those circumstances, Countrywide Home Loans conducts a quality control review of a sample of the mortgage loans. The number of loans reviewed in the quality control process varies based on a variety of factors, including Countrywide Home Loans' prior experience with the correspondent lender and the results of the quality control review process itself.

         Countrywide Home Loans' underwriting standards are applied by or on behalf of Countrywide Home Loans to evaluate the prospective borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Under those standards, a prospective borrower must generally demonstrate that the ratio of the borrower's monthly housing expenses (including principal and interest on the proposed mortgage loan and, as applicable, the related monthly portion of property taxes, hazard insurance and mortgage insurance) to the borrower's monthly gross income and the ratio of total monthly debt to the monthly gross income (the "debt-to-income" ratios) are within acceptable limits. If the prospective borrower has applied for an interest-only Six-Month LIBOR Loan, the interest component of the monthly mortgage expense is calculated based upon the initial interest rate plus 2%. If the prospective borrower has applied for a 3/1 Mortgage Loan or 3/27 Mortgage Loan and the Loan-to-Value Ratio is less than or equal to 75%, the interest component of the monthly mortgage expense is calculated based on the initial loan interest rate; if the Loan-to-Value Ratio exceeds 75%, the interest component of the monthly mortgage expense calculation is based on the initial loan interest rate plus 2%. If the prospective borrower has applied for a 5/1 Mortgage Loan, a 5/25 Mortgage Loan, a 7/1 Mortgage Loan, a 7/23 Mortgage Loan, a 10/1 Mortgage Loan or a 10/20 Mortgage Loan, the interest component of the monthly mortgage expense is calculated based on the initial loan interest rate. If the prospective borrower has applied for a Negative Amortization Loan, the interest component of the monthly housing expense calculation is based upon the greater of 4.25% and the fully indexed mortgage note rate at the time of loan application. If the prospective borrower has applied for a Hybrid Negative Amortization Loan, the monthly housing expense calculation is based upon an interest only payment at the initial note rate. The maximum acceptable debt-to-income ratio, which is determined on a loan-by-loan basis varies depending on a number of underwriting criteria, including the Loan-to-Value Ratio, loan purpose, loan amount and credit history of the borrower. In addition to meeting the debt-to-income ratio guidelines, each prospective borrower is required to have sufficient cash resources to pay the down payment and closing costs. Exceptions to Countrywide Home Loans' underwriting guidelines may be made if compensating factors are demonstrated by a prospective borrower. Additionally, Countrywide Home Loans does permit its adjustable rate mortgage loans, hybrid adjustable rate mortgage loans and negative amortization mortgage loans to be assumed by a purchaser of the related mortgaged property, so long as the mortgage loan is in its adjustable rate period (except for a 3/1 Mortgage Loan, which may be assumed during the fixed rate period) and the related purchaser meets Countrywide Home Loans' underwriting standards that are then in effect.

         Countrywide Home Loans may provide secondary financing to a borrower contemporaneously with the origination of a mortgage loan, subject to the following limitations: the Loan-to-Value Ratio of the senior (i.e., first) lien may not exceed 80% and the combined Loan-to-Value Ratio may not exceed 100%. Countrywide Home Loans' underwriting guidelines do not prohibit or otherwise restrict a borrower from obtaining secondary financing from lenders other than Countrywide Home Loans, whether at origination of the mortgage loan or thereafter.

         The nature of the information that a borrower is required to disclose and whether the information is verified depends, in part, on the documentation program used in the origination process. In general under the Full Documentation Loan Program (the "Full Documentation Program"), each prospective borrower is required to complete an application which includes information with respect to the applicant's assets, liabilities, income, credit history, employment history and other personal information. Self-employed individuals are generally required to submit their two most recent federal income tax returns. Under the Full Documentation Program, the underwriter verifies the information contained in the application relating to employment, income, assets and mortgages.

         A prospective borrower may be eligible for a loan approval process that limits or eliminates Countrywide Home Loans' standard disclosure or verification requirements or both. Countrywide Home Loans offers the following documentation programs as alternatives to its Full Documentation Program: an Alternative Documentation Loan Program (the "Alternative Documentation Program"), a Reduced Documentation Loan Program (the "Reduced Documentation Program"), a CLUES Plus Documentation Loan Program (the "CLUES Plus Documentation Program"), a No Income/No Asset Documentation Loan Program (the "No Income/No Asset Documentation Program"), a Stated Income/Stated Asset Documentation Loan Program (the "Stated Income/Stated Asset Documentation Program") and a Streamlined Documentation Loan Program (the "Streamlined Documentation Program").

         For all mortgage loans originated or acquired by Countrywide Home Loans, Countrywide Home Loans obtains a credit report relating to the applicant from a credit reporting company. The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, dispossession, suits or judgments. All adverse information in the credit report is required to be explained by the prospective borrower to the satisfaction of the lending officer.

         Except with respect to the mortgage loans originated pursuant to its Streamlined Documentation Program, whose values were confirmed with a Fannie Mae proprietary automated valuation model, Countrywide Home Loans obtains appraisals from independent appraisers or appraisal services for properties that are to secure mortgage loans. The appraisers inspect and appraise the proposed mortgaged property and verify that the property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market data analysis based on recent sales of comparable homes in the area and, when deemed appropriate, a replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to Fannie Mae or Freddie Mac appraisal standards then in effect.

         Countrywide Home Loans requires title insurance on all of its mortgage loans secured by first liens on real property. Countrywide Home Loans also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance of the related single-family mortgage loan or the replacement cost of the mortgaged property, whichever is less.

         In addition to Countrywide Home Loans' standard underwriting guidelines (the "Standard Underwriting Guidelines"), which are consistent in many respects with the guidelines applied to mortgage loans purchased by Fannie Mae and Freddie Mac, Countrywide Home Loans uses underwriting guidelines featuring expanded criteria (the "Expanded Underwriting Guidelines"). The Standard Underwriting Guidelines and the Expanded Underwriting Guidelines are described further under the next two headings.

         Standard Underwriting Guidelines

         Countrywide Home Loans' Standard Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 75% for mortgage loans with original principal balances of up to $1,000,000, up to 65% for mortgage loans with original principal balances of up to $1,500,000, and up to 60% for mortgage loans with original principal balances of up to $2,000,000.

         For cash-out refinance mortgage loans, Countrywide Home Loans' Standard Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 75% and original principal balances ranging up to $650,000. The maximum "cash-out" amount permitted is $200,000 and is based in part on the original Loan-to-Value Ratio of the related mortgage loan. As used in this prospectus supplement, a refinance mortgage loan is classified as a cash-out refinance mortgage loan by Countrywide Home Loans if the borrower retains an amount greater than the lesser of 2% of the entire amount of the proceeds from the refinancing of the existing loan or $2,000.

         Countrywide Home Loans' Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on owner occupied properties of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 80% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii). On second homes, Countrywide Home Loans' Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii). Countrywide Home Loans' Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 75% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii).

         Under its Standard Underwriting Guidelines, Countrywide Home Loans generally permits a debt-to-income ratio based on the borrower's monthly housing expenses of up to 33% and a debt-to-income ratio based on the borrower's total monthly debt of up to 38%.

         In connection with the Standard Underwriting Guidelines, Countrywide Home Loans originates or acquires mortgage loans under the Full Documentation Program, the Alternative Documentation Program, the Reduced Documentation Program, the CLUES Plus Documentation Program or the Streamlined Documentation Program.

         The Alternative Documentation Program permits a borrower to provide W-2 forms instead of tax returns covering the most recent two years, permits bank statements in lieu of verification of deposits and permits alternative methods of employment verification.

         Under the Reduced Documentation Program, some underwriting documentation concerning income, employment and asset verification is waived. Countrywide Home Loans obtains from a prospective borrower either a verification of deposit or bank statements for the two-month period immediately before the date of the mortgage loan application or verbal verification of employment. Since information relating to a prospective borrower's income and employment is not verified, the borrower's debt-to-income ratios are calculated based on the information provided by the borrower in the mortgage loan application. The maximum Loan-to-Value Ratio ranges up to 95%.

         The CLUES Plus Documentation Program permits the verification of employment by alternative means, if necessary, including verbal verification of employment or reviewing paycheck stubs covering the pay period immediately prior to the date of the mortgage loan application. To verify the borrower's assets and the sufficiency of the borrower's funds for closing, Countrywide Home Loans obtains deposit or bank account statements from each prospective borrower for the month immediately prior to the date of the mortgage loan application. Under the CLUES Plus Documentation Program, the maximum Loan-to-Value Ratio is 75% and property values may be based on appraisals comprising only interior and exterior inspections. Cash-out refinances and investor properties are not permitted under the CLUES Plus Documentation Program.

         The Streamlined Documentation Program is available for borrowers who are refinancing an existing mortgage loan that was originated or acquired by Countrywide Home Loans provided that, among other things, the mortgage loan has not been more than 30 days delinquent in payment during the previous twelve-month period. Under the Streamlined Documentation Program, appraisals are obtained only if the loan amount of the loan being refinanced had a Loan-to-Value Ratio at the time of origination in excess of 80% or if the loan amount of the new loan being originated is greater than $650,000. In addition, under the Streamlined Documentation Program, a credit report is obtained but only a limited credit review is conducted, no income or asset verification is required, and telephonic verification of employment is permitted. The maximum Loan-to-Value Ratio under the Streamlined Documentation Program ranges up to 95%.

         Expanded Underwriting Guidelines

         Mortgage loans which are underwritten pursuant to the Expanded Underwriting Guidelines may have higher Loan-to-Value Ratios, higher loan amounts and different documentation requirements than those associated with the Standard Underwriting Guidelines. The Expanded Underwriting Guidelines also permit higher debt-to-income ratios than mortgage loans underwritten pursuant to the Standard Underwriting Guidelines.

         Countrywide Home Loans' Expanded Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 80% for mortgage loans with original principal balances of up to $1,000,000, up to 75% for mortgage loans with original principal balances of up to $1,500,000 and up to 70% for mortgage loans with original principal balances of up to $3,000,000. Under certain circumstances, however, Countrywide Home Loans' Expanded Underwriting Guidelines allow for Loan-to-Value Ratios of up to 100% for purchase money mortgage loans with original principal balances of up to $375,000.

         For cash-out refinance mortgage loans, Countrywide Home Loans' Expanded Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 90% and original principal balances ranging up to $1,500,000. The maximum "cash-out" amount permitted is $400,000 and is based in part on the original Loan-to-Value Ratio of the related mortgage loan.

         Countrywide Home Loans' Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on owner occupied properties of up to 100% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 85% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii). On second homes, Countrywide Home Loans' Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii). Countrywide Home Loans' Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 85% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii).

         Under its Expanded Underwriting Guidelines, Countrywide Home Loans generally permits a debt-to-income ratio based on the borrower's monthly housing expenses of up to 36% and a debt-to-income ratio based on the borrower's total monthly debt of up to 40%; provided, however, that if the Loan-to-Value Ratio exceeds 80%, the maximum permitted debt-to-income ratios are 33% and 38%, respectively.

         In connection with the Expanded Underwriting Guidelines, Countrywide Home Loans originates or acquires mortgage loans under the Full Documentation Program, the Alternative Documentation Program, the Reduced Documentation Loan Program, the No Income/No Asset Documentation Program and the Stated Income/Stated Asset Documentation Program. Neither the No Income/No Asset Documentation Program nor the Stated Income/Stated Asset Documentation Program is available under the Standard Underwriting Guidelines.

         The same documentation and verification requirements apply to mortgage loans documented under the Alternative Documentation Program regardless of whether the loan has been underwritten under the Expanded Underwriting Guidelines or the Standard Underwriting Guidelines. However, under the Alternative Documentation Program, mortgage loans that have been underwritten pursuant to the Expanded Underwriting Guidelines may have higher loan balances and Loan-to-Value Ratios than those permitted under the Standard Underwriting Guidelines.

         Similarly, the same documentation and verification requirements apply to mortgage loans documented under the Reduced Documentation Program regardless of whether the loan has been underwritten under the Expanded Underwriting Guidelines or the Standard Underwriting Guidelines. However, under the Reduced Documentation Program, higher loan balances and Loan-to-Value Ratios are permitted for mortgage loans underwritten pursuant to the Expanded Underwriting Guidelines than those permitted under the Standard Underwriting Guidelines. The maximum Loan-to-Value Ratio, including secondary financing, ranges up to 90%. The borrower is not required to disclose any income information for some mortgage loans originated under the Reduced Documentation Program, and accordingly debt-to-income ratios are not calculated or included in the underwriting analysis. The maximum Loan-to-Value Ratio, including secondary financing, for those mortgage loans ranges up to 85%.

         Under the No Income/No Asset Documentation Program, no documentation relating to a prospective borrower's income, employment or assets is required and therefore debt-to-income ratios are not calculated or included in the underwriting analysis, or if the documentation or calculations are included in a mortgage loan file, they are not taken into account for purposes of the underwriting analysis. This program is limited to borrowers with excellent credit histories. Under the No Income/No Asset Documentation Program, the maximum Loan-to-Value Ratio, including secondary financing, ranges up to 95%. Mortgage loans originated under the No Income/No Asset Documentation Program are generally eligible for sale to Fannie Mae or Freddie Mac.

         Under the Stated Income/Stated Asset Documentation Program, the mortgage loan application is reviewed to determine that the stated income is reasonable for the borrower's employment and that the stated assets are consistent with the borrower's income. The Stated Income/Stated Asset Documentation Program permits maximum Loan-to-Value Ratios up to 90%. Mortgage loans originated under the Stated Income/Stated Asset Documentation Program are generally eligible for sale to Fannie Mae or Freddie Mac.

         Under the Expanded Underwriting Guidelines, Countrywide Home Loans may also provide mortgage loans to borrowers who are not U.S. citizens, including permanent and non-permanent residents. The borrower is required to have a valid U.S. social security number or a certificate of foreign status (IRS form W 8). The borrower's income and assets must be verified under the Full Documentation Program or the Alternative Documentation Program. The maximum Loan-to-Value Ratio, including secondary financing, is 80%.

AEGIS MORTGAGE CORPORATION

         General. Aegis Mortgage Corporation ("Aegis") is a mortgage banking company that through its wholly owned subsidiaries, Aegis Wholesale Corporation ("AWC") and Aegis Lending Corporation ("ALC") originates first lien and second lien residential mortgage loans. AWC primarily originates mortgage loans that are commonly referred to as conforming "A" mortgage loans or prime mortgage loans. In the past ALC primarily originated mortgage loans that are commonly referred to as non-conforming "B&C" mortgage loans or subprime mortgage loans through a retail channel, but ALC is repositioning to originate conforming "A" mortgage loans or prime mortgage loans. Aegis and its predecessors have been in the mortgage banking business since March 1981. Aegis, AWC and ALC are Delaware corporations. All are headquartered in Houston, Texas, except ALC, which is headquartered in Baton Rouge, Louisiana.

         Underwriting Standards

         General Standards for First Lien Mortgage Loans. Aegis Wholesale Corporation ("Aegis") underwriting standards with respect to first lien mortgage loans will generally conform to those published in the loan library (the "Library") for Aegis's niche documentation programs for first lien mortgage loans (the "Library"). The underwriting standards as set forth in the Library are continuously revised based on opportunities and prevailing conditions in the residential mortgage market and the market for mortgage backed securities. Aegis and its affiliates originated the mortgage loans in accordance with the underwriting standards generally described below.

         Aegis's underwriting standards, as well as any other underwriting standards that may be applicable to any first lien mortgage loans, generally include a set of specific criteria pursuant to which the underwriting evaluation is made. However, the application of those underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a mortgage loan will be considered to be originated in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the loan substantially complies with the underwriting standards. For example, a mortgage loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in the underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied or if the mortgage loan is considered to be in substantial compliance with the underwriting standards.

         Aegis established a ALTA Option ARMS loan program by which it could aggregate acceptable loans into a grouping considered to have substantially similar characteristics. A more detailed description of the loan program applicable to the mortgage loans is set forth below. Aegis's underwriting of the

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mortgage loans generally consisted of analyzing the following as standards applicable to the mortgage loans:

         o the creditworthiness of a borrower based on both a credit score and credit history which includes the mortgage history,

         o the income sufficiency of a borrower's projected family income relative to the mortgage payment and to other fixed obligations, including in certain instances rental income from investment property, and

         o the adequacy of the mortgaged property expressed in terms of loan-to- value ratio, to serve as the collateral for a mortgage loan, expressed in terms of loan-to- value ratio.

         The underwriting criteria applicable to any loan program under which mortgage loans may be originated and reviewed may provide that qualification for the loan, or the availability of specific loan features, such as maximum loan amount, maximum loan-to-value ratio, property type and use, and documentation level, may depend on the borrower's credit score.

         Program Standards. The following is a brief description of the underwriting standards set forth in the Library. Salaried prospective borrowers generally are required to submit pay stubs covering a consecutive 30-day period and their W-2 form for the most recent year. In addition, Aegis may require either a verbal or written verification of employment from the prospective borrower's employer depending on the documentation type selected in the program. If a prospective borrower is self-employed, the borrower may or may not be required to submit copies of signed tax returns or provide bank statements.

         Some of the mortgage loans have been originated under "Stated Income", "No Ratio and "No Doc" documentation programs which requires less documentation and verification than do traditional "Full" documentation programs. Under a "Stated Income" documentation program, borrowers are required to state their income. No other investigation regarding the borrower's income will be undertaken, except verification of employment. Under a "No Ratio" documentation program, applicants are not required to state their income and no other investigation regarding the borrower's income, except verification of employment, will be undertaken. Under "No Doc" documentation program income or employment is not required to be disclosed by the applicant. Generally, in order for a borrower to be eligible for the program, the loan-to-value ratio must meet applicable guidelines, the borrower must have a good credit history and the borrower's eligibility for this type of program may be determined by use of a credit-scoring model.

         Generally, credit-scoring models provide a means for evaluating the information about a prospective borrower that is available from a credit reporting agency. Credit scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. The credit score is designed to assess a borrower's credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a credit score may include, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender. A borrower with a higher credit score is statistically expected to be less likely to default in payment than a borrower with a lower credit score.

         In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, a credit score does not take into consideration the differences between mortgage loans and consumer loans generally, or the specific characteristics of the related mortgage loan, such as the loan-to-value ratio, the collateral for the mortgage loan, or the debt to income ratio. There can be no assurance that the credit scores of the borrowers will be an accurate predictor of the likelihood of repayment of the related mortgage loans or that any borrower's credit score would not be lower if obtained as of the date of this prospectus supplement.

         In determining the adequacy of the property as collateral, an appraisal is made of each Property considered for financing. The appraiser is required to verify that the property is in good condition and that construction, if new, has been completed. The appraisal is based on various factors, including the market value of comparable homes and the cost of replacing the improvements. Additionally, a risk analysis may be ordered on an appraisal from a third party vendor and all high risk appraisals are reviewed by staff appraisers.

         Based on the data provided in the application, certain verifications and the appraisal or other valuation of the mortgaged property, a determination is made that the borrower's monthly income will be sufficient to enable the borrower to meet its monthly obligations on the mortgage loan and other expenses related to the property, including property taxes, utility costs, standard hazard insurance and other fixed obligations other than housing expenses. The guidelines for mortgage loans generally specify that scheduled payments on a mortgage loan during the first year of its term plus taxes and insurance and all scheduled payments on obligations that extend beyond ten months, including those mentioned above and other fixed obligations, equal no more than specified percentages of the prospective borrower's gross income. The amount of liquid assets available to the borrower after origination may also be considered in the underwriting process.

         Aegis  Underwriting Guidelines

         The following is a description of the underwriting policies customarily employed by AEGIS with respect to the residential mortgage loans that AEGIS originated during the period of origination of the mortgage loans. AEGIS has represented to the Depositor that the mortgage loans were originated generally in accordance with such policies.

         The mortgage loans originated by AEGIS, or AEGIS mortgage loans, are "conventional non-conforming mortgage loans" (i.e., loans that are not insured by the Federal Housing Authority, or FHA, or partially guaranteed by the Veterans Administration or which do not qualify for sale to Fannie Mae or Freddie Mac) and are secured by first liens on one-to four-family residential properties. These loans typically differ from those underwritten to the guidelines established by Fannie Mae and Freddie Mac primarily with respect to the original principal balances, loan-to-value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property, property types and/or mortgage loans with loan-to-value ratios over 80% that do not have primary mortgage insurance. The AEGIS mortgage loans have either been originated or purchased by an originator and were generally underwritten in accordance with the standards described herein. Exceptions to the underwriting guidelines are permitted when the seller's performance supports such action and the variance request is approved by credit management.

         Such underwriting standards are applied to evaluate the prospective borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. These standards are applied in accordance with the applicable federal and state laws and regulations. Exceptions to the underwriting standards are permitted where compensating factors are present and are managed through a formal exception process.

         Generally, each mortgagor will have been required to complete an application designed to provide to the lender pertinent credit information concerning the mortgagor. The mortgagor will have given information with respect to its assets, liabilities, income (except as described below), credit history, employment history and personal information, and will have furnished the lender with authorization to obtain a credit report which summarizes the mortgagor's credit history. In the case of investment properties and two- to four-unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the mortgagor from other sources. With respect to second homes or vacation properties, no income derived from the property will have been considered for underwriting purposes.

         With respect to purchase money or rate/term refinance loans secured by single family residences the following loan-to-value ratios and original principal balances are allowed: loan-to-value ratios at origination of up to 95% for AEGIS mortgage loans with original principal balances of up to $500,000 if the loan is secured by the borrower's primary residence, up to 90% for AEGIS mortgage loans secured by primary residences with original principal balances of up to $650,000, up to 80% for AEGIS mortgage loans secured by primary residences, single family second homes with original principal balances of up to $1,000,000 and up to 75% for mortgage loans secured by primary residences with original principal balances of up to $2,000,000, or super jumbos. For cash out refinance loans, the maximum loan-to-value ratio generally is 90% and the maximum "cash out" amount permitted is based in part on the original amount of the related AEGIS mortgage loan.

         With respect to mortgage loans secured by investment properties, loan-to-value ratios at origination of up to 80% for mortgage loans with original principal balances up to $650,000 are permitted. Mortgage loans secured by investment properties may have higher original principal balances if they have lower loan-to-value ratios at origination. For cash out refinance loans, the maximum loan-to-value ratio generally is 80% and the maximum "cash out" amount permitted is based in part on the original amount of the related mortgage loan.

         Substantially all other AEGIS mortgage loans included in the mortgage pool with a loan-to-value ratio at origination exceeding 80%, have primary mortgage insurance policies insuring a portion of the balance of the AEGIS Loan at least equal to the product of the original principal balance of the mortgage loan and a fraction, the numerator of which is the excess of the original principal balance of such mortgage loan over 75% of the lesser of the appraised value and the selling price of the related mortgaged property and the denominator of which is the original principal balance of the related mortgage loan, plus accrued interest thereon and related foreclosure expenses is generally required. No such primary mortgage insurance policy will be required with respect to any such AEGIS Loan after the date on which the related loan-to-value ratio decreases to 80% or less or, based upon new appraisal, the principal balance of such mortgage loan represents 80% or less of the new appraised value. All of the insurers that have issued primary mortgage insurance policies with respect to the AEGIS mortgage loans meet Fannie Mae's or Freddie Mac's standard or are acceptable to the Rating Agencies.

         In determining whether a prospective borrower has sufficient monthly income available (i) to meet the borrower's monthly obligation on their proposed mortgage loan and (ii) to meet the monthly housing expenses and other financial obligations on the proposed mortgage loan, each lender generally considers, when required by the applicable documentation program, the ratio of such amounts to the proposed borrower's acceptable stable monthly gross income. Such ratios vary depending on a number of underwriting criteria, including loan-to-value ratios, and are determined on a loan-by-loan basis.

         AEGIS  Documentation Types

         The mortgage loans have been underwritten under one of the following documentation programs: "Full/Alternative Documentation" (Full/ALT Doc), "Stated Income/Verified Assets" (SIVA), "Limited Documentation", "Lite Documentation", "No Ratio/Verified Assets" (No Ratio), "No Income/No Employment/Verified Assets"
(NIVA), "Stated Income/Stated Assets" (SISA), "No Income/No Assets/Verified Employment" (NINA w/employment), and "No Income/No Assets/No Employment" (NINA (No Doc)). All of the programs require that the applicant submit a signed and dated current Fannie Mae Residential Loan Application Form 1003.

         Full/Alternative (Full/ALT Doc): The Full/ALT Doc type is based upon current year to date income documentation as well as the previous two year's income documentation (i.e., W-2 forms for salaried borrowers and tax returns, including schedules, for self-employed borrowers). Salaried borrowers must submit a written verification of employment (VOE) or most recent pay stub(s) covering a 30-day period and indicating year-to-date earnings. Each loan is required to have a verbal VOE within 10 calendar days of funding. In addition, the borrower must submit a written verification of deposit (VOD) with 2 months' average balance or his/her most recent bank statements covering a 2-month period. The borrower's employment must be located within 100 miles of his or her residence. In addition, self-employed borrowers must provide a year to date profit-and-loss statement and a signed IRS Form 4506-T (as revised on June 1, 2004). Business funds for such applicant may be used in the provision of the required VOD as long as the business is a sole proprietorship and a CPA letter is provided asserting that (i) 100% of the funds can be withdrawn and (ii) there will be no negative impact on the business as a result of such withdrawal of funds.

         Stated Income/Verified Assets (SIVA): Under the SIVA program, more emphasis is placed on the value and adequacy of the mortgaged property as collateral, credit history and other assets of the borrower than on the verified income of the borrower. Income is stated on the application. However, the income must be reasonable given the employment stated. The borrower's assets are verified. In addition, the applicant must submit a written verification of deposit with 2 months' average balance or his/her most recent bank statements covering a 2-month period. A verbal verification of employment is required within 10 calendar days of funding the loan, and the borrower's employment must be located within 100 miles of his or her residence. For self-employed borrowers, a CPA's certification or a copy of a business license is also required.

         Limited Documentation: The Limited Documentation program is based on the recent twelve (12) months of consecutive personal bank statements (or business bank statements for sole proprietors). All individuals shown on the bank statement must be borrowers on the loan, and the income must be reasonable given the employment stated. In determining the borrower's eligibility for a loan, monthly income is calculated by averaging deposits of a consistent amount for each month. Large and unusual deposits are excluded as are deposits transferred from another account or line of credit. Particular attention is paid to borrowers whose income is derived from seasonal employment and recurrences of insufficient and overdraft charges. Assets must be verified for reserves, closing costs and required down payment, as applicable. A verbal verification of employment is required within 10 calendar days of funding the loan, and the borrower's employment must be located within 100 miles of his or her residence. For self-employed borrowers, a CPA's certification or a copy of a business license is also required.

         Lite Documentation: The Lite Documentation type is based on the recent six (6) months of personal bank statements (or business bank statements for sole proprietorships). The borrower's Form 1003 covers a 2-year period. All individuals shown on the bank statement must be borrowers on the loan, and the borrower's income must be reasonable given the employment stated. In determining the borrower's eligibility for a loan, monthly income is calculated by averaging deposits of a consistent amount for each month. Large and unusual deposits are excluded as are deposits transferred from another account or line of credit. Particular attention is paid to borrowers whose income is derived from seasonal employment and recurrences of insufficient and overdraft charges. Assets must be verified for reserves, closing costs and required down payment, as applicable. A verbal verification of employment is required within 10 calendar days of funding the loan, and the borrower's employment must be located within 100 miles of his or her residence. For self-employed borrowers, a CPA's certification or a copy of a business license is also required.

         No Ratio/Verified Assets (No Ratio): Under the No Ratio program, the borrower's employment and assets are stated on the Form 1003, but his/her income is not stated. The borrower's assets are verified through a written verification of deposit with 2 months' average balance or his/her most recent bank statements covering a 2-month period. In addition, a verbal verification of employment is required within 10 calendar days of funding the loan, and the borrower's employment must be located within 100 miles of his or her residence. For self-employed borrowers, a CPA's certification or a copy of a business license is also required.

         No Income/No Employment/Verified Assets (NIVA): The NIVA program requires that the borrower state his/her assets on the Form 1003, but the borrower's employment or income need not be stated. The applicant must submit a written verification of deposit with 2 months' average balance or his/her most recent bank statements covering a 2-month period. Any large increases between the average balance and the current balance of the account must be satisfactorily explained.

         Stated Income/Stated Assets (SISA): Under the SISA program, the borrower's employment, income and assets are stated on the Form 1003, but income and assets are not verified. The borrower's income must be reasonable given the employment stated. A verbal verification of employment is required within 10 calendar days of funding the loan, and the borrower's employment must be located within 100 miles of his or her residence. For self-employed borrowers, a CPA's certification or a copy of a business license is also required.

         No Income/No Assets/Verified Employment (NINA w/Employment): Under the NINA w/employment program, the borrower states his/her employment on the Form 1003 but not his/her income or assets. A verbal verification of employment is required within 10 calendar days of funding the loan, and the borrower's employment must be located within 100 miles of his or her residence. For self-employed borrowers, a CPA's certification or a copy of a business license is also required.

         No Income/No Assets/No Employment (NINA (No Doc)): Under the NINA (No
Doc) program, the borrower does not provide his/her employment, income, or assets on the Form 1003.

         Each mortgaged property relating to an AEGIS mortgage loan has been appraised by a qualified independent appraiser who is approved by each lender. All appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standard Board of the Appraisal Foundation. Each appraisal must meet the requirements of Fannie Mae and Freddie Mac. Fannie Mae and Freddie Mac require, among other things, that the appraiser, or its agent on its behalf, personally inspect the property inside and out, verify whether the property was in good condition and verify that construction, if new, had been substantially completed. The appraisal generally will have been based on prices obtained on recent sales of comparable properties, determined in accordance with Fannie Mae and Freddie Mac guidelines. In certain cases an analysis based on income generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property may be used.

         Reserves are calculated based on a borrower's qualifying payment. For investment properties, reserves are required for all properties owned and not just the subject property. Gift funds may not be used to satisfy reserve requirements, and reserves must be sourced and seasoned for 60 days. The use of proceeds from a cash-out refinance to satisfy one's reserve requirements is permitted for primary residences and second homes when the combined loan-to-value (CLTV) of such properties is less than or equal to 80%. Such use of proceeds is not permitted for primary residences and second homes when the CLTV of such properties is greater than 80% or for investment properties.

         The following table describes the amount that a home buyer must have available to pay for a property's principal, interest, taxes, and insurance (or PITI reserves) under AEGIS 's documentation programs.

--------------------------------------------------------------------------------
PRIMARY AND SECONDARY HOMES
--------------------------------------------------------------------------------
Full/Alt, Lite, Limited and SIVA Documentation          Required PITI Reserves
         o    CLTV = 90%                                    2 months
         o    CLTV 90.01 - 95.00%                           3 months
         o    CLTV 95.01 - 100.00%                          4 months
No Ratio and NIVA Documentation
         o    CLTV = 90%                                    3 months
         o    CLTV 90.01 - 95.00%                           4 months
         o    CLTV 95.01 - 100.00%                          5 months
SISA Documentation
         o    CLTV = 90%                                    4 months
--------------------------------------------------------------------------------
INVESTMENT PROPERTY
--------------------------------------------------------------------------------
Full/Alt, Lite, Limited and SIVA Documentation
         o    All CLTVs                                     6 months
No Ratio, NIVA and SISA Documentation
         o    All CLTVs                                     8 months
--------------------------------------------------------------------------------

OPTEUM FINANCIAL SERVICES, LLC

         Opteum Financial Services, LLC ("OFS") was founded in 1998 as a Delaware limited liability company. OFS is headquartered in Paramus, New Jersey, and has retail, wholesale and conduit divisions. OFS originates mortgage loans nationwide and has offices throughout the United States. OFS is a full service lender who originates and acquires a wide variety of mortgage loan types, including conventional, FHA, jumbo, and interest only mortgage loans. As of September 30, 2006, OFS's audited financial statements reflected assets of approximately $1.126 billion, liabilities of approximately $1.097 billion and members' equity of approximately $28.7 million.

         On November 3, 2005, OFS was acquired by, and now operates as a taxable REIT subsidiary of, Opteum Inc. (formerly known as Bimini Mortgage Management,
Inc)., a real estate investment trust. On December 21, 2006, Opteum Inc. sold a 7.5% Class B non-voting limited liability company membership interest in OFS to the sponsor, for $4,125,000. Opteum Inc. also granted the sponsor the option, exercisable at any time before December 21, 2007, to purchase an additional 7.49% Class B non-voting limited liability company membership interest in OFS for $4,119,500.

         OFS maintains its principal office at W. 115 Century Road, Paramus, New Jersey 07652.

         From and including January 1, 2004 and through December 31, 2006, OFS originated approximately $2,306,586,659 of Alt-A and subprime, residential fixed-rate mortgage loans. The table below sets forth, for each of the periods indicated, the number and aggregate original principal balance of mortgage loans originated by OFS for each of the different "asset types" set forth in the table:

                                            2004                         2005                         2006
                                ----------------------------------------------------------------------------------------
                                                AGGREGATE                    AGGREGATE                     AGGREGATE
                                                ORIGINAL                     ORIGINAL                      ORIGINAL
                                                PRINCIPAL                    PRINCIPAL                     PRINCIPAL
                                               BALANCE OF                   BALANCE OF                    BALANCE OF
              ASSET TYPE        NO. OF LOANS      LOANS      NO. OF LOANS      LOANS      NO. OF LOANS       LOANS
------------------------------------------------------------------------------------------------------------------------
Alt-A Fixed                          2,052    $ 434,106,827       3,952    $ 683,883,649        8,373    $ 2,282,284,064
Sub-Prime Fixed                        405    $ 78,165,861          556    $ 139,179,398          145    $ 24,302,595
Total:                               2,457    $ 512,272,688       4,508    $ 823,063,047        8,518    $ 2,306,586,659


         Underwriting Guidelines

         Some of the mortgage loans were underwritten pursuant to underwriting standards similar to those described below while others were underwritten pursuant to underwriting standards with varying documentation types, loan-to-value ratios, combined loan-to-value ratios and/or credit standards etc. OFS allows the following variances from its underwriting guidelines with respect to mortgage loans originated by national builders: 1) verifying documentation relating to completion of work; 2) appraisal review requirements for owner occupied loan amounts less than $1 million are not required; 3) real estate commissions are allowed up to a maximum of 10%; and 4) exceptions for debt to income ratios allowed. Also, national builders originate loans under the "Skip It" program which allows borrowers who owner occupy the property to have no payments for the first (6) six months on their first mortgage lien. The total dollar amount of the payments required for the first six months are paid by the builder to OFS at the time of purchasing of the loan. Loans originated by conduit sellers under alternative guidelines may have been underwritten with varying reserve requirements, appraisal reviews; credit trade requirements; lack of payment shock guideline; installment late requirements; collections; age of previous bankruptcy and/or foreclosures; etc.

         Program Details of OFS

         Loans originated under OFS's Five Star Series(TM) and Five Star Plus programs - include the following specific details:

         General. Loans originated under OFS's Five Star Series(TM) program, the Five Star Plus(TM) program as described within the guidelines originated through OFS's retail platform is designed for borrowers who have demonstrated an excellent credit history. OFS generally - includes in its origination process by performing a pre-funding audit on each mortgage loan originated by OFS's retail and wholesale origination platforms including a review for compliance with the related program parameters and accuracy of the legal documents. OFS generally performs verbal audits of the borrowers' income or employment and a verification of social security numbers of each borrower, and reviews the property ownership history that is provided by outside services prior to the disbursement of the loan. For closed loans purchased under OFS's conduit flow programs, generally, an eligibility review is performed on each loan to insure compliance to the related program parameters and to review the accuracy of the legal documentation used at the closing of the loan transaction. The conduit-seller makes certain representations and warranties, in its respective agreement with OFS, for each of the mortgage loans purchased by the conduit. OFS also includes in its origination process a post-closing quality control review, which covers a minimum of 10% of the mortgage loans originated. This review generally includes a complete re-verification of income, liquid assets and employment that the borrower used to qualify for the mortgage loan, as well as procedures to detect evidence of fraudulent documentation and/or imprudent behavior or activity during the processing and funding of the mortgage loan.

         Exceptions. The following program parameters that are used by OFS are guidelines only. OFS, on a case-by-case basis, may determine that the prospective mortgagor warrants an exception outside the standard program guidelines. Exceptions may be granted if the loan application reflects certain compensating factors, including instances where the prospective mortgagor has demonstrated an ability to save and devote a greater portion of income to basic housing needs. Other compensating factors may include a low loan-to-value; an excellent mortgage pay history; the primary borrower possesses a higher credit score than required; a substantial net worth to suggest that the repayment of the loan is within the prospective mortgagor's ability and/or the borrower has demonstrated an ability to maintain a debt-free position and the value of the mortgaged property as collateral for the loan is adequate. Some examples of exceptions that may be granted are for, but not limited to, documentation requirements for varying document types, increased loan amounts, debt ratios, cash out allowed to borrowers on refinance loans or loan-to-value ratios that exceed program guidelines, consumer credit or number of minimum trade lines required, credit score exceptions, payment shock, reserve requirements, and the number of mortgages financed to a single borrower, etc.

         Appraisals. Neither OFS nor OFS's conduit division publishes an approved appraiser list. Each appraisal is completed on the applicable Fannie Mae Uniform Residential Appraisal Report along with applicable schedules and addendums if required. Each appraiser must be a state licensed or certified appraiser and meet the independent appraiser requirements for staff appraisers, or, if appropriate, be on a list of appraisers specified by the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the FDIC and the Office of Thrift Supervision under their respective real estate appraisal regulations adopted in accordance with Title XI of the Financial Institutions Reform Recovery and Enforcement Act of l989, regardless of whether OFS is subject to those regulations. In addition, each appraiser must be actively engaged in appraisal work, must be experienced, and must subscribe to a code of ethics that is at least as strict as the code of the American Institute of Real Estate Appraisers or the Society of Real Estate Appraisers. All appraisals must be in writing and preformed in strict accordance with all applicable local, state and federal laws, regulations and orders. In addition, all appraisals conform to the current Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation. Generally, each appraisal is reviewed in detail for completeness, accuracy and appraising logic in accordance with Fannie Mae guidelines.

         With respect to OFS's Five Star Series(TM) Program, in general, one full appraisal is required for each loan. In addition, generally, for a quantitative appraisal report for an Owner Occupied property including one to two units; condominiums; planned unit developments; second homes with loan amounts or combined loan amounts less than $500,000 and less than 90% LTV/CLTV, an enhanced desk review is at the underwriter's discretion; for loan amounts greater than 90.01 to 100% LTV/CLTV, an enhanced desk review is required. At the underwriter's discretion, the review may be upgraded to an enhanced field review. For loan amounts or combined loan amounts -$500,000 to $999,000 regardless of the LTV/CLTV, an enhanced desk review is required. At the underwriter's discretion, the review may be upgraded to an enhanced field review. Loan amounts or combined loan amounts of $1,000,000 or greater generally require two appraisals. Non-Owner Occupied 1-4 units and Owner Occupied 3-4 units for loan amounts or combined loan amounts less than $500,000 up to LTV/CLTV 95% generally require an enhanced desk review. Loan amounts or combined loan amounts less than $500,00 at 95.01% LTV/CLTV and greater require an enhanced field review. For loan amounts or combined loan amounts of $500,000 to $999,000 regardless of the LTV/CLTV, generally will require an enhanced field review. Loan amounts or combined loans amounts of $1,000,000 or greater will require two appraisals completed by separate appraisers. OFS will generally order one of the appraisals if the loan is originated in either the retail or wholesale channel of production. -. The underwriter may at its discretion require an additional review, additional comparables and/or a new appraisal. In addition, on Full Documentation loans, the underwriter may utilize an automated valuation model on loan to value ratios or combined loan to value ratios at
80.01 to 90.00% instead of an enhanced desk or Form 2055 exterior drive-by. For conduit flow loans, sellers perform appraisal reviews as required for the loan-to-value based on the first lien when the Originator is purchasing the first lien only. For loans originated for newly constructed homes by national

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builders as defined by OFS's internal list, appraisal reviews are waived for owner occupied or second home transactions. For properties that show recent repairs, generally OFS will require the appraiser to provide interior photos with the original appraisal report. Generally, the age of the appraisal will not be less than 120 days old at the time of closing and generally will require a recertification of value when the appraisals is greater than 120 days old. Appraisals with recertification are acceptable up to six months after the original appraisal date and generally a new appraisal is required after six months unless an exception is granted.

         In the event of a reduced value by the review appraiser, OFS will review on a case-by-case basis to accept and utilize the original appraised value, as long as it is generally no more than 2% greater than the reduced appraisal review amount.

         Condominiums. Generally, any condominium must meet Fannie Mae/Freddie Mac warrantable requirements unless they meet the requirements for non-warrantable condominiums. Generally, the maximum loan amount is $650,000 for loans secured by a non-warrantable condominium. However, exceptions are granted for exceeding the maximum loan amount on a case-by-case basis. In addition, exceptions may be granted on a case-by-case basis for condominiums in properties exceeding eight stories. The Five Star Series(TM) program (including Five Star Plus(TM)) - will allow for condo projects for which either Fannie Mae has issued their Form 1027 or 1028 or that meet Fannie Type B requirements with the following exceptions: the minimum pre-sale requirement for each property is 33% of each legal phase; 50% of all units, common areas and facilities within the project must be completed, and condo projects that meet Fannie Type A requirements with the following exception: investors must own no more than 70% of the units sold within the project, with no one entity owning more than 10% of the project. Generally, for all non-warrantable condominiums, the maximum loan to-value ratio for first liens may not exceed 80%. However, combined loan-to-value ratios are allowed up to 100%. Condominiums greater than four stories are not allowed as investment properties, and condominium projects of less than 12 units are not allowed, however exceptions may be granted on a case-by-case basis.

         Mixed Use Properties. The Five Star Series(TM) program allows mixed use properties for single family primary residences only. At least two thirds of the improvement must be maintained and used for residential purposes only and the other use of the property should represent a legal, permissible use of the property under the local zoning requirements. The borrower must both own and operate the business, in which the required profession cannot be industrial or manufacturing. Typical borrowers are professionals, for example, attorneys, doctors and accountants. Generally, the maximum combined loan to value is 80%.

         OFS's Five Star Series(TM) Program

         General. The underwriting guidelines utilized in The Five Star Series(TM) program, as developed by OFS, are intended to evaluate an applicant's credit score, credit history, financial condition, and repayment ability as well as to evaluate the adequacy of the mortgaged property as collateral for the loan. The Five Star Series(TM) program provides for consistent credit criteria for all documentation types with specific reserve requirements, qualifying ratios, loan-to-value and combined loan-to-value restrictions for each type of program offered. The philosophy of The Five Star Series(TM) program encompasses a complete review of the entire mortgage loan application together with the collateral being secured and an analysis of the risk assessment of the attributes of the particular loan with emphasis on the overall quality of the mortgage loan. Each mortgage loan is individually underwritten for loans originated under their retail and wholesale platforms. OFS's conduit division requires prior underwriting for clients with certain net worth requirements and offers delegated underwriting to those clients who qualify under Sponsor eligibility.

         OFS underwrites one-to-four-family mortgage loans with loan-to-value ratios at origination of up to 100% depending on, among other things, a borrower's credit history, repayment ability and debt service-to-income ratio as well as the type and use of the mortgaged property. The Five Star Series(TM) program offers forty (40), thirty (30) and fifteen (15) year fixed rate mortgage loans as well as six (6) month, two (2), three (3), five (5) and seven (7) year fixed rate adjustable LIBOR mortgages for purchases, rate and term refinances and cash -out transactions. Forty-year mortgage loans are fully amortizable with a balloon payment feature at the end of thirty years. Fifty year mortgage loans may be purchased through the conduit on a case by case basis.

         The borrowers have an option to include an interest-only feature for a maximum period of ten years. Exceptions are approved for less than ten years for the interest only periods on a case-by-case basis for conduit sellers. Borrower(s) who choose to have a prepayment penalty option, can select the terms of prepayment penalties from one to five years. In the case of a "soft" prepayment penalty period, penalties are waived in the event of a sale and transfer of title in regards to a bona fide purchase transaction. Secondary financing or allowance for subordinate financing is allowed according to the combined loan-to-value ratio requirements described in the program underwriting guidelines and may be provided by lenders other than OFS at origination. Generally, the combined loan-to-value ratio may not exceed 100%.

         The Five Star Series allows for temporary buydowns on 30 year fixed rate product and five and seven year adjustable rate mortgage loans. Temporary buydowns are allowed for fully amortizing and interest only product for Full, SIVA, NIVA and SISA documentation types. Under this program, the maximum loan-to-value ratio is 80%, with allowable CLTV as per the program guidelines. In addition, the temporary buydowns are only allowed for owner occupied, two unit residences. It is acceptable for the temporary buydown account to be paid by either the seller of the property, the builder or the borrower. Purchase, rate/term and cash out transactions are allowed under this program. On temporary buydowns where the first year is bought down 3% for the first year, the borrower qualifies at the rate in effect in the beginning of the second year. On a temporary buydown where the first year rate is 2% below the note rate, the borrower qualifies at the rate in effect in beginning of the first year. On temporary buydowns whereas the first year rate is 1% below the note rate, the borrower qualifies at the rate in effect in the beginning of the first year. Seller or Builder paid buydowns are included in the maximum seller contribution calculations.

         Each borrower completes a Residential Loan Application (Fannie Mae Form 1003 or Freddie Mac Form 65). The Five Star Series(TM) program allows for approval of an application pursuant to various documentation types as defined:
(a) Full/Alternative Documentation program, (b) Stated Income, Verified Assets
(SIVA), (c) Stated Employment/Verified Assets (NIVA), (d) Stated Income/Stated Assets (SISA), (e) No Income/No Assets (NINA) and (f) No Income/No Employment/Verified Assets (NINEVA). The Five Star Plus(TM) program originates mortgage loans under Full and Stated Income with verified assets only.

         The Full/Alternative Documentation program requires a Uniform Residential Loan Application, a Statement of Assets and Liabilities and a Uniform Residential Appraisal Report on the appropriate Fannie Mae or Freddie Mac forms, a credit report, verification of income with a complete two-year employment history, verification of deposits for all liquid assets, and verification of minimum cash reserves as required by the product guidelines. Full/Alternative documentation allows for the use of certain alternative documents in lieu of the some of these forms. Self employed borrowers must provide federal tax returns for the previous two years, additional documents and a signed IRS Form 4506 (Request for Copy of Tax Returns). The debt to income ratio generally does not exceed 50% on loans above 80% loan to value and 60% on loans below 80% loan to value.

         Stated Income, Verified Assets (SIVA). Under this program the borrower provides income information on the mortgage loan application, and the debt service to income ratio is calculated generally not to exceed 50%. However, income is not verified. OFS obtains the prospective borrower's verification of deposits or bank statements for the most recent two month period preceding the mortgage loan application.

         Stated Employment (No Income)/Verified Assets (NIVA). Under this documentation type, the borrower provides no income information, but provides employment and asset information. OFS verifies the asset information on the mortgage loan application.

         Stated Income/Stated Assets (SISA). Under this documentation type, the borrower states their employment, income and assets on the mortgage loan application, none of which are verified.

         Limited Documentation (12 Months Bank Statements). Under this documentation type, a borrower who is a wage earner provides a two-year employment history required and 12 consecutive months of personal bank statements. For self-employed borrowers, proof of existence of business for 2 years and 12 consecutive months personal bank statements (average of bank deposits will determine steady income stream). 12 months business bank statements, in lieu of 12 months personal bank statements, will only be considered for borrowers who are sole proprietors of a DBA business. Monthly income is calculated for qualifying purposes by averaging deposits of a consistent amount each month and reviewed to be reasonable for their employment.

         No Income/No Assets (NINA). Under this documentation type, the borrower provides no income, employment or asset information on the mortgage loan application.

         No Income/No Employment/Verified Assets) (NINEVA). Under this documentation type, the borrower provides no income or employment information on the mortgage loan application but provides asset information. OFS obtains the prospective borrower's verification of deposits or bank statements for the most recent two months.

         Under The Five Star Series(TM) program, generally, OFS or the conduit seller in the case of a purchase of a closed loan verbally verifies the borrower's employment prior to the closing of the mortgage loan. Credit history, collateral quality and the amount of the down payment are important factors in evaluating a mortgage originated under one of the available documentation types. In addition, under the limited documentation products, the mortgage loan must conform to certain criteria regarding maximum loan amount, property type and occupancy status. Generally, for mortgage loans originated for self-employed borrowers under one of the limited documentation types, except for the No Income and No Asset program ("NINA") and the No Income/No Employment/Verified Assets program ("NINEVA"), borrowers are required to provide either a business license if applicable for their business or a certified public accountant letter stating the borrower has been filing their tax returns as self employed for the past two years.

         In all cases, liquid assets must support the level of income of the borrower as stated in proportion to the type of employment of the borrower. Additional documentation is requested by the underwriter if, in the judgment of the underwriter, the compensating factors are insufficient for loan approval under the Five Star Series(TM) program.

         Under the Five Star Series(TM) program, the borrower can elect to have primary mortgage insurance coverage when the loan-to-value ratio will be greater than 80.00% or can choose a loan program with no payments for mortgage insurance under OFS's Lender Paid Mortgage Insurance ("LPMI") products. The Five Star Series(TM) program underwriting guidelines allow for more than one type of LPMI program for borrowers to choose from, all of which are similar to the requirements of the Five Star Series. Underwriting guidelines for the LPMI products have special requirements and limitations for credit scores, limited loan amounts and loan-to-value ratios and may have additional underwriting criteria. The required amount of coverage is reduced for borrowers under the Five Star Plus program.

         OFS uses the foregoing parameters as guidelines only.

         Credit History

         The Five Star Series(TM) program defines acceptable credit history as a borrower who has a minimum of a two (2) year credit history with a minimum of - three trades total for owner occupied and second home properties. minimum of - 2 trades must be rated, traditional trades, with at least one of the -one being an active trade reported for the last six (6) months. Rent or private party mortgage is considered as an additional trade when verified by a verification of mortgage or verification of rent or credit report supplement or cancelled checks. In addition, an alternative trade verified directly with the creditor or with cancelled checks showing no late payments, with a minimum of a twelve (12) month history to complete the - trade requirements. Alternative sources include utility payments, telephone payments or insurance payments. A borrower must have a minimum of a twelve month credit history for a mortgage or a rental history verified by a credit report supplement or verification of rent or mortgage or canceled checks showing no 30-day delinquent mortgage payments in the past twelve months and must be current at the time of closing. Mortgage loans for borrowers on owner occupied and second homes who have no prior rental or housing history verified and for all investment properties, borrower(s) must have a minimum 2-year credit history with a minimum of five (5) trades total. A minimum of 3 trades must be rated, traditional trades, with at least one of the three being an active trade reported for the last 6 months. Rent or private party mortgage can be considered as an additional trade, when verified by VOM/VOR, cancelled checks or credit report supplement In addition, an alternative trade, verified directly with the creditor or with cancelled checks showing no late payments, with minimum a twelve (12) month history, can be used to complete the five (5) trade requirement. Alternative sources include utility payments, telephone payments or insurance payments.- -. An exception may be granted on a case-by-case basis to allow one 30-day mortgage late payment if strong compensation factors are shown-

         On loan-to-values and combined loan-to values greater than (90%) ninety percent, generally a maximum of one 30-day delinquent payment on an installment credit account within the past 12 months is permitted under the Five Star Series(TM) program Consumer credit does not incorporate a maximum number of late payments and is not utilized in the credit analysis. Revolving debt is included as a monthly obligation regardless of the number of payments remaining, however revolving debt is allowed to be paid off on a case-by-case basis, based on compensating factors of the loan. Bankruptcies must not have occurred within the last 2 years and the borrower must have a good re-established credit history, and the bankruptcy must be fully discharged. For loan amounts less than $1 million, generally, foreclosures are not allowed in the past 3 years. For loan amounts greater than $1 million, no foreclosures or bankruptcies are generally allowed in the last four years. For borrower(s) who occupy the property or for whom the loan is made for a second home, no payoff is required for collections and charge-offs when the aggregate total is less than or equal to $5,000. All judgments, suits, tax liens, other liens, collections in an amount above the previous allowances or for loans on investment properties, charge-offs in the past 12 months and generally open charge -offs, open judgments, collections or other derogatory public record items must be paid in full prior to or at closing. Medical collections up to $500 can be left open.

         As part of the underwriting process, OFS typically reviews an applicant's Credit Score. For determining the representative credit score for full/alternative documentation, stated income with verified assets, no ratio loans with verified assets; stated income with stated assets; no income and no assets and/or loan amounts or combined loan amounts less than $1 million, a minimum of two credit scores is required for each borrower. The representative score for each borrower is defined as the lower of two or middle of three scores. The representative score for transactions involving more than one borrower is the lower of two or middle of three for the primary wage earner. The determination of the primary wage earner for transactions involving more than one borrower is the borrower with the highest income level and when all borrowers income level is similar, the lowest representative score of all borrowers is utilized. Under the Five Star Plus(TM) program, stated documentation for a credit score is determined by the lowest middle representative score of all borrowers. The minimum credit score required for all documentation types is except as noted below. For full/alternative documentation, for loan amounts and/or combined loan amounts less than or equal to $1,000,000, the minimum credit score is 620. For loan amounts greater than $1,000,000, a minimum requirement of 680 credit score is required for all borrowers. When OFS is providing both first and second liens with combined loan amounts greater than $1,000,000, a minimum credit score of 680 for all borrowers is required. For investment and second home mortgages with a combined loan-to-value ratio between 95.01-100%, a minimum score of 680 for all borrowers for purchase money transactions is required. For stated income and verified assets (SIVA), loan amount or combined loan amounts less than or equal to $1,000,000, a minimum credit score of 620 is required. For loan amounts or combined loan amounts greater than $1,000,000, a minimum credit score of 680 is required for all borrowers. For "no ratio" (NIVA) loans with loan amount or combined loan amounts less than or equal to $1,000,000 and CLTV less than 95%, the minimum credit score is 620, except for cashout refinances for which the credit score requires a minimum of 660. Loan amounts or combined loan amounts less than or equal to $1,000,000 and a CLTV greater than 95% require a credit score of 660. Loan amounts or combined loan amounts greater than $1,000,000 require a credit score of 680 for all borrowers. For Stated Income and Stated Assets (SISA), for loan amounts or combined loan amounts less than or equal to $1,000,000 and a CLTV less than 95%, the minimum credit score is 620, except for refinance transactions for which a minimum credit score of 660 is required. Loan amounts or combined loan amounts less than or equal to $1,000,000 and CLTV greater than 95% require a credit score of 660. Loan amounts or combined loan amounts greater than $1,000,000 require a 680 credit score for all borrowers. For No Income and No Asset (NINA) loans and for No Income and No Asset loans with verified assets (NINEVA), loan amounts less than or equal to $1,000,000 and loan-to-value ratios less than or equal to 90%, a minimum credit score of 620 is required for all borrowers. For loan amounts greater than 90% loan-to-value, a minimum credit score of 660 is required for all borrowers. For all documentation types, if OFS is not providing subordinate financing, the minimum credit score requirements for all programs is the minimum credit score required for first liens. Generally, for loans originated under applicable documentation types specific to allow for loans greater than 95.01% to 100% combined loan-to-value ratios secured as a second home or investment properties, borrowers must meet a minimum credit score of 680.

         Required reserves as stated below must be from the borrower's own funds and must be sourced and seasoned for a minimum of 60 days. Proceeds from the sale of a property can be included without seasoning requirements. Reserve requirements are generally as follows for owner occupied residences under all documentation types (except for refinance transactions where the property is owned for longer than twelve (12) months and the proposed total payment is not greater than the current total payment, in which case the reserve requirement is waived) (a) for combined loan amounts up to $1,000,000, two months principal, insurance, monthly taxes and insurance (PITI), (b) for combined loan amounts greater than $1 million, six (6) months PITI, (c) for second homes and investment properties with combined loan amounts of less than $1 million, four
(4) months PITI, and (d) for second homes and investment properties funded with subordinate financing provided by Sponsor and for combined loan amounts greater than $1 million, six (6) months PITI. For loans under the Five Star Plus(TM) program, no reserves are required for full documentation loans with credit scores of 720 and above; for credit scores 620 to 719, two (2) months' reserves are required; for loan amounts greater than $1 million, generally twelve (12) months' reserves are required. Stated documentation loans with credit scores of 720 and above are required to have two (2) months' reserves and loans with credit scores of 680 to 719 require three (3) months' reserves. For loan amounts greater than $1 million, generally twelve
(12) months' reserves are required. Exceptions may be granted on a case-by-case for reduced reserve amounts.

         First Time Homebuyer Program

         The Five Star Series(TM) program includes first time borrowers with no prior housing history under the full documentation and stated income with verified assets documentation guidelines. Borrowers who qualify under this program cannot have owned any property in the three-year period immediately prior to the application for a Five Star Series(TM) loan and cannot have prior mortgage or rental history. The borrowers are required to verify that they have lived rent-free (based upon a letter from an immediate family member). Generally, first time borrowers are required to have a minimum twenty-four month credit history and a minimum of -five trade lines. For full documentation loans, there are no additional restrictions. In the case of stated income, it is required for the borrower to have a minimum credit score of 660 and approximately four (4) months reserves after closing. Other than not having a 12 month credit history for mortgage or rent, each borrower must comply with all other product guidelines.

                         DESCRIPTION OF THE CERTIFICATES

         The issuing entity will issue the Certificates (other than the Grantor Trust Certificates) pursuant to the Agreement and the grantor trust issuing entity will issue the Grantor Trust Certificates pursuant to the Grantor Trust Agreement. The Certificates consist of the classes of Certificates reflected on pages S-7 through S-8 of this prospectus supplement, which we refer to collectively as the Offered Certificates, and one or more classes of Class B-IO Certificates, Class XP Certificates, Class R Certificates and such other classes of non-offered certificates which are not offered publicly.

         The various classes of Class I-A Certificates, the Grantor Trust Class I-A-4B Certificates and the Class I-X Certificates are also referred to as the Group I Senior Certificates; and the various classes of Class I-B Certificates are also referred to as the Group I Subordinate Certificates. The various classes of Class II-A Certificates and the Grantor Trust Class II-A-3B Certificates are also referred to as the Group II Senior Certificates; and the various classes of Class II-B Certificates are also referred to as the Group II Subordinate Certificates. The Group I Senior Certificates and Group II Senior Certificates are collectively referred to herein as the Senior Certificates. The Group I Subordinate Certificates and Group II Subordinate Certificates are collectively referred to herein as the Subordinate Certificates. The Senior Certificates and Subordinate Certificates (other than the Class II-B-6 Certificates) are collectively referred to herein as the Offered Certificates.

         Holders of the Class R Certificates will be entitled to receive any residual cash flow from the mortgage pool, which is not expected to be significant. A holder of a Class R Certificate will not have a right to alter the structure of the transaction. The initial owner of the Class R Certificates is expected to be Bear, Stearns Securities Corp.

GENERAL

         The Structured Asset Mortgage Investments II Trust 2007-AR3, Mortgage Pass-Through Certificates, Series 2007-AR3 will consist of the Offered Certificates and the Non-Offered Certificates. Only the Offered Certificates are offered by this prospectus supplement.

         The Certificates (other than the Grantor Trust Certificates) represent in the aggregate the entire beneficial ownership interest in a trust fund consisting of the following:

         o all of the Depositor's right, title and interest in and to the mortgage loans, the related mortgage notes, mortgages and other related documents, including all interest and principal due with respect to the initial mortgage loans after the Cut-off Date, and with respect to the related subsequent mortgage loans after the related Subsequent Cut-off Date, but excluding any payments of principal or interest due on or prior to the Cut-off Date or the related Subsequent Cut-off Date, respectively,

         o any mortgaged properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received thereon,

         o the rights of the Trustee under all insurance policies required to be maintained pursuant to the Agreement and any amounts paid or payable by the related insurer under any such insurance policy (to the extent the related mortgagee has a claim thereto),

         o the rights of the Depositor under the Mortgage Loan Purchase Agreement and each Subsequent Mortgage Loan Purchase Agreement between the Depositor and the Sponsor,

         o such assets relating to the mortgage loans as from time to time may be held in the Protected Accounts, the Reserve Fund, the Basis Risk Reserve Fund, the Final Maturity Reserve Account, the Pre-Funding Accounts, the Interest Coverage Accounts, the Adjustable Rate Supplemental Fund, the Distribution Account and such other accounts, if any, created under the Agreement,

         o the rights of the Depositor with respect to the Servicing Agreements, to the extent assigned to the Trustee,

         o  the rights of the Depositor with respect to the Cap Contracts,

         o such assets as shall from time to time be credited to the Distribution Account or are required by the terms of the Agreement to be credited to the Distribution Account, and

         o  any proceeds of the foregoing.

         The Grantor Trust Certificates represent in the aggregate the entire beneficial ownership interest in a grantor trust consisting of the Underlying Certificates and the Swap Agreements.

         Each class of Certificates will have the approximate initial Certificate Principal Balance or Notional Amount as set forth on pages S-7 through S-9 hereof and will have the Pass-Through Rate determined as provided under "Summary of Prospectus Supplement--Description of the Certificates--Pass Through Rates" and "Description of Certificates--Pass-Through Rates on the Offered Certificates" in this prospectus supplement. The Class B-IO and Class R Certificates also represent the right to receive additional distributions in respect of the trust fund on any distribution date after all required payments of principal and interest have been made on such date in respect of the Senior Certificates and Subordinate Certificates of the related Loan Group. The Underlying Certificates, Class II-B-6 Certificates, Class B-IO Certificates, Class XP Certificates and Residual Certificates are not being offered by this prospectus supplement.

         The Offered Certificates will be issued, maintained and transferred on the book-entry records of DTC, Clearstream Banking, societe anonyme and the Euroclear System and each of their participants in minimum denominations of $25,000 and integral multiples of $1,000 in excess thereof. One certificate of each of these classes may be issued in a different principal amount to accommodate the remainder of the initial principal amount of the certificates of such class. The Offered Certificates will be issued as global securities. See Annex I to this prospectus supplement and "Description of the Securities--Form of Securities" and "--Global Securities" in the prospectus.

         The Book-Entry Certificates will initially be represented by one or more Global Securities registered in the name of a nominee of DTC. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No person acquiring an interest in any class of the Book-Entry Certificates will be entitled to receive a certificate representing such person's interest, except as set forth below under "--Definitive Certificates". Unless and until definitive certificates are issued under the limited circumstances described in this prospectus supplement, all references to actions by certificateholders with respect to the Book-Entry Certificates shall refer to actions taken by DTC upon instructions from its participants and all references in this prospectus supplement to distributions, notices, reports and statements to certificateholders with respect to the Book-Entry Certificates shall refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-Entry Certificates, for distribution to Certificate Owners in accordance with DTC procedures. See "--Registration of the Book-Entry Certificates" and "--Definitive Certificates" in this prospectus supplement.

         All distributions to holders of the Offered Certificates, other than the final distribution on any class of Offered Certificates, will be made on each distribution date by or on behalf of the Securities Administrator to the persons in whose names the Offered Certificates are registered at the close of business on the related Record Date. Distributions will be made either (a) by check mailed to the address of each certificateholder as it appears in the certificate register or (b) upon written request to the Securities Administrator at least five business days prior to the relevant Record Date by any holder of Offered Certificate, by wire transfer in immediately available funds to the account of the certificateholders specified in the request. The final distribution on any class of Offered Certificates will be made in a like manner, but only upon presentment and surrender of the related Certificate at the corporate trust office of the Securities Administrator, for these purposes located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479,
Attention: Corporate Trust Group, SAMI 2007-AR3, or any other location specified in the notice to certificateholders of the final distribution.

         The Certificates will not be listed on any securities exchange or quoted in the automated quotation system of any registered securities association. As a result, investors in the Certificates may experience limited liquidity. See "Risk Factors--The Offered Certificates Will Have Limited Liquidity, So You May Be Unable to Sell Your Securities or May Be Forced to Sell Them at a Discount from Their Fair Market Value." in this prospectus supplement.

REGISTRATION OF THE BOOK-ENTRY CERTIFICATES

         DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book entries, thereby eliminating the need for physical movement of certificates.

         Certificate Owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Book-Entry Certificates may do so only through participants and indirect participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Book-Entry Certificates from the Securities Administrator through DTC and DTC participants. The Securities Administrator will forward payments to DTC in same day funds and DTC will forward payments to participants in next day funds settled through the New York Clearing

House. Each participant will be responsible for disbursing the payments. Unless and until definitive certificates are issued, it is anticipated that the only certificateholders of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be recognized by the Securities Administrator as certificateholders, as such term is used in the Agreement and Certificate Owners will be permitted to exercise the rights of certificateholders only indirectly through DTC and its participants.

         Under the Rules, DTC is required to make book-entry transfers of Book-Entry Certificates among participants and to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates. Participants and indirect participants with which Certificate Owners have accounts with respect to the Book-Entry Certificates similarly are required to make book-entry transfers and receive and transmit these payments on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess definitive certificates, the Rules provide a mechanism by which Certificate Owners through their participants and indirect participants will receive payments and will be able to transfer their interest.

         Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and on behalf of certain banks, the ability of a Certificate Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to Book-Entry Certificates, may be limited due to the absence of physical certificates for the Book-Entry Certificates. In addition, under a book-entry format, Certificate Owners may experience delays in their receipt of payments since distribution will be made by the Securities Administrator to Cede & Co., as nominee for DTC.

         Under the Rules, DTC will take action permitted to be taken by a certificateholders under the Agreement only at the direction of one or more participants to whose DTC account the Book-Entry Certificates are credited. Additionally, under the Rules, DTC will take actions with respect to specified voting rights only at the direction of and on behalf of participants whose holdings of Book-Entry Certificates evidence these specified voting rights. DTC may take conflicting actions with respect to voting rights, to the extent that participants whose holdings of Book-Entry Certificates evidence voting rights, authorize divergent action.

         The Depositor, the Master Servicer, the Securities Administrator, the Servicers and the Trustee will have no liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests or transfers thereof.

DEFINITIVE CERTIFICATES

         Definitive certificates will be issued to Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only if (1) the Depositor advises the Securities Administrator in writing that DTC is no longer willing or able to properly discharge its responsibilities as clearing agency with respect to the Book-Entry Certificates and the Depositor is unable to locate a qualified successor within 30 days or (2) the Depositor notifies DTC of its intent to terminate the book-entry system and, upon receipt of a notice of intent from DTC, the participants holding beneficial interests in the Book-Entry Certificates agree to initiate a termination. Additionally, after the occurrence of an event of default under the Agreement, any Certificate Owner materially and adversely affected thereby may, at its option, request and, subject to the procedures set forth in the Agreement, receive a definitive certificate evidencing such Certificate Owner's fractional undivided interest in the related class of Certificates.

         Upon its receipt of notice of the occurrence of any event described in the immediately preceding paragraph, the Securities Administrator is required to request that DTC notify all Certificate Owners through its participants of the availability of definitive certificates. Upon surrender by DTC of the definitive certificates representing the Book-Entry Certificates and receipt of instructions for re-registration, the Securities Administrator will reissue the Book-Entry Certificates as definitive certificates issued in the respective principal amounts owned by individual Certificate Owners, and thereafter the Securities Administrator will recognize the holders of definitive certificates as certificateholders under the Agreement.

CALCULATION OF ONE-MONTH LIBOR

         With respect to each class of Adjustable Rate Certificates, on the second LIBOR business day preceding the commencement of each Interest Accrual Period for such certificates, which date we refer to as an interest determination date, the Securities Administrator will determine One-Month LIBOR for such Interest Accrual Period on the basis of such rate as it appears on Telerate Screen Page 3750, as of 11:00 a.m. London time on such interest determination date. If such rate does not appear on such page, or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the securities administrator, One-Month LIBOR for the applicable Interest Accrual Period will be the Reference Bank Rate. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month LIBOR will be the One-Month LIBOR applicable to the immediately preceding Interest Accrual Period.

         The Reference Bank Rate with respect to any Interest Accrual Period, means the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks, as described below, as of 11:00 a.m., New York City time, on the related interest determination date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all Classes of Adjustable Rate Certificates for such Interest Accrual Period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the rates quoted by one or more major banks in New York City, selected by the Securities Administrator, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all Classes of Adjustable Rate Certificates.

         The establishment of One-Month LIBOR on each interest determination date by the Securities Administrator and the Securities Administrator's calculation of the rate of interest applicable to the Classes of Adjustable Rate Certificates for the related Interest Accrual Period shall, in the absence of manifest error, be final and binding.

DISTRIBUTIONS ON THE GROUP I CERTIFICATES

         On each distribution date, the Securities Administrator will withdraw the Available Funds for Loan Group I from the Distribution Account for such distribution date and apply such amounts on the Group I Certificates (other than the Grantor Trust Class I-A-4B Certificates) as follows:

         Interest Funds. On each distribution date, Interest Funds for Loan Group I will be applied to pay any accrued and unpaid interest on the Class I-A, Class I-X and Class I-B Certificates in the following order of priority:

         1. On each distribution date on and after the distribution date in May 2017, if applicable, to the Final Maturity Reserve Account an amount equal to the Coupon Strip for such distribution date;

         2. From remaining Interest Funds for Loan Group I, to each class of Class I-A and Class I-X Certificates, the related Current Interest and then any Interest Carry Forward Amount for each such Class, pro rata, based on the Current Interest and Interest Carry Forward Amount, as applicable, owed to each such Class,

         3. From remaining Interest Funds for Loan Group I, to the Class I-B-1, Class I-B-2, Class I-B-3, Class I-B-4, Class I-B-5, Class I-B-6, Class I-B-7, Class I-B-8 and Class I-B-9 Certificates, sequentially, in that order, the Current Interest for each such Class;

         4. Any Excess Spread for Loan Group I to the extent necessary to meet a level of overcollateralization equal to the related Overcollateralization Target Amount will be the related Extra Principal Distribution Amount and will be included as part of the Principal Distribution Amount for Loan Group I and distributed in accordance with Principal Distribution Amounts
                  (A) or (B) below (as applicable); and

         5. Any remaining Excess Spread for Loan Group I will be the related Remaining Excess Spread and will be applied, together with the related Overcollateralization Release Amount, as Net Monthly Excess Cashflow for Loan Group I in accordance with Net Monthly Excess Cashflow below.

         As described in the definition of "Current Interest," the Current Interest on each class of Group I Certificates (other than the Grantor Trust Class I-A-4B Certificates) is subject to reduction in the event of specified interest shortfalls allocable thereto, shortfalls resulting from Net Deferred Interest allocable thereto, and the interest portion of Realized Losses on the related mortgage loans allocated thereto.

         On any distribution date, any shortfalls with respect to Loan Group I resulting from the application of the Relief Act and any related Prepayment Interest Shortfalls to the extent not covered by Compensating Interest will be allocated, first, in reduction of amounts otherwise distributable to the Class I-B-IO Certificates and Residual Certificates and thereafter, to the Current Interest payable to the Group I Certificates, on a pro rata basis, on such distribution date, based on the respective amounts of interest accrued on such Certificates for such distribution date. The holders of the Group I Certificates will not be entitled to reimbursement for any such interest shortfalls, except as provided under clause 13. of Net Monthly Excess Cashflow below.

         If on the initial distribution date, the Current Interest for the Group I Adjustable Rate Certificates is reduced due to the application of the Net Rate Cap, then amounts on deposit in the Adjustable Rate Supplemental Fund with respect to Loan Group I will be used to cover such shortfalls on such distribution date.

         Principal Distribution Amounts. On each distribution date, the Principal Distribution Amount for Loan Group I will be applied to pay as principal on the Class I-A, Class I-X and Class I-B Certificates as follows:

         (A) On each distribution date (i) prior to the related Stepdown Date or
(ii) on which a related Trigger Event is in effect, from the Principal Distribution Amount for Loan Group I for such distribution date:

         1. To each class of Class I-A and Class I-X Certificates, concurrently, as follows:

                  (a) to the Class I-A-1, Class I-A-2 and Class I-A-3 Certificates, sequentially, in that order,

                  (b) to the Class I-A-4A, Underlying Class I-A-4B and Class I-A-5 Certificates, pro rata, in accordance with their respective Certificate Principal Balances, and

                  (c) to the Class I-X-1 and Class I-X-2 Certificates, pro rata, in accordance with their respective Certificate Principal Balances,

                  in each case until the Certificate Principal Balance of each such Class is reduced to zero;

         2. To the Class I-B-1 Certificates, any remaining related Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

         3. To the Class I-B-2 Certificates, any remaining related Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

         4. To the Class I-B-3 Certificates, any remaining related Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

         5. To the Class I-B-4 Certificates, any remaining related Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

         6. To the Class I-B-5 Certificates, any remaining related Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

         7. To the Class I-B-6 Certificates, any remaining related Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

         8. To the Class I-B-7 Certificates, any remaining related Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

         9. To the Class I-B-8 Certificates, any remaining related Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero; and

         10. Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

         (B) On each distribution date on or after the related Stepdown Date, so long as a related Trigger Event is not in effect, from the Principal Distribution Amount for Loan Group I for such distribution date:

         1. To each class of Class I-A and Class I-X Certificates, the Class I-A Principal Distribution Amount, concurrently, as follows:

                  (a) to the Class I-A-1, Class I-A-2 and Class I-A-3 Certificates, sequentially, in that order,

                  (b) to the Class I-A-4A, Underlying Class I-A-4B and Class I-A-5 Certificates, pro rata, in accordance with their respective Certificate Principal Balances, and

                  (c) to the Class I-X-1 and Class I-X-2 Certificates, pro rata, in accordance with their respective Certificate Principal Balances,

                  in each case until the Certificate Principal Balance of each such Class is reduced to zero;

         2. To the Class I-B-1 Certificates, from any remaining related Principal Distribution Amount, the Class I-B-1 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

         3. To the Class I-B-2 Certificates, from any remaining related Principal Distribution Amount, the Class I-B-2 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

         4. To the Class I-B-3 Certificates, from any remaining related Principal Distribution Amount, the Class I-B-3 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero; 5. To the Class I-B-4 Certificates, from any remaining related Principal Distribution Amount, the Class I-B-4 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

         6. To the Class I-B-5 Certificates, from any remaining related Principal Distribution Amount, the Class I-B-5 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

         7. To the Class I-B-6 Certificates, from any remaining related Principal Distribution Amount, the Class I-B-6 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

         8. To the Class I-B-7 Certificates, from any remaining related Principal Distribution Amount, the Class I-B-7 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

         9. To the Class I-B-8 Certificates, from any remaining related Principal Distribution Amount, the Class I-B-8 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero; and

         10. To the Class I-B-9 Certificates, from any remaining related Principal Distribution Amount, the Class I-B-9 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

         Net Monthly Excess Cashflow. On each distribution date, the Net Monthly Excess Cashflow for Loan Group I will be applied to the Group I Certificates (other than the Grantor Trust Class I-A-4B Certificates) in the following order of priority:

         1. From any Net Monthly Excess Cashflow for Loan Group I, to each class of Class I-A and Class I-X Certificates, as follows:

                  (i) any Interest Carry Forward Amount for each class of Class I-A and Class I-X Certificates and distribution date, to the extent not fully paid pursuant to clause
                           2. of Interest Funds above, pro rata in accordance with the respective amounts owed to each such Class, and then

                  (ii) any Unpaid Realized Loss Amount for each class of Class I-A Certificates and distribution date, from remaining Net Monthly Excess Cashflow, to the Class I-A Certificates, sequentially, as follows:

                                    first, to the Class I-A-1, Class I-A-2 and
                               Class I-A-3 Certificates, pro rata, until the Certificate Principal Balance of each such Class has been reduced to zero;

                                    second, to the Class I-A-4A and Underlying
                               Class I-A-4B Certificates, pro rata, until the Certificate Principal Balance of each such Class has been reduced to zero; and

                                    third, to the Class I-A-5 Certificates,
                               until the Certificate Principal Balance of such Class has been reduced to zero;

                  2. From any remaining related Net Monthly Excess Cashflow, to the Class I-B-1 Certificates, an amount equal to (a) any Interest Carry Forward Amount, and then (b) any Unpaid Realized Loss Amount for such Class for such distribution date;

                  3. From any remaining related Net Monthly Excess Cashflow, to the Class I-B-2 Certificates, an amount equal to (a) any Interest Carry Forward Amount, and then (b) any Unpaid Realized Loss Amount for such Class for such distribution date;

                  4. From any remaining related Net Monthly Excess Cashflow, to the Class I-B-3 Certificates, an amount equal to (a) any Interest Carry Forward Amount, and then (b) any Unpaid Realized Loss Amount for such Class for such distribution date;

                  5. From any remaining related Net Monthly Excess Cashflow, to the Class I-B-4 Certificates, an amount equal to (a) any Interest Carry Forward Amount, and then (b) any Unpaid Realized Loss Amount for such Class for such distribution date;

                  6. From any remaining related Net Monthly Excess Cashflow, to the Class I-B-5 Certificates, an amount equal to (a) any Interest Carry Forward Amount, and then (b) any Unpaid Realized Loss Amount for such Class for such distribution date;

                  7. From any remaining related Net Monthly Excess Cashflow, to the Class I-B-6 Certificates, an amount equal to (a) any Interest Carry Forward Amount, and then (b) any Unpaid Realized Loss Amount for such Class for such distribution date;

                  8. From any remaining related Net Monthly Excess Cashflow, to the Class I-B-7 Certificates, an amount equal to (a) any Interest Carry Forward Amount, and then (b) any Unpaid Realized Loss Amount for such Class for such distribution date;

                  9. From any remaining related Net Monthly Excess Cashflow, to the Class I-B-8 Certificates, an amount equal to (a) any Interest Carry Forward Amount, and then (b) any Unpaid Realized Loss Amount for such Class for such distribution date;

                  10. From any remaining related Net Monthly Excess Cashflow, to the Class I-B-9 Certificates, an amount equal to (a) any Interest Carry Forward Amount, and then (b) any Unpaid Realized Loss Amount for such Class for such distribution date;

                  11. Concurrently, from any remaining related Net Monthly Excess Cashflow, to the Basis Risk Reserve Fund and contemporaneously from the Basis Risk Reserve Fund to each class of such Class I-A Certificates, pro rata based on each such Class' allocated share, any Basis Risk Shortfall and any Basis Risk Shortfall Carry Forward Amount for each such Class for such distribution date;

                  12. From any remaining related Net Monthly Excess Cashflow, to the Basis Risk Reserve Fund and contemporaneously from the Basis Risk Reserve Fund to the Class I-B-1, Class I-B-2, Class I-B-3, Class I-B-4, Class I-B-5, Class I-B-6, Class I-B-7, Class I-B-8 and Class I-B-9 Certificates, sequentially, in that order, any Basis Risk Shortfall and any Basis Risk Shortfall Carry Forward Amount, in each case for such Class for such distribution date;

                  13. From any remaining related Net Monthly Excess Cashflow, first, to each class of Class I-A and Class I-X Certificates, pro rata based on each such Class's allocated share, and then, to the Class I-B-1, Class I-B-2, Class I-B-3, Class I-B-4, Class I-B-5, Class I-B-6, Class I-B-7, Class I-B-8 and Class I-B-9 Certificates, sequentially, in that order, such respective certificates' allocated share of any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest and any shortfalls resulting from the application of the Relief Act or similar state laws, in each case without interest accrued thereon;

                  14. From any remaining related Net Monthly Excess Cashflow, first, to the Adjustable Rate Supplemental Fund if it has not been terminated, and then, to the Class I-B-IO Certificates, in each case in the related amounts specified in the Agreement; and

                  15.      Any remaining amounts to the Residual Certificates.

         On each distribution date, all amounts received by the Trust during the related Prepayment Period, representing prepayment charges in respect of the group I mortgage loans having prepayment charges, will be withdrawn from the Distribution Account and shall not be available for distribution to the holders of the Group I Senior Certificates and Group I Subordinate Certificates. Prepayment charges received by the Trust with respect to the group I mortgage loans generally having "hard" prepayment charges for a term of three years (or in limited cases, 30 months) from origination will be distributed to the Class I-XP-2 Certificates, and prepayment charges received by the Trust with respect to the group I mortgage loans having all other prepayment charges will be distributed to the Class I-XP-1 Certificates, in each case as set forth in the Agreement.

         When a borrower prepays all or a portion of a group I mortgage loan between Due Dates, the borrower pays interest on the amount prepaid only to the date of prepayment. Accordingly, an interest shortfall will result equal to the difference between the amount of interest collected and the amount of interest that would have been due absent such prepayment. We refer to this interest shortfall as a Prepayment Interest Shortfall. Any Prepayment Interest Shortfalls resulting from a prepayment in full or in part are required to be paid by the related Servicer, but only to the extent that such amount does not exceed the aggregate of the Servicing Fees on the related mortgage loans serviced by it on the applicable distribution date. Any Prepayment Interest Shortfalls required to be funded but not funded by the related Servicer are required to be paid by the Master Servicer, but only to the extent that such amount does not exceed the aggregate Master Servicing Compensation for the applicable distribution date. Neither the Servicers nor the Master Servicer are obligated to fund interest shortfalls resulting from the application of the Relief Act. The amount of the Master Servicing Compensation and Servicing Fees used to offset such Prepayment Interest Shortfalls is referred to herein as Compensating Interest.

DISTRIBUTIONS ON THE GROUP II CERTIFICATES

         On each distribution date, the Securities Administrator will withdraw the Available Funds for Loan Group II from the Distribution Account for such distribution date and apply such amounts on the Group II Certificates (other than the Grantor Trust Class II-A-3B Certificates) as follows:

         Interest Funds. On each distribution date, Interest Funds for Loan Group II will be applied to pay any accrued and unpaid interest on the Class II-A and Class II-B Certificates in the following order of priority:

         1. From remaining Interest Funds for Loan Group II, to each class of Class II-A Certificates, the related Current Interest and then any Interest Carry Forward Amount for each such Class, pro rata, based on the Current Interest and Interest Carry Forward Amount, as applicable, owed to each such Class,

         2. From remaining Interest Funds for Loan Group II, to the Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4, Class II-B-5 and Class II-B-6 Certificates, sequentially, in that order, the Current Interest for each such Class;

         3. Any Excess Spread for Loan Group II to the extent necessary to meet a level of overcollateralization equal to the related Overcollateralization Target Amount will be the related Extra Principal Distribution Amount and will be included as part of the Principal Distribution Amount for Loan Group II and distributed in accordance with Principal Distribution Amounts
                  (A) or (B) below (as applicable); and

         4. Any remaining Excess Spread for Loan Group II will be the related Remaining Excess Spread and will be applied, together with the related Overcollateralization Release Amount, as Net Monthly Excess Cashflow for Loan Group II in accordance with Net Monthly Excess Cashflow below.

         As described in the definition of "Current Interest," the Current Interest on each class of Group II Certificates (other than the Grantor Trust Class II-A-3B Certificates) is subject to reduction in the event of specified interest shortfalls allocable thereto, shortfalls resulting from Net Deferred Interest allocable thereto, and the interest portion of Realized Losses on the related mortgage loans allocated thereto.

         On any distribution date, any shortfalls with respect to Loan Group II resulting from the application of the Relief Act and any related Prepayment Interest Shortfalls to the extent not covered by Compensating Interest will be allocated, first, in reduction of amounts otherwise distributable to the Class II-B-IO Certificates and Residual Certificates and thereafter, to the Current Interest payable to the Group II Certificates, on a pro rata basis, on such distribution date, based on the respective amounts of interest accrued on such Certificates for such distribution date. The holders of the Group II Certificates will not be entitled to reimbursement for any such interest shortfalls, except as provided under clause 10. of Net Monthly Excess Cashflow below.

         If on the initial distribution date, the Current Interest for the Group II Adjustable Rate Certificates is reduced due to the application of the Net Rate Cap, then amounts on deposit in the Adjustable Rate Supplemental Fund with respect to Loan Group II will be used to cover such shortfalls on such distribution date.

         Principal Distribution Amounts. On each distribution date, the Principal Distribution Amount for Loan Group II will be applied to pay as principal on the Class II-A and Class II-B Certificates as follows:

         (A) On each distribution date (i) prior to the related Stepdown Date or
(ii) on which a related Trigger Event is in effect, from the Principal Distribution Amount for Loan Group II for such distribution date:

         1. To each class of Class II-A Certificates, concurrently, pro rata, in accordance with their respective Certificate Principal Balances, until the Certificate Principal Balance of each such Class is reduced to zero;

         2. To the Class II-B-1 Certificates, any remaining related Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

         3. To the Class II-B-2 Certificates, any remaining related Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

         4. To the Class II-B-3 Certificates, any remaining related Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

         5. To the Class II-B-4 Certificates, any remaining related Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

         6. To the Class II-B-5 Certificates, any remaining related Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero; and

         7. To the Class II-B-6 Certificates, any remaining related Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero.

         (B) On each distribution date on or after the related Stepdown Date, so long as a related Trigger Event is not in effect, from the Principal Distribution Amount for Loan Group II for such distribution date:

         1. To each class of Class II-A Certificates, the Class II-A Principal Distribution Amount, concurrently, pro rata, in accordance with their respective Certificate Principal Balances, until the Certificate Principal Balance of each such Class is reduced to zero;

         2. To the Class II-B-1 Certificates, from any remaining related Principal Distribution Amount, the Class II-B-1 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

         3. To the Class II-B-2 Certificates, from any remaining related Principal Distribution Amount, the Class II-B-2 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

         4. To the Class II-B-3 Certificates, from any remaining related Principal Distribution Amount, the Class II-B-3 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

         5. To the Class II-B-4 Certificates, from any remaining related Principal Distribution Amount, the Class II-B-4 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

         6. To the Class II-B-5 Certificates, from any remaining related Principal Distribution Amount, the Class II-B-5 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero; and

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         6.       To the Class II-B-6 Certificates, from any remaining related
                  Principal Distribution Amount, the Class II-B-6 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero.

         Net Monthly Excess Cashflow. On each distribution date, the Net Monthly Excess Cashflow for Loan Group II will be applied to the Group II Certificates (other than the Grantor Trust Class II-A-3B Certificates) in the following order of priority:

         1. From any Net Monthly Excess Cashflow for Loan Group II, to each class of Class II-A Certificates, as follows:

                  (i) any Interest Carry Forward Amount for each class of Class II-A Certificates and distribution date, to the extent not fully paid pursuant to clause 1. of Interest Funds above, pro rata in accordance with the respective amounts owed to each such Class, and then

                  (ii) any Unpaid Realized Loss Amount for each class of Class II-A Certificates and distribution date, from remaining Net Monthly Excess Cashflow, sequentially, as follows:

                                    first, to the Class II-A-1 Certificates,
                               until the Certificate Principal Balance of such Class has been reduced to zero;

                                    second, to the Class II-A-2 Certificates,
                               until the Certificate Principal Balance of such Class has been reduced to zero; and

                                    third, to the Class II-A-3A and Underlying
                               Class II-A-3B Certificates, pro rata, until the Certificate Principal Balance of each such Class has been reduced to zero;

         2. From any remaining related Net Monthly Excess Cashflow, to the Class II-B-1 Certificates, an amount equal to (a) any Interest Carry Forward Amount, and then (b) any Unpaid Realized Loss Amount for such Class for such distribution date;

         3. From any remaining related Net Monthly Excess Cashflow, to the Class II-B-2 Certificates, an amount equal to (a) any Interest Carry Forward Amount, and then (b) any Unpaid Realized Loss Amount for such Class for such distribution date;

         4. From any remaining related Net Monthly Excess Cashflow, to the Class II-B-3 Certificates, an amount equal to (a) any Interest Carry Forward Amount, and then (b) any Unpaid Realized Loss Amount for such Class for such distribution date;

         5. From any remaining related Net Monthly Excess Cashflow, to the Class II-B-4 Certificates, an amount equal to (a) any Interest Carry Forward Amount, and then (b) any Unpaid Realized Loss Amount for such Class for such distribution date;

         6. From any remaining related Net Monthly Excess Cashflow, to the Class II-B-5 Certificates, an amount equal to (a) any Interest Carry Forward Amount, and then (b) any Unpaid Realized Loss Amount for such Class for such distribution date;

         7. From any remaining related Net Monthly Excess Cashflow, to the Class II-B-6 Certificates, an amount equal to (a) any Interest Carry Forward Amount, and then (b) any Unpaid Realized Loss Amount for such Class for such distribution date;

         8. Concurrently, from any remaining related Net Monthly Excess Cashflow, to the Basis Risk Reserve Fund and contemporaneously from the Basis Risk Reserve Fund to each such class of Class II-A Certificates, pro rata based on each such Class' allocated share, any Basis Risk Shortfall and any Basis Risk Shortfall Carry Forward Amount for each such Class for such distribution date;

         9. From any remaining related Net Monthly Excess Cashflow, to the Basis Risk Reserve Fund and contemporaneously from the Basis Risk Reserve Fund to the Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4, Class II-B-5 and Class II-B-6 Certificates, sequentially, in that order, any Basis Risk Shortfall and any Basis Risk Shortfall Carry Forward Amount, in each case for such Class for such distribution date;

         10. From any remaining related Net Monthly Excess Cashflow, first, to each class of Class II-A Certificates, pro rata based on each such Class's allocated share, and then, to the Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4, Class II-B-5 and Class II-B-6 Certificates, sequentially, in that order, such respective certificates' allocated share of any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest and any shortfalls resulting from the application of the Relief Act or similar state laws, in each case without interest accrued thereon;

         11. From any remaining related Net Monthly Excess Cashflow, first, to the Adjustable Rate Supplemental Fund if it has not been terminated, and then, to the Class II-B-IO Certificates, in each case in the related amounts specified in the Agreement; and

         12.      Any remaining amounts to the Residual Certificates.

         On each distribution date, all amounts received by the Trust during the related Prepayment Period, representing prepayment charges in respect of the group II mortgage loans, will be withdrawn from the Distribution Account and shall not be available for distribution to the holders of the Group II Senior Certificates and Group II Subordinate Certificates. Prepayment charges received by the Trust with respect to the group II mortgage loans will be distributed to the Class II-XP Certificates as set forth in the Agreement.

         When a borrower prepays all or a portion of a group II mortgage loan between Due Dates, the borrower pays interest on the amount prepaid only to the date of prepayment. Accordingly, an interest shortfall will result equal to the difference between the amount of interest collected and the amount of interest that would have been due absent such prepayment. We refer to this interest shortfall as a Prepayment Interest Shortfall. Any Prepayment Interest Shortfalls resulting from a prepayment in full or in part are required to be paid by the related Servicer, but only to the extent that such amount does not exceed the aggregate of the Servicing Fees on the related mortgage loans serviced by it on the applicable distribution date. Any Prepayment Interest Shortfalls required to be funded but not funded by the related Servicer are required to be paid by the Master Servicer, but only to the extent that such amount does not exceed the aggregate Master Servicing Compensation for the applicable distribution date. Neither the Servicers nor the Master Servicer are obligated to fund interest shortfalls resulting from the application of the Relief Act. The amount of the Master Servicing Compensation and Servicing Fees used to offset such Prepayment Interest Shortfalls is referred to herein as Compensating Interest.

         Grantor Trust Distributions. Interest and principal on the Grantor Trust Certificates of each group will be distributed monthly, on each distribution date, in an aggregate amount equal to the Grantor Trust Available Funds for the related group and such distribution date. On each distribution date, the Grantor Trust Available Funds for each group shall be distributed as follows:

                  first, to the Swap Counterparty, the related Swap Counterparty Payment (if any) for the related Swap Agreement and such distribution date, and certain termination payments (other than Additional Swap Counterparty Payments) payable to the Swap Counterparty in connection with a Swap Early Termination, in each case with respect to the related group;

                  second, from the remaining related Grantor Trust Available Funds, to the related class of Grantor Trust Certificates, the Current Interest and then any Interest Carry Forward Amounts for such Class;

                  third, from the remaining related Grantor Trust Available Funds, to the related class of Grantor Trust Certificates, any principal distributions received from the related Underlying Certificates, in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance of such Class has been reduced to zero; and

                  fourth, from the remaining related Grantor Trust Available Funds, to the Swap Counterparty, any related Additional Swap Counterparty Payments.

         As described in the definition of "Current Interest," the Current Interest on each class of Grantor Trust Certificates is subject to reduction in the event of specified interest shortfalls allocable thereto, and with respect to the interest portion of Realized Losses on the mortgage loans allocated thereto.

         If on the initial distribution date, the Current Interest for a class of Grantor Trust Certificates is reduced due to the application of the Net Rate Cap, then amounts on deposit in the Adjustable Rate Supplemental Fund with respect to the related Loan Group will be used to cover such shortfalls on such distribution date (indirectly through the related class of Underlying Certificates).

         No Current Interest will be payable with respect to a class of Grantor Trust Certificates after the distribution date on which the Certificate Principal Balance of such class of Grantor Trust Certificates has been reduced to zero.

EXCESS SPREAD AND OVERCOLLATERALIZATION PROVISIONS

         Excess Spread with respect to a Loan Group will be required to be applied as an Extra Principal Distribution Amount with respect to the related Class A Certificates (with respect to each class of the Grantor Trust Certificates, indirectly through the related Underlying Certificates) and Class B Certificates whenever the related Overcollateralization Amount is less than the related Overcollateralization Target Amount. If on any distribution date, after giving effect to allocations of the Principal Distribution Amounts for a Loan Group, the aggregate Certificate Principal Balance of the related Senior Certificates (other than the Grantor Trust Certificates) and Subordinate Certificates exceeds the aggregate Scheduled Principal Balance of the related mortgage loans for such distribution date, the Certificate Principal Balances of the related Subordinate Certificates will be reduced, in inverse order of seniority (beginning with the related Class B Certificates with the lowest payment priority), by an amount equal to such excess. If no Subordinate Certificates in the related Loan Group remain outstanding, the Certificate Principal Balances of the related Senior Certificates (other than the Interest-Only Certificates) will be reduced in the order of priority provided under "--Allocation of Realized Losses; Subordination", below, by an amount equal to such excess. Any such reduction is an Applied Realized Loss Amount.

PASS-THROUGH RATES FOR THE CERTIFICATES

         The Pass-Through Rate per annum for the Group I Adjustable Rate Certificates will be equal to the least of:

                  (i) the London interbank offered rate for one month United States dollar deposits, which we refer to as One-Month LIBOR, calculated as described above under "--Calculation of One-Month LIBOR", plus the related Margin, and

                  (ii)     the applicable Net Rate Cap.

         The Pass-Through Rate for the Class I-X-1 Certificates will be a fixed rate equal to 0.080% per annum. The Pass-Through Rate for the Class I-X-2 Certificates will be a fixed rate equal to 0.500% per annum.

         The Pass-Through Rate per annum for the Group II Adjustable Rate Certificates will be equal to the least of:

                  (i) the London interbank offered rate for one month United States dollar deposits, which we refer to as One-Month LIBOR, calculated as described above under "--Calculation of One-Month LIBOR", plus the related Margin,

                  (ii) 10.50% per annum, and

                  (iii) the applicable Net Rate Cap.

         If on any distribution date the Pass-Through Rate for any class of Adjustable Rate Certificates is based on the applicable Net Rate Cap for such class, the related certificateholders will be entitled to receive the related Basis Risk Shortfall Carry Forward Amounts as described under "Description of the Certificates--Distributions on the Group I Certificates--Net Monthly Excess Cashflow" and "Description of the Certificates--Distributions on the Group II Certificates--Net Monthly Excess Cashflow" in this prospectus supplement.

         Basis Risk Shortfall Carry Forward Amounts for any such class of Adjustable Rate Certificates will be treated as paid to such class of certificates from and to the extent of funds on deposit in a reserve fund (the "Basis Risk Reserve Fund") to be held by the paying agent on behalf of such certificateholders as a source for such Basic Risk Shortfall payments. The source of funds on deposit in the Basis Risk Reserve Fund will be limited to amounts payable to such reserve fund for distribution in respect of related Basic Risk Shortfall payments as described under "Description of the Certificates--Distributions on the Group I Certificates--Net Monthly Excess Cashflow" and "Description of the Certificates--Distributions on the Group II Certificates--Net Monthly Excess Cashflow" in this prospectus supplement.

MONTHLY ADVANCES

         If the scheduled payment on a mortgage loan which was due on a related Due Date is delinquent other than as a result of application of the Relief Act or similar state law, the related Servicer will be required to remit to the Master Servicer on the date specified in the related Servicing Agreement an amount equal to such delinquency (to the extent set forth in the related Servicing Agreement), net of the Servicing Fee, unless the related Servicer determines any such advance to be nonrecoverable from Liquidation Proceeds, Insurance Proceeds or from future payments on the related mortgage loan. Subject to the foregoing, such advances will be made by the Servicers or subservicers, if applicable, through final disposition or liquidation of the related mortgaged property, or until such time as specified in the applicable Servicing Agreement. Failure by the related Servicer to remit any required advance, which failure goes unremedied for the number of days specified in the applicable Servicing Agreement, will constitute an event of default under such Servicing Agreement. Such event of default shall then obligate the Master Servicer, in its capacity as successor servicer, or any other successor to the servicer, to advance such amounts to the Distribution Account to the extent provided in the Agreement. Any failure of the Master Servicer to make such advances would constitute an Event of Default as discussed under "The Agreements--Events of Default and Rights Upon Event of Default" in the prospectus. The Trustee, as successor master servicer, will be required to make an advance which the Master Servicer is required to make but fails to do so.

         All Monthly Advances will be reimbursable to the party making such Monthly Advance from late collections, Insurance Proceeds and Liquidation Proceeds from the mortgage loan as to which the unreimbursed Monthly Advance was made. In addition, any Monthly Advances previously made in respect of any mortgage loan that are deemed by the related Servicer, subservicer or Master Servicer to be nonrecoverable from related late collections, Insurance Proceeds or Liquidation Proceeds may be reimbursed to such party out of any funds in the Distribution Account prior to the distributions on the Certificates.

ALLOCATION OF REALIZED LOSSES; SUBORDINATION

General

         Subordination provides the holders of the Certificates of a Loan Group having a higher payment priority with protection against Realized Losses on the mortgage loans in the related Loan Group. In general, this loss protection is accomplished by allocating any Realized Losses from a Loan Group among the Subordinate Certificates of the related Loan Group, beginning with the related Subordinate Certificates with the lowest payment priority, until the Certificate Principal Balance of that class of Subordinate Certificates has been reduced to zero. Only those Realized Losses in excess of available related Excess Spread and the current related Overcollateralization Amount will be allocated to the related Subordinate Certificates.

         With respect to any defaulted mortgage loan that is finally liquidated through foreclosure sale, disposition of the related mortgaged property if acquired on behalf of the certificateholders by deed-in-lieu of foreclosure or otherwise, the amount of loss realized, if any, will equal the portion of the unpaid principal balance remaining, if any, plus interest thereon through the last day of the month in which such mortgage loan was finally liquidated, after application of all amounts recovered (net of amounts reimbursable to the related Servicer or Master Servicer for Monthly Advances, Servicing Fees, servicing advances and certain other amounts specified in the applicable Servicing Agreement) towards interest and principal owing on the mortgage loan. The amount of such loss realized on a mortgage loan, together with the amount of any Bankruptcy Loss (if any) in respect of a mortgage loan, is referred to in this prospectus supplement as a Realized Loss.

         There are two types of Bankruptcy Losses that can occur with respect to a mortgage loan. The first type of Bankruptcy Loss, referred to in this prospectus supplement as a Deficient Valuation, results if a court, in connection with a personal bankruptcy of a mortgagor, establishes the value of a mortgaged property at an amount less than the unpaid principal balance of the mortgage loan secured by such mortgaged property. In such a case, the holder of such mortgage loan would become an unsecured creditor to the extent of the difference between the unpaid principal balance of such mortgage loan and such reduced unsecured debt. The second type of Bankruptcy Loss, referred to in this prospectus supplement as a Debt Service Reduction, results from a court reducing the amount of the monthly payment on the related mortgage loan, in connection with the personal bankruptcy of a mortgagor.

         The principal portion of Debt Service Reductions will not be allocated in reduction of the Certificate Principal Balance of any class of Certificates. As a result of the subordination of the Subordinate Certificates in right of distribution of available funds to the related Senior Certificates, any Debt Service Reductions relating to the mortgage loans in the related Loan Group will generally be borne by the related Subordinate Certificates (to the extent then outstanding) in inverse order of priority. Regardless of when they occur, Debt Service Reductions may reduce the amount of available funds for a Loan Group that would otherwise be available for distribution on a distribution date.

         In the event that the related Servicer, the Master Servicer or any sub-servicer recovers any amount in respect of a Liquidated Mortgage Loan with respect to which a Realized Loss has been incurred after liquidation and disposition of such mortgage loan, any such amount, which is referred to in this prospectus supplement as a Subsequent Recovery, will be distributed as part of available funds for the related Loan Group in accordance with the priorities described under "Description of the Certificates--Distributions on the Group I Certificates" and "Description of the Certificates--Distributions on the Group II Certificates" in this prospectus supplement. Additionally, the Certificate Principal Balance of each class of Certificates that has been reduced by the allocation of a Realized Loss to such Certificate will be increased, in order of seniority, by the amount of such Subsequent Recovery, but not in excess of the amount of any Realized Losses previously allocated to such class of Certificates and not previously offset by Subsequent Recoveries. Holders of such Certificates will not be entitled to any payment in respect of interest on the amount of such increases for an Interest Accrual Period preceding the distribution date on which such increase occurs.

         Any allocation of a principal portion of a Realized Loss to a Certificate will be made by reducing the Certificate Principal Balance thereof by the amount so allocated as of the distribution date in the month following the calendar month in which such Realized Loss was incurred.

         An allocation of a Realized Loss on a pro rata basis among two or more classes of Certificates means an allocation to each such class of Certificates on the basis of its then outstanding Certificate Principal Balance prior to giving effect to distributions to be made on such distribution date.

Allocation of Realized Losses on the Group I Certificates

         The Applied Realized Loss Amount for the group I mortgage loans will be allocated first to the Class I-B-9, Class I-B-8, Class I-B-7, Class I-B-6, Class I-B-5, Class I-B-4, Class I-B-3, Class I-B-2 and Class I-B-1 Certificates, sequentially, in that order (so long as their respective Certificate Principal Balances have not been reduced to zero). Thereafter, Realized Losses with respect to Loan Group I shall be allocated to the Class I-A Certificates, sequentially, as follows:

                  first, to the Class I-A-5 Certificates, until the Certificate Principal Balance of such Class is reduced to zero;

                  second, to the Class I-A-4A and Underlying Class I-A-4B Certificates, pro rata, until the Certificate Principal Balance of each such Class is reduced to zero; and

                  third, to the Class I-A-1, Class I-A-2 and Class I-A-3 Certificates, pro rata, until the Certificate Principal Balance of each such Class is reduced to zero.

         Realized Losses allocated to the Underlying Class I-A-4B Certificates will be allocated to the Grantor Trust Class I-A-4B Certificates.

         Such subordination will increase the likelihood of timely receipt by the holders of the Group I Offered Certificates with higher relative payment priority of the maximum amount to which they are entitled on any distribution date and will provide such holders protection against losses resulting from defaults on mortgage loans to the extent described in this prospectus supplement. The Securities Administrator will allocate a loss to a certificate by reducing its principal amount by the amount of the loss.

Allocation of Realized Losses on the Group II Certificates

         The Applied Realized Loss Amount for the mortgage loans will be allocated first to the Class II-B-6, Class II-B-5, Class II-B-4, Class II-B-3, Class II-B-2 and Class II-B-1 Certificates, sequentially, in that order (so long as their respective Certificate Principal Balances have not been reduced to zero). Thereafter, Realized Losses with respect to Loan Group II shall be allocated to the Class II-A Certificates, sequentially, as follows:

                  first, to the Class II-A-3A and Underlying Class II-A-3B Certificates, pro rata, until the Certificate Principal Balance of each such Class is reduced to zero;

                  second, to the Class II-A-2 Certificates, until the Certificate Principal Balance of such Class is reduced to zero; and

                  third, to the Class II-A-1 Certificates, until the Certificate Principal Balance of such Class is reduced to zero.

         Realized Losses allocated to the Underlying Class II-A-3B Certificates will be allocated to the Grantor Trust Class II-A-3B Certificates.

         Such subordination will increase the likelihood of timely receipt by the holders of the Group II Senior Certificates and Group II Subordinate Certificates with higher relative payment priority of the maximum amount to which they are entitled on any distribution date and will provide such holders protection against losses resulting from defaults on mortgage loans to the extent described in this prospectus supplement. The Securities Administrator will allocate a loss to a certificate by reducing its principal amount by the amount of the loss.

Adjustable Rate Supplemental Fund

         On the closing date, the Depositor will pay to the Securities Administrator, on behalf of the trust, for deposit in the Adjustable Rate Supplemental Fund, an amount, not to exceed $25,000 for each Loan Group, which shall be approximately equal to the amount of any potential shortfall of interest on the Group I Adjustable Rate Certificates and the Group II Adjustable Rate Certificates on the initial distribution date due to the fact that certain mortgage loans are still in their initial fixed-rate period. To the extent that a class of Adjustable Rate Certificates has a shortfall of interest on the initial distribution date due to the application of the net rate cap, amounts equal to such shortfall will be withdrawn from the Adjustable Rate Supplemental Fund and paid to such class or classes of certificates. Amounts paid from the Adjustable Rate Supplemental Fund related to a Loan Group on the initial distribution date will then be entitled to be replenished on each future distribution date from related Available Funds otherwise payable as interest on the related Class B-IO Certificates, until the Adjustable Rate Supplemental Fund has been restored to the related amounts deposited therein on the Closing Date. Once the amounts on deposit in the Adjustable Rate Supplemental Fund with respect to each Loan Group has been replenished in full, amounts on deposit therein will be distributed to the Depositor or its designee on the immediately following distribution date, and following such distribution the Adjustable Rate Supplemental Fund will be terminated.

FINAL MATURITY RESERVE ACCOUNT

         In the case of Loan Group I, if, on the distribution date occurring in May 2017 or on any distribution date thereafter, any Group I Senior Certificates or Group I Subordinate Certificates are outstanding and the aggregate Scheduled Principal Balance of the related mortgage loans with original terms to maturity in excess of 30 years is greater than or equal to the related scheduled amount set forth in Schedule C to this prospectus supplement, the Securities Administrator will be required to deposit into the Final Maturity Reserve Account, from related Available Funds for such distribution date, prior to the payment of interest on the related Certificates, the Coupon Strip for such distribution date. Amounts on deposit in the Final Maturity Reserve Account will not be an asset of any REMIC.

         On any applicable distribution date, the "Coupon Strip" shall be an amount, if any, equal to the lesser of (a) the product of (i) one-twelfth of 1.00%, and (ii) the Scheduled Principal Balance of the group I mortgage loans with original terms to maturity in excess of 30 years at the beginning of the related Due Period, and (b) the amount, if any, which when added to amounts on deposit on the Final Maturity Reserve Account in the aggregate on such distribution date would equal the Final Maturity Reserve Account Target.

         On any applicable distribution date, the "Final Maturity Reserve Account Target" shall be an amount equal to the lesser of (a) the product of (i) the aggregate Scheduled Principal Balance of the group I mortgage loans with original terms to maturity in excess of 30 years as of the related due date, and
(ii) a fraction, the numerator of which is 1.00 and the denominator of which is 0.85, and (b) $24,115,625.

         On each distribution date, any amounts on deposit in the Final Maturity Reserve Account in excess of the lesser of (i) the Certificate Principal Balance of the related Senior and Subordinate Certificates and (ii) the aggregate Scheduled Principal Balance of the related mortgage loans with original terms to maturity in excess of 30 years, will be distributed to the related Class B-IO Certificates.

         In addition, on the earlier of the distribution date occurring in April 2037, and the distribution date on which the final distribution of payments from the related mortgage loans and the other assets in the trust is expected to be made, amounts on deposit in the Final Maturity Reserve Account will be distributed to the related Senior Certificates (with respect to the Grantor Trust Class I-A-4B Certificates, indirectly through the Underlying Class I-A-4B Certificates) and Subordinate Certificates in the following order of priority:

                  (1) to each such class of Group I Senior Certificates, in accordance with payment priorities set forth in "Description of the Certificates--Distributions on the Group I Certificates--Principal Distribution Amounts" above, until the Certificate Principal Balance of each such class is reduced to zero, after giving effect to principal distributions on such distribution date;

                  (2) to each class of Class I-B Certificates, sequentially, beginning with the Class I-B Certificates with the highest payment priority, until the Certificate Principal Balance of each such class is reduced to zero, after giving effect to principal distributions on such distribution date;

                  (3) to each such class of Group I Senior Certificates, any Current Interest and Interest Carry Forward Amount for each such class remaining unpaid after giving effect to interest distributions on such distribution date in accordance with payment priorities set forth in "Description of the Certificates--Distributions on the Group I Certificates--Interest Funds" above;

                  (4) to each class of Class I-B Certificates, any Current Interest and Interest Carry Forward Amount for each such class remaining unpaid after giving effect to interest distributions on such distribution date in accordance with payment priorities set forth in "Description of the Certificates--Distributions on the Group I Certificates--Interest Funds" above;

                  (5) to each applicable class of Certificates, any Basis Risk Shortfall Carry Forward Amount for each such class remaining unpaid after giving effect to the distributions on such distribution date in accordance with payment priorities set forth in "Description of the Certificates--Distributions on the Group I Certificates--Net Monthly Excess Cashflow" above; and

                  (8) to the Class I-B-IO Certificates, any remaining amount.

THE SWAP AGREEMENTS

         On the closing date, the Underlying Certificates will be deposited into the grantor trust, together with two Swap Agreements. Payments under the related Swap Agreement will be made to cover any Net Deferred Interest otherwise allocable to the Grantor Trust Class I-A-4B or Grantor Trust Class II-A-3B Certificates, respectively.

         With respect to any distribution date on or prior to the applicable Swap Termination Date, the related Swap Agreement will provide for the payment by the Swap Counterparty to the grantor trust or by the grantor trust to the Swap Counterparty of the related Swap Net Payment, as applicable. In the event of a related Swap Early Termination, either (i) an amount may become immediately due and payable to the Swap Counterparty, which will be paid by the grantor trust to the Swap Counterparty from amounts otherwise payable by the grantor trust to the related Grantor Trust Certificates, or (ii) an amount may become immediately due and payable to the grantor trust by the Swap Counterparty for the benefit of the related Grantor Trust Certificates.

         The Depositor has determined that the significance percentage of payments under each Swap Agreement, as calculated in accordance with Regulation AB under the Securities Act of 1933, is less than 10%.

RESTRICTIONS ON TRANSFER OF THE GRANTOR TRUST CERTIFICATES

         The Grantor Trust Certificates may not be purchased by or transferred to a Plan except upon the delivery of a certification of facts or an opinion of counsel, as provided in this prospectus supplement. See "ERISA Considerations" in this prospectus supplement. In addition, the Grantor Trust Certificates will be subject to additional restrictions described under "Federal Income Tax Consequences--Taxation of the Grantor Trust and the Grantor Trust Certificates" in this prospectus supplement.

                                THE CAP CONTRACTS

         On the Closing Date, the Trust will enter into one or more Cap Contracts with the Cap Counterparty, for the benefit of the holders of the Class I-A-2 and Class I-A-3 Certificates and each class of Group II Adjustable Rate Certificates (with respect to the Grantor Trust Class II-A-3B Certificates, indirectly through the Underlying Class II-A-3B Certificates), that provide for payments to the Securities Administrator with respect to such Certificates. The Securities Administrator will establish the Reserve Fund. The Cap Contracts are intended to provide partial protection to the related classes of Adjustable Rate Certificates in the event that the pass-through rate applicable to such classes of Certificates is limited by the related Net Rate Cap, and to cover certain interest shortfalls.

         The Cap Counterparty is a bankruptcy remote derivatives product company based in New York, New York that has been established as a wholly-owned subsidiary of The Bear Stearns Companies Inc. As of the date of this prospectus supplement, the Cap Counterparty has a rating classification of "AAA" from Standard Poor's and "Aaa" from Moody's. The Cap Counterparty will provide upon request, without charge, to each person to whom this prospectus supplement is delivered, a copy of (i) the ratings analysis from each of Standard & Poor's and Moody's evidencing those respective ratings or (ii) the most recent audited annual financial statements of the Cap Counterparty. Requests for such information should be directed to the DPC Manager of Bear Stearns Financial Products Inc. at (212) 272-4009 or in writing at 383 Madison Avenue, New York, New York 10179. The Cap Counterparty is an affiliate of Bear, Stearns & Co. Inc., the sponsor and the depositor.

         The information contained in the preceding paragraph has been provided by the Cap Counterparty for use in this prospectus supplement. The Cap Counterparty has not been involved in the preparation of, and does not accept responsibility for, this prospectus supplement as a whole or the accompanying prospectus.

         On the Business Day prior to each distribution date through and including the distribution date in August 2015, in the case of Class I-A-2 and Class I-A-3 Certificates, and March 2012, in the case of Group II Adjustable Rate Certificates, payments under the related Cap Contract will be made to the Securities Administrator and will be deposited by the Securities Administrator into the Reserve Fund established and maintained by the Securities Administrator, for the benefit of the holders of the related Certificates. The payment to be made by the Cap Counterparty under each Cap Contract will be equal to the interest accrued during the Interest Accrual Period on the related notional balance at a rate equal to the excess of (i) the lesser of One-Month LIBOR and the related ceiling rate set forth in Schedule B over (ii) the related strike rate set forth in Schedule B. The notional balance will be equal to the lesser of (i) the Certificate Principal Balance of the applicable class or classes of Certificates for the related distribution date and (ii) the related certificate notional balance set forth in Schedule B.

         The related certificate notional balance for each applicable distribution date set forth on Schedule B to this prospectus supplement have been calculated assuming (i) a prepayment rate on a pool of mortgage loans which approximates the mortgage loans of the related Loan Group of approximately 20% CPR (or, in the case of the notional balance schedule with respect to the Underlying Class II-A-3B Certificates, 15% CPR), (ii) that the depositor exercises its related clean-up call option on the applicable optional termination date and (iii) that no delinquencies or losses are incurred on the related mortgage loans. We can give you no assurance that the related mortgage loans will prepay at that rate or at any other rate, or that the aggregate certificate principal balance of the applicable class or classes of certificates will actually be as assumed, or that no delinquencies or losses will be incurred on the related mortgage loans.

         Group I. On each distribution date, amounts received under the Cap Contract with respect to the Class I-A-2 and Class I-A-3 Certificates and such distribution date will be allocated in the following order of priority:

                  first, to the holders of each class of Class I-A-2 and Class I-A-3 Certificates, pro rata, the payment of any related Basis Risk Shortfall Carry Forward Amount for such distribution date, to the extent not covered by the related Net Monthly Excess Cashflow for such distribution date;

                  second, to the holders of each class of Class I-A-2 and Class I-A-3 Certificates, pro rata, the payment of any Current Interest and Interest Carry Forward Amount for each such class to the extent not covered by the related Interest Funds or Net Monthly Excess Cashflow on such distribution date;

                  third, from any remaining amounts, to the holders of the Class I-B-IO Certificates.

         The Cap Contracts with respect to the Class I-A-2 and Class I-A-3 Certificates terminate after the distribution date occurring in August 2015.

         Group II. On each distribution date, amounts received under each Cap Contract with respect to the Group II Adjustable Rate Certificates and such distribution date will be allocated in the following order of priority:

                  first, (i) from amounts received under the Cap Contract related to the Class II-A Certificates (other than the Underlying Class II-A-3B Certificates), to the holders of each such class of Class II-A Certificates, pro rata,

                           (ii) from amounts received under the Cap Contract related to the Underlying Class II-A-3B Certificates, to the holders of the Grantor Trust Class II-A-3B Certificates (indirectly through the Underlying Class II-A-3B Certificates), and

                           (iii) from amounts received under the applicable Cap Contract related to the respective class of Class II-B Certificates, to the holders of the related Class II-B Certificates, the payment of any related Basis Risk Shortfall Carry Forward Amount for such distribution date, to the extent not covered by the related Net Monthly Excess Cashflow for such distribution date;

                  second, (i) from any remaining amounts received under the Cap Contract related to the Class II-A Certificates (other than the Underlying Class II-A-3B Certificates), to the holders of each such class of Class II-A Certificates, pro rata,

                           (ii) from any remaining amounts received under the Cap Contract related to the Underlying Class II-A-3B Certificates, to the holders of the Grantor Trust Class II-A-3B Certificates (indirectly through the Underlying Class II-A-3B Certificates), and

                           (iii) from any remaining amounts received under the applicable Cap Contract related to the respective class of Class II-B Certificates, to the holders of the related Class II-B Certificates, the payment of any Current Interest and Interest Carry Forward Amount for each such class to the extent not covered by the related Interest Funds or Net Monthly Excess Cashflow on such distribution date;

                  third, from any remaining amounts received under each Cap Contract related to the Group II Adjustable Rate Certificates in the aggregate, (a) to the holders of each class of Class II-A Certificates (with respect to the Grantor Trust Class II-A-3B Certificates, indirectly through the Underlying Class II-A-3B Certificates), pro rata, and thereafter (b) to the Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4, Class II-B-5 and Class II-B-6 Certificates, in that order, in each case to the extent not paid pursuant to clauses first or second above; and

                  fourth, (i) from any remaining amounts received under each Cap Contract related to the Group II Adjustable Rate Certificates in the aggregate, to the holders of the Class II-B-IO Certificates.

         The Cap Contracts with respect to the Group II Adjustable Rate Certificates terminate after the distribution date occurring in March 2012.

         The Depositor has determined that the significance percentage of payments under the Cap Contracts, as calculated in accordance with Regulation AB under the Securities Act of 1933, is less than 10%.

                            YIELD ON THE CERTIFICATES

GENERAL

         The yield to maturity and the weighted average life on each class of Offered Certificates will be primarily affected by the rate and timing of principal payments on the mortgage loans in the related Loan Group, including prepayments, the allocation of principal payments on such mortgage loans among the classes of related Offered Certificates (with respect to each class of Grantor Trust Certificates, indirectly through the related Underlying Certificates), Realized Losses and interest shortfalls on the mortgage loans in the related Loan Group, the Pass-Through Rates on such Certificates, and the purchase price paid for such Certificates. In addition, the effective yield to holders of the Offered Certificates of each class will be less than the yields otherwise produced by their respective Pass-Through Rates and purchase prices because interest will not be distributed to the certificateholders until the 25th day, or if such day is not a business day, the following business day, of the month following the month in which interest accrues on the related mortgage loans, without any additional distribution of interest or earnings thereon in respect of such delay.

PREPAYMENT CONSIDERATIONS

         The rate of principal payments on each class of Offered Certificates, the aggregate amount of distributions on each class of Offered Certificates and the yield to maturity of each class of Offered Certificates (with respect to each class of Grantor Trust Certificates, indirectly through the related Underlying Certificates) will be related to the rate and timing of payments of principal on the mortgage loans in the related Loan Group. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate and timing of Principal Prepayments on the mortgage loans (including for this purpose payments resulting from refinancings, liquidations of the mortgage loans due to defaults, casualties, condemnations and repurchases, whether optional or required). The mortgage loans generally may be prepaid by the mortgagors at any time; however, as described under "The Mortgage Pool--Prepayment Charges on the Mortgage Loans" in this prospectus supplement, with respect to approximately 78.07% and 61.82% of the group I and group II mortgage loans, respectively, by cut-off date principal balance, a prepayment may subject the related mortgagor to a prepayment charge, which may discourage prepayments during the applicable period. Prepayment charges may be restricted under some state laws as described under "Legal Aspects of Mortgage Loans--Enforceability of Certain Provisions" in the prospectus. All prepayment charges with respect to the mortgage loans in a Loan Group will either be retained by the related Servicer as additional servicing compensation or will be payable to the related Class XP Certificates; but, in either case, will not be payable to the Offered Certificates. There can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans.

         Principal Prepayments, liquidations and repurchases of the mortgage loans in a Loan Group will result in distributions in respect of principal to the holders of the related class or classes of Offered Certificates then entitled to receive these principal distributions (with respect to each class of Grantor Trust Certificates, indirectly through the related Underlying Certificates) that otherwise would be distributed over the remaining terms of the mortgage loans. See "Maturity and Prepayment Considerations" in the prospectus. Since the rate and timing of payments of principal on the mortgage loans will depend on future events and a variety of factors (as described more fully in this prospectus supplement and in the prospectus under "Yield Considerations" and "Maturity and Prepayment

Considerations"), no assurance can be given as to the rate of Principal Prepayments. The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the degree to which the timing of payments on the Offered Certificates is sensitive to prepayments on the mortgage loans in the related Loan Group. Further, an investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of Principal Prepayments on the related mortgage loans could result in an actual yield to an investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of Principal Prepayments on the related mortgage loans could result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal on the mortgage loans in the related Loan Group, the greater will be the effect on the investor's yield to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

         Because the mortgage loans in a Loan Group may be prepaid at any time, it is not possible to predict the rate at which distributions on the related Certificates will be received. Since prevailing interest rates are subject to fluctuation, there can be no assurance that investors in the Certificates will be able to reinvest the distributions thereon at yields equaling or exceeding the yields on the Certificates. Yields on any such reinvestments may be lower, and may even be significantly lower, than yields on the Certificates. Generally, when prevailing interest rates increase, prepayment rates on mortgage loans tend to decrease, resulting in a reduced rate of return of principal to investors at a time when reinvestment at such higher prevailing rates would be desirable. Conversely, when prevailing interest rates decline, prepayment rates on mortgage loans tend to increase, resulting in a greater rate of return of principal to investors at a time when reinvestment at comparable yields may not be possible. It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all of the mortgage loans will prepay at the same rate. Moreover, the timing of prepayments on the mortgage loans in a Loan Group may significantly affect the actual yield to maturity on the related Offered Certificates, even if the average rate of principal payments experienced over time is consistent with an investor's expectation.

         Because principal distributions are paid to some classes of Offered Certificates before other classes, holders of classes of Offered Certificates having a later priority of payment bear a greater risk of losses than holders of classes having earlier priorities for distribution of principal.

         The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing mortgage rates fall significantly below the mortgage rates on the mortgage loans, the rate of prepayment (and refinancing) would be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the mortgage rates on the mortgage loans, the rate of prepayment on the mortgage loans would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. In addition, the existence of the applicable periodic rate cap, maximum mortgage rate and minimum mortgage rate may affect the likelihood of prepayments resulting from refinancings. There can be no certainty as to the rate of prepayments on the mortgage loans during any period or over the life of the Certificates. See "Yield Considerations" and "Maturity and Prepayment Considerations" in the prospectus.

         The Servicers shall enforce any due-on-sale clause contained in any mortgage note or mortgage, to the extent permitted under the related Servicing Agreement, applicable law and governmental regulations. However, if a Servicer determines that enforcement of the due-on-sale clause would impair or threaten to impair recovery under the related primary mortgage insurance policy, if any, a Servicer shall not be required to enforce the due-on-sale clause. The extent to which some of the mortgage loans are assumed by purchasers of the mortgaged properties rather than prepaid by the related mortgagors in connection with the sales of the mortgaged properties will affect the weighted average lives of the related Offered Certificates and may result in a prepayment experience on the mortgage loans that differs from that on other mortgage loans.

         In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. In addition, default rates generally are higher for mortgage loans used to refinance an existing mortgage loan. In the event of a mortgagor's default on a mortgage loan, there can be no assurance that recourse beyond the specific mortgaged property pledged as security for repayment will be available.

         The Sponsor may, from time to time, implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, the Sponsor may encourage assumptions of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans which may be removed from the related mortgage pool. As a result of these programs, with respect to the mortgage pool underlying any trust, the rate of Principal Prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case, and in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

ALLOCATION OF PRINCIPAL PAYMENTS

         Subject to the circumstances described under "Description of the Certificates--Distributions on the Group I Certificates" and "Description of the Certificates--Distributions on the Group II Certificates" in this prospectus supplement, on each distribution date during the first three years after the Closing Date and thereafter, on any distribution date that a related Trigger Event is in effect, all principal payments on the group I and group II mortgage loans will generally be allocated to the related Senior Certificates.

INTEREST SHORTFALLS AND REALIZED LOSSES

         When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only for the period from the Due Date of the preceding monthly payment up to the date of the Principal Prepayment, instead of for a full month. When a partial Principal Prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. In addition, the application of the Relief Act or similar state law to any mortgage loan will adversely affect, for an indeterminate period of time, the ability of the related Servicer to collect full amounts of interest on the mortgage loan. See "Legal Aspects of Mortgage Loans--The Servicemembers Civil Relief Act" in the prospectus. Any interest shortfalls resulting from a Principal Prepayment in full or a partial Principal Prepayment are required to be paid by the related Servicer, but only to the extent that such amount does not exceed the aggregate of the Servicing Fees on the mortgage loans serviced by that Servicer for the related Due Period. Any interest shortfalls required to be funded but not funded by the Servicer or the Servicers of a related Group are required to be paid by the Master Servicer, but only to the extent that such amount does not exceed the aggregate related Master Servicing Compensation for the applicable distribution date. Neither the Servicers nor the Master Servicer are obligated to fund interest shortfalls resulting from the application of the Relief Act or similar state law. See "Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement and "Legal Aspects of Mortgage Loans--The Servicemembers Civil Relief Act" in the prospectus. Accordingly, the effect of
(1) any Principal Prepayments on the mortgage loans of a Loan Group, to the extent that any resulting interest shortfall due to such Principal Prepayments exceeds any Compensating Interest or (2) any shortfalls resulting from the application of the Relief Act or similar state law, will be to reduce the aggregate amount of interest collected that is available for distribution to holders of the related Certificates. Any resulting shortfalls will be allocated among the related Certificates as provided in this prospectus supplement.

         The yields to maturity and the aggregate amount of distributions on the Offered Certificates will be affected by the timing of mortgagor defaults resulting in Realized Losses. The timing of Realized Losses on the mortgage loans in a Loan Group and the allocation of Realized Losses to the related Offered Certificates could significantly affect the yield to an investor in the related Offered Certificates. In addition, Realized Losses on the mortgage loans of a Loan Group may affect the market value of the related Offered Certificates, even if these losses are not allocated to the Offered Certificates.

         If the Certificate Principal Balance of a class of Subordinate Certificates related to a Loan Group has been reduced to zero, the yield to maturity on the class of related Subordinate Certificates then outstanding with the lowest payment priority will be extremely sensitive to losses on the related mortgage loans and the timing of those losses because the entire amount of losses that are covered by subordination will be allocated to that class of Subordinate Certificates. If the Certificate Principal Balances of all classes of Subordinate Certificates related to a Loan Group have been reduced to zero, the yield to maturity on the related classes of Senior Certificates then outstanding will be extremely sensitive to losses on the related mortgage loans and the timing of those losses because the entire amount of losses that are covered by subordination will be allocated to those classes of Senior Certificates in the order of priority set forth in "Description of the Certificates--Allocation of Realized Losses; Subordination--Allocation of Realized Losses on the Group I Certificates" and "Description of the Certificates--Allocation of Realized Losses; Subordination--Allocation of Realized Losses on the Group II Certificates" in this prospectus supplement.

         As described under "Description of the Certificates--Allocation of Realized Losses; Subordination" in this prospectus supplement, amounts otherwise distributable to holders of the Subordinate Certificates related to a Loan Group may be made available to protect the holders of the related Senior Certificates (with respect to each class of Grantor Trust Certificates, indirectly through the related Underlying Certificates) against interruptions in distributions due to mortgagor delinquencies, to the extent not covered by Monthly Advances, and amounts otherwise distributable to holders of the Subordinate Certificates related to a Loan Group with a lower priority may be made available to protect the holders of related Subordinate Certificates with a higher priority against interruptions in distributions. Delinquencies on the mortgage loans in a Loan Group may affect the yield to investors on the related Subordinate Certificates, and, even if subsequently cured, will affect the timing of the receipt of distributions by the holders of those Subordinate Certificates. If a Trigger Event with respect to a Loan Group exists due to a larger than expected rate of delinquencies or losses on the mortgage loans in the related Loan Group, no principal payments will be made to the related Subordinate Certificates as long as such Trigger Event exists if any of the related Senior Certificates are still outstanding.

EXCESS SPREAD AVAILABLE TO THE CERTIFICATES

         The weighted average life and yield to maturity of each class of Offered Certificates related to a Loan Group will also be influenced by the amount of related Excess Spread generated by the mortgage loans in the related Loan Group and applied in reduction of the Certificate Principal Balances of the related Offered Certificates (with respect to each class of Grantor Trust Certificates, indirectly through the related Underlying Certificates). The level of Excess Spread available on any distribution date to be applied in reduction of the Certificate Principal Balances of the related Offered Certificates (with respect to each class of Grantor Trust Certificates, indirectly through the related Underlying Certificates) and will be influenced by, among other factors,

         o the overcollateralization level of the related mortgage loans at such time, i.e., the extent to which interest on the related mortgage loans is accruing on a higher scheduled principal balance than the aggregate Certificate Principal Balance of the related Offered Certificates;

         o the delinquency and default experience of the related mortgage loans;

         o the level of One-Month LIBOR and the related indices pursuant to which the related mortgage loans bear interest;

         o in the case of Loan Group I, whether a Coupon Strip payment is required to be made with respect to such Loan Group; and

         o the provisions of the Agreement that permit principal collections to be distributed to the related Class B-IO Certificates and the Residual Certificates (in each case as provided in the Agreement) when required overcollateralization levels have been met.

         To the extent that greater amounts of Excess Spread are distributed in reduction of the Certificate Principal Balance of a class of Offered Certificates (with respect to each class of Grantor Trust Certificates, indirectly through the related Underlying Certificates), the weighted average life thereof can be expected to shorten. No assurance, however, can be given as to the amount of Excess Spread to be distributed at any time or in the aggregate.

         The yields to maturity of the Offered Certificates related to a Loan Group and, in particular the related Subordinate Certificates, in the order of payment priority, will be progressively more sensitive to the rate, timing and severity of Realized Losses on the related mortgage loans. If an Applied Realized Loss Amount is allocated to a class of Offered Certificates (with respect to each class of Grantor Trust Certificates, indirectly through the related Underlying Certificates), that class will thereafter accrue interest on a reduced Certificate Principal Balance. Although the Applied Realized Loss Amount so allocated may be recovered on future distribution dates to the extent Excess Cashflow is available for that purpose, there can be no assurance that those amounts will be available or sufficient.

         To the extent that the pass-through rate on the Adjustable Rate Certificates is limited by the related Net Rate Cap, the difference between (x) the interest amount payable to such class at the applicable pass-through rate without regard to the related Net Rate Cap, and (y) the Current Interest payable to such class on an applicable distribution date will create a shortfall. Such shortfall will be payable to the extent of applicable Excess Cashflow, and with respect to the Class I-A-2 and Class I-A-3 Certificates and each class of Group II Adjustable Rate Certificates, to the extent of payments made under the Cap Contracts on the applicable distribution date. Payments under the applicable Cap Contracts are based on the lesser of the Certificate Principal Balance of the related class or classes of certificates and the principal balance of such class or classes based on certain prepayment assumptions. If the mortgage loans in the related Loan Group do not prepay according to those assumptions, it may result in the Cap Contracts providing insufficient funds to cover such shortfalls. In addition, each Cap Contract provides for payment of the excess of One-Month LIBOR over a specified per annum rate, which also may not provide sufficient funds to cover such shortfalls. The Cap Contracts terminate after the distribution date occurring in August 2015, in the case of Class I-A-2 and Class I-A-3 Certificates, and March 2012, in the case of Group II Adjustable Rate Certificates.

ASSUMED FINAL DISTRIBUTION DATE

         The assumed final distribution date for distributions on the Group I Offered Certificates is the distribution date occurring in April 2037, and the assumed final distribution date for distributions on the Group II Offered Certificates is the distribution date occurring in June 2037. It is intended that the amounts deposited in the final maturity reserve account will be sufficient to retire the group I offered certificates on the assumed final distribution date, even though the outstanding principal balance of the group I mortgage loans having 40-year original terms to maturity have not been reduced to zero on the assumed final distribution date.

         Since the rate of payment (including prepayments) of principal on the mortgage loans can be expected to exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the disposition of the last remaining mortgage loan may be earlier, and could be substantially earlier, than the assumed final distribution date. Furthermore, the application of principal collections and excess spread could cause the actual final distribution date to occur significantly earlier than the assumed final distribution date. In addition, the Depositor or its designee may, at its option, repurchase from the trust all the mortgage loans in a Loan Group on or after any distribution date on which the aggregate scheduled principal balances of the related mortgage loans are 10% or less of the sum of (i) the Cut-off Date Scheduled Principal Balance of the mortgage loans in such Loan Group and (ii) the amounts on deposit in the related Pre-Funding Account as of the Closing Date. See "The Pooling and Servicing Agreement--Termination" herein and "The Agreements--Termination; Retirement of Securities" in the prospectus.

WEIGHTED AVERAGE LIFE

         The weighted average life of a security refers to the average amount of time that will elapse from the date of its issuance until each dollar of principal of such security will be distributed to the investor. The weighted average life of a Certificate is determined by (a) multiplying the amount of the reduction, if any, of the Certificate Principal Balance of such Certificate from one distribution date to the next distribution date by the number of years from the date of issuance to the second such distribution date, (b) adding the results and (c) dividing the sum by the aggregate amount of the reductions in the Certificate Principal Balance of such Certificate referred to in clause (a). The weighted average life of the Offered Certificates of each class will be influenced by the rate at which principal on the mortgage loans is paid, which may be in the form of scheduled payments or prepayments (including prepayments of principal by the mortgagor as well as amounts received by virtue of condemnation, insurance or foreclosure with respect to the mortgage loans), and the timing thereof. The actual weighted average life and term to maturity of each class of Certificates, in general, will be shortened if the level of such prepayments of principal on the mortgage loans increases.

         Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement with respect to the mortgage loans, assumes a constant rate of prepayment each month, or CPR, relative to the then outstanding principal balance of a pool of mortgage loans similar to the mortgage loans. To assume a 25% CPR or any other CPR is to assume that the stated percentage of the outstanding principal balance of the mortgage pool is prepaid over the course of a year. No representation is made that the mortgage loans will prepay at these or any other rates.

         The Certificates were structured assuming, among other things, a 25% CPR for the mortgage loans. The prepayment assumption to be used for pricing purposes for the respective classes may vary as determined at the time of sale. The actual rate of prepayment may vary considerably from the rate used for any prepayment assumption.

         The tables following the next paragraph indicate the percentages of the initial principal amount of the indicated classes of Offered Certificates that would be outstanding after each of the dates shown at various percentages of the CPR and the corresponding weighted average life of the indicated class of Offered Certificates. The table is based on the following modeling assumptions:

         (1) the mortgage pool consists of 1,476 mortgage loans with the characteristics set forth in the table below,

         (2) the mortgage loans prepay at the specified percentages of the CPR,

         (3) no defaults or delinquencies occur in the payment by mortgagors of principal and interest on the mortgage loans,

         (4) scheduled payments on the mortgage loans are received, in cash, on the first day of each month, commencing in May 2007, and are computed prior to giving effect to prepayments received on the last day of the prior month,

         (5) prepayments are allocated as described herein assuming the loss and delinquency tests are satisfied,

         (6) there are no interest shortfalls caused by (a) the application of the Relief Act or similar state law or (b) prepayments on the mortgage loans, which in the case of (b) have not been covered by Compensating Interest, and prepayments represent prepayments in full of individual mortgage loans and are received on the last day of each month, commencing in April 2007,

         (7) scheduled Monthly Payments of principal and interest on the mortgage loans are calculated on their respective principal balances (prior to giving effect to prepayments received thereon during the preceding calendar month), mortgage rates and remaining terms to stated maturity such that the mortgage loans will fully amortize by their stated maturities (after taking into account any interest only period),

         (8) the levels of One-Year MTA, One-Month LIBOR and Six-Month LIBOR remain constant at the following levels: with respect to mortgage loans and One-Year MTA, One-Month LIBOR and Six-Month LIBOR, 5.014%, 5.32% and 5.31%, respectively,

         (9) the mortgage rate on each mortgage loan will be adjusted on each interest adjustment date (as necessary) to a rate equal to the applicable Index (as described in (8) above), plus the applicable gross margin, subject to maximum lifetime mortgage rates, minimum lifetime mortgage rates and periodic caps (as applicable),

         (10) scheduled Monthly Payments of principal and interest on each mortgage loan in Loan Group I will be adjusted on each payment adjustment date (set forth in the table below), provided that the amount of the monthly payment on a mortgage loan will not increase or decrease by an amount that is more than 7.50% of the monthly payment on that mortgage loan prior to its interest adjustment date (provided, however, that as of the fifth anniversary of the first due date for a mortgage loan, and on every fifth anniversary thereafter, and on the last payment adjustment date prior to the related mortgage loan's scheduled maturity date, the minimum monthly payment on such mortgage loan will be reset without regard to this limitation, and provided further, that if the unpaid principal balance on a mortgage loan exceeds 110% or 115%, as applicable, of the current principal balance on such mortgage loan as of the closing date due to deferred interest being added to the principal balance of such mortgage loan, then the monthly payment on such mortgage loan will be reset on the related payment date without regard to this limitation, so as to amortize fully the then unpaid principal balance of such mortgage loan over its remaining term to maturity); and scheduled Monthly Payments of principal and interest on each mortgage loan in Loan Group II will be adjusted every six months after the first five years following origination, subject to negative amortization limits of 110% or 115%, as applicable,

         (11) the initial principal amounts of the Certificates are as set forth on pages S-7 through S-9 hereof and under "Summary of Terms--Description of the Certificates,"

         (12) distributions in respect of the Offered Certificates are received in cash on the 25th day of each month, commencing in May 2007,

         (13) the Offered Certificates are purchased on April 30, 2007,

         (14) neither the Depositor nor its designee exercises the option to repurchase the mortgage loans in any Loan Group described under the caption "The Pooling and Servicing Agreement--Termination" in this prospectus supplement, and

         (15) there are sufficient funds in the Final Maturity Reserve Account such that all Group I Certificates will be paid in full on the distribution date in April 2037.

                            MORTGAGE LOAN ASSUMPTIONS

                                                                                                                       Initial
                                                                              Original     Remaining                   Periodic
                                 Current Gross    Current Net    Initial        Term        Term to       Gross         Rate
 Loan               Current      Mortgage Rate   Mortgage Rate   Monthly     to Maturity    Maturity      Margin        Cap
Number  Group      Balance ($)        (%)             (%)       Payment ($)  (in months)   (in months)      (%)          (%)
----------------------------------------------------------------------------------------------------------------------------------
  1       I        671,250.00    2.2500000000    1.8750000000    2,565.83       360            360      3.4000000000   UNCAPPED
  2       I      1,342,500.00    2.2500000000    1.8750000000    5,131.66       360            360      3.4000000000   UNCAPPED
  3       I        635,481.98    8.3750000000    8.0000000000    2,048.85       360            359      3.4000000000   UNCAPPED
  4       I        635,481.98    8.3750000000    8.0000000000    2,048.85       360            359      3.4000000000   UNCAPPED
  5       I        347,202.78    8.6250000000    8.2500000000    1,159.72       360            359      3.5500000000   UNCAPPED
  6       I        347,202.78    8.6250000000    8.2500000000    1,159.72       360            359      3.5500000000   UNCAPPED
  7       I        644,079.12    8.3750000000    8.0000000000    2,227.76       360            359      3.4000000000   UNCAPPED
  8       I        307,322.03    8.3750000000    8.0000000000    1,062.97       360            359      3.4000000000   UNCAPPED
  9       I        882,205.89    9.1742081460    8.7992081460    3,267.44       360            359      4.1233031685   UNCAPPED
  10      I        598,782.28    9.3750000000    9.0000000000    2,217.72       360            359      4.3000000000   UNCAPPED
  11      I        778,543.06    8.8750000000    8.5000000000    3,081.94       360            359      3.8500000000   UNCAPPED
  12      I        778,543.06    8.8750000000    8.5000000000    3,081.94       360            359      3.8500000000   UNCAPPED
  13      I        417,258.29    8.3750000000    8.0000000000    1,359.67       360            352      3.4000000000   UNCAPPED
  14      I        496,000.00    8.3750000000    8.0000000000    1,652.93       360            360      3.4000000000   UNCAPPED
  15      I      6,793,417.00    1.0000000000    0.6250000000   21,850.32       360            360      3.1684654497   UNCAPPED
  16      I      4,457,112.00    1.0000000000    0.6250000000   14,335.84       360            360      3.2150093323   UNCAPPED
  17      I      1,057,000.00    1.2500000000    0.8750000000    3,522.47       360            360      3.4000000000   UNCAPPED
  18      I        518,000.00    1.2500000000    0.8750000000    1,726.24       360            360      3.4000000000   UNCAPPED
  19      I      5,409,718.00    1.5000000000    1.1250000000   18,670.03       360            360      3.1868474105   UNCAPPED
  20      I      3,399,400.00    1.5000000000    1.1250000000   11,732.02       360            360      3.1622403954   UNCAPPED
  21      I        560,000.00    1.7500000000    1.3750000000    2,000.56       360            360      2.5000000000   UNCAPPED
  22      I        560,000.00    1.7500000000    1.3750000000    2,000.56       360            360      2.5000000000   UNCAPPED
  23      I        281,400.00    2.0000000000    1.6250000000    1,040.11       360            360      3.4000000000   UNCAPPED
  24      I        281,400.00    2.0000000000    1.6250000000    1,040.11       360            360      3.4000000000   UNCAPPED
  25      I        424,350.00    2.5000000000    2.1250000000    1,676.70       360            360      3.4000000000   UNCAPPED
  26      I        204,300.00    2.7500000000    2.3750000000      834.04       360            360      3.1000000000   UNCAPPED
  27      I        204,300.00    2.7500000000    2.3750000000      834.04       360            360      3.1000000000   UNCAPPED
  28      I        270,000.00    2.8750000000    1.8500000000    1,120.21       360            360      4.2750000000   UNCAPPED
  29      I        270,000.00    2.8750000000    1.8500000000    1,120.21       360            360      4.2750000000   UNCAPPED
  30      I      1,570,950.00    3.0000000000    2.6250000000    6,623.19       360            360      3.4000000000   UNCAPPED
  31      I      1,094,250.00    3.0000000000    2.6250000000    4,613.41       360            360      3.4000000000   UNCAPPED
  32      I        293,000.00    3.1250000000    2.3900000000    1,255.14       360            360      4.0250000000   UNCAPPED
  33      I        293,000.00    3.1250000000    2.3900000000    1,255.14       360            360      4.0250000000   UNCAPPED
  34      I        385,950.00    3.5000000000    3.1250000000    1,733.09       360            360      3.4000000000   UNCAPPED
  35      I        162,000.00    5.0000000000    3.4450000000      869.65       360            360      4.8000000000   UNCAPPED
  36      I        162,000.00    5.0000000000    3.4450000000      869.65       360            360      4.8000000000   UNCAPPED
  37      I      1,964,000.00    7.2500000000    6.8750000000    6,317.00       360            360      2.2692464358   UNCAPPED
  38      I        604,000.00    7.2500000000    6.8750000000    1,942.70       360            360      2.2000000000   UNCAPPED
  39      I        183,000.00    7.5140000000    7.1390000000      588.60       360            360      2.5000000000   UNCAPPED
  40      I        183,000.00    7.5140000000    7.1390000000      588.60       360            360      2.5000000000   UNCAPPED
  41      I        241,500.00    7.6250000000    7.2500000000      804.80       360            360      2.6750000000   UNCAPPED
  42      I        578,000.00    7.7500000000    7.3750000000    1,859.08       360            360      2.8000000000   UNCAPPED
  43      I        578,000.00    7.7500000000    7.3750000000    1,859.08       360            360      2.8000000000   UNCAPPED
  44      I        660,000.00    7.8750000000    7.5000000000    2,122.82       360            360      2.8500000000   UNCAPPED
  45      I        294,960.00    8.1250000000    7.7500000000    1,017.97       360            360      3.1000000000   UNCAPPED
  46      I      1,807,000.00    8.2500000000    7.8750000000    6,100.81       360            360      3.2500000000   UNCAPPED
  47      I        393,000.00    8.2500000000    7.8750000000    1,552.83       360            360      3.2500000000   UNCAPPED
  48      I      3,597,452.00    8.3750000000    8.0000000000   13,526.70       360            360      3.3874368859   UNCAPPED
  49      I        670,000.00    8.3750000000    8.0000000000    2,312.31       360            360      3.4000000000   UNCAPPED
  50      I        242,000.00    8.7500000000    7.9750000000      971.99       360            360      3.7250000000   UNCAPPED
  51      I        242,000.00    8.7500000000    7.9750000000      971.99       360            360      3.7250000000   UNCAPPED
  52      I        400,000.00    8.8750000000    7.8200000000    1,659.57       360            360      3.9000000000   UNCAPPED
  53      I        400,000.00    8.8750000000    7.8200000000    1,659.57       360            360      3.9000000000   UNCAPPED
  54      I        539,900.00    9.3750000000    7.8429209113    2,700.80       360            360      4.3854185960   UNCAPPED
  55      I        225,000.00    9.3750000000    7.8750000000    1,010.35       360            360      4.4000000000   UNCAPPED
  56      I        310,500.00    9.5000000000    7.8950000000    1,504.84       360            360      4.5250000000   UNCAPPED
  57      I        310,500.00    9.5000000000    7.8950000000    1,504.84       360            360      4.5250000000   UNCAPPED
  58      I      2,264,510.65    8.3159208254    7.9409208254    7,300.95       360            359      3.3291049905   UNCAPPED
  59      I      1,977,276.78    8.3436553986    7.9686553986    6,374.89       360            359      3.3623864783   UNCAPPED
  60      I        787,791.15    8.3092705170    7.9342705170    2,631.35       360            359      3.3211246204   UNCAPPED
  61      I        787,791.15    8.3092705170    7.9342705170    2,631.35       360            359      3.3211246204   UNCAPPED
  62      I        399,154.36    8.3750000000    8.0000000000    1,428.97       360            359      3.4000000000   UNCAPPED
  63      I        399,154.36    8.3750000000    8.0000000000    1,428.97       360            359      3.4000000000   UNCAPPED
  64      I      1,426,349.39    8.0276339875    7.6526339875    5,646.35       360            359      3.0047388894   UNCAPPED
  65      I      1,426,349.39    8.0276339875    7.6526339875    5,646.35       360            359      3.0047388894   UNCAPPED
  66      I        575,048.50    8.1868369581    7.8118369581    2,428.59       360            359      3.1742043497   UNCAPPED
  67      I        286,507.50    8.3750000000    8.0000000000    1,210.00       360            359      3.4000000000   UNCAPPED
  68      I        565,049.35    8.8750000000    7.8200000000    2,424.61       360            359      3.8250000000   UNCAPPED
  69      I        565,049.35    8.8750000000    7.8200000000    2,424.61       360            359      3.8250000000   UNCAPPED
  70      I        408,855.54    8.3750000000    8.0000000000    1,838.84       360            359      3.4000000000   UNCAPPED
  71      I        408,855.54    8.3750000000    8.0000000000    1,838.84       360            359      3.4000000000   UNCAPPED
  72      I        310,406.54    8.3750000000    8.0000000000    1,069.87       360            358      3.4000000000   UNCAPPED
  73      I        310,406.54    8.3750000000    8.0000000000    1,069.87       360            358      3.4000000000   UNCAPPED
  74      I        488,647.97    9.8750000000    9.5000000000    1,990.18       360            358      4.8750000000   UNCAPPED
  75      I        488,647.97    9.8750000000    9.5000000000    1,990.18       360            358      4.8750000000   UNCAPPED
  76      I         63,531.04    8.6250000000    8.2500000000      207.45       360            335      3.5500000000   UNCAPPED
  77      I         63,531.04    8.6250000000    8.2500000000      207.45       360            335      3.5500000000   UNCAPPED
  78      I        961,654.90    8.1250000000    7.7500000000    3,080.02       360            357      3.1000000000   UNCAPPED
  79      I        961,654.90    8.1250000000    7.7500000000    3,080.02       360            357      3.1000000000   UNCAPPED
  80      I        524,174.34    8.3750000000    8.0000000000    1,857.67       360            356      3.4000000000   UNCAPPED
  81      I        524,174.34    8.3750000000    8.0000000000    1,857.67       360            356      3.4000000000   UNCAPPED
  82      I        203,081.18    7.8750000000    7.5000000000      666.50       360            355      2.8000000000   UNCAPPED
  83      I        203,081.18    7.8750000000    7.5000000000      666.50       360            355      2.8000000000   UNCAPPED
  84      I        456,007.41    8.3026468638    7.9276468638    1,443.91       360            354      3.3131762365   UNCAPPED
  85      I        180,000.00    1.2500000000    0.8750000000      476.72       480            480      3.4000000000   UNCAPPED
  86      I        532,000.00    1.5000000000    1.1250000000    1,474.56       480            480      2.4000000000   UNCAPPED
  87      I        532,000.00    1.5000000000    1.1250000000    1,474.56       480            480      2.4000000000   UNCAPPED


(continued)

                                                  Number       Number
                                                    of           of                                      Maximum
                                                  Months       Months       Rate        Pay              Negativ
 Subsequent        Maximum          Minimum       Until        Until      Adjust-     Adjust-            Amort-
  Periodic          Gross            Gross         Next         Next        ment       ment              ization
    Rate           Mortgage         Mortgage       Rate         Pay       Frequency  Frequency           Percen-
     Cap            Rate             Rate         Adjust-      Adjust-      (in         (in               tage
     (%)             (%)              (%)          ment         ment       months)     months)   Index    (%)
----------------------------------------------------------------------------------------------------------------
   UNCAPPED      9.9500000000     3.4000000000        1           12         1           12        MTA   110.00
   UNCAPPED      9.9500000000     3.4000000000        1           12         1           12        MTA   110.00
   UNCAPPED      9.9500000000     3.4000000000        1           11         1           12        MTA   110.00
   UNCAPPED      9.9500000000     3.4000000000        1           11         1           12        MTA   110.00
   UNCAPPED      9.9500000000     3.5500000000        1           11         1           12        MTA   110.00
   UNCAPPED      9.9500000000     3.5500000000        1           11         1           12        MTA   110.00
   UNCAPPED      9.9500000000     3.4000000000        1           11         1           12        MTA   110.00
   UNCAPPED      9.9500000000     3.4000000000        1           11         1           12        MTA   110.00
   UNCAPPED      9.9500000000     4.1233031685        1           11         1           12        MTA   110.00
   UNCAPPED      9.9500000000     4.3000000000        1           11         1           12        MTA   110.00
   UNCAPPED      9.9500000000     3.8500000000        1           11         1           12        MTA   110.00
   UNCAPPED      9.9500000000     3.8500000000        1           11         1           12        MTA   110.00
   UNCAPPED      9.9500000000     3.4000000000        1            4         1           12        MTA   110.00
   UNCAPPED      9.9500000000     3.4000000000        1           12         1           12        MTA   110.00
   UNCAPPED      9.9500000000     3.1684654497        1           12         1           12        MTA   115.00
   UNCAPPED      9.9500000000     3.2150093323        1           12         1           12        MTA   115.00
   UNCAPPED      9.9500000000     3.4000000000        1           12         1           12        MTA   115.00
   UNCAPPED      9.9500000000     3.4000000000        1           12         1           12        MTA   115.00
   UNCAPPED      9.9500000000     3.1868474105        1           12         1           12        MTA   115.00
   UNCAPPED      9.9500000000     3.1622403954        1           12         1           12        MTA   115.00
   UNCAPPED      9.9500000000     2.5000000000        1           12         1           12        MTA   115.00
   UNCAPPED      9.9500000000     2.5000000000        1           12         1           12        MTA   115.00
   UNCAPPED      9.9500000000     3.4000000000        1           12         1           12        MTA   115.00
   UNCAPPED      9.9500000000     3.4000000000        1           12         1           12        MTA   115.00
   UNCAPPED      9.9500000000     3.4000000000        1           12         1           12        MTA   115.00
   UNCAPPED      9.9500000000     3.1000000000        1           12         1           12        MTA   115.00
   UNCAPPED      9.9500000000     3.1000000000        1           12         1           12        MTA   115.00
   UNCAPPED     10.8250000000     4.2750000000        1           12         1           12        MTA   115.00
   UNCAPPED     10.8250000000     4.2750000000        1           12         1           12        MTA   115.00
   UNCAPPED      9.9500000000     3.4000000000        1           12         1           12        MTA   115.00
   UNCAPPED      9.9500000000     3.4000000000        1           12         1           12        MTA   115.00
   UNCAPPED     10.5750000000     4.0250000000        1           12         1           12        MTA   115.00
   UNCAPPED     10.5750000000     4.0250000000        1           12         1           12        MTA   115.00
   UNCAPPED      9.9500000000     3.4000000000        1           12         1           12        MTA   115.00
   UNCAPPED     11.4500000000     4.8000000000        1           12         1           12        MTA   115.00
   UNCAPPED     11.4500000000     4.8000000000        1           12         1           12        MTA   115.00
   UNCAPPED      9.9500000000     2.2692464358        1           12         1           12        MTA   115.00
   UNCAPPED      9.9500000000     2.2000000000        1           12         1           12        MTA   115.00
   UNCAPPED      9.9500000000     2.5000000000        1           12         1           12        MTA   115.00
   UNCAPPED      9.9500000000     2.5000000000        1           12         1           12        MTA   115.00
   UNCAPPED      9.9500000000     2.6750000000        1           12         1           12        MTA   115.00
   UNCAPPED      9.9500000000     2.8000000000        1           12         1           12        MTA   115.00
   UNCAPPED      9.9500000000     2.8000000000        1           12         1           12        MTA   115.00
   UNCAPPED      9.9500000000     2.8500000000        1           12         1           12        MTA   115.00
   UNCAPPED      9.9500000000     3.1000000000        1           12         1           12        MTA   115.00
   UNCAPPED      9.9500000000     3.2500000000        1           12         1           12        MTA   115.00
   UNCAPPED      9.9500000000     3.2500000000        1           12         1           12        MTA   115.00
   UNCAPPED      9.9500000000     3.3874368859        1           12         1           12        MTA   115.00
   UNCAPPED      9.9500000000     3.4000000000        1           12         1           12        MTA   115.00
   UNCAPPED     10.5750000000     3.7250000000        1           12         1           12        MTA   115.00
   UNCAPPED     10.5750000000     3.7250000000        1           12         1           12        MTA   115.00
   UNCAPPED     10.8250000000     3.9000000000        1           12         1           12        MTA   115.00
   UNCAPPED     10.8250000000     3.9000000000        1           12         1           12        MTA   115.00
   UNCAPPED     11.2416280793     4.3854185960        1           12         1           12        MTA   115.00
   UNCAPPED     10.9500000000     4.4000000000        1           12         1           12        MTA   115.00
   UNCAPPED     11.0750000000     4.5250000000        1           12         1           12        MTA   115.00
   UNCAPPED     11.0750000000     4.5250000000        1           12         1           12        MTA   115.00
   UNCAPPED      9.9500000000     3.3291049905        1           11         1           12        MTA   115.00
   UNCAPPED      9.9500000000     3.3623864783        1           11         1           12        MTA   115.00
   UNCAPPED      9.9500000000     3.3211246204        1           11         1           12        MTA   115.00
   UNCAPPED      9.9500000000     3.3211246204        1           11         1           12        MTA   115.00
   UNCAPPED      9.9500000000     3.4000000000        1           11         1           12        MTA   115.00
   UNCAPPED      9.9500000000     3.4000000000        1           11         1           12        MTA   115.00
   UNCAPPED      9.9500000000     3.0047388894        1           11         1           12        MTA   115.00
   UNCAPPED      9.9500000000     3.0047388894        1           11         1           12        MTA   115.00
   UNCAPPED      9.9500000000     3.1742043497        1           11         1           12        MTA   115.00
   UNCAPPED      9.9500000000     3.4000000000        1           11         1           12        MTA   115.00
   UNCAPPED      9.9500000000     3.8250000000        1           11         1           12        MTA   115.00
   UNCAPPED      9.9500000000     3.8250000000        1           11         1           12        MTA   115.00
   UNCAPPED      9.9500000000     3.4000000000        1           11         1           12        MTA   115.00
   UNCAPPED      9.9500000000     3.4000000000        1           11         1           12        MTA   115.00
   UNCAPPED      9.9500000000     3.4000000000        1           10         1           12        MTA   115.00
   UNCAPPED      9.9500000000     3.4000000000        1           10         1           12        MTA   115.00
   UNCAPPED      9.9500000000     4.8750000000        1           10         1           12        MTA   115.00
   UNCAPPED      9.9500000000     4.8750000000        1           10         1           12        MTA   115.00
   UNCAPPED      9.9500000000     3.5500000000        1           11         1           12        MTA   115.00
   UNCAPPED      9.9500000000     3.5500000000        1           11         1           12        MTA   115.00
   UNCAPPED      9.9500000000     3.1000000000        1            9         1           12        MTA   115.00
   UNCAPPED      9.9500000000     3.1000000000        1            9         1           12        MTA   115.00
   UNCAPPED      9.9500000000     3.4000000000        1            8         1           12        MTA   115.00
   UNCAPPED      9.9500000000     3.4000000000        1            8         1           12        MTA   115.00
   UNCAPPED      9.9500000000     2.8000000000        1            7         1           12        MTA   115.00
   UNCAPPED      9.9500000000     2.8000000000        1            7         1           12        MTA   115.00
   UNCAPPED      9.9500000000     3.3131762365        1            6         1           12        MTA   115.00
   UNCAPPED      9.9500000000     3.4000000000        1           12         1           12        MTA   115.00
   UNCAPPED      9.9500000000     2.4000000000        1           12         1           12        MTA   115.00
   UNCAPPED      9.9500000000     2.4000000000        1           12         1           12        MTA   115.00


                                      S-108


                                                                                                                       Initial
                                                                              Original     Remaining                   Periodic
                                 Current Gross    Current Net    Initial        Term        Term to       Gross         Rate
 Loan               Current      Mortgage Rate   Mortgage Rate   Monthly     to Maturity    Maturity      Margin        Cap
Number  Group      Balance ($)        (%)             (%)       Payment ($)  (in months)   (in months)      (%)          (%)
---------------------------------------------------------------------------------------------------------------------------------
   88     I         942,427.00   1.7500000000    1.3750000000    2,731.47       480            480      3.6500000000   UNCAPPED
   89     I         942,427.00   1.7500000000    1.3750000000    2,731.47       480            480      3.6500000000   UNCAPPED
   90     I         650,300.00   2.0000000000    1.6250000000    1,969.27       480            480      3.5019913886   UNCAPPED
   91     I         650,300.00   2.0000000000    1.6250000000    1,969.27       480            480      3.5019913886   UNCAPPED
   92     I         256,000.00   2.7500000000    2.3750000000      879.94       480            480      3.4000000000   UNCAPPED
   93     I         274,410.00   3.2500000000    2.0550000000    1,022.29       480            480      4.4000000000   UNCAPPED
   94     I         274,410.00   3.2500000000    2.0550000000    1,022.29       480            480      4.4000000000   UNCAPPED
   95     I         581,000.00   8.1250000000    7.7500000000    1,683.94       480            480      3.1750000000   UNCAPPED
   96     I         581,000.00   8.1250000000    7.7500000000    1,683.94       480            480      3.1750000000   UNCAPPED
   97     I         440,000.00   8.2500000000    7.8750000000    1,165.32       480            480      3.1750000000   UNCAPPED
   98     I         440,000.00   8.2500000000    7.8750000000    1,165.32       480            480      3.1750000000   UNCAPPED
   99     I       1,004,430.00   8.3750000000    8.0000000000    3,088.86       480            480      3.4000000000   UNCAPPED
  100     I       1,349,373.34   6.7425839770    6.3675839770    3,579.51       480            479      3.3084686433   UNCAPPED
  101     I       1,349,373.34   6.7425839770    6.3675839770    3,579.51       480            479      3.3084686433   UNCAPPED
  102     I         444,294.23   8.6250000000    8.2500000000    1,347.27       480            479      3.6500000000   UNCAPPED
  103     I         444,294.23   8.6250000000    8.2500000000    1,347.27       480            479      3.6500000000   UNCAPPED
  104     I         128,119.56   8.6250000000    8.2500000000      477.78       480            479      3.6500000000   UNCAPPED
  105     I         128,119.56   8.6250000000    8.2500000000      477.78       480            479      3.6500000000   UNCAPPED
  106     I         517,902.29   7.8750000000    7.5000000000    1,430.21       480            479      2.8750000000   UNCAPPED
  107     I         980,009.93   8.4394665381    8.0644665381    2,589.33       480            478      3.4031464610   UNCAPPED
  108     I         505,422.78   8.5000000000    8.1250000000    1,334.82       480            478      3.5000000000   UNCAPPED
  109     I         521,690.63   8.6250000000    8.2500000000    1,356.01       480            474      3.6000000000   UNCAPPED
  110     I         348,114.81   8.6250000000    8.2500000000      937.67       480            472      3.6500000000   UNCAPPED
  111     I         909,109.44   8.3750000000    8.0000000000    2,439.12       480            472      3.4000000000   UNCAPPED
  112     I       6,675,177.64   1.7500000000    1.3750000000   23,999.61       360            358      3.7541286996   UNCAPPED
  113     I       6,675,177.64   1.7500000000    1.3750000000   23,999.61       360            358      3.7541286996   UNCAPPED
  114     I       2,209,387.90   2.0000000000    1.6250000000    8,199.63       360            358      3.8000000000   UNCAPPED
  115     I       1,108,876.88   2.0000000000    1.6250000000    4,115.34       360            358      3.8000000000   UNCAPPED
  116     I         418,362.61   2.2500000000    1.8750000000    1,605.43       360            358      3.5000000000   UNCAPPED
  117     I         418,362.61   2.2500000000    1.8750000000    1,605.43       360            358      3.5000000000   UNCAPPED
  118     I       3,474,660.40   8.8634925697    8.4884925697   12,532.86       360            357      3.7930955418   UNCAPPED
  119     I       2,387,866.10   8.8582551698    8.4832551698    8,603.18       360            357      3.7899531019   UNCAPPED
  120     I         819,968.54   8.8750000000    8.5000000000    3,049.36       360            357      3.8000000000   UNCAPPED
  121     I       2,783,610.64   8.8750000000    8.5000000000   10,702.89       360            357      3.8000000000   UNCAPPED
  122     I       2,783,610.64   8.8750000000    8.5000000000   10,702.89       360            357      3.8000000000   UNCAPPED
  123     I         568,788.05   8.8750000000    8.5000000000    2,260.09       360            357      3.8000000000   UNCAPPED
  124     I         541,133.05   8.8750000000    8.5000000000    2,010.73       360            356      3.8000000000   UNCAPPED
  125     I         754,658.10   8.8750000000    8.5000000000    2,905.07       360            355      3.8000000000   UNCAPPED
  126     I         754,658.10   8.8750000000    8.5000000000    2,905.07       360            355      3.8000000000   UNCAPPED
  127     I       2,562,799.00   1.0000000000    0.6250000000    8,242.97       360            360      3.2170361000   UNCAPPED
  128     I       1,332,800.00   1.0000000000    0.6250000000    4,286.81       360            360      3.2732743097   UNCAPPED
  129     I         463,400.00   1.2500000000    0.8750000000    1,544.28       360            360      3.4000000000   UNCAPPED
  130     I         336,000.00   1.2500000000    0.8750000000    1,119.72       360            360      3.4000000000   UNCAPPED
  131     I       1,241,600.00   1.5000000000    1.1250000000    4,285.02       360            360      3.4000000000   UNCAPPED
  132     I         904,000.00   1.5000000000    1.1250000000    3,119.89       360            360      3.4000000000   UNCAPPED
  133     I       1,021,000.00   2.0000000000    1.6250000000    3,773.81       360            360      3.2339862880   UNCAPPED
  134     I         565,000.00   2.0000000000    1.6250000000    2,088.35       360            360      3.1000000000   UNCAPPED
  135     I         391,500.00   3.2500000000    2.3050000000    1,703.83       360            360      3.3250000000   UNCAPPED
  136     I         391,500.00   3.2500000000    2.3050000000    1,703.83       360            360      3.3250000000   UNCAPPED
  137     I         499,500.00   7.8750000000    7.1784644645    1,923.29       360            360      2.8101751752   UNCAPPED
  138     I         499,500.00   7.8750000000    7.1784644645    1,923.29       360            360      2.8101751752   UNCAPPED
  139     I       1,293,000.00   8.0000000000    7.6250000000    4,254.60       360            360      3.0250000000   UNCAPPED
  140     I       1,293,000.00   8.0000000000    7.6250000000    4,254.60       360            360      3.0250000000   UNCAPPED
  141     I         664,000.00   8.2500000000    7.8750000000    2,173.43       360            360      3.2851280120   UNCAPPED
  142     I         664,000.00   8.2500000000    7.8750000000    2,173.43       360            360      3.2851280120   UNCAPPED
  143     I       6,219,496.00   8.3750000000    8.0000000000   20,485.17       360            360      3.3921922934   UNCAPPED
  144     I       7,422,896.00   8.3750000000    8.0000000000   24,524.06       360            360      3.4000000000   UNCAPPED
  145     I         224,000.00   1.2500000000    0.8750000000      593.25       480            480      3.4000000000   UNCAPPED
  146     I         200,000.00   1.5000000000    1.1250000000      554.34       480            480      3.4000000000   UNCAPPED
  147     I         200,000.00   1.5000000000    1.1250000000      554.34       480            480      3.4000000000   UNCAPPED
  148     I       2,065,000.00   1.7500000000    1.3750000000    5,985.07       480            480      2.6500000000   UNCAPPED
  149     I       2,065,000.00   1.7500000000    1.3750000000    5,985.07       480            480      2.6500000000   UNCAPPED
  150     I         671,524.00   7.6250000000    7.2500000000    1,778.50       480            480      2.6500000000   UNCAPPED
  151     I         760,100.00   8.0000000000    7.6250000000    2,088.29       480            480      3.0250000000   UNCAPPED
  152     I         760,100.00   8.0000000000    7.6250000000    2,088.29       480            480      3.0250000000   UNCAPPED
  153     I         519,200.00   8.2500000000    7.8750000000    1,375.08       480            480      3.2500000000   UNCAPPED
  154     I         519,200.00   8.2500000000    7.8750000000    1,375.08       480            480      3.2500000000   UNCAPPED
  155     I       1,382,500.00   8.3750000000    8.0000000000    4,752.04       480            480      3.4000000000   UNCAPPED
  156     I      15,360,049.09   1.7500000000    1.3750000000   54,997.08       360            359      3.7742143793   UNCAPPED
  157     I       7,677,969.19   1.7500000000    1.3750000000   27,488.26       360            359      3.7484149533   UNCAPPED
  158     I         447,090.77   2.0000000000    1.6250000000    1,655.90       360            359      3.6000000000   UNCAPPED
  159     I         447,090.77   2.0000000000    1.6250000000    1,655.90       360            359      3.6000000000   UNCAPPED
  160     I         998,052.54   2.2500000000    1.8750000000    3,822.46       360            359      3.8000000000   UNCAPPED
  161     I         367,256.00   2.7500000000    2.3750000000    1,502.33       360            359      3.8000000000   UNCAPPED
  162     I       11,746,150.00  1.7500000000    1.3750000000   41,962.36       360            360      3.7828241594   UNCAPPED
  163     I        6,922,850.00  1.7500000000    1.3750000000   24,731.43       360            360      3.8000000000   UNCAPPED
  164     I          504,500.00  2.0000000000    1.6250000000    1,864.73       360            360      3.8000000000   UNCAPPED
  165     I          368,300.00  3.5000000000    2.5850000000    1,653.83       360            360      4.5500000000   UNCAPPED
  166     I          318,000.00  1.0000000000    0.6250000000    1,022.81       360            360      2.7750000000   UNCAPPED
  167     I          318,000.00  1.0000000000    0.6250000000    1,022.81       360            360      2.7750000000   UNCAPPED
  168     I          412,000.00  1.5000000000    1.1250000000    1,421.90       360            360      3.3500000000   UNCAPPED
  169     I          106,500.00  2.5000000000    2.1250000000      420.80       360            360      3.7250000000   UNCAPPED
  170     I          106,500.00  2.5000000000    2.1250000000      420.80       360            360      3.7250000000   UNCAPPED
  171     I          147,000.00  3.0000000000    2.6250000000      619.76       360            360      3.3500000000   UNCAPPED
  172     I          147,000.00  3.0000000000    2.6250000000      619.76       360            360      3.3500000000   UNCAPPED
  173     I          260,000.00  8.0000000000    7.6250000000      961.01       360            360      3.0250000000   UNCAPPED
  174     I           88,000.00  8.3750000000    8.0000000000      347.71       360            360      3.3500000000   UNCAPPED

(continued)

                                                        Number       Number
                                                          of           of                                      Maximum
                                                        Months       Months       Rate        Pay              Negativ
       Subsequent        Maximum          Minimum       Until        Until      Adjust-     Adjust-            Amort-
        Periodic          Gross            Gross         Next         Next        ment       ment              ization
          Rate           Mortgage         Mortgage       Rate         Pay       Frequency  Frequency           Percen-
 Loan      Cap            Rate             Rate         Adjust-      Adjust-      (in         (in               tage
Number     (%)             (%)              (%)          ment         ment       months)     months)   Index    (%)
----------------------------------------------------------------------------------------------------------------------
   88    UNCAPPED       9.9500000000   3.6500000000        1            12         1           12        MTA   115.00
   89    UNCAPPED       9.9500000000   3.6500000000        1            12         1           12        MTA   115.00
   90    UNCAPPED       9.9500000000   3.5019913886        1            12         1           12        MTA   115.00
   91    UNCAPPED       9.9500000000   3.5019913886        1            12         1           12        MTA   115.00
   92    UNCAPPED       9.9500000000   3.4000000000        1            12         1           12        MTA   115.00
   93    UNCAPPED      10.9500000000   4.4000000000        1            12         1           12        MTA   115.00
   94    UNCAPPED      10.9500000000   4.4000000000        1            12         1           12        MTA   115.00
   95    UNCAPPED       9.9500000000   3.1750000000        1            12         1           12        MTA   115.00
   96    UNCAPPED       9.9500000000   3.1750000000        1            12         1           12        MTA   115.00
   97    UNCAPPED       9.9500000000   3.1750000000        1            12         1           12        MTA   115.00
   98    UNCAPPED       9.9500000000   3.1750000000        1            12         1           12        MTA   115.00
   99    UNCAPPED       9.9500000000   3.4000000000        1            12         1           12        MTA   115.00
  100    UNCAPPED       9.9500000000   3.3084686433        1            11         1           12        MTA   115.00
  101    UNCAPPED       9.9500000000   3.3084686433        1            11         1           12        MTA   115.00
  102    UNCAPPED       9.9500000000   3.6500000000        1            11         1           12        MTA   115.00
  103    UNCAPPED       9.9500000000   3.6500000000        1            11         1           12        MTA   115.00
  104    UNCAPPED       9.9500000000   3.6500000000        1            11         1           12        MTA   115.00
  105    UNCAPPED       9.9500000000   3.6500000000        1            11         1           12        MTA   115.00
  106    UNCAPPED       9.9500000000   2.8750000000        1            11         1           12        MTA   115.00
  107    UNCAPPED       9.9500000000   3.4031464610        1            10         1           12        MTA   115.00
  108    UNCAPPED       9.9500000000   3.5000000000        1            10         1           12        MTA   115.00
  109    UNCAPPED       9.9500000000   3.6000000000        1             6         1           12        MTA   115.00
  110    UNCAPPED       9.9500000000   3.6500000000        1             4         1           12        MTA   115.00
  111    UNCAPPED       9.9500000000   3.4000000000        1             4         1           12        MTA   115.00
  112    UNCAPPED       9.9500000000   3.7541286996        1            10         1           12        MTA   115.00
  113    UNCAPPED       9.9500000000   3.7541286996        1            10         1           12        MTA   115.00
  114    UNCAPPED       9.9500000000   3.8000000000        1            10         1           12        MTA   115.00
  115    UNCAPPED       9.9500000000   3.8000000000        1            10         1           12        MTA   115.00
  116    UNCAPPED       9.9500000000   3.5000000000        1            10         1           12        MTA   115.00
  117    UNCAPPED       9.9500000000   3.5000000000        1            10         1           12        MTA   115.00
  118    UNCAPPED       9.9500000000   3.7930955418        1             9         1           12        MTA   115.00
  119    UNCAPPED       9.9500000000   3.7899531019        1             9         1           12        MTA   115.00
  120    UNCAPPED       9.9500000000   3.8000000000        1             9         1           12        MTA   115.00
  121    UNCAPPED       9.9500000000   3.8000000000        1             9         1           12        MTA   115.00
  122    UNCAPPED       9.9500000000   3.8000000000        1             9         1           12        MTA   115.00
  123    UNCAPPED       9.9500000000   3.8000000000        1             9         1           12        MTA   115.00
  124    UNCAPPED       9.9500000000   3.8000000000        1             8         1           12        MTA   115.00
  125    UNCAPPED       9.9500000000   3.8000000000        1             7         1           12        MTA   115.00
  126    UNCAPPED       9.9500000000   3.8000000000        1             7         1           12        MTA   115.00
  127    UNCAPPED       9.9500000000   3.2170361000        1            12         1           12        MTA   115.00
  128    UNCAPPED       9.9500000000   3.2732743097        1            12         1           12        MTA   115.00
  129    UNCAPPED       9.9500000000   3.4000000000        1            12         1           12        MTA   115.00
  130    UNCAPPED       9.9500000000   3.4000000000        1            12         1           12        MTA   115.00
  131    UNCAPPED       9.9500000000   3.4000000000        1            12         1           12        MTA   115.00
  132    UNCAPPED       9.9500000000   3.4000000000        1            12         1           12        MTA   115.00
  133    UNCAPPED       9.9500000000   3.2339862880        1            12         1           12        MTA   115.00
  134    UNCAPPED       9.9500000000   3.1000000000        1            12         1           12        MTA   115.00
  135    UNCAPPED      10.7000000000   3.3250000000        1            12         1           12        MTA   115.00
  136    UNCAPPED      10.7000000000   3.3250000000        1            12         1           12        MTA   115.00
  137    UNCAPPED      10.3570070070   2.8101751752        1            12         1           12        MTA   115.00
  138    UNCAPPED      10.3570070070   2.8101751752        1            12         1           12        MTA   115.00
  139    UNCAPPED       9.9500000000   3.0250000000        1            12         1           12        MTA   115.00
  140    UNCAPPED       9.9500000000   3.0250000000        1            12         1           12        MTA   115.00
  141    UNCAPPED       9.9500000000   3.2851280120        1            12         1           12        MTA   115.00
  142    UNCAPPED       9.9500000000   3.2851280120        1            12         1           12        MTA   115.00
  143    UNCAPPED       9.9500000000   3.3921922934        1            12         1           12        MTA   115.00
  144    UNCAPPED       9.9500000000   3.4000000000        1            12         1           12        MTA   115.00
  145    UNCAPPED       9.9500000000   3.4000000000        1            12         1           12        MTA   115.00
  146    UNCAPPED       9.9500000000   3.4000000000        1            12         1           12        MTA   115.00
  147    UNCAPPED       9.9500000000   3.4000000000        1            12         1           12        MTA   115.00
  148    UNCAPPED       9.9500000000   2.6500000000        1            12         1           12        MTA   115.00
  149    UNCAPPED       9.9500000000   2.6500000000        1            12         1           12        MTA   115.00
  150    UNCAPPED       9.9500000000   2.6500000000        1            12         1           12        MTA   115.00
  151    UNCAPPED       9.9500000000   3.0250000000        1            12         1           12        MTA   115.00
  152    UNCAPPED       9.9500000000   3.0250000000        1            12         1           12        MTA   115.00
  153    UNCAPPED       9.9500000000   3.2500000000        1            12         1           12        MTA   115.00
  154    UNCAPPED       9.9500000000   3.2500000000        1            12         1           12        MTA   115.00
  155    UNCAPPED       9.9500000000   3.4000000000        1            12         1           12        MTA   115.00
  156    UNCAPPED       9.9500000000   3.7742143793        2            11         1           12        MTA   115.00
  157    UNCAPPED       9.9500000000   3.7484149533        2            11         1           12        MTA   115.00
  158    UNCAPPED       9.9500000000   3.6000000000        2            11         1           12        MTA   115.00
  159    UNCAPPED       9.9500000000   3.6000000000        2            11         1           12        MTA   115.00
  160    UNCAPPED       9.9500000000   3.8000000000        2            11         1           12        MTA   115.00
  161    UNCAPPED       9.9500000000   3.8000000000        2            11         1           12        MTA   115.00
  162    UNCAPPED       9.9500000000   3.7828241594        3            12         1           12        MTA   115.00
  163    UNCAPPED       9.9500000000   3.8000000000        3            12         1           12        MTA   115.00
  164    UNCAPPED       9.9500000000   3.8000000000        3            12         1           12        MTA   115.00
  165    UNCAPPED      10.7000000000   4.5500000000        3            12         1           12        MTA   115.00
  166    UNCAPPED       9.9500000000   2.7750000000        1            12         1           12        MTA   110.00
  167    UNCAPPED       9.9500000000   2.7750000000        1            12         1           12        MTA   110.00
  168    UNCAPPED       9.9500000000   3.3500000000        1            12         1           12        MTA   110.00
  169    UNCAPPED       9.9500000000   3.7250000000        1            12         1           12        MTA   110.00
  170    UNCAPPED       9.9500000000   3.7250000000        1            12         1           12        MTA   110.00
  171    UNCAPPED       9.9500000000   3.3500000000        1            12         1           12        MTA   110.00
  172    UNCAPPED       9.9500000000   3.3500000000        1            12         1           12        MTA   110.00
  173    UNCAPPED       9.9500000000   3.0250000000        1            12         1           12        MTA   110.00
  174    UNCAPPED       9.9500000000   3.3500000000        1            12         1           12        MTA   110.00


                                      S-109

                                                                                                                      Initial
                                                                              Original     Remaining                   Periodic
                                 Current Gross    Current Net    Initial        Term        Term to       Gross         Rate
 Loan               Current      Mortgage Rate   Mortgage Rate   Monthly     to Maturity    Maturity      Margin        Cap
Number  Group      Balance ($)        (%)             (%)       Payment ($)  (in months)   (in months)      (%)          (%)
----------------------------------------------------------------------------------------------------------------------------------
  175    I          509,875.19   9.0000000000    8.6250000000    1,763.56       360            359      4.0000000000   UNCAPPED
  176    I          251,529.30   8.7500000000    8.3750000000      995.70       360            359      3.7250000000   UNCAPPED
  177    I          284,607.35   9.5000000000    8.3350000000    1,402.03       360            359      4.5250000000   UNCAPPED
  178    I          347,763.83   9.5000000000    8.3450000000    1,731.27       360            359      4.4750000000   UNCAPPED
  179    I          347,763.83   9.5000000000    8.3450000000    1,731.27       360            359      4.4750000000   UNCAPPED
  180    I          244,529.50   9.3750000000    9.0000000000      813.13       360            358      4.3500000000   UNCAPPED
  181    I          360,487.79   8.6250000000    8.2500000000    1,422.44       360            358      3.6000000000   UNCAPPED
  182    I          320,781.05  10.5000000000    8.9450000000    1,574.21       360            358      5.4750000000   UNCAPPED
  183    I          320,781.05  10.5000000000    8.9450000000    1,574.21       360            358      5.4750000000   UNCAPPED
  184    I          289,731.51   9.5000000000    9.1250000000    1,100.87       360            357      4.4500000000   UNCAPPED
  185    I          396,614.85   8.3750000000    8.0000000000    1,352.87       360            355      3.4000000000   UNCAPPED
  186    I          396,614.85   8.3750000000    8.0000000000    1,352.87       360            355      3.4000000000   UNCAPPED
  187    I          469,703.60   8.8750000000    8.5000000000    1,333.40       480            479      3.8000000000   UNCAPPED
  188    I          617,236.10   7.6250000000    7.2500000000    1,785.38       480            478      2.6500000000   UNCAPPED
  189    I          519,495.15   8.8750000000    8.5000000000    1,896.15       360            355      3.9000000000   UNCAPPED
  190    I          520,402.92   8.3750000000    8.0000000000    1,685.39       360            354      3.4000000000   UNCAPPED
  191    I        1,000,000.00   1.2500000000    0.8750000000    3,332.52       360            360      3.3500000000   UNCAPPED
  192    I        1,000,000.00   1.2500000000    0.8750000000    3,332.52       360            360      3.3500000000   UNCAPPED
  193    I          393,750.00   2.5000000000    2.1250000000    1,555.79       360            360      3.8000000000   UNCAPPED
  194    I          393,750.00   2.5000000000    2.1250000000    1,555.79       360            360      3.8000000000   UNCAPPED
  195    I       20,228,290.22   1.0000000000    0.6250000000   65,062.20       360            360      3.1747528082   UNCAPPED
  196    I        2,934,000.00   1.0000000000    0.6250000000    9,436.91       360            360      3.3372017723   UNCAPPED
  197    I        3,485,730.00   1.2500000000    0.8750000000   11,616.27       360            360      3.0878130263   UNCAPPED
  198    I          824,000.00   1.2500000000    0.8750000000    2,746.00       360            360      2.8089805825   UNCAPPED
  199    I        6,827,542.00   1.5000000000    1.1250000000   23,563.24       360            360      3.5512739065   UNCAPPED
  200    I          714,000.00   1.5000000000    1.1250000000    2,464.16       360            360      3.0533613445   UNCAPPED
  201    I          624,000.00   1.7500000000    1.3750000000    2,229.20       360            360      3.7250000000   UNCAPPED
  202    I        1,299,800.00   2.0000000000    1.6250000000    4,804.31       360            360      3.6848015079   UNCAPPED
  203    I          236,000.00   2.0000000000    1.6250000000      872.30       360            360      3.8750000000   UNCAPPED
  204    I          750,879.00   2.2500000000    1.8750000000    2,870.21       360            360      3.4436634931   UNCAPPED
  205    I          100,880.00   2.2500000000    1.8750000000      385.61       360            360      3.7250000000   UNCAPPED
  206    I        4,972,620.00   2.5000000000    2.1250000000   19,647.87       360            360      3.8751291070   UNCAPPED
  207    I          526,800.00   2.5000000000    2.1250000000    2,081.50       360            360      3.6541002278   UNCAPPED
  208    I          368,000.00   2.7500000000    2.3750000000    1,502.33       360            360      3.7500000000   UNCAPPED
  209    I          295,200.00   2.8750000000    1.8200000000    1,224.76       360            360      3.9750000000   UNCAPPED
  210    I          295,200.00   2.8750000000    1.8200000000    1,224.76       360            360      3.9750000000   UNCAPPED
  211    I        2,948,545.00   3.0000000000    2.5032111177   12,431.19       360            360      3.7211218584   UNCAPPED
  212    I        1,325,455.00   3.0000000000    2.3540741670    5,588.18       360            360      3.7861907798   UNCAPPED
  213    I          246,500.00   3.2500000000    2.3750000000    1,072.78       360            360      4.2750000000   UNCAPPED
  214    I          246,500.00   3.2500000000    2.3750000000    1,072.78       360            360      4.2750000000   UNCAPPED
  215    I          400,000.00   3.7500000000    2.5650000000    1,852.46       360            360      4.1500000000   UNCAPPED
  216    I          400,000.00   3.7500000000    2.5650000000    1,852.46       360            360      4.1500000000   UNCAPPED
  217    I          295,750.00   6.9140000000    6.5390000000    1,056.55       360            360      1.9000000000   UNCAPPED
  218    I        1,430,330.00   7.1250000000    6.7500000000    4,600.51       360            360      2.1764040466   UNCAPPED
  219    I        1,289,000.00   7.2500000000    6.8750000000    4,410.26       360            360      2.3127424360   UNCAPPED
  220    I          316,000.00   7.2500000000    6.8750000000    1,168.00       360            360      2.2750000000   UNCAPPED
  221    I          182,000.00   7.3750000000    7.0000000000      606.52       360            360      2.4000000000   UNCAPPED
  222    I          905,000.00   7.5000000000    7.1250000000    2,910.84       360            360      2.5250000000   UNCAPPED
  223    I        1,774,000.00   7.6250000000    7.2500000000    5,990.77       360            360      2.6500000000   UNCAPPED
  224    I          224,000.00   7.6250000000    7.2500000000      720.47       360            360      2.6500000000   UNCAPPED
  225    I        2,046,000.00   7.7500000000    7.3750000000    6,792.07       360            360      2.7683528837   UNCAPPED
  226    I        3,575,950.00   7.8750000000    7.5000000000   11,900.01       360            360      2.8985549295   UNCAPPED
  227    I          103,350.00   7.8750000000    7.5000000000      332.41       360            360      2.8500000000   UNCAPPED
  228    I        5,513,400.00   8.0000000000    7.6250000000   18,104.85       360            360      3.0125303805   UNCAPPED
  229    I        3,222,394.00   8.1250000000    7.7500000000   11,190.54       360            360      3.1500000000   UNCAPPED
  230    I        1,151,750.00   8.1250000000    7.7500000000    4,077.21       360            360      3.1500000000   UNCAPPED
  231    I        4,190,070.00   8.2500000000    7.8750000000   13,970.60       360            360      3.2540534526   UNCAPPED
  232    I        2,487,000.00   8.3750000000    8.0000000000    8,456.11       360            360      3.3981302774   UNCAPPED
  233    I          536,000.00   8.3750000000    8.0000000000    1,849.84       360            360      3.4000000000   UNCAPPED
  234    I          717,500.00   8.5000000000    8.1250000000    2,391.08       360            360      3.5250000000   UNCAPPED
  235    I        1,944,650.00   8.6250000000    8.2500000000    7,298.93       360            360      3.6000000000   UNCAPPED
  236    I        1,170,000.00   8.7500000000    8.3750000000    4,622.92       360            360      3.7250000000   UNCAPPED
  237    I          420,000.00   8.7500000000    8.3750000000    1,659.51       360            360      3.7250000000   UNCAPPED
  238    I        3,705,093.00   8.8750000000    8.5000000000   13,099.17       360            360      3.8460281564   UNCAPPED
  239    I          832,493.00   8.8750000000    8.5000000000    3,061.24       360            360      3.9288882910   UNCAPPED
  240    I        6,300,800.00   9.0000000000    8.5894206609   23,716.27       360            360      3.9947033988   UNCAPPED
  241    I          757,087.00   9.0000000000    8.3288936080    3,288.57       360            360      4.0082251776   UNCAPPED
  242    I          175,500.00   9.1250000000    7.9100000000      788.07       360            360      4.1000000000   UNCAPPED
  243    I          175,500.00   9.1250000000    7.9100000000      788.07       360            360      4.1000000000   UNCAPPED
  244    I          213,750.00   9.2500000000    7.9550000000    1,035.94       360            360      4.2750000000   UNCAPPED
  245    I          213,750.00   9.2500000000    7.9550000000    1,035.94       360            360      4.2750000000   UNCAPPED
  246    I        9,417,170.63   8.1279102652    7.7529102652   30,362.40       360            359      3.1346442666   UNCAPPED
  247    I        1,724,634.93   8.2175658612    7.8425658612    5,561.07       360            359      3.2425658612   UNCAPPED
  248    I        3,106,388.76   8.1337328783    7.7587328783   10,375.87       360            359      3.1453718010   UNCAPPED
  249    I        1,430,237.39   7.8893495217    7.5143495217    4,777.24       360            359      2.9143495217   UNCAPPED
  250    I        8,171,373.46   8.2924809824    7.9174809824   28,263.29       360            359      3.2828752726   UNCAPPED
  251    I          533,074.00   8.3267430976    7.9517430976    1,843.81       360            359      3.3517430976   UNCAPPED
  252    I        3,076,084.29   8.3234608344    7.9484608344   11,012.39       360            359      3.3242442537   UNCAPPED
  253    I        1,165,531.96   8.1772265001    7.8022265001    4,172.60       360            359      3.1851031777   UNCAPPED
  254    I          393,898.95   8.5683430420    8.1933430420    1,458.89       360            359      3.5675639698   UNCAPPED
  255    I          650,730.25   8.8834355826    8.5084355826    2,492.25       360            359      3.8950920243   UNCAPPED
  256    I          827,801.49   8.6842023820    8.3092023820    3,276.94       360            359      3.6811352420   UNCAPPED
  257    I          121,282.43   8.7500000000    8.3750000000      496.01       360            359      3.7250000000   UNCAPPED
  258    I          121,282.43   8.7500000000    8.3750000000      496.01       360            359      3.7250000000   UNCAPPED
  259    I          516,513.24   8.4993715892    8.1243715892    2,181.38       360            359      3.4994972714   UNCAPPED
  260    I          170,730.88   9.0000000000    7.7850000000      767.87       360            359      3.9750000000   UNCAPPED
  261    I          170,730.88   9.0000000000    7.7850000000      767.87       360            359      3.9750000000   UNCAPPED

(continued)

                                                          Number       Number
                                                            of           of                                      Maximum
                                                          Months       Months       Rate        Pay              Negativ
         Subsequent        Maximum          Minimum       Until        Until      Adjust-     Adjust-            Amort-
          Periodic          Gross            Gross         Next         Next        ment       ment              ization
            Rate           Mortgage         Mortgage       Rate         Pay       Frequency  Frequency           Percen-
 Loan        Cap            Rate             Rate         Adjust-      Adjust-      (in         (in               tage
Number       (%)             (%)              (%)          ment         ment       months)     months)   Index    (%)
------------------------------------------------------------------------------------------------------------------------
  175      UNCAPPED       9.9500000000   4.0000000000        1            11         1           12        MTA   110.00
  176      UNCAPPED       9.9500000000   3.7250000000        1            11         1           12        MTA   110.00
  177      UNCAPPED      11.2000000000   4.5250000000        1            11         1           12        MTA   110.00
  178      UNCAPPED      11.3250000000   4.4750000000        1            11         1           12        MTA   110.00
  179      UNCAPPED      11.3250000000   4.4750000000        1            11         1           12        MTA   110.00
  180      UNCAPPED       9.9500000000   4.3500000000        1            10         1           12        MTA   110.00
  181      UNCAPPED       9.9500000000   3.6000000000        1            10         1           12        MTA   110.00
  182      UNCAPPED      11.7000000000   5.4750000000        1            10         1           12        MTA   110.00
  183      UNCAPPED      11.7000000000   5.4750000000        1            10         1           12        MTA   110.00
  184      UNCAPPED       9.9500000000   4.4500000000        1             9         1           12        MTA   110.00
  185      UNCAPPED       9.9500000000   3.4000000000        1             7         1           12        MTA   110.00
  186      UNCAPPED       9.9500000000   3.4000000000        1             7         1           12        MTA   110.00
  187      UNCAPPED       9.9500000000   3.8000000000        1            11         1           12        MTA   110.00
  188      UNCAPPED       9.9500000000   2.6500000000        1            10         1           12        MTA   110.00
  189      UNCAPPED       9.9500000000   3.9000000000        1             7         1           12        MTA   110.00
  190      UNCAPPED       9.9500000000   3.4000000000        1             6         1           12        MTA   110.00
  191      UNCAPPED       9.9500000000   3.3500000000        1            12         1           12        MTA   110.00
  192      UNCAPPED       9.9500000000   3.3500000000        1            12         1           12        MTA   110.00
  193      UNCAPPED       9.9500000000   3.8000000000        1            12         1           12        MTA   110.00
  194      UNCAPPED       9.9500000000   3.8000000000        1            12         1           12        MTA   110.00
  195      UNCAPPED       9.9403847533   3.1747528082        1            12         1           12        MTA   115.00
  196      UNCAPPED       9.9500000000   3.3372017723        1            12         1           12        MTA   115.00
  197      UNCAPPED       9.9500000000   3.0878130263        1            12         1           12        MTA   115.00
  198      UNCAPPED       9.9500000000   2.8089805825        1            12         1           12        MTA   115.00
  199      UNCAPPED       9.9500000000   3.5512739065        1            12         1           12        MTA   115.00
  200      UNCAPPED       9.9500000000   3.0533613445        1            12         1           12        MTA   115.00
  201      UNCAPPED       9.9500000000   3.7250000000        1            12         1           12        MTA   115.00
  202      UNCAPPED       9.9500000000   3.6848015079        1            12         1           12        MTA   115.00
  203      UNCAPPED       9.9500000000   3.8750000000        1            12         1           12        MTA   115.00
  204      UNCAPPED       9.9500000000   3.4436634931        1            12         1           12        MTA   115.00
  205      UNCAPPED       9.9500000000   3.7250000000        1            12         1           12        MTA   115.00
  206      UNCAPPED       9.9500000000   3.8751291070        1            12         1           12        MTA   115.00
  207      UNCAPPED       9.9500000000   3.6541002278        1            12         1           12        MTA   115.00
  208      UNCAPPED       9.9500000000   3.7500000000        1            12         1           12        MTA   115.00
  209      UNCAPPED      10.8250000000   3.9750000000        1            12         1           12        MTA   115.00
  210      UNCAPPED      10.8250000000   3.9750000000        1            12         1           12        MTA   115.00
  211      UNCAPPED      10.0949867647   3.7211218584        1            12         1           12        MTA   115.00
  212      UNCAPPED      10.2725307536   3.7861907798        1            12         1           12        MTA   115.00
  213      UNCAPPED      10.7000000000   4.2750000000        1            12         1           12        MTA   115.00
  214      UNCAPPED      10.7000000000   4.2750000000        1            12         1           12        MTA   115.00
  215      UNCAPPED      11.2000000000   4.1500000000        1            12         1           12        MTA   115.00
  216      UNCAPPED      11.2000000000   4.1500000000        1            12         1           12        MTA   115.00
  217      UNCAPPED       9.9500000000   1.9000000000        1            12         1           12        MTA   115.00
  218      UNCAPPED       9.9500000000   2.1764040466        1            12         1           12        MTA   115.00
  219      UNCAPPED       9.9500000000   2.3127424360        1            12         1           12        MTA   115.00
  220      UNCAPPED       9.9500000000   2.2750000000        1            12         1           12        MTA   115.00
  221      UNCAPPED       9.9500000000   2.4000000000        1            12         1           12        MTA   115.00
  222      UNCAPPED       9.9500000000   2.5250000000        1            12         1           12        MTA   115.00
  223      UNCAPPED       9.9500000000   2.6500000000        1            12         1           12        MTA   115.00
  224      UNCAPPED       9.9500000000   2.6500000000        1            12         1           12        MTA   115.00
  225      UNCAPPED       9.9500000000   2.7683528837        1            12         1           12        MTA   115.00
  226      UNCAPPED       9.9500000000   2.8985549295        1            12         1           12        MTA   115.00
  227      UNCAPPED       9.9500000000   2.8500000000        1            12         1           12        MTA   115.00
  228      UNCAPPED       9.9500000000   3.0125303805        1            12         1           12        MTA   115.00
  229      UNCAPPED       9.9500000000   3.1500000000        1            12         1           12        MTA   115.00
  230      UNCAPPED       9.9500000000   3.1500000000        1            12         1           12        MTA   115.00
  231      UNCAPPED       9.9500000000   3.2540534526        1            12         1           12        MTA   115.00
  232      UNCAPPED       9.9500000000   3.3981302774        1            12         1           12        MTA   115.00
  233      UNCAPPED       9.9500000000   3.4000000000        1            12         1           12        MTA   115.00
  234      UNCAPPED       9.9500000000   3.5250000000        1            12         1           12        MTA   115.00
  235      UNCAPPED       9.9500000000   3.6000000000        1            12         1           12        MTA   115.00
  236      UNCAPPED       9.9500000000   3.7250000000        1            12         1           12        MTA   115.00
  237      UNCAPPED       9.9500000000   3.7250000000        1            12         1           12        MTA   115.00
  238      UNCAPPED       9.9500000000   3.8460281564        1            12         1           12        MTA   115.00
  239      UNCAPPED       9.9500000000   3.9288882910        1            12         1           12        MTA   115.00
  240      UNCAPPED       9.9944741739   3.9947033988        1            12         1           12        MTA   115.00
  241      UNCAPPED      10.3201329900   4.0082251776        1            12         1           12        MTA   115.00
  242      UNCAPPED      10.9500000000   4.1000000000        1            12         1           12        MTA   115.00
  243      UNCAPPED      10.9500000000   4.1000000000        1            12         1           12        MTA   115.00
  244      UNCAPPED      11.0750000000   4.2750000000        1            12         1           12        MTA   115.00
  245      UNCAPPED      11.0750000000   4.2750000000        1            12         1           12        MTA   115.00
  246      UNCAPPED       9.9047123805   3.1346442666        1            11         1           12        MTA   115.00
  247      UNCAPPED       9.9500000000   3.2425658612        1            11         1           12        MTA   115.00
  248      UNCAPPED       9.9500000000   3.1453718010        1            11         1           12        MTA   115.00
  249      UNCAPPED       9.9500000000   2.9143495217        1            11         1           12        MTA   115.00
  250      UNCAPPED       9.9500000000   3.2828752726        1            11         1           12        MTA   115.00
  251      UNCAPPED       9.9500000000   3.3517430976        1            11         1           12        MTA   115.00
  252      UNCAPPED       9.9500000000   3.3242442537        1            11         1           12        MTA   115.00
  253      UNCAPPED       9.9500000000   3.1851031777        1            11         1           12        MTA   115.00
  254      UNCAPPED       9.9500000000   3.5675639698        1            11         1           12        MTA   115.00
  255      UNCAPPED       9.9500000000   3.8950920243        1            11         1           12        MTA   115.00
  256      UNCAPPED       9.9500000000   3.6811352420        1            11         1           12        MTA   115.00
  257      UNCAPPED       9.9500000000   3.7250000000        1            11         1           12        MTA   115.00
  258      UNCAPPED       9.9500000000   3.7250000000        1            11         1           12        MTA   115.00
  259      UNCAPPED       9.9500000000   3.4994972714        1            11         1           12        MTA   115.00
  260      UNCAPPED      10.9500000000   3.9750000000        1            11         1           12        MTA   115.00
  261      UNCAPPED      10.9500000000   3.9750000000        1            11         1           12        MTA   115.00



                                      S-110

                                                                                                                       Initial
                                                                              Original     Remaining                   Periodic
                                 Current Gross    Current Net    Initial        Term        Term to       Gross         Rate
 Loan               Current      Mortgage Rate   Mortgage Rate   Monthly     to Maturity    Maturity      Margin        Cap
Number  Group      Balance ($)        (%)             (%)       Payment ($)  (in months)   (in months)      (%)          (%)
----------------------------------------------------------------------------------------------------------------------------------
  262     I         512,227.35   9.0000000000    8.6250000000    2,375.78       360            359      4.0000000000   UNCAPPED
  263     I         289,341.75   9.2500000000    7.9750000000    1,404.27       360            359      4.2750000000   UNCAPPED
  264     I         289,341.75   9.2500000000    7.9750000000    1,404.27       360            359      4.2750000000   UNCAPPED
  265     I       2,205,469.86   7.2500000000    6.8750000000    7,592.64       360            359      2.2000000000   UNCAPPED
  266     I       1,088,862.67   7.5000000000    7.1250000000    3,924.83       360            359      2.5250000000   UNCAPPED
  267     I         186,564.25   7.5000000000    7.1250000000      598.25       360            359      2.5250000000   UNCAPPED
  268     I         491,205.47   7.6250000000    7.2500000000    1,574.97       360            359      2.6500000000   UNCAPPED
  269     I         491,205.47   7.6250000000    7.2500000000    1,574.97       360            359      2.6500000000   UNCAPPED
  270     I       1,099,553.16   7.7500000000    7.3750000000    3,525.17       360            359      2.7750000000   UNCAPPED
  271     I       1,099,553.16   7.7500000000    7.3750000000    3,525.17       360            359      2.7750000000   UNCAPPED
  272     I       1,286,059.29   7.8750000000    7.5000000000    4,278.34       360            359      2.9000000000   UNCAPPED
  273     I         662,881.02   7.8750000000    7.5000000000    2,280.64       360            359      2.9000000000   UNCAPPED
  274     I       3,199,828.93   8.0000000000    7.6250000000   10,415.51       360            359      3.0171601257   UNCAPPED
  275     I       2,224,658.63   8.1250000000    7.7500000000    7,518.47       360            359      3.1500000000   UNCAPPED
  276     I         228,187.21   8.1250000000    7.7500000000    1,054.51       360            359      3.1500000000   UNCAPPED
  277     I       2,815,620.67   8.2604010371    7.8854010371   10,425.74       360            359      3.2720075438   UNCAPPED
  278     I         573,155.68   8.2500000000    7.8750000000    1,971.32       360            359      3.2750000000   UNCAPPED
  279     I       1,206,745.62   8.3750000000    8.0000000000    4,634.17       360            359      3.3718222056   UNCAPPED
  280     I         153,380.77   8.3750000000    8.0000000000      687.04       360            359      3.4000000000   UNCAPPED
  281     I         516,366.52   8.3750000000    8.0000000000    1,664.81       360            359      3.4000000000   UNCAPPED
  282     I         256,751.21   8.5000000000    7.4450000000    1,062.12       360            359      3.5250000000   UNCAPPED
  283     I         256,751.21   8.5000000000    7.4450000000    1,062.12       360            359      3.5250000000   UNCAPPED
  284     I         509,999.54   8.6250000000    8.2500000000    1,633.93       360            359      3.6000000000   UNCAPPED
  285     I         522,037.50   8.6250000000    8.2500000000    1,672.53       360            359      3.6000000000   UNCAPPED
  286     I       1,043,714.21   8.7856657511    8.4106657511    3,750.83       360            359      3.7463994507   UNCAPPED
  287     I         242,456.14   8.7500000000    8.3750000000      804.80       360            359      3.7250000000   UNCAPPED
  288     I       1,441,129.09   8.9521900542    8.5771900542    5,935.58       360            359      3.9521900542   UNCAPPED
  289     I         303,227.01   9.0000000000    8.6250000000    1,400.42       360            359      4.0000000000   UNCAPPED
  290     I         847,578.59   9.0000000000    8.4103065354    3,507.04       360            359      3.9944090244   UNCAPPED
  291     I         189,551.65   9.0000000000    7.6650000000      916.23       360            359      3.9750000000   UNCAPPED
  292     I         141,176.57   8.6250000000    8.2500000000      571.13       360            350      3.6000000000   UNCAPPED
  293     I         103,996.01   7.8750000000    7.5000000000      346.25       360            349      2.9000000000   UNCAPPED
  294     I         446,202.63   7.8750000000    7.5000000000    1,397.39       360            348      2.9000000000   UNCAPPED
  295     I         230,825.77   8.3750000000    8.0000000000      823.26       360            344      3.4000000000   UNCAPPED
  296     I         449,051.85   8.3750000000    8.0000000000    1,976.05       360            344      3.4000000000   UNCAPPED
  297     I       2,076,685.65   8.3152357496    7.9402357496    6,670.81       360            358      3.3262489555   UNCAPPED
  298     I         470,739.25   8.6250000000    8.2500000000    1,511.71       360            358      3.6000000000   UNCAPPED
  299     I         537,687.91   8.2973322294    7.9223322294    1,793.60       360            358      3.2904389402   UNCAPPED
  300     I         342,972.72   8.7500000000    8.3750000000    1,145.09       360            358      3.7250000000   UNCAPPED
  301     I       1,049,743.33   8.5350307930    8.1600307930    3,618.35       360            358      3.5215307693   UNCAPPED
  302     I         298,571.22   8.2500000000    7.8750000000    1,029.84       360            358      3.2750000000   UNCAPPED
  303     I         208,324.15   8.7500000000    8.3750000000      743.07       360            358      3.7250000000   UNCAPPED
  304     I         208,324.15   8.7500000000    8.3750000000      743.07       360            358      3.7250000000   UNCAPPED
  305     I         255,437.45   9.0000000000    8.6250000000      974.73       360            358      4.0000000000   UNCAPPED
  306     I         191,548.38   8.6250000000    8.2500000000      757.25       360            358      3.6000000000   UNCAPPED
  307     I         544,201.17   9.4723534360    8.2644687459    2,365.34       360            358      4.4795651611   UNCAPPED
  308     I         544,201.17   9.4723534360    8.2644687459    2,365.34       360            358      4.4795651611   UNCAPPED
  309     I         608,753.33   9.7500000000    8.5350000000    2,727.95       360            358      4.7250000000   UNCAPPED
  310     I         608,753.33   9.7500000000    8.5350000000    2,727.95       360            358      4.7250000000   UNCAPPED
  311     I         247,121.51   9.0000000000    8.6250000000    1,142.91       360            358      4.0000000000   UNCAPPED
  312     I         523,043.66   7.5000000000    7.1250000000    1,732.91       360            358      2.5250000000   UNCAPPED
  313     I         523,043.66   7.5000000000    7.1250000000    1,732.91       360            358      2.5250000000   UNCAPPED
  314     I         462,999.16   7.7500000000    7.3750000000    1,479.54       360            358      2.7750000000   UNCAPPED
  315     I         386,859.61   8.3750000000    8.0000000000    1,235.10       360            358      3.3500000000   UNCAPPED
  316     I         386,859.61   8.3750000000    8.0000000000    1,235.10       360            358      3.3500000000   UNCAPPED
  317     I         231,048.31   8.3750000000    8.0000000000    1,032.35       360            358      3.4000000000   UNCAPPED
  318     I         763,869.22   7.8600738406    7.4850738406    2,541.34       360            357      2.8746261143   UNCAPPED
  319     I         333,820.37   8.8750000000    8.5000000000    1,145.80       360            357      3.8250000000   UNCAPPED
  320     I         225,004.53   8.2500000000    7.8750000000      800.23       360            357      3.2750000000   UNCAPPED
  321     I         225,004.53   8.2500000000    7.8750000000      800.23       360            357      3.2750000000   UNCAPPED
  322     I         562,829.79   8.7500000000    8.3750000000    2,069.87       360            357      3.7250000000   UNCAPPED
  323     I          74,594.64   7.5000000000    7.1250000000      293.97       360            357      2.5000000000   UNCAPPED
  324     I         195,886.53   9.0000000000    8.6250000000      848.65       360            357      4.0000000000   UNCAPPED
  325     I       1,444,129.51   8.1685211469    7.7935211469    4,774.31       360            356      3.1767485099   UNCAPPED
  326     I       1,582,915.56   8.5940603687    8.2190603687    5,607.30       360            356      3.5731856529   UNCAPPED
  327     I         217,064.50   7.6250000000    7.2500000000      881.80       360            356      2.6500000000   UNCAPPED
  328     I         371,511.40   8.0000000000    7.6250000000    1,226.37       360            356      3.0250000000   UNCAPPED
  329     I         827,988.87   7.8750000000    7.5000000000    2,653.77       360            355      2.8857285648   UNCAPPED
  330     I         236,331.79   7.8750000000    7.5000000000      752.88       360            355      2.8500000000   UNCAPPED
  331     I         815,411.34   8.2500000000    7.8750000000    2,782.53       360            355      3.2750000000   UNCAPPED
  332     I         457,209.26   8.6250000000    8.2500000000    1,553.04       360            354      3.6000000000   UNCAPPED
  333     I         317,201.42   8.3750000000    8.0000000000    1,321.73       360            354      3.4000000000   UNCAPPED
  334     I         144,567.14   9.9500000000    8.6250000000      668.68       360            354      5.1250000000   UNCAPPED
  335     I         144,567.14   9.9500000000    8.6250000000      668.68       360            354      5.1250000000   UNCAPPED
  336     I         966,541.84   8.3750000000    8.0000000000    3,067.15       360            353      3.4000000000   UNCAPPED
  337     I         271,375.11   7.8750000000    7.5000000000      889.52       360            353      2.9000000000   UNCAPPED
  338     I         595,222.14   9.0000000000    8.6250000000    2,384.13       360            352      4.0000000000   UNCAPPED
  339     I         279,763.19   9.0000000000    8.6250000000    1,194.64       360            352      4.0000000000   UNCAPPED
  340     I         407,824.28   8.6250000000    8.2500000000    1,852.46       360            352      3.6500000000   UNCAPPED
  341     I         352,762.37   9.0000000000    8.6250000000    1,311.10       360            352      4.0000000000   UNCAPPED
  342     I         334,617.34   8.1250000000    7.7500000000    1,088.80       360            351      3.1500000000   UNCAPPED
  343     I         357,894.80   8.3925741307    8.0175741307    1,248.34       360            351      3.4033167176   UNCAPPED
  344     I         102,053.08   8.7500000000    8.3750000000      355.23       360            351      3.7250000000   UNCAPPED
  345     I         312,861.04   8.2500000000    7.8750000000    1,371.50       360            351      3.2750000000   UNCAPPED
  346     I      12,313,770.00   1.2500000000    0.8750000000   32,612.44       480            480      3.3501813823   UNCAPPED
  347     I       3,113,100.00   1.2500000000    0.8750000000    8,244.91       480            480      3.2945062799   UNCAPPED
  348     I       5,783,928.00   1.5000000000    1.1250000000   16,031.47       480            480      3.3938189670   UNCAPPED

(continued)

                                                         Number       Number
                                                           of           of                                      Maximum
                                                         Months       Months       Rate        Pay              Negativ
        Subsequent        Maximum          Minimum       Until        Until      Adjust-     Adjust-            Amort-
         Periodic          Gross            Gross         Next         Next        ment       ment              ization
           Rate           Mortgage         Mortgage       Rate         Pay       Frequency  Frequency           Percen-
 Loan       Cap            Rate             Rate         Adjust-      Adjust-      (in         (in               tage
Number      (%)             (%)              (%)          ment         ment       months)     months)   Index    (%)
-----------------------------------------------------------------------------------------------------------------------
  262    UNCAPPED        9.9500000000   4.0000000000        1            11         1           12        MTA   115.00
  263    UNCAPPED       11.0750000000   4.2750000000        1            11         1           12        MTA   115.00
  264    UNCAPPED       11.0750000000   4.2750000000        1            11         1           12        MTA   115.00
  265    UNCAPPED        9.9500000000   2.2000000000        1            11         1           12        MTA   115.00
  266    UNCAPPED        9.9500000000   2.5250000000        1            11         1           12        MTA   115.00
  267    UNCAPPED        9.9500000000   2.5250000000        1            11         1           12        MTA   115.00
  268    UNCAPPED        9.9500000000   2.6500000000        1            11         1           12        MTA   115.00
  269    UNCAPPED        9.9500000000   2.6500000000        1            11         1           12        MTA   115.00
  270    UNCAPPED        9.9500000000   2.7750000000        1            11         1           12        MTA   115.00
  271    UNCAPPED        9.9500000000   2.7750000000        1            11         1           12        MTA   115.00
  272    UNCAPPED        9.9500000000   2.9000000000        1            11         1           12        MTA   115.00
  273    UNCAPPED        9.9500000000   2.9000000000        1            11         1           12        MTA   115.00
  274    UNCAPPED        9.9500000000   3.0171601257        1            11         1           12        MTA   115.00
  275    UNCAPPED        9.9500000000   3.1500000000        1            11         1           12        MTA   115.00
  276    UNCAPPED        9.9500000000   3.1500000000        1            11         1           12        MTA   115.00
  277    UNCAPPED        9.9500000000   3.2720075438        1            11         1           12        MTA   115.00
  278    UNCAPPED        9.9500000000   3.2750000000        1            11         1           12        MTA   115.00
  279    UNCAPPED        9.9500000000   3.3718222056        1            11         1           12        MTA   115.00
  280    UNCAPPED        9.9500000000   3.4000000000        1            11         1           12        MTA   115.00
  281    UNCAPPED        9.9500000000   3.4000000000        1            11         1           12        MTA   115.00
  282    UNCAPPED       10.8250000000   3.5250000000        1            11         1           12        MTA   115.00
  283    UNCAPPED       10.8250000000   3.5250000000        1            11         1           12        MTA   115.00
  284    UNCAPPED        9.9500000000   3.6000000000        1            11         1           12        MTA   115.00
  285    UNCAPPED        9.9500000000   3.6000000000        1            11         1           12        MTA   115.00
  286    UNCAPPED        9.9500000000   3.7463994507        1            11         1           12        MTA   115.00
  287    UNCAPPED        9.9500000000   3.7250000000        1            11         1           12        MTA   115.00
  288    UNCAPPED        9.9500000000   3.9521900542        1            11         1           12        MTA   115.00
  289    UNCAPPED        9.9500000000   4.0000000000        1            11         1           12        MTA   115.00
  290    UNCAPPED       10.2015939038   3.9944090244        1            11         1           12        MTA   115.00
  291    UNCAPPED       11.0750000000   3.9750000000        1            11         1           12        MTA   115.00
  292    UNCAPPED        9.9500000000   3.6000000000        1             2         1           12        MTA   115.00
  293    UNCAPPED        9.9500000000   2.9000000000        1             1         1           12        MTA   115.00
  294    UNCAPPED        9.9500000000   2.9000000000        1            12         1           12        MTA   115.00
  295    UNCAPPED        9.9500000000   3.4000000000        1             8         1           12        MTA   115.00
  296    UNCAPPED        9.9500000000   3.4000000000        1             8         1           12        MTA   115.00
  297    UNCAPPED        9.9500000000   3.3262489555        1            10         1           12        MTA   115.00
  298    UNCAPPED        9.9500000000   3.6000000000        1            10         1           12        MTA   115.00
  299    UNCAPPED        9.9500000000   3.2904389402        1            10         1           12        MTA   115.00
  300    UNCAPPED        9.9500000000   3.7250000000        1            10         1           12        MTA   115.00
  301    UNCAPPED        9.9500000000   3.5215307693        1            10         1           12        MTA   115.00
  302    UNCAPPED        9.9500000000   3.2750000000        1            10         1           12        MTA   115.00
  303    UNCAPPED        9.9500000000   3.7250000000        1            10         1           12        MTA   115.00
  304    UNCAPPED        9.9500000000   3.7250000000        1            10         1           12        MTA   115.00
  305    UNCAPPED        9.9500000000   4.0000000000        1            10         1           12        MTA   115.00
  306    UNCAPPED        9.9500000000   3.6000000000        1            10         1           12        MTA   115.00
  307    UNCAPPED       10.5942345025   4.4795651611        1            10         1           12        MTA   115.00
  308    UNCAPPED       10.5942345025   4.4795651611        1            10         1           12        MTA   115.00
  309    UNCAPPED        9.9500000000   4.7250000000        1            10         1           12        MTA   115.00
  310    UNCAPPED        9.9500000000   4.7250000000        1            10         1           12        MTA   115.00
  311    UNCAPPED        9.9500000000   4.0000000000        1            10         1           12        MTA   115.00
  312    UNCAPPED        9.9500000000   2.5250000000        1            10         1           12        MTA   115.00
  313    UNCAPPED        9.9500000000   2.5250000000        1            10         1           12        MTA   115.00
  314    UNCAPPED        9.9500000000   2.7750000000        1            10         1           12        MTA   115.00
  315    UNCAPPED        9.9500000000   3.3500000000        1            10         1           12        MTA   115.00
  316    UNCAPPED        9.9500000000   3.3500000000        1            10         1           12        MTA   115.00
  317    UNCAPPED        9.9500000000   3.4000000000        1            10         1           12        MTA   115.00
  318    UNCAPPED        9.9500000000   2.8746261143        1             9         1           12        MTA   115.00
  319    UNCAPPED        9.9500000000   3.8250000000        1             9         1           12        MTA   115.00
  320    UNCAPPED        9.9500000000   3.2750000000        1             9         1           12        MTA   115.00
  321    UNCAPPED        9.9500000000   3.2750000000        1             9         1           12        MTA   115.00
  322    UNCAPPED        9.9500000000   3.7250000000        1             9         1           12        MTA   115.00
  323    UNCAPPED        9.9500000000   2.5000000000        1             9         1           12        MTA   115.00
  324    UNCAPPED        9.9500000000   4.0000000000        1             9         1           12        MTA   115.00
  325    UNCAPPED        9.9500000000   3.1767485099        1             8         1           12        MTA   115.00
  326    UNCAPPED        9.9500000000   3.5731856529        1             8         1           12        MTA   115.00
  327    UNCAPPED        9.9500000000   2.6500000000        1             8         1           12        MTA   115.00
  328    UNCAPPED        9.9500000000   3.0250000000        1             8         1           12        MTA   115.00
  329    UNCAPPED        9.9500000000   2.8857285648        1             7         1           12        MTA   115.00
  330    UNCAPPED        9.9500000000   2.8500000000        1             7         1           12        MTA   115.00
  331    UNCAPPED        9.9500000000   3.2750000000        1             7         1           12        MTA   115.00
  332    UNCAPPED        9.9500000000   3.6000000000        1             6         1           12        MTA   115.00
  333    UNCAPPED        9.9500000000   3.4000000000        1             6         1           12        MTA   115.00
  334    UNCAPPED        9.9500000000   5.1250000000        1             6         1           12        MTA   115.00
  335    UNCAPPED        9.9500000000   5.1250000000        1             6         1           12        MTA   115.00
  336    UNCAPPED        9.9500000000   3.4000000000        1             5         1           12        MTA   115.00
  337    UNCAPPED        9.9500000000   2.9000000000        1             5         1           12        MTA   115.00
  338    UNCAPPED        9.9500000000   4.0000000000        1             4         1           12        MTA   115.00
  339    UNCAPPED        9.9500000000   4.0000000000        1             4         1           12        MTA   115.00
  340    UNCAPPED        9.9500000000   3.6500000000        1             4         1           12        MTA   115.00
  341    UNCAPPED        9.9500000000   4.0000000000        1             4         1           12        MTA   115.00
  342    UNCAPPED        9.9500000000   3.1500000000        1             3         1           12        MTA   115.00
  343    UNCAPPED        9.9500000000   3.4033167176        1             3         1           12        MTA   115.00
  344    UNCAPPED        9.9500000000   3.7250000000        1             3         1           12        MTA   115.00
  345    UNCAPPED        9.9500000000   3.2750000000        1             3         1           12        MTA   115.00
  346    UNCAPPED        9.9500000000   3.3501813823        1            12         1           12        MTA   115.00
  347    UNCAPPED        9.9500000000   3.2945062799        1            12         1           12        MTA   115.00
  348    UNCAPPED        9.9500000000   3.3938189670        1            12         1           12        MTA   115.00


                                      S-111

                                                                                                                       Initial
                                                                              Original     Remaining                   Periodic
                                 Current Gross    Current Net    Initial        Term        Term to       Gross         Rate
 Loan               Current      Mortgage Rate   Mortgage Rate   Monthly     to Maturity    Maturity      Margin        Cap
Number  Group      Balance ($)        (%)             (%)       Payment ($)  (in months)   (in months)      (%)          (%)
----------------------------------------------------------------------------------------------------------------------------------
  349    I       1,926,148.00    1.5000000000    1.1250000000    5,338.76       480            480      3.3671238140   UNCAPPED
  350    I       2,089,800.00    1.7500000000    1.3750000000    6,056.97       480            480      3.4412838549   UNCAPPED
  351    I         195,300.00    1.7500000000    1.3750000000      566.05       480            480      3.4000000000   UNCAPPED
  352    I         701,700.00    2.0000000000    1.6250000000    2,124.92       480            480      3.9813595554   UNCAPPED
  353    I         178,500.00    2.0000000000    1.6250000000      540.54       480            480      4.0000000000   UNCAPPED
  354    I         500,000.00    2.2500000000    1.8750000000    1,580.71       480            480      3.7432000000   UNCAPPED
  355    I         312,000.00    2.2500000000    1.8750000000      986.36       480            480      3.9500000000   UNCAPPED
  356    I         762,640.00    2.7500000000    2.3750000000    2,621.41       480            480      3.7778296444   UNCAPPED
  357    I         740,000.00    3.0000000000    2.6250000000    2,649.08       480            480      4.0000000000   UNCAPPED
  358    I         401,400.00    3.2500000000    2.4006950673    1,495.38       480            480      4.1605568012   UNCAPPED
  359    I         401,400.00    3.2500000000    2.4006950673    1,495.38       480            480      4.1605568012   UNCAPPED
  360    I         267,750.00    3.5000000000    2.5550000000    1,037.24       480            480      3.2000000000   UNCAPPED
  361    I         267,750.00    3.5000000000    2.5550000000    1,037.24       480            480      3.2000000000   UNCAPPED
  362    I         369,000.00    4.2500000000    3.8750000000    1,600.06       480            480      4.0000000000   UNCAPPED
  363    I         153,600.00    6.1250000000    5.7500000000      406.80       480            480      1.1250000000   UNCAPPED
  364    I       1,500,000.00    7.3750000000    7.0000000000    3,972.68       480            480      2.4500000000   UNCAPPED
  365    I         680,000.00    7.6250000000    7.2500000000    1,800.95       480            480      2.6500000000   UNCAPPED
  366    I       1,913,520.00    7.7500000000    7.3750000000    5,121.82       480            480      2.7439054726   UNCAPPED
  367    I       1,771,520.00    7.7500000000    7.3750000000    4,745.74       480            480      2.7414130238   UNCAPPED
  368    I       2,102,200.00    7.8750000000    7.5000000000    6,100.24       480            480      2.8654171820   UNCAPPED
  369    I         574,000.00    7.8750000000    7.5000000000    1,590.97       480            480      2.8500000000   UNCAPPED
  370    I       1,499,000.00    8.0000000000    7.6250000000    4,016.62       480            480      3.0273015344   UNCAPPED
  371    I         378,000.00    8.0000000000    7.6250000000    1,047.71       480            480      3.0250000000   UNCAPPED
  372    I       3,593,750.00    8.1250000000    7.7500000000    9,517.87       480            480      3.1322191304   UNCAPPED
  373    I         373,000.00    8.1250000000    7.7500000000      987.87       480            480      3.1500000000   UNCAPPED
  374    I       3,978,550.00    8.2500000000    7.8750000000   11,365.82       480            480      3.2627467922   UNCAPPED
  375    I       1,527,000.00    8.2500000000    7.8750000000    4,161.93       480            480      3.2430746562   UNCAPPED
  376    I       5,242,700.00    8.3750000000    8.0000000000   14,757.80       480            480      3.3680727488   UNCAPPED
  377    I         888,000.00    8.3750000000    8.0000000000    2,671.59       480            480      3.3709459459   UNCAPPED
  378    I       2,032,700.00    8.5000000000    8.1250000000    5,543.22       480            480      3.5432638855   UNCAPPED
  379    I       1,740,500.00    8.5000000000    8.1250000000    4,733.32       480            480      3.5463300776   UNCAPPED
  380    I         727,000.00    8.6250000000    8.2500000000    2,144.38       480            480      3.6000000000   UNCAPPED
  381    I       1,360,000.00    8.7500000000    8.3750000000    4,390.72       480            480      3.7647058824   UNCAPPED
  382    I       1,000,000.00    8.7500000000    8.3750000000    3,437.28       480            480      3.7250000000   UNCAPPED
  383    I         486,400.00    8.8750000000    8.5000000000    1,288.21       480            480      3.8750000000   UNCAPPED
  384    I       5,010,130.00    9.0000000000    8.6250000000   15,324.63       480            480      3.9901749056   UNCAPPED
  385    I         892,250.00    9.0000000000    8.6250000000    2,867.08       480            480      3.9943121322   UNCAPPED
  386    I         327,443.96    8.5000000000    8.1250000000      829.37       480            479      3.5000000000   UNCAPPED
  387    I         327,443.96    8.5000000000    8.1250000000      829.37       480            479      3.5000000000   UNCAPPED
  388    I       2,118,091.19    8.3395592738    7.9645592738    5,618.70       480            479      3.3645592738   UNCAPPED
  389    I         594,043.96    8.3140756283    7.9390756283    1,575.83       480            479      3.3390756283   UNCAPPED
  390    I       3,186,144.16    8.3740990285    7.9990990285    8,844.59       480            479      3.3858743341   UNCAPPED
  391    I         543,172.18    8.2500000000    7.8750000000    1,507.82       480            479      3.2750000000   UNCAPPED
  392    I       4,993,095.26    8.3300404392    7.9550404392   14,496.05       480            479      3.3427661427   UNCAPPED
  393    I         970,600.31    8.3292181052    7.9542181052    2,817.19       480            479      3.3542181052   UNCAPPED
  394    I         531,115.62    8.8750000000    8.5000000000    1,681.88       480            479      3.8500000000   UNCAPPED
  395    I         238,298.22    9.5000000000    8.0350000000      996.78       480            479      4.5250000000   UNCAPPED
  396    I         238,298.22    9.5000000000    8.0350000000      996.78       480            479      4.5250000000   UNCAPPED
  397    I         401,235.43    7.6250000000    7.2500000000    1,264.57       480            479      2.6000000000   UNCAPPED
  398    I         401,235.43    7.6250000000    7.2500000000    1,264.57       480            479      2.6000000000   UNCAPPED
  399    I         263,306.81    7.7500000000    7.3750000000      760.52       480            479      2.7750000000   UNCAPPED
  400    I       1,212,359.49    7.7500000000    7.3750000000    3,361.67       480            479      2.7750000000   UNCAPPED
  401    I       2,343,316.60    7.9018797956    7.5268797956    6,500.54       480            479      2.9161278774   UNCAPPED
  402    I         978,816.20    7.8750000000    7.5000000000    2,582.24       480            479      2.9000000000   UNCAPPED
  403    I       1,690,904.41    8.0000000000    7.6250000000    4,461.68       480            479      2.9786854833   UNCAPPED
  404    I       1,234,552.79    8.2062594646    7.8312594646    4,115.96       480            479      3.1987556788   UNCAPPED
  405    I         627,641.60    8.2500000000    7.8750000000    1,655.28       480            479      3.2750000000   UNCAPPED
  406    I         359,421.56    8.3750000000    8.0000000000      953.44       480            479      3.4000000000   UNCAPPED
  407    I         156,688.86    8.6250000000    8.2500000000      432.39       480            479      3.6000000000   UNCAPPED
  408    I         156,688.86    8.6250000000    8.2500000000      432.39       480            479      3.6000000000   UNCAPPED
  409    I       1,144,070.15    8.8750000000    8.5000000000    2,957.19       480            479      3.8500000000   UNCAPPED
  410    I         648,867.11    8.8750000000    8.5000000000    1,643.56       480            479      3.8500000000   UNCAPPED
  411    I         642,945.06    9.0000000000    8.6250000000    1,854.94       480            479      3.9750000000   UNCAPPED
  412    I         642,945.06    9.0000000000    8.6250000000    1,854.94       480            479      3.9750000000   UNCAPPED
  413    I         310,622.62    9.8750000000    8.4100000000    1,492.88       480            479      4.8500000000   UNCAPPED
  414    I         310,622.62    9.8750000000    8.4100000000    1,492.88       480            479      4.8500000000   UNCAPPED
  415    I         637,792.73    9.2500000000    7.5950000000    2,940.84       480            470      4.2750000000   UNCAPPED
  416    I         637,792.73    9.2500000000    7.5950000000    2,940.84       480            470      4.2750000000   UNCAPPED
  417    I         980,360.41    9.0000000000    8.6250000000    2,508.75       480            469      4.0000000000   UNCAPPED
  418    I       1,082,880.19    8.3157178508    7.9407178508    2,860.60       480            478      3.2746101732   UNCAPPED
  419    I         568,520.83    8.5000000000    8.1250000000    1,571.57       480            478      3.4500000000   UNCAPPED
  420    I         854,294.46    8.4498581101    8.0748581101    2,469.39       480            478      3.4688694613   UNCAPPED
  421    I         102,321.39    9.0000000000    8.6250000000      295.63       480            478      3.9750000000   UNCAPPED
  422    I         381,044.95    9.0000000000    8.6250000000    1,415.66       480            478      4.0000000000   UNCAPPED
  423    I         279,861.00    8.6250000000    8.2500000000    1,081.61       480            478      3.6500000000   UNCAPPED
  424    I         279,861.00    8.6250000000    8.2500000000    1,081.61       480            478      3.6500000000   UNCAPPED
  425    I         587,830.82    7.3750000000    7.0000000000    1,618.69       480            478      2.3250000000   UNCAPPED
  426    I         765,181.67    7.6250000000    7.2500000000    2,106.51       480            478      2.6000000000   UNCAPPED
  427    I         415,004.39    7.7500000000    7.3750000000    1,141.95       480            478      2.7750000000   UNCAPPED
  428    I         640,000.00    7.7500000000    7.3750000000    1,773.90       480            478      2.7750000000   UNCAPPED
  429    I         640,000.00    7.7500000000    7.3750000000    1,773.90       480            478      2.7750000000   UNCAPPED
  430    I         685,243.48    8.0000000000    7.6250000000    1,884.77       480            478      2.9750000000   UNCAPPED
  431    I         962,876.04    8.0533585676    7.6783585676    2,967.99       480            478      3.0570151405   UNCAPPED
  432    I         411,021.49    8.1250000000    7.7500000000    1,235.53       480            478      3.1000000000   UNCAPPED
  433    I         358,901.64    8.2500000000    7.8750000000      942.64       480            478      3.2250000000   UNCAPPED
  434    I         131,473.82    8.2500000000    7.8750000000      361.43       480            478      3.2750000000   UNCAPPED
  435    I         856,096.73    8.5029545420    8.1279545420    2,251.19       480            477      3.4895681794   UNCAPPED

(ctntinued)

                                                         Number       Number
                                                           of           of                                      Maximum
                                                         Months       Months       Rate        Pay              Negativ
        Subsequent        Maximum          Minimum       Until        Until      Adjust-     Adjust-            Amort-
         Periodic          Gross            Gross         Next         Next        ment       ment              ization
           Rate           Mortgage         Mortgage       Rate         Pay       Frequency  Frequency           Percen-
 Loan       Cap            Rate             Rate         Adjust-      Adjust-      (in         (in               tage
Number      (%)             (%)              (%)          ment         ment       months)     months)   Index    (%)
-----------------------------------------------------------------------------------------------------------------------
  349    UNCAPPED        9.9500000000   3.3671238140        1            12         1           12        MTA    115.00
  350    UNCAPPED        9.9500000000   3.4412838549        1            12         1           12        MTA    115.00
  351    UNCAPPED        9.9500000000   3.4000000000        1            12         1           12        MTA    115.00
  352    UNCAPPED        9.9500000000   3.9813595554        1            12         1           12        MTA    115.00
  353    UNCAPPED        9.9500000000   4.0000000000        1            12         1           12        MTA    115.00
  354    UNCAPPED        9.9500000000   3.7432000000        1            12         1           12        MTA    115.00
  355    UNCAPPED        9.9500000000   3.9500000000        1            12         1           12        MTA    115.00
  356    UNCAPPED        9.9500000000   3.7778296444        1            12         1           12        MTA    115.00
  357    UNCAPPED        9.9500000000   4.0000000000        1            12         1           12        MTA    115.00
  358    UNCAPPED       10.5146487294   4.1605568012        1            12         1           12        MTA    115.00
  359    UNCAPPED       10.5146487294   4.1605568012        1            12         1           12        MTA    115.00
  360    UNCAPPED       10.7000000000   3.2000000000        1            12         1           12        MTA    115.00
  361    UNCAPPED       10.7000000000   3.2000000000        1            12         1           12        MTA    115.00
  362    UNCAPPED        9.9500000000   4.0000000000        1            12         1           12        MTA    115.00
  363    UNCAPPED        9.9500000000   1.1250000000        1            12         1           12        MTA    115.00
  364    UNCAPPED        9.9500000000   2.4500000000        1            12         1           12        MTA    115.00
  365    UNCAPPED        9.9500000000   2.6500000000        1            12         1           12        MTA    115.00
  366    UNCAPPED        9.9500000000   2.7439054726        1            12         1           12        MTA    115.00
  367    UNCAPPED        9.9500000000   2.7414130238        1            12         1           12        MTA    115.00
  368    UNCAPPED        9.9500000000   2.8654171820        1            12         1           12        MTA    115.00
  369    UNCAPPED        9.9500000000   2.8500000000        1            12         1           12        MTA    115.00
  370    UNCAPPED        9.9500000000   3.0273015344        1            12         1           12        MTA    115.00
  371    UNCAPPED        9.9500000000   3.0250000000        1            12         1           12        MTA    115.00
  372    UNCAPPED        9.9500000000   3.1322191304        1            12         1           12        MTA    115.00
  373    UNCAPPED        9.9500000000   3.1500000000        1            12         1           12        MTA    115.00
  374    UNCAPPED        9.9500000000   3.2627467922        1            12         1           12        MTA    115.00
  375    UNCAPPED        9.9500000000   3.2430746562        1            12         1           12        MTA    115.00
  376    UNCAPPED        9.9500000000   3.3680727488        1            12         1           12        MTA    115.00
  377    UNCAPPED        9.9500000000   3.3709459459        1            12         1           12        MTA    115.00
  378    UNCAPPED        9.9500000000   3.5432638855        1            12         1           12        MTA    115.00
  379    UNCAPPED        9.9500000000   3.5463300776        1            12         1           12        MTA    115.00
  380    UNCAPPED        9.9500000000   3.6000000000        1            12         1           12        MTA    115.00
  381    UNCAPPED        9.9500000000   3.7647058824        1            12         1           12        MTA    115.00
  382    UNCAPPED        9.9500000000   3.7250000000        1            12         1           12        MTA    115.00
  383    UNCAPPED        9.9500000000   3.8750000000        1            12         1           12        MTA    115.00
  384    UNCAPPED        9.9500000000   3.9901749056        1            12         1           12        MTA    115.00
  385    UNCAPPED        9.9500000000   3.9943121322        1            12         1           12        MTA    115.00
  386    UNCAPPED        9.9500000000   3.5000000000        1            11         1           12        MTA    115.00
  387    UNCAPPED        9.9500000000   3.5000000000        1            11         1           12        MTA    115.00
  388    UNCAPPED        9.9500000000   3.3645592738        1            11         1           12        MTA    115.00
  389    UNCAPPED        9.9500000000   3.3390756283        1            11         1           12        MTA    115.00
  390    UNCAPPED        9.9500000000   3.3858743341        1            11         1           12        MTA    115.00
  391    UNCAPPED        9.9500000000   3.2750000000        1            11         1           12        MTA    115.00
  392    UNCAPPED        9.9500000000   3.3427661427        1            11         1           12        MTA    115.00
  393    UNCAPPED        9.9500000000   3.3542181052        1            11         1           12        MTA    115.00
  394    UNCAPPED        9.9500000000   3.8500000000        1            11         1           12        MTA    115.00
  395    UNCAPPED       11.2000000000   4.5250000000        1            11         1           12        MTA    115.00
  396    UNCAPPED       11.2000000000   4.5250000000        1            11         1           12        MTA    115.00
  397    UNCAPPED        9.9500000000   2.6000000000        1            11         1           12        MTA    115.00
  398    UNCAPPED        9.9500000000   2.6000000000        1            11         1           12        MTA    115.00
  399    UNCAPPED        9.9500000000   2.7750000000        1            11         1           12        MTA    115.00
  400    UNCAPPED        9.9500000000   2.7750000000        1            11         1           12        MTA    115.00
  401    UNCAPPED        9.9500000000   2.9161278774        1            11         1           12        MTA    115.00
  402    UNCAPPED        9.9500000000   2.9000000000        1            11         1           12        MTA    115.00
  403    UNCAPPED        9.9500000000   2.9786854833        1            11         1           12        MTA    115.00
  404    UNCAPPED        9.9500000000   3.1987556788        1            11         1           12        MTA    115.00
  405    UNCAPPED        9.9500000000   3.2750000000        1            11         1           12        MTA    115.00
  406    UNCAPPED        9.9500000000   3.4000000000        1            11         1           12        MTA    115.00
  407    UNCAPPED        9.9500000000   3.6000000000        1            11         1           12        MTA    115.00
  408    UNCAPPED        9.9500000000   3.6000000000        1            11         1           12        MTA    115.00
  409    UNCAPPED        9.9500000000   3.8500000000        1            11         1           12        MTA    115.00
  410    UNCAPPED        9.9500000000   3.8500000000        1            11         1           12        MTA    115.00
  411    UNCAPPED        9.9500000000   3.9750000000        1            11         1           12        MTA    115.00
  412    UNCAPPED        9.9500000000   3.9750000000        1            11         1           12        MTA    115.00
  413    UNCAPPED       11.2000000000   4.8500000000        1            11         1           12        MTA    115.00
  414    UNCAPPED       11.2000000000   4.8500000000        1            11         1           12        MTA    115.00
  415    UNCAPPED        9.9500000000   4.2750000000        1             2         1           12        MTA    115.00
  416    UNCAPPED        9.9500000000   4.2750000000        1             2         1           12        MTA    115.00
  417    UNCAPPED        9.9500000000   4.0000000000        1             1         1           12        MTA    115.00
  418    UNCAPPED        9.9500000000   3.2746101732        1            10         1           12        MTA    115.00
  419    UNCAPPED        9.9500000000   3.4500000000        1            10         1           12        MTA    115.00
  420    UNCAPPED       11.4903972917   3.4688694613        1            10         1           12        MTA    115.00
  421    UNCAPPED        9.9500000000   3.9750000000        1            10         1           12        MTA    115.00
  422    UNCAPPED        9.9500000000   4.0000000000        1            10         1           12        MTA    115.00
  423    UNCAPPED        9.9500000000   3.6500000000        1            10         1           12        MTA    115.00
  424    UNCAPPED        9.9500000000   3.6500000000        1            10         1           12        MTA    115.00
  425    UNCAPPED        9.9500000000   2.3250000000        1            10         1           12        MTA    115.00
  426    UNCAPPED        9.9500000000   2.6000000000        1            10         1           12        MTA    115.00
  427    UNCAPPED        9.9500000000   2.7750000000        1            10         1           12        MTA    115.00
  428    UNCAPPED        9.9500000000   2.7750000000        1            10         1           12        MTA    115.00
  429    UNCAPPED        9.9500000000   2.7750000000        1            10         1           12        MTA    115.00
  430    UNCAPPED        9.9500000000   2.9750000000        1            10         1           12        MTA    115.00
  431    UNCAPPED        9.9500000000   3.0570151405        1            10         1           12        MTA    115.00
  432    UNCAPPED        9.9500000000   3.1000000000        1            10         1           12        MTA    115.00
  433    UNCAPPED        9.9500000000   3.2250000000        1            10         1           12        MTA    115.00
  434    UNCAPPED        9.9500000000   3.2750000000        1            10         1           12        MTA    115.00
  435    UNCAPPED        9.9500000000   3.4895681794        1             9         1           12        MTA    115.00


                                      S-112

                                                                                                                      Initial
                                                                              Original     Remaining                   Periodic
                                 Current Gross    Current Net    Initial        Term        Term to       Gross         Rate
 Loan               Current      Mortgage Rate   Mortgage Rate   Monthly     to Maturity    Maturity      Margin        Cap
Number  Group      Balance ($)        (%)             (%)       Payment ($)  (in months)   (in months)      (%)          (%)
----------------------------------------------------------------------------------------------------------------------------------
  436    I         533,003.46    7.1250000000    6.7500000000    1,463.47       480            477      2.1500000000   UNCAPPED
  437    I         298,620.85    7.6250000000    7.2500000000      976.14       480            477      2.6000000000   UNCAPPED
  438    I         412,584.44    7.8750000000    7.5000000000    1,130.86       480            477      2.8500000000   UNCAPPED
  439    I         625,840.80    8.0000000000    7.6250000000    1,637.98       480            477      2.9750000000   UNCAPPED
  440    I         166,054.02    9.0000000000    8.6250000000      454.56       480            476      3.9750000000   UNCAPPED
  441    I         657,678.55    8.8750000000    8.5000000000    1,883.92       480            476      3.8250000000   UNCAPPED
  442    I         214,916.62    8.7500000000    8.3750000000      789.14       360            354      3.7250000000   UNCAPPED
  443    I         183,270.88    8.2500000000    7.8750000000      585.39       360            354      3.2000000000   UNCAPPED
  444    I         374,620.82    7.7500000000    7.3750000000    1,258.56       360            347      2.7500000000   UNCAPPED
  445    I         687,818.41    7.0000000000    6.6250000000    2,194.92       360            355      2.0250000000   UNCAPPED
  446    I         371,927.73    9.1250000000    8.7500000000    1,551.50       360            351      4.0500000000   UNCAPPED
  447    I       2,416,100.00    1.0000000000    0.6250000000    7,771.13       360            360      2.6584795745   UNCAPPED
  448    I       1,234,600.00    1.0000000000    0.6250000000    3,970.96       360            360      2.7987728819   UNCAPPED
  449    I         688,093.00    1.2500000000    0.8750000000    2,293.08       360            360      3.9043733914   UNCAPPED
  450    I         688,093.00    1.2500000000    0.8750000000    2,293.08       360            360      3.9043733914   UNCAPPED
  451    I         722,000.00    1.5000000000    1.1250000000    2,491.77       360            360      3.6143351801   UNCAPPED
  452    I         616,000.00    1.5000000000    1.1250000000    2,125.94       360            360      3.6727272727   UNCAPPED
  453    I       2,153,500.00    2.5000000000    2.1250000000    8,508.93       360            360      3.9203784537   UNCAPPED
  454    I       1,104,200.00    2.5000000000    2.1250000000    4,362.93       360            360      3.8922296685   UNCAPPED
  455    I         400,000.00    3.0000000000    2.6250000000    1,686.42       360            360      4.0000000000   UNCAPPED
  456    I         400,000.00    3.0000000000    2.6250000000    1,686.42       360            360      4.0000000000   UNCAPPED
  457    I         225,000.00    3.5000000000    2.3750000000    1,010.35       360            360      5.0000000000   UNCAPPED
  458    I         225,000.00    3.5000000000    2.3750000000    1,010.35       360            360      5.0000000000   UNCAPPED
  459    I         362,000.00    4.7500000000    3.7850000000    1,888.36       360            360      5.0000000000   UNCAPPED
  460    I         362,000.00    4.7500000000    3.7850000000    1,888.36       360            360      5.0000000000   UNCAPPED
  461    I         624,000.00    7.5000000000    7.1250000000    2,007.03       360            360      2.5250000000   UNCAPPED
  462    I         152,000.00    7.7500000000    7.3750000000      488.89       360            360      2.7250000000   UNCAPPED
  463    I         152,000.00    7.7500000000    7.3750000000      488.89       360            360      2.7250000000   UNCAPPED
  464    I         930,500.00    7.8750000000    7.5000000000    3,158.74       360            360      2.8879634605   UNCAPPED
  465    I         224,000.00    7.8750000000    7.5000000000      720.47       360            360      2.8500000000   UNCAPPED
  466    I       1,173,900.00    8.0000000000    7.6250000000    3,775.73       360            360      3.0081331459   UNCAPPED
  467    I         540,300.00    8.0000000000    7.6250000000    1,737.82       360            360      2.9883536924   UNCAPPED
  468    I         800,000.00    8.1250000000    7.7500000000    2,666.01       360            360      3.1000000000   UNCAPPED
  469    I         800,000.00    8.1250000000    7.7500000000    2,666.01       360            360      3.1000000000   UNCAPPED
  470    I       1,462,500.00    8.2500000000    7.8750000000    4,703.98       360            360      3.2750000000   UNCAPPED
  471    I       1,462,500.00    8.2500000000    7.8750000000    4,703.98       360            360      3.2750000000   UNCAPPED
  472    I         375,000.00    8.3750000000    8.0000000000    1,481.70       360            360      3.4000000000   UNCAPPED
  473    I         375,000.00    8.3750000000    8.0000000000    1,481.70       360            360      3.4000000000   UNCAPPED
  474    I       1,004,000.00    8.5000000000    8.1250000000    3,570.85       360            360      3.5250000000   UNCAPPED
  475    I       1,004,000.00    8.5000000000    8.1250000000    3,570.85       360            360      3.5250000000   UNCAPPED
  476    I         192,000.00    8.6250000000    8.2500000000      662.63       360            360      3.6500000000   UNCAPPED
  477    I         192,000.00    8.6250000000    8.2500000000      662.63       360            360      3.6500000000   UNCAPPED
  478    I         604,000.00    8.8750000000    8.5000000000    2,232.50       360            360      3.8000000000   UNCAPPED
  479    I         604,000.00    8.8750000000    8.5000000000    2,232.50       360            360      3.8000000000   UNCAPPED
  480    I       3,204,750.00    9.0000000000    8.6250000000   12,687.33       360            360      3.9905998908   UNCAPPED
  481    I       3,204,750.00    9.0000000000    8.6250000000   12,687.33       360            360      3.9905998908   UNCAPPED
  482    I         715,290.00    1.2500000000    0.8750000000    1,894.41       480            480      3.6251331628   UNCAPPED
  483    I         892,500.00    1.7500000000    1.3750000000    2,586.77       480            480      3.2750000000   UNCAPPED
  484    I         892,500.00    1.7500000000    1.3750000000    2,586.77       480            480      3.2750000000   UNCAPPED
  485    I         371,000.00    2.0000000000    1.6250000000    1,123.48       480            480      3.5250000000   UNCAPPED
  486    I         371,000.00    2.0000000000    1.6250000000    1,123.48       480            480      3.5250000000   UNCAPPED
  487    I         393,750.00    2.7500000000    2.3750000000    1,353.43       480            480      4.0000000000   UNCAPPED
  488    I         393,750.00    2.7500000000    2.3750000000    1,353.43       480            480      4.0000000000   UNCAPPED
  489    I       1,430,000.00    7.6250000000    7.2500000000    4,144.63       480            480      2.6500000000   UNCAPPED
  490    I       1,430,000.00    7.6250000000    7.2500000000    4,144.63       480            480      2.6500000000   UNCAPPED
  491    I       1,960,000.00    8.2500000000    7.8750000000    5,190.97       480            480      3.2750000000   UNCAPPED
  492    I       1,960,000.00    8.2500000000    7.8750000000    5,190.97       480            480      3.2750000000   UNCAPPED
  493    I         296,000.00    8.3750000000    8.0000000000      783.94       480            480      3.4000000000   UNCAPPED
  494    I         296,000.00    8.3750000000    8.0000000000      783.94       480            480      3.4000000000   UNCAPPED
  495    I         388,000.00    8.5000000000    8.1250000000    1,124.56       480            480      3.5250000000   UNCAPPED
  496    I         388,000.00    8.5000000000    8.1250000000    1,124.56       480            480      3.5250000000   UNCAPPED
  497    I         531,000.00    8.6250000000    8.2500000000    1,539.02       480            480      3.6000000000   UNCAPPED
  498    I         531,000.00    8.6250000000    8.2500000000    1,539.02       480            480      3.6000000000   UNCAPPED
  499    I         960,000.00    8.8750000000    8.5000000000    2,782.41       480            480      3.8000000000   UNCAPPED
  500    I         960,000.00    8.8750000000    8.5000000000    2,782.41       480            480      3.8000000000   UNCAPPED
  501    I         729,716.77    2.0000000000    1.6250000000    2,705.62       360            359      3.1982500800   UNCAPPED
  502    I         548,883.76    2.0000000000    1.6250000000    2,032.91       360            359      3.0000000000   UNCAPPED
  503    I         138,211.56    2.0000000000    1.6250000000      419.11       480            479      4.0500000000   UNCAPPED
  504    I         138,211.56    2.0000000000    1.6250000000      419.11       480            479      4.0500000000   UNCAPPED
  505    I         256,000.00    1.7500000000    1.3750000000      914.54       360            360      3.8000000000   UNCAPPED
  506    I         537,610.00    2.7500000000    2.3750000000    2,194.74       360            360      3.8910743848   UNCAPPED
  507    I         252,810.00    2.7500000000    2.3750000000    1,032.07       360            360      4.0500000000   UNCAPPED
  508    I          61,432.00    3.2500000000    2.8750000000      267.36       360            360      4.0500000000   UNCAPPED
  509    I         129,200.00    4.2500000000    3.8750000000      635.59       360            360      4.0500000000   UNCAPPED
  510    I       1,149,000.00    1.0000000000    0.6250000000    3,695.64       360            360      3.1914055701   UNCAPPED
  511    I         940,000.00    1.5000000000    1.1250000000    3,244.13       360            360      3.5331914894   UNCAPPED
  512    I       2,360,000.00    2.2500000000    1.8750000000    9,021.01       360            360      3.5000000000   UNCAPPED
  513    I       1,230,000.00    2.5000000000    2.1250000000    4,859.99       360            360      3.5750000000   UNCAPPED
  514    I         650,000.00    2.5000000000    2.1250000000    2,568.29       360            360      3.5750000000   UNCAPPED
  515    I         432,000.00    6.6250000000    6.2500000000    1,389.48       360            360      1.6500000000   UNCAPPED
  516    I         432,000.00    6.6250000000    6.2500000000    1,389.48       360            360      1.6500000000   UNCAPPED
  517    I         348,000.00    8.2500000000    7.8750000000    1,201.02       360            360      3.2000000000   UNCAPPED
  518    I       1,906,745.25    8.4002511393    8.0252511393    6,147.49       360            359      3.3854758555   UNCAPPED
  519    I         958,510.35    8.1842214810    7.8092214810    3,090.31       360            359      3.1587843452   UNCAPPED
  520    I       1,931,967.70    8.6136642288    8.2386642288    6,453.09       360            359      3.6136642288   UNCAPPED
  521    I         606,662.63    8.3560847691    7.9810847691    2,098.33       360            359      3.3490124511   UNCAPPED
  522    I         340,700.54    7.7500000000    7.3750000000    1,214.63       360            359      2.7250000000   UNCAPPED

(continued)

                                                         Number       Number
                                                           of           of                                      Maximum
                                                         Months       Months       Rate        Pay              Negativ
        Subsequent        Maximum          Minimum       Until        Until      Adjust-     Adjust-            Amort-
         Periodic          Gross            Gross         Next         Next        ment       ment              ization
           Rate           Mortgage         Mortgage       Rate         Pay       Frequency  Frequency           Percen-
 Loan       Cap            Rate             Rate         Adjust-      Adjust-      (in         (in               tage
Number      (%)             (%)              (%)          ment         ment       months)     months)   Index    (%)
-----------------------------------------------------------------------------------------------------------------------
  436    UNCAPPED        9.9500000000   2.1500000000        1             9         1           12        MTA   115.00
  437    UNCAPPED        9.9500000000   2.6000000000        1             9         1           12        MTA   115.00
  438    UNCAPPED        9.9500000000   2.8500000000        1             9         1           12        MTA   115.00
  439    UNCAPPED        9.9500000000   2.9750000000        1             9         1           12        MTA   115.00
  440    UNCAPPED        9.9500000000   3.9750000000        1             8         1           12        MTA   115.00
  441    UNCAPPED        9.9500000000   3.8250000000        1             8         1           12        MTA   115.00
  442    UNCAPPED        9.9500000000   3.7250000000        1             6         1           12        MTA   115.00
  443    UNCAPPED        9.9500000000   3.2000000000        1             6         1           12        MTA   115.00
  444    UNCAPPED        9.9500000000   2.7500000000        1            11         1           12        MTA   115.00
  445    UNCAPPED        9.9500000000   2.0250000000        1             7         1           12        MTA   115.00
  446    UNCAPPED        9.9500000000   4.0500000000        1             3         1           12        MTA   115.00
  447    UNCAPPED        9.9500000000   2.6584795745        1            12         1           12        MTA   115.00
  448    UNCAPPED        9.9500000000   2.7987728819        1            12         1           12        MTA   115.00
  449    UNCAPPED        9.9500000000   3.9043733914        1            12         1           12        MTA   115.00
  450    UNCAPPED        9.9500000000   3.9043733914        1            12         1           12        MTA   115.00
  451    UNCAPPED        9.9500000000   3.6143351801        1            12         1           12        MTA   115.00
  452    UNCAPPED        9.9500000000   3.6727272727        1            12         1           12        MTA   115.00
  453    UNCAPPED        9.9500000000   3.9203784537        1            12         1           12        MTA   115.00
  454    UNCAPPED        9.9500000000   3.8922296685        1            12         1           12        MTA   115.00
  455    UNCAPPED        9.9500000000   4.0000000000        1            12         1           12        MTA   115.00
  456    UNCAPPED        9.9500000000   4.0000000000        1            12         1           12        MTA   115.00
  457    UNCAPPED       10.9500000000   5.0000000000        1            12         1           12        MTA   115.00
  458    UNCAPPED       10.9500000000   5.0000000000        1            12         1           12        MTA   115.00
  459    UNCAPPED       10.9500000000   5.0000000000        1            12         1           12        MTA   115.00
  460    UNCAPPED       10.9500000000   5.0000000000        1            12         1           12        MTA   115.00
  461    UNCAPPED        9.9500000000   2.5250000000        1            12         1           12        MTA   115.00
  462    UNCAPPED        9.9500000000   2.7250000000        1            12         1           12        MTA   115.00
  463    UNCAPPED        9.9500000000   2.7250000000        1            12         1           12        MTA   115.00
  464    UNCAPPED        9.9500000000   2.8879634605        1            12         1           12        MTA   115.00
  465    UNCAPPED        9.9500000000   2.8500000000        1            12         1           12        MTA   115.00
  466    UNCAPPED        9.9500000000   3.0081331459        1            12         1           12        MTA   115.00
  467    UNCAPPED        9.9500000000   2.9883536924        1            12         1           12        MTA   115.00
  468    UNCAPPED        9.9500000000   3.1000000000        1            12         1           12        MTA   115.00
  469    UNCAPPED        9.9500000000   3.1000000000        1            12         1           12        MTA   115.00
  470    UNCAPPED        9.9500000000   3.2750000000        1            12         1           12        MTA   115.00
  471    UNCAPPED        9.9500000000   3.2750000000        1            12         1           12        MTA   115.00
  472    UNCAPPED        9.9500000000   3.4000000000        1            12         1           12        MTA   115.00
  473    UNCAPPED        9.9500000000   3.4000000000        1            12         1           12        MTA   115.00
  474    UNCAPPED        9.9500000000   3.5250000000        1            12         1           12        MTA   115.00
  475    UNCAPPED        9.9500000000   3.5250000000        1            12         1           12        MTA   115.00
  476    UNCAPPED        9.9500000000   3.6500000000        1            12         1           12        MTA   115.00
  477    UNCAPPED        9.9500000000   3.6500000000        1            12         1           12        MTA   115.00
  478    UNCAPPED        9.9500000000   3.8000000000        1            12         1           12        MTA   115.00
  479    UNCAPPED        9.9500000000   3.8000000000        1            12         1           12        MTA   115.00
  480    UNCAPPED        9.9500000000   3.9905998908        1            12         1           12        MTA   115.00
  481    UNCAPPED        9.9500000000   3.9905998908        1            12         1           12        MTA   115.00
  482    UNCAPPED        9.9500000000   3.6251331628        1            12         1           12        MTA   115.00
  483    UNCAPPED        9.9500000000   3.2750000000        1            12         1           12        MTA   115.00
  484    UNCAPPED        9.9500000000   3.2750000000        1            12         1           12        MTA   115.00
  485    UNCAPPED        9.9500000000   3.5250000000        1            12         1           12        MTA   115.00
  486    UNCAPPED        9.9500000000   3.5250000000        1            12         1           12        MTA   115.00
  487    UNCAPPED        9.9500000000   4.0000000000        1            12         1           12        MTA   115.00
  488    UNCAPPED        9.9500000000   4.0000000000        1            12         1           12        MTA   115.00
  489    UNCAPPED        9.9500000000   2.6500000000        1            12         1           12        MTA   115.00
  490    UNCAPPED        9.9500000000   2.6500000000        1            12         1           12        MTA   115.00
  491    UNCAPPED        9.9500000000   3.2750000000        1            12         1           12        MTA   115.00
  492    UNCAPPED        9.9500000000   3.2750000000        1            12         1           12        MTA   115.00
  493    UNCAPPED        9.9500000000   3.4000000000        1            12         1           12        MTA   115.00
  494    UNCAPPED        9.9500000000   3.4000000000        1            12         1           12        MTA   115.00
  495    UNCAPPED        9.9500000000   3.5250000000        1            12         1           12        MTA   115.00
  496    UNCAPPED        9.9500000000   3.5250000000        1            12         1           12        MTA   115.00
  497    UNCAPPED        9.9500000000   3.6000000000        1            12         1           12        MTA   115.00
  498    UNCAPPED        9.9500000000   3.6000000000        1            12         1           12        MTA   115.00
  499    UNCAPPED        9.9500000000   3.8000000000        1            12         1           12        MTA   115.00
  500    UNCAPPED        9.9500000000   3.8000000000        1            12         1           12        MTA   115.00
  501    UNCAPPED        9.9500000000   3.1982500800        2            11         1           12        MTA   115.00
  502    UNCAPPED        9.9500000000   3.0000000000        2            11         1           12        MTA   115.00
  503    UNCAPPED        9.9500000000   4.0500000000        2            11         1           12        MTA   115.00
  504    UNCAPPED        9.9500000000   4.0500000000        2            11         1           12        MTA   115.00
  505    UNCAPPED        9.9500000000   3.8000000000        3            12         1           12        MTA   115.00
  506    UNCAPPED        9.9500000000   3.8910743848        3            12         1           12        MTA   115.00
  507    UNCAPPED        9.9500000000   4.0500000000        3            12         1           12        MTA   115.00
  508    UNCAPPED        9.9500000000   4.0500000000        3            12         1           12        MTA   115.00
  509    UNCAPPED        9.9500000000   4.0500000000        3            12         1           12        MTA   115.00
  510    UNCAPPED        9.9500000000   3.1914055701        1            12         1           12        MTA   110.00
  511    UNCAPPED        9.9500000000   3.5331914894        1            12         1           12        MTA   110.00
  512    UNCAPPED        9.9500000000   3.5000000000        1            12         1           12        MTA   110.00
  513    UNCAPPED        9.9500000000   3.5750000000        1            12         1           12        MTA   110.00
  514    UNCAPPED        9.9500000000   3.5750000000        1            12         1           12        MTA   110.00
  515    UNCAPPED        9.9500000000   1.6500000000        1            12         1           12        MTA   110.00
  516    UNCAPPED        9.9500000000   1.6500000000        1            12         1           12        MTA   110.00
  517    UNCAPPED        9.9500000000   3.2000000000        1            12         1           12        MTA   110.00
  518    UNCAPPED        9.9594985090   3.3854758555        1            11         1           12        MTA   110.00
  519    UNCAPPED        9.9500000000   3.1587843452        1            11         1           12        MTA   110.00
  520    UNCAPPED        9.9500000000   3.6136642288        1            11         1           12        MTA   110.00
  521    UNCAPPED        9.9500000000   3.3490124511        1            11         1           12        MTA   110.00
  522    UNCAPPED        9.9500000000   2.7250000000        1            11         1           12        MTA   110.00



                                      S-113


                                                                                                                       Initial
                                                                              Original     Remaining                   Periodic
                                 Current Gross    Current Net    Initial        Term        Term to       Gross         Rate
 Loan               Current      Mortgage Rate   Mortgage Rate   Monthly     to Maturity    Maturity      Margin        Cap
Number  Group      Balance ($)        (%)             (%)       Payment ($)  (in months)   (in months)      (%)          (%)
----------------------------------------------------------------------------------------------------------------------------------
  523    I          311,353.69   9.2500000000    8.8750000000    1,133.81       360            359      4.2500000000   UNCAPPED
  524    I          299,391.50   8.3316665720    7.9566665720    1,108.85       360            359      3.2893332008   UNCAPPED
  525    I          195,602.22   8.3750000000    8.0000000000      724.45       360            359      3.3500000000   UNCAPPED
  526    I          216,594.67   8.2500000000    7.8750000000      857.41       360            359      3.2000000000   UNCAPPED
  527    I          391,327.31   8.6250000000    8.2500000000    1,652.69       360            359      3.5750000000   UNCAPPED
  528    I          166,397.92   9.6250000000    9.2500000000      655.30       360            347      4.5750000000   UNCAPPED
  529    I          124,977.88   9.6250000000    9.2500000000      494.67       360            347      4.6250000000   UNCAPPED
  530    I        1,100,798.65   8.0277035479    7.6527035479    3,538.03       360            358      2.9932867936   UNCAPPED
  531    I        1,486,254.84   7.9036861900    7.5286861900    4,948.79       360            358      2.8629798338   UNCAPPED
  532    I        1,763,297.46   8.8604911689    8.4854911689    6,075.49       360            358      3.8188671482   UNCAPPED
  533    I          160,124.07   9.5000000000    9.1250000000      591.39       360            358      4.5000000000   UNCAPPED
  534    I        1,380,974.33   8.2500000000    7.8750000000    4,390.38       360            355      3.1750000000   UNCAPPED
  535    I          268,483.28   9.2500000000    8.0950000000    1,308.56       360            355      4.2000000000   UNCAPPED
  536    I          516,000.00   2.2500000000    1.8750000000    1,631.29       480            480      3.3750000000   UNCAPPED
  537    I          440,000.00   8.2500000000    7.8750000000    1,165.32       480            480      3.3000000000   UNCAPPED
  538    I          471,241.60   8.3750000000    8.0000000000    1,250.07       480            479      3.3000000000   UNCAPPED
  539    I          631,232.47   8.3750000000    8.0000000000    2,084.20       480            479      3.3750000000   UNCAPPED
  540    I          553,200.44   7.8750000000    7.5000000000    1,495.74       480            478      2.8000000000   UNCAPPED
  541    I          605,478.44   8.1250000000    7.7500000000    1,712.11       480            478      3.1250000000   UNCAPPED
  542    I          252,811.92   9.3750000000    9.0000000000      813.76       480            478      4.3000000000   UNCAPPED
  543    I          607,500.00   3.2500000000    2.8750000000    2,643.88       360            360      4.1000000000   UNCAPPED
  544    I          820,560.00   1.0000000000    0.6250000000    2,639.25       360            360      3.5500000000   UNCAPPED
  545    I          319,920.00   1.2500000000    0.8750000000      847.29       480            480      3.3000000000   UNCAPPED
  546    I       26,788,090.00   1.0000000000    0.6250000000   86,161.12       360            360      3.2043541579   UNCAPPED
  547    I        1,818,000.00   1.0000000000    0.6250000000    5,847.41       360            360      3.4090759076   UNCAPPED
  548    I        6,316,107.00   1.2500000000    0.8750000000   21,048.54       360            360      3.4910325656   UNCAPPED
  549    I          193,900.00   1.2500000000    0.8750000000      646.18       360            360      3.5750000000   UNCAPPED
  550    I       21,891,019.00   1.5000000000    1.1250000000   75,550.36       360            360      3.4009849884   UNCAPPED
  551    I        1,452,600.00   1.5000000000    1.1250000000    5,013.22       360            360      3.4661434669   UNCAPPED
  552    I        3,119,800.00   1.7500000000    1.3750000000   11,145.28       360            360      3.5020385922   UNCAPPED
  553    I        5,535,141.00   2.0000000000    1.6250000000   20,458.96       360            360      3.3759774503   UNCAPPED
  554    I          488,000.00   2.0000000000    1.6250000000    1,803.74       360            360      3.5750000000   UNCAPPED
  555    I          411,800.00   2.2500000000    1.8750000000    1,574.10       360            360      3.3105512385   UNCAPPED
  556    I        8,152,723.00   2.5000000000    2.1250000000   32,213.13       360            360      3.4558513395   UNCAPPED
  557    I          599,100.00   2.5000000000    2.1250000000    2,367.17       360            360      3.5750000000   UNCAPPED
  558    I          807,500.00   2.7500000000    2.3750000000    3,296.55       360            360      3.5750000000   UNCAPPED
  559    I          208,000.00   2.8750000000    1.9100000000      862.98       360            360      4.4500000000   UNCAPPED
  560    I        1,947,090.00   3.0000000000    2.6250000000    8,209.01       360            360      3.4921335172   UNCAPPED
  561    I          248,000.00   3.0000000000    2.6250000000    1,045.58       360            360      3.5750000000   UNCAPPED
  562    I          557,000.00   3.2500000000    2.8750000000    2,424.10       360            360      3.2092908438   UNCAPPED
  563    I          468,150.00   3.5000000000    2.6572012176    2,102.20       360            360      4.0010253124   UNCAPPED
  564    I          300,000.00   3.5000000000    2.3950000000    1,347.13       360            360      4.4500000000   UNCAPPED
  565    I          108,750.00   4.0000000000    3.6250000000      519.19       360            360      3.5750000000   UNCAPPED
  566    I          220,000.00   4.2500000000    3.8750000000    1,082.27       360            360      3.5750000000   UNCAPPED
  567    I          735,000.00   6.5000000000    6.1250000000    2,449.40       360            360      1.5250000000   UNCAPPED
  568    I        2,500,000.00   6.6250000000    6.2500000000    8,628.01       360            360      1.6000000000   UNCAPPED
  569    I          850,500.00   6.7500000000    6.3750000000    2,834.31       360            360      1.7750000000   UNCAPPED
  570    I          399,960.00   7.1250000000    6.7500000000    1,380.34       360            360      2.1000000000   UNCAPPED
  571    I          399,960.00   7.1250000000    6.7500000000    1,380.34       360            360      2.1000000000   UNCAPPED
  572    I          808,000.00   7.5000000000    7.1250000000    2,941.48       360            360      2.5110148515   UNCAPPED
  573    I        1,794,700.00   7.6250000000    7.2500000000    5,802.55       360            360      2.6369616092   UNCAPPED
  574    I          632,000.00   7.6250000000    7.2500000000    2,032.77       360            360      2.6129746835   UNCAPPED
  575    I        1,689,900.00   7.7500000000    7.3750000000    5,671.14       360            360      2.7326735310   UNCAPPED
  576    I        3,343,770.00   7.8750000000    7.5000000000   11,529.76       360            360      2.8713662273   UNCAPPED
  577    I          197,520.00   7.8750000000    7.5000000000      780.44       360            360      2.8500000000   UNCAPPED
  578    I        1,774,600.00   8.0000000000    7.6250000000    6,160.31       360            360      3.0100008453   UNCAPPED
  579    I          320,000.00   8.0000000000    7.6250000000    1,029.25       360            360      3.0250000000   UNCAPPED
  580    I          416,000.00   8.0580000000    7.6830000000    1,338.02       360            360      3.0750000000   UNCAPPED
  581    I        4,370,190.00   8.1250000000    7.7500000000   15,421.91       360            360      3.1321361314   UNCAPPED
  582    I          206,400.00   8.1250000000    7.7500000000      663.86       360            360      3.1250000000   UNCAPPED
  583    I        3,609,870.69   8.2500000000    7.8750000000   12,639.68       360            360      3.2222788690   UNCAPPED
  584    I          637,500.00   8.2500000000    7.8750000000    2,200.14       360            360      3.2000000000   UNCAPPED
  585    I        3,398,300.00   8.3750000000    8.0000000000   11,829.52       360            360      3.3458265898   UNCAPPED
  586    I        4,101,030.00   8.5000000000    8.0720255033   16,109.96       360            360      3.5247738983   UNCAPPED
  587    I          697,730.00   8.5000000000    7.8136331389    2,863.66       360            360      3.4833581758   UNCAPPED
  588    I        6,227,653.00   8.6250000000    8.2500000000   24,065.71       360            360      3.5750000000   UNCAPPED
  589    I          222,000.00   8.6250000000    8.2500000000      877.17       360            360      3.5750000000   UNCAPPED
  590    I           56,000.00   9.0000000000    8.0650000000      259.34       360            360      4.0000000000   UNCAPPED
  591    I           56,000.00   9.0000000000    8.0650000000      259.34       360            360      4.0000000000   UNCAPPED
  592    I          387,000.00   9.7500000000    8.5650000000    2,018.78       360            360      4.8000000000   UNCAPPED
  593    I          387,000.00   9.7500000000    8.5650000000    2,018.78       360            360      4.8000000000   UNCAPPED
  594    I       19,496,901.12   8.0426368159    7.6676368159   62,863.40       360            359      3.2313903041   UNCAPPED
  595    I        2,175,627.96   8.0950629342    7.7200629342    7,014.39       360            359      3.0592548112   UNCAPPED
  596    I        6,149,589.35   8.1622760817    7.7872760817   20,555.47       360            359      3.3465107529   UNCAPPED
  597    I          186,372.07   1.2500000000    0.8750000000      622.51       360            359      3.5750000000   UNCAPPED
  598    I       25,577,714.75   8.3195257873    7.9445257873   88,478.75       360            359      3.4275279368   UNCAPPED
  599    I        4,141,574.47   8.5858500807    8.2108500807   14,324.93       360            359      3.5358500807   UNCAPPED
  600    I        3,154,418.99   8.4354393351    8.0604393351   11,294.73       360            359      3.3899928105   UNCAPPED
  601    I          383,188.19   8.6250000000    8.2500000000    1,371.81       360            359      3.5750000000   UNCAPPED
  602    I        5,189,547.15   8.4209703242    8.0459703242   19,220.61       360            359      3.5459188538   UNCAPPED
  603    I          471,042.07   8.7500000000    8.3750000000    1,744.60       360            359      3.7500000000   UNCAPPED
  604    I        1,887,817.91   8.3855732086    8.0105732086    7,230.18       360            359      3.3274645511   UNCAPPED
  605    I          187,633.88   8.6250000000    8.2500000000      718.62       360            359      3.5750000000   UNCAPPED
  606    I        3,958,541.26   8.4187736703    8.0437736703   15,670.99       360            359      3.3748882217   UNCAPPED
  607    I          106,006.62   8.6250000000    8.2500000000      419.64       360            359      3.5750000000   UNCAPPED
  608    I          111,797.73   7.8750000000    7.5000000000      454.27       360            359      2.8000000000   UNCAPPED
  609    I        1,472,985.50   8.6039919088    8.2289919088    6,024.11       360            359      3.5539919088   UNCAPPED


(continued)

                                                         Number       Number
                                                           of           of                                      Maximum
                                                         Months       Months       Rate        Pay              Negativ
        Subsequent        Maximum          Minimum       Until        Until      Adjust-     Adjust-            Amort-
         Periodic          Gross            Gross         Next         Next        ment       ment              ization
           Rate           Mortgage         Mortgage       Rate         Pay       Frequency  Frequency           Percen-
 Loan       Cap            Rate             Rate         Adjust-      Adjust-      (in         (in               tage
Number      (%)             (%)              (%)          ment         ment       months)     months)   Index    (%)
-----------------------------------------------------------------------------------------------------------------------
  523    UNCAPPED        9.9500000000   4.2500000000        1            11         1           12        MTA    110.00
  524    UNCAPPED        9.9500000000   3.2893332008        1            11         1           12        MTA    110.00
  525    UNCAPPED        9.9500000000   3.3500000000        1            11         1           12        MTA    110.00
  526    UNCAPPED        9.9500000000   3.2000000000        1            11         1           12        MTA    110.00
  527    UNCAPPED        9.9500000000   3.5750000000        1            11         1           12        MTA    110.00
  528    UNCAPPED       11.3500000000   4.5750000000        1            11         1           12        MTA    110.00
  529    UNCAPPED       11.4000000000   4.6250000000        1            11         1           12        MTA    110.00
  530    UNCAPPED        9.9500000000   2.9932867936        1            10         1           12        MTA    110.00
  531    UNCAPPED        9.9500000000   2.8629798338        1            10         1           12        MTA    110.00
  532    UNCAPPED        9.9500000000   3.8188671482        1            10         1           12        MTA    110.00
  533    UNCAPPED        9.9500000000   4.5000000000        1            10         1           12        MTA    110.00
  534    UNCAPPED        9.9500000000   3.1750000000        1             7         1           12        MTA    110.00
  535    UNCAPPED        9.9500000000   4.2000000000        1             7         1           12        MTA    110.00
  536    UNCAPPED        9.9500000000   3.3750000000        1            12         1           12        MTA    110.00
  537    UNCAPPED        9.9500000000   3.3000000000        1            12         1           12        MTA    110.00
  538    UNCAPPED        9.9500000000   3.3000000000        1            11         1           12        MTA    110.00
  539    UNCAPPED        9.9500000000   3.3750000000        1            11         1           12        MTA    110.00
  540    UNCAPPED        9.9500000000   2.8000000000        1            10         1           12        MTA    110.00
  541    UNCAPPED        9.9500000000   3.1250000000        1            10         1           12        MTA    110.00
  542    UNCAPPED        9.9500000000   4.3000000000        1            10         1           12        MTA    110.00
  543    UNCAPPED        9.9500000000   4.1000000000        3            12         1           12        MTA    110.00
  544    UNCAPPED        9.9500000000   3.5500000000        1            12         1           12        MTA    115.00
  545    UNCAPPED        9.9500000000   3.3000000000        1            12         1           12        MTA    115.00
  546    UNCAPPED        9.9720993733   3.2043541579        1            12         1           12        MTA    115.00
  547    UNCAPPED        9.9500000000   3.4090759076        1            12         1           12        MTA    115.00
  548    UNCAPPED        9.9500000000   3.4910325656        1            12         1           12        MTA    115.00
  549    UNCAPPED        9.9500000000   3.5750000000        1            12         1           12        MTA    115.00
  550    UNCAPPED        9.9500000000   3.4009849884        1            12         1           12        MTA    115.00
  551    UNCAPPED        9.9500000000   3.4661434669        1            12         1           12        MTA    115.00
  552    UNCAPPED        9.9500000000   3.5020385922        1            12         1           12        MTA    115.00
  553    UNCAPPED        9.9500000000   3.3759774503        1            12         1           12        MTA    115.00
  554    UNCAPPED        9.9500000000   3.5750000000        1            12         1           12        MTA    115.00
  555    UNCAPPED        9.9500000000   3.3105512385        1            12         1           12        MTA    115.00
  556    UNCAPPED        9.9500000000   3.4558513395        1            12         1           12        MTA    115.00
  557    UNCAPPED        9.9500000000   3.5750000000        1            12         1           12        MTA    115.00
  558    UNCAPPED        9.9500000000   3.5750000000        1            12         1           12        MTA    115.00
  559    UNCAPPED       10.8250000000   4.4500000000        1            12         1           12        MTA    115.00
  560    UNCAPPED        9.9500000000   3.4921335172        1            12         1           12        MTA    115.00
  561    UNCAPPED        9.9500000000   3.5750000000        1            12         1           12        MTA    115.00
  562    UNCAPPED        9.9500000000   3.2092908438        1            12         1           12        MTA    115.00
  563    UNCAPPED       10.5908202499   4.0010253124        1            12         1           12        MTA    115.00
  564    UNCAPPED       10.9500000000   4.4500000000        1            12         1           12        MTA    115.00
  565    UNCAPPED        9.9500000000   3.5750000000        1            12         1           12        MTA    115.00
  566    UNCAPPED        9.9500000000   3.5750000000        1            12         1           12        MTA    115.00
  567    UNCAPPED        9.9500000000   1.5250000000        1            12         1           12        MTA    115.00
  568    UNCAPPED        9.9500000000   1.6000000000        1            12         1           12        MTA    115.00
  569    UNCAPPED        9.9500000000   1.7750000000        1            12         1           12        MTA    115.00
  570    UNCAPPED        9.9500000000   2.1000000000        1            12         1           12        MTA    115.00
  571    UNCAPPED        9.9500000000   2.1000000000        1            12         1           12        MTA    115.00
  572    UNCAPPED        9.9500000000   2.5110148515        1            12         1           12        MTA    115.00
  573    UNCAPPED        9.9500000000   2.6369616092        1            12         1           12        MTA    115.00
  574    UNCAPPED        9.9500000000   2.6129746835        1            12         1           12        MTA    115.00
  575    UNCAPPED        9.9500000000   2.7326735310        1            12         1           12        MTA    115.00
  576    UNCAPPED        9.9500000000   2.8713662273        1            12         1           12        MTA    115.00
  577    UNCAPPED        9.9500000000   2.8500000000        1            12         1           12        MTA    115.00
  578    UNCAPPED        9.9500000000   3.0100008453        1            12         1           12        MTA    115.00
  579    UNCAPPED        9.9500000000   3.0250000000        1            12         1           12        MTA    115.00
  580    UNCAPPED        9.9500000000   3.0750000000        1            12         1           12        MTA    115.00
  581    UNCAPPED        9.9500000000   3.1321361314        1            12         1           12        MTA    115.00
  582    UNCAPPED        9.9500000000   3.1250000000        1            12         1           12        MTA    115.00
  583    UNCAPPED        9.9500000000   3.2222788690        1            12         1           12        MTA    115.00
  584    UNCAPPED        9.9500000000   3.2000000000        1            12         1           12        MTA    115.00
  585    UNCAPPED        9.9500000000   3.3458265898        1            12         1           12        MTA    115.00
  586    UNCAPPED       10.0170563249   3.5247738983        1            12         1           12        MTA    115.00
  587    UNCAPPED       10.3441352672   3.4833581758        1            12         1           12        MTA    115.00
  588    UNCAPPED        9.9500000000   3.5750000000        1            12         1           12        MTA    115.00
  589    UNCAPPED        9.9500000000   3.5750000000        1            12         1           12        MTA    115.00
  590    UNCAPPED       10.7000000000   4.0000000000        1            12         1           12        MTA    115.00
  591    UNCAPPED       10.7000000000   4.0000000000        1            12         1           12        MTA    115.00
  592    UNCAPPED       11.2000000000   4.8000000000        1            12         1           12        MTA    115.00
  593    UNCAPPED       11.2000000000   4.8000000000        1            12         1           12        MTA    115.00
  594    UNCAPPED        9.9500000000   3.2313903041        1            11         1           12        MTA    115.00
  595    UNCAPPED        9.9500000000   3.0592548112        1            11         1           12        MTA    115.00
  596    UNCAPPED        9.9500000000   3.3465107529        1            11         1           12        MTA    115.00
  597    UNCAPPED        9.9500000000   3.5750000000        1            11         1           12        MTA    115.00
  598    UNCAPPED        9.9855775531   3.4275279368        1            11         1           12        MTA    115.00
  599    UNCAPPED        9.9500000000   3.5358500807        1            11         1           12        MTA    115.00
  600    UNCAPPED        9.9500000000   3.3899928105        1            11         1           12        MTA    115.00
  601    UNCAPPED        9.9500000000   3.5750000000        1            11         1           12        MTA    115.00
  602    UNCAPPED        9.9500000000   3.5459188538        1            11         1           12        MTA    115.00
  603    UNCAPPED        9.9500000000   3.7500000000        1            11         1           12        MTA    115.00
  604    UNCAPPED        9.9500000000   3.3274645511        1            11         1           12        MTA    115.00
  605    UNCAPPED        9.9500000000   3.5750000000        1            11         1           12        MTA    115.00
  606    UNCAPPED        9.9500000000   3.3748882217        1            11         1           12        MTA    115.00
  607    UNCAPPED        9.9500000000   3.5750000000        1            11         1           12        MTA    115.00
  608    UNCAPPED        9.9500000000   2.8000000000        1            11         1           12        MTA    115.00
  609    UNCAPPED        9.9500000000   3.5539919088        1            11         1           12        MTA    115.00


                                      S-114

                                                                                                                       Initial
                                                                              Original     Remaining                   Periodic
                                 Current Gross    Current Net    Initial        Term        Term to       Gross         Rate
 Loan               Current      Mortgage Rate   Mortgage Rate   Monthly     to Maturity    Maturity      Margin        Cap
Number  Group      Balance ($)        (%)             (%)       Payment ($)  (in months)   (in months)      (%)          (%)
----------------------------------------------------------------------------------------------------------------------------------
  610    I       2,207,856.44    8.3913535910    7.9776131461    9,324.41       360            359      3.3547197641   UNCAPPED
  611    I         398,331.59    8.2500000000    7.1950000000    1,709.22       360            359      3.2500000000   UNCAPPED
  612    I         516,709.53    8.4729007853    7.8230584531    2,325.82       360            359      3.4341925322   UNCAPPED
  613    I         516,709.53    8.4729007853    7.8230584531    2,325.82       360            359      3.4341925322   UNCAPPED
  614    I         415,858.73    9.2500000000    8.5150000000    1,899.45       360            359      4.2000000000   UNCAPPED
  615    I         415,858.73    9.2500000000    8.5150000000    1,899.45       360            359      4.2000000000   UNCAPPED
  616    I         284,389.65    8.6250000000    8.2500000000    1,359.68       360            359      3.5750000000   UNCAPPED
  617    I         178,348.36    9.1250000000    7.7900000000      865.58       360            359      4.0750000000   UNCAPPED
  618    I         178,348.36    9.1250000000    7.7900000000      865.58       360            359      4.0750000000   UNCAPPED
  619    I         340,236.10    7.6250000000    7.2500000000    1,173.41       360            359      2.6500000000   UNCAPPED
  620    I         274,612.85    7.8750000000    7.5000000000      983.14       360            359      2.8750000000   UNCAPPED
  621    I         774,785.24    8.3750000000    8.0000000000    2,522.27       360            359      3.3000000000   UNCAPPED
  622    I         607,213.46    8.3750000000    8.0000000000    1,945.92       360            359      3.3000000000   UNCAPPED
  623    I       1,136,138.44    8.6250000000    8.2500000000    4,000.74       360            359      3.5750000000   UNCAPPED
  624    I       1,437,400.18    8.1340463169    7.7590463169    4,665.53       360            350      3.0840463169   UNCAPPED
  625    I         370,869.38    8.5000000000    8.1250000000    1,286.08       360            349      3.4500000000   UNCAPPED
  626    I         157,459.39    8.2500000000    7.8750000000      607.50       360            349      3.2000000000   UNCAPPED
  627    I         653,566.08    7.9599147955    7.5849147955    2,194.97       360            348      2.9343891577   UNCAPPED
  628    I         374,132.02    8.5000000000    8.1250000000    1,536.75       360            348      3.4500000000   UNCAPPED
  629    I         131,037.67    8.6250000000    8.2500000000      435.11       360            347      3.5750000000   UNCAPPED
  630    I         529,553.18    7.7500000000    7.3750000000    1,770.30       360            344      2.7250000000   UNCAPPED
  631    I       4,298,866.04    8.4175172954    8.0425172954   13,808.54       360            358      3.3830542188   UNCAPPED
  632    I         216,249.53    8.2500000000    7.8750000000      694.74       360            358      3.2000000000   UNCAPPED
  633    I       2,022,497.74    8.1103628489    7.7353628489    6,733.02       360            358      3.0709140365   UNCAPPED
  634    I       4,395,388.33    8.4770282638    8.1020282638   15,193.22       360            358      3.4366056732   UNCAPPED
  635    I         889,750.02    7.9941646335    7.6191646335    3,067.77       360            358      2.9914772859   UNCAPPED
  636    I       1,546,792.11    8.4294586645    8.0544586645    5,520.83       360            358      3.3794586645   UNCAPPED
  637    I       1,395,249.72    8.6120142332    8.2370142332    5,151.12       360            358      3.5656033799   UNCAPPED
  638    I         544,199.90    8.5000000000    8.1250000000    2,077.70       360            358      3.4500000000   UNCAPPED
  639    I         489,287.63    8.6250000000    8.2500000000    1,931.95       360            358      3.5750000000   UNCAPPED
  640    I         228,184.51    8.6250000000    8.2500000000      900.88       360            358      3.5750000000   UNCAPPED
  641    I         578,184.36    8.5998945734    8.2248945734    2,357.59       360            358      3.5574262014   UNCAPPED
  642    I         130,548.54    8.6250000000    8.2500000000      549.77       360            358      3.5750000000   UNCAPPED
  643    I         134,193.04    8.5000000000    8.1250000000      585.35       360            358      3.4500000000   UNCAPPED
  644    I         323,571.88    9.5000000000    8.9150000000    1,427.97       360            358      4.4500000000   UNCAPPED
  645    I         323,571.88    9.5000000000    8.9150000000    1,427.97       360            358      4.4500000000   UNCAPPED
  646    I         117,345.16    8.0000000000    7.6250000000      401.08       360            338      2.9500000000   UNCAPPED
  647    I         181,857.24    8.1250000000    7.7500000000      582.30       360            357      3.0750000000   UNCAPPED
  648    I         181,857.24    8.1250000000    7.7500000000      582.30       360            357      3.0750000000   UNCAPPED
  649    I       1,447,284.71    8.0729189879    7.6979189879    4,983.87       360            357      3.0417782469   UNCAPPED
  650    I         361,406.96    7.8750000000    7.5000000000    1,242.43       360            357      2.8750000000   UNCAPPED
  651    I         209,579.07    8.5000000000    8.1250000000      745.21       360            357      3.4500000000   UNCAPPED
  652    I         209,579.07    8.5000000000    8.1250000000      745.21       360            357      3.4500000000   UNCAPPED
  653    I         219,284.49    8.6250000000    8.2500000000      806.69       360            357      3.5750000000   UNCAPPED
  654    I         401,338.91    8.0000000000    7.6250000000    1,580.48       360            357      2.9500000000   UNCAPPED
  655    I         329,813.31    8.5000000000    8.1250000000    1,341.07       360            357      3.4500000000   UNCAPPED
  656    I         329,813.31    8.5000000000    8.1250000000    1,341.07       360            357      3.4500000000   UNCAPPED
  657    I         159,442.41    8.3750000000    8.0000000000      565.87       360            357      3.3250000000   UNCAPPED
  658    I         460,536.42    8.0000000000    7.6250000000    1,473.11       360            356      2.9500000000   UNCAPPED
  659    I         384,193.25    7.7266667621    7.3516667621    1,271.69       360            356      2.7093334253   UNCAPPED
  660    I         280,805.65    8.6250000000    8.2500000000      962.54       360            356      3.5750000000   UNCAPPED
  661    I         447,209.45    8.2281344457    7.8531344457    1,585.80       360            356      3.1781344457   UNCAPPED
  662    I         663,922.26    8.6250000000    8.2500000000    2,265.71       360            355      3.5750000000   UNCAPPED
  663    I         278,891.84    7.8750000000    7.5000000000      987.78       360            355      2.8000000000   UNCAPPED
  664    I         100,889.14    8.0000000000    7.6250000000      369.62       360            355      2.9500000000   UNCAPPED
  665    I         503,395.25    8.5513115340    8.1763115340    1,592.76       360            354      3.5307869204   UNCAPPED
  666    I         507,596.73    8.6250000000    8.2500000000    1,786.22       360            354      3.5750000000   UNCAPPED
  667    I         210,482.47    8.6250000000    8.2500000000      905.23       360            354      3.5750000000   UNCAPPED
  668    I         177,378.94    8.0000000000    7.6250000000      559.65       360            354      3.0250000000   UNCAPPED
  669    I         297,737.45    8.3750000000    8.0000000000      938.87       360            354      3.3750000000   UNCAPPED
  670    I         237,780.78    8.6250000000    8.2500000000      953.65       360            354      3.5750000000   UNCAPPED
  671    I         237,780.78    8.6250000000    8.2500000000      953.65       360            354      3.5750000000   UNCAPPED
  672    I       1,427,472.18    8.1397760314    7.7647760314    4,502.96       360            353      3.0897760314   UNCAPPED
  673    I         809,106.01    6.9060783935    6.5310783935    2,666.01       360            353      1.8756640150   UNCAPPED
  674    I         368,558.14    8.6250000000    8.2500000000    1,157.90       360            352      3.5750000000   UNCAPPED
  675    I         876,317.44    8.5501679591    8.1751679591    2,853.77       360            352      3.5190955671   UNCAPPED
  676    I         380,289.72    8.3750000000    8.0000000000    1,475.78       360            352      3.3250000000   UNCAPPED
  677    I         310,693.81    8.6250000000    8.2500000000    1,162.03       360            352      3.5750000000   UNCAPPED
  678    I         634,587.07    8.3137245906    7.9387245906    2,220.62       360            351      3.2637245906   UNCAPPED
  679    I       6,067,450.00    1.2500000000    0.8750000000   16,069.35       480            480      3.2748572300   UNCAPPED
  680    I         677,000.00    1.5000000000    1.1250000000    1,876.45       480            480      2.2096011817   UNCAPPED
  681    I       5,115,600.00    1.7500000000    1.3750000000   14,826.79       480            480      3.4596982759   UNCAPPED
  682    I         121,800.00    2.0000000000    1.6250000000      368.84       480            480      3.5750000000   UNCAPPED
  683    I       1,519,500.00    2.2500000000    1.8750000000    4,803.79       480            480      3.4560957552   UNCAPPED
  684    I         317,000.00    2.7500000000    2.3750000000    1,089.62       480            480      3.5750000000   UNCAPPED
  685    I         234,500.00    3.0000000000    2.6250000000      839.47       480            480      3.5750000000   UNCAPPED
  686    I         621,000.00    3.1250000000    2.0700000000    2,268.05       480            480      4.2000000000   UNCAPPED
  687    I         560,000.00    3.7500000000    2.8050000000    2,254.15       480            480      3.9821428571   UNCAPPED
  688    I         380,000.00    3.7500000000    2.5350000000    1,529.60       480            480      4.1750000000   UNCAPPED
  689    I       1,071,940.00    6.3750000000    6.0000000000    2,865.30       480            480      1.4087327649   UNCAPPED
  690    I         305,900.00    7.3750000000    7.0000000000      847.87       480            480      2.3500000000   UNCAPPED
  691    I         276,000.00    7.5000000000    7.1250000000      730.97       480            480      2.5750000000   UNCAPPED
  692    I       1,067,000.00    7.7500000000    7.3750000000    2,825.90       480            480      2.7000000000   UNCAPPED
  693    I         666,400.00    7.8750000000    7.5000000000    2,109.55       480            480      2.8620048019   UNCAPPED
  694    I       1,903,000.00    8.0000000000    7.6250000000    5,260.89       480            480      2.9684445612   UNCAPPED
  695    I         292,000.00    8.0000000000    7.6250000000      773.35       480            480      3.0250000000   UNCAPPED
  696    I       3,533,200.00    8.1250000000    7.7500000000   10,760.31       480            480      3.1473593343   UNCAPPED

(continued)

                                                         Number       Number
                                                           of           of                                      Maximum
                                                         Months       Months       Rate        Pay              Negativ
        Subsequent        Maximum          Minimum       Until        Until      Adjust-     Adjust-            Amort-
         Periodic          Gross            Gross         Next         Next        ment       ment              ization
           Rate           Mortgage         Mortgage       Rate         Pay       Frequency  Frequency           Percen-
 Loan       Cap            Rate             Rate         Adjust-      Adjust-      (in         (in               tage
Number      (%)             (%)              (%)          ment         ment       months)     months)   Index    (%)
-----------------------------------------------------------------------------------------------------------------------
  610    UNCAPPED        9.9500000000   3.3547197641        1            11         1           12        MTA   115.00
  611    UNCAPPED        9.9500000000   3.2500000000        1            11         1           12        MTA   115.00
  612    UNCAPPED       10.1899888773   3.4341925322        1            11         1           12        MTA   115.00
  613    UNCAPPED       10.1899888773   3.4341925322        1            11         1           12        MTA   115.00
  614    UNCAPPED        9.9500000000   4.2000000000        1            11         1           12        MTA   115.00
  615    UNCAPPED        9.9500000000   4.2000000000        1            11         1           12        MTA   115.00
  616    UNCAPPED        9.9500000000   3.5750000000        1            11         1           12        MTA   115.00
  617    UNCAPPED       11.0750000000   4.0750000000        1            11         1           12        MTA   115.00
  618    UNCAPPED       11.0750000000   4.0750000000        1            11         1           12        MTA   115.00
  619    UNCAPPED        9.9500000000   2.6500000000        1            11         1           12        MTA   115.00
  620    UNCAPPED        9.9500000000   2.8750000000        1            11         1           12        MTA   115.00
  621    UNCAPPED        9.9500000000   3.3000000000        1            11         1           12        MTA   115.00
  622    UNCAPPED        9.9500000000   3.3000000000        1            11         1           12        MTA   115.00
  623    UNCAPPED        9.9500000000   3.5750000000        1            11         1           12        MTA   115.00
  624    UNCAPPED        9.9500000000   3.0840463169        1             2         1           12        MTA   115.00
  625    UNCAPPED        9.9500000000   3.4500000000        1             1         1           12        MTA   115.00
  626    UNCAPPED        9.9500000000   3.2000000000        1             1         1           12        MTA   115.00
  627    UNCAPPED        9.9500000000   2.9343891577        1            12         1           12        MTA   115.00
  628    UNCAPPED        9.9500000000   3.4500000000        1            12         1           12        MTA   115.00
  629    UNCAPPED        9.9500000000   3.5750000000        1            11         1           12        MTA   115.00
  630    UNCAPPED        9.9500000000   2.7250000000        1             8         1           12        MTA   115.00
  631    UNCAPPED       10.1316528063   3.3830542188        1            10         1           12        MTA   115.00
  632    UNCAPPED        9.9500000000   3.2000000000        1            10         1           12        MTA   115.00
  633    UNCAPPED        9.9500000000   3.0709140365        1            10         1           12        MTA   115.00
  634    UNCAPPED       10.1415481880   3.4366056732        1            10         1           12        MTA   115.00
  635    UNCAPPED       10.8962530498   2.9914772859        1            10         1           12        MTA   115.00
  636    UNCAPPED        9.9500000000   3.3794586645        1            10         1           12        MTA   115.00
  637    UNCAPPED        9.9500000000   3.5656033799        1            10         1           12        MTA   115.00
  638    UNCAPPED        9.9500000000   3.4500000000        1            10         1           12        MTA   115.00
  639    UNCAPPED        9.9500000000   3.5750000000        1            10         1           12        MTA   115.00
  640    UNCAPPED        9.9500000000   3.5750000000        1            10         1           12        MTA   115.00
  641    UNCAPPED        9.9500000000   3.5574262014        1            10         1           12        MTA   115.00
  642    UNCAPPED        9.9500000000   3.5750000000        1            10         1           12        MTA   115.00
  643    UNCAPPED        9.9500000000   3.4500000000        1            10         1           12        MTA   115.00
  644    UNCAPPED        9.9500000000   4.4500000000        1            10         1           12        MTA   115.00
  645    UNCAPPED        9.9500000000   4.4500000000        1            10         1           12        MTA   115.00
  646    UNCAPPED        9.9500000000   2.9500000000        1             2         1           12        MTA   115.00
  647    UNCAPPED        9.9500000000   3.0750000000        1             9         1           12        MTA   115.00
  648    UNCAPPED        9.9500000000   3.0750000000        1             9         1           12        MTA   115.00
  649    UNCAPPED        9.9500000000   3.0417782469        1             9         1           12        MTA   115.00
  650    UNCAPPED        9.9500000000   2.8750000000        1             9         1           12        MTA   115.00
  651    UNCAPPED        9.9500000000   3.4500000000        1             9         1           12        MTA   115.00
  652    UNCAPPED        9.9500000000   3.4500000000        1             9         1           12        MTA   115.00
  653    UNCAPPED        9.9500000000   3.5750000000        1             9         1           12        MTA   115.00
  654    UNCAPPED        9.9500000000   2.9500000000        1             9         1           12        MTA   115.00
  655    UNCAPPED        9.9500000000   3.4500000000        1             9         1           12        MTA   115.00
  656    UNCAPPED        9.9500000000   3.4500000000        1             9         1           12        MTA   115.00
  657    UNCAPPED        9.9500000000   3.3250000000        1             9         1           12        MTA   115.00
  658    UNCAPPED        9.9500000000   2.9500000000        1             8         1           12        MTA   115.00
  659    UNCAPPED        9.9500000000   2.7093334253        1             8         1           12        MTA   115.00
  660    UNCAPPED        9.9500000000   3.5750000000        1             8         1           12        MTA   115.00
  661    UNCAPPED        9.9500000000   3.1781344457        1             8         1           12        MTA   115.00
  662    UNCAPPED        9.9500000000   3.5750000000        1             7         1           12        MTA   115.00
  663    UNCAPPED        9.9500000000   2.8000000000        1             7         1           12        MTA   115.00
  664    UNCAPPED        9.9500000000   2.9500000000        1             7         1           12        MTA   115.00
  665    UNCAPPED        9.9500000000   3.5307869204        1             6         1           12        MTA   115.00
  666    UNCAPPED        9.9500000000   3.5750000000        1             6         1           12        MTA   115.00
  667    UNCAPPED        9.9500000000   3.5750000000        1             6         1           12        MTA   115.00
  668    UNCAPPED        9.9500000000   3.0250000000        1             6         1           12        MTA   115.00
  669    UNCAPPED        9.9500000000   3.3750000000        1             6         1           12        MTA   115.00
  670    UNCAPPED        9.9500000000   3.5750000000        1             6         1           12        MTA   115.00
  671    UNCAPPED        9.9500000000   3.5750000000        1             6         1           12        MTA   115.00
  672    UNCAPPED        9.9500000000   3.0897760314        1             5         1           12        MTA   115.00
  673    UNCAPPED        9.9500000000   1.8756640150        1             5         1           12        MTA   115.00
  674    UNCAPPED        9.9500000000   3.5750000000        1             4         1           12        MTA   115.00
  675    UNCAPPED        9.9500000000   3.5190955671        1             4         1           12        MTA   115.00
  676    UNCAPPED       11.4500000000   3.3250000000        1             4         1           12        MTA   115.00
  677    UNCAPPED        9.9500000000   3.5750000000        1             4         1           12        MTA   115.00
  678    UNCAPPED        9.9500000000   3.2637245906        1             3         1           12        MTA   115.00
  679    UNCAPPED        9.9500000000   3.2748572300        1            12         1           12        MTA   115.00
  680    UNCAPPED        9.9500000000   2.2096011817        1            12         1           12        MTA   115.00
  681    UNCAPPED        9.9500000000   3.4596982759        1            12         1           12        MTA   115.00
  682    UNCAPPED        9.9500000000   3.5750000000        1            12         1           12        MTA   115.00
  683    UNCAPPED        9.9500000000   3.4560957552        1            12         1           12        MTA   115.00
  684    UNCAPPED        9.9500000000   3.5750000000        1            12         1           12        MTA   115.00
  685    UNCAPPED        9.9500000000   3.5750000000        1            12         1           12        MTA   115.00
  686    UNCAPPED       10.8250000000   4.2000000000        1            12         1           12        MTA   115.00
  687    UNCAPPED       10.6285714286   3.9821428571        1            12         1           12        MTA   115.00
  688    UNCAPPED       10.9500000000   4.1750000000        1            12         1           12        MTA   115.00
  689    UNCAPPED        9.9500000000   1.4087327649        1            12         1           12        MTA   115.00
  690    UNCAPPED        9.9500000000   2.3500000000        1            12         1           12        MTA   115.00
  691    UNCAPPED        9.9500000000   2.5750000000        1            12         1           12        MTA   115.00
  692    UNCAPPED        9.9500000000   2.7000000000        1            12         1           12        MTA   115.00
  693    UNCAPPED        9.9500000000   2.8620048019        1            12         1           12        MTA   115.00
  694    UNCAPPED        9.9500000000   2.9684445612        1            12         1           12        MTA   115.00
  695    UNCAPPED        9.9500000000   3.0250000000        1            12         1           12        MTA   115.00
  696    UNCAPPED        9.9500000000   3.1473593343        1            12         1           12        MTA   115.00

                                      S-115

(continued)
                                                                                                                       Initial
                                                                              Original     Remaining                   Periodic
                                 Current Gross    Current Net    Initial        Term        Term to       Gross         Rate
 Loan               Current      Mortgage Rate   Mortgage Rate   Monthly     to Maturity    Maturity      Margin        Cap
Number  Group      Balance ($)        (%)             (%)       Payment ($)  (in months)   (in months)      (%)          (%)
----------------------------------------------------------------------------------------------------------------------------------
  697     I        476,800.00    8.1250000000    7.7500000000    1,381.93       480            480      3.0750000000     UNCAPPED
  698     I      2,758,300.00    8.2500000000    7.8750000000    7,305.22       480            480      3.2304136606     UNCAPPED
  699     I      2,864,150.00    8.3750000000    8.0000000000    8,347.32       480            480      3.3579617862     UNCAPPED
  700     I      8,841,968.00    8.5000000000    8.1250000000   27,716.85       480            480      3.5471912588     UNCAPPED
  701     I      5,915,400.00    8.6250000000    8.2500000000   19,531.09       480            480      3.5744404436     UNCAPPED
  702     I        540,000.00    8.6250000000    8.2500000000    2,011.72       480            480      3.5750000000     UNCAPPED
  703     I        512,750.00    8.8750000000    8.0300000000    1,798.82       480            480      3.8750000000     UNCAPPED
  704     I        454,500.00    9.0000000000    8.0850000000    1,627.04       480            480      4.0000000000     UNCAPPED
  705     I        454,500.00    9.0000000000    8.0850000000    1,627.04       480            480      4.0000000000     UNCAPPED
  706     I        222,500.00    9.3750000000    8.1300000000      982.47       480            480      4.4500000000     UNCAPPED
  707     I        222,500.00    9.3750000000    8.1300000000      982.47       480            480      4.4500000000     UNCAPPED
  708     I        139,650.00    9.5000000000    8.2550000000      616.64       480            480      4.4500000000     UNCAPPED
  709     I        139,650.00    9.5000000000    8.2550000000      616.64       480            480      4.4500000000     UNCAPPED
  710     I      1,312,772.62    8.2305133066    7.8555133066    3,325.06       480            479      3.1625475271     UNCAPPED
  711     I      4,550,676.78    8.4560388389    8.0810388389   12,071.64       480            479      3.4111068505     UNCAPPED
  712     I        649,010.88    8.1250000000    7.7500000000    1,801.62       480            479      3.0750000000     UNCAPPED
  713     I        299,568.00    8.8750000000    8.5000000000      869.50       480            479      3.8250000000     UNCAPPED
  714     I      2,165,048.79    8.5325182712    8.1575182712    6,565.26       480            479      3.4825182712     UNCAPPED
  715     I        619,155.81    8.5000000000    8.1250000000    1,877.52       480            479      3.4500000000     UNCAPPED
  716     I        279,639.80    8.8750000000    8.5000000000      885.20       480            479      3.8250000000     UNCAPPED
  717     I        280,159.34    8.5000000000    8.1250000000      925.03       480            479      3.4500000000     UNCAPPED
  718     I        373,971.08    8.6250000000    8.2500000000    1,286.92       480            479      3.5750000000     UNCAPPED
  719     I        194,807.58    9.2500000000    8.1950000000      740.86       480            479      4.2500000000     UNCAPPED
  720     I        535,976.39    8.1250000000    7.7500000000    1,580.47       480            479      3.1250000000     UNCAPPED
  721     I        535,976.39    8.1250000000    7.7500000000    1,580.47       480            479      3.1250000000     UNCAPPED
  722     I      1,041,168.25    8.3363334036    7.9613334036    2,867.75       480            479      3.3208667650     UNCAPPED
  723     I        609,648.75    9.0000000000    7.9450000000    2,218.29       480            479      3.9500000000     UNCAPPED
  724     I        609,648.75    9.0000000000    7.9450000000    2,218.29       480            479      3.9500000000     UNCAPPED
  725     I        516,259.64    8.2500000000    7.8750000000    1,313.63       480            468      3.2000000000     UNCAPPED
  726     I        601,833.30    8.7500000000    8.3750000000    1,517.14       480            478      3.7500000000     UNCAPPED
  727     I        378,499.73    7.6250000000    7.2500000000    1,000.45       480            478      2.5750000000     UNCAPPED
  728     I        323,884.02    8.6250000000    8.2500000000      936.16       480            478      3.5750000000     UNCAPPED
  729     I        228,601.62    8.7500000000    8.3750000000      751.89       480            478      3.7000000000     UNCAPPED
  730     I        955,422.29    8.8750000000    8.5000000000    3,550.32       480            478      3.8250000000     UNCAPPED
  731     I        461,330.27    8.8750000000    8.5000000000    1,393.00       480            478      3.8250000000     UNCAPPED
  732     I        325,133.63    9.7500000000    8.5950000000    1,068.48       480            478      4.7000000000     UNCAPPED
  733     I        325,133.63    9.7500000000    8.5950000000    1,068.48       480            478      4.7000000000     UNCAPPED
  734     I        494,041.30    8.6250000000    8.2500000000    1,422.51       480            477      3.5750000000     UNCAPPED
  735     I        580,327.11    7.7500000000    7.3750000000    1,748.82       480            477      2.6750000000     UNCAPPED
  736     I        334,528.39    9.2500000000    8.8750000000    1,049.59       480            477      4.2000000000     UNCAPPED
  737     I        309,186.32    8.5000000000    8.1250000000    1,017.37       480            477      3.4500000000     UNCAPPED
  738     I        322,450.84    8.1250000000    7.7500000000      884.73       480            476      3.0750000000     UNCAPPED
  739     I        774,008.00    8.6250000000    8.2500000000    2,218.68       480            476      3.5610228505     UNCAPPED
  740     I        352,810.46    8.7500000000    8.3750000000    1,065.95       480            476      3.7000000000     UNCAPPED
  741     I        101,478.62    8.8750000000    8.5000000000      374.40       480            476      3.8250000000     UNCAPPED
  742     I        241,948.59    8.8750000000    8.5000000000    1,040.69       480            476      3.8250000000     UNCAPPED
  743     I        160,944.05    2.0000000000    1.6250000000      597.31       360            358      3.3000000000     UNCAPPED
  744     I        169,557.45    9.0000000000    8.6250000000      741.59       360            357      3.9750000000     UNCAPPED
  745     I        235,000.00    1.0000000000    0.6250000000      755.85       360            360      2.6500000000     UNCAPPED
  746     I      1,267,750.00    1.5000000000    1.1250000000    4,375.26       360            360      3.3812561625     UNCAPPED
  747     I      1,078,250.00    1.5000000000    1.1250000000    3,721.26       360            360      3.3823556689     UNCAPPED
  748     I        232,000.00    2.5000000000    2.1250000000      916.68       360            360      3.5750000000     UNCAPPED
  749     I        237,975.00    4.0000000000    2.8450000000    1,136.13       360            360      4.2500000000     UNCAPPED
  750     I        237,975.00    4.0000000000    2.8450000000    1,136.13       360            360      4.2500000000     UNCAPPED
  751     I        508,000.00    8.0000000000    7.6250000000    1,753.21       360            360      3.0250000000     UNCAPPED
  752     I        345,150.00    8.6250000000    8.2500000000    1,455.17       360            360      3.5750000000     UNCAPPED
  753     I        168,750.00    8.6250000000    8.2500000000      711.46       360            360      3.5750000000     UNCAPPED
  754     I      4,502,994.88    1.7500000000    1.3750000000   16,121.00       360            359      3.5587737226     UNCAPPED
  755     I      1,215,425.01    1.7500000000    1.3750000000    4,351.24       360            359      3.6469211788     UNCAPPED
  756     I      2,278,366.59    2.0000000000    1.6250000000    8,438.41       360            359      3.6694261926     UNCAPPED
  757     I        526,928.41    2.0000000000    1.6250000000    1,951.59       360            359      3.7250000000     UNCAPPED
  758     I      1,995,007.05    2.2500000000    1.8750000000    7,642.65       360            359      3.5907574592     UNCAPPED
  759     I        540,744.86    2.2500000000    1.8750000000    2,071.02       360            359      3.6949612411     UNCAPPED
  760     I        134,848.18    2.5000000000    2.1250000000      533.81       360            359      3.9750000000     UNCAPPED
  761     I        726,362.95    2.7500000000    2.3750000000    2,970.62       360            359      3.6537640167     UNCAPPED
  762     I        254,580.84    3.2500000000    2.8750000000    1,109.78       360            359      4.1000000000     UNCAPPED
  763     I        288,107.18    2.0000000000    1.6250000000      873.65       480            479      3.8750000000     UNCAPPED
  764     I        288,107.18    2.0000000000    1.6250000000      873.65       480            479      3.8750000000     UNCAPPED
  765     I      3,916,619.00    1.7500000000    1.3750000000   13,991.85       360            360      3.6104468995     UNCAPPED
  766     I        852,000.00    2.0000000000    1.6250000000    3,149.16       360            360      3.5822769953     UNCAPPED
  767     I        429,500.00    2.2500000000    1.8750000000    1,641.75       360            360      3.7884167637     UNCAPPED
  768     I        283,750.00    3.2500000000    2.8750000000    1,234.89       360            360      4.1000000000     UNCAPPED
  769     I        150,480.00    3.7500000000    2.5350000000      696.90       360            360      4.8000000000     UNCAPPED
  770     I        148,000.00    4.2500000000    3.8750000000      728.07       360            360      4.1000000000     UNCAPPED
  771     I        276,000.00    3.5000000000    3.1250000000    1,069.20       480            480      4.1000000000     UNCAPPED
  772     I        117,500.00    1.7500000000    1.3750000000      419.76       360            360      3.9000000000     UNCAPPED
  773     I        117,500.00    1.7500000000    1.3750000000      419.76       360            360      3.9000000000     UNCAPPED
  774     I         64,000.00    3.2500000000    2.8750000000      278.53       360            360      4.1000000000     UNCAPPED
  775     I         64,000.00    3.2500000000    2.8750000000      278.53       360            360      4.1000000000     UNCAPPED
  776    II        483,959.34    8.0000000000    7.6250000000    1,996.33       360            356      2.2500000000   5.0000000000
  777    II        197,478.80    7.8750000000    7.5000000000      796.25       360            357      2.2500000000   5.0000000000
  778    II        509,822.66    6.8750000000    6.5000000000    1,640.42       360            358      2.2500000000   5.0000000000
  779    II        455,914.41    7.1250000000    6.7500000000    1,559.53       360            358      2.2500000000   5.0000000000
  780    II        710,907.67    7.3750000000    7.0000000000    2,578.91       360            358      2.2500000000   5.0000000000
  781    II        199,520.48    7.1250000000    6.7500000000    1,667.02       360            359      2.7500000000   5.0000000000
  782    II      1,002,499.00    8.3750000000    8.0000000000    4,479.16       360            359      2.2500000000   5.0000000000
  783    II        952,000.00    8.2500000000    7.8750000000    4,165.00       360            358      2.2500000000   5.0000000000

(continued)

                                                         Number       Number
                                                           of           of                                               Maximum
                                                         Months       Months       Rate        Pay                       Negativ
        Subsequent        Maximum          Minimum       Until        Until      Adjust-     Adjust-                     Amort-
         Periodic          Gross            Gross         Next         Next        ment       ment                       ization
           Rate           Mortgage         Mortgage       Rate         Pay       Frequency  Frequency                    Percen-
 Loan       Cap            Rate             Rate         Adjust-      Adjust-      (in         (in                        tage
Number      (%)             (%)              (%)          ment         ment       months)     months)   Index             (%)
--------------------------------------------------------------------------------------------------------------------------------
  697      UNCAPPED      9.9500000000   3.0750000000         1           12         1           12             MTA       115.00
  698      UNCAPPED      9.9500000000   3.2304136606         1           12         1           12             MTA       115.00
  699      UNCAPPED      9.9500000000   3.3579617862         1           12         1           12             MTA       115.00
  700      UNCAPPED      9.9500000000   3.5471912588         1           12         1           12             MTA       115.00
  701      UNCAPPED      9.9500000000   3.5744404436         1           12         1           12             MTA       115.00
  702      UNCAPPED      9.9500000000   3.5750000000         1           12         1           12             MTA       115.00
  703      UNCAPPED     10.5750000000   3.8750000000         1           12         1           12             MTA       115.00
  704      UNCAPPED     10.7000000000   4.0000000000         1           12         1           12             MTA       115.00
  705      UNCAPPED     10.7000000000   4.0000000000         1           12         1           12             MTA       115.00
  706      UNCAPPED     11.0750000000   4.4500000000         1           12         1           12             MTA       115.00
  707      UNCAPPED     11.0750000000   4.4500000000         1           12         1           12             MTA       115.00
  708      UNCAPPED     11.0750000000   4.4500000000         1           12         1           12             MTA       115.00
  709      UNCAPPED     11.0750000000   4.4500000000         1           12         1           12             MTA       115.00
  710      UNCAPPED      9.9500000000   3.1625475271         1           11         1           12             MTA       115.00
  711      UNCAPPED      9.9619844212   3.4111068505         1           11         1           12             MTA       115.00
  712      UNCAPPED      9.9500000000   3.0750000000         1           11         1           12             MTA       115.00
  713      UNCAPPED      9.9500000000   3.8250000000         1           11         1           12             MTA       115.00
  714      UNCAPPED     10.0339483114   3.4825182712         1           11         1           12             MTA       115.00
  715      UNCAPPED      9.9500000000   3.4500000000         1           11         1           12             MTA       115.00
  716      UNCAPPED      9.9500000000   3.8250000000         1           11         1           12             MTA       115.00
  717      UNCAPPED      9.9500000000   3.4500000000         1           11         1           12             MTA       115.00
  718      UNCAPPED      9.9500000000   3.5750000000         1           11         1           12             MTA       115.00
  719      UNCAPPED     13.0750000000   4.2500000000         1           11         1           12             MTA       115.00
  720      UNCAPPED      9.9500000000   3.1250000000         1           11         1           12             MTA       115.00
  721      UNCAPPED      9.9500000000   3.1250000000         1           11         1           12             MTA       115.00
  722      UNCAPPED      9.9500000000   3.3208667650         1           11         1           12             MTA       115.00
  723      UNCAPPED     10.8250000000   3.9500000000         1           11         1           12             MTA       115.00
  724      UNCAPPED     10.8250000000   3.9500000000         1           11         1           12             MTA       115.00
  725      UNCAPPED      9.9500000000   3.2000000000         1           12         1           12             MTA       115.00
  726      UNCAPPED      9.9500000000   3.7500000000         1           10         1           12             MTA       115.00
  727      UNCAPPED      9.9500000000   2.5750000000         1           10         1           12             MTA       115.00
  728      UNCAPPED      9.9500000000   3.5750000000         1           10         1           12             MTA       115.00
  729      UNCAPPED      9.9500000000   3.7000000000         1           10         1           12             MTA       115.00
  730      UNCAPPED      9.9500000000   3.8250000000         1           10         1           12             MTA       115.00
  731      UNCAPPED      9.9500000000   3.8250000000         1           10         1           12             MTA       115.00
  732      UNCAPPED     10.9500000000   4.7000000000         1           10         1           12             MTA       115.00
  733      UNCAPPED     10.9500000000   4.7000000000         1           10         1           12             MTA       115.00
  734      UNCAPPED      9.9500000000   3.5750000000         1            9         1           12             MTA       115.00
  735      UNCAPPED      9.9500000000   2.6750000000         1            9         1           12             MTA       115.00
  736      UNCAPPED      9.9500000000   4.2000000000         1            9         1           12             MTA       115.00
  737      UNCAPPED      9.9500000000   3.4500000000         1            9         1           12             MTA       115.00
  738      UNCAPPED      9.9500000000   3.0750000000         1            8         1           12             MTA       115.00
  739      UNCAPPED      9.9500000000   3.5610228505         1            8         1           12             MTA       115.00
  740      UNCAPPED      9.9500000000   3.7000000000         1            8         1           12             MTA       115.00
  741      UNCAPPED      9.9500000000   3.8250000000         1            8         1           12             MTA       115.00
  742      UNCAPPED      9.9500000000   3.8250000000         1            8         1           12             MTA       115.00
  743      UNCAPPED      9.9500000000   3.3000000000         1           10         1           12             MTA       115.00
  744      UNCAPPED      9.9500000000   3.9750000000         1            9         1           12             MTA       115.00
  745      UNCAPPED      9.9500000000   2.6500000000         1           12         1           12             MTA       115.00
  746      UNCAPPED      9.9500000000   3.3812561625         1           12         1           12             MTA       115.00
  747      UNCAPPED      9.9500000000   3.3823556689         1           12         1           12             MTA       115.00
  748      UNCAPPED      9.9500000000   3.5750000000         1           12         1           12             MTA       115.00
  749      UNCAPPED     10.9500000000   4.2500000000         1           12         1           12             MTA       115.00
  750      UNCAPPED     10.9500000000   4.2500000000         1           12         1           12             MTA       115.00
  751      UNCAPPED      9.9500000000   3.0250000000         1           12         1           12             MTA       115.00
  752      UNCAPPED      9.9500000000   3.5750000000         1           12         1           12             MTA       115.00
  753      UNCAPPED      9.9500000000   3.5750000000         1           12         1           12             MTA       115.00
  754      UNCAPPED      9.9500000000   3.5587737226         2           11         1           12             MTA       115.00
  755      UNCAPPED      9.9500000000   3.6469211788         2           11         1           12             MTA       115.00
  756      UNCAPPED      9.9500000000   3.6694261926         2           11         1           12             MTA       115.00
  757      UNCAPPED      9.9500000000   3.7250000000         2           11         1           12             MTA       115.00
  758      UNCAPPED      9.9500000000   3.5907574592         2           11         1           12             MTA       115.00
  759      UNCAPPED      9.9500000000   3.6949612411         2           11         1           12             MTA       115.00
  760      UNCAPPED      9.9500000000   3.9750000000         2           11         1           12             MTA       115.00
  761      UNCAPPED      9.9500000000   3.6537640167         2           11         1           12             MTA       115.00
  762      UNCAPPED      9.9500000000   4.1000000000         2           11         1           12             MTA       115.00
  763      UNCAPPED      9.9500000000   3.8750000000         2           11         1           12             MTA       115.00
  764      UNCAPPED      9.9500000000   3.8750000000         2           11         1           12             MTA       115.00
  765      UNCAPPED      9.9500000000   3.6104468995         3           12         1           12             MTA       115.00
  766      UNCAPPED      9.9500000000   3.5822769953         3           12         1           12             MTA       115.00
  767      UNCAPPED      9.9500000000   3.7884167637         3           12         1           12             MTA       115.00
  768      UNCAPPED      9.9500000000   4.1000000000         3           12         1           12             MTA       115.00
  769      UNCAPPED     10.9500000000   4.8000000000         3           12         1           12             MTA       115.00
  770      UNCAPPED      9.9500000000   4.1000000000         3           12         1           12             MTA       115.00
  771      UNCAPPED      9.9500000000   4.1000000000         3           12         1           12             MTA       115.00
  772      UNCAPPED      9.9500000000   3.9000000000         3           12         1           12             MTA       115.00
  773      UNCAPPED      9.9500000000   3.9000000000         3           12         1           12             MTA       115.00
  774      UNCAPPED      9.9500000000   4.1000000000         3           12         1           12             MTA       115.00
  775      UNCAPPED      9.9500000000   4.1000000000         3           12         1           12             MTA       115.00
  776    1.0000000000   13.0000000000   2.2500000000        56           56         6           6         6 Month LIBOR  110.00
  777    1.0000000000   12.8750000000   2.2500000000        57           57         6           6         6 Month LIBOR  110.00
  778    1.0000000000   11.8750000000   2.2500000000        58           58         6           6         6 Month LIBOR  110.00
  779    1.0000000000   12.1250000000   2.2500000000        58           58         6           6         6 Month LIBOR  110.00
  780    1.0000000000   12.3750000000   2.2500000000        58           58         6           6         6 Month LIBOR  110.00
  781    1.0000000000   12.1250000000   2.7500000000        59           59         6           6         6 Month LIBOR  110.00
  782    1.0000000000   13.3750000000   2.2500000000        59           59         6           6         6 Month LIBOR  110.00
  783    1.0000000000   13.2500000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00


                                      S-116

                                                                                                                      Initial
                                                                              Original     Remaining                   Periodic
                                 Current Gross    Current Net    Initial        Term        Term to       Gross         Rate
 Loan               Current      Mortgage Rate   Mortgage Rate   Monthly     to Maturity    Maturity      Margin        Cap
Number  Group      Balance ($)        (%)             (%)       Payment ($)  (in months)   (in months)      (%)          (%)
----------------------------------------------------------------------------------------------------------------------------------
  784    II        694,000.00    7.1250000000    6.7500000000    2,385.63       360            360      2.2500000000   5.0000000000
  785    II        348,000.00    7.3750000000    7.0000000000    1,268.75       360            360      2.2500000000   5.0000000000
  786    II        508,000.00    7.5000000000    7.1250000000    1,905.00       360            360      2.2500000000   5.0000000000
  787    II        360,000.00    7.6250000000    7.2500000000    1,387.50       360            360      2.2500000000   5.0000000000
  788    II        928,000.00    7.7500000000    7.3750000000    3,673.33       360            360      2.2500000000   5.0000000000
  789    II        560,000.00    7.8750000000    7.5000000000    2,275.00       360            360      2.2500000000   5.0000000000
  790    II        655,000.00    8.0000000000    7.6250000000    2,729.17       360            360      2.2500000000   5.0000000000
  791    II      1,935,600.00    8.3750000000    8.0000000000    8,669.88       360            360      2.2500000000   5.0000000000
  792    II        460,000.00    8.5000000000    8.1250000000    2,108.33       360            360      2.2500000000   5.0000000000
  793    II        100,300.00    6.2500000000    5.8750000000      271.65       360            360      2.2500000000   5.0000000000
  794    II      1,016,610.00    6.6250000000    6.2500000000    3,071.00       360            360      2.2500000000   5.0000000000
  795    II        450,000.00    6.7500000000    6.3750000000    1,406.25       360            360      2.2500000000   5.0000000000
  796    II        315,000.00    7.0000000000    6.6250000000    1,050.00       360            360      2.2500000000   5.0000000000
  797    II        688,000.00    7.2500000000    6.8750000000    2,436.67       360            360      2.2500000000   5.0000000000
  798    II         45,800.00    7.6250000000    7.2500000000      176.52       360            360      2.2500000000   5.0000000000
  799    II        340,000.00    7.8750000000    7.5000000000    1,381.25       360            360      2.2500000000   5.0000000000
  800    II        633,592.00    8.0000000000    7.6250000000    2,639.97       360            360      2.2500000000   5.0000000000
  801    II        834,000.00    8.2500000000    7.8750000000    3,648.75       360            360      2.2500000000   5.0000000000
  802    II        650,000.00    8.3750000000    8.0000000000    2,911.46       360            360      2.2500000000   5.0000000000
  803    II        309,243.35    7.6250000000    7.2500000000    1,171.67       360            353      2.2500000000   5.0000000000
  804    II        202,672.39    8.0000000000    7.6250000000      830.00       360            353      2.2500000000   5.0000000000
  805    II        285,002.24    8.2500000000    7.8750000000    1,225.00       360            353      2.2500000000   5.0000000000
  806    II        162,859.29    8.3750000000    8.0000000000      716.67       360            353      2.2500000000   5.0000000000
  807    II        320,809.69    7.0000000000    6.6250000000    1,053.33       360            354      2.2500000000   5.0000000000
  808    II        893,400.97    7.2500000000    6.8750000000    3,116.67       360            354      2.7500000000   5.0000000000
  809    II        413,463.33    7.0000000000    6.6250000000    1,360.00       360            355      2.2500000000   5.0000000000
  810    II        526,576.64    7.1250000000    6.7500000000    1,787.50       360            355      2.7500000000   5.0000000000
  811    II        154,935.73    7.2500000000    6.8750000000      541.88       360            355      2.2500000000   5.0000000000
  812    II        467,794.96    7.5000000000    7.1250000000    1,734.00       360            355      2.2500000000   5.0000000000
  813    II        201,645.56    7.5500000000    7.1750000000      755.02       360            355      2.7500000000   5.0000000000
  814    II        381,266.45    7.6250000000    7.2500000000    1,451.09       360            355      2.2500000000   5.0000000000
  815    II        759,325.75    7.8750000000    7.5000000000    3,046.88       360            355      2.2500000000   5.0000000000
  816    II        222,786.56    7.9250000000    7.5500000000      902.92       360            355      2.7500000000   5.0000000000
  817    II        376,413.92    8.0000000000    7.6250000000    1,552.71       360            355      2.7500000000   5.0000000000
  818    II        503,434.05    8.0000000000    7.6250000000    2,076.67       360            355      2.2500000000   5.0000000000
  819    II        405,045.09    8.3750000000    8.0000000000    1,791.67       360            355      2.7500000000   5.0000000000
  820    II        440,361.74    6.2500000000    5.8750000000    1,180.75       360            356      2.2500000000   5.0000000000
  821    II        364,942.46    6.5000000000    6.1250000000    1,053.79       360            356      2.2500000000   5.0000000000
  822    II        982,132.58    7.0000000000    6.6250000000    3,249.16       360            356      2.7500000000   5.0000000000
  823    II        183,650.36    7.0000000000    6.6250000000      606.45       360            356      2.2500000000   5.0000000000
  824    II        282,825.04    7.1250000000    6.7500000000      962.50       360            356      2.2500000000   5.0000000000
  825    II        784,132.39    7.1250000000    6.7500000000    2,668.54       360            356      2.2500000000   5.0000000000
  826    II      1,328,017.15    7.2500000000    6.8750000000    4,667.03       360            356      2.3278663363   5.0000000000
  827    II      1,471,351.35    7.3750000000    7.0000000000    5,310.70       360            356      2.2500000000   5.0000000000
  828    II      1,010,094.15    7.5000000000    7.1250000000    3,750.00       360            356      2.2500000000   5.0000000000
  829    II      1,796,473.24    7.5000000000    7.1250000000    6,679.13       360            356      2.2500000000   5.0000000000
  830    II        399,921.11    7.6250000000    7.2500000000    1,526.25       360            356      2.2500000000   5.0000000000
  831    II        250,503.75    7.6250000000    7.2500000000      955.83       360            356      2.2500000000   5.0000000000
  832    II        969,693.40    7.7500000000    7.3750000000    3,800.00       360            356      2.2500000000   5.0000000000
  833    II      1,195,350.66    7.8750000000    7.5000000000    4,807.56       360            356      2.2500000000   5.0000000000
  834    II        280,403.44    7.8750000000    7.5000000000    1,127.75       360            356      2.2500000000   5.0000000000
  835    II        451,282.10    7.8750000000    7.5000000000    1,820.00       360            356      2.7500000000   5.0000000000
  836    II        279,701.96    8.0000000000    7.6250000000    1,160.00       360            356      2.2500000000   5.0000000000
  837    II        436,364.07    8.1250000000    7.7500000000    1,845.00       360            356      2.2500000000   5.0000000000
  838    II        526,269.96    8.1250000000    7.7500000000    2,242.55       360            356      2.2500000000   5.0000000000
  839    II      1,007,275.32    8.2500000000    7.8750000000    4,362.75       360            356      2.2500000000   5.0000000000
  840    II      1,327,680.18    8.2500000000    7.8750000000    5,750.50       360            356      2.2500000000   5.0000000000
  841    II        725,450.51    8.3750000000    8.0000000000    3,225.00       360            356      2.2500000000   5.0000000000
  842    II      1,292,684.91    5.7500000000    5.3750000000    2,943.99       360            357      2.2500000000   5.0000000000
  843    II        420,129.36    6.1250000000    5.7500000000    1,085.94       360            357      2.2500000000   5.0000000000
  844    II        887,746.90    6.1250000000    5.7500000000    2,298.70       360            357      2.2500000000   5.0000000000
  845    II        413,091.04    6.2500000000    5.8750000000    1,110.42       360            357      2.2500000000   5.0000000000
  846    II        214,158.75    6.3750000000    6.0000000000      598.50       360            357      2.2500000000   5.0000000000
  847    II        134,355.54    6.5000000000    6.1250000000      388.94       360            357      2.2500000000   5.0000000000
  848    II        425,988.20    6.5000000000    6.1250000000    1,233.17       360            357      2.2500000000   5.0000000000
  849    II      1,412,522.79    6.6250000000    6.2500000000    4,235.06       360            357      2.2500000000   5.0000000000
  850    II        765,219.70    6.6250000000    6.2500000000    2,295.81       360            357      2.2500000000   5.0000000000
  851    II      1,479,062.69    6.7500000000    6.3750000000    4,587.51       360            357      2.2500000000   5.0000000000
  852    II        204,732.59    6.7500000000    6.3750000000      635.00       360            357      2.2500000000   5.0000000000
  853    II      4,179,741.24    6.8750000000    6.5000000000   13,416.56       360            357      2.2500000000   5.0000000000
  854    II      1,457,074.61    6.8750000000    6.5000000000    4,673.25       360            357      2.2500000000   5.0000000000
  855    II        584,567.06    6.9900000000    6.6150000000    1,931.49       360            357      2.2500000000   5.0000000000
  856    II      2,409,237.26    7.0000000000    6.6250000000    7,978.76       360            357      2.2500000000   5.0000000000
  857    II      1,216,137.30    7.0000000000    6.6250000000    4,035.43       360            357      2.2500000000   5.0000000000
  858    II      4,142,071.54    7.1250000000    6.7500000000   14,138.27       360            357      2.2500000000   5.0000000000
  859    II        862,458.18    7.1250000000    6.7500000000    2,942.50       360            357      2.3528037383   5.0000000000
  860    II      3,205,257.56    7.2500000000    6.8750000000   11,272.05       360            357      2.2500000000   5.0000000000
  861    II      1,589,984.92    7.2500000000    6.8750000000    5,589.92       360            357      2.2500000000   5.0000000000
  862    II      4,917,181.02    7.3750000000    7.0000000000   17,804.08       360            357      2.2500000000   5.0000000000
  863    II      2,601,304.18    7.3750000000    7.0000000000    9,413.83       360            357      2.2500000000   5.0000000000
  864    II      5,920,173.63    7.5000000000    7.1250000000   22,037.63       360            357      2.2500000000   5.0000000000
  865    II      3,195,169.68    7.5000000000    7.1250000000   11,902.47       360            357      2.2500000000   5.0000000000
  866    II      4,299,151.99    7.6250000000    7.2500000000   16,445.71       360            357      2.2500000000   5.0000000000
  867    II      2,123,475.95    7.6250000000    7.2500000000    8,123.03       360            357      2.2500000000   5.0000000000
  868    II        265,992.65    7.6500000000    7.2750000000    1,023.00       360            357      2.8500000000   5.0000000000
  869    II      8,510,469.54    7.7500000000    7.3750000000   33,472.84       360            357      2.2649082096   5.0000000000
  870    II      2,490,159.73    7.7500000000    7.3750000000    9,785.65       360            357      2.2500000000   5.0000000000

(continued)

                                                         Number       Number
                                                           of           of                                               Maximum
                                                         Months       Months       Rate        Pay                       Negativ
        Subsequent        Maximum          Minimum       Until        Until      Adjust-     Adjust-                     Amort-
         Periodic          Gross            Gross         Next         Next        ment       ment                       ization
           Rate           Mortgage         Mortgage       Rate         Pay       Frequency  Frequency                    Percen-
 Loan       Cap            Rate             Rate         Adjust-      Adjust-      (in         (in                        tage
Number      (%)             (%)              (%)          ment         ment       months)     months)   Index             (%)
--------------------------------------------------------------------------------------------------------------------------------
  784    1.0000000000   12.1250000000   2.2500000000        60           60         6           6         6 Month LIBOR  115.00
  785    1.0000000000   12.3750000000   2.2500000000        60           60         6           6         6 Month LIBOR  115.00
  786    1.0000000000   12.5000000000   2.2500000000        60           60         6           6         6 Month LIBOR  115.00
  787    1.0000000000   12.6250000000   2.2500000000        60           60         6           6         6 Month LIBOR  115.00
  788    1.0000000000   12.7500000000   2.2500000000        60           60         6           6         6 Month LIBOR  115.00
  789    1.0000000000   12.8750000000   2.2500000000        60           60         6           6         6 Month LIBOR  115.00
  790    1.0000000000   13.0000000000   2.2500000000        60           60         6           6         6 Month LIBOR  115.00
  791    1.0000000000   13.3750000000   2.2500000000        60           60         6           6         6 Month LIBOR  115.00
  792    1.0000000000   13.5000000000   2.2500000000        60           60         6           6         6 Month LIBOR  115.00
  793    1.0000000000   11.2500000000   2.2500000000        60           60         6           6         6 Month LIBOR  115.00
  794    1.0000000000   11.6250000000   2.2500000000        60           60         6           6         6 Month LIBOR  115.00
  795    1.0000000000   11.7500000000   2.2500000000        60           60         6           6         6 Month LIBOR  115.00
  796    1.0000000000   12.0000000000   2.2500000000        60           60         6           6         6 Month LIBOR  115.00
  797    1.0000000000   12.2500000000   2.2500000000        60           60         6           6         6 Month LIBOR  115.00
  798    1.0000000000   12.6250000000   2.2500000000        60           60         6           6         6 Month LIBOR  115.00
  799    1.0000000000   12.8750000000   2.2500000000        60           60         6           6         6 Month LIBOR  115.00
  800    1.0000000000   13.0000000000   2.2500000000        60           60         6           6         6 Month LIBOR  115.00
  801    1.0000000000   13.2500000000   2.2500000000        60           60         6           6         6 Month LIBOR  115.00
  802    1.0000000000   13.3750000000   2.2500000000        60           60         6           6         6 Month LIBOR  115.00
  803    1.0000000000   12.6250000000   2.2500000000        53           53         6           6         6 Month LIBOR  115.00
  804    1.0000000000   13.0000000000   2.2500000000        53           53         6           6         6 Month LIBOR  115.00
  805    1.0000000000   13.2500000000   2.2500000000        53           53         6           6         6 Month LIBOR  115.00
  806    1.0000000000   13.3750000000   2.2500000000        53           53         6           6         6 Month LIBOR  115.00
  807    1.0000000000   12.0000000000   2.2500000000        54           54         6           6         6 Month LIBOR  115.00
  808    1.0000000000   12.2500000000   2.7500000000        54           54         6           6         6 Month LIBOR  115.00
  809    1.0000000000   12.0000000000   2.2500000000        55           55         6           6         6 Month LIBOR  115.00
  810    1.0000000000   12.1250000000   2.7500000000        55           55         6           6         6 Month LIBOR  115.00
  811    1.0000000000   12.2500000000   2.2500000000        55           55         6           6         6 Month LIBOR  115.00
  812    1.0000000000   12.5000000000   2.2500000000        55           55         6           6         6 Month LIBOR  115.00
  813    1.0000000000   12.5500000000   2.7500000000        55           55         6           6         6 Month LIBOR  115.00
  814    1.0000000000   12.6250000000   2.2500000000        55           55         6           6         6 Month LIBOR  115.00
  815    1.0000000000   12.8750000000   2.2500000000        55           55         6           6         6 Month LIBOR  115.00
  816    1.0000000000   12.9250000000   2.7500000000        55           55         6           6         6 Month LIBOR  115.00
  817    1.0000000000   13.0000000000   2.7500000000        55           55         6           6         6 Month LIBOR  115.00
  818    1.0000000000   13.0000000000   2.2500000000        55           55         6           6         6 Month LIBOR  115.00
  819    1.0000000000   13.3750000000   2.7500000000        55           55         6           6         6 Month LIBOR  115.00
  820    1.0000000000   11.2500000000   2.2500000000        56           56         6           6         6 Month LIBOR  115.00
  821    1.0000000000   11.5000000000   2.2500000000        56           56         6           6         6 Month LIBOR  115.00
  822    1.0000000000   12.0000000000   2.7500000000        56           56         6           6         6 Month LIBOR  115.00
  823    1.0000000000   12.0000000000   2.2500000000        56           56         6           6         6 Month LIBOR  115.00
  824    1.0000000000   12.1250000000   2.2500000000        56           56         6           6         6 Month LIBOR  115.00
  825    1.0000000000   12.1250000000   2.2500000000        56           56         6           6         6 Month LIBOR  115.00
  826    1.0000000000   12.2500000000   2.3278663363        56           56         6           6         6 Month LIBOR  115.00
  827    1.0000000000   12.3750000000   2.2500000000        56           56         6           6         6 Month LIBOR  115.00
  828    1.0000000000   12.5000000000   2.2500000000        56           56         6           6         6 Month LIBOR  115.00
  829    1.0000000000   12.5000000000   2.2500000000        56           56         6           6         6 Month LIBOR  115.00
  830    1.0000000000   12.6250000000   2.2500000000        56           56         6           6         6 Month LIBOR  115.00
  831    1.0000000000   12.6250000000   2.2500000000        56           56         6           6         6 Month LIBOR  115.00
  832    1.0000000000   12.7500000000   2.2500000000        56           56         6           6         6 Month LIBOR  115.00
  833    1.0000000000   12.8750000000   2.2500000000        56           56         6           6         6 Month LIBOR  115.00
  834    1.0000000000   12.8750000000   2.2500000000        56           56         6           6         6 Month LIBOR  115.00
  835    1.0000000000   12.8750000000   2.7500000000        56           56         6           6         6 Month LIBOR  115.00
  836    1.0000000000   13.0000000000   2.2500000000        56           56         6           6         6 Month LIBOR  115.00
  837    1.0000000000   13.1250000000   2.2500000000        56           56         6           6         6 Month LIBOR  115.00
  838    1.0000000000   13.1250000000   2.2500000000        56           56         6           6         6 Month LIBOR  115.00
  839    1.0000000000   13.2500000000   2.2500000000        56           56         6           6         6 Month LIBOR  115.00
  840    1.0000000000   13.2500000000   2.2500000000        56           56         6           6         6 Month LIBOR  115.00
  841    1.0000000000   13.3750000000   2.2500000000        56           56         6           6         6 Month LIBOR  115.00
  842    1.0000000000   10.7500000000   2.2500000000        57           57         6           6         6 Month LIBOR  115.00
  843    1.0000000000   11.1250000000   2.2500000000        57           57         6           6         6 Month LIBOR  115.00
  844    1.0000000000   11.1250000000   2.2500000000        57           57         6           6         6 Month LIBOR  115.00
  845    1.0000000000   11.2500000000   2.2500000000        57           57         6           6         6 Month LIBOR  115.00
  846    1.0000000000   11.3750000000   2.2500000000        57           57         6           6         6 Month LIBOR  115.00
  847    1.0000000000   11.5000000000   2.2500000000        57           57         6           6         6 Month LIBOR  115.00
  848    1.0000000000   11.5000000000   2.2500000000        57           57         6           6         6 Month LIBOR  115.00
  849    1.0000000000   11.6250000000   2.2500000000        57           57         6           6         6 Month LIBOR  115.00
  850    1.0000000000   11.6250000000   2.2500000000        57           57         6           6         6 Month LIBOR  115.00
  851    1.0000000000   11.7500000000   2.2500000000        57           57         6           6         6 Month LIBOR  115.00
  852    1.0000000000   11.7500000000   2.2500000000        57           57         6           6         6 Month LIBOR  115.00
  853    1.0000000000   11.8750000000   2.2500000000        57           57         6           6         6 Month LIBOR  115.00
  854    1.0000000000   11.8750000000   2.2500000000        57           57         6           6         6 Month LIBOR  115.00
  855    1.0000000000   11.9900000000   2.2500000000        57           57         6           6         6 Month LIBOR  115.00
  856    1.0000000000   12.0000000000   2.2500000000        57           57         6           6         6 Month LIBOR  115.00
  857    1.0000000000   12.0000000000   2.2500000000        57           57         6           6         6 Month LIBOR  115.00
  858    1.0000000000   12.1250000000   2.2500000000        57           57         6           6         6 Month LIBOR  115.00
  859    1.0000000000   12.1250000000   2.3528037383        57           57         6           6         6 Month LIBOR  115.00
  860    1.0000000000   12.2500000000   2.2500000000        57           57         6           6         6 Month LIBOR  115.00
  861    1.0000000000   12.2500000000   2.2500000000        57           57         6           6         6 Month LIBOR  115.00
  862    1.0000000000   12.3750000000   2.2500000000        57           57         6           6         6 Month LIBOR  115.00
  863    1.0000000000   12.3750000000   2.2500000000        57           57         6           6         6 Month LIBOR  115.00
  864    1.0000000000   12.5000000000   2.2500000000        57           57         6           6         6 Month LIBOR  115.00
  865    1.0000000000   12.5000000000   2.2500000000        57           57         6           6         6 Month LIBOR  115.00
  866    1.0000000000   12.6250000000   2.2500000000        57           57         6           6         6 Month LIBOR  115.00
  867    1.0000000000   12.6250000000   2.2500000000        57           57         6           6         6 Month LIBOR  115.00
  868    1.0000000000   12.6500000000   2.8500000000        57           57         6           6         6 Month LIBOR  115.00
  869    1.0000000000   12.7500000000   2.2649082096        57           57         6           6         6 Month LIBOR  115.00
  870    1.0000000000   12.7500000000   2.2500000000        57           57         6           6         6 Month LIBOR  115.00


                                      S-117


                                                                                                                       Initial
                                                                              Original     Remaining                   Periodic
                                 Current Gross    Current Net    Initial        Term        Term to       Gross         Rate
 Loan               Current      Mortgage Rate   Mortgage Rate   Monthly     to Maturity    Maturity      Margin        Cap
Number  Group      Balance ($)        (%)             (%)       Payment ($)  (in months)   (in months)      (%)          (%)
----------------------------------------------------------------------------------------------------------------------------------
  871    II      2,877,565.76   7.8750000000     7.5000000000   11,604.94       360            357      2.2500000000   5.0000000000
  872    II      2,397,689.31   7.8750000000     7.5000000000    9,667.63       360            357      2.2500000000   5.0000000000
  873    II      2,181,703.52   8.0000000000     7.6250000000    9,030.63       360            357      2.2500000000   5.0000000000
  874    II      3,111,102.37   8.0000000000     7.6250000000   12,866.79       360            357      2.2500000000   5.0000000000
  875    II      2,554,482.31   8.1250000000     7.7500000000   10,828.02       360            357      2.2500000000   5.0000000000
  876    II        330,396.09   8.1250000000     7.7500000000    1,400.49       360            357      2.2500000000   5.0000000000
  877    II      3,546,811.09   8.2500000000     7.8750000000   15,401.23       360            357      2.2500000000   5.0000000000
  878    II      2,284,871.41   8.2500000000     7.8750000000    9,923.35       360            357      2.2500000000   5.0000000000
  879    II        228,169.00   8.2500000000     7.8750000000      995.75       360            357      2.2500000000   5.0000000000
  880    II        313,974.98   8.3750000000     8.0000000000    1,402.84       360            357      2.7500000000   5.0000000000
  881    II        188,942.50   6.3750000000     6.0000000000      528.75       360            358      2.2500000000   5.0000000000
  882    II        885,614.64   6.5000000000     6.1250000000    2,574.25       360            358      2.2500000000   5.0000000000
  883    II      2,117,416.70   6.6250000000     6.2500000000    6,378.49       360            358      2.2500000000   5.0000000000
  884    II        618,284.49   6.6250000000     6.2500000000    1,858.42       360            358      2.2500000000   5.0000000000
  885    II      2,696,767.54   6.7500000000     6.3750000000    8,387.50       360            358      2.2500000000   5.0000000000
  886    II        225,115.09   6.7500000000     6.3750000000      699.98       360            358      2.2500000000   5.0000000000
  887    II      2,647,149.17   6.8750000000     6.5000000000    8,508.21       360            358      2.2500000000   5.0000000000
  888    II      1,683,197.99   6.8750000000     6.5000000000    5,408.21       360            358      2.2500000000   5.0000000000
  889    II        751,875.00   6.8750000000     6.5000000000    2,421.88       360            358      2.2500000000   5.0000000000
  890    II      2,725,700.06   7.0000000000     6.6250000000    9,040.33       360            358      2.2500000000   5.0000000000
  891    II        514,411.04   7.0000000000     6.6250000000    1,706.66       360            358      2.2500000000   5.0000000000
  892    II      1,162,137.31   7.1250000000     6.7500000000    3,976.84       360            358      2.2500000000   5.0000000000
  893    II        736,472.13   7.1250000000     6.7500000000    2,521.75       360            358      2.2500000000   5.0000000000
  894    II      4,684,477.04   7.2500000000     6.8750000000   16,509.29       360            358      2.2500000000   5.0000000000
  895    II        892,558.71   7.2500000000     6.8750000000    3,145.97       360            358      2.2500000000   5.0000000000
  896    II        390,749.87   7.2500000000     6.8750000000    1,377.00       360            358      2.2500000000   5.0000000000
  897    II      4,254,676.48   7.3750000000     7.0000000000   15,443.93       360            358      2.2500000000   5.0000000000
  898    II      3,941,711.29   7.3750000000     7.0000000000   14,304.11       360            358      2.2500000000   5.0000000000
  899    II        337,685.16   7.3750000000     7.0000000000    1,225.00       360            358      2.2500000000   5.0000000000
  900    II      6,259,558.94   7.5000000000     7.1250000000   23,356.20       360            358      2.2500000000   5.0000000000
  901    II      1,692,446.31   7.5000000000     7.1250000000    6,315.00       360            358      2.2500000000   5.0000000000
  902    II        304,720.74   7.5000000000     7.1250000000    1,137.00       360            358      2.7500000000   5.0000000000
  903    II      5,498,765.42   7.6250000000     7.2500000000   21,088.47       360            358      2.2500000000   5.0000000000
  904    II      3,807,804.20   7.6250000000     7.2500000000   14,602.66       360            358      2.2500000000   5.0000000000
  905    II      6,066,297.77   7.7500000000     7.3750000000   23,895.68       360            358      2.2500000000   5.0000000000
  906    II      4,005,391.36   7.7500000000     7.3750000000   15,775.54       360            358      2.2500000000   5.0000000000
  907    II        502,508.07   7.7500000000     7.3750000000    1,979.17       360            358      2.7500000000   5.0000000000
  908    II      6,648,779.82   7.8750000000     7.5000000000   26,876.75       360            358      2.2500000000   5.0000000000
  909    II      2,989,501.63   7.8750000000     7.5000000000   12,086.99       360            358      2.2500000000   5.0000000000
  910    II        472,759.83   7.9900000000     7.6150000000    1,956.08       360            358      2.2500000000   5.0000000000
  911    II      2,419,278.78   8.0000000000     7.6250000000   10,030.22       360            358      2.2500000000   5.0000000000
  912    II      1,972,251.62   8.0000000000     7.6250000000    8,182.29       360            358      2.2500000000   5.0000000000
  913    II      1,617,675.23   8.1250000000     7.7500000000    6,874.33       360            358      2.2500000000   5.0000000000
  914    II        932,173.31   8.1250000000     7.7500000000    3,961.28       360            358      2.2500000000   5.0000000000
  915    II      2,416,259.77   8.2500000000     7.8750000000   10,518.46       360            358      2.2500000000   5.0000000000
  916    II      3,139,428.49   8.2500000000     7.8750000000   13,666.43       360            358      2.2500000000   5.0000000000
  917    II        361,806.19   8.2500000000     7.8750000000    1,575.00       360            358      2.2500000000   5.0000000000
  918    II      2,176,665.82   8.3750000000     8.0000000000    9,707.48       360            358      2.2500000000   5.0000000000
  919    II      2,019,602.66   8.3750000000     8.0000000000    9,000.98       360            358      2.2500000000   5.0000000000
  920    II        114,974.03   8.5000000000     8.1250000000      524.33       360            358      2.2500000000   5.0000000000
  921    II        422,107.44   8.5000000000     8.1250000000    1,925.00       360            358      2.7500000000   5.0000000000
  922    II        107,518.13   5.8750000000     5.5000000000      256.95       360            359      2.2500000000   5.0000000000
  923    II        465,160.00   6.0000000000     5.6250000000    1,160.00       360            359      2.2500000000   5.0000000000
  924    II        300,750.00   6.5000000000     6.1250000000      875.00       360            359      2.2500000000   5.0000000000
  925    II        556,387.50   6.5000000000     6.1250000000    1,618.75       360            359      2.2500000000   5.0000000000
  926    II        476,678.72   6.7500000000     6.3750000000    1,485.91       360            359      2.2500000000   5.0000000000
  927    II        641,499.75   6.8750000000     6.5000000000    2,066.34       360            359      2.2500000000   5.0000000000
  928    II        693,730.00   6.8750000000     6.5000000000    2,234.58       360            359      2.2500000000   5.0000000000
  929    II        589,272.13   6.8750000000     6.5000000000    2,820.74       360            359      2.2500000000   5.0000000000
  930    II        475,920.01   7.0000000000     6.6250000000    1,586.40       360            359      2.2500000000   5.0000000000
  931    II      1,156,484.00   7.0000000000     6.6250000000    3,845.33       360            359      2.2500000000   5.0000000000
  932    II        296,740.00   7.1250000000     6.7500000000    1,017.50       360            359      2.2500000000   5.0000000000
  933    II        307,968.00   7.1250000000     6.7500000000    1,056.00       360            359      2.2500000000   5.0000000000
  934    II      1,991,767.00   7.1250000000     6.7500000000    6,829.63       360            359      2.2500000000   5.0000000000
  935    II        454,059.31   7.1250000000     6.7500000000    1,556.94       360            359      2.2500000000   5.0000000000
  936    II        768,917.50   7.2500000000     6.8750000000    2,716.46       360            359      2.2500000000   5.0000000000
  937    II      1,978,433.75   7.2500000000     6.8750000000    6,989.48       360            359      2.3328160628   5.0000000000
  938    II        853,328.00   7.2500000000     6.8750000000    3,014.67       360            359      2.2500000000   5.0000000000
  939    II        420,889.50   7.2800000000     6.9050000000    1,658.50       360            359      3.0000000000   5.0000000000
  940    II        299,546.99   7.3750000000     7.0000000000    1,089.38       360            359      2.2500000000   5.0000000000
  941    II        984,776.80   7.3750000000     7.0000000000    3,581.38       360            359      2.2500000000   5.0000000000
  942    II      3,180,995.65   7.3750000000     7.0000000000   12,460.92       360            359      2.2500000000   5.0000000000
  943    II        668,066.00   7.3750000000     7.0000000000    2,429.58       360            359      2.2500000000   5.0000000000
  944    II      1,014,279.38   7.5000000000     7.1250000000    3,794.06       360            359      2.2500000000   5.0000000000
  945    II        737,840.00   7.5000000000     7.1250000000    2,760.00       360            359      2.2500000000   5.0000000000
  946    II      2,307,617.66   7.5000000000     7.1250000000    8,631.99       360            359      2.2500000000   5.0000000000
  947    II      1,190,651.20   7.5000000000     7.1250000000    4,453.81       360            359      2.3341976223   5.0000000000
  948    II      1,718,585.75   7.6250000000     7.2500000000    6,607.20       360            359      2.2500000000   5.0000000000
  949    II        591,074.00   7.6250000000     7.2500000000    2,272.42       360            359      2.2500000000   5.0000000000
  950    II      1,575,128.00   7.6250000000     7.2500000000    6,055.67       360            359      2.2500000000   5.0000000000
  951    II        351,788.41   7.7300000000     7.3550000000    1,472.61       360            359      4.0000000000   5.0000000000
  952    II      2,261,339.25   7.7500000000     7.3750000000    8,928.81       360            359      2.2500000000   5.0000000000
  953    II      1,543,047.90   7.7500000000     7.3750000000    6,092.68       360            359      2.2500000000   5.0000000000
  954    II      1,738,736.00   7.7500000000     7.3750000000    6,865.33       360            359      2.3145756458   5.0000000000
  955    II      1,213,890.15   7.7500000000     7.3750000000    4,793.00       360            359      2.2500000000   5.0000000000
  956    II      1,195,340.90   7.8750000000     7.5000000000    4,843.96       360            359      2.2500000000   5.0000000000
  957    II      1,364,912.85   7.8750000000     7.5000000000    5,531.25       360            359      2.2500000000   5.0000000000

(continued)

                                                         Number       Number
                                                           of           of                                               Maximum
                                                         Months       Months       Rate        Pay                       Negativ
        Subsequent        Maximum          Minimum       Until        Until      Adjust-     Adjust-                     Amort-
         Periodic          Gross            Gross         Next         Next        ment       ment                       ization
           Rate           Mortgage         Mortgage       Rate         Pay       Frequency  Frequency                    Percen-
 Loan       Cap            Rate             Rate         Adjust-      Adjust-      (in         (in                        tage
Number      (%)             (%)              (%)          ment         ment       months)     months)   Index             (%)
--------------------------------------------------------------------------------------------------------------------------------
  871    1.0000000000   12.8750000000   2.2500000000        57           57         6           6         6 Month LIBOR  115.00
  872    1.0000000000   12.8750000000   2.2500000000        57           57         6           6         6 Month LIBOR  115.00
  873    1.0000000000   13.0000000000   2.2500000000        57           57         6           6         6 Month LIBOR  115.00
  874    1.0000000000   13.0000000000   2.2500000000        57           57         6           6         6 Month LIBOR  115.00
  875    1.0000000000   13.1250000000   2.2500000000        57           57         6           6         6 Month LIBOR  115.00
  876    1.0000000000   13.1250000000   2.2500000000        57           57         6           6         6 Month LIBOR  115.00
  877    1.0000000000   13.2500000000   2.2500000000        57           57         6           6         6 Month LIBOR  115.00
  878    1.0000000000   13.2500000000   2.2500000000        57           57         6           6         6 Month LIBOR  115.00
  879    1.0000000000   13.2500000000   2.2500000000        57           57         6           6         6 Month LIBOR  115.00
  880    1.0000000000   13.3750000000   2.7500000000        57           57         6           6         6 Month LIBOR  115.00
  881    1.0000000000   11.3750000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  882    1.0000000000   11.5000000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  883    1.0000000000   11.6250000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  884    1.0000000000   11.6250000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  885    1.0000000000   11.7500000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  886    1.0000000000   11.7500000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  887    1.0000000000   11.8750000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  888    1.0000000000   11.8750000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  889    1.0000000000   11.8750000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  890    1.0000000000   12.0000000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  891    1.0000000000   12.0000000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  892    1.0000000000   12.1250000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  893    1.0000000000   12.1250000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  894    1.0000000000   12.2500000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  895    1.0000000000   12.2500000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  896    1.0000000000   12.2500000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  897    1.0000000000   12.3750000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  898    1.0000000000   12.3750000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  899    1.0000000000   12.3750000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  900    1.0000000000   12.5000000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  901    1.0000000000   12.5000000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  902    1.0000000000   12.5000000000   2.7500000000        58           58         6           6         6 Month LIBOR  115.00
  903    1.0000000000   12.6250000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  904    1.0000000000   12.6250000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  905    1.0000000000   12.7500000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  906    1.0000000000   12.7500000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  907    1.0000000000   12.7500000000   2.7500000000        58           58         6           6         6 Month LIBOR  115.00
  908    1.0000000000   12.8750000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  909    1.0000000000   12.8750000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  910    1.0000000000   12.9900000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  911    1.0000000000   13.0000000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  912    1.0000000000   13.0000000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  913    1.0000000000   13.1250000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  914    1.0000000000   13.1250000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  915    1.0000000000   13.2500000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  916    1.0000000000   13.2500000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  917    1.0000000000   13.2500000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  918    1.0000000000   13.3750000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  919    1.0000000000   13.3750000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  920    1.0000000000   13.5000000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  921    1.0000000000   13.5000000000   2.7500000000        58           58         6           6         6 Month LIBOR  115.00
  922    1.0000000000   10.8750000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  923    1.0000000000   11.0000000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  924    1.0000000000   11.5000000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  925    1.0000000000   11.5000000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  926    1.0000000000   11.7500000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  927    1.0000000000   11.8750000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  928    1.0000000000   11.8750000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  929    1.0000000000   11.8750000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  930    1.0000000000   12.0000000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  931    1.0000000000   12.0000000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  932    1.0000000000   12.1250000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  933    1.0000000000   12.1250000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  934    1.0000000000   12.1250000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  935    1.0000000000   12.1250000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  936    1.0000000000   12.2500000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  937    1.0000000000   12.2500000000   2.3328160628        59           59         6           6         6 Month LIBOR  115.00
  938    1.0000000000   12.2500000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  939    1.0000000000   12.2800000000   3.0000000000        59           59         6           6         6 Month LIBOR  115.00
  940    1.0000000000   12.3750000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  941    1.0000000000   12.3750000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  942    1.0000000000   12.3750000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  943    1.0000000000   12.3750000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  944    1.0000000000   12.5000000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  945    1.0000000000   12.5000000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  946    1.0000000000   12.5000000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  947    1.0000000000   12.5000000000   2.3341976223        59           59         6           6         6 Month LIBOR  115.00
  948    1.0000000000   12.6250000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  949    1.0000000000   12.6250000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  950    1.0000000000   12.6250000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  951    1.0000000000   12.7300000000   4.0000000000        59           59         6           6         6 Month LIBOR  115.00
  952    1.0000000000   12.7500000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  953    1.0000000000   12.7500000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  954    1.0000000000   12.7500000000   2.3145756458        59           59         6           6         6 Month LIBOR  115.00
  955    1.0000000000   12.7500000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  956    1.0000000000   12.8750000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  957    1.0000000000   12.8750000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00


                                      S-118

                                                                                                                      Initial
                                                                              Original     Remaining                   Periodic
                                 Current Gross    Current Net    Initial        Term        Term to       Gross         Rate
 Loan               Current      Mortgage Rate   Mortgage Rate   Monthly     to Maturity    Maturity      Margin        Cap
Number  Group      Balance ($)        (%)             (%)       Payment ($)  (in months)   (in months)      (%)          (%)
----------------------------------------------------------------------------------------------------------------------------------
  958    II      4,357,306.10    7.8750000000    7.5000000000   17,657.42       360            359      2.2500000000   5.0000000000
  959    II        597,008.80    7.8750000000    7.5000000000    2,419.30       360            359      2.2500000000   5.0000000000
  960    II        402,253.13    7.9900000000    7.6150000000    1,668.53       360            359      2.7500000000   5.0000000000
  961    II      1,236,684.00    8.0000000000    7.6250000000    5,140.00       360            359      2.2500000000   5.0000000000
  962    II        692,527.00    8.0000000000    7.6250000000    2,878.33       360            359      2.2500000000   5.0000000000
  963    II        871,774.00    8.0000000000    7.6250000000    3,623.34       360            359      2.2500000000   5.0000000000
  964    II        401,673.67    8.0000000000    7.6250000000    3,811.67       360            359      2.2500000000   5.0000000000
  965    II        509,270.00    8.1250000000    7.7500000000    2,169.58       360            359      2.2500000000   5.0000000000
  966    II      2,966,708.27    8.1250000000    7.7500000000   12,638.72       360            359      2.2500000000   5.0000000000
  967    II        441,100.00    8.1250000000    7.7500000000    1,879.17       360            359      2.2500000000   5.0000000000
  968    II        156,236.36    8.1650000000    7.7900000000      774.75       360            359      2.7500000000   5.0000000000
  969    II      1,218,037.50    8.2500000000    7.8750000000    5,315.63       360            359      2.2500000000   5.0000000000
  970    II        428,268.00    8.2500000000    7.8750000000    1,869.00       360            359      2.2500000000   5.0000000000
  971    II      1,451,620.00    8.2500000000    7.8750000000    6,335.00       360            359      2.2500000000   5.0000000000
  972    II        577,440.00    8.2500000000    7.8750000000    2,520.00       360            359      2.2500000000   5.0000000000
  973    II        989,668.00    8.3750000000    8.0000000000    4,421.83       360            359      2.2500000000   5.0000000000
  974    II      1,482,698.00    8.3750000000    8.0000000000    6,625.59       360            359      2.2500000000   5.0000000000
  975    II        260,650.00    8.3750000000    8.0000000000    1,164.58       360            359      2.2500000000   5.0000000000
  976    II        498,000.00    5.8750000000    5.5000000000    1,193.13       360            360      2.2500000000   5.0000000000
  977    II        272,500.00    6.0000000000    5.6250000000      681.25       360            360      2.2500000000   5.0000000000
  978    II        432,000.00    6.2500000000    5.8750000000    1,170.00       360            360      2.2500000000   5.0000000000
  979    II        180,450.00    6.3750000000    6.0000000000      506.25       360            360      2.2500000000   5.0000000000
  980    II        407,500.00    6.5000000000    6.1250000000    1,188.54       360            360      2.2500000000   5.0000000000
  981    II        218,400.00    6.6250000000    6.2500000000      659.75       360            360      2.2500000000   5.0000000000
  982    II        350,000.00    6.7500000000    6.3750000000    1,093.75       360            360      2.2500000000   5.0000000000
  983    II      1,289,000.00    6.8750000000    6.5000000000    4,162.39       360            360      2.2500000000   5.0000000000
  984    II      1,295,000.00    7.0000000000    6.6250000000    4,316.66       360            360      2.2500000000   5.0000000000
  985    II        292,438.00    7.0000000000    6.6250000000      974.79       360            360      2.2500000000   5.0000000000
  986    II        463,000.00    7.1250000000    6.7500000000    1,591.57       360            360      2.2500000000   5.0000000000
  987    II        184,000.00    7.1250000000    6.7500000000      632.50       360            360      2.2500000000   5.0000000000
  988    II      3,178,862.00    7.2500000000    6.8750000000   11,258.46       360            360      2.2500000000   5.0000000000
  989    II      3,916,850.00    7.3750000000    7.0000000000   14,280.16       360            360      2.2500000000   5.0000000000
  990    II      2,817,498.00    7.5000000000    7.1250000000   10,565.62       360            360      2.2500000000   5.0000000000
  991    II      1,022,400.00    7.5000000000    7.1250000000    3,834.00       360            360      2.2500000000   5.0000000000
  992    II      2,519,600.00    7.6250000000    7.2500000000    9,710.95       360            360      2.2500000000   5.0000000000
  993    II        632,000.00    7.6250000000    7.2500000000    2,527.50       360            360      2.2500000000   5.0000000000
  994    II      1,948,000.00    7.7500000000    7.3750000000    7,710.83       360            360      2.2500000000   5.0000000000
  995    II        216,000.00    7.7500000000    7.3750000000      855.00       360            360      2.2500000000   5.0000000000
  996    II      2,659,050.00    7.8750000000    7.5000000000   10,802.39       360            360      2.2500000000   5.0000000000
  997    II        272,000.00    7.8750000000    7.5000000000    1,105.00       360            360      2.2500000000   5.0000000000
  998    II      2,615,540.00    8.0000000000    7.6250000000   10,898.08       360            360      2.2500000000   5.0000000000
  999    II        216,000.00    8.0000000000    7.6250000000      900.00       360            360      2.2500000000   5.0000000000
  1000   II        602,800.00    8.1250000000    7.7500000000    2,574.46       360            360      2.2500000000   5.0000000000
  1001   II        917,176.00    8.1250000000    7.7500000000    3,917.11       360            360      2.2500000000   5.0000000000
  1002   II        106,400.00    8.2500000000    7.8750000000      465.50       360            360      2.2500000000   5.0000000000
  1003   II        500,000.00    8.3750000000    8.0000000000    2,239.58       360            360      2.2500000000   5.0000000000
  1004   II        536,000.00    8.5000000000    8.1250000000    2,456.67       360            360      2.2500000000   5.0000000000
  1005   II        287,874.16    6.7500000000    6.3750000000      890.62       360            355      2.7500000000   5.0000000000
  1006   II        380,754.15    6.8750000000    6.5000000000    1,214.17       360            355      2.2500000000   5.0000000000
  1007   II        429,377.97    8.7630000000    8.3880000000    2,036.26       360            355      2.7500000000   5.0000000000
  1008   II        153,535.28    8.0000000000    7.6250000000      633.33       360            356      2.2500000000   5.0000000000
  1009   II        656,550.05    7.3750000000    7.0000000000    2,369.76       360            356      2.2500000000   5.0000000000
  1010   II        306,290.49    7.6250000000    7.2500000000    1,171.67       360            357      2.2500000000   5.0000000000
  1011   II        443,322.06    8.0000000000    7.6250000000    1,833.33       360            357      2.2500000000   5.0000000000
  1012   II        249,243.49    6.7500000000    6.3750000000      775.00       360            358      2.2500000000   5.0000000000
  1013   II        120,601.72    6.8750000000    6.5000000000      387.50       360            358      2.2500000000   5.0000000000
  1014   II        180,902.77    7.3750000000    7.0000000000      656.25       360            358      2.2500000000   5.0000000000
  1015   II        244,091.44    7.3750000000    7.0000000000      886.67       360            358      2.7500000000   5.0000000000
  1016   II        220,951.33    7.6250000000    7.2500000000      847.92       360            358      2.2500000000   5.0000000000
  1017   II        333,665.45    7.8750000000    7.5000000000    1,348.75       360            358      2.2500000000   5.0000000000
  1018   II        180,903.05    8.1250000000    7.7500000000      768.75       360            358      2.2500000000   5.0000000000
  1019   II        153,535.39    8.3750000000    8.0000000000      684.42       360            358      2.2500000000   5.0000000000
  1020   II        192,894.15    6.8750000000    6.5000000000    1,211.58       360            359      2.2500000000   5.0000000000
  1021   II        209,322.00    7.2500000000    6.8750000000      739.50       360            359      2.2500000000   5.0000000000
  1022   II        281,325.08    7.2500000000    6.8750000000    1,976.25       360            359      2.2500000000   5.0000000000
  1023   II        156,078.03    7.3750000000    7.0000000000      568.75       360            359      2.2500000000   5.0000000000
  1024   II        287,918.00    7.5000000000    7.1250000000    1,077.00       360            359      2.2500000000   5.0000000000
  1025   II        175,043.7     7.5000000000    7.1250000000    1,050.00       360            359      2.7500000000   5.0000000000
  1026   II        384,878.74    7.6250000000    7.2500000000    1,480.00       360            359      2.2500000000   5.0000000000
  1027   II        489,220.00    7.7500000000    7.3750000000    1,931.67       360            359      2.2500000000   5.0000000000
  1028   II        351,979.29    7.7500000000    7.3750000000    1,391.75       360            359      2.2500000000   5.0000000000
  1029   II        328,816.83    7.7500000000    7.3750000000    1,301.50       360            359      2.7500000000   5.0000000000
  1030   II        630,372.00    8.0000000000    7.6250000000    2,620.00       360            359      2.2500000000   5.0000000000
  1031   II        288,720.00    8.0000000000    7.6250000000    1,200.00       360            359      2.2500000000   5.0000000000
  1032   II         79,076.10    8.7500000000    8.3750000000    3,118.90       360            359      2.7500000000   5.0000000000
  1033   II        154,216.23    7.8750000000    7.5000000000      617.09       360            354      2.7500000000   5.0000000000
  1034   II        564,486.86    8.3750000000    8.0000000000    2,490.42       360            354      2.2500000000   5.0000000000
  1035   II      1,306,310.80    6.8750000000    6.5000000000    4,165.63       360            355      2.7500000000   5.0000000000
  1036   II        455,689.80    6.8750000000    6.5000000000    1,453.13       360            355      2.2500000000   5.0000000000
  1037   II        274,432.24    7.8750000000    7.5000000000    1,100.94       360            355      2.2500000000   5.0000000000
  1038   II        226,257.92    6.3750000000    6.0000000000      630.00       360            356      2.2500000000   5.0000000000
  1039   II        412,114.56    6.7500000000    6.3750000000    1,275.00       360            356      2.2500000000   5.0000000000
  1040   II        205,249.52    6.8750000000    6.5000000000      656.17       360            356      2.7500000000   5.0000000000
  1041   II        606,050.50    7.3750000000    7.0000000000    2,187.50       360            356      2.2500000000   5.0000000000
  1042   II        946,068.99    7.5000000000    7.1250000000    3,516.38       360            356      2.5062419840   5.0000000000
  1043   II        440,401.05    7.5000000000    7.1250000000    1,635.00       360            356      2.2500000000   5.0000000000
  1044   II        492,926.73    7.6250000000    7.2500000000    1,880.83       360            356      2.2500000000   5.0000000000

(continued)

                                                          Number       Number
                                                            of           of                                               Maximum
                                                          Months       Months       Rate        Pay                       Negativ
         Subsequent        Maximum          Minimum       Until        Until      Adjust-     Adjust-                     Amort-
          Periodic          Gross            Gross         Next         Next        ment       ment                       ization
            Rate           Mortgage         Mortgage       Rate         Pay       Frequency  Frequency                    Percen-
 Loan        Cap            Rate             Rate         Adjust-      Adjust-      (in         (in                        tage
Number       (%)             (%)              (%)          ment         ment       months)     months)   Index             (%)
---------------------------------------------------------------------------------------------------------------------------------
  958     1.0000000000   12.8750000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  959     1.0000000000   12.8750000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  960     1.0000000000   12.9900000000   2.7500000000        59           59         6           6         6 Month LIBOR  115.00
  961     1.0000000000   13.0000000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  962     1.0000000000   13.0000000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  963     1.0000000000   13.0000000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  964     1.0000000000   13.0000000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  965     1.0000000000   13.1250000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  966     1.0000000000   13.1250000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  967     1.0000000000   13.1250000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  968     1.0000000000   13.1650000000   2.7500000000        59           59         6           6         6 Month LIBOR  115.00
  969     1.0000000000   13.2500000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  970     1.0000000000   13.2500000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  971     1.0000000000   13.2500000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  972     1.0000000000   13.2500000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  973     1.0000000000   13.3750000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  974     1.0000000000   13.3750000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  975     1.0000000000   13.3750000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  976     1.0000000000   10.8750000000   2.2500000000        60           60         6           6         6 Month LIBOR  115.00
  977     1.0000000000   11.0000000000   2.2500000000        60           60         6           6         6 Month LIBOR  115.00
  978     1.0000000000   11.2500000000   2.2500000000        60           60         6           6         6 Month LIBOR  115.00
  979     1.0000000000   11.3750000000   2.2500000000        60           60         6           6         6 Month LIBOR  115.00
  980     1.0000000000   11.5000000000   2.2500000000        60           60         6           6         6 Month LIBOR  115.00
  981     1.0000000000   11.6250000000   2.2500000000        60           60         6           6         6 Month LIBOR  115.00
  982     1.0000000000   11.7500000000   2.2500000000        60           60         6           6         6 Month LIBOR  115.00
  983     1.0000000000   11.8750000000   2.2500000000        60           60         6           6         6 Month LIBOR  115.00
  984     1.0000000000   12.0000000000   2.2500000000        60           60         6           6         6 Month LIBOR  115.00
  985     1.0000000000   12.0000000000   2.2500000000        60           60         6           6         6 Month LIBOR  115.00
  986     1.0000000000   12.1250000000   2.2500000000        60           60         6           6         6 Month LIBOR  115.00
  987     1.0000000000   12.1250000000   2.2500000000        60           60         6           6         6 Month LIBOR  115.00
  988     1.0000000000   12.2500000000   2.2500000000        60           60         6           6         6 Month LIBOR  115.00
  989     1.0000000000   12.3750000000   2.2500000000        60           60         6           6         6 Month LIBOR  115.00
  990     1.0000000000   12.5000000000   2.2500000000        60           60         6           6         6 Month LIBOR  115.00
  991     1.0000000000   12.5000000000   2.2500000000        60           60         6           6         6 Month LIBOR  115.00
  992     1.0000000000   12.6250000000   2.2500000000        60           60         6           6         6 Month LIBOR  115.00
  993     1.0000000000   12.6250000000   2.2500000000        60           60         6           6         6 Month LIBOR  115.00
  994     1.0000000000   12.7500000000   2.2500000000        60           60         6           6         6 Month LIBOR  115.00
  995     1.0000000000   12.7500000000   2.2500000000        60           60         6           6         6 Month LIBOR  115.00
  996     1.0000000000   12.8750000000   2.2500000000        60           60         6           6         6 Month LIBOR  115.00
  997     1.0000000000   12.8750000000   2.2500000000        60           60         6           6         6 Month LIBOR  115.00
  998     1.0000000000   13.0000000000   2.2500000000        60           60         6           6         6 Month LIBOR  115.00
  999     1.0000000000   13.0000000000   2.2500000000        60           60         6           6         6 Month LIBOR  115.00
  1000    1.0000000000   13.1250000000   2.2500000000        60           60         6           6         6 Month LIBOR  115.00
  1001    1.0000000000   13.1250000000   2.2500000000        60           60         6           6         6 Month LIBOR  115.00
  1002    1.0000000000   13.2500000000   2.2500000000        60           60         6           6         6 Month LIBOR  115.00
  1003    1.0000000000   13.3750000000   2.2500000000        60           60         6           6         6 Month LIBOR  115.00
  1004    1.0000000000   13.5000000000   2.2500000000        60           60         6           6         6 Month LIBOR  115.00
  1005    1.0000000000   11.7500000000   2.7500000000        55           55         6           6         6 Month LIBOR  115.00
  1006    1.0000000000   11.8750000000   2.2500000000        55           55         6           6         6 Month LIBOR  115.00
  1007    1.0000000000   13.7630000000   2.7500000000        55           55         6           6         6 Month LIBOR  115.00
  1008    1.0000000000   13.0000000000   2.2500000000        56           56         6           6         6 Month LIBOR  115.00
  1009    1.0000000000   12.3750000000   2.2500000000        56           56         6           6         6 Month LIBOR  115.00
  1010    1.0000000000   12.6250000000   2.2500000000        57           57         6           6         6 Month LIBOR  115.00
  1011    1.0000000000   13.0000000000   2.2500000000        57           57         6           6         6 Month LIBOR  115.00
  1012    1.0000000000   11.7500000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  1013    1.0000000000   11.8750000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  1014    1.0000000000   12.3750000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  1015    1.0000000000   12.3750000000   2.7500000000        58           58         6           6         6 Month LIBOR  115.00
  1016    1.0000000000   12.6250000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  1017    1.0000000000   12.8750000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  1018    1.0000000000   13.1250000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  1019    1.0000000000   13.3750000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  1020    1.0000000000   11.8750000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  1021    1.0000000000   12.2500000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  1022    1.0000000000   12.2500000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  1023    1.0000000000   12.3750000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  1024    1.0000000000   12.5000000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  1025    1.0000000000   12.5000000000   2.7500000000        59           59         6           6         6 Month LIBOR  115.00
  1026    1.0000000000   12.6250000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  1027    1.0000000000   12.7500000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  1028    1.0000000000   12.7500000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  1029    1.0000000000   12.7500000000   2.7500000000        59           59         6           6         6 Month LIBOR  115.00
  1030    1.0000000000   13.0000000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  1031    1.0000000000   13.0000000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  1032    1.0000000000   13.7500000000   2.7500000000        59           59         6           6         6 Month LIBOR  115.00
  1033    1.0000000000   12.8750000000   2.7500000000        54           54         6           6         6 Month LIBOR  115.00
  1034    1.0000000000   13.3750000000   2.2500000000        54           54         6           6         6 Month LIBOR  115.00
  1035    1.0000000000   11.8750000000   2.7500000000        55           55         6           6         6 Month LIBOR  115.00
  1036    1.0000000000   11.8750000000   2.2500000000        55           55         6           6         6 Month LIBOR  115.00
  1037    1.0000000000   12.8750000000   2.2500000000        55           55         6           6         6 Month LIBOR  115.00
  1038    1.0000000000   11.3750000000   2.2500000000        56           56         6           6         6 Month LIBOR  115.00
  1039    1.0000000000   11.7500000000   2.2500000000        56           56         6           6         6 Month LIBOR  115.00
  1040    1.0000000000   11.8750000000   2.7500000000        56           56         6           6         6 Month LIBOR  115.00
  1041    1.0000000000   12.3750000000   2.2500000000        56           56         6           6         6 Month LIBOR  115.00
  1042    1.0000000000   12.5000000000   2.5062419840        56           56         6           6         6 Month LIBOR  115.00
  1043    1.0000000000   12.5000000000   2.2500000000        56           56         6           6         6 Month LIBOR  115.00
  1044    1.0000000000   12.6250000000   2.2500000000        56           56         6           6         6 Month LIBOR  115.00


                                      S-119


                                                                                                                       Initial
                                                                              Original     Remaining                   Periodic
                                 Current Gross    Current Net    Initial        Term        Term to       Gross         Rate
 Loan               Current      Mortgage Rate   Mortgage Rate   Monthly     to Maturity    Maturity      Margin        Cap
Number  Group      Balance ($)        (%)             (%)       Payment ($)  (in months)   (in months)      (%)          (%)
----------------------------------------------------------------------------------------------------------------------------------
  1045   II        210,100.24    7.7500000000    7.3750000000     823.33        360            356      2.7500000000   5.0000000000
  1046   II        339,392.68    7.7500000000    7.3750000000   1,330.00        360            356      2.2500000000   5.0000000000
  1047   II        575,199.2     7.8750000000    7.5000000000   2,323.75        360            356      2.2500000000   5.0000000000
  1048   II        294,948.87    7.8750000000    7.5000000000   1,186.25        360            356      2.2500000000   5.0000000000
  1049   II        195,959.50    8.0000000000    7.6250000000     808.33        360            356      2.2500000000   5.0000000000
  1050   II        521,212.64    8.1250000000    7.7500000000   2,203.75        360            356      2.2500000000   5.0000000000
  1051   II        484,849.73    8.2500000000    7.8750000000   2,100.00        360            356      2.2500000000   5.0000000000
  1052   II        977,775.20    8.2500000000    7.8750000000   4,235.00        360            356      2.2500000000   5.0000000000
  1053   II      1,219,425.56    6.3750000000    6.0000000000   3,403.97        360            357      2.2500000000   5.0000000000
  1054   II        304,984.87    6.6250000000    6.2500000000     917.13        360            357      2.2500000000   5.0000000000
  1055   II        419,942.22    6.8750000000    6.5000000000   1,346.56        360            357      2.2500000000   5.0000000000
  1056   II        358,935.45    6.9900000000    6.6150000000   1,184.53        360            357      2.2500000000   5.0000000000
  1057   II        967,236.63    7.1250000000    6.7500000000   3,300.00        360            357      2.2500000000   5.0000000000
  1058   II        535,409.63    7.2500000000    6.8750000000   1,882.04        360            357      2.2500000000   5.0000000000
  1059   II      1,567,740.66    7.2500000000    6.8750000000   5,510.83        360            357      2.2500000000   5.0000000000
  1060   II        745,958.60    7.3750000000    7.0000000000   2,701.56        360            357      2.4111347332   5.0000000000
  1061   II      1,018,517.54    7.3750000000    7.0000000000   3,686.67        360            357      2.3687073764   5.0000000000
  1062   II        731,882.13    7.5000000000    7.1250000000   2,724.00        360            357      2.2500000000   5.0000000000
  1063   II        411,079.17    7.5000000000    7.1250000000   1,530.00        360            357      2.2500000000   5.0000000000
  1064   II      1,243,836.01    7.6250000000    7.2500000000   4,765.29        360            357      2.2500000000   5.0000000000
  1065   II        374,807.77    7.6250000000    7.2500000000   1,433.75        360            357      2.2500000000   5.0000000000
  1066   II      2,225,136.26    7.7500000000    7.3750000000   8,742.17        360            357      2.2876950488   5.0000000000
  1067   II        756,465.23    7.7500000000    7.3750000000   2,973.50        360            357      2.2500000000   5.0000000000
  1068   II      1,445,913.91    7.8750000000    7.5000000000   5,830.01        360            357      2.2500000000   5.0000000000
  1069   II        141,862.95    7.8750000000    7.5000000000     572.00        360            357      2.2500000000   5.0000000000
  1070   II      1,372,784.46    7.9900000000    7.6150000000   5,668.64        360            357      2.2500000000   5.0000000000
  1071   II        897,918.66    8.0000000000    7.6250000000   3,713.33        360            357      2.2500000000   5.0000000000
  1072   II      1,148,564.74    8.0000000000    7.6250000000   4,749.83        360            357      2.2500000000   5.0000000000
  1073   II        854,403.16    8.1250000000    7.7500000000   3,621.67        360            357      2.2500000000   5.0000000000
  1074   II        999,490.49    8.1250000000    7.7500000000   4,236.67        360            357      2.2500000000   5.0000000000
  1075   II        245,641.09    8.2500000000    7.8750000000   1,066.63        360            357      2.2500000000   5.0000000000
  1076   II        409,318.19    8.3750000000    8.0000000000   1,819.66        360            357      2.2500000000   5.0000000000
  1077   II        242,053.62    6.1250000000    5.7500000000     628.78        360            358      2.2500000000   5.0000000000
  1078   II        275,687.50    6.2500000000    5.8750000000     744.79        360            358      2.2500000000   5.0000000000
  1079   II        478,587.45    6.5000000000    6.1250000000   1,388.92        360            358      2.2500000000   5.0000000000
  1080   II        196,764.95    6.6250000000    6.2500000000     592.08        360            358      2.7500000000   5.0000000000
  1081   II        108,541.52    6.7500000000    6.3750000000     337.50        360            358      2.2500000000   5.0000000000
  1082   II        621,902.72    6.8750000000    6.5000000000   1,998.85        360            358      2.2500000000   5.0000000000
  1083   II        373,865.35    6.9000000000    6.5250000000   1,209.00        360            358      2.7500000000   5.0000000000
  1084   II        406,025.88    6.9900000000    6.6150000000   1,343.30        360            358      2.2500000000   5.0000000000
  1085   II        209,244.03    6.9900000000    6.6150000000     692.27        360            358      2.7500000000   5.0000000000
  1086   II        848,232.53    7.1250000000    6.7500000000   2,901.25        360            358      2.2500000000   5.0000000000
  1087   II        201,002.97    7.1250000000    6.7500000000     687.50        360            358      2.2500000000   5.0000000000
  1088   II      1,860,443.10    7.2500000000    6.8750000000   6,561.34        360            358      2.2500000000   5.0000000000
  1089   II        373,783.12    7.2500000000    6.8750000000   1,317.50        360            358      2.2500000000   5.0000000000
  1090   II      2,249,219.18    7.3750000000    7.0000000000   8,161.57        360            358      2.2500000000   5.0000000000
  1091   II        928,634.20    7.3750000000    7.0000000000   3,368.75        360            358      2.2500000000   5.0000000000
  1092   II      3,831,821.05    7.5000000000    7.1250000000   4,297.63        360            358      2.2500000000   5.0000000000
  1093   II        456,327.42    7.5000000000    7.1250000000   1,707.00        360            358      2.6354860727   5.0000000000
  1094   II        911,188.87    7.6250000000    7.2500000000   3,499.90        360            358      2.2500000000   5.0000000000
  1095   II        932,252.74    7.6250000000    7.2500000000   3,575.13        360            358      2.2500000000   5.0000000000
  1096   II      3,436,137.23    7.7500000000    7.3750000000   3,533.74        360            358      2.3050948397   5.0000000000
  1097   II      1,836,767.51    7.7500000000    7.3750000000   7,234.24        360            358      2.2500000000   5.0000000000
  1098   II      3,515,036.83    7.8750000000    7.5000000000   4,208.60        360            358      2.2500000000   5.0000000000
  1099   II      1,394,962.76    7.8750000000    7.5000000000   5,638.75        360            358      2.2500000000   5.0000000000
  1100   II        857,882.20    7.9900000000    7.6150000000   3,549.56        360            358      2.2500000000   5.0000000000
  1101   II        754,967.52    8.0000000000    7.6250000000   3,130.00        360            358      2.2500000000   5.0000000000
  1102   II        523,412.82    8.1250000000    7.7500000000   2,224.25        360            358      2.2500000000   5.0000000000
  1103   II        562,809.48    8.1250000000    7.7500000000   2,391.67        360            358      2.2500000000   5.0000000000
  1104   II        859,433.23    8.2500000000    7.8750000000   3,741.36        360            358      2.2500000000   5.0000000000
  1105   II        476,566.62    8.2500000000    7.8750000000   2,081.12        360            358      2.2500000000   5.0000000000
  1106   II        739,692.85    8.3750000000    8.0000000000   3,296.66        360            358      2.2500000000   5.0000000000
  1107   II        470,348.41    8.6250000000    8.2500000000   2,193.75        360            358      2.2500000000   5.0000000000
  1108   II        329,645.98    8.7500000000    8.3750000000   1,571.67        360            358      2.2500000000   5.0000000000
  1109   II        486,312.75    6.7500000000    6.3750000000   1,515.94        360            359      2.2500000000   5.0000000000
  1110   II        940,044.95    6.8750000000    6.5000000000   3,731.30        360            359      2.2500000000   5.0000000000
  1111   II        499,996.88    6.9900000000    6.6150000000   1,658.34        360            359      2.7500000000   5.0000000000
  1112   II        621,550.00    7.1250000000    6.7500000000   2,131.25        360            359      2.2500000000   5.0000000000
  1113   II        300,750.00    7.1250000000    6.7500000000   1,031.25        360            359      2.2500000000   5.0000000000
  1114   II        207,517.50    7.2000000000    6.8250000000     724.50        360            359      2.7500000000   5.0000000000
  1115   II        154,385.00    7.2500000000    6.8750000000     545.42        360            359      2.2500000000   5.0000000000
  1116   II        400,198.00    7.2500000000    6.8750000000   1,413.83        360            359      2.2500000000   5.0000000000
  1117   II        398,493.75    7.3750000000    7.0000000000   1,449.22        360            359      2.2500000000   5.0000000000
  1118   II        105,262.49    7.4500000000    7.0750000000     389.38        360            359      2.7500000000   5.0000000000
  1119   II        365,461.38    7.5000000000    7.1250000000   1,367.06        360            359      2.2500000000   5.0000000000
  1120   II        583,856.00    7.5000000000    7.1250000000   2,184.00        360            359      2.2500000000   5.0000000000
  1121   II        419,446.00    7.5000000000    7.1250000000   1,569.00        360            359      2.2500000000   5.0000000000
  1122   II        248,620.00    7.5000000000    7.1250000000     930.00        360            359      2.2500000000   5.0000000000
  1123   II        532,327.50    7.6250000000    7.2500000000   2,046.56        360            359      2.2500000000   5.0000000000
  1124   II        320,800.00    7.6250000000    7.2500000000   1,233.33        360            359      2.2500000000   5.0000000000
  1125   II        138,746.00    7.7500000000    7.3750000000     547.83        360            359      2.2500000000   5.0000000000
  1126   II        315,229.37    7.7500000000    7.3750000000   1,805.00        360            359      2.7500000000   5.0000000000
  1127   II      2,120,788.75    7.8750000000    7.5000000000   8,594.22        360            359      2.2500000000   5.0000000000
  1128   II        168,402.50    7.8750000000    7.5000000000     682.50        360            359      2.2500000000   5.0000000000
  1129   II        192,480.00    7.9900000000    7.6150000000     798.40        360            359      2.7500000000   5.0000000000
  1130   II        790,371.00    8.0000000000    7.6250000000   3,285.01        360            359      2.2500000000   5.0000000000
  1131   II        477,190.00    8.1250000000    7.7500000000   2,032.92        360            359      2.2500000000   5.0000000000

(continued)
                                                          Number       Number
                                                            of           of                                               Maximum
                                                          Months       Months       Rate        Pay                       Negativ
         Subsequent        Maximum          Minimum       Until        Until      Adjust-     Adjust-                     Amort-
          Periodic          Gross            Gross         Next         Next        ment       ment                       ization
            Rate           Mortgage         Mortgage       Rate         Pay       Frequency  Frequency                    Percen-
 Loan        Cap            Rate             Rate         Adjust-      Adjust-      (in         (in                        tage
Number       (%)             (%)              (%)          ment         ment       months)     months)   Index             (%)
---------------------------------------------------------------------------------------------------------------------------------
  1045    1.0000000000   12.7500000000   2.7500000000        56           56         6           6         6 Month LIBOR  115.00
  1046    1.0000000000   12.7500000000   2.2500000000        56           56         6           6         6 Month LIBOR  115.00
  1047    1.0000000000   12.8750000000   2.2500000000        56           56         6           6         6 Month LIBOR  115.00
  1048    1.0000000000   12.8750000000   2.2500000000        56           56         6           6         6 Month LIBOR  115.00
  1049    1.0000000000   13.0000000000   2.2500000000        56           56         6           6         6 Month LIBOR  115.00
  1050    1.0000000000   13.1250000000   2.2500000000        56           56         6           6         6 Month LIBOR  115.00
  1051    1.0000000000   13.2500000000   2.2500000000        56           56         6           6         6 Month LIBOR  115.00
  1052    1.0000000000   13.2500000000   2.2500000000        56           56         6           6         6 Month LIBOR  115.00
  1053    1.0000000000   11.3750000000   2.2500000000        57           57         6           6         6 Month LIBOR  115.00
  1054    1.0000000000   11.6250000000   2.2500000000        57           57         6           6         6 Month LIBOR  115.00
  1055    1.0000000000   11.8750000000   2.2500000000        57           57         6           6         6 Month LIBOR  115.00
  1056    1.0000000000   11.9900000000   2.2500000000        57           57         6           6         6 Month LIBOR  115.00
  1057    1.0000000000   12.1250000000   2.2500000000        57           57         6           6         6 Month LIBOR  115.00
  1058    1.0000000000   12.2500000000   2.2500000000        57           57         6           6         6 Month LIBOR  115.00
  1059    1.0000000000   12.2500000000   2.2500000000        57           57         6           6         6 Month LIBOR  115.00
  1060    1.0000000000   12.3750000000   2.4111347332        57           57         6           6         6 Month LIBOR  115.00
  1061    1.0000000000   12.3750000000   2.3687073764        57           57         6           6         6 Month LIBOR  115.00
  1062    1.0000000000   12.5000000000   2.2500000000        57           57         6           6         6 Month LIBOR  115.00
  1063    1.0000000000   12.5000000000   2.2500000000        57           57         6           6         6 Month LIBOR  115.00
  1064    1.0000000000   12.6250000000   2.2500000000        57           57         6           6         6 Month LIBOR  115.00
  1065    1.0000000000   12.6250000000   2.2500000000        57           57         6           6         6 Month LIBOR  115.00
  1066    1.0000000000   12.7500000000   2.2876950488        57           57         6           6         6 Month LIBOR  115.00
  1067    1.0000000000   12.7500000000   2.2500000000        57           57         6           6         6 Month LIBOR  115.00
  1068    1.0000000000   12.8750000000   2.2500000000        57           57         6           6         6 Month LIBOR  115.00
  1069    1.0000000000   12.8750000000   2.2500000000        57           57         6           6         6 Month LIBOR  115.00
  1070    1.0000000000   12.9900000000   2.2500000000        57           57         6           6         6 Month LIBOR  115.00
  1071    1.0000000000   13.0000000000   2.2500000000        57           57         6           6         6 Month LIBOR  115.00
  1072    1.0000000000   13.0000000000   2.2500000000        57           57         6           6         6 Month LIBOR  115.00
  1073    1.0000000000   13.1250000000   2.2500000000        57           57         6           6         6 Month LIBOR  115.00
  1074    1.0000000000   13.1250000000   2.2500000000        57           57         6           6         6 Month LIBOR  115.00
  1075    1.0000000000   13.2500000000   2.2500000000        57           57         6           6         6 Month LIBOR  115.00
  1076    1.0000000000   13.3750000000   2.2500000000        57           57         6           6         6 Month LIBOR  115.00
  1077    1.0000000000   11.1250000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  1078    1.0000000000   11.2500000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  1079    1.0000000000   11.5000000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  1080    1.0000000000   11.6250000000   2.7500000000        58           58         6           6         6 Month LIBOR  115.00
  1081    1.0000000000   11.7500000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  1082    1.0000000000   11.8750000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  1083    1.0000000000   11.9000000000   2.7500000000        58           58         6           6         6 Month LIBOR  115.00
  1084    1.0000000000   11.9900000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  1085    1.0000000000   11.9900000000   2.7500000000        58           58         6           6         6 Month LIBOR  115.00
  1086    1.0000000000   12.1250000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  1087    1.0000000000   12.1250000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  1088    1.0000000000   12.2500000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  1089    1.0000000000   12.2500000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  1090    1.0000000000   12.3750000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  1091    1.0000000000   12.3750000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  1092    1.0000000000   12.5000000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  1093    1.0000000000   12.5000000000   2.6354860727        58           58         6           6         6 Month LIBOR  115.00
  1094    1.0000000000   12.6250000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  1095    1.0000000000   12.6250000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  1096    1.0000000000   12.7500000000   2.3050948397        58           58         6           6         6 Month LIBOR  115.00
  1097    1.0000000000   12.7500000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  1098    1.0000000000   12.8750000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  1099    1.0000000000   12.8750000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  1100    1.0000000000   12.9900000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  1101    1.0000000000   13.0000000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  1102    1.0000000000   13.1250000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  1103    1.0000000000   13.1250000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  1104    1.0000000000   13.2500000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  1105    1.0000000000   13.2500000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  1106    1.0000000000   13.3750000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  1107    1.0000000000   13.6250000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  1108    1.0000000000   13.7500000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  1109    1.0000000000   11.7500000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  1110    1.0000000000   11.8750000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  1111    1.0000000000   11.9900000000   2.7500000000        59           59         6           6         6 Month LIBOR  115.00
  1112    1.0000000000   12.1250000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  1113    1.0000000000   12.1250000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  1114    1.0000000000   12.2000000000   2.7500000000        59           59         6           6         6 Month LIBOR  115.00
  1115    1.0000000000   12.2500000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  1116    1.0000000000   12.2500000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  1117    1.0000000000   12.3750000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  1118    1.0000000000   12.4500000000   2.7500000000        59           59         6           6         6 Month LIBOR  115.00
  1119    1.0000000000   12.5000000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  1120    1.0000000000   12.5000000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  1121    1.0000000000   12.5000000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  1122    1.0000000000   12.5000000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  1123    1.0000000000   12.6250000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  1124    1.0000000000   12.6250000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  1125    1.0000000000   12.7500000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  1126    1.0000000000   12.7500000000   2.7500000000        59           59         6           6         6 Month LIBOR  115.00
  1127    1.0000000000   12.8750000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  1128    1.0000000000   12.8750000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  1129    1.0000000000   12.9900000000   2.7500000000        59           59         6           6         6 Month LIBOR  115.00
  1130    1.0000000000   13.0000000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  1131    1.0000000000   13.1250000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00


                                      S-120

                                                                                                                       Initial
                                                                              Original     Remaining                   Periodic
                                 Current Gross    Current Net    Initial        Term        Term to       Gross         Rate
 Loan               Current      Mortgage Rate   Mortgage Rate   Monthly     to Maturity    Maturity      Margin        Cap
Number  Group      Balance ($)        (%)             (%)       Payment ($)  (in months)   (in months)      (%)          (%)
----------------------------------------------------------------------------------------------------------------------------------
  1132   II        354,958.00    8.1250000000    7.7500000000   1,841.58        360            359      2.2500000000   5.0000000000
  1133   II        251,923.23    8.2500000000    7.8750000000   1,099.42        360            359      2.2500000000   5.0000000000
  1134   II        437,090.00    8.2500000000    7.8750000000   1,907.50        360            359      2.2500000000   5.0000000000
  1135   II        268,670.00    8.2500000000    7.8750000000   1,172.50        360            359      2.2500000000   5.0000000000
  1136   II        274,835.38    8.3750000000    8.0000000000   1,227.96        360            359      2.2500000000   5.0000000000
  1137   II        360,098.00    8.5000000000    8.1250000000   1,646.33        360            359      2.2500000000   5.0000000000
  1138   II        450,618.34    8.5000000000    8.1250000000   4,583.33        360            359      2.7500000000   5.0000000000
  1139   II         81,804.00    8.9250000000    8.5500000000     402.90        360            359      2.7500000000   5.0000000000
  1140   II        303,738.49    7.5000000000    7.1250000000   1,125.00        360            354      2.7500000000   5.0000000000
  1141   II        244,232.71    7.2500000000    6.8750000000     858.50        360            356      2.2500000000   5.0000000000
  1142   II        474,366.27    6.3750000000    6.0000000000   1,327.50        360            358      3.0000000000   5.0000000000
  1143   II        154,772.32    7.2500000000    6.8750000000     545.42        360            358      2.7500000000   5.0000000000
  1144   II        265,317.16    7.6500000000    7.2750000000   1,023.00        360            358      2.7500000000   5.0000000000
  1145   II        228,339.73    7.8750000000    7.5000000000     923.00        360            358      2.2500000000   5.0000000000
  1146   II        281,460.97    6.3750000000    6.0000000000   1,534.50        360            359      2.7500000000   5.0000000000
  1147   II        364,580.67    6.8000000000    6.4250000000   1,482.00        360            359      2.7500000000   5.0000000000
  1148   II        240,264.17    6.8750000000    6.5000000000   1,110.83        360            359      2.7500000000   5.0000000000
  1149   II        265,662.50    7.0000000000    6.6250000000     883.33        360            359      2.7500000000   5.0000000000
  1150   II        213,579.62    7.6000000000    7.2250000000     816.68        360            359      2.7500000000   5.0000000000
  1151   II        244,610.00    7.8750000000    7.5000000000     991.25        360            359      2.7500000000   5.0000000000
  1152   II        219,607.60    8.1700000000    7.7950000000   1,688.87        360            359      2.7500000000   5.0000000000
  1153   II        340,593.33    6.8750000000    6.5000000000   1,097.92        360            357      2.2500000000   5.0000000000
  1154   II        544,000.00    7.6250000000    7.2500000000   2,096.67        360            359      2.2500000000   5.0000000000
  1155   II        187,200.00    7.2500000000    6.8750000000     663.00        360            359      2.2500000000   5.0000000000
  1156   II        648,000.00    7.0000000000    6.6250000000   2,160.00        360            360      2.2500000000   5.0000000000
  1157   II        240,000.00    7.2500000000    6.8750000000     850.00        360            360      2.2500000000   5.0000000000
  1158   II        318,400.00    7.3750000000    7.0000000000   1,160.83        360            360      2.2500000000   5.0000000000
  1159   II        228,000.00    7.5000000000    7.1250000000     855.00        360            360      2.2500000000   5.0000000000
  1160   II        476,000.00    8.0000000000    7.6250000000   1,983.33        360            360      2.2500000000   5.0000000000
  1161   II        212,000.00    8.5000000000    8.1250000000     971.67        360            360      2.2500000000   5.0000000000
  1162   II        504,000.00    7.5000000000    7.1250000000   1,890.00        360            360      2.2500000000   5.0000000000
  1163   II        372,000.00    7.6250000000    7.2500000000   1,433.75        360            360      2.2500000000   5.0000000000
  1164   II        942,000.00    8.1250000000    7.7500000000   4,023.13        360            360      2.2500000000   5.0000000000
  1165   II        532,000.00    8.2500000000    7.8750000000   2,327.50        360            360      2.2500000000   5.0000000000
  1166   II        368,000.00    8.3750000000    8.0000000000   1,648.33        360            360      2.2500000000   5.0000000000
  1167   II        157,500.00    6.2500000000    5.8750000000     426.56        360            360      2.2500000000   5.0000000000
  1168   II        401,600.00    6.8750000000    6.5000000000   1,296.83        360            360      2.2500000000   5.0000000000
  1169   II        139,750.00    7.3750000000    7.0000000000     509.51        360            360      2.2500000000   5.0000000000
  1170   II      1,123,800.00    7.6250000000    7.2500000000   4,331.31        360            360      2.2500000000   5.0000000000
  1171   II        176,000.00    7.7500000000    7.3750000000     696.67        360            360      2.2500000000   5.0000000000
  1172   II      2,144,800.00    7.8750000000    7.5000000000   8,713.25        360            360      2.2500000000   5.0000000000
  1173   II      1,267,920.00    8.0000000000    7.6250000000   5,283.00        360            360      2.2500000000   5.0000000000
  1174   II        312,000.00    8.1250000000    7.7500000000   1,332.50        360            360      2.2500000000   5.0000000000
  1175   II        208,000.00    8.2500000000    7.8750000000     910.00        360            360      2.2500000000   5.0000000000
  1176   II        650,000.00    8.3750000000    8.0000000000   2,911.46        360            360      2.2500000000   5.0000000000
  1177   II        780,000.00    8.6250000000    8.2500000000   3,656.25        360            360      2.2500000000   5.0000000000
  1178   II        613,617.57    7.0000000000    6.6250000000   2,000.00        360            351      2.2500000000   5.0000000000
  1179   II        300,204.72    7.0000000000    6.6250000000     983.33        360            353      2.2500000000   5.0000000000
  1180   II        390,016.42    8.0000000000    7.6250000000   1,596.67        360            353      2.7500000000   5.0000000000
  1181   II        246,441.10    7.0000000000    6.6250000000     810.67        360            354      2.7500000000   5.0000000000
  1182   II        286,080.11    7.6250000000    7.2500000000   1,103.83        360            354      2.7500000000   5.0000000000
  1183   II        335,024.18    7.7500000000    6.3950000000   1,306.25        360            354      3.7500000000   5.0000000000
  1184   II        251,751.96    8.1250000000    7.7500000000   1,059.17        360            354      2.7500000000   5.0000000000
  1185   II        574,532.59    7.6250000000    7.2500000000   2,186.66        360            355      2.2500000000   5.0000000000
  1186   II        526,562.30    7.0000000000    6.6250000000   1,740.00        360            355      2.2500000000   5.0000000000
  1187   II      1,576,588.25    7.5000000000    7.1250000000   5,841.94        360            355      2.4269248915   5.0000000000
  1188   II        222,699.82    7.6250000000    7.2500000000     847.92        360            355      2.2500000000   5.0000000000
  1189   II        306,131.27    7.7500000000    7.3750000000   1,203.33        360            355      2.2500000000   5.0000000000
  1190   II        366,989.85    7.8750000000    7.5000000000   1,472.25        360            355      2.2500000000   5.0000000000
  1191   II        477,977.94    7.8750000000    7.5000000000   1,917.50        360            355      2.2500000000   5.0000000000
  1192   II        666,335.27    7.9900000000    7.6150000000   2,736.18        360            355      2.2500000000   5.0000000000
  1193   II        275,242.98    8.0000000000    7.6250000000   1,133.33        360            355      2.2500000000   5.0000000000
  1194   II        507,956.80    8.2500000000    7.8750000000   2,194.50        360            355      2.2500000000   5.0000000000
  1195   II        286,048.93    8.3750000000    8.0000000000   1,268.50        360            355      2.7500000000   5.0000000000
  1196   II        207,005.04    6.7500000000    6.3750000000     640.63        360            356      2.2500000000   5.0000000000
  1197   II        564,841.12    7.0000000000    6.6250000000   1,864.00        360            356      2.2500000000   5.0000000000
  1198   II        270,700.17    7.1250000000    6.7500000000     921.25        360            356      2.2500000000   5.0000000000
  1199   II        343,433.09    7.7500000000    7.3750000000   1,345.83        360            356      2.2500000000   5.0000000000
  1200   II        270,309.07    7.7500000000    7.3750000000   1,060.83        360            356      2.2500000000   5.0000000000
  1201   II        424,243.52    8.2500000000    7.8750000000   1,837.50        360            356      2.2500000000   5.0000000000
  1202   II        597,981.34    8.2500000000    7.8750000000   2,590.00        360            356      2.2500000000   5.0000000000
  1203   II        249,489.75    6.3750000000    6.0000000000     694.69        360            356      2.2500000000   5.0000000000
  1204   II        397,250.91    6.5000000000    6.1250000000   1,147.08        360            356      2.2500000000   5.0000000000
  1205   II        340,197.07    6.8750000000    6.5000000000   1,087.58        360            356      2.2500000000   5.0000000000
  1206   II        732,313.69    7.0000000000    6.6250000000   2,416.67        360            356      2.2500000000   5.0000000000
  1207   II        311,107.05    7.0000000000    6.6250000000   1,026.67        360            356      2.2500000000   5.0000000000
  1208   II        397,975.21    7.1250000000    6.7500000000   1,354.38        360            356      2.2500000000   5.0000000000
  1209   II      1,630,688.35    7.1250000000    6.7500000000   5,549.50        360            356      2.2500000000   5.0000000000
  1210   II        508,277.78    7.2500000000    6.8750000000   1,782.17        360            356      2.2500000000   5.0000000000
  1211   II      1,326,130.41    7.3750000000    7.0000000000   4,816.98        360            356      2.2500000000   5.0000000000
  1212   II        455,175.98    7.3750000000    7.0000000000   1,642.92        360            356      2.2500000000   5.0000000000
  1213   II        733,321.04    7.5000000000    7.1250000000   2,737.50        360            356      2.2500000000   5.0000000000
  1214   II        841,122.58    7.5000000000    7.1250000000   3,122.70        360            356      2.2500000000   5.0000000000
  1215   II       1,182,714.93   7.6250000000    7.2500000000   4,514.00        360            356      2.2500000000   5.0000000000
  1216   II       1,392,651.31   7.6250000000    7.2500000000   5,319.68        360            356      2.2500000000   5.0000000000
  1217   II         428,728.52   7.7500000000    7.3750000000   1,682.06        360            356      2.2500000000   5.0000000000
  1218   II         739,714.44   7.7500000000    7.3750000000   2,898.77        360            356      2.2500000000   5.0000000000


(continued)

                                                         Number       Number
                                                           of           of                                               Maximum
                                                         Months       Months       Rate        Pay                       Negativ
        Subsequent        Maximum          Minimum       Until        Until      Adjust-     Adjust-                     Amort-
         Periodic          Gross            Gross         Next         Next        ment       ment                       ization
           Rate           Mortgage         Mortgage       Rate         Pay       Frequency  Frequency                    Percen-
 Loan       Cap            Rate             Rate         Adjust-      Adjust-      (in         (in                        tage
Number      (%)             (%)              (%)          ment         ment       months)     months)   Index             (%)
--------------------------------------------------------------------------------------------------------------------------------
  1132   1.0000000000   13.1250000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  1133   1.0000000000   13.2500000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  1134   1.0000000000   13.2500000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  1135   1.0000000000   13.2500000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  1136   1.0000000000   13.3750000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  1137   1.0000000000   13.5000000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  1138   1.0000000000   13.5000000000   2.7500000000        59           59         6           6         6 Month LIBOR  115.00
  1139   1.0000000000   13.9250000000   2.7500000000        59           59         6           6         6 Month LIBOR  115.00
  1140   1.0000000000   12.5000000000   2.7500000000        54           54         6           6         6 Month LIBOR  115.00
  1141   1.0000000000   12.2500000000   2.2500000000        56           56         6           6         6 Month LIBOR  115.00
  1142   1.0000000000   11.3750000000   3.0000000000        58           58         6           6         6 Month LIBOR  115.00
  1143   1.0000000000   12.2500000000   2.7500000000        58           58         6           6         6 Month LIBOR  115.00
  1144   1.0000000000   12.6500000000   2.7500000000        58           58         6           6         6 Month LIBOR  115.00
  1145   1.0000000000   12.8750000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  1146   1.0000000000   11.3750000000   2.7500000000        59           59         6           6         6 Month LIBOR  115.00
  1147   1.0000000000   11.8000000000   2.7500000000        59           59         6           6         6 Month LIBOR  115.00
  1148   1.0000000000   11.8750000000   2.7500000000        59           59         6           6         6 Month LIBOR  115.00
  1149   1.0000000000   12.0000000000   2.7500000000        59           59         6           6         6 Month LIBOR  115.00
  1150   1.0000000000   12.6000000000   2.7500000000        59           59         6           6         6 Month LIBOR  115.00
  1151   1.0000000000   12.8750000000   2.7500000000        59           59         6           6         6 Month LIBOR  115.00
  1152   1.0000000000   13.1700000000   2.7500000000        59           59         6           6         6 Month LIBOR  115.00
  1153   1.0000000000   11.8750000000   2.2500000000        57           57         6           6         6 Month LIBOR  110.00
  1154   1.0000000000   12.6250000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  1155   1.0000000000   12.2500000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  1156   1.0000000000   12.0000000000   2.2500000000        60           60         6           6         6 Month LIBOR  115.00
  1157   1.0000000000   12.2500000000   2.2500000000        60           60         6           6         6 Month LIBOR  115.00
  1158   1.0000000000   12.3750000000   2.2500000000        60           60         6           6         6 Month LIBOR  115.00
  1159   1.0000000000   12.5000000000   2.2500000000        60           60         6           6         6 Month LIBOR  115.00
  1160   1.0000000000   13.0000000000   2.2500000000        60           60         6           6         6 Month LIBOR  115.00
  1161   1.0000000000   13.5000000000   2.2500000000        60           60         6           6         6 Month LIBOR  115.00
  1162   1.0000000000   12.5000000000   2.2500000000        60           60         6           6         6 Month LIBOR  115.00
  1163   1.0000000000   12.6250000000   2.2500000000        60           60         6           6         6 Month LIBOR  115.00
  1164   1.0000000000   13.1250000000   2.2500000000        60           60         6           6         6 Month LIBOR  115.00
  1165   1.0000000000   13.2500000000   2.2500000000        60           60         6           6         6 Month LIBOR  115.00
  1166   1.0000000000   13.3750000000   2.2500000000        60           60         6           6         6 Month LIBOR  115.00
  1167   1.0000000000   11.2500000000   2.2500000000        60           60         6           6         6 Month LIBOR  115.00
  1168   1.0000000000   11.8750000000   2.2500000000        60           60         6           6         6 Month LIBOR  115.00
  1169   1.0000000000   12.3750000000   2.2500000000        60           60         6           6         6 Month LIBOR  115.00
  1170   1.0000000000   12.6250000000   2.2500000000        60           60         6           6         6 Month LIBOR  115.00
  1171   1.0000000000   12.7500000000   2.2500000000        60           60         6           6         6 Month LIBOR  115.00
  1172   1.0000000000   12.8750000000   2.2500000000        60           60         6           6         6 Month LIBOR  115.00
  1173   1.0000000000   13.0000000000   2.2500000000        60           60         6           6         6 Month LIBOR  115.00
  1174   1.0000000000   13.1250000000   2.2500000000        60           60         6           6         6 Month LIBOR  115.00
  1175   1.0000000000   13.2500000000   2.2500000000        60           60         6           6         6 Month LIBOR  115.00
  1176   1.0000000000   13.3750000000   2.2500000000        60           60         6           6         6 Month LIBOR  115.00
  1177   1.0000000000   13.6250000000   2.2500000000        60           60         6           6         6 Month LIBOR  115.00
  1178   1.0000000000   12.0000000000   2.2500000000        51           51         6           6         6 Month LIBOR  115.00
  1179   1.0000000000   12.0000000000   2.2500000000        53           53         6           6         6 Month LIBOR  115.00
  1180   1.0000000000   13.0000000000   2.7500000000        53           53         6           6         6 Month LIBOR  115.00
  1181   1.0000000000   12.0000000000   2.7500000000        54           54         6           6         6 Month LIBOR  115.00
  1182   1.0000000000   12.6250000000   2.7500000000        54           54         6           6         6 Month LIBOR  115.00
  1183   1.0000000000   12.7500000000   3.7500000000        54           54         6           6         6 Month LIBOR  115.00
  1184   1.0000000000   13.1250000000   2.7500000000        54           54         6           6         6 Month LIBOR  115.00
  1185   1.0000000000   12.6250000000   2.2500000000        55           55         6           6         6 Month LIBOR  115.00
  1186   1.0000000000   12.0000000000   2.2500000000        55           55         6           6         6 Month LIBOR  115.00
  1187   1.0000000000   12.5000000000   2.4269248915        55           55         6           6         6 Month LIBOR  115.00
  1188   1.0000000000   12.6250000000   2.2500000000        55           55         6           6         6 Month LIBOR  115.00
  1189   1.0000000000   12.7500000000   2.2500000000        55           55         6           6         6 Month LIBOR  115.00
  1190   1.0000000000   12.8750000000   2.2500000000        55           55         6           6         6 Month LIBOR  115.00
  1191   1.0000000000   12.8750000000   2.2500000000        55           55         6           6         6 Month LIBOR  115.00
  1192   1.0000000000   12.9900000000   2.2500000000        55           55         6           6         6 Month LIBOR  115.00
  1193   1.0000000000   13.0000000000   2.2500000000        55           55         6           6         6 Month LIBOR  115.00
  1194   1.0000000000   13.2500000000   2.2500000000        55           55         6           6         6 Month LIBOR  115.00
  1195   1.0000000000   13.3750000000   2.7500000000        55           55         6           6         6 Month LIBOR  115.00
  1196   1.0000000000   11.7500000000   2.2500000000        56           56         6           6         6 Month LIBOR  115.00
  1197   1.0000000000   12.0000000000   2.2500000000        56           56         6           6         6 Month LIBOR  115.00
  1198   1.0000000000   12.1250000000   2.2500000000        56           56         6           6         6 Month LIBOR  115.00
  1199   1.0000000000   12.7500000000   2.2500000000        56           56         6           6         6 Month LIBOR  115.00
  1200   1.0000000000   12.7500000000   2.2500000000        56           56         6           6         6 Month LIBOR  115.00
  1201   1.0000000000   13.2500000000   2.2500000000        56           56         6           6         6 Month LIBOR  115.00
  1202   1.0000000000   13.2500000000   2.2500000000        56           56         6           6         6 Month LIBOR  115.00
  1203   1.0000000000   11.3750000000   2.2500000000        56           56         6           6         6 Month LIBOR  115.00
  1204   1.0000000000   11.5000000000   2.2500000000        56           56         6           6         6 Month LIBOR  115.00
  1205   1.0000000000   11.8750000000   2.2500000000        56           56         6           6         6 Month LIBOR  115.00
  1206   1.0000000000   12.0000000000   2.2500000000        56           56         6           6         6 Month LIBOR  115.00
  1207   1.0000000000   12.0000000000   2.2500000000        56           56         6           6         6 Month LIBOR  115.00
  1208   1.0000000000   12.1250000000   2.2500000000        56           56         6           6         6 Month LIBOR  115.00
  1209   1.0000000000   12.1250000000   2.2500000000        56           56         6           6         6 Month LIBOR  115.00
  1210   1.0000000000   12.2500000000   2.2500000000        56           56         6           6         6 Month LIBOR  115.00
  1211   1.0000000000   12.3750000000   2.2500000000        56           56         6           6         6 Month LIBOR  115.00
  1212   1.0000000000   12.3750000000   2.2500000000        56           56         6           6         6 Month LIBOR  115.00
  1213   1.0000000000   12.5000000000   2.2500000000        56           56         6           6         6 Month LIBOR  115.00
  1214   1.0000000000   12.5000000000   2.2500000000        56           56         6           6         6 Month LIBOR  115.00
  1215   1.0000000000   12.6250000000   2.2500000000        56           56         6           6         6 Month LIBOR  115.00
  1216   1.0000000000   12.6250000000   2.2500000000        56           56         6           6         6 Month LIBOR  115.00
  1217   1.0000000000   12.7500000000   2.2500000000        56           56         6           6         6 Month LIBOR  115.00
  1218   1.0000000000   12.7500000000   2.2500000000        56           56         6           6         6 Month LIBOR  115.00




                                      S-121

                                                                                                                       Initial
                                                                              Original     Remaining                   Periodic
                                 Current Gross    Current Net    Initial        Term        Term to       Gross         Rate
 Loan               Current      Mortgage Rate   Mortgage Rate   Monthly     to Maturity    Maturity      Margin        Cap
Number  Group      Balance ($)        (%)             (%)       Payment ($)  (in months)   (in months)      (%)          (%)
----------------------------------------------------------------------------------------------------------------------------------
  1219   II       1,181,020.34   7.8750000000    7.5000000000    4,758.00       360            356      2.2500000000   5.0000000000
  1220   II         242,424.07   7.9900000000    7.6150000000      998.00       360            356      2.7500000000   5.0000000000
  1221   II         467,088.74   8.0000000000    7.6250000000    1,929.17       360            356      2.7455515398   5.0000000000
  1222   II         858,081.67   8.1250000000    7.7500000000    3,628.07       360            356      2.2500000000   5.0000000000
  1223   II       1,089,056.05   8.1250000000    7.7500000000    4,626.17       360            356      2.2500000000   5.0000000000
  1224   II       1,565,660.46   8.2500000000    7.8750000000    6,781.25       360            356      2.2500000000   5.0000000000
  1225   II       2,003,124.37   8.2500000000    7.8750000000    8,676.06       360            356      2.3405658219   5.0000000000
  1226   II       1,827,886.34   8.3750000000    8.0000000000    8,105.50       360            356      2.2500000000   5.0000000000
  1227   II         149,459.33   8.3750000000    8.0000000000      662.92       360            356      2.2500000000   5.0000000000
  1228   II         488,891.68   8.5000000000    8.1250000000    2,218.33       360            356      2.7500000000   5.0000000000
  1229   II         215,210.86   6.6250000000    6.2500000000      645.25       360            357      2.2500000000   5.0000000000
  1230   II         274,051.50   6.7500000000    6.3750000000      850.00       360            357      2.2500000000   5.0000000000
  1231   II         475,560.70   7.0000000000    6.6250000000    1,573.33       360            357      2.2500000000   5.0000000000
  1232   II         372,087.73   7.1250000000    6.7500000000    1,270.16       360            357      2.2500000000   5.0000000000
  1233   II         673,040.33   7.2500000000    6.8750000000    2,365.83       360            357      2.2500000000   5.0000000000
  1234   II         784,071.80   7.5000000000    7.1250000000    2,918.63       360            357      2.2500000000   5.0000000000
  1235   II         310,324.47   7.5000000000    7.1250000000    1,155.00       360            357      2.2500000000   5.0000000000
  1236   II         658,532.44   7.6250000000    7.2500000000    2,519.09       360            357      2.2500000000   5.0000000000
  1237   II         212,794.24   7.7500000000    7.3750000000      836.00       360            357      2.2500000000   5.0000000000
  1238   II         161,127.16   7.7500000000    7.3750000000      633.02       360            357      2.2500000000   5.0000000000
  1239   II         190,225.32   7.8750000000    7.5000000000      767.00       360            357      2.2500000000   5.0000000000
  1240   II         524,732.09   8.0000000000    7.6250000000    2,170.00       360            357      2.2500000000   5.0000000000
  1241   II         826,191.71   8.1250000000    7.7500000000    3,502.09       360            357      2.2500000000   5.0000000000
  1242   II         257,933.04   8.1250000000    7.7500000000    1,093.33       360            357      2.2500000000   5.0000000000
  1243   II         435,255.89   5.8750000000    5.5000000000    1,035.00       360            357      2.2500000000   5.0000000000
  1244   II         393,629.76   6.0000000000    5.6250000000      980.00       360            357      2.2500000000   5.0000000000
  1245   II         972,572.12   6.1250000000    5.7500000000    2,515.63       360            357      2.2500000000   5.0000000000
  1246   II         461,368.72   6.2500000000    5.8750000000    1,240.42       360            357      2.2500000000   5.0000000000
  1247   II         257,930.03   6.2500000000    5.8750000000      693.33       360            357      2.2500000000   5.0000000000
  1248   II         504,075.36   6.3750000000    6.0000000000    1,409.07       360            357      2.2500000000   5.0000000000
  1249   II         502,157.90   6.3750000000    6.0000000000    1,401.75       360            357      2.2500000000   5.0000000000
  1250   II         193,447.81   6.5000000000    6.1250000000      560.00       360            357      2.2500000000   5.0000000000
  1251   II         290,977.76   6.5000000000    6.1250000000      842.33       360            357      2.2500000000   5.0000000000
  1252   II         896,329.60   6.6250000000    6.2500000000    2,687.94       360            357      2.2500000000   5.0000000000
  1253   II       1,074,508.71   6.6250000000    6.2500000000    3,221.62       360            357      2.2500000000   5.0000000000
  1254   II         728,190.46   6.7500000000    6.3750000000    2,260.00       360            357      2.2500000000   5.0000000000
  1255   II         472,295.49   6.7500000000    6.3750000000    1,464.88       360            357      2.2500000000   5.0000000000
  1256   II       3,327,294.94   6.8750000000    6.5000000000   10,672.71       360            357      2.2500000000   5.0000000000
  1257   II       1,642,295.16   6.8750000000    6.5000000000    5,263.55       360            357      2.2500000000   5.0000000000
  1258   II         411,077.86   6.9900000000    6.6150000000    1,356.60       360            357      2.2500000000   5.0000000000
  1259   II       1,545,093.68   7.0000000000    6.6250000000    5,111.75       360            357      2.2500000000   5.0000000000
  1260   II       1,587,069.60   7.0000000000    6.6250000000    5,250.66       360            357      2.2500000000   5.0000000000
  1261   II       1,972,088.30   7.1250000000    6.7500000000    6,728.42       360            357      2.2500000000   5.0000000000
  1262   II         767,306.95   7.1250000000    6.7500000000    2,617.97       360            357      2.2500000000   5.0000000000
  1263   II       3,994,430.44   7.2500000000    6.8750000000   14,046.93       360            357      2.2500000000   5.0000000000
  1264   II         548,089.58   7.2500000000    6.8750000000    1,926.67       360            357      2.2500000000   5.0000000000
  1265   II       5,265,752.55   7.3750000000    7.0000000000   19,067.39       360            357      2.2500000000   5.0000000000
  1266   II       1,521,840.46   7.3750000000    7.0000000000    5,508.13       360            357      2.2500000000   5.0000000000
  1267   II         343,143.90   7.3750000000    7.0000000000    1,244.14       360            357      2.2500000000   5.0000000000
  1268   II       6,905,910.68   7.5000000000    7.1250000000   25,748.82       360            357      2.2691853662   5.0000000000
  1269   II       3,418,272.06   7.5000000000    7.1250000000   12,722.87       360            357      2.2500000000   5.0000000000
  1270   II       6,214,698.91   7.6250000000    7.2500000000   23,773.14       360            357      2.2621268264   5.0000000000
  1271   II       3,138,666.03   7.6250000000    7.2500000000   12,014.22       360            357      2.2500000000   5.0000000000
  1272   II         136,018.96   7.6250000000    7.2500000000      520.31       360            357      2.2500000000   5.0000000000
  1273   II      10,334,716.78   7.7500000000    7.3750000000   40,606.30       360            357      2.2500000000   5.0000000000
  1274   II       4,150,985.51   7.7500000000    7.3750000000   16,310.72       360            357      2.2500000000   5.0000000000
  1275   II       4,885,458.19   7.8750000000    7.5000000000   19,738.26       360            357      2.2500000000   5.0000000000
  1276   II       5,995,755.84   7.8750000000    7.5000000000   24,181.63       360            357      2.2839112291   5.0000000000
  1277   II         377,226.74   7.9900000000    7.6150000000    1,556.88       360            357      2.2500000000   5.0000000000
  1278   II       3,217,157.19   8.0000000000    7.6250000000   13,304.38       360            357      2.2500000000   5.0000000000
  1279   II       4,234,454.38   8.0000000000    7.6250000000   17,516.16       360            357      2.2500000000   5.0000000000
  1280   II       2,819,928.83   8.1250000000    7.7500000000   11,949.79       360            357      2.2500000000   5.0000000000
  1281   II       1,930,467.55   8.1250000000    7.7500000000    8,182.91       360            357      2.2500000000   5.0000000000
  1282   II       1,250,170.13   8.2500000000    7.8750000000    5,428.50       360            357      2.2500000000   5.0000000000
  1283   II       2,734,092.25   8.2500000000    7.8750000000   11,872.00       360            357      2.2500000000   5.0000000000
  1284   II         217,542.50   6.1250000000    5.7500000000      565.10       360            358      2.2500000000   5.0000000000
  1285   II         145,726.93   6.3750000000    6.0000000000      407.81       360            358      2.2500000000   5.0000000000
  1286   II         283,916.39   6.6250000000    6.2500000000      853.39       360            358      2.2500000000   5.0000000000
  1287   II         225,123.15   6.7500000000    6.3750000000      700.00       360            358      2.2500000000   5.0000000000
  1288   II         199,394.79   6.7500000000    6.3750000000      620.00       360            358      2.2500000000   5.0000000000
  1289   II       2,103,942.42   6.8750000000    6.5000000000    6,760.10       360            358      2.2500000000   5.0000000000
  1290   II         187,254.27   6.8750000000    6.5000000000      601.66       360            358      2.2500000000   5.0000000000
  1291   II         299,896.35   7.0000000000    6.6250000000      994.67       360            358      2.2500000000   5.0000000000
  1292   II       1,314,575.01   7.1250000000    6.7500000000    4,498.31       360            358      2.2500000000   5.0000000000
  1293   II         526,627.92   7.2500000000    6.8750000000    1,855.83       360            358      2.2500000000   5.0000000000
  1294   II       1,449,231.78   7.2500000000    6.8750000000    5,107.08       360            358      2.2500000000   5.0000000000
  1295   II       2,209,453.11   7.3750000000    7.0000000000    8,019.01       360            358      2.2500000000   5.0000000000
  1296   II         378,584.34   7.3750000000    7.0000000000    1,376.67       360            358      2.2500000000   5.0000000000
  1297   II       2,026,312.52   7.5000000000    7.1250000000    7,560.75       360            358      2.2500000000   5.0000000000
  1298   II         527,972.58   7.5000000000    7.1250000000    1,970.97       360            358      2.2500000000   5.0000000000
  1299   II        2,527,259.91  7.6250000000    7.2500000000    9,699.59       360            358      2.2500000000   5.0000000000
  1300   II        359,393.68    7.6250000000    7.2500000000    1,378.25       360            358      2.2500000000   5.0000000000
  1301   II      2,778,788.76    7.7500000000    7.3750000000   10,946.56       360            358      2.2500000000   5.0000000000
  1302   II        217,083.49    7.7500000000    7.3750000000      855.00       360            358      2.2500000000   5.0000000000
  1303   II      1,852,272.98    7.8750000000    7.5000000000    7,489.62       360            358      2.2500000000   5.0000000000
  1304   II        289,942.18    7.8750000000    7.5000000000    1,176.50       360            358      2.2500000000   5.0000000000
  1305   II        309,545.12    7.9900000000    7.6150000000    1,280.77       360            358      2.2500000000   5.0000000000


(continued)


                                                         Number       Number
                                                           of           of                                               Maximum
                                                         Months       Months       Rate        Pay                       Negativ
        Subsequent        Maximum          Minimum       Until        Until      Adjust-     Adjust-                     Amort-
         Periodic          Gross            Gross         Next         Next        ment       ment                       ization
           Rate           Mortgage         Mortgage       Rate         Pay       Frequency  Frequency                    Percen-
 Loan       Cap            Rate             Rate         Adjust-      Adjust-      (in         (in                        tage
Number      (%)             (%)              (%)          ment         ment       months)     months)   Index             (%)
--------------------------------------------------------------------------------------------------------------------------------
  1219   1.0000000000   12.8750000000   2.2500000000        56           56         6           6         6 Month LIBOR  115.00
  1220   1.0000000000   12.9900000000   2.7500000000        56           56         6           6         6 Month LIBOR  115.00
  1221   1.0000000000   13.0000000000   2.7455515398        56           56         6           6         6 Month LIBOR  115.00
  1222   1.0000000000   13.1250000000   2.2500000000        56           56         6           6         6 Month LIBOR  115.00
  1223   1.0000000000   13.1250000000   2.2500000000        56           56         6           6         6 Month LIBOR  115.00
  1224   1.0000000000   13.2500000000   2.2500000000        56           56         6           6         6 Month LIBOR  115.00
  1225   1.0000000000   13.2500000000   2.3405658219        56           56         6           6         6 Month LIBOR  115.00
  1226   1.0000000000   13.3750000000   2.2500000000        56           56         6           6         6 Month LIBOR  115.00
  1227   1.0000000000   13.3750000000   2.2500000000        56           56         6           6         6 Month LIBOR  115.00
  1228   1.0000000000   13.5000000000   2.7500000000        56           56         6           6         6 Month LIBOR  115.00
  1229   1.0000000000   11.6250000000   2.2500000000        57           57         6           6         6 Month LIBOR  115.00
  1230   1.0000000000   11.7500000000   2.2500000000        57           57         6           6         6 Month LIBOR  115.00
  1231   1.0000000000   12.0000000000   2.2500000000        57           57         6           6         6 Month LIBOR  115.00
  1232   1.0000000000   12.1250000000   2.2500000000        57           57         6           6         6 Month LIBOR  115.00
  1233   1.0000000000   12.2500000000   2.2500000000        57           57         6           6         6 Month LIBOR  115.00
  1234   1.0000000000   12.5000000000   2.2500000000        57           57         6           6         6 Month LIBOR  115.00
  1235   1.0000000000   12.5000000000   2.2500000000        57           57         6           6         6 Month LIBOR  115.00
  1236   1.0000000000   12.6250000000   2.2500000000        57           57         6           6         6 Month LIBOR  115.00
  1237   1.0000000000   12.7500000000   2.2500000000        57           57         6           6         6 Month LIBOR  115.00
  1238   1.0000000000   12.7500000000   2.2500000000        57           57         6           6         6 Month LIBOR  115.00
  1239   1.0000000000   12.8750000000   2.2500000000        57           57         6           6         6 Month LIBOR  115.00
  1240   1.0000000000   13.0000000000   2.2500000000        57           57         6           6         6 Month LIBOR  115.00
  1241   1.0000000000   13.1250000000   2.2500000000        57           57         6           6         6 Month LIBOR  115.00
  1242   1.0000000000   13.1250000000   2.2500000000        57           57         6           6         6 Month LIBOR  115.00
  1243   1.0000000000   10.8750000000   2.2500000000        57           57         6           6         6 Month LIBOR  115.00
  1244   1.0000000000   11.0000000000   2.2500000000        57           57         6           6         6 Month LIBOR  115.00
  1245   1.0000000000   11.1250000000   2.2500000000        57           57         6           6         6 Month LIBOR  115.00
  1246   1.0000000000   11.2500000000   2.2500000000        57           57         6           6         6 Month LIBOR  115.00
  1247   1.0000000000   11.2500000000   2.2500000000        57           57         6           6         6 Month LIBOR  115.00
  1248   1.0000000000   11.3750000000   2.2500000000        57           57         6           6         6 Month LIBOR  115.00
  1249   1.0000000000   11.3750000000   2.2500000000        57           57         6           6         6 Month LIBOR  115.00
  1250   1.0000000000   11.5000000000   2.2500000000        57           57         6           6         6 Month LIBOR  115.00
  1251   1.0000000000   11.5000000000   2.2500000000        57           57         6           6         6 Month LIBOR  115.00
  1252   1.0000000000   11.6250000000   2.2500000000        57           57         6           6         6 Month LIBOR  115.00
  1253   1.0000000000   11.6250000000   2.2500000000        57           57         6           6         6 Month LIBOR  115.00
  1254   1.0000000000   11.7500000000   2.2500000000        57           57         6           6         6 Month LIBOR  115.00
  1255   1.0000000000   11.7500000000   2.2500000000        57           57         6           6         6 Month LIBOR  115.00
  1256   1.0000000000   11.8750000000   2.2500000000        57           57         6           6         6 Month LIBOR  115.00
  1257   1.0000000000   11.8750000000   2.2500000000        57           57         6           6         6 Month LIBOR  115.00
  1258   1.0000000000   11.9900000000   2.2500000000        57           57         6           6         6 Month LIBOR  115.00
  1259   1.0000000000   12.0000000000   2.2500000000        57           57         6           6         6 Month LIBOR  115.00
  1260   1.0000000000   12.0000000000   2.2500000000        57           57         6           6         6 Month LIBOR  115.00
  1261   1.0000000000   12.1250000000   2.2500000000        57           57         6           6         6 Month LIBOR  115.00
  1262   1.0000000000   12.1250000000   2.2500000000        57           57         6           6         6 Month LIBOR  115.00
  1263   1.0000000000   12.2500000000   2.2500000000        57           57         6           6         6 Month LIBOR  115.00
  1264   1.0000000000   12.2500000000   2.2500000000        57           57         6           6         6 Month LIBOR  115.00
  1265   1.0000000000   12.3750000000   2.2500000000        57           57         6           6         6 Month LIBOR  115.00
  1266   1.0000000000   12.3750000000   2.2500000000        57           57         6           6         6 Month LIBOR  115.00
  1267   1.0000000000   12.3750000000   2.2500000000        57           57         6           6         6 Month LIBOR  115.00
  1268   1.0000000000   12.5000000000   2.2691853662        57           57         6           6         6 Month LIBOR  115.00
  1269   1.0000000000   12.5000000000   2.2500000000        57           57         6           6         6 Month LIBOR  115.00
  1270   1.0000000000   12.6250000000   2.2621268264        57           57         6           6         6 Month LIBOR  115.00
  1271   1.0000000000   12.6250000000   2.2500000000        57           57         6           6         6 Month LIBOR  115.00
  1272   1.0000000000   12.6250000000   2.2500000000        57           57         6           6         6 Month LIBOR  115.00
  1273   1.0000000000   12.7500000000   2.2500000000        57           57         6           6         6 Month LIBOR  115.00
  1274   1.0000000000   12.7500000000   2.2500000000        57           57         6           6         6 Month LIBOR  115.00
  1275   1.0000000000   12.8750000000   2.2500000000        57           57         6           6         6 Month LIBOR  115.00
  1276   1.0000000000   12.8750000000   2.2839112291        57           57         6           6         6 Month LIBOR  115.00
  1277   1.0000000000   12.9900000000   2.2500000000        57           57         6           6         6 Month LIBOR  115.00
  1278   1.0000000000   13.0000000000   2.2500000000        57           57         6           6         6 Month LIBOR  115.00
  1279   1.0000000000   13.0000000000   2.2500000000        57           57         6           6         6 Month LIBOR  115.00
  1280   1.0000000000   13.1250000000   2.2500000000        57           57         6           6         6 Month LIBOR  115.00
  1281   1.0000000000   13.1250000000   2.2500000000        57           57         6           6         6 Month LIBOR  115.00
  1282   1.0000000000   13.2500000000   2.2500000000        57           57         6           6         6 Month LIBOR  115.00
  1283   1.0000000000   13.2500000000   2.2500000000        57           57         6           6         6 Month LIBOR  115.00
  1284   1.0000000000   11.1250000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  1285   1.0000000000   11.3750000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  1286   1.0000000000   11.6250000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  1287   1.0000000000   11.7500000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  1288   1.0000000000   11.7500000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  1289   1.0000000000   11.8750000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  1290   1.0000000000   11.8750000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  1291   1.0000000000   12.0000000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  1292   1.0000000000   12.1250000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  1293   1.0000000000   12.2500000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  1294   1.0000000000   12.2500000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  1295   1.0000000000   12.3750000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  1296   1.0000000000   12.3750000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  1297   1.0000000000   12.5000000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  1298   1.0000000000   12.5000000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  1299   1.0000000000   12.6250000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  1300   1.0000000000   12.6250000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  1301   1.0000000000   12.7500000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  1302   1.0000000000   12.7500000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  1303   1.0000000000   12.8750000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  1304   1.0000000000   12.8750000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  1305   1.0000000000   12.9900000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00



                                      S-122

                                                                                                                      Initial
                                                                              Original     Remaining                   Periodic
                                 Current Gross    Current Net    Initial        Term        Term to       Gross         Rate
 Loan               Current      Mortgage Rate   Mortgage Rate   Monthly     to Maturity    Maturity      Margin        Cap
Number  Group      Balance ($)        (%)             (%)       Payment ($)  (in months)   (in months)      (%)          (%)
----------------------------------------------------------------------------------------------------------------------------------
  1306   II        205,023.39    8.0000000000    7.6250000000      850.00       360            358      2.2500000000   5.0000000000
  1307   II      1,077,377.86    8.0000000000    7.6250000000    4,466.67       360            358      2.2500000000   5.0000000000
  1308   II        687,431.58    8.1250000000    7.7500000000    2,921.25       360            358      2.2500000000   5.0000000000
  1309   II        542,709.14    8.1250000000    7.7500000000    2,306.25       360            358      2.2500000000   5.0000000000
  1310   II      1,062,905.18    8.2500000000    7.8750000000    4,627.00       360            358      2.2500000000   5.0000000000
  1311   II        820,622.67    8.2500000000    7.8750000000    3,572.30       360            358      2.2500000000   5.0000000000
  1312   II      1,367,627.43    8.3750000000    8.0000000000    6,095.25       360            358      2.2500000000   5.0000000000
  1313   II        946,244.02    8.3750000000    8.0000000000    4,217.23       360            358      2.2500000000   5.0000000000
  1314   II        402,005.10    6.1250000000    5.7500000000    1,041.67       360            358      2.2500000000   5.0000000000
  1315   II        619,913.87    6.2500000000    5.8750000000    1,671.04       360            358      2.2500000000   5.0000000000
  1316   II        302,261.97    6.3750000000    6.0000000000      843.75       360            358      2.2500000000   5.0000000000
  1317   II       1,410,966.65   6.5000000000    6.1250000000    4,121.25       360            358      2.2500000000   5.0000000000
  1318   II         285,423.85   6.5000000000    6.1250000000      828.33       360            358      2.2500000000   5.0000000000
  1319   II         902,986.38   6.6250000000    6.2500000000    2,714.21       360            358      2.2500000000   5.0000000000
  1320   II         176,882.43   6.6250000000    6.2500000000      531.67       360            358      2.2500000000   5.0000000000
  1321   II         599,490.74   6.6250000000    6.2500000000    1,801.92       360            358      2.7500000000   5.0000000000
  1322   II      1,241,028.28    6.7500000000    6.3750000000    3,861.57       360            358      2.2500000000   5.0000000000
  1323   II        155,174.17    6.7500000000    6.3750000000      482.50       360            358      2.2500000000   5.0000000000
  1324   II      2,086,081.99    6.8750000000    6.5000000000    6,702.78       360            358      2.2500000000   5.0000000000
  1325   II        618,739.29    6.8750000000    6.5000000000    1,989.17       360            358      2.2500000000   5.0000000000
  1326   II        528,637.53    6.8750000000    6.5000000000    1,698.54       360            358      2.7500000000   5.0000000000
  1327   II        169,644.00    6.9900000000    6.6150000000      561.26       360            358      2.2500000000   5.0000000000
  1328   II      3,443,129.08    7.0000000000    6.6250000000   11,421.04       360            358      2.2500000000   5.0000000000
  1329   II      1,293,132.01    7.0000000000    6.6250000000    4,289.59       360            358      2.2500000000   5.0000000000
  1330   II      2,544,348.79    7.1250000000    6.7500000000    8,704.61       360            358      2.2500000000   5.0000000000
  1331   II        782,745.75    7.1250000000    6.7500000000    2,677.27       360            358      2.2500000000   5.0000000000
  1332   II        399,691.48    7.1250000000    6.7500000000    1,367.09       360            358      2.7500000000   5.0000000000
  1333   II      3,750,205.88    7.2500000000    6.8750000000   13,231.68       360            358      2.2500000000   5.0000000000
  1334   II      1,390,919.79    7.2500000000    6.8750000000    4,901.60       360            358      2.2500000000   5.0000000000
  1335   II        216,480.28    7.3000000000    6.9250000000      771.85       360            358      2.7500000000   5.0000000000
  1336   II      4,557,493.24    7.3750000000    7.0000000000   16,533.32       360            358      2.2500000000   5.0000000000
  1337   II      3,169,291.83    7.3750000000    7.0000000000   11,497.05       360            358      2.2500000000   5.0000000000
  1338   II        835,368.77    7.3750000000    7.0000000000    3,030.42       360            358      2.7500000000   5.0000000000
  1339   II      5,054,785.20    7.5000000000    7.1250000000   18,864.39       360            358      2.2500000000   5.0000000000
  1340   II      5,787,506.89    7.5000000000    7.1250000000   21,597.03       360            358      2.2500000000   5.0000000000
  1341   II        960,392.44    7.5000000000    7.1250000000    3,585.00       360            358      2.7500000000   5.0000000000
  1342   II        250,039.46    7.5500000000    7.1750000000      946.40       360            358      2.7500000000   5.0000000000
  1343   II      5,255,203.63    7.6250000000    7.2500000000   20,179.88       360            358      2.2500000000   5.0000000000
  1344   II      2,898,116.07    7.6250000000    7.2500000000   11,114.07       360            358      2.2500000000   5.0000000000
  1345   II      8,015,138.20    7.7500000000    7.3750000000   31,581.74       360            358      2.2500000000   5.0000000000
  1346   II      6,176,896.27    7.7500000000    7.3750000000   24,333.99       360            358      2.3322639863   5.0000000000
  1347   II      1,246,176.45    7.7500000000    7.3750000000    4,908.33       360            358      2.6532224209   5.0000000000
  1348   II        747,223.75    7.7500000000    7.3750000000    2,945.00       360            358      2.5885999709   5.0000000000
  1349   II      7,615,364.95    7.8750000000    7.5000000000   30,799.07       360            358      2.2500000000   5.0000000000
  1350   II      5,610,790.46    7.8750000000    7.5000000000   22,681.40       360            358      2.2500000000   5.0000000000
  1351   II      1,173,741.48    8.0000000000    7.6250000000    4,866.32       360            358      2.2500000000   5.0000000000
  1352   II      3,991,755.58    8.0000000000    7.6250000000   16,555.15       360            358      2.2500000000   5.0000000000
  1353   II      1,337,322.26    8.1250000000    7.7500000000    5,683.14       360            358      2.2500000000   5.0000000000
  1354   II      2,049,089.84    8.1250000000    7.7500000000    8,708.75       360            358      2.2500000000   5.0000000000
  1355   II        247,585.91    8.1250000000    7.7500000000    1,052.12       360            358      2.7500000000   5.0000000000
  1356   II      3,892,893.52    8.2500000000    7.8750000000   16,946.77       360            358      2.2500000000   5.0000000000
  1357   II      5,295,622.09    8.2500000000    7.8750000000   23,066.75       360            358      2.2758104407   5.0000000000
  1358   II      2,756,893.48    8.3750000000    8.0000000000   12,294.44       360            358      2.2500000000   5.0000000000
  1359   II      2,252,847.11    8.3750000000    8.0000000000   10,040.51       360            358      2.2500000000   5.0000000000
  1360   II        522,609.07    8.3750000000    8.0000000000    2,329.17       360            358      2.2500000000   5.0000000000
  1361   II        414,067.30    8.5000000000    8.1250000000    1,888.33       360            358      2.2500000000   5.0000000000
  1362   II        611,051.41    9.0000000000    8.6250000000    3,040.00       360            358      2.9917763180   5.0000000000
  1363   II        432,560.19    9.1250000000    8.7500000000    2,196.83       360            358      2.7500000000   5.0000000000
  1364   II        262,153.75    6.5000000000    6.1250000000      762.71       360            359      2.2500000000   5.0000000000
  1365   II        120,300.00    7.2500000000    6.8750000000      425.00       360            359      2.2500000000   5.0000000000
  1366   II        729,939.98    7.5000000000    7.1250000000    2,730.45       360            359      2.2500000000   5.0000000000
  1367   II        264,660.00    7.6250000000    7.2500000000    1,017.50       360            359      2.2500000000   5.0000000000
  1368   II        259,046.00    7.7500000000    7.3750000000    1,022.83       360            359      2.2500000000   5.0000000000
  1369   II        240,600.00    7.7500000000    7.3750000000      950.00       360            359      2.2500000000   5.0000000000
  1370   II        117,092.00    7.8750000000    7.5000000000      474.50       360            359      2.2500000000   5.0000000000
  1371   II        316,790.00    8.0000000000    7.6250000000    1,316.67       360            359      2.2500000000   5.0000000000
  1372   II        173,833.50    8.1250000000    7.7500000000      740.56       360            359      2.2500000000   5.0000000000
  1373   II        284,609.75    9.0000000000    8.6250000000    1,419.50       360            359      2.7500000000   5.0000000000
  1374   II        474,182.50    6.3750000000    6.0000000000    1,330.32       360            359      2.2500000000   5.0000000000
  1375   II        180,450.00    6.3750000000    6.0000000000      506.25       360            359      2.2500000000   5.0000000000
  1376   II        157,392.50    6.5000000000    6.1250000000      457.92       360            359      2.2500000000   5.0000000000
  1377   II        154,017.50    6.5000000000    6.1250000000      816.67       360            359      2.7500000000   5.0000000000
  1378   II        260,650.00    6.5000000000    6.1250000000      758.33       360            359      2.2500000000   5.0000000000
  1379   II        308,770.00    6.6250000000    6.2500000000      930.42       360            359      2.2500000000   5.0000000000
  1380   II        258,519.55    6.6250000000    6.2500000000      780.89       360            359      2.2500000000   5.0000000000
  1381   II        361,702.00    6.6250000000    6.2500000000    1,089.92       360            359      2.2500000000   5.0000000000
  1382   II        149,879.03    6.7500000000    6.3750000000      468.75       360            359      2.2500000000   5.0000000000
  1383   II        912,174.75    6.7500000000    6.3750000000    2,843.44       360            359      2.2500000000   5.0000000000
  1384   II        240,549.88    6.7500000000    6.3750000000      749.84       360            359      2.2500000000   5.0000000000
  1385   II      1,150,652.42    6.8750000000    6.5000000000    3,706.44       360            359      2.2500000000   5.0000000000
  1386   II        256,640.00    6.8750000000    6.5000000000      826.67       360            359      2.2500000000   5.0000000000
  1387   II      1,051,221.50    6.8750000000    6.5000000000    3,386.10       360            359      2.2500000000   5.0000000000
  1388   II        296,321.82    6.8900000000    6.5150000000    1,377.71       360            359      2.7500000000   5.0000000000
  1389   II        518,818.81    6.9900000000    6.6150000000    1,720.78       360            359      2.7500000000   5.0000000000
  1390   II        298,745.00    7.0000000000    6.6250000000      993.33       360            359      2.2500000000   5.0000000000
  1391   II      1,885,401.75    7.0000000000    6.6250000000    6,269.00       360            359      2.2500000000   5.0000000000
  1392   II        236,590.00    7.0000000000    6.6250000000      786.67       360            359      2.2500000000   5.0000000000
  1393   II        156,339.88    7.0500000000    6.6750000000      526.33       360            359      2.7500000000   5.0000000000

(continued)

                                                         Number       Number
                                                           of           of                                               Maximum
                                                         Months       Months       Rate        Pay                       Negativ
        Subsequent        Maximum          Minimum       Until        Until      Adjust-     Adjust-                     Amort-
         Periodic          Gross            Gross         Next         Next        ment       ment                       ization
           Rate           Mortgage         Mortgage       Rate         Pay       Frequency  Frequency                    Percen-
 Loan       Cap            Rate             Rate         Adjust-      Adjust-      (in         (in                        tage
Number      (%)             (%)              (%)          ment         ment       months)     months)   Index             (%)
--------------------------------------------------------------------------------------------------------------------------------
  1306    1.0000000000  13.0000000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  1307    1.0000000000  13.0000000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  1308    1.0000000000  13.1250000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  1309    1.0000000000  13.1250000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  1310    1.0000000000  13.2500000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  1311    1.0000000000  13.2500000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  1312    1.0000000000  13.3750000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  1313    1.0000000000  13.3750000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  1314    1.0000000000  11.1250000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  1315    1.0000000000  11.2500000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  1316    1.0000000000  11.3750000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  1317    1.0000000000  11.5000000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  1318    1.0000000000  11.5000000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  1319    1.0000000000  11.6250000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  1320    1.0000000000  11.6250000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  1321    1.0000000000  11.6250000000   2.7500000000        58           58         6           6         6 Month LIBOR  115.00
  1322    1.0000000000  11.7500000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  1323    1.0000000000  11.7500000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  1324    1.0000000000  11.8750000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  1325    1.0000000000  11.8750000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  1326    1.0000000000  11.8750000000   2.7500000000        58           58         6           6         6 Month LIBOR  115.00
  1327    1.0000000000  11.9900000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  1328    1.0000000000  12.0000000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  1329    1.0000000000  12.0000000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  1330    1.0000000000  12.1250000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  1331    1.0000000000  12.1250000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  1332    1.0000000000  12.1250000000   2.7500000000        58           58         6           6         6 Month LIBOR  115.00
  1333    1.0000000000  12.2500000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  1334    1.0000000000  12.2500000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  1335    1.0000000000  12.3000000000   2.7500000000        58           58         6           6         6 Month LIBOR  115.00
  1336    1.0000000000  12.3750000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  1337    1.0000000000  12.3750000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  1338    1.0000000000  12.3750000000   2.7500000000        58           58         6           6         6 Month LIBOR  115.00
  1339    1.0000000000  12.5000000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  1340    1.0000000000  12.5000000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  1341    1.0000000000  12.5000000000   2.7500000000        58           58         6           6         6 Month LIBOR  115.00
  1342    1.0000000000  12.5500000000   2.7500000000        58           58         6           6         6 Month LIBOR  115.00
  1343    1.0000000000  12.6250000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  1344    1.0000000000  12.6250000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  1345    1.0000000000  12.7500000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  1346    1.0000000000  12.7500000000   2.3322639863        58           58         6           6         6 Month LIBOR  115.00
  1347    1.0000000000  12.7500000000   2.6532224209        58           58         6           6         6 Month LIBOR  115.00
  1348    1.0000000000  12.7500000000   2.5885999709        58           58         6           6         6 Month LIBOR  115.00
  1349    1.0000000000  12.8750000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  1350    1.0000000000  12.8750000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  1351    1.0000000000  13.0000000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  1352    1.0000000000  13.0000000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  1353    1.0000000000  13.1250000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  1354    1.0000000000  13.1250000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  1355    1.0000000000  13.1250000000   2.7500000000        58           58         6           6         6 Month LIBOR  115.00
  1356    1.0000000000  13.2500000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  1357    1.0000000000  13.2500000000   2.2758104407        58           58         6           6         6 Month LIBOR  115.00
  1358    1.0000000000  13.3750000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  1359    1.0000000000  13.3750000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  1360    1.0000000000  13.3750000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  1361    1.0000000000  13.5000000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  1362    1.0000000000  14.0000000000   2.9917763180        58           58         6           6         6 Month LIBOR  115.00
  1363    1.0000000000  14.1250000000   2.7500000000        58           58         6           6         6 Month LIBOR  115.00
  1364    1.0000000000  11.5000000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  1365    1.0000000000  12.2500000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  1366    1.0000000000  12.5000000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  1367    1.0000000000  12.6250000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  1368    1.0000000000  12.7500000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  1369    1.0000000000  12.7500000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  1370    1.0000000000  12.8750000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  1371    1.0000000000  13.0000000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  1372    1.0000000000  13.1250000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  1373    1.0000000000  14.0000000000   2.7500000000        59           59         6           6         6 Month LIBOR  115.00
  1374    1.0000000000  11.3750000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  1375    1.0000000000  11.3750000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  1376    1.0000000000  11.5000000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  1377    1.0000000000  11.5000000000   2.7500000000        59           59         6           6         6 Month LIBOR  115.00
  1378    1.0000000000  11.5000000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  1379    1.0000000000  11.6250000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  1380    1.0000000000  11.6250000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  1381    1.0000000000  11.6250000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  1382    1.0000000000  11.7500000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  1383    1.0000000000  11.7500000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  1384    1.0000000000  11.7500000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  1385    1.0000000000  11.8750000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  1386    1.0000000000  11.8750000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  1387    1.0000000000  11.8750000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  1388    1.0000000000  11.8900000000   2.7500000000        59           59         6           6         6 Month LIBOR  115.00
  1389    1.0000000000  11.9900000000   2.7500000000        59           59         6           6         6 Month LIBOR  115.00
  1390    1.0000000000  12.0000000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  1391    1.0000000000  12.0000000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  1392    1.0000000000  12.0000000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  1393    1.0000000000  12.0500000000   2.7500000000        59           59         6           6         6 Month LIBOR  115.00


                                      S-123

                                                                                                                       Initial
                                                                              Original     Remaining                   Periodic
                                 Current Gross    Current Net    Initial        Term        Term to       Gross         Rate
 Loan               Current      Mortgage Rate   Mortgage Rate   Monthly     to Maturity    Maturity      Margin        Cap
Number  Group      Balance ($)        (%)             (%)       Payment ($)  (in months)   (in months)      (%)          (%)
----------------------------------------------------------------------------------------------------------------------------------
  1394   II        625,560.00    7.1250000000    6.7500000000    2,145.00       360            359      2.2500000000   5.0000000000
  1395   II        663,254.00    7.1250000000    6.7500000000    2,274.25       360            359      2.2500000000   5.0000000000
  1396   II      1,787,081.12    7.1250000000    6.7500000000    6,324.39       360            359      2.2500000000   5.0000000000
  1397   II        288,720.00    7.1250000000    6.7500000000      990.00       360            359      2.2500000000   5.0000000000
  1398   II        343,739.50    7.1500000000    6.7750000000    2,310.17       360            359      2.7500000000   5.0000000000
  1399   II      2,052,797.18    7.2500000000    6.8750000000    7,252.20       360            359      2.2500000000   5.0000000000
  1400   II        748,266.00    7.2500000000    6.8750000000    2,643.50       360            359      2.2500000000   5.0000000000
  1401   II      4,157,076.77    7.2500000000    6.8750000000   14,686.25       360            359      2.2500000000   5.0000000000
  1402   II      1,442,385.83    7.2500000000    6.8750000000    5,911.75       360            359      2.5683061567   5.0000000000
  1403   II      2,875,345.44    7.3750000000    7.0000000000   10,456.88       360            359      2.2500000000   5.0000000000
  1404   II      2,773,717.00    7.3750000000    7.0000000000   10,087.31       360            359      2.2500000000   5.0000000000
  1405   II      1,505,153.49    7.3750000000    7.0000000000    5,473.86       360            359      2.2500000000   5.0000000000
  1406   II        739,142.12    7.3750000000    7.0000000000    3,091.66       360            359      2.5194286452   5.0000000000
  1407   II        215,378.97    7.4000000000    7.0250000000    1,349.33       360            359      2.7500000000   5.0000000000
  1408   II      2,160,337.38    7.5000000000    7.1250000000    8,081.06       360            359      2.2500000000   5.0000000000
  1409   II      2,140,772.58    7.5000000000    7.1250000000    8,007.88       360            359      2.2500000000   5.0000000000
  1410   II      3,547,658.87    7.5000000000    7.1250000000   14,013.32       360            359      2.2500000000   5.0000000000
  1411   II      1,886,576.84    7.5000000000    7.1250000000    7,195.73       360            359      2.3481252200   5.0000000000
  1412   II        751,875.00    7.6250000000    7.2500000000    2,890.63       360            359      2.2500000000   5.0000000000
  1413   II      2,983,039.00    7.6250000000    7.2500000000   11,468.46       360            359      2.2500000000   5.0000000000
  1414   II      3,664,317.95    7.6250000000    7.2500000000   14,087.67       360            359      2.2500000000   5.0000000000
  1415   II        228,561.98    7.6250000000    7.2500000000      878.72       360            359      2.2500000000   5.0000000000
  1416   II      1,600,566.30    7.7500000000    7.3750000000    6,319.78       360            359      2.2500000000   5.0000000000
  1417   II      2,253,584.48    7.7500000000    7.3750000000    8,898.33       360            359      2.2500000000   5.0000000000
  1418   II      3,712,036.94    7.7500000000    7.3750000000   14,656.84       360            359      2.2849399634   5.0000000000
  1419   II      1,222,285.69    7.7500000000    7.3750000000    4,949.35       360            359      2.3586242734   5.0000000000
  1420   II        398,493.75    7.8750000000    7.5000000000    1,614.84       360            359      2.2500000000   5.0000000000
  1421   II      1,029,768.00    7.8750000000    7.5000000000    4,173.00       360            359      2.2500000000   5.0000000000
  1422   II      6,047,829.87    7.8750000000    7.5000000000   24,508.04       360            359      2.2500000000   5.0000000000
  1423   II      1,685,539.34    7.8750000000    7.5000000000    6,830.43       360            359      2.2500000000   5.0000000000
  1424   II        512,478.00    7.9900000000    7.6150000000    2,125.74       360            359      2.2500000000   5.0000000000
  1425   II        151,778.50    7.9900000000    7.6150000000      629.57       360            359      2.7500000000   5.0000000000
  1426   II        906,260.00    8.0000000000    7.6250000000    3,766.66       360            359      2.2500000000   5.0000000000
  1427   II      1,403,500.00    8.0000000000    7.6250000000    5,833.34       360            359      2.2500000000   5.0000000000
  1428   II      1,054,429.50    8.0000000000    7.6250000000    4,382.50       360            359      2.3106103822   5.0000000000
  1429   II        533,330.00    8.0000000000    7.6250000000    2,216.66       360            359      2.2500000000   5.0000000000
  1430   II        778,742.00    8.1250000000    7.7500000000    3,317.59       360            359      2.2500000000   5.0000000000
  1431   II        619,063.79    8.1250000000    7.7500000000    2,637.33       360            359      2.2500000000   5.0000000000
  1432   II        233,527.50    8.1250000000    7.7500000000      848.75       360            359      2.2500000000   5.0000000000
  1433   II        252,630.00    8.1250000000    7.7500000000    1,076.25       360            359      2.2500000000   5.0000000000
  1434   II        284,052.48    8.2000000000    7.8250000000    1,787.50       360            359      2.7500000000   5.0000000000
  1435   II      1,597,984.43    8.2500000000    7.8750000000    6,973.75       360            359      2.2500000000   5.0000000000
  1436   II      1,351,370.00    8.2500000000    7.8750000000    5,897.50       360            359      2.2500000000   5.0000000000
  1437   II      1,883,096.00    8.3750000000    8.0000000000    8,413.66       360            359      2.2500000000   5.0000000000
  1438   II      2,303,103.90    8.3750000000    8.0000000000   10,291.15       360            359      2.2500000000   5.0000000000
  1439   II        120,300.00    8.3750000000    8.0000000000      537.50       360            359      2.2500000000   5.0000000000
  1440   II        303,845.98    8.4200000000    8.0450000000    1,481.47       360            359      2.7500000000   5.0000000000
  1441   II        228,570.00    8.5000000000    8.1250000000    1,045.00       360            359      2.2500000000   5.0000000000
  1442   II        453,130.00    8.5000000000    8.1250000000    2,071.67       360            359      2.2500000000   5.0000000000
  1443   II        220,349.50    8.5500000000    8.1750000000    1,016.58       360            359      3.0000000000   5.0000000000
  1444   II        175,186.88    8.6700000000    8.2950000000      825.69       360            359      2.7500000000   5.0000000000
  1445   II        261,240.94    8.7500000000    8.3750000000    2,165.83       360            359      2.7500000000   5.0000000000
  1446   II        211,920.00    7.1250000000    6.7500000000      728.48       360            360      2.2500000000   5.0000000000
  1447   II        391,200.00    7.5000000000    7.1250000000    1,467.00       360            360      2.2500000000   5.0000000000
  1448   II        242,000.00    6.6250000000    6.2500000000      731.04       360            360      2.2500000000   5.0000000000
  1449   II        533,900.00    6.7500000000    6.3750000000    1,668.44       360            360      2.2500000000   5.0000000000
  1450   II        239,920.00    6.7500000000    6.3750000000      749.75       360            360      2.2500000000   5.0000000000
  1451   II      1,252,700.00    6.8750000000    6.5000000000    4,045.18       360            360      2.2500000000   5.0000000000
  1452   II        208,000.00    6.8750000000    6.5000000000      671.67       360            360      2.2500000000   5.0000000000
  1453   II        385,000.00    7.0000000000    6.6250000000    1,283.33       360            360      2.2500000000   5.0000000000
  1454   II        928,720.00    7.0000000000    6.6250000000    3,095.73       360            360      2.2500000000   5.0000000000
  1455   II      1,057,750.00    7.1250000000    6.7500000000    3,636.02       360            360      2.2500000000   5.0000000000
  1456   II      1,312,000.00    7.2500000000    6.8750000000    4,646.66       360            360      2.2500000000   5.0000000000
  1457   II      2,342,000.00    7.3750000000    7.0000000000    8,538.53       360            360      2.2500000000   5.0000000000
  1458   II        528,000.00    7.3750000000    7.0000000000    1,925.00       360            360      2.2500000000   5.0000000000
  1459   II        696,200.00    7.5000000000    7.1250000000    2,610.75       360            360      2.2500000000   5.0000000000
  1460   II      1,505,760.00    7.5000000000    7.1250000000    5,646.60       360            360      2.2500000000   5.0000000000
  1461   II      3,422,000.00    7.6250000000    7.2500000000   13,188.97       360            360      2.2500000000   5.0000000000
  1462   II        372,720.00    7.6250000000    7.2500000000    1,436.53       360            360      2.2500000000   5.0000000000
  1463   II      2,511,800.00    7.7500000000    7.3750000000    9,942.55       360            360      2.2500000000   5.0000000000
  1464   II      1,652,400.00    7.7500000000    7.3750000000    6,540.74       360            360      2.2500000000   5.0000000000
  1465   II      1,934,200.00    7.8750000000    7.5000000000    7,857.69       360            360      2.2500000000   5.0000000000
  1466   II      1,237,600.00    7.8750000000    7.5000000000    5,027.75       360            360      2.2500000000   5.0000000000
  1467   II        506,400.00    8.0000000000    7.6250000000    2,110.00       360            360      2.2500000000   5.0000000000
  1468   II        591,800.00    8.0000000000    7.6250000000    2,465.84       360            360      2.2500000000   5.0000000000
  1469   II        428,000.00    8.1250000000    7.7500000000    1,827.92       360            360      2.2500000000   5.0000000000
  1470   II      1,122,000.00    8.1250000000    7.7500000000    4,791.87       360            360      2.2500000000   5.0000000000
  1471   II        760,000.00    8.2500000000    7.8750000000    3,325.00       360            360      2.2500000000   5.0000000000
  1472   II        552,000.00    8.2500000000    7.8750000000    2,415.00       360            360      2.2500000000   5.0000000000
  1473   II        421,600.00    8.3750000000    8.0000000000    1,888.42       360            360      2.2500000000   5.0000000000
  1474   II      1,026,000.00    8.5000000000    8.1250000000    4,702.49       360            360      2.2500000000   5.0000000000
  1475   II        534,417.21    7.6250000000    7.2500000000    2,049.45       360            358      2.2500000000   5.0000000000
  1476   II        360,900.00    7.2500000000    6.8750000000    1,275.00       360            359      2.2500000000   5.0000000000

(continued)

                                                          Number       Number
                                                            of           of                                               Maximum
                                                          Months       Months       Rate        Pay                       Negativ
         Subsequent        Maximum          Minimum       Until        Until      Adjust-     Adjust-                     Amort-
          Periodic          Gross            Gross         Next         Next        ment       ment                       ization
            Rate           Mortgage         Mortgage       Rate         Pay       Frequency  Frequency                    Percen-
 Loan        Cap            Rate             Rate         Adjust-      Adjust-      (in         (in                        tage
Number       (%)             (%)              (%)          ment         ment       months)     months)   Index             (%)
---------------------------------------------------------------------------------------------------------------------------------
  1394    1.0000000000   12.1250000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  1395    1.0000000000   12.1250000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  1396    1.0000000000   12.1250000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  1397    1.0000000000   12.1250000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  1398    1.0000000000   12.1500000000   2.7500000000        59           59         6           6         6 Month LIBOR  115.00
  1399    1.0000000000   12.2500000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  1400    1.0000000000   12.2500000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  1401    1.0000000000   12.2500000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  1402    1.0000000000   12.2500000000   2.5683061567        59           59         6           6         6 Month LIBOR  115.00
  1403    1.0000000000   12.3750000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  1404    1.0000000000   12.3750000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  1405    1.0000000000   12.3750000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  1406    1.0000000000   12.3750000000   2.5194286452        59           59         6           6         6 Month LIBOR  115.00
  1407    1.0000000000   12.4000000000   2.7500000000        59           59         6           6         6 Month LIBOR  115.00
  1408    1.0000000000   12.5000000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  1409    1.0000000000   12.5000000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  1410    1.0000000000   12.5000000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  1411    1.0000000000   12.5000000000   2.3481252200        59           59         6           6         6 Month LIBOR  115.00
  1412    1.0000000000   12.6250000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  1413    1.0000000000   12.6250000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  1414    1.0000000000   12.6250000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  1415    1.0000000000   12.6250000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  1416    1.0000000000   12.7500000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  1417    1.0000000000   12.7500000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  1418    1.0000000000   12.7500000000   2.2849399634        59           59         6           6         6 Month LIBOR  115.00
  1419    1.0000000000   12.7500000000   2.3586242734        59           59         6           6         6 Month LIBOR  115.00
  1420    1.0000000000   12.8750000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  1421    1.0000000000   12.8750000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  1422    1.0000000000   12.8750000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  1423    1.0000000000   12.8750000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  1424    1.0000000000   12.9900000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  1425    1.0000000000   12.9900000000   2.7500000000        59           59         6           6         6 Month LIBOR  115.00
  1426    1.0000000000   13.0000000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  1427    1.0000000000   13.0000000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  1428    1.0000000000   13.0000000000   2.3106103822        59           59         6           6         6 Month LIBOR  115.00
  1429    1.0000000000   13.0000000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  1430    1.0000000000   13.1250000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  1431    1.0000000000   13.1250000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  1432    1.0000000000   13.1250000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  1433    1.0000000000   13.1250000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  1434    1.0000000000   13.2000000000   2.7500000000        59           59         6           6         6 Month LIBOR  115.00
  1435    1.0000000000   13.2500000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  1436    1.0000000000   13.2500000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  1437    1.0000000000   13.3750000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  1438    1.0000000000   13.3750000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  1439    1.0000000000   13.3750000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  1440    1.0000000000   13.4200000000   2.7500000000        59           59         6           6         6 Month LIBOR  115.00
  1441    1.0000000000   13.5000000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  1442    1.0000000000   13.5000000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00
  1443    1.0000000000   13.5500000000   3.0000000000        59           59         6           6         6 Month LIBOR  115.00
  1444    1.0000000000   13.6700000000   2.7500000000        59           59         6           6         6 Month LIBOR  115.00
  1445    1.0000000000   13.7500000000   2.7500000000        59           59         6           6         6 Month LIBOR  115.00
  1446    1.0000000000   12.1250000000   2.2500000000        60           60         6           6         6 Month LIBOR  115.00
  1447    1.0000000000   12.5000000000   2.2500000000        60           60         6           6         6 Month LIBOR  115.00
  1448    1.0000000000   11.6250000000   2.2500000000        60           60         6           6         6 Month LIBOR  115.00
  1449    1.0000000000   11.7500000000   2.2500000000        60           60         6           6         6 Month LIBOR  115.00
  1450    1.0000000000   11.7500000000   2.2500000000        60           60         6           6         6 Month LIBOR  115.00
  1451    1.0000000000   11.8750000000   2.2500000000        60           60         6           6         6 Month LIBOR  115.00
  1452    1.0000000000   11.8750000000   2.2500000000        60           60         6           6         6 Month LIBOR  115.00
  1453    1.0000000000   12.0000000000   2.2500000000        60           60         6           6         6 Month LIBOR  115.00
  1454    1.0000000000   12.0000000000   2.2500000000        60           60         6           6         6 Month LIBOR  115.00
  1455    1.0000000000   12.1250000000   2.2500000000        60           60         6           6         6 Month LIBOR  115.00
  1456    1.0000000000   12.2500000000   2.2500000000        60           60         6           6         6 Month LIBOR  115.00
  1457    1.0000000000   12.3750000000   2.2500000000        60           60         6           6         6 Month LIBOR  115.00
  1458    1.0000000000   12.3750000000   2.2500000000        60           60         6           6         6 Month LIBOR  115.00
  1459    1.0000000000   12.5000000000   2.2500000000        60           60         6           6         6 Month LIBOR  115.00
  1460    1.0000000000   12.5000000000   2.2500000000        60           60         6           6         6 Month LIBOR  115.00
  1461    1.0000000000   12.6250000000   2.2500000000        60           60         6           6         6 Month LIBOR  115.00
  1462    1.0000000000   12.6250000000   2.2500000000        60           60         6           6         6 Month LIBOR  115.00
  1463    1.0000000000   12.7500000000   2.2500000000        60           60         6           6         6 Month LIBOR  115.00
  1464    1.0000000000   12.7500000000   2.2500000000        60           60         6           6         6 Month LIBOR  115.00
  1465    1.0000000000   12.8750000000   2.2500000000        60           60         6           6         6 Month LIBOR  115.00
  1466    1.0000000000   12.8750000000   2.2500000000        60           60         6           6         6 Month LIBOR  115.00
  1467    1.0000000000   13.0000000000   2.2500000000        60           60         6           6         6 Month LIBOR  115.00
  1468    1.0000000000   13.0000000000   2.2500000000        60           60         6           6         6 Month LIBOR  115.00
  1469    1.0000000000   13.1250000000   2.2500000000        60           60         6           6         6 Month LIBOR  115.00
  1470    1.0000000000   13.1250000000   2.2500000000        60           60         6           6         6 Month LIBOR  115.00
  1471    1.0000000000   13.2500000000   2.2500000000        60           60         6           6         6 Month LIBOR  115.00
  1472    1.0000000000   13.2500000000   2.2500000000        60           60         6           6         6 Month LIBOR  115.00
  1473    1.0000000000   13.3750000000   2.2500000000        60           60         6           6         6 Month LIBOR  115.00
  1474    1.0000000000   13.5000000000   2.2500000000        60           60         6           6         6 Month LIBOR  115.00
  1475    1.0000000000   12.6250000000   2.2500000000        58           58         6           6         6 Month LIBOR  115.00
  1476    1.0000000000   12.2500000000   2.2500000000        59           59         6           6         6 Month LIBOR  115.00

         There will be discrepancies between the characteristics of the actual mortgage loans which will be included in the Trust and the characteristics assumed in preparing the tables below. Any discrepancy may have an effect upon the percentages of the initial principal amounts outstanding (and the weighted average lives) of the applicable classes of Offered Certificates set forth in the tables below. In addition, to the extent that the actual mortgage loans included in the mortgage pool have characteristics that differ from those assumed in preparing the tables below, the related class or classes of Offered Certificates set forth in the tables below may mature earlier or later than indicated by the tables below. In addition, subsequent mortgage loans will be conveyed to the Trustee on behalf of the Trust during the pre-funding period, which will increase the aggregate principal balance of the mortgage loans and otherwise affect the mortgage loan assumptions. The subsequent mortgage loans will have the characteristics with respect thereto set forth in "The Mortgage Pool--Conveyance of Subsequent Mortgage Loans and the Pre-Funding Accounts" in this prospectus supplement.

         Based on the foregoing assumptions, the tables below indicate the weighted average life of each class of Offered Certificates (other than the Interest-Only Certificates) and set forth the percentage of the initial principal amounts of each such class of certificates that would be outstanding after each of the distribution dates shown, at specified percentages of the CPR. Neither the prepayment model used in this prospectus supplement nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans included in the trust fund. Variations in the prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of the initial principal balances (and weighted average lives) of the applicable classes of Offered Certificates shown in the following tables. Variations may occur even if the average prepayment experience of all of the mortgage loans equals any of the specified percentages of the CPR. The timing of changes in the rate of prepayment of principal on the mortgage loans may significantly affect the actual yield to maturity to investors in the Offered Certificates, even if the average rate of Principal Prepayments on the mortgage loans is consistent with the expectations of such investors.

             PERCENT OF INITIAL PRINCIPAL AMOUNT OUTSTANDING AT THE
                            FOLLOWING CPR PERCENTAGE

                                CLASS I-A-1 CERTIFICATES                      CLASS I-A-2 CERTIFICATES
                        ------------------------------------------- ---------------------------------------------

                        5%      15%     25%      40%     55%              5%      15%      25%     40%      55%
                        ------------------------------------------- ---------------------------------------------
 DISTRIBUTION DATE
 Initial Percentage.    100     100     100      100     100              100     100      100     100      100
 April 2008.........    97      62       27       0       0               100     100      100      55       0
 April 2009.........    94      28       0        0       0               100     100      47       0        0
 April 2010.........    89       0       0        0       0               100      95       0       0        0
 April 2011.........    76       0       0        0       0               100      36       0       0        0
 April 2012.........    58       0       0        0       0               100      0        0       0        0
 April 2013.........    40       0       0        0       0               100      0        0       0        0
 April 2014.........    23       0       0        0       0               100      0        0       0        0
 April 2015.........     7       0       0        0       0               100      0        0       0        0
 April 2016.........     0       0       0        0       0               86       0        0       0        0
 April 2017.........     0       0       0        0       0               60       0        0       0        0
 April 2018.........     0       0       0        0       0               35       0        0       0        0
 April 2019.........     0       0       0        0       0               11       0        0       0        0
 April 2020.........     0       0       0        0       0                0       0        0       0        0
 April 2021.........     0       0       0        0       0                0       0        0       0        0
 April 2022.........     0       0       0        0       0                0       0        0       0        0
 April 2023.........     0       0       0        0       0                0       0        0       0        0
 April 2024.........     0       0       0        0       0                0       0        0       0        0
 April 2025.........     0       0       0        0       0                0       0        0       0        0
 April 2026.........     0       0       0        0       0                0       0        0       0        0
 April 2027.........     0       0       0        0       0                0       0        0       0        0
 April 2028.........     0       0       0        0       0                0       0        0       0        0
 April 2029.........     0       0       0        0       0                0       0        0       0        0
 April 2030.........     0       0       0        0       0                0       0        0       0        0
 April 2031.........     0       0       0        0       0                0       0        0       0        0
 April 2032.........     0       0       0        0       0                0       0        0       0        0
 April 2033.........     0       0       0        0       0                0       0        0       0        0
 April 2034.........     0       0       0        0       0                0       0        0       0        0
 April 2035.........     0       0       0        0       0                0       0        0       0        0
 April 2036.........     0       0       0        0       0                0       0        0       0        0
 April 2037.........     0       0       0        0       0                0       0        0       0        0
 Weighted Average
   Life
  to Maturity
   (years)(1)          5.35    1.40     0.70    0.38     0.25            10.44    3.80    2.00     1.06    0.67
 Weighted Average
   Life
  to Call
   (years)(1)(2)       5.35    1.40     0.70    0.38     0.25            10.44    3.80    2.00     1.06    0.67

-------------------------------------------
(1)      The weighted average life of a certificate is determined by (i)
         multiplying the net reductions, if any, of the certificate principal balance of the related certificates by the number of years from the date of issuance of the related certificate to the related distribution date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the certificate principal balances described in (i) above.
(2)      To the optional termination date.

                                     S-126

             PERCENT OF INITIAL PRINCIPAL AMOUNT OUTSTANDING AT THE
                            FOLLOWING CPR PERCENTAGE

                                CLASS I-A-3 CERTIFICATES                     CLASS I-A-4A CERTIFICATES
                        ------------------------------------------- ---------------------------------------------

                        5%      15%     25%      40%     55%              5%      15%      25%     40%      55%
                        ------------------------------------------- ---------------------------------------------
 DISTRIBUTION DATE
 Initial Percentage.    100     100     100      100     100              100     100      100     100      100
 April 2008.........    100     100     100      100      85              99       87      75       58      40
 April 2009.........    100     100     100      67       26              98       76      56       32      12
 April 2010.........    100     100      87      32       0               96       66      41       15       0
 April 2011.........    100     100      62      25       0               92       54      29       12       0
 April 2012.........    100     92       46      15       0               86       44      22       7        0
 April 2013.........    100     75       35       9       0               80       36      17       4        0
 April 2014.........    100     65       27       6       0               74       31      13       3        0
 April 2015.........    100     55       20       3       0               69       26      10       1        0
 April 2016.........    100     46       15       1       0               64       22       7       1        0
 April 2017.........    100     38       11       *       0               59       18       5       *        0
 April 2018.........    100     32       8        0       0               54       15       4       0        0
 April 2019.........    100     27       6        0       0               50       13       3       0        0
 April 2020.........    95      22       4        0       0               45       11       2       0        0
 April 2021.........    88      18       3        0       0               42       9        1       0        0
 April 2022.........    81      15       2        0       0               39       7        1       0        0
 April 2023.........    75      13       1        0       0               36       6        *       0        0
 April 2024.........    69      10       *        0       0               33       5        *       0        0
 April 2025.........    63       9       0        0       0               30       4        0       0        0
 April 2026.........    57       7       0        0       0               27       3        0       0        0
 April 2027.........    52       6       0        0       0               25       3        0       0        0
 April 2028.........    47       5       0        0       0               22       2        0       0        0
 April 2029.........    42       3       0        0       0               20       2        0       0        0
 April 2030.........    37       2       0        0       0               18       1        0       0        0
 April 2031.........    32       2       0        0       0               15       1        0       0        0
 April 2032.........    28       1       0        0       0               13       *        0       0        0
 April 2033.........    23       *       0        0       0               11       *        0       0        0
 April 2034.........    19       *       0        0       0                9       *        0       0        0
 April 2035.........    15       0       0        0       0                7       0        0       0        0
 April 2036.........    10       0       0        0       0                5       0        0       0        0
 April 2037.........     0       0       0        0       0                0       0        0       0        0
 Weighted Average
   Life
  to Maturity
   (years)(1)          20.90   9.99     5.81    3.16     1.64            13.71    5.94    3.38     1.83    0.99
 Weighted Average
   Life
  to Call
   (years)(1)(2)       20.55   9.18     5.27    2.84     1.64            13.54    5.55    3.12     1.68    0.99

-------------------------------------------
*        Indicates a number that is greater than zero but less than 0.5%.

(1) The weighted average life of a certificate is determined by (i) multiplying the net reductions, if any, of the certificate principal balance of the related certificates by the number of years from the date of issuance of the related certificate to the related distribution date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the certificate principal balances described in (i) above.
(2)      To the optional termination date.


                                     S-127

             PERCENT OF INITIAL PRINCIPAL AMOUNT OUTSTANDING AT THE
                            FOLLOWING CPR PERCENTAGE

                        GRANTOR TRUST CLASS I-A-4B CERTIFICATES               CLASS I-A-5 CERTIFICATES
                        ------------------------------------------- ---------------------------------------------

                        5%      15%     25%      40%     55%              5%      15%      25%     40%      55%
                        ------------------------------------------- ---------------------------------------------
 DISTRIBUTION DATE
 Initial Percentage.    100     100     100      100     100              100     100      100     100      100
 April 2008.........    99      87       75      58       40              99       87      75       58      40
 April 2009.........    98      76       56      32       12              98       76      56       32      12
 April 2010.........    96      66       41      15       0               96       66      41       15       0
 April 2011.........    92      54       29      12       0               92       54      29       12       0
 April 2012.........    86      44       22       7       0               86       44      22       7        0
 April 2013.........    80      36       17       4       0               80       36      17       4        0
 April 2014.........    74      31       13       3       0               74       31      13       3        0
 April 2015.........    69      26       10       1       0               69       26      10       1        0
 April 2016.........    64      22       7        1       0               64       22       7       1        0
 April 2017.........    59      18       5        *       0               59       18       5       *        0
 April 2018.........    54      15       4        0       0               54       15       4       0        0
 April 2019.........    50      13       3        0       0               50       13       3       0        0
 April 2020.........    45      11       2        0       0               45       11       2       0        0
 April 2021.........    42       9       1        0       0               42       9        1       0        0
 April 2022.........    39       7       1        0       0               39       7        1       0        0
 April 2023.........    36       6       *        0       0               36       6        *       0        0
 April 2024.........    33       5       *        0       0               33       5        *       0        0
 April 2025.........    30       4       0        0       0               30       4        0       0        0
 April 2026.........    27       3       0        0       0               27       3        0       0        0
 April 2027.........    25       3       0        0       0               25       3        0       0        0
 April 2028.........    22       2       0        0       0               22       2        0       0        0
 April 2029.........    20       2       0        0       0               20       2        0       0        0
 April 2030.........    18       1       0        0       0               18       1        0       0        0
 April 2031.........    15       1       0        0       0               15       1        0       0        0
 April 2032.........    13       *       0        0       0               13       *        0       0        0
 April 2033.........    11       *       0        0       0               11       *        0       0        0
 April 2034.........     9       *       0        0       0                9       *        0       0        0
 April 2035.........     7       0       0        0       0                7       0        0       0        0
 April 2036.........     5       0       0        0       0                5       0        0       0        0
 April 2037.........     0       0       0        0       0                0       0        0       0        0
 Weighted Average
   Life
  to Maturity
   (years)(1)          13.71   5.94     3.38    1.83     0.99            13.71    5.94    3.38     1.83    0.99
 Weighted Average
   Life
  to Call
   (years)(1)(2)       13.54   5.55     3.12    1.68     0.99            13.54    5.55    3.12     1.68    0.99

-------------------------------------------
*        Indicates a number that is greater than zero but less than 0.5%.

(1) The weighted average life of a certificate is determined by (i) multiplying the net reductions, if any, of the certificate principal balance of the related certificates by the number of years from the date of issuance of the related certificate to the related distribution date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the certificate principal balances described in (i) above.
(2)      To the optional termination date.

                                     S-128

             PERCENT OF INITIAL PRINCIPAL AMOUNT OUTSTANDING AT THE
                            FOLLOWING CPR PERCENTAGE

                                CLASS I-B-1 CERTIFICATES                      CLASS I-B-2 CERTIFICATES
                        ------------------------------------------- ---------------------------------------------

                        5%      15%     25%      40%     55%              5%      15%      25%     40%      55%
                        ------------------------------------------- ---------------------------------------------
 DISTRIBUTION DATE
 Initial Percentage.    100     100     100      100     100              100     100      100     100      100
 April 2008.........    100     100     100      100     100              100     100      100     100      100
 April 2009.........    100     100     100      100     100              100     100      100     100      100
 April 2010.........    100     100     100      100      73              100     100      100     100      100
 April 2011.........    100     100      90      37       73              100     100      90       37      100
 April 2012.........    100     100      67      22       65              100     100      67       22       0
 April 2013.........    100     100      51      14       17              100     100      51       12       0
 April 2014.........    100     71       29       6       0               100      71      29       1        0
 April 2015.........    100     59       22       0       0               100      59      22       0        0
 April 2016.........    100     50       16       0       0               100      50      16       0        0
 April 2017.........    100     42       12       0       0               100      42      12       0        0
 April 2018.........    100     35       9        0       0               100      35       9       0        0
 April 2019.........    100     29       6        0       0               100      29       2       0        0
 April 2020.........    100     24       1        0       0               100      24       0       0        0
 April 2021.........    95      20       0        0       0               95       20       0       0        0
 April 2022.........    88      17       0        0       0               88       17       0       0        0
 April 2023.........    81      14       0        0       0               81       14       0       0        0
 April 2024.........    75      11       0        0       0               75       11       0       0        0
 April 2025.........    68       9       0        0       0               68       9        0       0        0
 April 2026.........    62       8       0        0       0               62       7        0       0        0
 April 2027.........    56       6       0        0       0               56       1        0       0        0
 April 2028.........    51       2       0        0       0               51       0        0       0        0
 April 2029.........    45       0       0        0       0               45       0        0       0        0
 April 2030.........    40       0       0        0       0               40       0        0       0        0
 April 2031.........    35       0       0        0       0               35       0        0       0        0
 April 2032.........    30       0       0        0       0               30       0        0       0        0
 April 2033.........    25       0       0        0       0               25       0        0       0        0
 April 2034.........    20       0       0        0       0               20       0        0       0        0
 April 2035.........    16       0       0        0       0               16       0        0       0        0
 April 2036.........    11       0       0        0       0               11       0        0       0        0
 April 2037.........     0       0       0        0       0                0       0        0       0        0
 Weighted Average
   Life
  to Maturity
   (years)(1)          21.57   10.42    6.53    4.28     4.90            21.57   10.33    6.47     4.18    4.44
 Weighted Average
   Life
  to Call
   (years)(1)(2)       21.19   9.67     6.04    3.94     3.05            21.19    9.66    6.03     3.87    3.07

-------------------------------------------
(1)      The weighted average life of a certificate is determined by (i)
         multiplying the net reductions, if any, of the certificate principal balance of the related certificates by the number of years from the date of issuance of the related certificate to the related distribution date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the certificate principal balances described in (i) above.
(2)      To the optional termination date.


                                     S-129

             PERCENT OF INITIAL PRINCIPAL AMOUNT OUTSTANDING AT THE
                            FOLLOWING CPR PERCENTAGE

                                CLASS I-B-3 CERTIFICATES                      CLASS I-B-4 CERTIFICATES
                        ------------------------------------------- ---------------------------------------------

                        5%      15%     25%      40%     55%              5%      15%      25%     40%      55%
                        ------------------------------------------- ---------------------------------------------
 DISTRIBUTION DATE
 Initial Percentage.    100     100     100      100     100              100     100      100     100      100
 April 2008.........    100     100     100      100     100              100     100      100     100      100
 April 2009.........    100     100     100      100     100              100     100      100     100      100
 April 2010.........    100     100     100      100     100              100     100      100     100      100
 April 2011.........    100     100      90      37       12              100     100      90       37      12
 April 2012.........    100     100      67      22       0               100     100      67       22       0
 April 2013.........    100     100      51      10       0               100     100      50       7        0
 April 2014.........    100     71       29       0       0               100      71      29       0        0
 April 2015.........    100     59       22       0       0               100      59      22       0        0
 April 2016.........    100     50       16       0       0               100      50      16       0        0
 April 2017.........    100     42       12       0       0               100      42      12       0        0
 April 2018.........    100     35       8        0       0               100      35       0       0        0
 April 2019.........    100     29       0        0       0               100      29       0       0        0
 April 2020.........    100     24       0        0       0               100      24       0       0        0
 April 2021.........    95      20       0        0       0               95       20       0       0        0
 April 2022.........    88      17       0        0       0               88       17       0       0        0
 April 2023.........    81      14       0        0       0               81       14       0       0        0
 April 2024.........    75      11       0        0       0               75       11       0       0        0
 April 2025.........    68       9       0        0       0               68       2        0       0        0
 April 2026.........    62       0       0        0       0               62       0        0       0        0
 April 2027.........    56       0       0        0       0               56       0        0       0        0
 April 2028.........    51       0       0        0       0               51       0        0       0        0
 April 2029.........    45       0       0        0       0               45       0        0       0        0
 April 2030.........    40       0       0        0       0               40       0        0       0        0
 April 2031.........    35       0       0        0       0               35       0        0       0        0
 April 2032.........    30       0       0        0       0               30       0        0       0        0
 April 2033.........    25       0       0        0       0               25       0        0       0        0
 April 2034.........    20       0       0        0       0               20       0        0       0        0
 April 2035.........    16       0       0        0       0               16       0        0       0        0
 April 2036.........    11       0       0        0       0               11       0        0       0        0
 April 2037.........     0       0       0        0       0                0       0        0       0        0
 Weighted Average
   Life
  to Maturity
   (years)(1)          21.55   10.25    6.42    4.11     3.99            21.52   10.17    6.36     4.06    3.78
 Weighted Average
   Life
  to Call
   (years)(1)(2)       21.19   9.65     6.03    3.83     3.07            21.19    9.65    6.03     3.81    3.07

-------------------------------------------
(1)      The weighted average life of a certificate is determined by (i)
         multiplying the net reductions, if any, of the certificate principal balance of the related certificates by the number of years from the date of issuance of the related certificate to the related distribution date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the certificate principal balances described in (i) above.
(2)      To the optional termination date.


                                     S-130

             PERCENT OF INITIAL PRINCIPAL AMOUNT OUTSTANDING AT THE
                            FOLLOWING CPR PERCENTAGE

                                CLASS I-B-5 CERTIFICATES                      CLASS I-B-6 CERTIFICATES
                        ------------------------------------------- ---------------------------------------------

                        5%      15%     25%      40%     55%              5%      15%      25%     40%      55%
                        ------------------------------------------- ---------------------------------------------
 DISTRIBUTION DATE
 Initial Percentage.    100     100     100      100     100              100     100      100     100      100
 April 2008.........    100     100     100      100     100              100     100      100     100      100
 April 2009.........    100     100     100      100     100              100     100      100     100      100
 April 2010.........    100     100     100      100     100              100     100      100     100      100
 April 2011.........    100     100      90      37       2               100     100      90       37       0
 April 2012.........    100     100      67      22       0               100     100      67       22       0
 April 2013.........    100     97       40       0       0               100      84      40       0        0
 April 2014.........    100     71       29       0       0               100      71      29       0        0
 April 2015.........    100     59       22       0       0               100      59      22       0        0
 April 2016.........    100     50       16       0       0               100      50      16       0        0
 April 2017.........    100     42       4        0       0               100      42       0       0        0
 April 2018.........    100     35       0        0       0               100      35       0       0        0
 April 2019.........    100     29       0        0       0               100      29       0       0        0
 April 2020.........    100     24       0        0       0               100      24       0       0        0
 April 2021.........    95      20       0        0       0               95       20       0       0        0
 April 2022.........    88      17       0        0       0               88       17       0       0        0
 April 2023.........    81      14       0        0       0               81       4        0       0        0
 April 2024.........    75       0       0        0       0               75       0        0       0        0
 April 2025.........    68       0       0        0       0               68       0        0       0        0
 April 2026.........    62       0       0        0       0               62       0        0       0        0
 April 2027.........    56       0       0        0       0               56       0        0       0        0
 April 2028.........    51       0       0        0       0               51       0        0       0        0
 April 2029.........    45       0       0        0       0               45       0        0       0        0
 April 2030.........    40       0       0        0       0               40       0        0       0        0
 April 2031.........    35       0       0        0       0               35       0        0       0        0
 April 2032.........    30       0       0        0       0               30       0        0       0        0
 April 2033.........    25       0       0        0       0               25       0        0       0        0
 April 2034.........    20       0       0        0       0               20       0        0       0        0
 April 2035.........    16       0       0        0       0               16       0        0       0        0
 April 2036.........     *       0       0        0       0                0       0        0       0        0
 April 2037.........     0       0       0        0       0                0       0        0       0        0
 Weighted Average
   Life
  to Maturity
   (years)(1)          21.46   10.05    6.28    4.02     3.60            21.40    9.94    6.22     4.00    3.51
 Weighted Average
   Life
  to Call
   (years)(1)(2)       21.19   9.65     6.02    3.78     3.07            21.19    9.64    6.02     3.78    3.07

-------------------------------------------
*        Indicates a number that is greater than zero but less than 0.5%.

(1) The weighted average life of a certificate is determined by (i) multiplying the net reductions, if any, of the certificate principal balance of the related certificates by the number of years from the date of issuance of the related certificate to the related distribution date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the certificate principal balances described in (i) above.
(2)      To the optional termination date.

                                     S-131

             PERCENT OF INITIAL PRINCIPAL AMOUNT OUTSTANDING AT THE
                            FOLLOWING CPR PERCENTAGE

                                CLASS I-B-7 CERTIFICATES                      CLASS I-B-8 CERTIFICATES
                        ------------------------------------------- ---------------------------------------------

                        5%      15%     25%      40%     55%              5%      15%      25%     40%      55%
                        ------------------------------------------- ---------------------------------------------
 DISTRIBUTION DATE
 Initial Percentage.    100     100     100      100     100              100     100      100     100      100
 April 2008.........    100     100     100      100     100              100     100      100     100      100
 April 2009.........    100     100     100      100     100              100     100      100     100      100
 April 2010.........    100     100     100      100     100              100     100      100     100      100
 April 2011.........    100     100      90      37       0               100     100      90       37       0
 April 2012.........    100     100      67      22       0               100     100      67       14       0
 April 2013.........    100     84       40       0       0               100      84      40       0        0
 April 2014.........    100     71       29       0       0               100      71      29       0        0
 April 2015.........    100     59       22       0       0               100      59      13       0        0
 April 2016.........    100     50       5        0       0               100      50       0       0        0
 April 2017.........    100     42       0        0       0               100      42       0       0        0
 April 2018.........    100     35       0        0       0               100      35       0       0        0
 April 2019.........    100     29       0        0       0               100      29       0       0        0
 April 2020.........    100     24       0        0       0               100      24       0       0        0
 April 2021.........    95      20       0        0       0               95       4        0       0        0
 April 2022.........    88       7       0        0       0               88       0        0       0        0
 April 2023.........    81       0       0        0       0               81       0        0       0        0
 April 2024.........    75       0       0        0       0               75       0        0       0        0
 April 2025.........    68       0       0        0       0               68       0        0       0        0
 April 2026.........    62       0       0        0       0               62       0        0       0        0
 April 2027.........    56       0       0        0       0               56       0        0       0        0
 April 2028.........    51       0       0        0       0               51       0        0       0        0
 April 2029.........    45       0       0        0       0               45       0        0       0        0
 April 2030.........    40       0       0        0       0               40       0        0       0        0
 April 2031.........    35       0       0        0       0               35       0        0       0        0
 April 2032.........    30       0       0        0       0               30       0        0       0        0
 April 2033.........    25       0       0        0       0               25       0        0       0        0
 April 2034.........    20       0       0        0       0                6       0        0       0        0
 April 2035.........     3       0       0        0       0                0       0        0       0        0
 April 2036.........     0       0       0        0       0                0       0        0       0        0
 April 2037.........     0       0       0        0       0                0       0        0       0        0
 Weighted Average
   Life
  to Maturity
   (years)(1)          21.30   9.79     6.12    3.94     3.40            21.12    9.56    5.98     3.84    3.29
 Weighted Average
   Life
  to Call
   (years)(1)(2)       21.19   9.64     6.02    3.78     3.07            21.12    9.56    5.98     3.76    3.07

-------------------------------------------
(1)      The weighted average life of a certificate is determined by (i)
         multiplying the net reductions, if any, of the certificate principal balance of the related certificates by the number of years from the date of issuance of the related certificate to the related distribution date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the certificate principal balances described in (i) above.
(2)      To the optional termination date.


                                     S-132

             PERCENT OF INITIAL PRINCIPAL AMOUNT OUTSTANDING AT THE
                            FOLLOWING CPR PERCENTAGE

                                CLASS I-B-9 CERTIFICATES                     CLASS II-A-1 CERTIFICATES
                        ------------------------------------------- ---------------------------------------------

                        5%      15%     25%      40%     55%              5%      15%      25%     40%      55%
                        ------------------------------------------- ---------------------------------------------
 DISTRIBUTION DATE
 Initial Percentage.    100     100     100      100     100              100     100      100     100      100
 April 2008.........    100     100     100      100     100              98       86      75       57      40
 April 2009.........    100     100     100      100     100              96       74      55       31      13
 April 2010.........    100     100     100      100     100              94       64      40       15       0
 April 2011.........    100     100      90      37       0               92       55      30       12       0
 April 2012.........    100     100      67       0       0               87       45      23       7        0
 April 2013.........    100     84       40       0       0               82       37      17       5        0
 April 2014.........    100     71       22       0       0               78       33      14       3        0
 April 2015.........    100     59       0        0       0               73       28      10       2        0
 April 2016.........    100     50       0        0       0               69       24       8       1        0
 April 2017.........    100     42       0        0       0               65       20       6       *        0
 April 2018.........    100     35       0        0       0               59       17       4       0        0
 April 2019.........    100     20       0        0       0               54       14       3       0        0
 April 2020.........    100      1       0        0       0               49       11       2       0        0
 April 2021.........    95       0       0        0       0               44       9        1       0        0
 April 2022.........    88       0       0        0       0               41       8        1       0        0
 April 2023.........    81       0       0        0       0               37       6        1       0        0
 April 2024.........    75       0       0        0       0               34       5        *       0        0
 April 2025.........    68       0       0        0       0               31       4        *       0        0
 April 2026.........    62       0       0        0       0               27       3        *       0        0
 April 2027.........    56       0       0        0       0               24       3        *       0        0
 April 2028.........    51       0       0        0       0               22       2        *       0        0
 April 2029.........    45       0       0        0       0               19       1        *       0        0
 April 2030.........    40       0       0        0       0               16       1        *       0        0
 April 2031.........    35       0       0        0       0               14       1        *       0        0
 April 2032.........    23       0       0        0       0               11       *        *       0        0
 April 2033.........     5       0       0        0       0                9       *        *       0        0
 April 2034.........     0       0       0        0       0                6       0        *       0        0
 April 2035.........     0       0       0        0       0                4       0        *       0        0
 April 2036.........     0       0       0        0       0                2       0        *       0        0
 April 2037.........     0       0       0        0       0                0       0        0       0        0
 Weighted Average
   Life
  to Maturity
   (years)(1)          20.80   9.22     5.77    3.70     3.21            13.89    6.03    3.40     1.83    0.99
 Weighted Average
   Life
  to Call
   (years)(1)(2)       20.80   9.22     5.77    3.70     3.07            13.72    5.66    3.14     1.68    0.99

-------------------------------------------
*        Indicates a number that is greater than zero but less than 0.5%.

(1) The weighted average life of a certificate is determined by (i) multiplying the net reductions, if any, of the certificate principal balance of the related certificates by the number of years from the date of issuance of the related certificate to the related distribution date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the certificate principal balances described in (i) above.
(2)      To the optional termination date.

                                     S-133

             PERCENT OF INITIAL PRINCIPAL AMOUNT OUTSTANDING AT THE
                            FOLLOWING CPR PERCENTAGE

                               CLASS II-A-2 CERTIFICATES                     CLASS II-A-3A CERTIFICATES
                        ------------------------------------------- ---------------------------------------------

                        5%      15%     25%      40%     55%              5%      15%      25%     40%      55%
                        ------------------------------------------- ---------------------------------------------
 DISTRIBUTION DATE
 Initial Percentage.    100     100     100      100     100              100     100      100     100      100
 April 2008.........    98      86       75      57       40              98       86      75       57      40
 April 2009.........    96      74       55      31       13              96       74      55       31      13
 April 2010.........    94      64       40      15       0               94       64      40       15       0
 April 2011.........    92      55       30      12       0               92       55      30       12       0
 April 2012.........    87      45       23       7       0               87       45      23       7        0
 April 2013.........    82      37       17       5       0               82       37      17       5        0
 April 2014.........    78      33       14       3       0               78       33      14       3        0
 April 2015.........    73      28       10       2       0               73       28      10       2        0
 April 2016.........    69      24       8        1       0               69       24       8       1        0
 April 2017.........    65      20       6        *       0               65       20       6       *        0
 April 2018.........    59      17       4        0       0               59       17       4       0        0
 April 2019.........    54      14       3        0       0               54       14       3       0        0
 April 2020.........    49      11       2        0       0               49       11       2       0        0
 April 2021.........    44       9       1        0       0               44       9        1       0        0
 April 2022.........    41       8       1        0       0               41       8        1       0        0
 April 2023.........    37       6       1        0       0               37       6        1       0        0
 April 2024.........    34       5       *        0       0               34       5        *       0        0
 April 2025.........    31       4       *        0       0               31       4        0       0        0
 April 2026.........    27       3       *        0       0               27       3        0       0        0
 April 2027.........    24       3       *        0       0               24       3        0       0        0
 April 2028.........    22       2       *        0       0               22       2        0       0        0
 April 2029.........    19       1       *        0       0               19       1        0       0        0
 April 2030.........    16       1       *        0       0               16       1        0       0        0
 April 2031.........    14       1       *        0       0               14       1        0       0        0
 April 2032.........    11       *       *        0       0               11       *        0       0        0
 April 2033.........     9       *       *        0       0                9       *        0       0        0
 April 2034.........     6       0       *        0       0                6       0        0       0        0
 April 2035.........     4       0       *        0       0                4       0        0       0        0
 April 2036.........     2       0       *        0       0                2       0        0       0        0
 April 2037.........     0       0       0        0       0                0       0        0       0        0
 Weighted Average
   Life
  to Maturity
   (years)(1)          13.89   6.03     3.40    1.83     0.99            13.89    6.03    3.40     1.83    0.99
 Weighted Average
   Life
  to Call
   (years)(1)(2)       13.72   5.66     3.14    1.68     0.99            13.72    5.66    3.14     1.68    0.99

-------------------------------------------
*        Indicates a number that is greater than zero but less than 0.5%.

(1) The weighted average life of a certificate is determined by (i) multiplying the net reductions, if any, of the certificate principal balance of the related certificates by the number of years from the date of issuance of the related certificate to the related distribution date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the certificate principal balances described in (i) above.
(2)      To the optional termination date.


                                     S-134

             PERCENT OF INITIAL PRINCIPAL AMOUNT OUTSTANDING AT THE
                            FOLLOWING CPR PERCENTAGE

                        GRANTOR TRUST CLASS II-A-3B CERTIFICATES             CLASS II-B-1 CERTIFICATES
                        ------------------------------------------- ---------------------------------------------

                        5%      15%     25%      40%     55%              5%      15%      25%     40%      55%
                        ------------------------------------------- ---------------------------------------------
 DISTRIBUTION DATE
 Initial Percentage.    100     100     100      100     100              100     100      100     100      100
 April 2008.........    98      86       75      57       40              100     100      100     100      100
 April 2009.........    96      74       55      31       13              100     100      100     100      100
 April 2010.........    94      64       40      15       0               100     100      100     100      92
 April 2011.........    92      55       30      12       0               100     100      90       37      92
 April 2012.........    87      45       23       7       0               100     100      68       22      45
 April 2013.........    82      37       17       5       0               100     100      52       14      13
 April 2014.........    78      33       14       3       0               100      74      31       4        0
 April 2015.........    73      28       10       2       0               100      62      23       0        0
 April 2016.........    69      24       8        1       0               100      53      17       0        0
 April 2017.........    65      20       6        *       0               100      45      13       0        0
 April 2018.........    59      17       4        0       0               100      37       9       0        0
 April 2019.........    54      14       3        0       0               100      31       6       0        0
 April 2020.........    49      11       2        0       0               100      26       1       0        0
 April 2021.........    44       9       1        0       0               100      21       0       0        0
 April 2022.........    41       8       1        0       0               92       17       0       0        0
 April 2023.........    37       6       1        0       0               84       14       0       0        0
 April 2024.........    34       5       *        0       0               76       12       0       0        0
 April 2025.........    31       4       0        0       0               69       9        0       0        0
 April 2026.........    27       3       0        0       0               62       7        0       0        0
 April 2027.........    24       3       0        0       0               55       3        0       0        0
 April 2028.........    22       2       0        0       0               49       0        0       0        0
 April 2029.........    19       1       0        0       0               43       0        0       0        0
 April 2030.........    16       1       0        0       0               36       0        0       0        0
 April 2031.........    14       1       0        0       0               31       0        0       0        0
 April 2032.........    11       *       0        0       0               25       0        0       0        0
 April 2033.........     9       *       0        0       0               19       0        0       0        0
 April 2034.........     6       0       0        0       0               14       0        0       0        0
 April 2035.........     4       0       0        0       0                9       0        0       0        0
 April 2036.........     2       0       0        0       0                0       0        0       0        0
 April 2037.........     0       0       0        0       0                0       0        0       0        0
 Weighted Average
   Life
  to Maturity
   (years)(1)          13.89   6.03     3.40    1.83     0.99            21.17   10.58    6.59     4.26    4.98
 Weighted Average
   Life
  to Call
   (years)(1)(2)       13.72   5.66     3.14    1.68     0.99            20.82    9.91    6.12     3.94    3.06

-------------------------------------------
*        Indicates a number that is greater than zero but less than 0.5%.

(1) The weighted average life of a certificate is determined by (i) multiplying the net reductions, if any, of the certificate principal balance of the related certificates by the number of years from the date of issuance of the related certificate to the related distribution date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the certificate principal balances described in (i) above.
(2)      To the optional termination date.

                                     S-135

             PERCENT OF INITIAL PRINCIPAL AMOUNT OUTSTANDING AT THE
                            FOLLOWING CPR PERCENTAGE

                               CLASS II-B-2 CERTIFICATES                     CLASS II-B-3 CERTIFICATES
                        ------------------------------------------- ---------------------------------------------

                        5%      15%     25%      40%     55%              5%      15%      25%     40%      55%
                        ------------------------------------------- ---------------------------------------------
 DISTRIBUTION DATE
 Initial Percentage.    100     100     100      100     100              100     100      100     100      100
 April 2008.........    100     100     100      100     100              100     100      100     100      100
 April 2009.........    100     100     100      100     100              100     100      100     100      100
 April 2010.........    100     100     100      100     100              100     100      100     100      100
 April 2011.........    100     100      90      37       40              100     100      90       37      11
 April 2012.........    100     100      68      22       0               100     100      68       22       0
 April 2013.........    100     100      52      11       0               100      97      50       2        0
 April 2014.........    100     74       31       0       0               100      74      31       0        0
 April 2015.........    100     62       23       0       0               100      62      23       0        0
 April 2016.........    100     53       17       0       0               100      53      17       0        0
 April 2017.........    100     45       13       0       0               100      45      13       0        0
 April 2018.........    100     37       7        0       0               100      37       0       0        0
 April 2019.........    100     31       0        0       0               100      31       0       0        0
 April 2020.........    100     26       0        0       0               100      26       0       0        0
 April 2021.........    100     21       0        0       0               100      21       0       0        0
 April 2022.........    92      17       0        0       0               92       17       0       0        0
 April 2023.........    84      14       0        0       0               84       14       0       0        0
 April 2024.........    76      12       0        0       0               76       10       0       0        0
 April 2025.........    69       6       0        0       0               69       0        0       0        0
 April 2026.........    62       *       0        0       0               62       0        0       0        0
 April 2027.........    55       0       0        0       0               55       0        0       0        0
 April 2028.........    49       0       0        0       0               49       0        0       0        0
 April 2029.........    43       0       0        0       0               43       0        0       0        0
 April 2030.........    36       0       0        0       0               36       0        0       0        0
 April 2031.........    31       0       0        0       0               31       0        0       0        0
 April 2032.........    25       0       0        0       0               25       0        0       0        0
 April 2033.........    19       0       0        0       0               19       0        0       0        0
 April 2034.........    14       0       0        0       0               14       0        0       0        0
 April 2035.........     5       0       0        0       0                0       0        0       0        0
 April 2036.........     0       0       0        0       0                0       0        0       0        0
 April 2037.........     0       0       0        0       0                0       0        0       0        0
 Weighted Average
   Life
  to Maturity
   (years)(1)          21.13   10.45    6.49    4.11     3.99            21.09   10.34    6.42     4.05    3.71
 Weighted Average
   Life
  to Call
   (years)(1)(2)       20.82   9.90     6.11    3.85     3.07            20.82    9.90    6.11     3.83    3.07

-------------------------------------------
*        Indicates a number that is greater than zero but less than 0.5%.

(1) The weighted average life of a certificate is determined by (i) multiplying the net reductions, if any, of the certificate principal balance of the related certificates by the number of years from the date of issuance of the related certificate to the related distribution date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the certificate principal balances described in (i) above.
(2)      To the optional termination date.

                                     S-136

             PERCENT OF INITIAL PRINCIPAL AMOUNT OUTSTANDING AT THE
                            FOLLOWING CPR PERCENTAGE

                               CLASS II-B-4 CERTIFICATES                     CLASS II-B-5 CERTIFICATES
                        ------------------------------------------- ---------------------------------------------

                        5%      15%     25%      40%     55%              5%      15%      25%     40%      55%
                        ------------------------------------------- ---------------------------------------------
 DISTRIBUTION DATE
 Initial Percentage.    100     100     100      100     100              100     100      100     100      100
 April 2008.........    100     100     100      100     100              100     100      100     100      100
 April 2009.........    100     100     100      100     100              100     100      100     100      100
 April 2010.........    100     100     100      100     100              100     100      100     100      100
 April 2011.........    100     100      90      37       0               100     100      90       37       0
 April 2012.........    100     100      68      22       0               100     100      68       22       0
 April 2013.........    100     86       41       0       0               100      86      41       0        0
 April 2014.........    100     74       31       0       0               100      74      31       0        0
 April 2015.........    100     62       23       0       0               100      62      23       0        0
 April 2016.........    100     53       17       0       0               100      53      14       0        0
 April 2017.........    100     45       5        0       0               100      45       0       0        0
 April 2018.........    100     37       0        0       0               100      37       0       0        0
 April 2019.........    100     31       0        0       0               100      31       0       0        0
 April 2020.........    100     26       0        0       0               100      26       0       0        0
 April 2021.........    100     21       0        0       0               100      21       0       0        0
 April 2022.........    92      17       0        0       0               92       14       0       0        0
 April 2023.........    84      11       0        0       0               84       0        0       0        0
 April 2024.........    76       0       0        0       0               76       0        0       0        0
 April 2025.........    69       0       0        0       0               69       0        0       0        0
 April 2026.........    62       0       0        0       0               62       0        0       0        0
 April 2027.........    55       0       0        0       0               55       0        0       0        0
 April 2028.........    49       0       0        0       0               49       0        0       0        0
 April 2029.........    43       0       0        0       0               43       0        0       0        0
 April 2030.........    36       0       0        0       0               36       0        0       0        0
 April 2031.........    31       0       0        0       0               31       0        0       0        0
 April 2032.........    25       0       0        0       0               25       0        0       0        0
 April 2033.........    19       0       0        0       0               19       0        0       0        0
 April 2034.........    11       0       0        0       0                0       0        0       0        0
 April 2035.........     0       0       0        0       0                0       0        0       0        0
 April 2036.........     0       0       0        0       0                0       0        0       0        0
 April 2037.........     0       0       0        0       0                0       0        0       0        0
 Weighted Average
   Life
  to Maturity
   (years)(1)          21.03   10.22    6.34    4.02     3.57            20.94   10.07    6.23     3.96    3.43
 Weighted Average
   Life
  to Call
   (years)(1)(2)       20.82   9.89     6.10    3.80     3.07            20.82    9.89    6.10     3.79    3.07

-------------------------------------------
(1)      The weighted average life of a certificate is determined by (i)
         multiplying the net reductions, if any, of the certificate principal balance of the related certificates by the number of years from the date of issuance of the related certificate to the related distribution date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the certificate principal balances described in (i) above.
(2)      To the optional termination date.

             PERCENT OF INITIAL PRINCIPAL AMOUNT OUTSTANDING AT THE
                            FOLLOWING CPR PERCENTAGE

                               CLASS II-B-6 CERTIFICATES
                      ------------------------------------------

                        5%       15%      25%      40%      55%
                      ------------------------------------------
DISTRIBUTION DATE
Initial Percentage.    100       100      100      100      100
April 2008.........    100       100      100      100      100
April 2009.........    100       100      100      100      100
April 2010.........    100       100      100      100      100
April 2011.........    100       100       90       30       0
April 2012.........    100       100       68       7        0
April 2013.........    100       86        37       0        0
April 2014.........    100       74        20       0        0
April 2015.........    100       62        8        0        0
April 2016.........    100       53        0        0        0
April 2017.........    100       43        0        0        0
April 2018.........    100       31        0        0        0
April 2019.........    100       21        0        0        0
April 2020.........    100       12        0        0        0
April 2021.........    100        5        0        0        0
April 2022.........     92        0        0        0        0
April 2023.........     84        0        0        0        0
April 2024.........     76        0        0        0        0
April 2025.........     69        0        0        0        0
April 2026.........     62        0        0        0        0
April 2027.........     55        0        0        0        0
April 2028.........     49        0        0        0        0
April 2029.........     39        0        0        0        0
April 2030.........     30        0        0        0        0
April 2031.........     20        0        0        0        0
April 2032.........     11        0        0        0        0
April 2033.........     3         0        0        0        0
April 2034.........     0         0        0        0        0
April 2035.........     0         0        0        0        0
April 2036.........     0         0        0        0        0
April 2037.........     0         0        0        0        0
Weighted Average
  Life
 to Maturity
  (years)(1)          20.43     9.47      5.84     3.71     3.23
Weighted Average
  Life
 to Call
  (years)(1)(2)       20.42     9.46      5.83     3.67     3.07

-------------------------------------------
(1) The weighted average life of a certificate is determined by (i) multiplying the net reductions, if any, of the certificate principal balance of the related certificates by the number of years from the date of issuance of the related certificate to the related distribution date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the certificate principal balances described in (i) above.
(2)      To the optional termination date.

YIELD SENSITIVITY OF THE INTEREST-ONLY CERTIFICATES

         The yield to maturity on the Class I-X-2 and Class I-X-1 Certificates will be extremely sensitive to both the timing of receipt of prepayments and the overall rate of principal prepayments and defaults on the group I mortgage loans generally having "hard" prepayment charges for a term of three years (or in limited cases, 30 months) from origination, and on the group I mortgage loans having all other prepayment charges, respectively. The related yield to maturity on such Interest-Only Certificates may fluctuate significantly over time, because the Notional Amount of the Class I-X-2 Certificates is equal to the aggregate outstanding principal balance on the group I mortgage loans generally having "hard" prepayment charges for a term of three years (or in limited cases, 30 months) from origination, and Notional Amount of the Class I-X-1 Certificates is equal to the aggregate outstanding principal balance on the group I mortgage loans having all other prepayment charges. Investors in these Interest-Only Certificates should fully consider the risk that a rapid rate of prepayments on such mortgage loans could result in the failure of such investors to fully recover their investments.

         The following tables indicate the sensitivity of the pre-tax yield to maturity on the Interest-Only Certificates to various constant rates of prepayment on the related mortgage loans by projecting the monthly aggregate payments on the Interest-Only Certificates and computing the corresponding pre-tax yields to maturity on a corporate bond equivalent basis, based on the structuring assumptions, including the assumptions regarding the characteristics and performance of such mortgage loans, which differ from the actual characteristics and performance thereof, and assuming the aggregate purchase price for the Interest-Only Certificates set forth below. Any differences between such assumptions and the actual characteristics and performance of the related mortgage loans and of such Interest-Only Certificates may result in yields being different from those shown in such tables. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the tables, which is provided only to give a general sense of the sensitivity of yields in varying prepayment scenarios.

            PRE-TAX YIELD TO MATURITY OF THE CLASS I-X-1 CERTIFICATES
                        AT THE FOLLOWING CPR PERCENTAGES

     ASSUMED PURCHASE PRICE            5%           15%          25%           40%           55%
     ----------------------          ------       ------        -----        -------       --------
           $903,691.46               30.31%       18.13%        5.19%        -16.00%       -40.11%



            PRE-TAX YIELD TO MATURITY OF THE CLASS I-X-2 CERTIFICATES
                        AT THE FOLLOWING CPR PERCENTAGES

     ASSUMED PURCHASE PRICE            5%           15%          25%           40%           55%
     ----------------------          ------       ------        -----        -------       --------
          $5,541,883.05              31.70%       19.46%        6.45%        -14.85%       -39.10%

(*)  Approximate

         Each pre-tax yield to maturity set forth in the preceding tables was calculated by determining the monthly discount rate which, when applied to the assumed stream of cash flows to be paid on the Interest-Only Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price listed in the tables. Accrued interest is included in the assumed purchase price in computing the yields shown. These yields do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on the Interest-Only Certificates, and thus do not reflect the return on any investment in the Interest-Only Certificates when any reinvestment rates other than the discount rates set forth in the preceding tables are considered.

         Notwithstanding the assumed prepayment rates reflected in the preceding tables, it is highly unlikely that the related mortgage loans will be prepaid according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yield to maturity on the Interest-Only Certificates are likely to differ from those shown in the tables above, even if the prepayment assumption equals the percentages of CPR indicated in the tables above over any given time period or over the entire life of the Interest-Only Certificates.

         There can be no assurance that the group I mortgage loans having prepayment charges will prepay at any particular rate or that the yield on the Interest-Only Certificates will conform to the yields described herein. Moreover, the various remaining terms to maturity and mortgage rates of the related mortgage loans could produce slower or faster principal distributions than indicated in the preceding tables at the various percentages of the CPR specified, even if the weighted average remaining term to maturity and weighted average mortgage rate of those mortgage loans are as assumed. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios. Investors in the Interest-Only Certificates should fully consider the risk that a rapid rate of prepayments on the related mortgage loans could result in the failure of such investors to fully recover their investments.

         For additional considerations relating to the yield on the Offered Certificates, see "Yield Considerations" in the prospectus.

                         POOLING AND SERVICING AGREEMENT

GENERAL

         The Certificates (other than the Grantor Trust Certificates) will be issued pursuant to the Agreement, a form of which is filed as an exhibit to the registration statement. The Grantor Trust Certificates will be issued pursuant to the Grantor Trust Agreement. A current report on Form 8-K relating to the certificates containing a copy of the Agreement and the Grantor Trust Agreement as executed will be filed by the Depositor with the Securities and Exchange Commission within fifteen days of the initial issuance of the Certificates.

         The trust fund created under the Agreement will consist of (1) all of the Depositor's right, title and interest in and to the mortgage loans, the related mortgage notes, mortgages and other related documents, including all interest and principal due after the cut-off date with respect to the mortgage loans, but excluding any payments of principal or interest due on or prior to the cut-off date with respect to the mortgage loans, (2) any mortgaged properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received thereon, (3) the rights of the Trustee under all insurance policies required to be maintained pursuant to the Agreement, and any amounts paid or payable by the related insurer under any such insurance policy (to the extent the related mortgagee has a claim thereto), (4) the rights of the Depositor under the Mortgage Loan Purchase Agreement and each Subsequent Mortgage Loan Purchase Agreement between the Depositor and the Sponsor, (5) such assets relating to the mortgage loans as from time to time may be held in the Protected Accounts, the Basis Risk Reserve Fund, the Reserve Fund, the Final Maturity Reserve Account, the Adjustable Rate Supplemental Fund and the Distribution Account and such other accounts created under the Agreement, (6) the Pre-Funding Accounts and the Interest Coverage Accounts, (7) the rights with respect to the related Servicing Agreement, to the extent assigned to the Trustee, (8) the rights of the Depositor with respect to the Cap Contracts, (9) such assets as shall from time to time be credited to the Distribution Account or are required by the terms of the Agreement to be credited to the Distribution Account, and (10) any proceeds of the foregoing. The grantor trust fund created under the Grantor Trust Agreement will consist of the Underlying Certificates and the Swap Agreements.

         Reference is made to the prospectus for important information in addition to that set forth in this prospectus supplement regarding the trust fund, the grantor trust fund, the terms and conditions of the Agreement, the Grantor Trust Agreement and the Offered Certificates. The Offered Certificates will be transferable and exchangeable at the offices of the Certificate Registrar, currently located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Operations, SAMI II Series 2007-AR3. The Depositor will provide to prospective or actual certificateholders without charge, on written request, a copy (without exhibits) of the Agreement and the Grantor Trust Agreement. Requests should be addressed to Structured Asset Mortgage Investments II Inc., 383 Madison Avenue, New York, New York 10179.

ASSIGNMENT OF THE MORTGAGE LOANS

         At the time of issuance of the certificates, the Depositor will cause the initial mortgage loans, together with all principal and interest due on or with respect to the mortgage loans after the cut-off date, to be sold to the trust. The mortgage loans will be identified in a schedule appearing as an exhibit to the Agreement. Such schedule will include information as to the principal balance of each mortgage loan as of the cut-off date, as well as information including, among other things, the related mortgage rate, the related Net Rate, the related Monthly Payment, the maturity date of the related mortgage note and the related Loan-to-Value Ratio.

         In addition, the Depositor will deposit with the applicable custodian, as agent for the Trustee, with respect to each mortgage loan, the following: other than as set forth in the immediately succeeding sentence, the original mortgage note, endorsed without recourse to the order of the Trustee and showing to the extent available to the Depositor an unbroken chain of endorsements from the original payee thereof to the person endorsing it to the Trustee; the original mortgage which shall have been recorded, with evidence of such recording indicated thereon; as to the mortgage loans with Mortgaged Properties located in the States of Florida, Maryland, Mississippi, South Carolina or Tennessee, the assignment (which may be in the form of a blanket assignment) of the Mortgage, with evidence of recording thereon; a duly executed assignment (which may be in the form of a blanket assignment) of the mortgage to "Citibank, N.A., as trustee" with evidence of recording thereon (subject to certain exceptions set forth in the Agreement); the original or a copy of the policy or certificate of primary mortgage guaranty insurance, if any; the original policy of title insurance or mortgagee's certificate of title insurance or commitment or binder for title insurance; and originals of all assumption and modification agreements, if applicable and available. The Depositor will not be required to deliver assignments of the mortgage with evidence of recording thereon if (i) the mortgaged properties relating thereto are located in a jurisdiction in which, based on an opinion of counsel delivered by the Depositor to the Trustee, such recordation is not necessary to protect the interests of the certificateholders in the mortgage loans, (ii) such recordation is not required by the Rating Agencies, or (iii) MERS is identified on the mortgage, or on a properly recorded assignment of mortgage, as mortgagee of record solely as nominee for the Depositor and its successors and assigns.

         Each assignment will be submitted for recording by the Depositor, at no expense to the trust or the Trustee or the applicable custodian, upon the earliest to occur of: (i) the direction of certificateholders holding interests in at least 25% of the trust in the aggregate, (ii) the occurrence of an Event of Default, (iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the Depositor, (iv) the rating of The Bear Stearns Companies Inc. falls below Baa2, (v) the occurrence of a servicing transfer as described in the Agreement, or (vi) with respect to any one assignment of mortgage, the occurrence of a bankruptcy, insolvency or foreclosure relating to the mortgagor under the related mortgage. The documents delivered to the applicable custodian on behalf of the Trustee with respect to each mortgage loan are hereafter referred to collectively as the "Mortgage File." The Depositor will cause the mortgage and intervening assignments, if any, and the assignment of the mortgage, if recorded, to be recorded not later than 180 days after the closing date.

         With respect to each mortgage loan subject to the MERS(R) System, Inc., in accordance with the rules of membership of Merscorp, Inc. and/or MERS, the assignment of the mortgage related to each such mortgage loan shall be registered electronically through the MERS(R) System and MERS shall serve as mortgagee of record solely as nominee in an administrative capacity on behalf of the Trustee and shall not have any interest in such mortgage loans. In addition, certain of the document delivery requirements set forth above may vary with respect to mortgage loans subject to the MERS(R) System.

         The applicable custodian will review each item of the related mortgage file on behalf of the Trustee within 90 days of the closing date (and will review each document permitted to be delivered to the Trustee after the closing date, if received by such custodian on behalf of the Trustee after the related initial 90-day period, promptly after its delivery to such custodian). If, as a result of its review, the applicable custodian determines that any document is missing, does not appear regular on its face (i.e. torn, mutilated, or otherwise physically altered), or appears to be unrelated to the mortgage loans identified in the mortgage loan schedule (hereafter referred to as a "Material Defect"), such custodian, as agent for the Trustee, shall notify the Sponsor of such material defect in the required custodial certification. The Sponsor shall correct or cure any such material defect within 90 days from the date of notice of the material defect, and, if the Sponsor does not correct or cure such material defect within such period and such defect materially and adversely affects the interests of the certificateholders in the related mortgage loan, the Sponsor will generally, within 90 days of the date of notice, provide the Trustee with a substitute mortgage loan (if within two years of the closing date) or purchase the related mortgage loan at the applicable Repurchase Price.

         The applicable custodian also will review the related mortgage files on behalf of the Trustee within 180 days of the closing date. If such custodian discovers a material defect, such custodian, on behalf of the Trustee, shall notify the Sponsor of such material defect in the required custodial certification. The Sponsor shall correct or cure any such material defect within 90 days from the date of notice of the material defect, and, if the Sponsor does not correct or cure such material defect within such period and such defect materially and adversely affects the interests of the certificateholders in the related mortgage loan, the Sponsor will generally, within 90 days of the date of notice, provide the Trustee with a substitute mortgage loan (if within two years of the closing date) or purchase the related mortgage loan at the applicable Repurchase Price.

REPRESENTATIONS AND WARRANTIES

         In the Mortgage Loan Purchase Agreement and the Subsequent Mortgage Loan Purchase Agreement pursuant to which the Depositor is expected to purchase the mortgage loans from the Sponsor, the Sponsor is expected to make certain representations and warranties to the Depositor concerning the mortgage loans. The Trustee, on behalf of the certificateholders, will be assigned all right, title and interest in the Mortgage Loan Purchase Agreement insofar as they relate to such representations and warranties made by the Sponsor.

         The representations and warranties of the Sponsor with respect to the mortgage loans include the following, among others:

         (1) The information set forth in the mortgage loan schedule attached to the Agreement is true and correct in all material respects as of the closing date;

         (2) Immediately prior to the transfer to the Depositor, the Sponsor was the sole owner of beneficial title and was the holder of each mortgage and mortgage note relating to the mortgage loans and is conveying the same free and clear of any and all liens, claims, encumbrances, participation interests, equities, pledges, charges or security interests of any nature and the Sponsor has full right and authority to sell or assign the same pursuant to the Mortgage Loan Purchase Agreement; and

         (3) As of the closing date, there is no monetary default existing under any mortgage or the related mortgage note and there is no material event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach or event of acceleration; and neither the Sponsor, any of its affiliates nor any servicer of any related mortgage loan has taken any action to waive any default, breach or event of acceleration; and no foreclosure action is threatened or has been commenced with respect to the mortgage loans.

         In the case of a breach of any representation or warranty set forth above which materially and adversely affects the value of the interests of certificateholders or the Trustee in any of the mortgage loans within 90 days from the date of discovery or notice from or by the Trustee, the Depositor, the Securities Administrator or the Sponsor of such breach, the Sponsor will (i) cure such breach in all material respects, (ii) provide the Trustee with a substitute mortgage loan (if within two years of the closing date) or (iii) purchase the related mortgage loan at the applicable Repurchase Price. The obligations of the Sponsor to cure, purchase or substitute shall constitute the Trustee's sole and exclusive remedy respecting a breach of such representations and warranties.

CUSTODIAL ARRANGEMENTS

         Wells Fargo Bank will act as custodian of certain of the mortgage loans pursuant to a Custodial Agreement. In that capacity, Wells Fargo Bank is responsible to hold and safeguard such mortgage notes and other contents of the mortgage files on behalf of the Trustee and the certificateholders. Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California, and Salt Lake City, Utah. As of December 31, 2006, Wells Fargo Bank maintains mortgage custody vaults in each of those locations with an aggregate capacity of over eleven million files.

         Treasury Bank, a Division of Countrywide Bank, FSB, ("Treasury Bank") will act as custodian of certain of the mortgage loans pursuant to the Custodial Agreement. Treasury Bank, Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP are affiliated parties. Treasury Bank is responsible to hold and safeguard such mortgage notes and other contents of the mortgage files on behalf of the Trustee and the certificateholders. Treasury Bank's principal place of business is 1199 N. Fairfax Street, Ste 500, Alexandria, VA 22314. Treasury Bank's document custody facilities are located at 4100 East Los Angeles Ave, Simi Valley, CA 93063, and 4951 Savarese Circle Tampa, FL 33634. Pursuant to the related custodial agreement, Treasury Bank will maintain continuous custody of the mortgage notes and the other documents included in the mortgage files related to the mortgage loans. The custodian will: electronically segregate the mortgage files of all other documents in the custodian's possession, identify the mortgage as being held, and hold the mortgage files for the Trustee and the certificateholders maintain at all times a current inventory of the mortgage files, and secure the mortgage files in fire resistant facilities.

THE TRUSTEE AND THE GRANTOR TRUSTEE

         The Trustee is Citibank, N.A., a national banking association and wholly owned subsidiary of Citigroup Inc., a Delaware corporation. Citibank, N.A. performs as trustee through the Agency and Trust line of business, which is part of the Global Transaction Services division. Citibank, N.A. has primary corporate trust offices located in both New York and London. Citibank, N.A. is a leading provider of corporate trust services offering a full range of agency, fiduciary, tender and exchange, depositary and escrow services. As of the end of the fourth quarter of 2006, Citibank's Agency & Trust group manages in excess of $3.8 trillion in fixed income and equity investments on behalf of approximately 2,500 corporations worldwide. Since 1987, Citibank Agency & Trust has provided trustee services for asset-backed securities containing pool assets consisting of airplane leases, auto loans and leases, boat loans, commercial loans, commodities, credit cards, durable goods, equipment leases, foreign securities, funding agreement backed note programs, truck loans, utilities, student loans and commercial and residential mortgages. As of the end of the fourth quarter of 2006, Citibank, N.A. acts as trustee and/or paying agent for approximately 329 various residential mortgage-backed transactions.

         If an event of default has not occurred (or has occurred but is no longer continuing) under the Agreement, then the Trustee will perform only such duties as are specifically set forth in the Agreement as being the duties to be performed by the Trustee prior to the occurrence (or following the discontinuance) of an event of default thereunder. If an event of default occurs and is continuing under the Agreement, the Trustee is required to exercise such of the rights and powers vested in it by the Agreement, such as either acting as the master servicer or appointing a successor master servicer, and use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs. Subject to certain qualifications specified in the Agreement, the Trustee will be liable for its own negligent action, its own negligent failure to act and its own willful misconduct.

         The Trustee's or the Grantor Trustee's, as the case may be, duties and responsibilities under the Agreement or the Grantor Trust Agreement, as applicable, include, upon receipt of resolutions, certificates and reports which are specifically required to be furnished to it pursuant to the Agreement or the Grantor Trust Agreement, as applicable, examining them to determine whether they are in the form required by the Agreement or the Grantor Trust Agreement, as applicable, providing to the Securities Administrator notices of the occurrence of certain events of default under the Agreement, appointing a successor master servicer, and effecting any optional termination of the trust or grantor trust.

         The agreed-upon fees of the Trustee and the Grantor Trustee will be payable by the Master Servicer. The Agreement or the Grantor Trust Agreement, as applicable, will provide that the Trustee or the Grantor Trustee, and any director, officer, employee or agent of the Trustee or the Grantor Trustee, will be entitled to recover from the Distribution Account or the Grantor Trust Distribution Account established pursuant to the Agreement or the Grantor Trust Agreement, as the case may be, all reasonable out-of pocket expenses, disbursements and advances of the Trustee or the Grantor Trustee, in connection with any event of default, any breach of the Agreement or Grantor Trust Agreement, as the case may be, or any claim or legal action (including any pending or threatened claim or legal action) incurred or made by the Trustee or the Grantor Trustee in the administration of the trust or the grantor trust created pursuant to the Agreement or Grantor Trust Agreement, as the case may be (including the reasonable compensation and disbursements of its counsel), other than any such expense, disbursement or advance as may arise from its negligence, negligent failure to act or intentional misconduct or which is the responsibility of the certificateholders or the trust fund, with respect to the Agreement, or the holders of the Grantor Trust Certificates or the grantor trust fund, with respect to the Grantor Trust Agreement.

         The Trustee and the Grantor Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor trustee or successor grantor trustee, as the case may be. The Depositor may also remove the Trustee or the Grantor Trustee, if the Trustee or the Grantor Trustee ceases to be eligible to continue as Trustee under the Agreement or the Grantor Trust Agreement, as the case may be, if the Trustee or the Grantor Trustee fails to resign after written request therefor by the Depositor or if the Trustee or the Grantor Trustee becomes insolvent. Upon becoming aware of those circumstances, the

Depositor will be obligated to appoint a successor trustee or successor grantor trustee, as the case may be. The Trustee may also be removed at any time by the holders of certificates evidencing more than 50% of the aggregate voting rights in the trust. The Grantor Trustee may also be removed at any time by the holders of the Grantor Trust Certificates evidencing more than 50% of the aggregate voting rights in the grantor trust. Any resignation or removal of the Trustee or the Grantor Trustee and appointment of a successor trustee or successor grantor trustee, will not become effective until acceptance of the appointment by the successor trustee or successor grantor trustee as set forth in the Agreement or the Grantor Trust Agreement, as the case may be.

         In addition, upon the occurrence of certain Events of Default with respect to the Master Servicer, the Trustee shall automatically become the successor to the Master Servicer. See "Pooling and Servicing Agreement--Events of Default" herein.

         The costs and expenses of the Trustee in connection with the termination of the Master Servicer, appointment of a successor master servicer and, if applicable, any transfer of master servicing, including, without limitation, all costs and expenses associated with the complete transfer of all master servicing data and the completion, correction or manipulation of such master servicing data as may be required by the Trustee to correct any errors or insufficiencies in the master servicing data or otherwise enable the Trustee or successor master servicer to master service the mortgage loans properly and effectively, to the extent not paid by the terminated master servicer, will be payable to the Trustee by the Trust pursuant to the Agreement.

         If the Trustee will succeed to any duties of the Master Servicer respecting the mortgage loans as provided in the Agreement, it will do so in a separate capacity and not in its capacity as Trustee and, accordingly, the provisions of the Agreement concerning the Trustee's duties will be inapplicable to the Trustee in its duties as the successor to the Master Servicer in the servicing of the mortgage loans (although such provisions will continue to apply to the Trustee in its capacity as Trustee); the provisions of the Agreement relating to the Master Servicer, however, will apply to the Trustee in its capacity as successor master servicer.

         Upon any termination or appointment of a successor to the Master Servicer, the Trustee will give prompt written notice thereof to the Securities Administrator and to the Rating Agencies.

         In addition to having express duties under the Agreement, the Trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law. In general, the Trustee will be subject to certain federal laws and, because the Agreement is governed by New York law, certain New York state laws. As a national bank acting in a fiduciary capacity, the Trustee will, in the administration of its duties under the Agreement, be subject to certain regulations promulgated by the Office of the Comptroller of the Currency, specifically those set forth in Chapter 12, Part 9 of the Code of Federal Regulations. New York common law has required fiduciaries of common law trusts formed in New York to perform their duties in accordance with the "prudent person" standard, which, in this transaction, would require the Trustee to exercise such diligence and care in the administration of the trust as a person of ordinary prudence would employ in managing his own property. However, under New York common law, the application of this standard of care can be restricted contractually to apply only after the occurrence of a default. The Agreement provides that the Trustee is subject to the prudent person standard only for so long as an Event of Default of which the Trustee has actual knowledge has occurred and remains uncured.

THE SECURITIES ADMINISTRATOR

         Under the terms of the Agreement, Wells Fargo Bank is also responsible for securities administration, which includes pool-performance calculations, distribution calculations and the preparation of monthly distribution reports. As Securities Administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust and the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing Trust. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995. As of December 31, 2006, Wells Fargo Bank was acting as securities administrator with respect to more than $1,006,418,000,000 of outstanding residential mortgage-backed securities.

         The Securities Administrator shall serve as Certificate Registrar and Paying Agent. The Securities Administrator's office for notices under the Agreement and the Grantor Trust Agreement is located at 9062 Old Annapolis Road, Columbia, Maryland 21045.

         The Agreement or the Grantor Trust Agreement will provide that the Securities Administrator and any director, officer, employee or agent of the Securities Administrator will be entitled to recover from the Distribution Account or the Grantor Trust Distribution Account, as applicable, all reasonable out-of pocket expenses, disbursements and advances and expenses of the Securities Administrator in connection with any event of default, any breach of the Agreement or the Grantor Trust Agreement, as the case may be, or any claim or legal action (including any pending or threatened claim or legal action) incurred or made by the Securities Administrator in the administration of the trust created pursuant to the Agreement or the Grantor Trust Agreement, as the case may be (including the reasonable compensation and disbursements of its counsel), other than any such expense, disbursement or advance as may arise from its negligence, negligent failure to act or intentional misconduct or which is the responsibility of the certificateholders or the trust fund or the grantor trust fund.

         The fee of the Securities Administrator will be payable by the Master Servicer. The Securities Administrator may resign at any time, in which event the Depositor will be obligated to appoint a successor Securities Administrator. The Depositor may also remove the Securities Administrator if the Securities Administrator ceases to be eligible to continue as such under the Agreement or if the Securities Administrator becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the Securities Administrator or its property or upon removal or termination of the Master Servicer. Upon such resignation or removal of the Securities Administrator, the Depositor will be entitled to appoint a successor Securities Administrator. The Securities Administrator may also be removed at any time by the holders of certificates evidencing ownership of more than 50% of the trust. In the event that the certificateholders remove the Securities Administrator, the compensation of any successor Securities Administrator shall be paid by the certificateholders to the extent that such compensation exceeds the amount agreed to by the Master Servicer and the original Securities Administrator. Any resignation or removal of the Securities Administrator and appointment of a successor Securities Administrator will not become effective until acceptance of the appointment by the successor Securities Administrator.

THE SWAP COUNTERPARTY

         Bear Stearns Capital Markets Inc., or the Swap Counterparty, is incorporated in the State of Delaware. The Swap Counterparty is engaged in fixed income derivatives transactions and hedges associated therewith. The Swap Counterparty is a subsidiary of The Bear Stearns Companies Inc., or BSC. The Swap Counterparty's obligations under each Swap Agreement will be guaranteed by BSC. The Swap Counterparty and BSC are affiliates of the Underwriter, EMC, the Depositor and the Cap Counterparty.

         The most recent Annual Report on Form 10-K, the Quarterly Reports on Form 10-Q and the Current Reports on Form 8-K of BSC are on file with and available from the Securities and Exchange

Commission. Copies of these documents will be provided upon request and without charge to each person, including any certificateholder, who receives a copy of this Prospectus Supplement. Written requests may be addressed to Bear, Stearns & Co. Inc., 383 Madison Avenue, New York, New York 10179, Attention: Head of Interest Rate Derivatives Marketing.

         If the Swap Counterparty defaults under a Swap Agreement and its obligations are not honored by BSC as required under BSC's guarantee, another party may succeed to the Swap Counterparty's obligations in accordance with the terms of such Swap Agreement.

THE MASTER SERVICER, SECURITIES ADMINISTRATOR AND SERVICERS

         Master Servicer and Securities Administrator Responsibilities

         The Master Servicer will be responsible for master servicing the mortgage loans. Wells Fargo Bank will also serve as initial securities administrator. The responsibilities of Wells Fargo Bank, as Master Servicer, Securities Administrator and Paying Agent, include:

              o   receiving funds from servicers,

              o reconciling servicing activity with respect to the mortgage loans,

              o   calculating remittance amounts to certificateholders,

              o   making distributions to certificateholders,

              o   investor and tax reporting,

              o   oversight of all servicing activity, including servicers,

              o providing certain notices and other responsibilities as detailed in the Agreement and the Grantor Trust Agreement.

         The Master Servicer may, from time to time, outsource certain of its master servicing functions, although any such outsourcing will not relieve the Master Servicer of any of its responsibilities or liabilities under the Agreement.

         For a general description of the Master Servicer and its activities, see "Master Servicer" in this prospectus supplement. For a general description of material terms relating to the Master Servicer's removal or replacement, see "The Agreements--Events of Default and Rights Upon Event of Default" in the prospectus.

         Servicer Responsibilities

         Servicers are generally responsible for the following duties:

              o   communicating with borrowers;

              o   sending monthly remittance statements to borrowers;

              o   collecting payments from borrowers;

              o recommending a loss mitigation strategy for borrowers who have defaulted on their loans (i.e. repayment plan, modification, foreclosure, etc.);

              o accurate and timely accounting, reporting and remittance of the principal and interest portions of monthly scheduled payments to the Distribution Account, together with any other sums paid by borrowers that are required to be remitted;

              o accurate and timely accounting and administration of escrow and impound accounts, if applicable;

              o accurate and timely reporting of negative amortization amounts, if any;

              o   paying escrows for borrowers, if applicable;

              o   calculating and reporting payoffs and liquidations;

              o   maintaining an individual file for each loan; and

              o maintaining primary mortgage insurance commitments or certificates if required, and filing any primary mortgage insurance claims.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         With respect to any distribution date, the Master Servicer will be entitled to compensation (hereafter referred to as the "Master Servicing Compensation") for its activities under the Agreement which shall be equal to four days of investment income on funds in the Distribution Account in each calendar month.

         Each Servicer will be entitled to receive a fee (hereafter referred to as the "Servicing Fee") as compensation for its activities under the related Servicing Agreement equal to a servicing fee rate of 0.375% per annum multiplied by the Scheduled Principal Balance of each mortgage loan serviced by the related Servicer, as of the Due Date in the month preceding the month in which such distribution date occurs.

         The related Servicer will be entitled to withdraw from the respective Protected Account or to retain from interest payments on the related mortgage loans the amounts provided for as its servicing fee. Additional servicing compensation in the form of assumption fees, late payment charges, prepayment penalty charges and other ancillary fees will be retained by the related Servicer to the extent collected from mortgagors and as provided in the related Servicing Agreement.

         Each Servicer will pay all related expenses incurred in connection with its servicing responsibilities (subject to limited reimbursement as described in the related Servicing Agreement).

TABLE OF FEES

         The following table indicates the fees expected to be paid from the cash flows from the mortgage loans and other assets of the trust fund, while the offered certificates are outstanding.

         All fees are expressed in basis points, at an annualized rate, applied to the outstanding aggregate principal balance of the mortgage loans.

        ITEM                         FEE                       PAID FROM
--------------------------------------------------------------------------------------
Servicing/Subservicing Fee(1)   0.375% per annum    Mortgage Loan Interest Collections
Lender Paid PMI Rate(2)         0.028% per annum    Mortgage Loan Interest Collections

         (1) The servicing/subservicing fee is paid on a first priority basis from collections allocable to interest on the mortgage loans, prior to distributions to certificateholders.

         (2) Approximately 3.70% of the group I mortgage loans, and approximately 0.04% of the group II mortgage loans, in each case by cut-off date principal balance, are covered by a lender-paid primary mortgage insurance policy. Such lender-paid primary mortgage insurance fee is paid on a first priority basis from collections allocable to interest on the mortgage loans covered by a lender-paid primary mortgage insurance policy, prior to distributions to certificateholders.

COLLECTION AND OTHER SERVICING PROCEDURES

         The applicable Servicer, as an independent contract servicer, will service and administer the related mortgage loans in accordance with the related Servicing Agreement and with accepted servicing practices (giving due consideration to the trust's reliance on the related Servicer), and will have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which the related Servicer may deem necessary or desirable and consistent with the terms of the related Servicing Agreement and with accepted servicing practices, and will exercise the same care that it customarily employs for its own account. Except as set forth in the related Servicing Agreement, the related Servicer will service the related mortgage loans in accordance with accepted servicing practices in compliance with the servicing provisions of the Fannie Mae Selling Guide and the Fannie Mae Servicing Guide (hereafter collectively referred to as the "Fannie Mae Guide"), which include, but are not limited to, provisions regarding the liquidation of mortgage loans, the collection of mortgage loan payments, the payment of taxes, insurance and other charges, the maintenance of hazard insurance with a qualified insurer, the maintenance of fidelity bond and errors and omissions insurance, inspections, the restoration of mortgaged property, the maintenance of primary mortgage insurance policies, insurance claims, and title insurance, the management of REO Property, permitted withdrawals with respect to REO Property, liquidation reports, reports of foreclosures and abandonments of mortgaged property, the transfer of mortgaged property, the release of mortgage loan files, annual statements, and the examination of records and facilities. In the event of any conflict, inconsistency or discrepancy between any of the servicing provisions of the related Servicing Agreement and any of the servicing provisions of the Fannie Mae Guide, the provisions of the related Servicing Agreement will control and be binding upon the related Servicer. The Trustee shall deliver powers-of-attorney to the related Servicer sufficient to allow the Servicer, as servicer, to execute all documentation requiring execution on behalf of the trust with respect to the servicing of the related mortgage loans, including satisfactions, partial releases, modifications and foreclosure documentation or, in the alternative, will as promptly as reasonably possible, execute and return such documentation to the related Servicer.

         The related Servicer will, to the extent it has knowledge of any conveyance or prospective conveyance by any mortgagor of a mortgaged property (whether by absolute conveyance or by contract of sale, and whether or not the mortgagor remains or is to remain liable under the related mortgage note and/or the mortgage), exercise its rights to accelerate the maturity of such mortgage loan under any "due-on-sale" clause to the extent permitted by law; provided, however, that the related Servicer will not exercise any such rights if prohibited by law or the terms of the mortgage note from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related primary mortgage insurance policy, if any. If a Servicer reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, then such Servicer will enter into an assumption agreement with the person to whom the related mortgaged property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the related note and, to the extent permitted by applicable state law, the mortgagor remains liable thereon. Where an assumption is allowed pursuant to the related Servicing Agreement, such Servicer, with the prior consent of the primary mortgage insurer, if any, is authorized to enter into a substitution of liability agreement with the person to whom the related mortgaged property has been conveyed or is proposed to be conveyed pursuant to which the original mortgagor is released from liability and such person is substituted as mortgagor and becomes liable under the related mortgage note. Any such substitution of liability agreement will be in lieu of an assumption agreement. In regard to circumstances in which the related Servicer may be unable to enforce due-on-sale clauses, see "Legal Aspects of Mortgage Loans" in the prospectus.

         The related Servicer will proceed with reasonable diligence to collect all payments due under each related mortgage loan, and will, to the extent such procedures will be consistent with the related Servicing Agreement and the terms and provisions of the related primary mortgage insurance policy, follow such collection procedures as it follows with respect to mortgage loans comparable to the mortgage loans and held for its own account. Further, the related Servicer will take reasonable care in ascertaining and estimating annual ground rents, taxes, assessments, water rates, fire and hazard insurance premiums, mortgage insurance premiums, and all other charges that, as provided in the related mortgage, will become due and payable, to the end that the installments payable by the related mortgagors will be sufficient to pay such charges as and when they become due and payable.

         The related Servicer will segregate and hold all funds collected and received pursuant to each related mortgage loan which constitute ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the related mortgagor with the related mortgagee pursuant to the mortgage or any other document (hereafter referred to as "Escrow Payments"), separate and apart from any of the related Servicer's own funds and general assets and will establish and maintain, in addition to the related Protected Account described under "--The Protected Accounts" in this prospectus supplement, one or more accounts (each hereafter referred to as a "Servicing Account"). Each Servicing Account will be established with a qualified depository as set forth in the related Servicing Agreement. To the extent such funds are not deposited in a Servicing Account, such funds may be invested in Permitted Investments. Funds deposited in a Servicing Account may be drawn on by the related Servicer in accordance with the terms of the related Servicing Agreement. The related Servicer will bear any losses incurred with respect to the related Permitted Investments. The amount of any such losses will be immediately deposited by the related Servicer in the related Servicing Account, as appropriate, out of its own funds, with no right to reimbursement therefor.

         The related Servicer will deposit in a mortgage clearing account on a daily basis, and in the Escrow Account or Accounts no later than the second business day after receipt of funds and retain therein:

                  (i) all escrow payments collected on account of the mortgage loans, for the purpose of effecting timely payment of any items as are required under the terms of the related Servicing Agreement;

                  (ii) all Insurance Proceeds which are to be applied to the restoration or repair of any related mortgaged property; and

                  (iii) all servicing advances for related mortgagors whose escrow payments are insufficient to cover escrow disbursements.

         The related Servicer will make withdrawals from an Escrow Account only to effect such payments as are required under the related Servicing Agreement, and for such other purposes as set forth below. Except as provided below, the related Servicer will be entitled to retain any interest paid on funds deposited in an Escrow Account by the qualified depository.

         Withdrawals from the Escrow Account may be made by the related Servicer only:

                  (i) to effect timely payments of ground rents, taxes, assessments, water rates, fire and hazard insurance premiums, primary mortgage insurance policy premiums, if applicable, and comparable items;

                  (ii) to reimburse such Servicer for any servicing advance made by such Servicer with respect to a related mortgage loan, but only from amounts received on the related mortgage loan which represent late payments or collections of escrow payments thereunder;

                  (iii) to refund to the related mortgagor any funds as may be determined to be overages;

                  (iv) for transfer to the related Protected Account in connection with an acquisition of REO Property;

                  (v) for application to restoration or repair of the related mortgaged property;

                  (vi) to pay to such Servicer, or to the related mortgagor to the extent required by law, any interest paid on the funds deposited in the related Servicing Account;

                  (vii) to pay to the related mortgagors or other parties Insurance Proceeds deposited in accordance with the terms of the related Servicing Agreement;

                  (viii) to remove funds inadvertently placed in the related Escrow Account in error by such Servicer; and

                  (ix) to clear and terminate the related Escrow Account on the termination of the related Servicing Agreement.

         As part of its servicing duties, the related Servicer will pay to the related mortgagors interest on funds in the related Servicing Account, to the extent required by law, and to the extent that interest earned on funds in the related Servicing Account is insufficient, will pay such interest from its own funds without any reimbursement therefor.

         Each Servicer will maintain errors and omissions insurance and fidelity bonds in certain specified amounts.

HAZARD INSURANCE

         The Servicers will cause to be maintained with respect to each mortgage loan, other than a mortgage loan secured by a condominium unit, in full force and effect for each mortgaged property, fire and hazard insurance with extended coverage as is customary in the area where the mortgaged property is located, in an amount which is equal to at least the lesser of (i) the maximum insurable value of the improvements securing such mortgage loan or (ii) the Outstanding Principal Balance of the mortgage loan or equal to such other amount as calculated pursuant to a similar formulation as provided in the related Servicing Agreement; provided, however, that the amount of the hazard insurance shall at least be equal to the amount necessary to prevent loss due to the application of any co-insurance provision of the related policy. If the mortgaged property is in an area identified in the Federal Register by the Federal Emergency Management Agency as being a special flood hazard area that has federally-mandated flood insurance requirements, the related Servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (i) the Outstanding Principal Balance of the mortgage loan, (ii) the maximum insurable value of the improvements securing such mortgage loan or (iii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. The related Servicer will also maintain on the REO Property, fire and hazard insurance with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in an amount as provided above. Any amounts collected by the related Servicer under any such policies, other than amounts to be applied to the restoration or repair of the mortgaged property or REO Property, or released to the mortgagor in accordance with the related Servicer's normal servicing procedures, will be deposited in the related Protected Account, subject to withdrawal pursuant to the terms of the related Servicing Agreement. Any cost incurred in maintaining any such hazard insurance policy shall not be added to the amount owing under the related mortgage loan for the purpose of calculating monthly distributions by the related Servicer to the Master Servicer, notwithstanding that the terms of the related mortgage loan so permit. Such costs shall be recoverable by the related Servicer out of related late payments by the mortgagor or out of Insurance Proceeds or Liquidation Proceeds or any other amounts in the related Protected Account. The right of the related Servicer to reimbursement for such costs incurred will be prior to the right of Master Servicer to receive any related Insurance Proceeds or Liquidation Proceeds or any other amounts in the related Protected Account.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state law. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and malicious mischief. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

         Since the amount of hazard insurance to be maintained on the improvements securing the mortgage loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to restore fully the damaged property.

         It is understood and agreed that no other additional insurance need be required by the related Servicer or the mortgagor or maintained on property acquired in respect of the mortgage loans, other than pursuant to the Fannie Mae Guide or such applicable state or federal laws and regulations as will at any time be in force and as will require such additional insurance. All such policies will be endorsed with standard mortgagee clauses with loss payable to the related Servicer and its successors and/or assigns, and will provide for at least thirty days' prior written notice of any cancellation, reduction in the amount or material change in coverage to the related Servicer. The related Servicer will not interfere with the mortgagor's freedom of choice in selecting either his insurance carrier or agent, provided, however, that the related Servicer will not accept any such insurance policies from insurance companies unless such companies currently reflect a General Policy Rating in Best's Key Rating Guide currently acceptable to

Fannie Mae and are licensed to do business in the state wherein the property subject to the policy is located.

         Each Servicer, on behalf of the Trustee and the certificateholders, will present claims to the related insurer under any applicable hazard insurance policy. As set forth above, all collections under such policies that are not applied to the restoration or repair of the related mortgaged property or released to the mortgagor in accordance with normal servicing procedures are to be deposited in the related Protected Account.

CERTAIN MATTERS REGARDING THE MASTER SERVICER

         The Agreement will generally provide that the Master Servicer may not resign from its obligations and duties thereunder, except upon determination, evidenced by an opinion of counsel to such effect, that the performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor has assumed the obligations and duties of the Master Servicer to the extent required under the Agreement. The Master Servicer, however, has the right, with the written consent of the Trustee (which consent will not be unreasonably withheld), to assign, sell or transfer its rights and delegate its duties and obligations under the Agreement; provided that the purchaser or transferee accepting such assignment, sale, transfer or delegation or an affiliate of such purchaser or transferee is qualified to service mortgage loans for Fannie Mae or Freddie Mac and shall satisfy the other requirements listed in the Agreement with respect to the qualifications of such purchaser or transferee.

         The Master Servicer will be entitled to indemnification by the issuing entity in connection with the performance of its duties under the Agreement to the extent set forth therein. The Agreement will generally provide that neither the Master Servicer nor any of its directors, officers, employees and agents shall be under any liability to the Trustee for taking any action or for refraining from taking any action in good faith pursuant to the Agreement, or for errors in judgment made in good faith; provided, however, that neither the Master Servicer nor any such person will be protected against any breach of warranties or representations made in the Agreement or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of the Master Servicer's duties or by reason of reckless disregard of the Master Servicer's obligations and duties thereunder. In addition, the Agreement will provide that the Master Servicer is under no obligation to appear in, prosecute or defend any legal action which is not incidental to its duties and which in its opinion may involve it in any expense or liability. The Master Servicer may, however, with the consent of the Trustee, undertake any such action which it may deem necessary or desirable in respect of the Agreement and the rights and duties of the parties thereto. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the accounts thereunder, and the Master Servicer will be entitled to be reimbursed therefor from the related accounts.

         Any corporation into which the Master Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Master Servicer is a party, or any corporation succeeding to the business of the Master Servicer will be the successor of the Master Servicer under the Agreement, provided that any such successor to the Master Servicer or an affiliate of such successor shall be qualified to service mortgage loans, including without limitation the mortgage loans, on behalf of Fannie Mae or Freddie Mac.

         The Sponsor will have certain rights with respect to the Agreement in respect of the Master Servicer, including the selection of a new Master Servicer in the event of a default by the Master Servicer pursuant to the Agreement. The Sponsor may also terminate the Master Servicer without cause, upon payment of a termination fee, provided that a successor master servicer has been appointed.

EVENTS OF DEFAULT

         If an Event of Default with respect to the Master Servicer shall not have been remedied, the Trustee or the holders of certificates aggregating ownership of more than 50% of the trust may, in each case by notice in writing to the Master Servicer (and to the Trustee, if given by such certificateholders), with a copy of such notice to the Rating Agencies, and with the consent of the Sponsor, terminate all of the rights and obligations (but not the liabilities accruing prior to the date of termination) of the Master Servicer under the Agreement and in and to the mortgage loans serviced by the Master Servicer and the proceeds thereof.

         Upon the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under the Agreement, whether with respect to the certificates, the mortgage loans or under any other related agreements (but only to the extent that such other agreements relate to the mortgage loans), shall, subject to the provisions of the Agreement and to bankruptcy, insolvency or similar laws, if applicable, automatically and without further action pass to and be vested in the Trustee. Upon the receipt by the Master Servicer of a notice of termination or an opinion of counsel to the effect that the Master Servicer is legally unable to act or to delegate its duties to a person which is legally able to act, the Trustee shall automatically become the successor in all respects to the Master Servicer in its capacity under the Agreement and the transactions set forth or provided for therein and shall thereafter be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the Master Servicer by the terms and provisions thereof; provided, however, that the Sponsor shall have the right to either (a) immediately assume the duties of the Master Servicer or (b) select a successor Master Servicer; and provided, further, that the Trustee shall have no obligation whatsoever with respect to any liability (other than advances deemed recoverable and not previously made) incurred by the Master Servicer at or prior to the time of receipt by the Master Servicer of such notice or of such opinion of counsel. As compensation therefor, but subject to the provisions of the Agreement regarding the compensation of successor Master Servicer, the Trustee shall be entitled to all funds relating to the mortgage loans which the Master Servicer would have been entitled to retain if the Master Servicer had continued to act as such, except for those amounts due the Master Servicer as reimbursement permitted under the Agreement for advances previously made or expenses previously incurred. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution which is a Fannie Mae or Freddie Mac approved servicer, and with respect to a successor to the Master Servicer only having a net worth of not less than $10,000,000, as the successor to the Master Servicer under the Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer under the Agreement, provided, that the Trustee shall obtain a letter from each Rating Agency that the ratings, if any, of such Rating Agency on each of the certificates will not be downgraded, qualified or withdrawn as a result of the selection of the successor to the Master Servicer. Pending appointment of a successor to the Master Servicer under the Agreement, the Trustee shall act in such capacity as provided under the Agreement. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on mortgage loans as it and such successor shall agree; provided, however, that the provisions of the Agreement relating to successor Master Servicer shall apply, that no such compensation shall be in excess of that permitted the Trustee as provided above, and that such successor shall undertake and assume the obligations of the Trustee to pay compensation to any third person acting as an agent or independent contractor in the performance of master servicing responsibilities under the Agreement. Notwithstanding the foregoing, in the case of such appointment and assumption, the Trustee will be entitled to reimbursement for any costs and expenses incurred in connection with the appointment of such successor master servicer.

         Notwithstanding the foregoing, if an Event of Default described in clause (7) of the definition of "Events of Default" shall occur, the Trustee shall, by notice in writing to the Master Servicer, which may be delivered by telecopy, immediately terminate all of the rights and obligations of the Master Servicer thereafter arising under the Agreement, but without prejudice to any rights it may have as a certificateholder or to reimbursement of Monthly Advances and other advances of its own funds, and the Trustee shall act as provided in the Agreement to carry out the duties of the Master Servicer, including the obligation to make any Monthly Advance the nonpayment of which was an Event of Default described in clause (7) of the definition of "Events of Default." Any such action taken by the Trustee must be taken prior to the distribution on the relevant distribution date.

REPORTS TO CERTIFICATEHOLDERS

         On each distribution date, the Securities Administrator will make available to each certificateholder, each Servicer, the Depositor and the Swap Counterparty a statement generally setting forth, among other information:

         (i) the Certificate Principal Balance or Notional Amount, as applicable, of each class of Certificates immediately prior to such Distribution Date;

         (ii) the amount of the related distribution to holders of each Class allocable to principal, separately identifying (A) the aggregate amount of any Principal Prepayments included therein, (B) the aggregate of all scheduled payments of principal included therein and (C) the Extra Principal Distribution Amount (if any);

         (iii) the aggregate amount of interest accrued at the related Pass-Through Rate with respect to each Class during the related Interest Accrual Period;

         (iv) the shortfalls and any other adjustments to interest at the related Pass-Through Rate necessary to account for any difference between interest accrued and aggregate interest distributed with respect to each class of Certificates;

         (v) the amount of the distribution allocable to interest on each class of Certificates that bears interest;

         (vi) the Pass-Through Rate for each applicable class of Certificates with respect to the current Due Period, and, if applicable, whether such Pass-Through Rate was limited by the Net Rate Cap;

         (vii) the amount of any Monthly Advances, Compensating Interest and outstanding unreimbursed advances by the Master Servicer or the Trustee included in such distribution;

         (viii) the aggregate amount of any Realized Losses on the Mortgage Loans and Subsequent Recoveries on the Mortgage Loans during the relevant period and cumulatively since the Cut-off Date;

         (ix) the amount of Scheduled Principal and Principal Prepayments and the number and principal balance of Mortgage Loans purchased or substituted for during the relevant period, and cumulatively since the Cut-off Date;

         (x) the number of Mortgage Loans remaining in the Trust Fund as of the end of the related Prepayment Period;

         (xi) information regarding any Mortgage Loan delinquencies, including the aggregate number and aggregate Outstanding Principal Balance of Mortgage Loans delinquent (under the method of calculation specified in the Agreement): (a) 30 to 59 days on a contractual basis, (b) 60 to 89 days on a contractual basis, and (c) 90 or more days on a contractual basis, in each case as of the close of business on the last day of the immediately preceding month;

         (xii) the number of Mortgage Loans in the foreclosure process as of the end of the related Due Period and the aggregate Outstanding Principal Balance of such Mortgage Loans;

         (xiii) the number and aggregate Outstanding Principal Balance of all Mortgage Loans as to which the Mortgaged Property was REO Property as of the end of the related Due Period;

         (xiv) the amount of Realized Losses on the Mortgage Loans allocated to each class of Certificates since the prior Distribution Date and in the aggregate for all prior Distribution Dates;

         (xv) the Interest Carry Forward Amount and any Basis Risk Shortfall Carry Forward Amount for each class of Certificates, as applicable;

         (xvi) the amount of the distribution made on such Distribution Date to Holders of each Class allocable to interest and the portion thereof, if any, provided by the Cap Contracts;

         (xvii) the cumulative amount of Applied Realized Loss Amounts to date;

         (xviii) whether a Trigger Event exists; and

         (xix) the amounts on deposit in the Pre-Funding Accounts and the Interest Coverage Accounts.

         The Securities Administrator will make the monthly statement and, at its option, any additional files containing the same information in an alternative format, available each month to certificateholders via the Securities Administrator's internet website at http://www.ctslink.com. Information about, and assistance in using, such website can be obtained by calling the Securities Administrator's customer service desk at (866) 846-4526. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Securities Administrator may change the way monthly statements are distributed in order to make such distributions more convenient or more accessible to the above parties.

         The annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form 8-K and amendments to those reports filed with respect to the trust pursuant to section 13(a) or 15(d) of the Exchange Act will be made available on the website of the Securities Administrator promptly after such material is electronically filed by the Securities Administrator with the Securities and Exchange Commission. In addition, within a reasonable period of time after the end of each calendar year, the Securities Administrator will prepare and make available to each certificateholder of record during the previous calendar year a statement containing information necessary to enable certificateholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

MODIFICATIONS

         The servicers will use reasonable efforts to ensure that all payments required under the terms and provisions of the mortgage loans are collected, and shall follow collection procedures comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans for their own account, to the extent such procedures shall be consistent with the pooling and servicing agreement or the related servicing agreement, as applicable.

         In instances in which a mortgage loan is in default, or if default is reasonably foreseeable, and if determined by the related servicer not to be materially adverse to the best interests of the related certificateholders, the related Servicer may engage in a wide variety of loss mitigation practices including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements, and capitalization of arrearages rather than proceeding with foreclosure or repossession, if applicable. Modifications may have the effect of, among other things, reducing the loan rate, forgiving payments of principal, interest or other amounts owed under the mortgage loan or contract, such as taxes or insurance premiums, extending the final maturity date of the loan, capitalizing delinquent interest and other amounts owed under the mortgage loan or contract, or any combination of these or other modifications. In addition, if the loan is not in default or if default is not reasonably foreseeable, each Servicer may modify the loan only to the extent set forth in the related Servicing Agreement; provided that, such modification will not result in the imposition of taxes on any REMIC or otherwise adversely affect the REMIC status of the trust. Any modified loan may remain in the related trust, and the reduction in collections resulting from a modification may result in reduced distributions of interest or principal on, or may extend the final maturity of, one or more classes of the related certificates.

EVIDENCE AS TO COMPLIANCE

         The Agreement and the Servicing Agreements will provide that on or before a specified date in March of each year, beginning with the first year after the year in which the Cut-off Date occurs, the Securities Administrator, the Master Servicer, the Servicers and each party participating in the servicing function will provide to the Master Servicer, the Depositor and the Securities Administrator a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(a) of Regulation AB (the "AB Servicing Criteria"). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool-asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

         The Agreement and the Servicing Agreements will also provide that the Securities Administrator, the Master Servicer, the Servicers and each other party participating in the servicing function will deliver to the Master Servicer, the Depositor and the Securities Administrator along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

         The Servicing Agreements will also provide for delivery to the Master Servicer, the Depositor and the Securities Administrator, on or before a specified date in March of each year, of a separate annual statement of compliance from each Servicer and each other party participating in the servicing function to the effect that, to the best knowledge of the signing officer, such person has fulfilled in all material respects its obligations under the related servicing agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any such obligation, the statement will specify such failure and the nature and status thereof.

         Unless available on the Securities Administrator's website, copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by certificateholders without charge upon written request to the Master Servicer at the address of the Master Servicer set forth above under "The Master Servicer." These items will be filed with the Issuing Entity's annual report on Form 10-K.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

         The related Servicer will take such action as it deems to be in the best interest of the trust with respect to defaulted mortgage loans, and foreclose upon or otherwise comparably convert the ownership of properties securing defaulted mortgage loans as to which no satisfactory collection arrangements can be made. To the extent set forth in the related Servicing Agreement, the related Servicer will use its reasonable efforts to realize upon defaulted mortgage loans in such manner as will maximize the receipt of principal and interest by the trust, taking into account, among other things, the timing of foreclosure proceedings. The foregoing is subject to the provisions that, in any case in which mortgaged property will have suffered damage, the related Servicer will not be required to expend its own funds toward the restoration of such property unless it will determine in its discretion (i) that such restoration will increase the proceeds of liquidation of the related mortgage loan to the trust after reimbursement to itself for such expenses, and
(ii) that such expenses will be recoverable by the related Servicer through Insurance Proceeds or Liquidation Proceeds from the related mortgaged property, as contemplated in the related Servicing Agreement. The related Servicer will be responsible for all costs and expenses incurred by it in any such proceedings or functions as servicing advances; provided, however, that it will be entitled to reimbursement therefor as provided in the related Servicing Agreement. Notwithstanding anything to the contrary contained herein, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the related Servicer has reasonable cause to believe that a mortgaged property is contaminated by hazardous or toxic substances or wastes, an environmental inspection or review of such mortgaged property shall be conducted by a qualified inspector. Upon completion of the inspection, the related Servicer will promptly provide the Trustee with a written report of the environmental inspection.

         Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the related Servicer, no insurance payments will result in a recovery to certificateholders which exceeds the principal balance of the defaulted mortgage loan together with accrued interest thereon at its net rate.

OPTIONAL PURCHASE OF DEFAULTED LOANS

         With respect to any mortgage loan which as of the first day of a Fiscal Quarter is delinquent in payment by 90 days or more or is an REO Property, the Sponsor shall have the right to purchase such mortgage loan from the trust at a price equal to the Repurchase Price; provided, however (i) that such mortgage loan is still 90 days or more delinquent or is an REO Property as of the date of such purchase and (ii) this purchase option, if not theretofore exercised, shall terminate on the date prior to the last day of the related Fiscal Quarter. This purchase option, if not exercised, shall not be thereafter reinstated unless the delinquency is cured and the mortgage loan thereafter again becomes 90 days or more delinquent or becomes an REO Property, in which case the option shall again become exercisable as of the first day of the related Fiscal Quarter. This right may be assigned by the Sponsor to a third party, including a holder of a class of certificates. Investors should note that the removal of any such mortgage loan from the issuing entity may affect the loss and delinquency tests which determine the level of the Overcollateralization Target Amount, which may adversely affect the market value of the certificates.

         In addition, the Sponsor shall have the right to purchase any mortgage loan from the trust for which the first scheduled payment due to the trust after the closing date becomes 30 days past due; provided, however, such mortgage loan was purchased by the Sponsor or one of its affiliates from an originator pursuant to a loan purchase agreement that obligated such originator to repurchase such mortgage loan if one or more scheduled payments becomes 30 days past due (and such originator has agreed to repurchase such mortgage loan). Such purchase shall be made at a price equal to the Repurchase Price.

THE PROTECTED ACCOUNTS

         Each Servicer will segregate and hold all funds collected and received pursuant to each related mortgage loan separate and apart from any of its own funds and general assets and will establish and maintain one or more Protected Accounts. Each Protected Account will be established with a qualified depository. To the extent such funds are not deposited in a Protected Account, such funds may be invested in Permitted Investments for the benefit of the trust (with any income earned thereon for the benefit of the related Servicer). Funds deposited in a Protected Account may be drawn on by the related Servicer in accordance with the terms of the related Servicing Agreement. The creation of any Protected Account will be evidenced by a letter agreement in the form shown in the related Servicing Agreement. The original of such letter agreement will be furnished to the Trustee upon request. The related Servicer will bear any losses incurred with respect to Permitted Investments. The amount of any such losses will be immediately deposited by the related Servicer in the related Protected Account, as appropriate, out of the related Servicer's own funds, with no right to reimbursement therefor.

         The related Servicer will deposit in a mortgage clearing account on a daily basis, and in the related Protected Account or Accounts no later than the second Business Day after receipt of funds, and retain therein, the following payments and collections:

                  (i) all payments on account of principal, including principal prepayments, on the mortgage loans;

                  (ii) all payments on account of interest on the mortgage loans adjusted to the related mortgage loan remittance rate;

                  (iii) all Liquidation Proceeds and proceeds received in connection with the final sale by the related Servicer of any REO Property;

                  (iv) any net amounts received by the related Servicer in connection with any REO Property pursuant to the terms of the related Servicing Agreement;

                  (v) all Insurance Proceeds, other than proceeds to be applied to the restoration or repair of the mortgaged property or released to the mortgagor in accordance with the related Servicer's normal servicing procedures, the related mortgage loan documents or applicable law;

                  (vi) all condemnation proceeds affecting any mortgaged property which are not released to the mortgagor in accordance with accepted servicing practices, the related mortgage loan documents or applicable law;

                  (vii)    any Monthly Advances;

                  (viii) with respect to each full or partial principal prepayment, any prepayment interest shortfalls, to the extent of the related Servicer's aggregate servicing fee received with respect to the related due period; and

                  (ix) any other amounts required to be deposited in the related Protected Account pursuant to the terms of the related Servicing Agreement.

         The foregoing requirements for deposit in a Protected Account will be exclusive, it being understood that, without limiting the generality of the foregoing, payments in the nature of late payment charges and assumption fees, to the extent permitted by the terms of the related Servicing Agreement, need not be deposited by the related Servicer in the related Protected Account.

         Each Servicer may, from time to time, make withdrawals from the related Protected Account for the following purposes:

                  (i) to make payments to the Distribution Account in the amounts and in the manner provided for in the related Servicing Agreement;

                  (ii) to reimburse itself for Monthly Advances as set forth in the related Servicing Agreement, the related Servicer's right to reimburse itself pursuant to this subclause (ii) being limited to amounts received on the related mortgage loan which represent late collections (net of related Servicing Fees) of principal and/or interest respecting which any such advance was made;

                  (iii) to reimburse itself for unreimbursed servicing advances and Monthly Advances, such Servicer's right to reimburse itself pursuant to this subclause (iii) with respect to any mortgage loan being limited to Liquidation Proceeds and Insurance Proceeds received after the cut-off date related to such mortgage loan;

                  (iv) to pay to itself as servicing compensation (a) any interest earned on funds in the related Protected Account and (b) any payable Servicing Fee;

                  (v) to reimburse itself for any nonrecoverable advances, as set forth in the related Servicing Agreement;

                  (vi) to transfer funds to another qualified depository in accordance with the terms of the related Servicing Agreement;

                  (vii) to reimburse itself as provided in the related Servicing Agreement;

                  (viii) to remove funds inadvertently placed in the Protected Account in error by such Servicer; and

                  (ix) to clear and terminate the related Protected Account upon the termination of the related Servicing Agreement.

         On the related Servicer Remittance Date of each month the related Servicer will withdraw or cause to be withdrawn from the related Protected Accounts and any other permitted accounts, and will remit to the Distribution Account, the Available Funds for such distribution date.

         As additional compensation for its servicing obligations, the related Servicer is entitled to receive all investment earnings (and will bear investment losses) on amounts in the related Protected Accounts.

THE DISTRIBUTION ACCOUNT

         The Securities Administrator, as Paying Agent, shall establish and maintain in the name of the Paying Agent, for the benefit of the certificateholders, an account, referred to herein as the Distribution Account, into which on or before the business day prior to each distribution date, all Available Funds in each Loan Group in the related Protected Accounts for such distribution date will be transferred by the related Servicer. All amounts deposited to the Distribution Account shall be held by the Paying Agent in the name of the Paying Agent in trust for the benefit of the certificateholders in accordance with the terms and provisions of the Agreement. The amount at any time credited to the Distribution Account may be invested in the name of the Paying Agent, in such permitted investments selected by the Master Servicer or as specified in the Agreement. The Master Servicer will be entitled to any amounts earned and will be liable for any losses on Permitted Investments in the Distribution Account to the extent provided in the Agreement.

         The Securities Administrator will deposit in the Distribution Account, as received, the following amounts:

                  (i) Any amounts withdrawn from a Protected Account or other permitted account;

                  (ii)     Any Monthly Advance and Compensating Interest;

                  (iii) Any Insurance Proceeds or Liquidation Proceeds received by the related Servicer which were not deposited in a Protected Account or other permitted account;

                  (iv) The Repurchase Price with respect to any mortgage loans repurchased, and all proceeds of any mortgage loans or property acquired in connection with the optional termination of the trust;

                  (v) Any amounts required to be deposited with respect to losses on Permitted Investments; and

                  (vi) Any other amounts received by or on behalf of the related Servicer, the Master Servicer, the Paying Agent or the Trustee and required to be deposited in the Distribution Account pursuant to the Agreement.

         On each distribution date, the Paying Agent shall pay the Master Servicing Compensation to the Master Servicer, and shall pay the certificateholders in accordance with the provisions set forth under "Description of the Certificates--Distributions on the Certificates" in this prospectus supplement. The Trustee, the Master Servicer, each Custodian and the Securities Administrator shall be entitled to the reimbursement of expenses incurred in connection with their respective duties as permitted under the Agreement out of the funds on deposit in the Distribution Account.

THE RESERVE FUND

         The Securities Administrator shall establish and maintain in the name of the Trustee, for the benefit of the Class I-A-2 and Class I-A-3 Certificateholders and each class of Group II Adjustable Rate Certificateholders (with respect to the Grantor Trust Class II-A-3B Certificateholders, indirectly through the Underlying Class II-A-3B Certificates), an account, referred to as the Reserve Fund, into which on each distribution date, amounts received under each Cap Contract will be deposited in accordance with the provisions as set forth under "The Cap Contracts" in this prospectus supplement. The amount at any time on deposit in the Reserve Fund shall, at the direction of the Class B-IO Certificateholder, be held either (i) uninvested in a trust or deposit account of the Securities Administrator with no liability for interest or other compensation thereon or
(ii) invested in permitted investments that mature no later than the Business Day prior to the next succeeding Distribution Date. Any losses on such investments shall be deposited in the Reserve Fund by the Class B-IO Certificateholder out of its own funds immediately as realized.

         On each distribution date, amounts will be allocated to the extent of amounts on deposit and available for distribution in the Reserve Fund, in accordance with the provisions set forth with respect thereto under "The Cap Contracts" in this prospectus supplement.

THE GRANTOR TRUST DISTRIBUTION ACCOUNT

         The Securities Administrator, as paying agent pursuant to the Grantor Trust Agreement, shall establish and maintain in the name of the Paying Agent, for the benefit of the holders of the Grantor Trust Certificates and the Swap Counterparty, an account, referred to herein as the Grantor Trust Distribution Account, into which will be deposited all Grantor Trust Available Funds. All amounts deposited to the Grantor Trust Distribution Account shall be held by the Paying Agent in the name of the Paying Agent in trust for the benefit of the holders of the Grantor Trust Certificates in accordance with the terms and provisions of the Grantor Trust Agreement. The amount at any time credited to the Grantor Trust Distribution Account shall be uninvested.

         On each distribution date, the Paying Agent shall pay the Swap Counterparty and the holders of the Grantor Trust Certificates in accordance with the provisions set forth under "Description of the Certificates--Distributions on the Certificates--Grantor Trust Distributions" in this prospectus supplement. The Grantor Trustee and the Securities Administrator shall be entitled to the reimbursement of expenses incurred in connection with their duties as permitted under the Grantor Trust Agreement out of the funds on deposit in the Grantor Trust Distribution Account. If funds in the Grantor Trust Distribution Account are insufficient therefor, the Grantor Trustee and the Securities Administrator shall recover such expenses from the Depositor.

VOTING RIGHTS

         Voting rights of the issuing entity in general will be allocated among the classes of certificates (other than the Interest-Only Certificates, Grantor Trust Certificates, Class XP Certificates, Class B-IO Certificates and Residual Certificates) based upon their respective Certificate Principal Balances; provided that voting rights will be allocated to each class of Interest-Only Certificates, Class XP Certificates, Class B-IO Certificates and Residual Certificates in percentages set forth in the Agreement, and voting rights of the grantor trust issuing entity will be allocated to each class of Grantor Trust Certificates based upon their respective Certificate Principal Balances.

TERMINATION

         The obligations of the Depositor, the Trustee, the Master Servicer and the Securities Administrator created by the Agreement with respect to a Loan Group will terminate upon (i) the later of the making of the final payment or other liquidation, or any advance with respect thereto, of the last mortgage loan in the related Loan Group subject thereto or the disposition of all property acquired upon foreclosure or acceptance of a deed in lieu of foreclosure of any such mortgage loans, (ii) the payment to related certificateholders of all amounts required to be paid to them pursuant to the Agreement or (iii) the repurchase by or at the direction of the Depositor or its designee of all of the mortgage loans and all related REO Property in the related Loan Group, as further discussed below. Any termination of the Agreement shall also cause the termination of the Grantor Trust Agreement.

         On any distribution date on which the aggregate Scheduled Principal Balance of the mortgage loans in a Loan Group, and properties acquired in respect thereof, is equal to 10% or less of the sum of (i) the aggregate Scheduled Principal Balance of the mortgage loans in the related Loan Group as of the Cut-off Date and (ii) the amounts on deposit in the related Pre-Funding Account as of the Closing Date, the Depositor or its designee may repurchase from the trust all mortgage loans and REO Property remaining outstanding in such Loan Group at a purchase price equal to the sum of (a) the unpaid principal balance of the related mortgage loans (other than mortgage loans related to REO Property), net of the principal portion of any unreimbursed Monthly Advances on such mortgage loans made by the purchaser, plus accrued but unpaid interest thereon at the applicable mortgage rate to, but not including, the first day of the month of repurchase, (b) the appraised value of any related REO Property, less the good faith estimate of the Master Servicer of liquidation expenses to be incurred in connection with its disposal thereof (but not more than the unpaid principal balance of the related mortgage loan, together with accrued but unpaid interest on that balance at the applicable mortgage rate, but not including the first day of the month of repurchase), (c) unreimbursed out-of-pocket costs of the related Servicer and the Master Servicer, including unreimbursed servicing advances and the principal portion of any unreimbursed Monthly Advances, made on the related mortgage loans prior to the exercise of such repurchase right, (d) any costs and damages incurred by the trust and the Trustee in connection with any violation of such mortgage loans of any predatory or abusive lending laws, and (e) any related unreimbursed costs and expenses of the Trustee, the Master Servicer, the Custodians and the Securities Administrator payable in accordance with the terms of the Agreement. Any such repurchase will result in the retirement of all of the certificates in the related Loan Group and the termination of the obligations of the Depositor, the Trustee, the Grantor Trustee, the Master Servicer and the Securities Administrator created by the Agreement and the Grantor Trust Agreement with respect to the related Loan Group. The trust may also be terminated and the certificates (with respect to each class of Grantor Trust Certificates, indirectly through the related Underlying Certificates) retired on any distribution date upon the Depositor's determination, based upon an opinion of counsel, that the status of the Trust Fund (as defined in the Agreement) as a REMIC has been lost or that a substantial risk exists that such status will be lost for the then current taxable year. In no event will the trust created by the Agreement, or the grantor trust created by the Grantor Trust Agreement, continue beyond the expiration of 21 years from the death of the survivor of the persons named in the Agreement and the Grantor Trust Agreement, respectively. See "The Agreements-- Termination" in the prospectus.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         Elections will be made to treat the trust fund as one or more separate REMICs for federal income tax purposes. Upon the issuance of the Offered Certificates, Greenberg Traurig, LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Agreement, for federal income tax purposes, the Trust Fund (other than any Cap Contracts, Basis Risk Reserve Fund, Final Maturity Reserve Account, Pre-Funding Accounts, Interest Coverage Accounts, Adjustable Rate Supplemental Fund or Reserve Fund, in each case, if and to the extent created under the Agreement) will each qualify as one or more REMICs under the Internal Revenue Code of 1986 (hereafter referred to as the "Code"). The certificates (other than the Grantor Trust Certificates and the residual certificates), exclusive of any rights to receive, or obligations to make, payments in respect of Basis Risk Shortfall Carry Forward Amounts, Coupon Strips, and/or payments under a Cap Contract and/or from the Adjustable Rate Supplemental Fund (each such right or obligation, a "Derivative Interest"), will represent regular interests in a REMIC and are herein referred to as the "regular certificates" or the "REMIC regular certificates." The Grantor Trust Certificates will represent the entire beneficial ownership interest in the grantor trust described below. Certain of the Offered Certificates (other than the Grantor Trust Certificates) and the Underlying Certificates will represent the right to receive, or obligation to make, payments in respect of the related Derivative Interests, in each case as applicable, none of which Derivative Interests shall be included in any REMIC. The Class R certificates will be designated as the residual interest in each REMIC (as each such term is defined in the Agreement). All certificateholders are advised to see "Federal Income Tax Consequences" in the prospectus for a discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of the REMIC regular certificates.

         Because the regular certificates will be considered to represent regular interests in a REMIC, they generally will be taxable as debt obligations under the Code, and interest paid or accrued on the regular certificates, including original issue discount with respect to any regular certificates issued with original issue discount, will be taxable to certificateholders in accordance with the accrual method of accounting, regardless of their usual method of accounting. It is anticipated that, for federal income tax purposes, the Interest-Only Certificates will be issued with original issue discount, and that the remaining Offered Certificates will not be issued with original issue discount. See "Material Federal Income Tax Considerations--Taxation of Debt Securities--Interest and Acquisition Discount" in the prospectus. The Internal Revenue Service, or IRS, has issued OID regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount (hereafter referred to as the "OID Regulations"). All purchasers of REMIC regular certificates are urged to consult their tax advisors for advice regarding the effect, in any, of the original issue discount provisions and regulations on the purchase of the regular certificates. The prepayment assumption that will be used in determining the rate of accrual of original issue discount with respect to the certificates is 25% CPR. The prepayment assumption represents a rate of payment of unscheduled principal on a pool of mortgage loans, expressed as an annualized percentage of the outstanding principal balance of such mortgage loans at the beginning of each period. See "Yield on the Certificates--Prepayment Considerations" herein for a description of the prepayment assumption model used herein. However, no representation is made as to the rate at which prepayments actually will occur.

         In certain circumstances the OID Regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of a regular certificate may be able to select a method for recognizing original issue discount that differs from that used by the Securities Administrator in preparing reports to the certificateholders and the IRS, respectively.

         Certain classes of the certificates that are regular certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a class of certificates will be treated as holding a certificate with amortizable bond premium will depend on such certificateholder's purchase price and the distributions remaining to be made on such certificate at the time of its acquisition by such certificateholder. Holders of such classes of certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Material Federal Income Tax Considerations--Taxation of Debt Securities--Interest and Acquisition Discount" in the prospectus.

         Each holder of a regular certificate entitled to receive payments in respect of a Derivative Interest is deemed to own an undivided beneficial ownership interest in multiple assets: a REMIC regular interest in respect of such Derivative Interest. Under the REMIC regulations, each such holder of regular certificates must allocate its purchase price for such certificates between its undivided interest in the related REMIC regular interest and its undivided interest in the right to receive, or obligation to make, payments under the Derivative Interests, in accordance with the relative fair market values thereof. For tax reporting purposes, the Underwriter estimates that the right to receive, and the obligation to pay, amounts with respect to the Derivative Interests, have de minimis value. The OID Regulations provide that an issuer's allocation of the issue price is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the trust's allocation. Under the REMIC regulations, the Securities Administrator is required to account for each REMIC regular interest and the right to receive (or the obligation to make) payments in respect of the Derivative Interests.

         It is possible that the right to receive such payments could be treated as a partnership among the holders entitled to such payments and the person deemed obligated to make such payments, in which case holders of such certificates potentially would be subject to different timing of income, and foreign holders of such certificates could be subject to withholding in respect of such payments. It is unclear what tax rules govern payments in respect of such payments, and holders of these certificates are advised to consult their own tax advisors regarding the consequences of the arrangements with respect to the related Reserve Fund and payments from such funds on their allocation or computation of issue price, timing, character and source of income and deductions.

         U.S. Treasury Department regulations have been promulgated under
Section 1275 of the Code generally providing for the integration of a "qualifying debt instrument" with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code. Therefore, holders of the applicable certificates will be unable to use the integration method provided for under such regulations with respect to such certificates.

         In the event that the right to receive, and the obligation to make, payments with respect to a Derivative Interest are characterized as a "notional principal contract" for federal income tax purposes, holders of the applicable certificates will be entitled to amortize or required to include in income, as applicable, the separate price paid for the right to receive such amounts, in each case under the notional principal contract regulations. Further, upon the sale of a certificate, the amount allocated to the selling certificateholder's right to receive, or obligation to make, payments in respect of such amounts, would be considered a "termination payment" under the notional principal contract regulations allocable to such certificate. Gain or loss realized upon the termination of the right to receive such payments may be treated as capital gain or loss.

         With respect to the regular certificates, this paragraph applies exclusive of any rights, in respect of the Derivative Interests. The Offered Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code and "real estate assets" under Section 856(c)(4)(A) of the Code generally in the same proportion that the assets of the Trust would be so treated, provided, that if 95% or more of the assets of the Trust qualify for any of the foregoing treatments at all times during a calendar year, the Offered Certificates will qualify for such status in their entirety for such calendar year. In addition, interest on the Offered Certificates will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Code generally to the extent that such Offered Certificates are treated as "real estate assets" under Section 856(c)(4)(A) of the Code. Moreover, the Offered Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code. However, prospective investors in Offered Certificates that will be generally treated as assets described in
Section 860G(a)(3) of the Code should note that, notwithstanding such treatment, any repurchase of such a certificate pursuant to the right of the Depositor to repurchase such Offered Certificates may adversely affect any REMIC that holds such Offered Certificates if such repurchase is made under circumstances giving rise to a Prohibited Transaction Tax. See "Pooling and Servicing Agreement--Termination" in this prospectus supplement and "Material Federal Income Tax Consequences" in the prospectus.

         The holders of the regular certificates will be required to include in income interest on their certificates in accordance with the accrual method of accounting. As noted above, each holder of a certificate entitled to receive payments in respect of a Derivative Interest will be required to allocate a portion of the purchase price paid for its certificates to the right to receive payments in respect of such Derivative Interest. The value of the right to receive such payments is a question of fact which could be subject to differing interpretations. Because the right to each such payment is treated as a separate right of the certificates, not payable by any REMIC, such right will not be treated as a qualifying asset for any such certificateholder that is a mutual savings bank, domestic building and loan association, real estate investment trust, or real estate mortgage investment conduit, and any such amounts received will not be qualifying real estate income for real estate investment trusts.

TAXATION OF THE GRANTOR TRUST AND THE GRANTOR TRUST CERTIFICATES

         Upon the issuance of the Grantor Trust Certificates, Greenberg Traurig, LLP, counsel to the Depositor, will deliver its opinion to the effect that, under current law, assuming compliance with the provisions of the Grantor Trust Agreement without waiver of any terms thereof, for federal income tax purposes the grantor trust will be classified as a grantor trust under subpart E, part I of subchapter J of chapter 1 of the Code, and not as an association taxable as a corporation. Accordingly, each holder of a Grantor Trust Class I-A-4B Certificate or Grantor Trust Class II-A-3B Certificate will be treated for federal income tax purposes as the owner of an undivided interest in the Swap Agreements, and the Underlying Class I-A-4B or Underlying Class II-A-3B Certificates, respectively.

         Each holder of a Grantor Trust Class I-A-4B or Grantor Trust Class II-A-3B Certificate must allocate its purchase price for that certificate between its undivided interest in each of the Underlying Certificates and its undivided interest in the Swap Agreements in accordance with the relative fair market values of each property right. Any payment made by the Swap Counterparty pursuant to the Swap Agreements on the closing date likely will be treated as a "nonperiodic payment" under Treasury regulations pertaining to notional principal contracts and included into income by the initial holders of the Grantor Trust Certificates under those rules. An equal amount likely will be deemed included in the amount paid by such holders as partial consideration for the Underlying Certificates, which may result in a reduction in original issue discount, if any, or premium. If the amount of the nonperiodic payment is considered "significant" in proportion to the present value of the total amount of payments to be made by the holders of the Underlying Certificates to the Swap Counterparty, as determined under the notional principal contract rules, the Swap Agreements will be treated as two separate transactions consisting of an on-market swap and a loan, which must be accounted for by the holders of the Underlying Certificates and the Swap Counterparty independently of the Swap Agreements. Investors should consult their tax advisors regarding the purchase of a Grantor Trust Class I-A-4B or Grantor Trust Class II-A-3B Certificate and the effect of the notional principal contract rules thereon.

         Each holder of a Grantor Trust Certificate must report on its federal income tax return the gross income from the portion of the Underlying Certificates and the Swap Agreements that is allocable to such Grantor Trust Certificate and may deduct the portion of the expenses incurred by the grantor trust, if any, that is allocable to such Grantor Trust Certificate, at the same time and to the same extent as such items would be reported by such holder if it had purchased and held directly such interest in each of the Underlying Certificates and the Swap Agreements, and received or accrued directly its share of the income on each such asset and incurred directly its share of expenses incurred by the grantor trust when those amounts are paid or incurred by the grantor trust. A holder generally will be required to include in income its share of the interest payments, original issue discount and market discount, if any, on each Underlying Certificate and may be entitled to a deduction for premium, if any, to the same extent as if the holder had directly purchased each Underlying Certificate. Additional discussion of the taxation of each Underlying Certificate is discussed above and under "Federal Income Tax Consequences --REMIC Regular Certificates" in the Prospectus. Payments made to or by the grantor trust with respect to the Swap Agreements are subject to the tax rules relating to notional principal contracts.

         Holders of the Grantor Trust Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income, gain, deduction and loss resulting from the ownership of their certificates. Treasury regulations have been promulgated under Section 1275 of the Code generally providing for the integration of a "qualifying debt instrument" with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code. Therefore, holders of the Grantor Trust Certificates will be unable to use the integration method provided for under such regulations with respect to such certificates. A holder of a Grantor Trust Certificate must amortize the price paid for the Swap Agreements under the notional principal contract regulations.

         A holder of a Grantor Trust Certificate that is an individual, estate, or trust will be allowed deductions for reasonable expenses relating to the ownership of the Grantor Trust Certificates only to the extent that the sum of those expenses and the holder's other miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, the amount of itemized deductions otherwise allowable that exceeds a specified amount will be reduced by the lesser of (i) three percent (3%) of the excess of adjusted gross income over the applicable amount, or (ii) eighty percent (80%) of the amount of itemized deductions otherwise allowable for such taxable year. A holder of a Grantor Trust Certificate that is not a corporation cannot deduct such expenses for purposes of the alternative minimum tax (if applicable). As a result, individuals, estates, or trusts holding Grantor Trust Certificates may have taxable income in excess of the cash received.

         Upon the sale of a Grantor Trust Certificate prior to the termination of the Swap Agreements, the amount of the sale allocated to the Swap Agreements would be considered a "termination payment" under the notional principal contract regulations. A holder of a Grantor Trust Certificate would have gain or loss from such a termination of the Swap Agreements equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid, or deemed paid, by the certificateholder upon entering into or acquiring the Swap Agreements.

         Gain or loss realized upon the termination of the Swap Agreements will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Section 582(c) of the Code would likely not apply to treat such gain or loss as ordinary.

         With respect to a holder of the Grantor Trust Certificates, the Internal Revenue Service might take the position that the Underlying Certificates and the Swap Agreements constitute positions in a straddle. If the Internal Revenue Service successfully asserted this position, holders of the Grantor Trust Certificates may have their losses deferred and have their holding periods suspended for purposes of determining whether any gains on a sale or exchange of their certificates was long term or short term capital gain. The straddle rules would then require the holder to capitalize, rather than deduct, interest and carrying charges allocable to the holders interest in the straddle. The Swap Agreements and the Underlying Certificates may be required to be treated as part of a conversion transaction, in which case gain on sale will be treated as ordinary to the extent the holder's yield from the investment is less than 120% of the applicable federal rate instead of the rule generally applicable to REMIC regular interests that treats gain on sale as ordinary to the extent the holder's yield from the REMIC regular interest is less than 110% of the applicable federal rate. Each holder of a Grantor Trust Certificate is encouraged to consult its own tax advisor regarding these matters.

CHARACTERIZATION OF THE REGULAR CERTIFICATES

         With respect to the regular certificates, this paragraph applies exclusive of any rights, or obligations, as applicable, in respect of the Derivative Interests. The regular certificates will be treated as "regular interests in a REMIC" for domestic building and loan associations, and "real estate assets" for real estate investment trusts (hereafter referred to as "REITs"), subject to the limitations described in

"Material Federal Income Tax Considerations--Taxation of the REMIC and its Holders" in the prospectus. Similarly, interest on the regular certificates will be considered "interest on obligations secured by mortgages on real property" for REITs, subject to certain limitations.

                             METHOD OF DISTRIBUTION

         Subject to the terms and conditions set forth in the underwriting agreement, the Depositor has agreed to sell, and the Underwriter has agreed to purchase, the Offered Certificates. The Underwriter is obligated to purchase all of the respective classes of certificates offered by this prospectus supplement if it purchases any. The Underwriter is an affiliate of the Depositor and the Sponsor.

         Distribution of the Offered Certificates will be made from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor in connection with the sale of the Offered Certificates (which are estimated to be $1,798,000), will be approximately 99.50% of the aggregate initial Certificate Principal Balance of the Offered Certificates, as of the cut-off date, plus accrued interest on the Offered Certificates, as applicable. In connection with the purchase and sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

         The Offered Certificates are offered subject to receipt and acceptance by the Underwriter, to prior sale and to the Underwriter's right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the book-entry certificates will be made through the facilities of DTC, Clearstream, Luxembourg and the Euroclear System and that delivery of the non-Offered Certificates and the residual certificates will be made at the offices of the Underwriter, in each case, on or about the closing date.

         The underwriting agreement provides that the Depositor will indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments the Underwriter may be required to make in respect thereof.

                                SECONDARY MARKET

         There is currently no secondary market for the Offered Certificates, and no assurances are made that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue.

         The primary source of information available to investors concerning the Offered Certificates will be the monthly statements discussed in the prospectus under "Pooling and Servicing Agreement--Reports to Securityholders", which will include information as to the Certificate Principal Balance of the Offered Certificates and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the Offered Certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

                                 LEGAL OPINIONS

         Legal matters relating to the Offered Certificates will be passed upon for the Depositor and the Underwriter by Greenberg Traurig, LLP, New York, New York.

                                LEGAL PROCEEDINGS

         There are no material legal proceedings pending against the Depositor, the Trustee, the Grantor Trustee, the Securities Administrator, the Issuing Entity, any 20% concentration originator or any Custodian, or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the certificateholders. No legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the certificateholders. We refer you to "The Sponsor" for a description of the legal proceedings against the Sponsor.

              AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

         The Sponsor, the Issuing Entity, the Underwriter, the Cap Counterparty, the Swap Counterparty and the Depositor are affiliated parties. The Master Servicer, the Securities Administrator, the Paying Agent, the Certificate Registrar and Wells Fargo Bank as a Custodian are the same entity. The Trustee and the Grantor Trustee are the same entity. Treasury Bank as a Custodian, Countrywide Home Loans, Inc. as an originator and Countrywide Home Loans Servicing LP as a Servicer are affiliated parties. There are no affiliations between the Sponsor, the Depositor, the Underwriter, the Cap Counterparty, the Swap Counterparty or the Issuing Entity and any of the Trustee, the Securities Administrator, any 10% concentration originator, any 10% concentration servicer (other than EMC) or any Custodian. There are no affiliations among the Master Servicer, the Trustee, the Cap Counterparty and any 10% concentration originator, any 10% concentration servicer (other than EMC) or any Custodian. There are currently no business relationships, agreements, arrangements, transactions or understandings between (a) the Sponsor, the Depositor or the Issuing Entity and (b) any of the parties referred to in the preceding sentence, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm's length transaction with an unrelated third party and that are material to the investor's understanding of the Certificates, or, except as disclosed herein, that relate to the Certificates or the pooled assets. Except as disclosed herein, no such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.

                                     RATINGS

         It is a condition to the issuance of each class of Offered Certificates that it receives at least the ratings set forth below from S&P and Moody's:

                                         RATING
                                         ------
          CLASS                     S&P        MOODY'S
          -----                     ---        -------
          I-A-1                     AAA          Aaa
          I-A-2                     AAA          Aaa
          I-A-3                     AAA          Aaa
          I-A-4A                    AAA          Aaa
          Grantor Trust I-A-4B      AAA          Aaa
          I-A-5                     AAA          Aaa
          I-X-1                     AAA          Aaa
          I-X-2                     AAA          Aaa
          I-B-1                     AA+          Aaa
          I-B-2                      AA          Aa1
          I-B-3                     AA-          Aa1
          I-B-4                      A+          Aa2

                                         RATING
                                         ------
          CLASS                     S&P        MOODY'S
          -----                     ---        -------
          I-B-5                      A           Aa3
          I-B-6                      A-          A1
          I-B-7                     BBB+         A3
          I-B-8                     BBB         Baa2
          I-B-9                     BBB-        Baa3
          II-A-1                    AAA          Aaa
          II-A-2                    AAA          Aaa
          II-A-3A                   AAA          Aaa
          Grantor Trust II-A-3B     AAA          Aaa
          II-B-1                     AA          Aa1
          II-B-2                     A           Aa3
          II-B-3                    BBB          A2
          II-B-4                    BBB-         A3
          II-B-5                    BBB-        Baa1

         The ratings of S&P and Moody's assigned to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which the certificateholders are entitled. The rating process addresses structural and legal aspects associated with the Offered Certificates (with respect to each class of Grantor Trust Certificates, indirectly through the related Underlying Certificates), including the nature of the underlying mortgage loans. The ratings assigned to mortgage pass-through certificates do not represent any assessment of the likelihood that principal prepayments on the mortgage loans will be made by the mortgagors or the degree to which the rate and timing of principal prepayments on the mortgage loans will differ from that originally anticipated.

         The ratings do not address the possibility that certificateholders might suffer a lower than anticipated yield due to non-credit events. The ratings also do not address the likelihood of payment of any Basis Risk Shortfall Carry Forward Amounts, payments to the related classes from any Cap Contract, or payments to the related classes from any Swap Agreement.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the Offered Certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the Offered Certificates.

         The Depositor has not requested that any rating agency rate any class of Offered Certificates other than as stated above. However, there can be no assurance as to whether any other rating agency will rate any class of Offered Certificates, or, if it does, what rating would be assigned by any other rating agency. A rating on any class of Offered Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Offered Certificates as stated above.

         The fees paid by the Depositor to the Rating Agencies at closing include a fee for ongoing surveillance by the Rating Agencies for so long as any Certificate is outstanding. However, the Rating Agencies are under no obligation to the Depositor to continue to monitor or provide a rating on the Certificates.

                                LEGAL INVESTMENT

         The Senior Certificates (other than the Grantor Trust Certificates) and the Class I-B-1, Class I-B-2, Class I-B-3 and Class II-B-1 Certificates will constitute "mortgage related securities" for purposes of SMMEA for so long as they are rated in one of the two highest rating categories by a nationally recognized statistical rating organization and, as such, will be legal investments for certain entities to the extent provided in SMMEA, subject to state laws overriding SMMEA. Certain states have enacted legislation overriding the legal investment provisions of SMMEA. It is not anticipated that the remaining classes of certificates will be so rated in one of the two highest rating categories and therefore will not constitute "mortgage related securities" under SMMEA (hereafter referred to as the "Non-SMMEA Certificates"). The appropriate characterization of the Non-SMMEA Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Non-SMMEA Certificates, may be subject to significant interpretive uncertainties.

         The Office of Thrift Supervision (hereafter referred to as the "OTS") has issued Thrift Bulletins 73a, entitled "Investing in Complex Securities" (hereafter referred to as "TB 73a"), which is effective as of December 18, 2001 and applies to savings associations regulated by the OTS, and 13a, entitled "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities" (hereafter referred to as "TB 13a"), which is effective as of December 1, 1998 and applies to thrift institutions regulated by the OTS.

         One of the primary purposes of TB 73a is to require savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements (including those set forth in TB 13a (see below)) and internal guidelines, is suitable for the institution, and is safe and sound. The OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the issuer and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates the OTS's due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association's investment practices will be subject to criticism, and the OTS may require divestiture of such securities. The OTS also recommends, with respect to an investment in any "complex securities," that savings associations should take into account quality and suitability, interest rate risk, and classification factors. For the purposes of each of TB 73a and TB 13a, "complex security" includes among other things any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any "plain vanilla" mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). Accordingly, all classes of the Offered Certificates would likely be viewed as "complex securities." With respect to quality and suitability factors, TB 73a warns (i) that a savings association's sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice, (ii) that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and (iii) that it should not use ratings as a substitute for its own thorough underwriting analyses. With respect to the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a.

         One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position, to (i) conduct a pre-purchase portfolio sensitivity analysis for any "significant transaction" involving securities or financial derivatives, and (ii) conduct a pre-purchase price sensitivity analysis of any "complex security" or financial derivative. The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of "complex securities with high price sensitivity" be limited to transactions and strategies that lower a thrift institution's portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

         The Depositor makes no representations as to the proper characterization of any class of Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of Offered Certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

         See "Legal Investment Matters" in the prospectus.

                              ERISA CONSIDERATIONS

         A fiduciary of any Plan (as defined in the prospectus) and any person investing Plan Assets (as defined in the prospectus) of any Plan should carefully review with its legal advisors whether the purchase, sale or holding of certificates will give rise to a prohibited transaction under ERISA or
Section 4975 of the Code.

         The U.S. Department of Labor has issued an Exemption, as defined in this prospectus supplement and as described under "ERISA Considerations" in the prospectus, to the Underwriter. The Exemption generally exempts from the application of certain of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions by
Section 4975(a) and (b) of the Code and Section 502(i) of ERISA, transactions relating to the purchase, sale and holding of pass-through certificates having a minimum specified rating by the Exemption Rating Agencies (as defined in the prospectus) at the time of purchase and underwritten by the Underwriter, and the servicing and operation of asset pools, such as the mortgage pool, provided that the conditions of the Exemption are satisfied. The purchase of certain Offered Certificates by, on behalf of or with the Plan Assets of any Plan may qualify for exemptive relief under the Exemption, as amended and as currently in effect. However, the Exemption contains a number of conditions which must be met for the Exemption, as amended, to apply (as described in the prospectus), including the requirement that any such Plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended. A fiduciary of a Plan contemplating purchasing an offered certificate must make its own determination that the conditions set forth in the Exemption, as amended, will be satisfied with respect to such certificates, including the requirement that the rating on a particular class of certificates be "AA-" or higher at the time of purchase.

         Each beneficial owner of an Offered Certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a Plan or investing with "Plan Assets", (ii) it has acquired and is holding such certificate in reliance on the Exemption, and that it understands that there are certain conditions to the availability of the Exemption, including that the certificate must be rated, at the time of purchase, not lower than "AA-" (or its equivalent) by S&P or Moody's, and the certificate is so rated or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account," as such term is defined in Prohibited Transaction Class Exemption ("PTCE") 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

         The Exemption may not directly apply to the acquisition or holding of the Grantor Trust Certificates, but if certain conditions are satisfied, it is expected to apply to interests in the Underlying Certificates indirectly acquired by Plan investors that acquire the Grantor Trust Certificates. Accordingly, the acquisition of the Grantor Trust Certificates by a Plan could result in a prohibited transaction unless another administrative exemption to ERISA's prohibited transaction rules is applicable. One or more alternative exemptions ("Investor-Based Exemptions") may be available with respect to the purchase and holding of the Grantor Trust Certificates, including, but not limited to:

                  o Prohibited Transaction Class Exemption 96-23, regarding transactions negotiated by certain "in-house asset managers";

                  o Prohibited Transaction Class Exemption 95-60, regarding investments by insurance company general accounts.

                  o Prohibited Transaction Class Exemption 91-38, regarding investments by bank collective investment funds;

                  o Prohibited Transaction Class Exemption 90-1, regarding investments by insurance company pooled separate accounts;

                  o Prohibited Transaction Class Exemption 84-14, regarding transactions negotiated by independent "qualified professional asset managers";

         Each such beneficial owner of a Grantor Trust Certificates or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that at least one Investor-Based Exemption or other applicable exemption applies to the purchase and holding of the Grantor Trust Certificates. A Plan fiduciary should also consider its general fiduciary obligations under ERISA in determining whether to purchase any Grantor Trust Certificates on behalf of a Plan in reliance upon the Investor-Based Exemptions.

         Any fiduciary or other investor of "Plan Assets" that proposes to acquire or hold the Offered Certificates on behalf of or with "Plan Assets" of any Plan should consult with its counsel with respect to the application of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of the ERISA and the Code to the proposed investment. See "ERISA Considerations" in the prospectus.

         The sale of any class of Offered Certificates to a Plan is in no respect a representation by the Depositor, the Trustee, the Grantor Trustee, the Securities Administrator, the Master Servicer or the Underwriter that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

         The summary of ERISA considerations contained herein was written to support the promotion and marketing of the Certificates and was not intended or written to be used, and cannot be used, by a taxpayer for the purpose of avoiding any U.S. federal tax penalties that may be imposed. Each taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor.

                                    GLOSSARY

         Below are abbreviated definitions of significant terms used in this prospectus supplement. Capitalized terms used in this prospectus supplement but not defined in this prospectus supplement shall have the meanings assigned to them in the accompanying prospectus. The Agreement, the Cap Contracts, and the Mortgage Loan Purchase Agreement may each contain more complete definitions of the terms used in this prospectus supplement and reference should be made to those agreements for a more complete understanding of these terms.

Actual Monthly Payments -- For any mortgage loan and each Due Period, the actual monthly payments of principal and interest received during such period on such mortgage loan.

Adjustable Rate Certificates -- The Class A Certificates and the Class B Certificates.

Adjustable Rate Supplemental Fund -- As described under "Description of the Certificates--Adjustable Rate Supplemental Fund" in this prospectus supplement.

Adjusted Rate Cap -- With respect to each class of Adjustable Rate Certificates in a Loan Group (other than the Grantor Trust Certificates), each distribution date and the related Due Period, (A) the sum of (i) the scheduled Monthly Payments owed on the related mortgage loans for such Due Period less the related Servicing Fees and any related lender-paid primary mortgage insurance fees and
(ii) the Actual Monthly Payments received in excess of such scheduled Monthly Payments, minus (B) in the case of Group I Adjustable Rate Certificates, the sum of (i) the Coupon Strip, if any, payable to the Final Maturity Reserve Account with respect to such distribution date, and (ii) interest payable to the Interest-Only Certificates, expressed as a per annum rate calculated on the basis of the aggregate Scheduled Principal Balance of the related mortgage loans for such Due Period and further reflecting the accrual of interest on an actual/360 basis.

Additional Swap Counterparty Payments -- With respect to any Swap Agreement and distribution date, any related termination payments made to the Swap Counterparty with respect to such Swap Agreement as a result of a Swap Counterparty Default.

Agreement -- The Pooling and Servicing Agreement, dated as of April 1, 2007, among the Depositor, the Sponsor, the Master Servicer, the Securities Administrator and the Trustee.

Applied Realized Loss Amount -- With respect to any class of Senior Certificates (other than the Interest-Only Certificates) and the Subordinate Certificates related to a Loan Group and as to any distribution date, the sum of the related Realized Losses, which have been applied in reduction of the Certificate Principal Balance of such class.

Available Funds -- With respect to each Loan Group and distribution date, an amount which generally includes (1) all previously undistributed payments on account of principal (including the principal portion of Monthly Payments, Principal Prepayments and the principal amount of Net Liquidation Proceeds and Subsequent Recoveries) and all previously undistributed payments on account of interest received after the cut-off date with respect to the related mortgage loans, and on or prior to the related determination date, (2) any Monthly Advances and Compensating Interest made by the Master Servicer (or by the Trustee, as successor master servicer) or the related Servicer for such distribution date in respect of the related mortgage loans, (3) any other miscellaneous amounts remitted in respect of the related mortgage loans by the Master Servicer or the related Servicer pursuant to the related Servicing Agreement, (4) any amounts deposited in the Reserve Account, the Adjustable Rate Supplemental Fund and Basis Risk Reserve Fund in respect of the related mortgage loans pursuant to the Agreement, and (5) any amounts

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reimbursed in respect of the related mortgage loans by the Master Servicer for such distribution date in connection with losses on certain eligible investments, except:

                  (i) all payments that were due on or before the cut-off date with respect to the initial mortgage loans in the related Loan Group, and all payments that were due on or before the related Subsequent Cut-off Date with respect to the subsequent mortgage loans in the related Loan Group;

                  (ii) all Principal Prepayments and Liquidation Proceeds received after the applicable Prepayment Period and the Liquidation Period, respectively;

                  (iii) all payments, other than Principal Prepayments, that represent early receipt of Monthly Payments due on a date or dates subsequent to the related due date;

                  (iv) amounts received on particular related mortgage loans as late payments of principal or interest and respecting which, and to the extent that, there are any unreimbursed Monthly Advances;

                  (v) amounts of Monthly Advances determined to be Nonrecoverable Advances; and

                  (vi) any investment earnings on amounts on deposit in the Distribution Account, the Reserve Fund, the related Pre-Funding Account and the related Interest Coverage Account, the Adjustable Rate Supplemental Fund and the Basis Risk Reserve Fund and amounts permitted to be withdrawn (other than as a distribution of principal, interest, Basis Risk Shortfall Amounts or Cap Contract payments on the related certificates) from the Distribution Account, the Reserve Fund, the related Pre-Funding Account and the related Interest Coverage Account, the Adjustable Rate Supplemental Fund and the Basis Risk Reserve Fund, and amounts to pay the Servicing Fees or to reimburse the related Servicer, the Securities Administrator, the Trustee, the related Custodian or the Master Servicer, as applicable, for fees and reimbursable Monthly Advances, servicing advances and other reimbursable expenses as are due under the related Servicing Agreement, the Agreement or the related Custodial Agreement and that have not been retained by or paid to the related Servicer, the Securities Administrator, the Trustee, the related Custodian or the Master Servicer.

Bankruptcy Loss -- Any loss resulting from a bankruptcy court, in connection with a personal bankruptcy of a mortgagor, (1) establishing the value of a mortgaged property at an amount less than the Outstanding Principal Balance of the mortgage loan secured by such mortgaged property or (2) reducing the amount of the Monthly Payment on the related mortgage loan.

Basis Risk Reserve Fund -- The reserve fund held by the paying agent for the payment of Basis Risk Shortfall Carry Forward Amounts, as described under "Description of the Certificates--Pass-Through Rates for the Certificates" in this prospectus supplement.

Basis Risk Shortfall -- If on a distribution date the Pass-Through Rate for a class of Adjustable Rate Certificates is based upon the applicable Net Rate Cap, the excess, if any, of:

         1. The amount of the Current Interest that such class would have been entitled to receive on such distribution date had the applicable pass-though rate been calculated at a per annum rate equal to the lesser of (i) One-Month LIBOR plus the related Margin for such distribution date and (ii) in the case of Loan Group II, 10.50% per annum, over

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         2.       The amount of the Current Interest on such class calculated using a pass-though rate equal to the applicable Net Rate Cap for such distribution date.


Basis Risk Shortfall Carry Forward Amount -- As of any distribution date for the Adjustable Rate Certificates, the sum of the Basis Risk Shortfall for such distribution date and the Basis Risk Shortfall for all previous distribution dates not previously paid, together with interest thereon at a rate equal to the lesser of (i) One-Month LIBOR plus the related Margin for such distribution date and (ii) in the case of Loan Group II, 10.50% per annum.

Book-Entry Certificates -- The Offered Certificates issued, maintained and transferred at DTC, Clearstream, Luxembourg or the Euroclear System.

Business Day -- Generally any day other than a Saturday, a Sunday or a day on which the New York Stock Exchange or Federal Reserve is closed or on which banking institutions in New York City or in the jurisdiction in which the Trustee, the Grantor Trustee, the Securities Administrator, the Master Servicer, related Custodian or the related Servicer is located are obligated by law or executive order to be closed.

Cap Contract -- Any one of the Interest Rate Corridor Letter Agreements, dated April 30, 2007, entered into by the Cap Counterparty and the Trustee on behalf of the trust and relating to the Class I-A-2 and Class I-A-3 Certificates and each class of Group II Adjustable Rate Certificates.

Cap Counterparty -- Bear Stearns Financial Products Inc.

Certificate Owner -- Any person who is the beneficial owner of a Book-Entry Certificate.

Certificate Principal Balance -- With respect to any Certificate as of any distribution date will equal such Certificate's initial principal amount on the Closing Date, plus (except in the case of the Grantor Trust Certificates) the amount of any Net Deferred Interest allocated thereto on such distribution date and on any previous distribution dates, plus any Subsequent Recoveries added to the Certificate Principal Balance of such Certificate (other than an Interest-Only Certificate, and with respect to the Grantor Trust Certificates, indirectly through the related Underlying Certificates), as described under "Description of the Certificates--Allocation of Realized Losses; Subordination" in this prospectus supplement, and as reduced by (1) all amounts allocable to principal previously distributed with respect to such Certificate, and (2) any Applied Realized Loss Amounts allocated to such Certificate (other than an Interest-Only Certificate) on previous distribution dates.

Certificates -- The Group I Certificates and the Group II Certificates.

Class A Certificates -- The Class I-A Certificates and the Class II-A Certificates.

Class A Principal Distribution Amount -- Either Class I-A Principal Distribution Amount or Class II-A Principal Distribution Amount, as applicable.

Class B Certificates -- The Class I-B Certificates and Class II-B Certificates.

Class XP Certificates -- The Class I-XP Certificates and the Class II-XP Certificates.

Class I-A Certificates -- The Class I-A-1 Certificates, Class I-A-2 Certificates, Class I-A-3, Class I-A-4A, Underlying Class I-A-4B and Class I-A-5 Certificates.

                                     S-176
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Class I-A Principal Distribution Amount -- With respect to any applicable distribution date, an amount equal to the excess, if any, of:

         1. the aggregate Certificate Principal Balance of the Class I-A Certificates immediately prior to such distribution date over

         2.       the lesser of

                  I.       the excess of

                           (a) the aggregate Scheduled Principal Balance of the group I mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period), over

                           (b) the aggregate Scheduled Principal Balance of the group I mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period) multiplied by (i) on each distribution date prior to the distribution date in April 2013, approximately 27.375% and (ii) on each distribution date on and after the distribution date in April 2013, approximately 21.900%; and

                  II.      the excess of

                           (a) the aggregate Scheduled Principal Balance of the group I mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period), over

                           (b) 0.50% of the sum of (1) the aggregate Scheduled Principal Balance of the group I mortgage loans as of the Cut-off Date and
                                    (2) and the amounts on deposit in the Group
                                    I Pre-Funding Account as of the Closing
                                    Date.

Class I-B Certificates -- The Class I-B-1, Class I-B-2, Class I-B-3, Class I-B-4, Class I-B-5, Class I-B-6, Class I-B-7, Class I-B-8 and Class I-B-9 Certificates.

Class I-B-1 Principal Distribution Amount -- With respect to any applicable distribution date, an amount equal to the excess, if any, of:

         1. the Certificate Principal Balance of the Class I-B-1 Certificates immediately prior to such distribution date over

         2.       the lesser of

                  I.       the excess of

                           (a) the aggregate Scheduled Principal Balance of the group I mortgage loans as of the last day of the related due period (after reduction for Realized

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                                    Losses incurred during the related Realized
                                    Loss Period and Principal Prepayments
                                    received during the related Prepayment
                                    Period), over

                           (b)      the sum of

                                    (1)      the aggregate Certificate Principal
                                             Balance of the Class I-A
                                             Certificates (after taking into
                                             account the payment of the Class
                                             I-A Principal Distribution Amount
                                             on such distribution date), and

                                    (2)      the aggregate Scheduled Principal
                                             Balance of the group I mortgage
                                             loans as of the last day of the
                                             related due period (after reduction
                                             for Realized Losses incurred during
                                             the related Realized Loss Period
                                             and Principal Prepayments received
                                             during the related Prepayment
                                             Period) multiplied by (i) on each
                                             distribution date prior to the
                                             distribution date in April 2013,
                                             approximately 21.250% and (ii) on
                                             each distribution date on and after
                                             the distribution date in April
                                             2013, approximately 17.000%; and

                  II.      the excess of

                           (a) the aggregate Scheduled Principal Balance of the group I mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period), over

                           (b) 0.50% of the sum of (1) the aggregate Scheduled Principal Balance of the group I mortgage loans as of the Cut-off Date and
                                    (2) and the amounts on deposit in the Group
                                    I Pre-Funding Account as of the Closing
                                    Date.

Class I-B-2 Principal Distribution Amount -- With respect to any applicable distribution date, an amount equal to the excess, if any, of:

         1. the Certificate Principal Balance of the Class I-B-2 Certificates immediately prior to such distribution date over

         2.       the lesser of

                  I.       the excess of

                           (a) the aggregate Scheduled Principal Balance of the group I mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period), over

                           (b)      the sum of

                                    (1)     the aggregate Certificate Principal
                                            Balance of the Class I-A
                                            Certificates (after taking into
                                            account the payment of the Class I-A
                                            Principal Distribution Amount on
                                            such distribution date),

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                                    (2)      the Certificate Principal Balance
                                             of the Class I-B-1 Certificates
                                             (after taking into account the
                                             payment of the Class I-B-1
                                             Principal Distribution Amount on
                                             such distribution date), and

                                    (3)      the aggregate Scheduled Principal
                                             Balance of the group I mortgage
                                             loans as of the last day of the
                                             related due period (after reduction
                                             for Realized Losses incurred during
                                             the related Realized Loss Period
                                             and Principal Prepayments received
                                             during the related Prepayment
                                             Period) multiplied by (i) on each
                                             distribution date prior to the
                                             distribution date in April 2013,
                                             approximately 15.875% and (ii) on
                                             each distribution date on and after
                                             the distribution date in April
                                             2013, approximately 12.700%; and

                  II.      the excess of

                           (a) the aggregate Scheduled Principal Balance of the group I mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period), over

                           (b) 0.50% of the sum of (1) the aggregate Scheduled Principal Balance of the group I mortgage loans as of the Cut-off Date and
                                    (2) and the amounts on deposit in the Group
                                    I Pre-Funding Account as of the Closing
                                    Date.

Class I-B-3 Principal Distribution Amount -- With respect to any applicable distribution date, an amount equal to the excess, if any, of:

         1. the Certificate Principal Balance of the Class I-B-3 Certificates immediately prior to such distribution date over

         2.       the lesser of

                  I.       the excess of

                           (a) the aggregate Scheduled Principal Balance of the group I mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period), over

                           (b)      the sum of

                                    (1)      the aggregate Certificate Principal
                                             Balance of the Class I-A
                                             Certificates (after taking into
                                             account the payment of the Class
                                             I-A Principal Distribution Amount
                                             on such distribution date),

                                    (2)      the Certificate Principal Balance
                                             of the Class I-B-1 Certificates
                                             (after taking into account the
                                             payment of the Class I-B-1
                                             Principal Distribution Amount on
                                             such distribution date),

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                                    (3)      the Certificate Principal Balance
                                             of the Class I-B-2 Certificates
                                             (after taking into account the
                                             payment of the Class I-B-2
                                             Principal Distribution Amount on
                                             such distribution date), and

                                    (4)      the aggregate Scheduled Principal
                                             Balance of the group I mortgage
                                             loans as of the last day of the
                                             related due period (after reduction
                                             for Realized Losses incurred during
                                             the related Realized Loss Period
                                             and Principal Prepayments received
                                             during the related Prepayment
                                             Period) multiplied by (i) on each
                                             distribution date prior to the
                                             distribution date in April 2013,
                                             approximately 14.125% and (ii) on
                                             each distribution date on and after
                                             the distribution date in April
                                             2013, approximately 11.300%; and

                  II.      the excess of

                           (a) the aggregate Scheduled Principal Balance of the group I mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period), over

                           (b) 0.50% of the sum of (1) the aggregate Scheduled Principal Balance of the group I mortgage loans as of the Cut-off Date and
                                    (2) and the amounts on deposit in the Group
                                    I Pre-Funding Account as of the Closing
                                    Date.

Class I-B-4 Principal Distribution Amount -- With respect to any applicable distribution date, an amount equal to the excess, if any, of:

         1. the Certificate Principal Balance of the Class I-B-4 Certificates immediately prior to such distribution date over

         2.       the lesser of

                  I.       the excess of

                           (a) the aggregate Scheduled Principal Balance of the group I mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period), over

                           (b)      the sum of

                                    (1)      the aggregate Certificate Principal
                                             Balance of the Class I-A
                                             Certificates (after taking into
                                             account the payment of the Class
                                             I-A Principal Distribution Amount
                                             on such distribution date),

                                    (2)      the Certificate Principal Balance
                                             of the Class I-B-1 Certificates
                                             (after taking into account the
                                             payment of the Class I-B-1
                                             Principal Distribution Amount on
                                             such distribution date),

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                                    (3)      the Certificate Principal Balance
                                             of the Class I-B-2 Certificates
                                             (after taking into account the
                                             payment of the Class I-B-2
                                             Principal Distribution Amount on
                                             such distribution date),

                                    (4)      the Certificate Principal Balance
                                             of the Class I-B-3 Certificates
                                             (after taking into account the
                                             payment of the Class I-B-3
                                             Principal Distribution Amount on
                                             such distribution date), and

                                    (5)      the aggregate Scheduled Principal
                                             Balance of the group I mortgage
                                             loans as of the last day of the
                                             related due period (after reduction
                                             for Realized Losses incurred during
                                             the related Realized Loss Period
                                             and Principal Prepayments received
                                             during the related Prepayment
                                             Period) multiplied by (i) on each
                                             distribution date prior to the
                                             distribution date in April 2013,
                                             approximately 11.000% and (ii) on
                                             each distribution date on and after
                                             the distribution date in April
                                             2013, approximately 8.800%; and

                  II.      the excess of

                           (a) the aggregate Scheduled Principal Balance of the group I mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period), over

                           (b) 0.50% of the sum of (1) the aggregate Scheduled Principal Balance of the group I mortgage loans as of the Cut-off Date and
                                    (2) and the amounts on deposit in the Group
                                    I Pre-Funding Account as of the Closing
                                    Date.

Class I-B-5 Principal Distribution Amount -- With respect to any applicable distribution date, an amount equal to the excess, if any, of:

         1. the Certificate Principal Balance of the Class I-B-5 Certificates immediately prior to such distribution date over

         2.       the lesser of

                  I.       the excess of

                           (a) the aggregate Scheduled Principal Balance of the group I mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period), over

                           (b)      the sum of

                                    (1)      the aggregate Certificate Principal
                                             Balance of the Class I-A
                                             Certificates (after taking into
                                             account the payment of the Class
                                             I-A Principal Distribution Amount
                                             on such distribution date),

                                    (2)      the Certificate Principal Balance
                                             of the Class I-B-1 Certificates
                                             (after taking into account the
                                             payment of the Class I-B-1
                                             Principal Distribution Amount on
                                             such distribution date),

                                    (3)      the Certificate Principal Balance
                                             of the Class I-B-2 Certificates
                                             (after taking into account the
                                             payment of the Class I-B-2
                                             Principal Distribution Amount on
                                             such distribution date),

                                    (4)      the Certificate Principal Balance
                                             of the Class I-B-3 Certificates
                                             (after taking into account the
                                             payment of the Class I-B-3
                                             Principal Distribution Amount on
                                             such distribution date),

                                    (5)      the Certificate Principal Balance
                                             of the Class I-B-4 Certificates
                                             (after taking into account the
                                             payment of the Class I-B-4
                                             Principal Distribution Amount on
                                             such distribution date), and

                                    (6)      the aggregate Scheduled Principal
                                             Balance of the group I mortgage
                                             loans as of the last day of the
                                             related due period (after reduction
                                             for Realized Losses incurred during
                                             the related Realized Loss Period
                                             and Principal Prepayments received
                                             during the related Prepayment
                                             Period) multiplied by (i) on each
                                             distribution date prior to the
                                             distribution date in April 2013,
                                             approximately 9.500% and (ii) on
                                             each distribution date on and after
                                             the distribution date in April
                                             2013, approximately 7.600%; and

                  II.      the excess of

                           (a) the aggregate Scheduled Principal Balance of the group I mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period), over

                           (b) 0.50% of the sum of (1) the aggregate Scheduled Principal Balance of the group I mortgage loans as of the Cut-off Date and
                                    (2) and the amounts on deposit in the Group
                                    I Pre-Funding Account as of the Closing
                                    Date.

Class I-B-6 Principal Distribution Amount -- With respect to any applicable distribution date, an amount equal to the excess, if any, of:

         1. the Certificate Principal Balance of the Class I-B-6 Certificates immediately prior to such distribution date over

         2.       the lesser of

                  I.       the excess of

                           (a) the aggregate Scheduled Principal Balance of the group I mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period), over

                                     S-182
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                           (b)      the sum of

                                    (1)      the aggregate Certificate Principal
                                             Balance of the Class I-A
                                             Certificates (after taking into
                                             account the payment of the Class
                                             I-A Principal Distribution Amount
                                             on such distribution date),

                                    (2)      the Certificate Principal Balance
                                             of the Class I-B-1 Certificates
                                             (after taking into account the
                                             payment of the Class I-B-1
                                             Principal Distribution Amount on
                                             such distribution date),

                                    (3)      the Certificate Principal Balance
                                             of the Class I-B-2 Certificates
                                             (after taking into account the
                                             payment of the Class I-B-2
                                             Principal Distribution Amount on
                                             such distribution date),

                                    (4)      the Certificate Principal Balance
                                             of the Class I-B-3 Certificates
                                             (after taking into account the
                                             payment of the Class I-B-3
                                             Principal Distribution Amount on
                                             such distribution date),

                                    (5)      the Certificate Principal Balance
                                             of the Class I-B-4 Certificates
                                             (after taking into account the
                                             payment of the Class I-B-4
                                             Principal Distribution Amount on
                                             such distribution date),

                                    (6)      the Certificate Principal Balance
                                             of the Class I-B-5 Certificates
                                             (after taking into account the
                                             payment of the Class I-B-5
                                             Principal Distribution Amount on
                                             such distribution date), and

                                    (7)      the aggregate Scheduled Principal
                                             Balance of the group I mortgage
                                             loans as of the last day of the
                                             related due period (after reduction
                                             for Realized Losses incurred during
                                             the related Realized Loss Period
                                             and Principal Prepayments received
                                             during the related Prepayment
                                             Period) multiplied by (i) on each
                                             distribution date prior to the
                                             distribution date in April 2013,
                                             approximately 8.250% and (ii) on
                                             each distribution date on and after
                                             the distribution date in April
                                             2013, approximately 6.600%; and

                  II.      the excess of

                           (a) the aggregate Scheduled Principal Balance of the group I mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period), over

                           (b) 0.50% of the sum of (1) the aggregate Scheduled Principal Balance of the group I mortgage loans as of the Cut-off Date and
                                    (2) and the amounts on deposit in the Group
                                    I Pre-Funding Account as of the Closing
                                    Date.

Class I-B-7 Principal Distribution Amount -- With respect to any applicable distribution date, an amount equal to the excess, if any, of:

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         1.       the Certificate Principal Balance of the Class I-B-7
                  Certificates immediately prior to such distribution date over

         2.       the lesser of

                  I.       the excess of

                           (a) the aggregate Scheduled Principal Balance of the group I mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period), over

                           (b)      the sum of

                                    (1)      the aggregate Certificate Principal
                                             Balance of the Class I-A
                                             Certificates (after taking into
                                             account the payment of the Class
                                             I-A Principal Distribution Amount
                                             on such distribution date),

                                    (2)      the Certificate Principal Balance
                                             of the Class I-B-1 Certificates
                                             (after taking into account the
                                             payment of the Class I-B-1
                                             Principal Distribution Amount on
                                             such distribution date),

                                    (3)      the Certificate Principal Balance
                                             of the Class I-B-2 Certificates
                                             (after taking into account the
                                             payment of the Class I-B-2
                                             Principal Distribution Amount on
                                             such distribution date),

                                    (4)      the Certificate Principal Balance
                                             of the Class I-B-3 Certificates
                                             (after taking into account the
                                             payment of the Class I-B-3
                                             Principal Distribution Amount on
                                             such distribution date),

                                    (5)      the Certificate Principal Balance
                                             of the Class I-B-4 Certificates
                                             (after taking into account the
                                             payment of the Class I-B-4
                                             Principal Distribution Amount on
                                             such distribution date),

                                    (6)      the Certificate Principal Balance
                                             of the Class I-B-5 Certificates
                                             (after taking into account the
                                             payment of the Class I-B-5
                                             Principal Distribution Amount on
                                             such distribution date),

                                    (7)      the Certificate Principal Balance
                                             of the Class I-B-6 Certificates
                                             (after taking into account the
                                             payment of the Class I-B-6
                                             Principal Distribution Amount on
                                             such distribution date), and

                                    (8)      the aggregate Scheduled Principal
                                             Balance of the group I mortgage
                                             loans as of the last day of the
                                             related due period (after reduction
                                             for Realized Losses incurred during
                                             the related Realized Loss Period
                                             and Principal Prepayments received
                                             during the related Prepayment
                                             Period) multiplied by (i) on each
                                             distribution date prior to the
                                             distribution date in April 2013,
                                             approximately 6.500% and (ii) on
                                             each distribution date on and after
                                             the distribution date in April
                                             2013, approximately 5.200%; and

                  II.      the excess of

                           (a) the aggregate Scheduled Principal Balance of the group I mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period), over

                           (b) 0.50% of the sum of (1) the aggregate Scheduled Principal Balance of the group I mortgage loans as of the Cut-off Date and
                                    (2) and the amounts on deposit in the Group
                                    I Pre-Funding Account as of the Closing
                                    Date.

Class I-B-8 Principal Distribution Amount -- With respect to any applicable distribution date, an amount equal to the excess, if any, of:

         1. the Certificate Principal Balance of the Class I-B-8 Certificates immediately prior to such distribution date over

         2.       the lesser of

                  I.       the excess of

                           (a) the aggregate Scheduled Principal Balance of the group I mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period), over

                           (b)      the sum of

                                    (1)      the aggregate Certificate Principal
                                             Balance of the Class I-A
                                             Certificates (after taking into
                                             account the payment of the Class
                                             I-A Principal Distribution Amount
                                             on such distribution date),

                                    (2)      the Certificate Principal Balance
                                             of the Class I-B-1 Certificates
                                             (after taking into account the
                                             payment of the Class I-B-1
                                             Principal Distribution Amount on
                                             such distribution date),

                                    (3)      the Certificate Principal Balance
                                             of the Class I-B-2 Certificates
                                             (after taking into account the
                                             payment of the Class I-B-2
                                             Principal Distribution Amount on
                                             such distribution date),

                                    (4)      the Certificate Principal Balance
                                             of the Class I-B-3 Certificates
                                             (after taking into account the
                                             payment of the Class I-B-3
                                             Principal Distribution Amount on
                                             such distribution date),

                                    (5)      the Certificate Principal Balance
                                             of the Class I-B-4 Certificates
                                             (after taking into account the
                                             payment of the Class I-B-4
                                             Principal Distribution Amount on
                                             such distribution date),

                                    (6)      the Certificate Principal Balance
                                             of the Class I-B-5 Certificates
                                             (after taking into account the
                                             payment of the Class I-B-5
                                             Principal Distribution Amount on
                                             such distribution date),

                                    (7)      the Certificate Principal Balance
                                             of the Class I-B-6 Certificates
                                             (after taking into account the
                                             payment of the Class I-B-6
                                             Principal Distribution Amount on
                                             such distribution date),

                                    (8)      the Certificate Principal Balance
                                             of the Class I-B-7 Certificates
                                             (after taking into account the
                                             payment of the Class I-B-7
                                             Principal Distribution Amount on
                                             such distribution date), and

                                    (9)      the aggregate Scheduled Principal
                                             Balance of the group I mortgage
                                             loans as of the last day of the
                                             related due period (after reduction
                                             for Realized Losses incurred during
                                             the related Realized Loss Period
                                             and Principal Prepayments received
                                             during the related Prepayment
                                             Period) multiplied by (i) on each
                                             distribution date prior to the
                                             distribution date in April 2013,
                                             approximately 5.250% and (ii) on
                                             each distribution date on and after
                                             the distribution date in April
                                             2013, approximately 4.200%; and

                  II.      the excess of

                           (a) the aggregate Scheduled Principal Balance of the group I mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period), over

                           (b) 0.50% of the sum of (1) the aggregate Scheduled Principal Balance of the group I mortgage loans as of the Cut-off Date and
                                    (2) and the amounts on deposit in the Group
                                    I Pre-Funding Account as of the Closing
                                    Date.

Class I-B-9 Principal Distribution Amount -- With respect to any applicable distribution date, an amount equal to the excess, if any, of:

         1. the Certificate Principal Balance of the Class I-B-9 Certificates immediately prior to such distribution date over

         2.       the lesser of

                  I.       the excess of

                           (a) the aggregate Scheduled Principal Balance of the group I mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period), over

                           (b)      the sum of

                                    (1)      the aggregate Certificate Principal
                                             Balance of the Class I-A
                                             Certificates (after taking into
                                             account the payment of the Class
                                             I-A Principal Distribution Amount
                                             on such distribution date),

                                    (2)      the Certificate Principal Balance
                                             of the Class I-B-1 Certificates
                                             (after taking into account the
                                             payment of the Class I-B-1
                                             Principal Distribution Amount on
                                             such distribution date),

                                    (3)      the Certificate Principal Balance
                                             of the Class I-B-2 Certificates
                                             (after taking into account the
                                             payment of the Class I-B-2
                                             Principal Distribution Amount on
                                             such distribution date),

                                    (4)      the Certificate Principal Balance
                                             of the Class I-B-3 Certificates
                                             (after taking into account the
                                             payment of the Class I-B-3
                                             Principal Distribution Amount on
                                             such distribution date),

                                    (5)      the Certificate Principal Balance
                                             of the Class I-B-4 Certificates
                                             (after taking into account the
                                             payment of the Class I-B-4
                                             Principal Distribution Amount on
                                             such distribution date),

                                    (6)      the Certificate Principal Balance
                                             of the Class I-B-5 Certificates
                                             (after taking into account the
                                             payment of the Class I-B-5
                                             Principal Distribution Amount on
                                             such distribution date),

                                    (7)      the Certificate Principal Balance
                                             of the Class I-B-6 Certificates
                                             (after taking into account the
                                             payment of the Class I-B-6
                                             Principal Distribution Amount on
                                             such distribution date),

                                    (8)      the Certificate Principal Balance
                                             of the Class I-B-7 Certificates
                                             (after taking into account the
                                             payment of the Class I-B-7
                                             Principal Distribution Amount on
                                             such distribution date), and

                                    (9)      the Certificate Principal Balance
                                             of the Class I-B-8 Certificates
                                             (after taking into account the
                                             payment of the Class I-B-8
                                             Principal Distribution Amount on
                                             such distribution date), and

                                    (10)     the aggregate Scheduled Principal
                                             Balance of the group I mortgage
                                             loans as of the last day of the
                                             related due period (after reduction
                                             for Realized Losses incurred during
                                             the related Realized Loss Period
                                             and Principal Prepayments received
                                             during the related Prepayment
                                             Period) multiplied by (i) on each
                                             distribution date prior to the
                                             distribution date in April 2013,
                                             approximately 3.875% and (ii) on
                                             each distribution date on and after
                                             the distribution date in April
                                             2013, approximately 3.100%; and

                  II.      the excess of

                           (a) the aggregate Scheduled Principal Balance of the group I mortgage loans as of the last day of the related due period (after reduction for Realized

                                    Losses incurred during the related Realized
                                    Loss Period and Principal Prepayments
                                    received during the related Prepayment
                                    Period), over

                           (b) 0.50% of the sum of (1) the aggregate Scheduled Principal Balance of the group I mortgage loans as of the Cut-off Date and
                                    (2) and the amounts on deposit in the Group
                                    I Pre-Funding Account as of the Closing
                                    Date.

Class I-X Certificates -- The Class I-X-1 Certificates and the Class I-X-2 Certificates.

Class I-XP Certificates -- The Class I-XP-1 Certificates and the Class I-XP-2 Certificates.

Class II-A Certificates -- The Class II-A-1 Certificates, Class II-A-2 Certificates, Class II-A-3A and Underlying Class II-A-3B Certificates.

Class II-A Principal Distribution Amount -- With respect to any applicable distribution date, an amount equal to the excess, if any, of:

         1. the aggregate Certificate Principal Balance of the Class II-A Certificates immediately prior to such distribution date over

         2.       the lesser of

                  I.       the excess of

                           (a) the aggregate Scheduled Principal Balance of the group II mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period), over

                           (b) the aggregate Scheduled Principal Balance of the group II mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period) multiplied by (i) on each distribution date prior to the distribution date in April 2013, approximately 25.750% and (ii) on each distribution date on and after the distribution date in April 2013, approximately 20.600%; and

                  II.      the excess of

                           (a) the aggregate Scheduled Principal Balance of the group II mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period), over

                           (b) 0.50% of the sum of (1) the aggregate Scheduled Principal Balance of the group II mortgage loans as of the Cut-off Date and
                                    (2) and the
                                    amounts on deposit in the Group II
                                    Pre-Funding Account as of the Closing Date.

Class II-B Certificates -- The Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4, Class II-B-5 and Class II-B-6 Certificates.

Class II-B-1 Principal Distribution Amount -- With respect to any applicable distribution date, an amount equal to the excess, if any, of:

         1. the Certificate Principal Balance of the Class II-B-1 Certificates immediately prior to such distribution date over

         2.       the lesser of

                  I.       the excess of

                           (a) the aggregate Scheduled Principal Balance of the group II mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period), over

                           (b)      the sum of

                                    (1)      the aggregate Certificate Principal
                                             Balance of the Class II-A
                                             Certificates (after taking into
                                             account the payment of the Class
                                             II-A Principal Distribution Amount
                                             on such distribution date), and

                                    (2)      the aggregate Scheduled Principal
                                             Balance of the group II mortgage
                                             loans as of the last day of the
                                             related due period (after reduction
                                             for Realized Losses incurred during
                                             the related Realized Loss Period
                                             and Principal Prepayments received
                                             during the related Prepayment
                                             Period) multiplied by (i) on each
                                             distribution date prior to the
                                             distribution date in April 2013,
                                             approximately 16.750% and (ii) on
                                             each distribution date on and after
                                             the distribution date in April
                                             2013, approximately 13.400%; and

                  II.      the excess of

                           (a) the aggregate Scheduled Principal Balance of the group II mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period), over

                           (b) 0.50% of the sum of (1) the aggregate Scheduled Principal Balance of the group II mortgage loans as of the Cut-off Date and
                                    (2) and the amounts on deposit in the Group
                                    II Pre-Funding Account as of the Closing
                                    Date.

Class II-B-2 Principal Distribution Amount -- With respect to any applicable distribution date, an amount equal to the excess, if any, of:

         1. the Certificate Principal Balance of the Class II-B-2 Certificates immediately prior to such distribution date over

         2.       the lesser of

                  I.       the excess of

                           (a) the aggregate Scheduled Principal Balance of the group II mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period), over

                           (b)      the sum of

                                    (1)      the aggregate Certificate Principal
                                             Balance of the Class II-A
                                             Certificates (after taking into
                                             account the payment of the Class
                                             II-A Principal Distribution Amount
                                             on such distribution date),

                                    (2)      the Certificate Principal Balance
                                             of the Class II-B-1 Certificates
                                             (after taking into account the
                                             payment of the Class II-B-1
                                             Principal Distribution Amount on
                                             such distribution date), and

                                    (3)      the aggregate Scheduled Principal
                                             Balance of the group II mortgage
                                             loans as of the last day of the
                                             related due period (after reduction
                                             for Realized Losses incurred during
                                             the related Realized Loss Period
                                             and Principal Prepayments received
                                             during the related Prepayment
                                             Period) multiplied by (i) on each
                                             distribution date prior to the
                                             distribution date in April 2013,
                                             approximately 11.875% and (ii) on
                                             each distribution date on and after
                                             the distribution date in April
                                             2013, approximately 9.500%; and

                  II.      the excess of

                           (a) the aggregate Scheduled Principal Balance of the group II mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period), over

                           (b) 0.50% of the sum of (1) the aggregate Scheduled Principal Balance of the group II mortgage loans as of the Cut-off Date and
                                    (2) and the amounts on deposit in the Group
                                    II Pre-Funding Account as of the Closing
                                    Date.

Class II-B-3 Principal Distribution Amount -- With respect to any applicable distribution date, an amount equal to the excess, if any, of:

         1. the Certificate Principal Balance of the Class II-B-3 Certificates immediately prior to such distribution date over

         2.       the lesser of

                  I.       the excess of

                           (a) the aggregate Scheduled Principal Balance of the group II mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period), over

                           (b)      the sum of

                                    (1)      the aggregate Certificate Principal
                                             Balance of the Class II-A
                                             Certificates (after taking into
                                             account the payment of the Class
                                             II-A Principal Distribution Amount
                                             on such distribution date),

                                    (2)      the Certificate Principal Balance
                                             of the Class II-B-1 Certificates
                                             (after taking into account the
                                             payment of the Class II-B-1
                                             Principal Distribution Amount on
                                             such distribution date),

                                    (3)      the Certificate Principal Balance
                                             of the Class II-B-2 Certificates
                                             (after taking into account the
                                             payment of the Class II-B-2
                                             Principal Distribution Amount on
                                             such distribution date), and

                                    (4)      the aggregate Scheduled Principal
                                             Balance of the group II mortgage
                                             loans as of the last day of the
                                             related due period (after reduction
                                             for Realized Losses incurred during
                                             the related Realized Loss Period
                                             and Principal Prepayments received
                                             during the related Prepayment
                                             Period) multiplied by (i) on each
                                             distribution date prior to the
                                             distribution date in April 2013,
                                             approximately 10.625% and (ii) on
                                             each distribution date on and after
                                             the distribution date in April
                                             2013, approximately 8.500%; and

                  II.      the excess of

                           (a) the aggregate Scheduled Principal Balance of the group II mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period), over

                           (b) 0.50% of the sum of (1) the aggregate Scheduled Principal Balance of the group II mortgage loans as of the Cut-off Date and
                                    (2) and the amounts on deposit in the Group
                                    II Pre-Funding Account as of the Closing
                                    Date.

Class II-B-4 Principal Distribution Amount -- With respect to any applicable distribution date, an amount equal to the excess, if any, of:

         1. the Certificate Principal Balance of the Class II-B-4 Certificates immediately prior to such distribution date over

         2.       the lesser of

                  I.       the excess of

                           (a) the aggregate Scheduled Principal Balance of the group II mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period), over

                           (b)      the sum of

                                    (1)      the aggregate Certificate Principal
                                             Balance of the Class II-A
                                             Certificates (after taking into
                                             account the payment of the Class
                                             II-A Principal Distribution Amount
                                             on such distribution date),

                                    (2)      the Certificate Principal Balance
                                             of the Class II-B-1 Certificates
                                             (after taking into account the
                                             payment of the Class II-B-1
                                             Principal Distribution Amount on
                                             such distribution date),

                                    (3)      the Certificate Principal Balance
                                             of the Class II-B-2 Certificates
                                             (after taking into account the
                                             payment of the Class II-B-2
                                             Principal Distribution Amount on
                                             such distribution date),

                                    (4)      the Certificate Principal Balance
                                             of the Class II-B-3 Certificates
                                             (after taking into account the
                                             payment of the Class II-B-3
                                             Principal Distribution Amount on
                                             such distribution date), and

                                    (5)      the aggregate Scheduled Principal
                                             Balance of the group II mortgage
                                             loans as of the last day of the
                                             related due period (after reduction
                                             for Realized Losses incurred during
                                             the related Realized Loss Period
                                             and Principal Prepayments received
                                             during the related Prepayment
                                             Period) multiplied by (i) on each
                                             distribution date prior to the
                                             distribution date in April 2013,
                                             approximately 8.250% and (ii) on
                                             each distribution date on and after
                                             the distribution date in April
                                             2013, approximately 6.600%; and

                  II.      the excess of

                           (a) the aggregate Scheduled Principal Balance of the group II mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period), over

                           (b) 0.50% of the sum of (1) the aggregate Scheduled Principal Balance of the group II mortgage loans as of the Cut-off Date and
                                    (2) and the amounts on deposit in the Group
                                    II Pre-Funding Account as of the Closing
                                    Date.

Class II-B-5 Principal Distribution Amount -- With respect to any applicable distribution date, an amount equal to the excess, if any, of:

         1. the Certificate Principal Balance of the Class II-B-5 Certificates immediately prior to such distribution date over

         2.       the lesser of

                  I.       the excess of

                           (a) the aggregate Scheduled Principal Balance of the group II mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period), over

                           (b)      the sum of

                                    (1)      the aggregate Certificate Principal
                                             Balance of the Class II-A
                                             Certificates (after taking into
                                             account the payment of the Class
                                             II-A Principal Distribution Amount
                                             on such distribution date),

                                    (2)      the Certificate Principal Balance
                                             of the Class II-B-1 Certificates
                                             (after taking into account the
                                             payment of the Class II-B-1
                                             Principal Distribution Amount on
                                             such distribution date),

                                    (3)      the Certificate Principal Balance
                                             of the Class II-B-2 Certificates
                                             (after taking into account the
                                             payment of the Class II-B-2
                                             Principal Distribution Amount on
                                             such distribution date),

                                    (4)      the Certificate Principal Balance
                                             of the Class II-B-3 Certificates
                                             (after taking into account the
                                             payment of the Class II-B-3
                                             Principal Distribution Amount on
                                             such distribution date),

                                    (5)      the Certificate Principal Balance
                                             of the Class II-B-4 Certificates
                                             (after taking into account the
                                             payment of the Class II-B-4
                                             Principal Distribution Amount on
                                             such distribution date), and

                                    (6)      the aggregate Scheduled Principal
                                             Balance of the group II mortgage
                                             loans as of the last day of the
                                             related due period (after reduction
                                             for Realized Losses incurred during
                                             the related Realized Loss Period
                                             and Principal Prepayments received
                                             during the related Prepayment
                                             Period) multiplied by (i) on each
                                             distribution date prior to the
                                             distribution date in April 2013,
                                             approximately 7.000% and (ii) on
                                             each distribution date on and after
                                             the distribution date in April
                                             2013, approximately 5.600%; and

                  II.      the excess of

                           (a) the aggregate Scheduled Principal Balance of the group II mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period), over

                           (b) 0.50% of the sum of (1) the aggregate Scheduled Principal Balance of the group II mortgage loans as of the Cut-off Date and
                                    (2) and the amounts on deposit in the Group
                                    II Pre-Funding Account as of the Closing
                                    Date.

Class II-B-6 Principal Distribution Amount -- With respect to any applicable distribution date, an amount equal to the excess, if any, of:

         1. the Certificate Principal Balance of the Class II-B-6 Certificates immediately prior to such distribution date over

         2.       the lesser of

                  I.       the excess of

                           (a) the aggregate Scheduled Principal Balance of the group II mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period), over

                           (b)      the sum of

                                    (1)      the aggregate Certificate Principal
                                             Balance of the Class II-A
                                             Certificates (after taking into
                                             account the payment of the Class
                                             II-A Principal Distribution Amount
                                             on such distribution date),

                                    (2)      the Certificate Principal Balance
                                             of the Class II-B-1 Certificates
                                             (after taking into account the
                                             payment of the Class II-B-1
                                             Principal Distribution Amount on
                                             such distribution date),

                                    (3)      the Certificate Principal Balance
                                             of the Class II-B-2 Certificates
                                             (after taking into account the
                                             payment of the Class II-B-2
                                             Principal Distribution Amount on
                                             such distribution date),

                                    (4)      the Certificate Principal Balance
                                             of the Class II-B-3 Certificates
                                             (after taking into account the
                                             payment of the Class II-B-3
                                             Principal Distribution Amount on
                                             such distribution date),

                                    (5)      the Certificate Principal Balance
                                             of the Class II-B-4 Certificates
                                             (after taking into account the
                                             payment of the Class II-B-4
                                             Principal Distribution Amount on
                                             such distribution date),

                                    (6)      the Certificate Principal Balance
                                             of the Class II-B-5 Certificates
                                             (after taking into account the
                                             payment of the Class II-B-5
                                             Principal Distribution Amount on
                                             such distribution date), and

                                    (7)      the aggregate Scheduled Principal
                                             Balance of the group II mortgage
                                             loans as of the last day of the
                                             related due period (after reduction
                                             for Realized Losses incurred during
                                             the related Realized Loss Period
                                             and Principal Prepayments received
                                             during the related Prepayment
                                             Period) multiplied by (i) on each
                                             distribution date prior to the
                                             distribution date in April 2013,
                                             approximately 2.625% and (ii) on
                                             each distribution date on and after
                                             the distribution date in April
                                             2013, approximately 2.100%; and

                  II.      the excess of

                           (a) the aggregate Scheduled Principal Balance of the group II mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period), over

                           (b) 0.50% of the sum of (1) the aggregate Scheduled Principal Balance of the group II mortgage loans as of the Cut-off Date and
                                    (2) and the amounts on deposit in the Group
                                    II Pre-Funding Account as of the Closing
                                    Date.

Closing Date -- April 30, 2007.

Combined Loan-to-Value Ratio -- The fraction, expressed as a percentage, the numerator of which is the sum of the principal balance of the related mortgage loan at the date of origination and the principal balance of the related secondary financing, if any, and the denominator of which is the lesser of the sales price of the related mortgaged property at the time of origination of the mortgage loan and the appraised value of the mortgaged property at origination.

Compensating Interest -- Any payments made by the Master Servicer and the Servicers from their own funds to cover Prepayment Interest Shortfalls.

Countrywide -- Countrywide Home Loans, Inc.

Countrywide Servicing -- Countrywide Home Loans Servicing LP.

Coupon Strip -- As defined in "Description of the Certificates--Final Maturity Reserve Account" in this prospectus supplement.

CPR -- A constant rate of prepayment on the mortgage loans.

Credit Enhancement Percentage -- For any distribution date and a Loan Group, a percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Principal Balance of the Subordinate Certificates of such Loan Group and (ii) the related Overcollateralization Amount, in each case prior to the distribution of the related Principal Distribution Amount on such distribution date, by (y) the aggregate

Scheduled Principal Balance of the mortgage loans in such Loan Group as of the end of the related Due Period.

Cumulative Loss Test -- Either Group I Cumulative Loss Test or Group II Cumulative Loss Test, as applicable.

Current Interest -- With respect to each class of Certificates and each distribution date, the interest accrued at the applicable Pass-Through Rate for the applicable Interest Accrual Period on the Certificate Principal Balance or Notional Amount of such class plus any amount previously distributed with respect to interest for such class that is recovered as a voidable preference by a trustee in bankruptcy, reduced by (i) any Prepayment Interest Shortfall to the extent not covered by Compensating Interest, and any shortfalls resulting from the application of the Relief Act, in each case to the extent allocated to such class of Certificates as described under "Description of the Certificates--Distributions on the Group I Certificates--Interest Funds" and "Description of the Certificates--Distributions on the Group II Certificates--Interest Funds" in this prospectus supplement, (ii) except in the case of the Grantor Trustee Certificates, any shortfalls resulting from Net Deferred Interest allocated to such class of Certificates, and (iii) the interest portion of any Realized Losses on the related mortgage loans in the related Realized Loss Period allocated to such class of Certificates.

Custodial Agreement -- The related custodial agreement, dated as of the Closing Date, between Citibank, N.A, as trustee, Structured Asset Mortgage Investments II Inc., as company, Wells Fargo Bank, National Association, as master servicer and securities administrator, and the related Custodian.

Custodian -- Either Wells Fargo Bank, National Association, or Treasury Bank, a Division of Countrywide Bank, FSB., as applicable.

Cut-off Date -- April 1, 2007.

Debt Service Reduction -- A Bankruptcy Loss that results from a court reducing the amount of the monthly payment on the related mortgage loan, in connection with the personal bankruptcy of a mortgagor.

Deferred Interest -- The amount of accrued interest on the negative amortization mortgage loans, the payment of which is deferred and added to the principal balance of such mortgage loans due to the negative amortization feature thereof, as described in this prospectus supplement.

Delinquency Test -- Either Group I Delinquency Test or Group II Delinquency Test, as applicable.

Determination Date -- With respect to any distribution date and the mortgage loans is the date specified in the related Servicing Agreement.

Due Date -- With respect to each mortgage loan, the date in each month on which its Monthly Payment is due, if such due date is the first day of a month, and otherwise is deemed to be the first day of the following month or such other date specified in the related Servicing Agreement. For purposes of calculating the net rates of the mortgage loans for the first distribution date, the second preceding due date with respect to the first distribution date shall be the cut-off date.

Due Period -- With respect to any distribution date, the period commencing on the second day of the calendar month preceding the month in which such distribution date occurs and ending on the first day of the month in which such distribution date occurs.

EMC -- EMC Mortgage Corporation.

Events of Default -- Under the Agreement consist of:

                  (1)failure by the Master Servicer to cause to be deposited in the Distribution Account amounts required to be deposited by the Master Servicer pursuant to the Agreement (other than Monthly Advances), and such failure continues unremedied for three business days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer,

                  (2)failure by the Master Servicer to observe or perform in any material respect any other material covenants and agreements set forth in the Agreement to be performed by it, which covenants and agreements materially affect the rights of certificateholders, and such failure continues unremedied for 60 days after the date on which written notice of such failure, requiring the same to be remedied, has been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the Holders of Certificates evidencing Fractional Undivided Interests (as defined in the Agreement) aggregating not less than 25% of the trust fund,

                  (3)the entry against the Master Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days, or an involuntary case is commenced against the Master Servicer under any applicable insolvency or reorganization statute and the petition is not dismissed within 60 days after the commencement of the case,

                  (4)consent by the Master Servicer to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or substantially all of its property,

                  (5)admission by the Master Servicer in writing of its inability to pay its debts generally as they become due, filing by the Master Servicer of a petition to take advantage of any applicable insolvency or reorganization statute, any assignment by the Master Servicer for the benefit of its creditors, or voluntary suspension by the Master Servicer of payment of its obligations,

                  (6)the Master Servicer assigns or delegates its duties or rights under the Agreement in contravention of the provisions permitting such assignment or delegation under the Agreement,

                  (7)the Master Servicer fails to deposit, or cause to be deposited, on the distribution date in the Distribution Account any Monthly Advance (other than a Nonrecoverable Advance) required to be made by it with respect to such distribution date, or

                  (8)failure to comply with its obligations under the Agreement in connection with the filing of reports with the Securities and Exchange Commission.

Excess Spread -- With respect to any distribution date and Loan Group, the excess, if any, of the related Interest Funds for such distribution date over the sum of (i) in the case of Loan Group I, the Coupon Strip, if applicable,
(ii) the Current Interest on the related Senior Certificates (other than the Grantor Trust

Certificates) and Subordinate Certificates, and (iii) Interest
Carry Forward Amounts on the related Senior Certificates (other than the Grantor Trust Certificates), in each case for such distribution date.

Exemption -- An individual prohibited transaction exemption issued by the United States Department of Labor to an underwriter, as amended by Prohibited Transaction Exemption 97-34, 62 Fed. Reg. 39021 (July 21,1997), Prohibited Transaction Exemption 2000-58, 65 Fed. Reg. 67765 (November 13, 2000) and Prohibited Transaction Exemption 2002-41, 67 Fed. Reg. 54487 (August 22, 2002).

Extra Principal Distribution Amount -- With respect to any distribution date and Loan Group, the lesser of (a) the excess, if any, of the related
Overcollateralization Target Amount for such distribution date over the related Overcollateralization Amount for such distribution date and (b) the related Excess Spread for such distribution date.

Final Maturity Reserve Account -- An account established by the Securities Administrator pursuant to the Agreement for the distributions of Coupon Strips.

Final Maturity Reserve Account Target -- As defined in "Description of the Certificates--Final Maturity Reserve Account" in this prospectus supplement.

Fiscal Quarter -- December 1 through the last day of February, March 1 through May 31, June 1 through August 31, or September 1 through November 30, as applicable.

Grantor Trust -- Structured Asset Mortgage Investments II Grantor Trust
2007-AR3.

Grantor Trust Agreement -- The grantor trust agreement, dated as of April 30, 2007, among the Depositor, the Grantor Trustee, the Paying Agent and Certificate Registrar.

Grantor Trust Certificates -- The Grantor Trust Class I-A-4B Certificates and the Grantor Trust Class II-A-3B Certificates, each issued by the Grantor Trust on the Closing Date pursuant to the Grantor Trust Agreement.

Grantor Trust Available Funds -- Either Group I Grantor Trust Available Funds or Group II Grantor Trust Available Funds, as applicable.

Grantor Trustee -- Citibank, N.A..

Group I Certificates -- The Group I Offered Certificates and the Group I Non-Offered Certificates.

Group I Cumulative Loss Test -- The Group I Cumulative Loss Test is violated with respect to any distribution date on or after the related Stepdown Date if: as of the last day of the related Realized Loss Period, related Realized Losses (reduced by the amount of Subsequent Recoveries) since the Closing Date, as a percentage of the sum of (i) the aggregate Scheduled Principal Balance of the group I mortgage loans as of the Cut-off Date and (ii) amounts on deposit in the Group I Pre-Funding Account as of the Closing Date, exceed for distribution dates occurring in:

                 Distribution Date                   Loss Percentage
                 ---------------------------         ---------------
                 May 2010 through April 2011             0.45%
                 May 2011 through April 2012             0.85%
                 May 2012 through April 2013             1.20%
                 May 2013 through April 2014             1.65%
                 May 2014 and thereafter                 1.80%

Group I Delinquency Test -- The Group I Delinquency Test is violated with respect to any distribution date on or after the related Stepdown Date if: the three-month rolling average of the sum of the Scheduled Principal Balances of the group I mortgage loans that are 60 days or more delinquent or are in bankruptcy or foreclosure or are REO properties as a percentage of the Scheduled Principal Balances of all of the group I mortgage loans as of the last day of the related due period, exceeds (i) on each distribution date prior to the distribution date in May 2013, 25.50% of the related Credit Enhancement Percentage and (ii) on each distribution date on and after the distribution date in May 2013, 31.75% of the related Credit Enhancement Percentage.

Group I Grantor Trust Available Funds -- On any distribution date, the sum of
(i) any payments received with respect to such distribution date from the Underlying Class I-A-4B Certificates, (ii) any payments received with respect to such distribution date from the Swap Counterparty under the Swap Agreement related to Grantor Trust Class I-A-4B Certificates and (iii) all other amounts received with respect to such distribution date from all other related assets constituting the corpus of the grantor trust created by the Grantor Trust Agreement, in each case following the payments of amounts to reimburse the Grantor Trustee and the Securities Administrator for their reimbursable related expenses as set forth in the Grantor Trust Agreement.

Group I Interest Coverage Account -- The account established by the Securities Administrator in the name of the Paying Agent and designated the "group I interest coverage account."

Group I Non-Offered Certificates -- The Underlying Class I-A-4B Certificates, the Class I-B-IO Certificates and the Class I-XP Certificates.

Group I Offered Certificates -- The Class I-A Certificates (other than the Underlying Class I-A-4B Certificates), the Grantor Trust Class I-A-4B Certificates, the Class I-X Certificates and the Class I-B Certificates.

Group I Pre-Funding Account -- The account established by the Securities Administrator in the name of the Paying Agent and designated the "group I pre-funding account."

Group I Senior Certificates -- The Class I-A Certificates, the Grantor Trust Class I-A-4B Certificates and the Class I-X Certificates.

Group I Stepdown Date -- the earlier to occur of

         1. the distribution date on which the aggregate Certificate Principal Balance of the Class I-A Certificates has been reduced to zero and

         2.       the later to occur of

                  (a)      the distribution date occurring in May 2010 and

                  (b) the first distribution date on which the related Credit Enhancement Percentage for such distribution date is greater than or equal to (i) on each distribution date prior to the distribution date in April 2013, approximately 27.375% and (ii) on each distribution date on and after the distribution date in April 2013, approximately 21.900%.

Group I Subordinate Certificates -- The Class I-B Certificates.

Group II Certificates -- The Group II Offered Certificates and the Group II Non-Offered Certificates.

Group II Cumulative Loss Test -- The Group II Cumulative Loss Test is violated with respect to any distribution date on or after the related Stepdown Date if: as of the last day of the related Realized Loss Period, related Realized Losses (reduced by the amount of Subsequent Recoveries) since the Closing Date, as a percentage of the sum of (i) the aggregate Scheduled Principal Balance of the group II mortgage loans as of the Cut-off Date and (ii) amounts on deposit in the Group II Pre-Funding Account as of the Closing Date, exceed for distribution dates occurring in:

                 Distribution Date                   Loss Percentage
                 ---------------------------         ---------------
                 May 2010 through April 2011         0.40%
                 May 2011 through April 2012         0.70%
                 May 2012 through April 2013         0.95%
                 May 2013 through April 2014         1.35%
                 May 2014 and thereafter             1.45%

Group II Delinquency Test -- The Group II Delinquency Test is violated with respect to any distribution date on or after the related Stepdown Date if: the three-month rolling average of the sum of the Scheduled Principal Balances of the group II mortgage loans that are 60 days or more delinquent or are in bankruptcy or foreclosure or are REO properties as a percentage of the Scheduled Principal Balances of all of the group II mortgage loans as of the last day of the related due period, exceeds (i) on each distribution date prior to the distribution date in May 2013, 27.15% of the related Credit Enhancement Percentage and (ii) on each distribution date on and after the distribution date in May 2013, 33.75% of the related Credit Enhancement Percentage.

Group II Grantor Trust Available Funds -- On any distribution date, the sum of
(i) any payments received with respect to such distribution date from the Underlying Class II-A-3B Certificates, (ii) any payments received with respect to such distribution date from the Swap Counterparty under the Swap Agreement related to Grantor Trust Class II-A-3B Certificates and (iii) all other amounts received with respect to such distribution date from all other related assets constituting the corpus of the grantor trust created by the Grantor Trust Agreement, in each case following the payments of amounts to reimburse the Grantor Trustee and the Securities Administrator for their reimbursable related expenses as set forth in the Grantor Trust Agreement.

Group II Interest Coverage Account -- The account established by the Securities Administrator in the name of the Paying Agent and designated the "group II interest coverage account."

Group II Non-Offered Certificates -- The Underlying Class II-A-3B Certificates, the Class II-B-6 Certificates, the Class II-B-IO Certificates and the Class II-XP Certificates.

Group II Offered Certificates -- The Class II-A Certificates (other than the Underlying Class II-A-3B Certificates), the Grantor Trust Class II-A-3B Certificates and the Class II-B Certificates (other than the Class II-B-6).

Group II Pre-Funding Account -- The account established by the Securities Administrator in the name of the Paying Agent and designated the "group II pre-funding account."

Group II Senior Certificates -- The Class II-A Certificates and the Grantor Trust Class II-A-3B Certificates.


Group II Stepdown Date -- the earlier to occur of

         1. the distribution date on which the aggregate Certificate Principal Balance of the Class II-A Certificates has been reduced to zero and

         2.       the later to occur of

                  (a)      the distribution date occurring in May 2010 and

                  (b) the first distribution date on which the related Credit Enhancement Percentage for such distribution date is greater than or equal to (i) on each distribution date prior to the distribution date in April 2013, approximately 25.750% and (ii) on each distribution date on and after the distribution date in April 2013, approximately 20.600%.

Group II Subordinate Certificates -- The Class II-B Certificates.

Insurance Proceeds -- Amounts paid by an insurer under any primary mortgage insurance policy, standard hazard insurance policy, flood insurance policy or title insurance policy covering any mortgage loan or mortgaged property other than amounts required to be paid over to the related mortgagor pursuant to law or the related mortgage note or security instrument, and other than amounts used to repair or restore the related mortgaged property or to reimburse certain expenses, including the related Servicer's costs and expenses incurred in connection with presenting claims under the related insurance policies.

Interest Accrual Period -- For each class of Adjustable Rate Certificates and any distribution date, the period from and including the preceding distribution date (or from the closing date, in the case of the first distribution date) to and including the day prior to the current distribution date. For each class of Interest-Only Certificates and each distribution date, the calendar month immediately preceding the calendar month in which such distribution date occurs.

Interest Coverage Account -- The Group I Interest Coverage Account and the Group II Interest Coverage Account.

Interest Carry Forward Amount -- With respect to each class of Senior Certificates and Subordinate Certificates, the sum of:

         1.       the excess of

                  (a) the Current Interest for such class with respect to prior distribution dates, over

                  (b) the amount actually distributed to such class with respect to interest on or after such prior distribution dates, and

         2. interest on such excess (to the extent permitted by applicable law) at the applicable pass- through rate for the related Interest Accrual Period including the Interest Accrual Period relating to such distribution date.

Interest Funds -- With respect to any distribution date and Loan Group, the sum, without duplication, of all amounts in respect of interest set forth in the definition of related Available Funds in the aggregate collected during the related due period, plus the aggregate amount of any Principal Prepayments in full, partial Principal Prepayments, Net Liquidation Proceeds, Repurchase Proceeds and scheduled principal payments, in that order, included in related Available Funds for such distribution date that are applied as related Interest Funds in connection with any related Deferred Interest in accordance with the definition of Net Deferred Interest, net of any related fees, expenses and reimbursements to the Servicers, the Master Servicer, the Securities Administrator, the Trustee and the Custodians pursuant to the Agreement and the Servicing Agreements and the Custodial Agreements.

Interest-Only Certificates -- The Class I-X Certificates.

Interest Shortfall -- With respect to any distribution date and Loan Group, an amount equal to the aggregate shortfall, if any, in collections of interest (adjusted to the related net rates) on the related mortgage loans resulting from
(a) prepayments in full received during the related prepayment period, (b) partial principal prepayments received during the related prepayment period to the extent applied prior to the due date in the month of the distribution date, and (c) interest payments on certain of the related mortgage loans being limited pursuant to the provisions of the Relief Act or similar state laws. Interest Shortfalls will result because (i) obligors on each mortgage loan are obligated to pay interest on prepayments in full only to the date of prepayment by such mortgagor, (ii) partial prepayments are generally not required to be accompanied by interest on the amount of such partial prepayment, and (iii) the Relief Act or similar state laws limit, in certain circumstances, the interest rate required to be paid by a mortgagor in the military service, to 6% per annum. Any Interest Shortfalls resulting from a prepayment in full or in part are required to be paid by the related Servicer, but only to the extent that such amount does not exceed the aggregate of the servicing fees on the related mortgage loans for the applicable distribution date. Any Interest Shortfalls required to be funded but not funded by the Servicers are required to be paid by the Master Servicer, but only to the extent that such amount does not exceed the Master Servicing Compensation with respect to the applicable distribution date. Neither the related Servicer nor the Master Servicer is obligated to fund Interest Shortfalls resulting from the application of the Relief Act or similar state law.

Lender-Paid PMI Rate -- With respect to any mortgage loan covered by a lender-paid primary mortgage insurance policy, the premium to be paid by the related Servicer out of interest collections on the related mortgage loan.

LIBOR Business Day -- A day on which banks are open for dealing in foreign currency and exchange in London and New York City.

Liquidated Mortgage Loan -- Any defaulted mortgage loan as to which the related Servicer has determined that all amounts which it expects to recover from or on account of such mortgage loan have been recovered.

Liquidation Period -- With respect to a distribution date, the monthly or other related period preceding such distribution date described in the related Servicing Agreement pursuant to which any Liquidation Proceeds are collected and remitted on the related Servicer Remittance Date.

Liquidation Proceeds -- Amounts received by the related Servicer in connection with the liquidation of a defaulted mortgage loan, whether through trustee's sale, foreclosure sale, any Insurance Proceeds, condemnation proceeds or otherwise and Subsequent Recoveries.

Loan Group -- Any of Loan Group I or Loan Group II.

Loan Group I -- The pool of mortgage loans consisting of the group I mortgage loans.

Loan Group II -- The pool of mortgage loans consisting of the group II mortgage loans.

Loan-to-Value Ratio -- The fraction, expressed as a percentage, the numerator of which is the principal balance of the related mortgage loan at origination and the denominator of which is the lesser of the sales price of the related mortgaged property at the time of origination of the mortgage loan and the appraised value of the mortgaged property at origination.


Margin -- With respect to any class of Adjustable Rate Certificates and distribution date, the respective per annum rate set forth on page S-16 of this prospectus supplement.

Master Servicer -- Wells Fargo Bank, National Association.

Monthly Advance -- The aggregate of all payments of principal and interest, net of the Servicing Fee, that were due during the related Due Period on the mortgage loans serviced by the related Servicer, that were delinquent on the related Determination Date and, with respect to which, the related Servicer is obligated to remit a payment to the extent set forth in the related Servicing Agreement.

Monthly Payments -- For any mortgage loan and any month, the scheduled payment or payments of principal and interest due during such month on such mortgage loan which either is payable by a mortgagor in such month under the related mortgage note, or in the case of any REO Property, would otherwise have been payable under the related mortgage note.

Moody's -- Moody's Investors Service, Inc., and any successor in interest.

Mortgage Loan Purchase Agreement -- The Mortgage Loan Purchase Agreement, dated as of April 30, 2007, between the Depositor and the Sponsor.

Net Deferred Interest -- With respect to the group I or group II mortgage loans, on any distribution date, the amount of Deferred Interest on the related mortgage loans during the related Due Period net of Principal Prepayments in full, partial Principal Prepayments, Net Liquidation Proceeds, Repurchase Proceeds and scheduled principal payments, in that order, included in the related Available Funds for such distribution date and available to be distributed on the related Certificates on that distribution date.

With respect to any class of Group I or Group II Certificates (other than the Interest-Only Certificates and the Grantor Trust Certificates) as of any distribution date, an amount equal to the product of (1) the excess, if any, of
(a) the Pass-Through Rate for such class of Certificates, over (b) the Adjusted Rate Cap for such class of Certificates for such distribution date, (2) the Certificate Principal Balance of such class of Certificates immediately prior to such distribution date, and (3) the actual number of days in such Interest Accrual Period divided by 360.

With respect to the Interest-Only Certificates as of any distribution date, the difference, if any, between (1) the amount of Net Deferred Interest on the group I mortgage loans during the related Due Period, and

(2) the portion of Net Deferred Interest allocated to the Group I Certificates (other than the Interest-Only Certificates and the Grantor Trust Certificates) on such distribution date.

Net Interest Shortfalls -- With respect to any distribution date and Loan Group, related Prepayment Interest Shortfalls, if any, for such distribution date net of payments of related Compensating Interest made with respect to such distribution date.

Net Liquidation Proceeds -- Liquidation Proceeds net of unreimbursed advances by the related Servicer and Monthly Advances made with respect to such mortgage loan and the related mortgaged property, unreimbursed expenses paid or incurred by or for the account of the related Servicer or the Master Servicer in connection with the liquidation of such mortgage loan and the related mortgaged property, and any other amounts payable to the related Servicer under the related Servicing Agreement.

Net Monthly Excess Cashflow -- With respect to any distribution date and Loan Group, the sum of (i) the related Remaining Excess Spread for such distribution date and (ii) the related Overcollateralization Release Amount for such distribution date.

Net Rate -- For any mortgage loan, the then applicable mortgage rate (to the extent applicable, as adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis) thereon less the related Servicing Fee Rate and any Lender-Paid PMI Rate attributable thereto, in each case expressed as per annum rate.

Net Rate Cap -- With respect to any distribution date and

         (1) each class of Group I Adjustable Rate Certificates, the per annum rate equal to (i) the weighted average of the net rates of the group I mortgage loans, as adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis minus (ii) the sum of (a) the interest payable to the Class I-X Certificates, and (b) the Coupon Strip, if any, payable to the Final Maturity Reserve Account on such distribution date, expressed as a per annum rate.

         (2) each class of Group II Adjustable Rate Certificates, the per annum rate equal to the weighted average of the net rates of the group II mortgage loans, as adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis.

Non-Offered Certificates -- The Group I Non-Offered Certificates, the Group II Non-Offered Certificates and the Residual Certificates.

Offered Certificates -- The Group I Offered Certificates and the Group II Offered Certificates.

One-Month LIBOR -- A per annum rate equal to the average of interbank offered rates for one-month U.S. dollar denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and most recently available as of the time specified in the related mortgage note.

Outstanding Principal Balance -- With respect to a mortgage loan, the principal balance of such mortgage loan remaining to be paid by the mortgagor or, in the case of an REO Property, the principal balance of the related mortgage loan remaining to be paid by the mortgagor at the time such property was acquired by the trust less any Net Liquidation Proceeds with respect thereto to the extent applied to principal.

Overcollateralization Amount -- With respect to any distribution date and Loan Group, the excess, if any, of (a) the sum of the aggregate Scheduled Principal Balance of the related mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for related Realized Losses incurred during the related Realized Loss Period and prepayments received during the related Prepayment Period) and the amounts on deposit in the related Pre-Funding Account over (b) the aggregate Certificate Principal Balance of the related Certificates, other than the Grantor Trust Certificates (after taking into account the payment of principal other than any Extra Principal Distribution Amount on such Certificates).

Overcollateralization Release Amount -- With respect to any distribution date and Loan Group, the lesser of (x) related Principal Funds for such distribution date and (y) the excess, if any, of (i) the related Overcollateralization Amount for such distribution date (assuming that 100% of such principal collections is applied as a principal payment on such distribution date) over (ii) the related Overcollateralization Target Amount for such distribution date (with the amount pursuant to clause (y) deemed to be $0 if the related Overcollateralization Amount is less than or equal to the related Overcollateralization Target Amount on that distribution date).

Overcollateralization Target Amount -- With respect to any distribution date and Loan Group:

         (a) prior to the related Stepdown Date, approximately 1.550%, in the case of Loan Group I, and 1.050%, in the case of Loan Group II, of the sum of (1) the aggregate Scheduled Principal Balance of the related mortgage loans as of the Cut-off Date and (2) and the amounts on deposit in the related Pre-Funding Account as of the Closing Date,

         (b) on or after the related Stepdown Date and if a Trigger Event with respect to such Loan Group is not in effect, the greater of

                  (x) (i) prior to the distribution date in April 2013, approximately 3.875%, in the case of Loan Group I, and 2.625%, in the case of Loan Group II, of the aggregate Scheduled Principal Balance of the related mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for related Realized Losses incurred during the related Realized Loss Period) and (ii) on or after the distribution date in April 2013, approximately 3.100%, in the case of Loan Group I, and 2.100%, in the case of Loan Group II, of the aggregate Scheduled Principal Balance of the related mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for related Realized Losses incurred during the related Realized Loss Period), and

                  (y) 0.50% of the sum of (1) the aggregate Scheduled Principal Balance of the related mortgage loans as of the Cut-off Date and (2) and the amounts on deposit in the related Pre-Funding Account as of the Closing Date, and

         (c) on or after the related Stepdown Date and if a Trigger Event with respect to such Loan Group is in effect, the related Overcollateralization Target Amount for the immediately preceding distribution date.

The Overcollateralization Target Amount with respect to each Loan Group is expected to be fully funded on the Closing Date.

Pass-Through Rate -- For each class of Senior Certificates and Subordinate Certificates, the rate of interest determined with respect thereto as provided in "Description of the Certificates--Pass-Through Rates for the Certificates" in this prospectus supplement.

Permitted Investment -- As defined in the Agreement.

Pre-Funding Account -- The Group I Pre-Funding Account and the Group II Pre-Funding Account.

Prepayment Charge -- With respect to any mortgage loan, the charges or premiums, if any, due in connection with a full or partial prepayment of such mortgage loan in accordance with the terms of the related mortgage note.

Prepayment Interest Shortfalls -- With respect to any distribution date, for each mortgage loan that was the subject of a partial principal prepayment or a principal prepayment in full during the related prepayment period, the amount, if any, by which (i) one month's interest at the applicable net rate on the scheduled principal balance of such mortgage loan immediately prior to such prepayment, or, in the case of a partial principal prepayment, on the amount of such prepayment, exceeds (ii) the amount of interest paid or collected in connection with such principal prepayment less the sum of (a) any prepayment charges relating to such mortgage loan and (b) the Servicing Fee.

Prepayment Period -- With respect to a distribution date, such period as is provided in the related Servicing Agreement with respect to the mortgage loans.


Principal Distribution Amount -- With respect to any distribution date and Loan Group, an amount equal to

                  1. related Principal Funds for such distribution date, and

                  2. any related Extra Principal Distribution Amount for such distribution date,

                  minus

                  1. any related Overcollateralization Release Amount for such distribution date,

                  2. the amount of any Principal Prepayments in full, partial Principal Prepayments, Net Liquidation Proceeds, Repurchase Proceeds and scheduled principal payments included in the related Available Funds for such distribution date that are applied as related Interest Funds in connection with any related Deferred Interest in accordance with the definition of Net Deferred Interest, and

                  3. any amount reimbursable to the Servicers, the Master Servicer, the Securities Administrator, the Trustee and the Custodians, to the extent not reimbursed from the related Interest Funds for such Distribution Date.

Principal Funds -- With respect to any distribution date and Loan Group, the greater of zero and the sum, without duplication, of the amounts in respect of principal for such distribution date set forth in the definition of Available Funds with respect to such Loan Group.

Principal Prepayment -- Any payment (whether partial or full) or other recovery of principal on a mortgage loan which is received in advance of its scheduled Due Date to the extent that it is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, including Insurance Proceeds and Repurchase Proceeds, but excluding the principal portion of Net Liquidation Proceeds received at the time a mortgage loan becomes a Liquidated Mortgage Loan.

Prohibited Transaction Tax -- A 100% tax imposed on the income derived by a REMIC from a prohibited transaction (as such term is defined in Section 860F(a)(2) of the Code).

Protected Account -- An account or accounts established and maintained for the benefit of certificateholders by the related Servicer with respect to the mortgage loans and with respect to REO Property serviced by the related Servicer pursuant to the related Servicing Agreement.

Rating Agencies -- S&P and Moody's.

Realized Loss -- With respect to a mortgage loan is (1) a Bankruptcy Loss or (2) as to any Liquidated Mortgage Loan, the unpaid principal balance thereof plus accrued and unpaid interest thereon at the related interest rate through the last day of the month of liquidation less the Net Liquidation Proceeds with respect to such mortgage loan and the related mortgaged property that are allocated to principal; provided, however, that in the event the related Servicer receives Subsequent Recoveries with respect to any mortgage loan, the amount of the Realized Loss with respect to that mortgage loan will be reduced to the extent such Subsequent Recoveries are applied to reduce the Certificate Principal Balance of any class of applicable certificates on any distribution date.

Realized Loss Period -- With respect to a distribution date, the monthly or other related period preceding such distribution date described in the related Servicing Agreement pursuant to which any Realized Losses are determined with respect to such distribution date.

Record Date -- For each class of Adjustable Rate Certificates and each distribution date, the close of business on the Business Day immediately preceding the applicable distribution date so long as such Certificates remain in book-entry form; and otherwise the record date shall be the close of business on the last Business Day of the month preceding the month in which such distribution date occurs. For each class of Certificates other than the Adjustable Rate Certificates and each distribution date, the close of business on the last Business Day of the month preceding the month in which such distribution date occurs.

Reference Bank Rate -- With respect to any interest accrual period, the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks as of 11:00 a.m., New York City time, on the related Interest Determination Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all classes of adjustable rate certificates bearing interest at an adjustable rate for such interest accrual period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the rates quoted by one or more major banks in New York City, selected by the Securities Administrator, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all classes of adjustable rate certificates bearing interest at an adjustable rate for such interest accrual period.

Reference Banks -- Leading banks selected by the Securities Administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) which have been designated as such by the Securities Administrator and (iii) which are not controlling, controlled by, or under common control with, the Sponsor, the Depositor or the Master Servicer.

Regular Certificates -- All classes of Certificates other the Grantor Trust Certificates and the Residual Certificates.

Remaining Excess Spread -- With respect to any distribution date and Loan Group, the related Excess Spread less any related Extra Principal Distribution Amount for such distribution date.

REMIC -- A real estate mortgage investment conduit as defined in Sections 860A through 860G of the Code.

REO Property -- A mortgaged property acquired by the trust in the name of the Trustee, for the benefit of the Certificateholders, through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted mortgage loan.

Repurchase Price -- With respect to any mortgage loan (or any property acquired with respect thereto) required or permitted to be repurchased by the Sponsor pursuant to the Agreement or the Mortgage Loan Purchase Agreement, an amount equal to the sum of (1) (a) 100% of the Outstanding Principal Balance of such mortgage loan as of the date of repurchase (or if the related mortgaged property was acquired with respect thereto, 100% of the Outstanding Principal Balance of such mortgage loan as of the date of acquisition) plus accrued but unpaid interest on the Outstanding Principal Balance at the related mortgage rate from the date through which interest was last paid on such mortgage loan by the related mortgagor or advanced with respect to such mortgage loan to the first day of the month in which such amount is to be distributed, through and including the last day of the month of repurchase, reduced by (b) any portion of Servicing Fee and Monthly Advances relating to such mortgage loan and advances payable to the purchaser of such mortgage loan and (2) any costs and damages incurred by the trust and the Trustee in connection with any violation of such mortgage loan of any predatory or abusive lending laws.

Repurchase Proceeds -- The Repurchase Price in connection with any repurchase of a mortgage loan by the Sponsor and any cash deposit in connection with the substitution of a mortgage loan. See "Description of the Securities--Assignment of Trust Fund Assets" in the prospectus and "Pooling and Servicing Agreement--Representations and Warranties" in this prospectus supplement.

Reserve Fund -- The account to be established and maintained pursuant to the Cap Contracts, which account will be an asset of the trust but not of any REMIC.

Residual Certificates -- The Class R-X and Class R Certificates.

S&P -- Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and any successor in interest.

Scheduled Principal Balance -- With respect to any mortgage loan and any distribution date, the principal balance thereof as of the Cut-off Date (with respect to the initial mortgage loans) or as of the related Subsequent Cut-off Date (with respect to the subsequent mortgage loans), as the case may be, plus any Net Deferred Interest that is added to the principal balance of such mortgage loan, and minus the sum of (1) the principal portion of the scheduled monthly payments due from mortgagors with respect to such mortgage loan during each Due Period ending prior to such distribution date, irrespective of any delinquency in its payment, as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding occurring after the Cut-off Date (other than a Deficient Valuation) or any moratorium or similar waiver or grace period), (2) any Principal Prepayments with respect to such mortgage loan received prior to or during the related Prepayment Period, and all Net Liquidation Proceeds relating to such mortgage loan, to the extent applied by the related Servicer as recoveries of principal in accordance with the Agreement or the related Servicing Agreement, that were received by the related Servicer prior to or during the related Liquidation Period and (3) any Realized Loss thereon incurred prior to or during the related Realized Loss Period; provided that the Scheduled Principal Balance of any Liquidated Mortgage Loan is zero.

Securities Administrator -- Wells Fargo Bank, National Association.

Senior Certificates -- The Group I Senior Certificates and the Group II Senior Certificates.

Servicer Remittance Date -- With respect to each mortgage loan, the day of each month set forth in the related Servicing Agreement for remittance of collections on the related mortgage loan.

Servicers -- Countrywide Home Loans Servicing LP and EMC Mortgage Corporation and such other servicers that service the mortgage loans.

Servicing Agreement -- The related Servicing Agreement specified in the Agreement as having been entered into between the Sponsor or the Depositor, as applicable, and the related Servicer.

Servicing Fee -- With respect to each mortgage loan, accrued interest at the servicing fee rate with respect to such mortgage loan on the same principal balance on which interest on such mortgage loan accrues for the related calendar month.

Servicing Fee Rate -- The servicing fee rate set forth under the heading "Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

SMMEA -- The Secondary Mortgage Market Enhancement Act of 1984, as amended.


Stepdown Date -- Either Group I Stepdown Date or Group II Stepdown Date, as applicable.

Strike Price -- As specified in "Description of the Certificates--The Cap Contracts" in this prospectus supplement.

Subordinate Certificates -- The Group I Subordinate Certificates and the Group II Subordinate Certificates.

Subsequent Cut-off Date -- With respect to those subsequent mortgage loans sold to the Trust pursuant to a Subsequent Transfer Instrument, the later of (i) the first day of the month in which the related Subsequent Transfer Date occurs or
(ii) the date of origination of such mortgage loan.

Subsequent Mortgage Loans -- The mortgage loans which will be acquired by the Trust during the pre-funding period with amounts on deposit in the related Pre-Funding Account.

Subsequent Mortgage Loan Purchase Agreement -- The agreement between the Sponsor and the Depositor, and all amendments thereof and supplements thereto, regarding the transfer of the subsequent mortgage loans by the Sponsor to the Depositor.

Subsequent Recoveries -- As of any distribution date, amounts received and remitted by the related Servicer on a Servicer Remittance Date or surplus amounts held by the related Servicer to cover estimated expenses (including, but not limited to, recoveries in respect of the representations and warranties made by the Sponsor) specifically related to a Liquidated Mortgage Loan or disposition of an REO Property that resulted in a Realized Loss, after liquidation or disposition of such mortgage loan.

Subsequent Transfer Date - With respect to each Subsequent Transfer Instrument, the date on which the related subsequent mortgage loans are sold to the Trust.

Subsequent Transfer Instrument - Each subsequent transfer instrument, dated as of a subsequent transfer date, executed by the Trustee at the written direction of the Sponsor and substantially in the form attached as an Exhibit to the Agreement, by which Subsequent Mortgage Loans are transferred to the Trust.

Swap Agreement -- Any of the two related Swap Agreement with respect to the Grantor Trust Class I-A-4B and Grantor Trust Class II-A-3B Certificates, respectively, each dated April 30, 2007, between the Grantor Trustee and the Swap Counterparty.

Swap Counterparty -- Bear Stearns Capital Markets Inc.

Swap Counterparty Payment -- With respect to each Swap Agreement and distribution date, an amount, as calculated by the Swap Counterparty and reported to the Securities Administrator, equal to the sum of (x) amounts paid to the related Underlying Certificates on such distribution date in respect of Net Deferred Interest allocated to the related Underlying Certificates on prior distribution dates, and (y) the product of (a) the aggregate Net Deferred Interest allocated to the related Underlying Certificates prior to such distribution date and unpaid as of such distribution date and (b) the Pass-Through Rate for the related Underlying Certificates.

Swap Counterparty Default - With respect to each Swap Agreement, a Swap Early Termination where the Swap Counterparty is either the Defaulting Party or the sole Affected Party (each as defined in a Swap Agreement).

Swap Early Termination -- With respect to each Swap Agreement, an early termination of the related Swap Agreement in connection with either a default by the Swap Counterparty or the Grantor Trust or the occurrence of a termination event, in each case with respect to such Swap Agreement.

Swap Grantor Trust Payment -- With respect to each Swap Agreement, an amount on a distribution date, as calculated by the Swap Counterparty and reported to the Securities Administrator, equal to the amount of Net Deferred Interest allocated to the related Underlying Certificates on such distribution date.

Swap Net Payment -- With respect to each Swap Agreement, an amount, as of any distribution date, equal to the difference between the related Swap Counterparty Payment and the related Swap Grantor Trust Payment and which is payable (i) by the Swap Counterparty to the Grantor Trust if the related Swap Grantor Trust Payment is greater than the related Swap Counterparty Payment or (ii) by the Grantor Trust to the Swap Counterparty if the related Swap Counterparty Payment is greater than the related Swap Grantor Trust Payment.

Swap Termination Date -- The date on which a Swap Agreement is terminated because of a Swap Default.

Trigger Event -- With respect to any distribution date and Loan Group, a violation of either the related Cumulative Loss Test or the related Delinquency Test.

Trust -- Structured Asset Mortgage Investments II Trust 2007-AR3.

Trustee -- Citibank, N.A.

Underlying Certificates -- The Underlying Class I-A-4B Certificates and the Underlying Class II-A-3B Certificates.

Unpaid Realized Loss Amount -- With respect to any class of Senior Certificates and Subordinate Certificates in a Loan Group (other than the Interest-Only Certificates) and as to any distribution date, the excess of

         1. the related Applied Realized Loss Amounts with respect to such class over

         2. the sum of all distributions in reduction of the related Applied Realized Loss Amounts on all previous distribution dates.

         Any amounts distributed to a class of Senior Certificates and Subordinate Certificates (other than the Interest-Only Certificates) in respect of any Unpaid Realized Loss Amount will not be applied to reduce the Certificate Principal Balance of such Class.

                                        SCHEDULE A

                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
   The description herein of the Mortgage Loans is based upon the estimates of the composition thereof as of the Cut-off Date, as adjusted to reflect the Principal Balances as of the Cut-off Date. Prior to the issuance of the Certificates, Mortgage Loans may be removed as a result of (i) Principal Prepayments thereof in full prior to April 1, 2007, (ii) requirements of Moody's or S&P, or (iii) delinquencies, or otherwise. In any such event, other mortgage loans may be included in the Trust. SAMI II believes that the estimated information set forth herein with respect to the Mortgage Loans as presently constituted is representative of the characteristics thereof at the time the Certificates are issued, although certain characteristics of the Mortgage Loans may vary.


            PRINCIPAL BALANCES OF THE MORTGAGE LOANS AT ORIGINATION IN GROUP I

                                                           AGGREGATE
                                     NUMBER OF         PRINCIPAL BALANCE            % OF
                                     MORTGAGE          OUTSTANDING AS OF          MORTGAGE
ORIGINAL PRINCIPAL BALANCE($)         LOANS               CUT-OFF DATE              LOANS
-----------------------------        ---------         -----------------          ----------
                 0 -  100,000              55           $     4,521,433               0.50 %
           100,001 -  200,000             389                62,015,868               6.80
           200,001 -  300,000             568               142,368,812              15.61
           300,001 -  400,000             448               157,944,744              17.31
           400,001 -  500,000             275               124,886,692              13.69
           500,001 -  600,000             211               115,656,158              12.68
           600,001 -  700,000             128                82,124,524               9.00
           700,001 -  800,000              64                48,309,022               5.30
           800,001 -  900,000              39                33,547,391               3.68
           900,001 -  1,000,000            58                56,020,606               6.14
         1,000,000 -  1,100,000             8                 8,512,675               0.93
         1,100,000 -  1,200,000             3                 3,497,331               0.38
         1,200,001 -  1,300,000             2                 2,423,750               0.27
         1,300,001 -  1,400,000             9                12,150,974               1.33
         1,400,001 -  1,500,000            16                23,397,156               2.56
 1500000+                                  17                34,858,891               3.82
                                     ------------------------------------------------------
      Total                             2,290           $   912,236,026             100.00 %
                                     ======================================================

Minimum Original Principal Balance:                     $50,207
Maximum Original Principal Balance:                     $2,800,000
Average Original Principal Balance:                     $398,213


        PRINCIPAL BALANCES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE IN GROUP I

                                                           AGGREGATE
                                     NUMBER OF         PRINCIPAL BALANCE            % OF
                                     MORTGAGE          OUTSTANDING AS OF          MORTGAGE
PRINCIPAL BALANCE($)                   LOANS              CUT-OFF DATE              LOANS
-----------------------------        ---------         -----------------          ----------
                 0 -  100,000              51           $     4,116,282               0.45 %
           100,001 -  200,000             391                62,014,856               6.80
           200,001 -  300,000             570               142,774,974              15.65
           300,001 -  400,000             443               155,932,571              17.09
           400,001 -  500,000             278               125,872,457              13.80
           500,001 -  600,000             212               116,075,906              12.72
           600,001 -  700,000             129                82,731,183               9.07
           700,001 -  800,000              63                47,506,469               5.21
           800,001 -  900,000              38                32,538,536               3.57
           900,001 -  1,000,000            60                57,832,014               6.34
         1,000,001 -  1,100,000             8                 8,512,675               0.93
         1,100,000 -  1,200,000             3                 3,497,331               0.38
         1,200,001 -  1,300,000             2                 2,423,750               0.27
         1,300,001 -  1,400,000             9                12,150,974               1.33
         1,400,001 -  1,500,000            16                23,397,156               2.56
         1,500,000 +                       17                34,858,891               3.82
                                     ----------------------------------------------------
      Total                             2,290           $   912,236,026             100.00 %
                                     ====================================================

Minimum Principal Balance:                              $50,207
Maximum Principal Balance:                              $2,783,611
Average Principal Balance:                              $398,356


          MORTGAGE RATES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE IN GROUP I

                                                           AGGREGATE
                                     NUMBER OF         PRINCIPAL BALANCE            % OF
                                     MORTGAGE          OUTSTANDING AS OF          MORTGAGE
MORTGAGE INTEREST RATES($)             LOANS              CUT-OFF DATE              LOANS
-----------------------------        ---------         -----------------          ----------
                     1.000  - 1.249       181           $ 73,992,366.98               8.11 %
                     1.250  - 1.499       107                40,465,649               4.44
                     1.500  - 1.749       147                57,285,724               6.28
                     1.750  - 1.999       163                85,247,766               9.34
                     2.000  - 2.249        74                23,548,101               2.58
                     2.250  - 2.499        30                13,284,839               1.46
                     2.500  - 2.749        64                21,180,641               2.32
                     2.750  - 2.999        26                 6,929,679               0.76
                     3.000  - 3.249        44                12,409,790               1.36
                     3.250  - 3.499        19                 4,519,883               0.50
                     3.500  - 3.749        10                 2,783,900               0.31
                     3.750  - 3.999         6                 1,890,480               0.21
                     4.000  - 4.249         3                   584,700               0.06
                     4.250  - 4.499         4                   866,200               0.09
                     4.750  - 4.999         2                   724,000               0.08
                     5.000  - 5.249         2                   324,000               0.04
                     6.000  - 6.249         1                   153,600               0.02
                     6.250  - 6.499         3                 1,071,940               0.12
                     6.500  - 6.749         5                 4,732,874               0.52


                                           A-1


                     6.750  - 6.999         2                 1,146,250               0.13
                     7.000  - 7.249         7                 3,995,179               0.44
                     7.250  - 7.499        14                 9,620,291               1.05
                     7.500  - 7.749        66                28,967,020               3.18
                     7.750  - 7.999       128                53,170,413               5.83
                     8.000  - 8.249       209                85,794,401               9.40
                     8.250  - 8.499       324               140,434,695              15.39
                     8.500  - 8.749       375               132,403,479              14.51
                     8.750  - 8.999       112                51,085,671               5.60
                     9.000  - 9.249       103                35,366,126               3.88
                     9.250  - 9.499        25                 8,704,724               0.95
                     9.500  - 9.749        18                 3,993,416               0.44
                     9.750    9.999        14                 4,916,665               0.54
                    10.000  - 10.749        2                   641,562               0.07
                                     ------------------------------------------------------
              Total                     2,290           $   912,236,026             100.00 %
                                     ======================================================

        Minimum Mortgage Rate:                          1.000%
        Maximum Mortgage Rate:                          10.500%
        Weighted Average Mortgage Rate:                 5.822%


                                           A-2


   ORIGINAL LOAN-TO-VALUE RATIOS* OF THE MORTGAGE LOANS AS OF THE CUT OFF DATE IN GROUP I


                                                           AGGREGATE
                                     NUMBER OF         PRINCIPAL BALANCE            % OF
                                     MORTGAGE          OUTSTANDING AS OF          MORTGAGE
ORIGINAL LOAN-TO-VALUE RATIOS($)       LOANS              CUT-OFF DATE              LOANS
--------------------------------     ---------         -----------------          ----------


                      0.00 -  30.00        15           $     3,180,700               0.35 %
                     30.01 -  40.00        17                 7,523,161               0.82
                     40.01 -  50.00        71                32,808,553               3.60
                     50.01 -  55.00        31                12,795,105               1.40
                     55.01 -  60.00        50                20,574,017               2.26
                     60.01 -  65.00        76                30,995,882               3.40
                     65.01 -  70.00       318               140,275,904              15.38
                     70.01 -  75.00       282               144,831,229              15.88
                     75.01 -  80.00     1,206               456,785,282              50.07
                     80.01 -  85.00        41                11,059,355               1.21
                     85.01 -  90.00       123                35,827,717               3.93
                     90.01 -  95.00        60                15,579,121               1.71
                                     ------------------------------------------------------
              Total                     2,290           $   912,236,026             100.00 %
                                     ======================================================


        Weighted Average Original Loan-to-Value:                          74.74%

        *Loan to Value Ratios are calculated by taking the Original Principal Balance and dividing by the lesser of the original or current appraised value of the related
          Mortgaged Property and the sale price of the related Mortgaged Property.


                  GEOGRAPHIC DISTRIBUTION* OF THE MORTGAGED PROPERTIES IN GROUP I

                                                           AGGREGATE
                                     NUMBER OF         PRINCIPAL BALANCE            % OF
                                     MORTGAGE          OUTSTANDING AS OF          MORTGAGE
GEOGRAPHIC DISTRIBUTION                LOANS              CUT-OFF DATE              LOANS
-----------------------              ---------         -----------------          ----------
        Alabama                             4           $       610,509               0.07 %
        Arizona                            79                29,849,529               3.27
        California                        869               439,798,423              48.21
        Colorado                           20                 6,988,884               0.77
        Connecticut                        11                 3,618,872               0.40
        Delaware                            4                   677,070               0.07
        District of Columbia                9                 2,479,016               0.27
        Florida                           455               143,128,938              15.69
        Georgia                            19                 4,757,671               0.52
        Hawaii                             21                 9,010,326               0.99
        Idaho                               4                   536,701               0.06
        Illinois                           88                36,870,885               4.04
        Indiana                            13                 2,838,821               0.31
        Kentucky                            1                   220,643               0.02
        Maryland                           62                22,761,004               2.50
        Massachusetts                       9                 2,279,634               0.25
        Michigan                           76                23,073,090               2.53
        Minnesota                          20                 3,987,043               0.44
        Mississippi                         3                   497,783               0.05
        Missouri                           24                 8,746,604               0.96
        Montana                             1                   696,000               0.08
        Nevada                             83                26,660,190               2.92
        New Hampshire                       6                 1,118,263               0.12
        New Jersey                         76                29,311,204               3.21
        New Mexico                          1                   485,600               0.05
        New York                           53                25,012,592               2.74
        North Carolina                      9                 2,565,407               0.28
        Ohio                               14                 3,249,836               0.36
        Oklahoma                            3                   468,995               0.05
        Oregon                             18                 6,372,289               0.70
        Pennsylvania                       30                 7,642,389               0.84
        Rhode Island                        2                   324,500               0.04
        South Carolina                     17                 6,237,565               0.68
        Tennessee                           9                 2,447,832               0.27
        Texas                              19                 4,508,576               0.49
        Utah                               32                 7,495,563               0.82
        Vermont                             1                   231,048               0.03
        Virginia                           38                17,058,778               1.87
        Washington                         65                16,784,174               1.84
        Wisconsin                          21                10,486,455               1.15
        Wyoming                             1                   347,322               0.04
                                     ------------------------------------------------------
              Total                     2,290           $   912,236,026             100.00 %
                                     ======================================================


        *No more than approximately 0.61% of the Mortgage Loans by Principal Balance in
         the pool will be secured by properties located in any one zip code area.



                                           A-3


       CREDIT SCORES AS OF THE DATE OF ORIGINATION OF THE MORTGAGE LOANS IN GROUP I


                                                           AGGREGATE
                                     NUMBER OF         PRINCIPAL BALANCE            % OF
                                     MORTGAGE          OUTSTANDING AS OF          MORTGAGE
RANGE OF CREDIT SCORES                 LOANS              CUT-OFF DATE              LOANS
----------------------               ---------         -----------------          ----------
        N/A                                22           $    11,217,977               1.23 %
        620  - 639                        115                39,072,830               4.28
        640  - 659                        164                54,958,749               6.02
        660  - 679                        416               152,038,425              16.67
        680  - 699                        413               159,298,975              17.46
        700  - 719                        308               131,564,887              14.42
        720  - 739                        238                96,453,794              10.57
        740  - 759                        238                99,452,506              10.90
        760  - 779                        183                84,776,636               9.29
        780  - 799                        157                69,789,029               7.65
        800  - 819                         35                13,180,453               1.44
        820    840                          1                   431,764               0.05
                                     ------------------------------------------------------
      Total                             2,290           $   912,236,026             100.00 %
                                     ======================================================

Non-Zero Weighted Average Credit Score:                           711


                    PROPERTY TYPES OF MORTGAGED PROPERTIES IN GROUP I

                                                           AGGREGATE
                                     NUMBER OF         PRINCIPAL BALANCE            % OF
                                     MORTGAGE          OUTSTANDING AS OF          MORTGAGE
PROPERTY TYPE                          LOANS              CUT-OFF DATE              LOANS
-------------                        ---------         -----------------          ----------
2-4 Family                                147           $    66,101,973               7.25 %
CO-OP                                       1                 1,380,974               0.15
Condominium                               354               112,491,614              12.33
PUD                                       336               129,934,308              14.24
Single Family                           1,452               602,327,156              66.03
                                     ------------------------------------------------------
      Total                             2,290           $   912,236,026             100.00 %
                                     ======================================================


                   OCCUPANCY STATUS OF MORTGAGED PROPERTIES IN GROUP I

                                                           AGGREGATE
                                     NUMBER OF         PRINCIPAL BALANCE            % OF
                                     MORTGAGE          OUTSTANDING AS OF          MORTGAGE
OCCUPANCY STATUS                       LOANS              CUT-OFF DATE              LOANS
----------------                     ---------         -----------------          ----------
        Investor                          287           $    87,494,334               9.59 %
        Owner Occupied                  1,781               751,435,135              82.37
        Second Home                       222                73,306,556               8.04
                                     ------------------------------------------------------
              Total                     2,290           $   912,236,026             100.00 %
                                     ======================================================


                      LOAN PURPOSE OF THE MORTGAGE LOANS IN GROUP I

                                                           AGGREGATE
                                     NUMBER OF         PRINCIPAL BALANCE            % OF
                                     MORTGAGE          OUTSTANDING AS OF          MORTGAGE
LOAN PURPOSE                           LOANS              CUT-OFF DATE              LOANS
------------                         ---------         -----------------          ----------
        Cash Out Refinance              1,067           $   420,240,234              46.07 %
        Purchase                          588               231,736,468              25.40
        Rate/Term Refinance               635               260,259,323              28.53
                                     ------------------------------------------------------
              Total                     2,290           $   912,236,026             100.00 %
                                     ======================================================


                   DOCUMENTATION TYPE OF THE MORTGAGE LOANS IN GROUP I

                                                           AGGREGATE
                                     NUMBER OF         PRINCIPAL BALANCE            % OF
                                     MORTGAGE          OUTSTANDING AS OF          MORTGAGE
DOCUMENTATION TYPE                     LOANS              CUT-OFF DATE              LOANS
------------------                  ---------         -----------------          ----------
        Full/Alternative                  306           $    96,792,252              10.61 %
        No Income/No Asset                  1                   273,750               0.03
        No Ratio                            7                 2,585,387               0.28
        Stated Income                   1,684               712,911,208              78.15
        Stated/Stated                     292                99,673,428              10.93
                                     ------------------------------------------------------
              Total                     2,290           $   912,236,026             100.00 %
                                     ======================================================


                                           A-4


            ORIGINAL TERMS TO STATED MATURITY OF THE MORTGAGE LOANS IN GROUP I

                                                           AGGREGATE
                                     NUMBER OF         PRINCIPAL BALANCE            % OF
                                     MORTGAGE          OUTSTANDING AS OF          MORTGAGE
ORIGINAL TERM (MONTHS)                LOANS              CUT-OFF DATE              LOANS
----------------------              ---------         -----------------          ----------
        360                             1,778           $   683,547,421              74.93 %
        480                               512               228,688,605              25.07
                                     ------------------------------------------------------
              Total                     2,290           $   912,236,026             100.00 %
                                     ======================================================


        Minimum Original Term to Stated Maturity (Mths):                  360
        Maximum Original Term to Stated Maturity (Mths):                  480
        Weighted Average Original Term to Stated Maturity (Mths):         390


           REMAINING TERMS TO STATED MATURITY OF THE MORTGAGE LOANS IN GROUP I

                                                           AGGREGATE
                                     NUMBER OF         PRINCIPAL BALANCE            % OF
                                     MORTGAGE          OUTSTANDING AS OF          MORTGAGE
STATED REMAINING TERM (MONTHS)         LOANS              CUT-OFF DATE              LOANS
------------------------------      ---------         -----------------          ----------
        300 -  359                        815           $   316,859,512              34.73 %
        360 - 360                         963               366,687,909              40.20
        361 +                             512               228,688,605              25.07
                                     ------------------------------------------------------
              Total                     2,290           $   912,236,026             100.00 %
                                     ======================================================

        Minimum Remaining Term to Stated Maturity (Mths):                 335
        Maximum Remaining Term to Stated Maturity (Mths):                 480
        Weighted Average Remaining Term to Stated Maturity (Mths):        389


                          INDEX OF THE MORTGAGE LOANS IN GROUP I

                                                           AGGREGATE
                                     NUMBER OF         PRINCIPAL BALANCE            % OF
                                     MORTGAGE          OUTSTANDING AS OF          MORTGAGE
INDEX                                  LOANS              CUT-OFF DATE              LOANS
-----                                ---------         -----------------          ----------
        MTA                             2,290           $   912,236,026             100.00 %
                                     ------------------------------------------------------
              Total                     2,290           $   912,236,026             100.00 %
                                     ======================================================


                RATE ADJUSTMENT FREQUENCY OF THE MORTGAGE LOANS IN GROUP I

                                                           AGGREGATE
                                     NUMBER OF         PRINCIPAL BALANCE            % OF
                                     MORTGAGE          OUTSTANDING AS OF          MORTGAGE
RATE ADJUSTMENT FREQUENCY              LOANS              CUT-OFF DATE              LOANS
-------------------------            ---------         -----------------          ----------
        1 Month                         2,290           $   912,236,026             100.00 %
                                     ------------------------------------------------------
              Total                     2,290           $   912,236,026             100.00 %
                                     ======================================================


              PAYMENT ADJUSTMENT FREQUENCY OF THE MORTGAGE LOANS IN GROUP I

                                                           AGGREGATE
                                     NUMBER OF         PRINCIPAL BALANCE            % OF
                                     MORTGAGE          OUTSTANDING AS OF          MORTGAGE
PAYMENT ADJUSTMENT FREQUENCY           LOANS              CUT-OFF DATE              LOANS
----------------------------         ---------         -----------------          ----------
        1 Year                          2,290           $   912,236,026             100.00 %
                                     ------------------------------------------------------
              Total                     2,290           $   912,236,026             100.00 %
                                     ======================================================


                                           A-5


             MONTHS TO NEXT RATE ADJUSTMENT* OF THE MORTGAGE LOANS IN GROUP I


                                                           AGGREGATE
                                     NUMBER OF         PRINCIPAL BALANCE            % OF
                                     MORTGAGE          OUTSTANDING AS OF          MORTGAGE
MONTHS TO NEXT RATE ADJUST             LOANS              CUT-OFF DATE              LOANS
--------------------------           ---------         -----------------          ----------
        1                               1,954           $   754,262,779              82.68 %
        2                                 272               130,167,546              14.27
        3                                  59                27,074,401               2.97
        4                                   5                   731,300               0.08
                                     ------------------------------------------------------
              Total                     2,290           $   912,236,026             100.00 %
                                     ======================================================

Weighted Average Next Rate Adjustment (Mths):           1



             MAXIMUM LIFETIME MORTGAGE RATE OF THE MORTGAGE LOANS IN GROUP I


                                                           AGGREGATE
                                     NUMBER OF         PRINCIPAL BALANCE            % OF
                                     MORTGAGE          OUTSTANDING AS OF          MORTGAGE
MAXIMUM MORTGAGE RATE(%)               LOANS              CUT-OFF DATE              LOANS
------------------------             ---------         -----------------          ----------
             0.000 -  9.750                 2           $     1,241,962               0.14 %
             9.751 -  10.000            2,180               878,818,604              96.34
            10.001 -  10.250                3                   945,158               0.10
            10.501 -  10.750               17                 4,783,550               0.52
            10.751 -  11.000               47                14,581,175               1.60
            11.001 -  11.250               25                 6,541,907               0.72
            11.251 -  11.500               12                 3,735,326               0.41
            11.501 -  11.750                3                 1,393,535               0.15
            13.001 -  13.250                1                   194,808               0.02
                                     ------------------------------------------------------
      Total                             2,290           $   912,236,026             100.00 %
                                     ======================================================


Weighted Average Maximum Mortgage Rate:                 9.987%


                    PERIODIC RATE CAP OF THE MORTGAGE LOANS IN GROUP I


                                                           AGGREGATE
                                     NUMBER OF         PRINCIPAL BALANCE            % OF
                                     MORTGAGE          OUTSTANDING AS OF          MORTGAGE
PERIODIC RATE CAP(%)                   LOANS              CUT-OFF DATE              LOANS
--------------------                 ---------         -----------------          ----------
        N/A                             2,290           $   912,236,026             100.00 %
                                     ------------------------------------------------------
              Total                     2,290           $   912,236,026             100.00 %
                                     ======================================================


Non-Zero Weighted Average Periodic Rate Cap:            N/A


                    INITIAL RATE CAP OF THE MORTGAGE LOANS IN GROUP I


                                                           AGGREGATE
                                     NUMBER OF         PRINCIPAL BALANCE            % OF
                                     MORTGAGE          OUTSTANDING AS OF          MORTGAGE
INITIAL RATE CAP(%)                    LOANS              CUT-OFF DATE              LOANS
-------------------                  ---------         -----------------          ----------
        N/A                             2,290           $   912,236,026             100.00 %
                                     -------------------------------------------------------
              Total                     2,290           $   912,236,026             100.00 %
                                     =======================================================


Non-Zero Weighted Average Initial Rate Cap:             N/A


                       GROSS MARGIN OF THE MORTGAGE LOANS IN GROUP I


                                                           AGGREGATE
                                     NUMBER OF         PRINCIPAL BALANCE            % OF
                                     MORTGAGE          OUTSTANDING AS OF          MORTGAGE
GROSS MARGIN(%)                        LOANS              CUT-OFF DATE              LOANS
---------------                      ---------         -----------------          ----------
             0.001 -  1.500                 7           $     2,813,164               0.31 %
             1.501 -  1.750                 4                 4,099,000               0.45
             1.751 -  2.000                 3                 1,605,450               0.18
             2.001 -  2.250                12                 8,074,739               0.89
             2.251 -  2.500                28                12,662,413               1.39
             2.501 -  2.750               100                47,248,638               5.18
             2.751 -  3.000               217                91,671,822              10.05
             3.001 or Greater           1,919               744,060,799              81.56
                                     ------------------------------------------------------
      Total                             2,290           $   912,236,026             100.00 %
                                     ======================================================

Weighted Average Gross Margin:                          3.383%


                                           A-6


            PRINCIPAL BALANCES OF THE MORTGAGE LOANS AT ORIGINATION IN GROUP II


                                                           AGGREGATE
                                     NUMBER OF         PRINCIPAL BALANCE            % OF
                                     MORTGAGE          OUTSTANDING AS OF          MORTGAGE
ORIGINAL PRINCIPAL BALANCE(%)          LOANS              CUT-OFF DATE              LOANS
-----------------------------        ---------         -----------------          ----------
                 0 -  100,000              22           $     1,852,013               0.24 %
           100,001 -  200,000             391                63,927,829               8.30
           200,001 -  300,000             604               152,139,547              19.76
           300,001 -  400,000             454               158,943,155              20.65
           400,001 -  500,000             352               157,201,063              20.42
           500,001 -  600,000             192               104,883,026              13.62
           600,001 -  700,000              69                43,576,692               5.66
           700,001 -  800,000              39                29,220,780               3.80
           800,001 -  900,000              19                16,470,766               2.14
           900,001 -  1,000,000            26                24,743,857               3.21
         1,000,001 -  1,100,000             1                 1,116,361               0.15
         1,100,001 -  1,200,000             4                 5,137,390               0.67
         1,300,001 -  1,400,000             2                 2,747,740               0.36
         1,400,001 -  1,500,000             3                 4,323,675               0.56
         1,500,001 -  or Greater            2                 3,568,274               0.46
                                     ------------------------------------------------------
      Total                             2,180           $   769,852,169             100.00 %
                                     ======================================================

Minimum Original Principal Balance:                     $40,000
Maximum Original Principal Balance:                     $1,820,000
Average Original Principal Balance:                     $354,074


        PRINCIPAL BALANCES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE IN GROUP II


                                                           AGGREGATE
                                     NUMBER OF         PRINCIPAL BALANCE            % OF
                                     MORTGAGE          OUTSTANDING AS OF          MORTGAGE
PRINCIPAL BALANCE($)                   LOANS              CUT-OFF DATE              LOANS
--------------------                 ---------         -----------------          ----------
                 0 -  100,000              21           $     1,730,792               0.22 %
           100,001 -  200,000             379                61,232,841               7.95
           200,001 -  300,000             611               152,179,616              19.77
           300,001 -  400,000             460               159,644,469              20.74
           400,001 -  500,000             341               152,324,301              19.79
           500,001 -  600,000             199               108,135,718              14.05
           600,001 -  700,000              73                46,587,872               6.05
           700,001 -  800,000              34                25,542,862               3.32
           800,001 -  900,000              25                21,287,019               2.77
           900,001 -  1,000,000            18                17,258,158               2.24
         1,000,001 -  1,100,000             7                 7,035,080               0.91
         1,100,001 -  1,200,000             1                 1,116,361               0.15
         1,200,001 -  1,300,000             2                 2,526,300               0.33
         1,300,001 -  1,400,000             4                 5,358,830               0.70
         1,400,001 -  1,500,000             3                 4,323,675               0.56
         1,500,001 -  or Greater            2                 3,568,274               0.46
                                     ------------------------------------------------------
      Total                             2,180           $   769,852,169             100.00 %
                                     ======================================================

Minimum Principal Balance:                              $40,100
Maximum Principal Balance:                              $1,828,435
Average Principal Balance:                              $353,143


          MORTGAGE RATES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE IN GROUP II


                                                           AGGREGATE
                                     NUMBER OF         PRINCIPAL BALANCE            % OF
                                     MORTGAGE          OUTSTANDING AS OF          MORTGAGE
MORTGAGE INTEREST RATES(%)             LOANS              CUT-OFF DATE              LOANS
--------------------------           ---------         -----------------          ----------
             5.750  - 5.999                 7           $     2,333,459               0.30 %
             6.000  - 6.249                12                 4,273,339               0.56
             6.250  - 6.499                29                 8,301,559               1.08
             6.500  - 6.749                62                18,936,927               2.46
             6.750  - 6.999               147                52,020,074               6.76
             7.000  - 7.249               182                61,163,976               7.94
             7.250  - 7.499               336               116,909,587              15.19
             7.500  - 7.749               457               153,052,310              19.88
             7.750  - 7.999               494               181,791,345              23.61
             8.000  - 8.249               233                81,498,097              10.59
             8.250  - 8.499               194                80,249,789              10.42
             8.500  - 8.749                18                 6,812,342               0.88
             8.750  - 8.999                 5                 1,181,145               0.15
             9.000  - 9.249                 4                 1,328,221               0.17
                                     ------------------------------------------------------
      Total                             2,180           $   769,852,169             100.00 %
                                     ======================================================

Minimum Mortgage Rate:                                  5.750%
Maximum Mortgage Rate:                                  9.125%
Weighted Average Mortgage Rate:                         7.588%



                                           A-7


 ORIGINAL LOAN-TO-VALUE RATIOS* OF THE MORTGAGE LOANS AS OF THE CUT OFF DATE IN GROUP II


                                                           AGGREGATE
                                     NUMBER OF         PRINCIPAL BALANCE            % OF
                                     MORTGAGE          OUTSTANDING AS OF          MORTGAGE
ORIGINAL LOAN-TO-VALUE RATIOS(%)       LOANS              CUT-OFF DATE              LOANS
--------------------------------     ---------         -----------------          ----------
              0.00 -  30.00                 3           $       365,912               0.05 %
             30.01 -  40.00                14                 3,392,990               0.44
             40.01 -  50.00                19                 5,235,667               0.68
             50.01 -  55.00                20                 6,291,030               0.82
             55.01 -  60.00                20                 5,926,192               0.77
             60.01 -  65.00                36                12,584,389               1.63
             65.01 -  70.00                80                34,131,317               4.43
             70.01 -  75.00               143                63,133,233               8.20
             75.01 -  80.00             1,836               636,087,885              82.62
             80.01 -  85.00                 6                 1,845,737               0.24
             85.01 -  90.00                 2                   522,793               0.07
             90.01 -  95.00                 1                   335,024               0.04
                                     ------------------------------------------------------
      Total                             2,180           $   769,852,169             100.00 %
                                     ======================================================

Weighted Average Original Loan-to-Value:                77.80%

*Loan to Value Ratios are calculated by taking the Original Principal Balance and dividing by the lesser of the original or current appraised value of the related
  Mortgaged Property and the sale price of the related Mortgaged Property.


             GEOGRAPHIC DISTRIBUTION* OF THE MORTGAGED PROPERTIES IN GROUP II

                                                           AGGREGATE
                                     NUMBER OF         PRINCIPAL BALANCE            % OF
                                     MORTGAGE          OUTSTANDING AS OF          MORTGAGE
GEOGRAPHIC DISTRIBUTION                LOANS              CUT-OFF DATE              LOANS
-----------------------              ---------         -----------------          ----------
Alabama                                     1           $       150,729               0.02 %
Arizona                                   102                37,316,034               4.85
California                                982               399,776,618              51.93
Colorado                                    6                 1,822,594               0.24
Connecticut                                14                 4,232,741               0.55
Delaware                                    1                   372,000               0.05
District of Columbia                        2                   470,348               0.06
Florida                                   439               127,485,165              16.56
Georgia                                    31                 8,112,075               1.05
Hawaii                                      7                 2,398,515               0.31
Idaho                                      27                 8,217,160               1.07
Illinois                                   36                11,160,692               1.45
Indiana                                     4                 1,076,996               0.14
Iowa                                        2                   321,624               0.04
Kansas                                      1                   145,964               0.02
Kentucky                                    2                   357,785               0.05
Louisiana                                   1                   280,096               0.04
Maine                                       1                   244,370               0.03
Maryland                                   83                29,548,993               3.84
Massachusetts                              16                 6,479,088               0.84
Michigan                                   11                 2,409,542               0.31
Minnesota                                  16                 4,268,745               0.55
Mississippi                                 2                   344,860               0.04
Missouri                                    3                   462,315               0.06
Montana                                     1                   192,000               0.02
Nebraska                                    1                    95,238               0.01
Nevada                                     67                21,592,932               2.80
New Hampshire                               1                   650,000               0.08
New Jersey                                 22                 8,732,505               1.13
New Mexico                                  4                 2,605,746               0.34
New York                                   13                 5,288,029               0.69
North Carolina                             20                 4,895,692               0.64
North Dakota                                1                   151,378               0.02
Ohio                                       12                 3,029,781               0.39
Oregon                                     44                11,824,297               1.54
Pennsylvania                               10                 2,393,205               0.31
Rhode Island                                2                   532,518               0.07
South Carolina                              6                 1,446,950               0.19
Tennessee                                   4                   753,245               0.10
Texas                                      26                 5,683,845               0.74
Utah                                       36                11,009,812               1.43
Virginia                                   66                25,143,162               3.27
Washington                                 50                15,757,551               2.05
Wisconsin                                   4                   619,238               0.08
                                     ------------------------------------------------------
      Total                             2,180           $   769,852,169             100.00 %
                                     ======================================================


*No more than approximately .77% of the Mortgage Loans by Principal Balance in the pool will be secured by properties located in any one zip code area.



                                           A-8


       CREDIT SCORES AS OF THE DATE OF ORIGINATION OF THE MORTGAGE LOANS IN GROUP II

                                                           AGGREGATE
                                     NUMBER OF         PRINCIPAL BALANCE            % OF
                                     MORTGAGE          OUTSTANDING AS OF          MORTGAGE
RANGE OF CREDIT SCORES                 LOANS              CUT-OFF DATE              LOANS
----------------------               ---------         -----------------          ----------
        600  - 620                          1           $       217,080               0.03 %
        620  - 639                         54                18,573,047               2.41
        640  - 659                         88                28,860,004               3.75
        660  - 679                        406               145,290,202              18.87
        680  - 699                        422               160,516,882              20.85
        700  - 719                        366               131,591,745              17.09
        720  - 739                        286                96,906,760              12.59
        740  - 759                        248                84,420,138              10.97
        760  - 779                        165                54,759,629               7.11
        780  - 799                        100                33,667,555               4.37
        800  - 819                         44                15,049,127               1.95
                                     ------------------------------------------------------
      Total                             2,180           $   769,852,169             100.00 %
                                     ======================================================

Non-Zero Weighted Average Credit Score:                 710


                    PROPERTY TYPES OF MORTGAGED PROPERTIES IN GROUP II

                                                           AGGREGATE
                                     NUMBER OF         PRINCIPAL BALANCE            % OF
                                     MORTGAGE          OUTSTANDING AS OF          MORTGAGE
PROPERTY TYPE                          LOANS              CUT-OFF DATE              LOANS
-------------                        ---------         -----------------          ----------
2-4 Family                                 38           $    15,350,698               1.99 %
Condominium                               260                70,730,518               9.19
PUD                                       499               192,746,975              25.04
Single Family                           1,362               484,648,976              62.95
Townhouse                                  21                 6,375,001               0.83
                                     ------------------------------------------------------
      Total                             2,180           $   769,852,169             100.00 %
                                     ======================================================


                   OCCUPANCY STATUS OF MORTGAGED PROPERTIES IN GROUP II

                                                           AGGREGATE
                                     NUMBER OF         PRINCIPAL BALANCE            % OF
                                     MORTGAGE          OUTSTANDING AS OF          MORTGAGE
OCCUPANCY STATUS                     LOANS              CUT-OFF DATE              LOANS
----------------                     ---------         -----------------          ----------
Investor                                  131           $    33,223,388               4.32 %
Owner Occupied                          2,013               724,652,701              94.13
Second Home                                36                11,976,081               1.56
                                     ------------------------------------------------------
      Total                             2,180           $   769,852,169             100.00 %
                                     ======================================================


                      LOAN PURPOSE OF THE MORTGAGE LOANS IN GROUP II


                                                           AGGREGATE
                                     NUMBER OF         PRINCIPAL BALANCE            % OF
                                     MORTGAGE          OUTSTANDING AS OF          MORTGAGE
LOAN PURPOSE                           LOANS              CUT-OFF DATE              LOANS
------------                         ---------         -----------------          ----------
Cash Out Refinance                        504           $   186,407,488              24.21 %
Purchase                                1,153               390,715,871              50.75
Rate/Term Refinance                       523               192,728,809              25.03
                                     ------------------------------------------------------
      Total                             2,180           $   769,852,169             100.00 %
                                     ======================================================


                   DOCUMENTATION TYPE OF THE MORTGAGE LOANS IN GROUP II

                                                           AGGREGATE
                                     NUMBER OF         PRINCIPAL BALANCE            % OF
                                     MORTGAGE          OUTSTANDING AS OF          MORTGAGE
DOCUMENTATION TYPE                     LOANS              CUT-OFF DATE              LOANS
------------------                   ---------         -----------------          ----------
Full/Alternative                          214           $    60,322,361               7.84 %
Limited                                     1                   166,431               0.02
No Income/No Asset                         36                11,918,874               1.55
No Income/Verif Asset                       6                 3,296,000               0.43
No Ratio                                  717               264,081,489              34.30
Stated Income                           1,192               424,079,027              55.09
Stated/Stated                              14                 5,987,986               0.78
                                     ------------------------------------------------------
      Total                             2,180           $   769,852,169             100.00 %
                                     ======================================================


                                           A-9

            ORIGINAL TERMS TO STATED MATURITY OF THE MORTGAGE LOANS IN GROUP II

                                                           AGGREGATE
                                     NUMBER OF         PRINCIPAL BALANCE            % OF
                                     MORTGAGE          OUTSTANDING AS OF          MORTGAGE
ORIGINAL TERM (MONTHS)                 LOANS              CUT-OFF DATE              LOANS
----------------------               ---------         -----------------          ----------
360                                     2,180           $   769,852,169             100.00 %
                                     ------------------------------------------------------
      Total                             2,180           $   769,852,169             100.00 %
                                     ======================================================

Minimum Original Term to Stated Maturity (Mths):              360
Maximum Original Term to Stated Maturity (Mths):              360
Weighted Average Original Term to Stated Maturity (Mths):     360


           REMAINING TERMS TO STATED MATURITY OF THE MORTGAGE LOANS IN GROUP II

                                                           AGGREGATE
                                     NUMBER OF         PRINCIPAL BALANCE            % OF
                                     MORTGAGE          OUTSTANDING AS OF          MORTGAGE
STATED REMAINING TERM (MONTHS)         LOANS              CUT-OFF DATE              LOANS
------------------------------       ---------         -----------------          ----------
 300 -  359                             1,940           $   687,196,443              89.26 %
 360 - 360                                240                82,655,726              10.74
                                     ------------------------------------------------------
      Total                             2,180           $   769,852,169             100.00 %
                                     ======================================================

Minimum Remaining Term to Stated Maturity (Mths):             351
Maximum Remaining Term to Stated Maturity (Mths):             360
Weighted Average Remaining Term to Stated Maturity (Mths):    358


                          INDEX OF THE MORTGAGE LOANS IN GROUP II

                                                           AGGREGATE
                                     NUMBER OF         PRINCIPAL BALANCE            % OF
                                     MORTGAGE          OUTSTANDING AS OF          MORTGAGE
INDEX                                  LOANS              CUT-OFF DATE              LOANS
-----                                ---------         -----------------          ----------
6 Month Libor                           2,180           $   769,852,169             100.00 %
                                     ---------------------------------------------------------
      Total                             2,180           $   769,852,169             100.00 %
                                     =========================================================


                RATE ADJUSTMENT FREQUENCY OF THE MORTGAGE LOANS IN GROUP II

                                                           AGGREGATE
                                     NUMBER OF         PRINCIPAL BALANCE            % OF
                                     MORTGAGE          OUTSTANDING AS OF          MORTGAGE
RATE ADJUSTMENT FREQUENCY              LOANS              CUT-OFF DATE              LOANS
-------------------------            ---------         -----------------          ----------
6 Months                                2,180           $   769,852,169             100.00 %
                                     ------------------------------------------------------
      Total                             2,180           $   769,852,169             100.00 %
                                     ======================================================


              PAYMENT ADJUSTMENT FREQUENCY OF THE MORTGAGE LOANS IN GROUP II

                                                           AGGREGATE
                                     NUMBER OF         PRINCIPAL BALANCE            % OF
                                     MORTGAGE          OUTSTANDING AS OF          MORTGAGE
PAY ADJUSTMENT FREQUENCY               LOANS              CUT-OFF DATE              LOANS
------------------------             ---------         -----------------          ----------
6 Months                                2,180           $   769,852,169             100.00 %
                                     ------------------------------------------------------
      Total                             2,180           $   769,852,169             100.00 %
                                     ======================================================


             MONTHS TO NEXT RATE ADJUSTMENT* OF THE MORTGAGE LOANS IN GROUP II

                                                           AGGREGATE
                                     NUMBER OF         PRINCIPAL BALANCE            % OF
                                     MORTGAGE          OUTSTANDING AS OF          MORTGAGE
MONTHS TO NEXT RATE ADJUST             LOANS              CUT-OFF DATE              LOANS
--------------------------           ---------         -----------------          ----------
51                                          1           $     $ 613,618               0.08 %
53                                          6                 1,649,998               0.21
54                                          9                 3,355,950               0.44
55                                         32                13,334,193               1.73
56                                        125                49,178,727               6.39
57                                        537               200,919,093              26.10
58                                        740               258,146,191              33.53
59                                        490               159,998,673              20.78
60                                        201                70,221,054               9.12
61                                         39                12,434,672               1.62
                                     ------------------------------------------------------
      Total                             2,180           $   769,852,169             100.00 %
                                     ======================================================


Weighted Average Next Rate Adjustment (Mths):           58



                                   A-10


             MAXIMUM LIFETIME MORTGAGE RATE OF THE MORTGAGE LOANS IN GROUP II

                                                           AGGREGATE
                                     NUMBER OF         PRINCIPAL BALANCE            % OF
                                     MORTGAGE          OUTSTANDING AS OF          MORTGAGE
MAXIMUM MORTGAGE RATE(%)               LOANS              CUT-OFF DATE              LOANS
------------------------             ---------         -----------------          ----------
            10.501 -  10.750                3           $     1,292,685               0.17 %
            10.751 -  11.000                7                 2,172,064               0.28
            11.001    11.250               19                 6,300,203               0.82
            11.251    11.500               44                12,109,813               1.57
            11.501    11.750               78                24,975,650               3.24
            11.751    12.000              197                67,902,416               8.82
            12.001    12.250              237                82,126,788              10.67
            12.251    12.500              440               149,222,710              19.38
            12.501    12.750              465               163,803,017              21.28
            12.751    13.000              372               135,647,289              17.62
            13.001    13.250              211                84,051,683              10.92
            13.251    13.500               94                36,092,600               4.69
            13.501    13.750                7                 2,315,848               0.30
            13.751    14.000                5                 1,406,843               0.18
14.000 or Greater                           1                   432,560               0.06
                                     ------------------------------------------------------
      Total                             2,180           $   769,852,169             100.00 %
                                     ======================================================


Weighted Average Maximum Mortgage Rate:                 12.588%


                    PERIODIC RATE CAP OF THE MORTGAGE LOANS IN GROUP II

                                                           AGGREGATE
                                     NUMBER OF         PRINCIPAL BALANCE            % OF
                                     MORTGAGE          OUTSTANDING AS OF          MORTGAGE
PERIODIC RATE CAP(%)                   LOANS              CUT-OFF DATE              LOANS
--------------------                 ---------         -----------------          ----------
1.000                                   2,180           $   769,852,169             100.00 %
                                     ------------------------------------------------------
      Total                             2,180           $   769,852,169             100.00 %
                                     ======================================================

Non-Zero Weighted Average Periodic Rate Cap:            1.000%


                    INITIAL RATE CAP OF THE MORTGAGE LOANS IN GROUP II

                                                           AGGREGATE
                                     NUMBER OF         PRINCIPAL BALANCE            % OF
                                     MORTGAGE          OUTSTANDING AS OF          MORTGAGE
INITIAL RATE CAP(%)                    LOANS              CUT-OFF DATE              LOANS
-------------------                  ---------         -----------------          ----------
5.000                                   2,180           $   769,852,169             100.00 %
                                     ------------------------------------------------------
      Total                             2,180           $   769,852,169             100.00 %
                                     ======================================================

Non-Zero Weighted Average Initial Rate Cap:             5.000%


                      GROSS MARGIN OF THE MORTGAGE LOANS IN GROUP II

                                                           AGGREGATE
                                     NUMBER OF         PRINCIPAL BALANCE            % OF
                                     MORTGAGE          OUTSTANDING AS OF          MORTGAGE
GROSS MARGIN(%)                        LOANS              CUT-OFF DATE              LOANS
---------------                      ---------         -----------------          ----------
             2.001 -  2.250             2,060           $   732,513,292              95.15 %
             2.501 -  2.750               108                33,728,777               4.38
             2.751 -  3.000                 8                 2,492,971               0.32
             3.001 or greater               4                 1,117,129               0.15
                                     ------------------------------------------------------
      Total                             2,180           $   769,852,169             100.00 %
                                     ======================================================

Weighted Average Gross Margin:                          2.276%


                                   SCHEDULE B

           SCHEDULE OF STRIKE PRICES AND PROJECTED PRINCIPAL BALANCES

                    CLASS I-A-2 AND CLASS I-A-3 CERTIFICATES
                    ----------------------------------------

MONTH OF DISTRIBUTION DATE                 NOTIONAL AMOUNT ($)           STRIKE RATE (%)           CEILING RATE (%)
--------------------------                 -------------------           ---------------           ----------------
May 2007                                   432,075,000.00                 6.52                      11.30
June 2007                                  432,075,000.00                 8.19                      11.30
July 2007                                  432,075,000.00                 9.03                      11.30
August 2007                                432,075,000.00                 8.85                      11.30
September 2007                             432,075,000.00                 8.85                      11.30
October 2007                               432,075,000.00                 9.15                      11.30
November 2007                              432,075,000.00                 8.85                      11.30
December 2007                              432,075,000.00                 9.15                      11.30
January 2008                               432,075,000.00                 8.85                      11.30
February 2008                              432,075,000.00                 8.85                      11.30
March 2008                                 432,075,000.00                 9.47                      11.30
April 2008                                 432,075,000.00                 8.85                      11.30
May 2008                                   432,075,000.00                 9.15                      11.30
June 2008                                  432,075,000.00                 8.85                      11.30
July 2008                                  432,075,000.00                 9.15                      11.30
August 2008                                432,075,000.00                 8.85                      11.30
September 2008                             432,075,000.00                 8.85                      11.30
October 2008                               432,075,000.00                 9.15                      11.30
November 2008                              432,075,000.00                 8.85                      11.30
December 2008                              426,248,297.15                 9.15                      11.30
January 2009                               416,648,195.86                 8.85                      11.30
February 2009                              407,221,704.75                 8.85                      11.30
March 2009                                 397,968,346.78                 9.82                      11.30
April 2009                                 388,867,670.90                 8.85                      11.30
May 2009                                   379,910,360.16                 9.15                      11.30
June 2009                                  370,952,546.87                 8.85                      11.30
July 2009                                  361,964,620.66                 9.15                      11.30
August 2009                                353,024,331.34                 8.84                      11.30
September 2009                             344,006,964.05                 8.84                      11.30
October 2009                               334,690,322.02                 9.15                      11.30
November 2009                              325,366,769.33                 8.84                      11.30
December 2009                              316,051,964.98                 9.14                      11.30
January 2010                               306,812,391.33                 8.84                      11.30
February 2010                              297,661,808.04                 8.84                      11.30
March 2010                                 288,665,389.69                 9.81                      11.30
April 2010                                 279,807,771.38                 8.84                      11.30
May 2010                                   271,143,297.06                 9.14                      11.30
June 2010                                  262,672,505.29                 8.84                      11.30
July 2010                                  254,396,429.83                 9.14                      11.30
August 2010                                246,314,716.84                 8.84                      11.30
September 2010                             238,422,778.00                 8.84                      11.30
October 2010                               230,719,383.03                 9.14                      11.30
November 2010                              223,200,151.18                 8.84                      11.30
December 2010                              215,859,908.10                 9.14                      11.30

                                      B-1

MONTH OF DISTRIBUTION DATE                 NOTIONAL AMOUNT ($)           STRIKE RATE (%)           CEILING RATE (%)
--------------------------                 -------------------           ---------------           ----------------
January 2011                               209,601,480.74                 8.84                      11.30
February 2011                              204,523,740.45                 8.84                      11.30
March 2011                                 199,567,859.64                 9.81                      11.30
April 2011                                 194,731,104.54                 8.84                      11.30
May 2011                                   190,010,626.33                 9.14                      11.30
June 2011                                  185,403,621.29                 8.84                      11.30
July 2011                                  180,907,216.56                 9.14                      11.30
August 2011                                176,518,951.27                 8.84                      11.30
September 2011                             172,236,238.46                 8.84                      11.30
October 2011                               168,056,552.82                 9.14                      11.30
November 2011                              163,977,429.26                 8.84                      11.30
December 2011                              159,996,461.44                 9.14                      11.30
January 2012                               156,111,300.44                 8.84                      11.30
February 2012                              152,319,653.32                 8.84                      11.30
March 2012                                 148,619,281.83                 9.46                      11.30
April 2012                                 145,008,001.11                 8.84                      11.30
May 2012                                   141,483,678.39                 9.14                      11.30
June 2012                                  138,044,231.79                 8.84                      11.30
July 2012                                  134,687,629.08                 9.14                      11.30
August 2012                                131,411,886.49                 8.84                      11.30
September 2012                             128,215,067.61                 8.84                      11.30
October 2012                               125,095,282.21                 9.14                      11.30
November 2012                              122,050,685.14                 8.84                      11.30
December 2012                              119,079,475.29                 9.14                      11.30
January 2013                               116,179,894.55                 8.84                      11.30
February 2013                              113,350,226.72                 8.84                      11.30
March 2013                                 110,588,796.60                 9.81                      11.30
April 2013                                 107,893,968.93                 8.84                      11.30
May 2013                                   105,536,492.17                 9.14                      11.30
June 2013                                  105,536,492.17                 8.84                      11.30
July 2013                                  105,536,492.17                 9.14                      11.30
August 2013                                105,118,359.79                 8.84                      11.30
September 2013                             102,553,550.83                 8.84                      11.30
October 2013                               100,050,661.43                 9.14                      11.30
November 2013                              97,608,206.70                  8.84                      11.30
December 2013                              95,224,737.22                  9.14                      11.30
January 2014                               92,898,838.16                  8.84                      11.30
February 2014                              90,629,128.50                  8.84                      11.30
March 2014                                 88,414,260.18                  9.81                      11.30
April 2014                                 86,252,917.35                  8.84                      11.30
May 2014                                   84,143,815.60                  9.14                      11.30
June 2014                                  82,085,701.19                  8.84                      11.30
July 2014                                  80,077,350.33                  9.14                      11.30
August 2014                                78,117,568.49                  8.84                      11.30
September 2014                             76,205,189.64                  8.84                      11.30
October 2014                               74,339,075.66                  9.14                      11.30
November 2014                              72,518,115.60                  8.84                      11.30
December 2014                              70,741,225.06                  9.14                      11.30
January 2015                               69,007,345.56                  8.84                      11.30

                                      B-2

MONTH OF DISTRIBUTION DATE                 NOTIONAL AMOUNT ($)           STRIKE RATE (%)           CEILING RATE (%)
--------------------------                 -------------------           ---------------           ----------------
February 2015                              67,315,443.93                  8.84                      11.30
March 2015                                 65,664,511.69                  9.81                      11.30
April 2015                                 64,053,564.47                  8.84                      11.30
May 2015                                   62,481,641.43                  9.14                      11.30
June 2015                                  60,947,804.71                  8.84                      11.30
July 2015                                  59,451,138.87                  9.14                      11.30
August 2015                                57,990,750.37                  8.84                      11.30

                                      B-3

       CLASS II-A CERTIFICATES (OTHER THAN THE CLASS II-A-3B CERTIFICATES)
       -------------------------------------------------------------------

MONTH OF DISTRIBUTION DATE                 NOTIONAL AMOUNT ($)           STRIKE RATE (%)           CEILING RATE (%)
--------------------------                 -------------------           ---------------           ----------------
May 2007                                   637,234,000.00                 8.43                      10.30
June 2007                                  625,882,059.06                 6.76                      10.30
July 2007                                  614,717,402.43                 6.99                      10.30
August 2007                                603,737,492.38                 6.76                      10.30
September 2007                             592,939,181.41                 6.76                      10.30
October 2007                               582,319,376.87                 6.99                      10.30
November 2007                              571,875,039.98                 6.76                      10.30
December 2007                              561,603,184.91                 6.99                      10.30
January 2008                               551,500,877.78                 6.76                      10.30
February 2008                              541,565,235.81                 6.76                      10.30
March 2008                                 531,793,426.36                 7.24                      10.30
April 2008                                 522,182,666.07                 6.76                      10.30
May 2008                                   512,730,220.00                 6.99                      10.30
June 2008                                  503,433,400.72                 6.76                      10.30
July 2008                                  494,289,567.54                 6.99                      10.30
August 2008                                485,296,125.62                 6.76                      10.30
September 2008                             476,450,525.21                 6.76                      10.30
October 2008                               467,750,260.82                 6.99                      10.30
November 2008                              459,192,870.44                 6.76                      10.30
December 2008                              450,775,934.79                 6.99                      10.30
January 2009                               442,497,076.56                 6.76                      10.30
February 2009                              434,353,959.65                 6.76                      10.30
March 2009                                 426,344,288.46                 7.51                      10.30
April 2009                                 418,465,807.18                 6.76                      10.30
May 2009                                   410,716,299.06                 6.99                      10.30
June 2009                                  403,093,585.77                 6.76                      10.30
July 2009                                  395,595,526.65                 6.99                      10.30
August 2009                                388,220,018.11                 6.76                      10.30
September 2009                             380,964,992.97                 6.76                      10.30
October 2009                               373,829,870.17                 6.99                      10.30
November 2009                              366,811,383.76                 6.76                      10.30
December 2009                              359,907,342.41                 6.99                      10.30
January 2010                               353,115,819.32                 6.76                      10.30
February 2010                              346,434,920.94                 6.76                      10.30
March 2010                                 339,862,786.42                 7.51                      10.30
April 2010                                 333,397,587.02                 6.76                      10.30
May 2010                                   327,032,524.26                 6.99                      10.30
June 2010                                  320,770,499.92                 6.76                      10.30
July 2010                                  314,610,276.01                 6.99                      10.30
August 2010                                308,550,142.86                 6.76                      10.30
September 2010                             302,588,420.28                 6.76                      10.30
October 2010                               296,723,457.02                 6.99                      10.30
November 2010                              290,953,222.10                 6.76                      10.30
December 2010                              285,276,541.15                 6.99                      10.30
January 2011                               279,691,846.48                 6.76                      10.30
February 2011                              274,197,597.35                 6.76                      10.30
March 2011                                 268,792,279.55                 7.51                      10.30

                                      B-4

MONTH OF DISTRIBUTION DATE                 NOTIONAL AMOUNT ($)           STRIKE RATE (%)           CEILING RATE (%)
--------------------------                 -------------------           ---------------           ----------------
April 2011                                 263,474,404.89                 6.76                      10.30
May 2011                                   258,242,510.77                 6.99                      10.30
June 2011                                  253,094,363.84                 6.76                      10.30
July 2011                                  247,951,620.95                 6.99                      10.30
August 2011                                242,284,397.89                 6.76                      10.30
September 2011                             236,502,079.04                 6.76                      10.30
October 2011                               230,810,087.22                 7.01                      10.30
November 2011                              225,220,109.18                 6.79                      10.30
December 2011                              219,729,197.50                 7.12                      10.30
January 2012                               214,338,997.94                 7.19                      10.30
February 2012                              209,545,955.16                 8.45                      10.30
March 2012                                 205,687,201.96                10.79                      10.30

                                      B-5

                           CLASS II-A-3B CERTIFICATES
                           --------------------------

MONTH OF DISTRIBUTION DATE                 NOTIONAL AMOUNT ($)           STRIKE RATE (%)           CEILING RATE (%)
--------------------------                 -------------------           ---------------           ----------------
May 2007                                   53,323,000.00                  8.35                      10.22
June 2007                                  52,669,355.33                  6.68                      10.22
July 2007                                  52,023,395.40                  6.91                      10.22
August 2007                                51,385,079.41                  6.68                      10.22
September 2007                             50,754,312.09                  6.68                      10.22
October 2007                               50,130,999.41                  6.91                      10.22
November 2007                              49,515,048.56                  6.68                      10.22
December 2007                              48,906,367.89                  6.91                      10.22
January 2008                               48,304,866.97                  6.68                      10.22
February 2008                              47,710,456.50                  6.68                      10.22
March 2008                                 47,123,048.35                  7.16                      10.22
April 2008                                 46,542,555.51                  6.68                      10.22
May 2008                                   45,968,892.10                  6.91                      10.22
June 2008                                  45,401,973.33                  6.68                      10.22
July 2008                                  44,841,715.50                  6.91                      10.22
August 2008                                44,288,036.01                  6.68                      10.22
September 2008                             43,740,853.28                  6.68                      10.22
October 2008                               43,200,086.81                  6.91                      10.22
November 2008                              42,665,657.12                  6.68                      10.22
December 2008                              42,137,485.75                  6.91                      10.22
January 2009                               41,615,495.24                  6.68                      10.22
February 2009                              41,099,609.14                  6.68                      10.22
March 2009                                 40,589,751.97                  7.43                      10.22
April 2009                                 40,085,849.21                  6.68                      10.22
May 2009                                   39,587,827.30                  6.91                      10.22
June 2009                                  39,095,613.64                  6.68                      10.22
July 2009                                  38,609,136.52                  6.91                      10.22
August 2009                                38,128,325.19                  6.68                      10.22
September 2009                             37,653,109.78                  6.68                      10.22
October 2009                               37,183,561.84                  6.91                      10.22
November 2009                              36,719,491.79                  6.68                      10.22
December 2009                              36,260,810.22                  6.91                      10.22
January 2010                               35,807,450.83                  6.68                      10.22
February 2010                              35,359,348.16                  6.68                      10.22
March 2010                                 34,916,437.59                  7.43                      10.22
April 2010                                 34,478,655.30                  6.68                      10.22
May 2010                                   34,045,436.34                  6.91                      10.22
June 2010                                  33,617,181.79                  6.68                      10.22
July 2010                                  33,193,880.19                  6.91                      10.22
August 2010                                32,775,470.73                  6.68                      10.22
September 2010                             32,361,893.43                  6.68                      10.22
October 2010                               31,953,089.02                  6.91                      10.22
November 2010                              31,548,956.80                  6.68                      10.22
December 2010                              31,149,482.09                  6.91                      10.22
January 2011                               30,754,607.88                  6.68                      10.22
February 2011                              30,364,277.88                  6.68                      10.22
March 2011                                 29,978,436.50                  7.43                      10.22

                                      B-6

MONTH OF DISTRIBUTION DATE                 NOTIONAL AMOUNT ($)           STRIKE RATE (%)           CEILING RATE (%)
--------------------------                 -------------------           ---------------           ----------------
April 2011                                 29,597,028.86                  6.68                      10.22
May 2011                                   29,220,000.81                  6.91                      10.22
June 2011                                  28,847,213.54                  6.68                      10.22
July 2011                                  28,470,325.58                  6.91                      10.22
August 2011                                28,031,936.61                  6.68                      10.22
September 2011                             27,575,694.80                  6.68                      10.22
October 2011                               27,123,834.41                  6.93                      10.22
November 2011                              26,677,746.21                  6.71                      10.22
December 2011                              26,237,231.43                  7.04                      10.22
January 2012                               25,802,596.16                  7.11                      10.22
February 2012                              25,373,445.99                  8.37                      10.22
March 2012                                 24,950,032.19                 10.71                      10.22

                                      B-7

                            CLASS II-B-1 CERTIFICATES
                            -------------------------

MONTH OF DISTRIBUTION DATE                 NOTIONAL AMOUNT ($)           STRIKE RATE (%)           CEILING RATE (%)
--------------------------                 -------------------           ---------------           ----------------
May 2007                                   27,715,000.00                  8.18                      10.05
June 2007                                  27,715,000.00                  6.51                      10.05
July 2007                                  27,715,000.00                  6.74                      10.05
August 2007                                27,715,000.00                  6.51                      10.05
September 2007                             27,715,000.00                  6.51                      10.05
October 2007                               27,715,000.00                  6.74                      10.05
November 2007                              27,715,000.00                  6.51                      10.05
December 2007                              27,715,000.00                  6.74                      10.05
January 2008                               27,715,000.00                  6.51                      10.05
February 2008                              27,715,000.00                  6.51                      10.05
March 2008                                 27,715,000.00                  6.99                      10.05
April 2008                                 27,715,000.00                  6.51                      10.05
May 2008                                   27,715,000.00                  6.74                      10.05
June 2008                                  27,715,000.00                  6.51                      10.05
July 2008                                  27,715,000.00                  6.74                      10.05
August 2008                                27,715,000.00                  6.51                      10.05
September 2008                             27,715,000.00                  6.51                      10.05
October 2008                               27,715,000.00                  6.74                      10.05
November 2008                              27,715,000.00                  6.51                      10.05
December 2008                              27,715,000.00                  6.74                      10.05
January 2009                               27,715,000.00                  6.51                      10.05
February 2009                              27,715,000.00                  6.51                      10.05
March 2009                                 27,715,000.00                  7.26                      10.05
April 2009                                 27,715,000.00                  6.51                      10.05
May 2009                                   27,715,000.00                  6.74                      10.05
June 2009                                  27,715,000.00                  6.51                      10.05
July 2009                                  27,715,000.00                  6.74                      10.05
August 2009                                27,715,000.00                  6.51                      10.05
September 2009                             27,715,000.00                  6.51                      10.05
October 2009                               27,715,000.00                  6.74                      10.05
November 2009                              27,715,000.00                  6.51                      10.05
December 2009                              27,715,000.00                  6.74                      10.05
January 2010                               27,715,000.00                  6.51                      10.05
February 2010                              27,715,000.00                  6.51                      10.05
March 2010                                 27,715,000.00                  7.26                      10.05
April 2010                                 27,715,000.00                  6.51                      10.05
May 2010                                   27,715,000.00                  6.74                      10.05
June 2010                                  27,715,000.00                  6.51                      10.05
July 2010                                  27,715,000.00                  6.74                      10.05
August 2010                                27,715,000.00                  6.51                      10.05
September 2010                             27,715,000.00                  6.51                      10.05
October 2010                               27,715,000.00                  6.74                      10.05
November 2010                              27,715,000.00                  6.51                      10.05
December 2010                              27,715,000.00                  6.74                      10.05
January 2011                               27,715,000.00                  6.51                      10.05
February 2011                              27,715,000.00                  6.51                      10.05
March 2011                                 27,715,000.00                  7.26                      10.05

                                      B-8

MONTH OF DISTRIBUTION DATE                 NOTIONAL AMOUNT ($)           STRIKE RATE (%)           CEILING RATE (%)
--------------------------                 -------------------           ---------------           ----------------
April 2011                                 27,715,000.00                  6.51                      10.05
May 2011                                   27,715,000.00                  6.74                      10.05
June 2011                                  27,715,000.00                  6.51                      10.05
July 2011                                  27,715,000.00                  6.74                      10.05
August 2011                                27,715,000.00                  6.51                      10.05
September 2011                             27,715,000.00                  6.51                      10.05
October 2011                               27,715,000.00                  6.76                      10.05
November 2011                              27,715,000.00                  6.54                      10.05
December 2011                              27,715,000.00                  6.87                      10.05
January 2012                               27,715,000.00                  6.94                      10.05
February 2012                              27,525,191.66                  8.20                      10.05
March 2012                                 27,018,319.93                 10.54                      10.05

                                      B-9

                            CLASS II-B-2 CERTIFICATES
                            -------------------------

MONTH OF DISTRIBUTION DATE                 NOTIONAL AMOUNT ($)           STRIKE RATE (%)           CEILING RATE (%)
--------------------------                 -------------------           ---------------           ----------------
May 2007                                   15,012,000.00                  7.63                      9.50
June 2007                                  15,012,000.00                  5.96                      9.50
July 2007                                  15,012,000.00                  6.19                      9.50
August 2007                                15,012,000.00                  5.96                      9.50
September 2007                             15,012,000.00                  5.96                      9.50
October 2007                               15,012,000.00                  6.19                      9.50
November 2007                              15,012,000.00                  5.96                      9.50
December 2007                              15,012,000.00                  6.19                      9.50
January 2008                               15,012,000.00                  5.96                      9.50
February 2008                              15,012,000.00                  5.96                      9.50
March 2008                                 15,012,000.00                  6.44                      9.50
April 2008                                 15,012,000.00                  5.96                      9.50
May 2008                                   15,012,000.00                  6.19                      9.50
June 2008                                  15,012,000.00                  5.96                      9.50
July 2008                                  15,012,000.00                  6.19                      9.50
August 2008                                15,012,000.00                  5.96                      9.50
September 2008                             15,012,000.00                  5.96                      9.50
October 2008                               15,012,000.00                  6.19                      9.50
November 2008                              15,012,000.00                  5.96                      9.50
December 2008                              15,012,000.00                  6.19                      9.50
January 2009                               15,012,000.00                  5.96                      9.50
February 2009                              15,012,000.00                  5.96                      9.50
March 2009                                 15,012,000.00                  6.71                      9.50
April 2009                                 15,012,000.00                  5.96                      9.50
May 2009                                   15,012,000.00                  6.19                      9.50
June 2009                                  15,012,000.00                  5.96                      9.50
July 2009                                  15,012,000.00                  6.19                      9.50
August 2009                                15,012,000.00                  5.96                      9.50
September 2009                             15,012,000.00                  5.96                      9.50
October 2009                               15,012,000.00                  6.19                      9.50
November 2009                              15,012,000.00                  5.96                      9.50
December 2009                              15,012,000.00                  6.19                      9.50
January 2010                               15,012,000.00                  5.96                      9.50
February 2010                              15,012,000.00                  5.96                      9.50
March 2010                                 15,012,000.00                  6.71                      9.50
April 2010                                 15,012,000.00                  5.96                      9.50
May 2010                                   15,012,000.00                  6.19                      9.50
June 2010                                  15,012,000.00                  5.96                      9.50
July 2010                                  15,012,000.00                  6.19                      9.50
August 2010                                15,012,000.00                  5.96                      9.50
September 2010                             15,012,000.00                  5.96                      9.50
October 2010                               15,012,000.00                  6.19                      9.50
November 2010                              15,012,000.00                  5.96                      9.50
December 2010                              15,012,000.00                  6.19                      9.50
January 2011                               15,012,000.00                  5.96                      9.50
February 2011                              15,012,000.00                  5.96                      9.50
March 2011                                 15,012,000.00                  6.71                      9.50

                                      B-10

MONTH OF DISTRIBUTION DATE                 NOTIONAL AMOUNT ($)           STRIKE RATE (%)           CEILING RATE (%)
--------------------------                 -------------------           ---------------           ----------------
April 2011                                 15,012,000.00                  5.96                      9.50
May 2011                                   15,012,000.00                  6.19                      9.50
June 2011                                  15,012,000.00                  5.96                      9.50
July 2011                                  15,012,000.00                  6.19                      9.50
August 2011                                15,012,000.00                  5.96                      9.50
September 2011                             15,012,000.00                  5.96                      9.50
October 2011                               15,012,000.00                  6.21                      9.50
November 2011                              15,012,000.00                  5.99                      9.50
December 2011                              15,012,000.00                  6.32                      9.50
January 2012                               15,012,000.00                  6.39                      9.50
February 2012                              14,909,189.15                  7.65                      9.50
March 2012                                 14,634,638.96                  9.99                      9.50

                                      B-11

                            CLASS II-B-3 CERTIFICATES
                            -------------------------

MONTH OF DISTRIBUTION DATE                 NOTIONAL AMOUNT ($)           STRIKE RATE (%)           CEILING RATE (%)
--------------------------                 -------------------           ---------------           ----------------
May 2007                                    3,849,000.00                  6.88                      8.75
June 2007                                   3,849,000.00                  5.21                      8.75
July 2007                                   3,849,000.00                  5.44                      8.75
August 2007                                 3,849,000.00                  5.21                      8.75
September 2007                              3,849,000.00                  5.21                      8.75
October 2007                                3,849,000.00                  5.44                      8.75
November 2007                               3,849,000.00                  5.21                      8.75
December 2007                               3,849,000.00                  5.44                      8.75
January 2008                                3,849,000.00                  5.21                      8.75
February 2008                               3,849,000.00                  5.21                      8.75
March 2008                                  3,849,000.00                  5.69                      8.75
April 2008                                  3,849,000.00                  5.21                      8.75
May 2008                                    3,849,000.00                  5.44                      8.75
June 2008                                   3,849,000.00                  5.21                      8.75
July 2008                                   3,849,000.00                  5.44                      8.75
August 2008                                 3,849,000.00                  5.21                      8.75
September 2008                              3,849,000.00                  5.21                      8.75
October 2008                                3,849,000.00                  5.44                      8.75
November 2008                               3,849,000.00                  5.21                      8.75
December 2008                               3,849,000.00                  5.44                      8.75
January 2009                                3,849,000.00                  5.21                      8.75
February 2009                               3,849,000.00                  5.21                      8.75
March 2009                                  3,849,000.00                  5.96                      8.75
April 2009                                  3,849,000.00                  5.21                      8.75
May 2009                                    3,849,000.00                  5.44                      8.75
June 2009                                   3,849,000.00                  5.21                      8.75
July 2009                                   3,849,000.00                  5.44                      8.75
August 2009                                 3,849,000.00                  5.21                      8.75
September 2009                              3,849,000.00                  5.21                      8.75
October 2009                                3,849,000.00                  5.44                      8.75
November 2009                               3,849,000.00                  5.21                      8.75
December 2009                               3,849,000.00                  5.44                      8.75
January 2010                                3,849,000.00                  5.21                      8.75
February 2010                               3,849,000.00                  5.21                      8.75
March 2010                                  3,849,000.00                  5.96                      8.75
April 2010                                  3,849,000.00                  5.21                      8.75
May 2010                                    3,849,000.00                  5.44                      8.75
June 2010                                   3,849,000.00                  5.21                      8.75
July 2010                                   3,849,000.00                  5.44                      8.75
August 2010                                 3,849,000.00                  5.21                      8.75
September 2010                              3,849,000.00                  5.21                      8.75
October 2010                                3,849,000.00                  5.44                      8.75
November 2010                               3,849,000.00                  5.21                      8.75
December 2010                               3,849,000.00                  5.44                      8.75
January 2011                                3,849,000.00                  5.21                      8.75
February 2011                               3,849,000.00                  5.21                      8.75
March 2011                                  3,849,000.00                  5.96                      8.75

                                      B-12

MONTH OF DISTRIBUTION DATE                 NOTIONAL AMOUNT ($)           STRIKE RATE (%)           CEILING RATE (%)
--------------------------                 -------------------           ---------------           ----------------
April 2011                                  3,849,000.00                  5.21                      8.75
May 2011                                    3,849,000.00                  5.44                      8.75
June 2011                                   3,849,000.00                  5.21                      8.75
July 2011                                   3,849,000.00                  5.44                      8.75
August 2011                                 3,849,000.00                  5.21                      8.75
September 2011                              3,849,000.00                  5.21                      8.75
October 2011                                3,849,000.00                  5.46                      8.75
November 2011                               3,849,000.00                  5.24                      8.75
December 2011                               3,849,000.00                  5.57                      8.75
January 2012                                3,849,000.00                  5.64                      8.75
February 2012                               3,822,639.82                  6.90                      8.75
March 2012                                  3,752,246.56                  9.24                      8.75

                                      B-13

                            CLASS II-B-4 CERTIFICATES
                            -------------------------

MONTH OF DISTRIBUTION DATE                 NOTIONAL AMOUNT ($)           STRIKE RATE (%)           CEILING RATE (%)
--------------------------                 -------------------           ---------------           ----------------
May 2007                                    7,314,000.00                  6.48                      8.35
June 2007                                   7,314,000.00                  4.81                      8.35
July 2007                                   7,314,000.00                  5.04                      8.35
August 2007                                 7,314,000.00                  4.81                      8.35
September 2007                              7,314,000.00                  4.81                      8.35
October 2007                                7,314,000.00                  5.04                      8.35
November 2007                               7,314,000.00                  4.81                      8.35
December 2007                               7,314,000.00                  5.04                      8.35
January 2008                                7,314,000.00                  4.81                      8.35
February 2008                               7,314,000.00                  4.81                      8.35
March 2008                                  7,314,000.00                  5.29                      8.35
April 2008                                  7,314,000.00                  4.81                      8.35
May 2008                                    7,314,000.00                  5.04                      8.35
June 2008                                   7,314,000.00                  4.81                      8.35
July 2008                                   7,314,000.00                  5.04                      8.35
August 2008                                 7,314,000.00                  4.81                      8.35
September 2008                              7,314,000.00                  4.81                      8.35
October 2008                                7,314,000.00                  5.04                      8.35
November 2008                               7,314,000.00                  4.81                      8.35
December 2008                               7,314,000.00                  5.04                      8.35
January 2009                                7,314,000.00                  4.81                      8.35
February 2009                               7,314,000.00                  4.81                      8.35
March 2009                                  7,314,000.00                  5.56                      8.35
April 2009                                  7,314,000.00                  4.81                      8.35
May 2009                                    7,314,000.00                  5.04                      8.35
June 2009                                   7,314,000.00                  4.81                      8.35
July 2009                                   7,314,000.00                  5.04                      8.35
August 2009                                 7,314,000.00                  4.81                      8.35
September 2009                              7,314,000.00                  4.81                      8.35
October 2009                                7,314,000.00                  5.04                      8.35
November 2009                               7,314,000.00                  4.81                      8.35
December 2009                               7,314,000.00                  5.04                      8.35
January 2010                                7,314,000.00                  4.81                      8.35
February 2010                               7,314,000.00                  4.81                      8.35
March 2010                                  7,314,000.00                  5.56                      8.35
April 2010                                  7,314,000.00                  4.81                      8.35
May 2010                                    7,314,000.00                  5.04                      8.35
June 2010                                   7,314,000.00                  4.81                      8.35
July 2010                                   7,314,000.00                  5.04                      8.35
August 2010                                 7,314,000.00                  4.81                      8.35
September 2010                              7,314,000.00                  4.81                      8.35
October 2010                                7,314,000.00                  5.04                      8.35
November 2010                               7,314,000.00                  4.81                      8.35
December 2010                               7,314,000.00                  5.04                      8.35
January 2011                                7,314,000.00                  4.81                      8.35
February 2011                               7,314,000.00                  4.81                      8.35
March 2011                                  7,314,000.00                  5.56                      8.35

                                      B-14

MONTH OF DISTRIBUTION DATE                 NOTIONAL AMOUNT ($)           STRIKE RATE (%)           CEILING RATE (%)
--------------------------                 -------------------           ---------------           ----------------
April 2011                                  7,314,000.00                  4.81                      8.35
May 2011                                    7,314,000.00                  5.04                      8.35
June 2011                                   7,314,000.00                  4.81                      8.35
July 2011                                   7,314,000.00                  5.04                      8.35
August 2011                                 7,314,000.00                  4.81                      8.35
September 2011                              7,314,000.00                  4.81                      8.35
October 2011                                7,314,000.00                  5.06                      8.35
November 2011                               7,314,000.00                  4.84                      8.35
December 2011                               7,314,000.00                  5.17                      8.35
January 2012                                7,314,000.00                  5.24                      8.35
February 2012                               7,263,909.50                  6.50                      8.35
March 2012                                  7,130,145.84                  8.84                      8.35

                                      B-15

                            CLASS II-B-5 CERTIFICATES
                            -------------------------

MONTH OF DISTRIBUTION DATE                 NOTIONAL AMOUNT ($)           STRIKE RATE (%)           CEILING RATE (%)
--------------------------                 -------------------           ---------------           ----------------
May 2007                                    3,849,000.00                  6.48                      8.35
June 2007                                   3,849,000.00                  4.81                      8.35
July 2007                                   3,849,000.00                  5.04                      8.35
August 2007                                 3,849,000.00                  4.81                      8.35
September 2007                              3,849,000.00                  4.81                      8.35
October 2007                                3,849,000.00                  5.04                      8.35
November 2007                               3,849,000.00                  4.81                      8.35
December 2007                               3,849,000.00                  5.04                      8.35
January 2008                                3,849,000.00                  4.81                      8.35
February 2008                               3,849,000.00                  4.81                      8.35
March 2008                                  3,849,000.00                  5.29                      8.35
April 2008                                  3,849,000.00                  4.81                      8.35
May 2008                                    3,849,000.00                  5.04                      8.35
June 2008                                   3,849,000.00                  4.81                      8.35
July 2008                                   3,849,000.00                  5.04                      8.35
August 2008                                 3,849,000.00                  4.81                      8.35
September 2008                              3,849,000.00                  4.81                      8.35
October 2008                                3,849,000.00                  5.04                      8.35
November 2008                               3,849,000.00                  4.81                      8.35
December 2008                               3,849,000.00                  5.04                      8.35
January 2009                                3,849,000.00                  4.81                      8.35
February 2009                               3,849,000.00                  4.81                      8.35
March 2009                                  3,849,000.00                  5.56                      8.35
April 2009                                  3,849,000.00                  4.81                      8.35
May 2009                                    3,849,000.00                  5.04                      8.35
June 2009                                   3,849,000.00                  4.81                      8.35
July 2009                                   3,849,000.00                  5.04                      8.35
August 2009                                 3,849,000.00                  4.81                      8.35
September 2009                              3,849,000.00                  4.81                      8.35
October 2009                                3,849,000.00                  5.04                      8.35
November 2009                               3,849,000.00                  4.81                      8.35
December 2009                               3,849,000.00                  5.04                      8.35
January 2010                                3,849,000.00                  4.81                      8.35
February 2010                               3,849,000.00                  4.81                      8.35
March 2010                                  3,849,000.00                  5.56                      8.35
April 2010                                  3,849,000.00                  4.81                      8.35
May 2010                                    3,849,000.00                  5.04                      8.35
June 2010                                   3,849,000.00                  4.81                      8.35
July 2010                                   3,849,000.00                  5.04                      8.35
August 2010                                 3,849,000.00                  4.81                      8.35
September 2010                              3,849,000.00                  4.81                      8.35
October 2010                                3,849,000.00                  5.04                      8.35
November 2010                               3,849,000.00                  4.81                      8.35
December 2010                               3,849,000.00                  5.04                      8.35
January 2011                                3,849,000.00                  4.81                      8.35
February 2011                               3,849,000.00                  4.81                      8.35
March 2011                                  3,849,000.00                  5.56                      8.35

                                      B-16

MONTH OF DISTRIBUTION DATE                 NOTIONAL AMOUNT ($)           STRIKE RATE (%)           CEILING RATE (%)
--------------------------                 -------------------           ---------------           ----------------
April 2011                                  3,849,000.00                  4.81                      8.35
May 2011                                    3,849,000.00                  5.04                      8.35
June 2011                                   3,849,000.00                  4.81                      8.35
July 2011                                   3,849,000.00                  5.04                      8.35
August 2011                                 3,849,000.00                  4.81                      8.35
September 2011                              3,849,000.00                  4.81                      8.35
October 2011                                3,849,000.00                  5.06                      8.35
November 2011                               3,849,000.00                  4.84                      8.35
December 2011                               3,849,000.00                  5.17                      8.35
January 2012                                3,849,000.00                  5.24                      8.35
February 2012                               3,822,639.82                  6.50                      8.35
March 2012                                  3,752,246.56                  8.84                      8.35

                                      B-17

                            CLASS II-B-6 CERTIFICATES
                            -------------------------

MONTH OF DISTRIBUTION DATE                 NOTIONAL AMOUNT ($)           STRIKE RATE (%)           CEILING RATE (%)
--------------------------                 -------------------           ---------------           ----------------
May 2007                                   13,472,000.00                  6.48                      8.35
June 2007                                  13,472,000.00                  4.81                      8.35
July 2007                                  13,472,000.00                  5.04                      8.35
August 2007                                13,472,000.00                  4.81                      8.35
September 2007                             13,472,000.00                  4.81                      8.35
October 2007                               13,472,000.00                  5.04                      8.35
November 2007                              13,472,000.00                  4.81                      8.35
December 2007                              13,472,000.00                  5.04                      8.35
January 2008                               13,472,000.00                  4.81                      8.35
February 2008                              13,472,000.00                  4.81                      8.35
March 2008                                 13,472,000.00                  5.29                      8.35
April 2008                                 13,472,000.00                  4.81                      8.35
May 2008                                   13,472,000.00                  5.04                      8.35
June 2008                                  13,472,000.00                  4.81                      8.35
July 2008                                  13,472,000.00                  5.04                      8.35
August 2008                                13,472,000.00                  4.81                      8.35
September 2008                             13,472,000.00                  4.81                      8.35
October 2008                               13,472,000.00                  5.04                      8.35
November 2008                              13,472,000.00                  4.81                      8.35
December 2008                              13,472,000.00                  5.04                      8.35
January 2009                               13,472,000.00                  4.81                      8.35
February 2009                              13,472,000.00                  4.81                      8.35
March 2009                                 13,472,000.00                  5.56                      8.35
April 2009                                 13,472,000.00                  4.81                      8.35
May 2009                                   13,472,000.00                  5.04                      8.35
June 2009                                  13,472,000.00                  4.81                      8.35
July 2009                                  13,472,000.00                  5.04                      8.35
August 2009                                13,472,000.00                  4.81                      8.35
September 2009                             13,472,000.00                  4.81                      8.35
October 2009                               13,472,000.00                  5.04                      8.35
November 2009                              13,472,000.00                  4.81                      8.35
December 2009                              13,472,000.00                  5.04                      8.35
January 2010                               13,472,000.00                  4.81                      8.35
February 2010                              13,472,000.00                  4.81                      8.35
March 2010                                 13,472,000.00                  5.56                      8.35
April 2010                                 13,472,000.00                  4.81                      8.35
May 2010                                   13,472,000.00                  5.04                      8.35
June 2010                                  13,472,000.00                  4.81                      8.35
July 2010                                  13,472,000.00                  5.04                      8.35
August 2010                                13,472,000.00                  4.81                      8.35
September 2010                             13,472,000.00                  4.81                      8.35
October 2010                               13,472,000.00                  5.04                      8.35
November 2010                              13,472,000.00                  4.81                      8.35
December 2010                              13,472,000.00                  5.04                      8.35
January 2011                               13,472,000.00                  4.81                      8.35
February 2011                              13,472,000.00                  4.81                      8.35
March 2011                                 13,472,000.00                  5.56                      8.35

                                      B-18

MONTH OF DISTRIBUTION DATE                 NOTIONAL AMOUNT ($)           STRIKE RATE (%)           CEILING RATE (%)
--------------------------                 -------------------           ---------------           ----------------
April 2011                                 13,472,000.00                  4.81                      8.35
May 2011                                   13,472,000.00                  5.04                      8.35
June 2011                                  13,472,000.00                  4.81                      8.35
July 2011                                  13,472,000.00                  5.04                      8.35
August 2011                                13,472,000.00                  4.81                      8.35
September 2011                             13,472,000.00                  4.81                      8.35
October 2011                               13,472,000.00                  5.06                      8.35
November 2011                              13,472,000.00                  4.84                      8.35
December 2011                              13,472,000.00                  5.17                      8.35
January 2012                               13,472,000.00                  5.24                      8.35
February 2012                              13,379,735.96                  6.50                      8.35
March 2012                                 13,133,350.39                  8.84                      8.35


                                   SCHEDULE C

       DISTRIBUTION
       DATE                                     PRINCIPAL BALANCE ($)
       ------------------------------------- -------------------------
       May 25, 2017                                     43,380,689.24
       June 25, 2017                                    42,726,315.33
       July 25, 2017                                    42,081,603.78
       August 25, 2017                                  41,446,448.39
       September 25, 2017                               40,820,674.39
       October 25, 2017                                 40,204,178.59
       November 25, 2017                                39,596,824.40
       December 25, 2017                                38,998,445.24
       January 25, 2018                                 38,408,940.38
       February 25, 2018                                37,828,208.93
       March 25, 2018                                   37,256,078.72
       April 25, 2018                                   36,692,394.04
       May 25, 2018                                     36,136,960.39
       June 25, 2018                                    35,589,741.26
       July 25, 2018                                    35,050,674.67
       August 25, 2018                                  34,519,641.95
       September 25, 2018                               33,996,522.12
       October 25, 2018                                 33,481,200.33
       November 25, 2018                                32,973,560.24
       December 25, 2018                                32,473,489.23
       January 25, 2019                                 31,980,869.71
       February 25, 2019                                31,495,613.85
       March 25, 2019                                   31,017,559.70
       April 25, 2019                                   30,546,546.20
       May 25, 2019                                     30,082,256.76
       June 25, 2019                                    29,624,858.97
       July 25, 2019                                    29,174,287.02
       August 25, 2019                                  28,730,467.05
       September 25, 2019                               28,293,295.32
       October 25, 2019                                 27,862,652.87
       November 25, 2019                                27,438,464.58
       December 25, 2019                                27,020,635.71
       January 25, 2020                                 26,609,042.53
       February 25, 2020                                26,203,610.32
       March 25, 2020                                   25,804,216.92
       April 25, 2020                                   25,410,673.55
       May 25, 2020                                     25,022,712.37
       June 25, 2020                                    24,640,512.60
       July 25, 2020                                    24,264,048.14
       August 25, 2020                                  23,893,216.88
       September 25, 2020                               23,527,952.02
       October 25, 2020                                 23,168,173.58
       November 25, 2020                                22,813,779.57
       December 25, 2020                                22,464,710.12
       January 25, 2021                                 22,120,861.60

       DISTRIBUTION
       DATE                                     PRINCIPAL BALANCE ($)
       ------------------------------------- -------------------------
       February 25, 2021                                21,782,171.15
       March 25, 2021                                   21,448,537.14
       April 25, 2021                                   21,119,799.12
       May 25, 2021                                     20,795,738.57
       June 25, 2021                                    20,476,486.59
       July 25, 2021                                    20,162,036.58
       August 25, 2021                                  19,852,302.86
       September 25, 2021                               19,547,229.44
       October 25, 2021                                 19,246,733.09
       November 25, 2021                                18,950,760.77
       December 25, 2021                                18,659,230.36
       January 25, 2022                                 18,372,071.43
       February 25, 2022                                18,089,231.42
       March 25, 2022                                   17,810,612.77
       April 25, 2022                                   17,536,114.63
       May 25, 2022                                     17,265,541.91
       June 25, 2022                                    16,998,997.60
       July 25, 2022                                    16,736,458.84
       August 25, 2022                                  16,477,881.76
       September 25, 2022                               16,223,191.92
       October 25, 2022                                 15,972,333.33
       November 25, 2022                                15,725,248.39
       December 25, 2022                                15,481,894.64
       January 25, 2023                                 15,242,200.15
       February 25, 2023                                15,006,108.61
       March 25, 2023                                   14,773,552.31
       April 25, 2023                                   14,544,452.56
       May 25, 2023                                     14,318,652.51
       June 25, 2023                                    14,096,226.46
       July 25, 2023                                    13,877,152.41
       August 25, 2023                                  13,661,382.01
       September 25, 2023                               13,448,875.96
       October 25, 2023                                 13,239,575.77
       November 25, 2023                                13,033,433.21
       December 25, 2023                                12,830,401.84
       January 25, 2024                                 12,630,432.74
       February 25, 2024                                12,433,488.93
       March 25, 2024                                   12,239,503.31
       April 25, 2024                                   12,048,402.14
       May 25, 2024                                     11,860,068.79
       June 25, 2024                                    11,674,568.48
       July 25, 2024                                    11,491,872.27
       August 25, 2024                                  11,311,939.61
       September 25, 2024                               11,134,728.25
       October 25, 2024                                 10,960,207.90
       November 25, 2024                                10,788,328.79
       December 25, 2024                                10,619,052.01
       January 25, 2025                                 10,452,345.18

       DISTRIBUTION
       DATE                                     PRINCIPAL BALANCE ($)
       ------------------------------------- -------------------------
       February 25, 2025                                10,288,159.92
       March 25, 2025                                   10,126,449.13
       April 25, 2025                                    9,967,157.02
       May 25, 2025                                      9,810,174.05
       June 25, 2025                                     9,655,552.66
       July 25, 2025                                     9,503,276.52
       August 25, 2025                                   9,353,319.46
       September 25, 2025                                9,205,638.03
       October 25, 2025                                  9,060,199.25
       November 25, 2025                                 8,916,976.72
       December 25, 2025                                 8,775,930.23
       January 25, 2026                                  8,637,025.47
       February 25, 2026                                 8,500,229.35
       March 25, 2026                                    8,365,502.57
       April 25, 2026                                    8,232,800.07
       May 25, 2026                                      8,102,033.41
       June 25, 2026                                     7,973,241.52
       July 25, 2026                                     7,846,410.35
       August 25, 2026                                   7,721,511.43
       September 25, 2026                                7,598,515.15
       October 25, 2026                                  7,477,393.80
       November 25, 2026                                 7,358,119.06
       December 25, 2026                                 7,240,663.63
       January 25, 2027                                  7,124,998.89
       February 25, 2027                                 7,011,097.21
       March 25, 2027                                    6,898,926.34
       April 25, 2027                                    6,788,445.41
       May 25, 2027                                      6,679,591.97
       June 25, 2027                                     6,572,390.89
       July 25, 2027                                     6,466,828.63
       August 25, 2027                                   6,362,881.26
       September 25, 2027                                6,260,518.83
       October 25, 2027                                  6,159,723.42
       November 25, 2027                                 6,060,471.33
       December 25, 2027                                 5,962,734.67
       January 25, 2028                                  5,866,494.77
       February 25, 2028                                 5,771,728.59
       March 25, 2028                                    5,678,405.34
       April 25, 2028                                    5,586,497.22
       May 25, 2028                                      5,495,953.90
       June 25, 2028                                     5,406,793.09
       July 25, 2028                                     5,318,997.22
       August 25, 2028                                   5,232,550.69
       September 25, 2028                                5,147,428.58
       October 25, 2028                                  5,063,615.71
       November 25, 2028                                 4,981,088.13
       December 25, 2028                                 4,899,830.88
       January 25, 2029                                  4,819,820.19

       DISTRIBUTION
       DATE                                     PRINCIPAL BALANCE ($)
       ------------------------------------- -------------------------
       February 25, 2029                                 4,741,037.09
       March 25, 2029                                    4,663,460.59
       April 25, 2029                                    4,587,069.32
       May 25, 2029                                      4,511,824.20
       June 25, 2029                                     4,437,731.57
       July 25, 2029                                     4,364,779.12
       August 25, 2029                                   4,292,950.07
       September 25, 2029                                4,222,227.37
       October 25, 2029                                  4,152,594.70
       November 25, 2029                                 4,084,035.66
       December 25, 2029                                 4,016,534.26
       January 25, 2030                                  3,950,074.27
       February 25, 2030                                 3,884,639.86
       March 25, 2030                                    3,820,214.02
       April 25, 2030                                    3,756,775.08
       May 25, 2030                                      3,694,302.25
       June 25, 2030                                     3,632,793.19
       July 25, 2030                                     3,572,236.20
       August 25, 2030                                   3,512,614.22
       September 25, 2030                                3,453,916.04
       October 25, 2030                                  3,396,127.93
       November 25, 2030                                 3,339,233.40
       December 25, 2030                                 3,283,221.89
       January 25, 2031                                  3,228,077.25
       February 25, 2031                                 3,173,789.06
       March 25, 2031                                    3,120,341.18
       April 25, 2031                                    3,067,721.25
       May 25, 2031                                      3,015,909.96
       June 25, 2031                                     2,964,904.01
       July 25, 2031                                     2,914,690.25
       August 25, 2031                                   2,865,256.90
       September 25, 2031                                2,816,594.57
       October 25, 2031                                  2,768,689.40
       November 25, 2031                                 2,721,530.04
       December 25, 2031                                 2,675,107.56
       January 25, 2032                                  2,629,408.57
       February 25, 2032                                 2,584,422.21
       March 25, 2032                                    2,540,137.45
       April 25, 2032                                    2,496,544.99
       May 25, 2032                                      2,453,630.14
       June 25, 2032                                     2,411,385.80
       July 25, 2032                                     2,369,802.38
       August 25, 2032                                   2,328,869.98
       September 25, 2032                                2,288,578.82
       October 25, 2032                                  2,248,919.27
       November 25, 2032                                 2,209,883.68
       December 25, 2032                                 2,171,460.82
       January 25, 2033                                  2,133,641.45

       DISTRIBUTION
       DATE                                     PRINCIPAL BALANCE ($)
       ------------------------------------- -------------------------
       February 25, 2033                                 2,096,414.73
       March 25, 2033                                    2,059,773.45
       April 25, 2033                                    2,023,708.88
       May 25, 2033                                      1,988,212.33
       June 25, 2033                                     1,953,275.27
       July 25, 2033                                     1,918,889.27
       August 25, 2033                                   1,885,044.45
       September 25, 2033                                1,851,734.26
       October 25, 2033                                  1,818,949.10
       November 25, 2033                                 1,786,682.60
       December 25, 2033                                 1,754,925.45
       January 25, 2034                                  1,723,670.07
       February 25, 2034                                 1,692,910.36
       March 25, 2034                                    1,662,637.70
       April 25, 2034                                    1,632,845.68
       May 25, 2034                                      1,603,528.79
       June 25, 2034                                     1,574,677.83
       July 25, 2034                                     1,546,284.90
       August 25, 2034                                   1,518,341.77
       September 25, 2034                                1,490,843.01
       October 25, 2034                                  1,463,780.65
       November 25, 2034                                 1,437,148.18
       December 25, 2034                                 1,410,939.11
       January 25, 2035                                  1,385,147.26
       February 25, 2035                                 1,359,765.38
       March 25, 2035                                    1,334,789.33
       April 25, 2035                                    1,310,214.56
       May 25, 2035                                      1,286,041.65
       June 25, 2035                                     1,262,256.24
       July 25, 2035                                     1,238,850.48
       August 25, 2035                                   1,215,817.55
       September 25, 2035                                1,193,153.02
       October 25, 2035                                  1,170,850.26
       November 25, 2035                                 1,148,903.94
       December 25, 2035                                 1,127,308.69
       January 25, 2036                                  1,106,059.57
       February 25, 2036                                 1,085,150.71
       March 25, 2036                                    1,064,579.39
       April 25, 2036                                    1,044,343.80
       May 25, 2036                                      1,024,449.36
       June 25, 2036                                     1,004,877.64
       July 25, 2036                                       985,620.70
       August 25, 2036                                     966,673.66
       September 25, 2036                                  948,032.07
       October 25, 2036                                    929,690.44
       November 25, 2036                                   911,645.14
       December 25, 2036                                   893,890.94
       January 25, 2037                                    876,423.89

       DISTRIBUTION
       DATE                                     PRINCIPAL BALANCE ($)
       ------------------------------------- -------------------------
       February 25, 2037                                   859,244.20
       March 25, 2037                                      842,348.80
       April 25, 2037                                      825,736.55

                                     ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the Offered Certificates, which are referred to as the global securities, will be available only in book-entry form. Investors in the global securities may hold interests in these global securities through any of DTC, Clearstream or Euroclear. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding interests in global securities through Clearstream and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice. Secondary market trading between investors holding interests in global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between investors holding interests in global securities through Clearstream or Euroclear and investors holding interests in global securities through DTC participants will be effected on a delivery-against-payment basis through the respective depositories of Clearstream and Euroclear, in such capacity, and other DTC participants.

         Although DTC, Euroclear and Clearstream are expected to follow the procedures described below in order to facilitate transfers of interests in the global securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time. Neither the Depositor, the Master Servicer, the Securities Administrator nor the Trustee will have any responsibility for the performance by DTC, Euroclear and Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their obligations.

         Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless those holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

         The global securities will be registered in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold such positions in accounts as DTC participants.

         Investors electing to hold interests in global securities through DTC participants, rather than through Clearstream or Euroclear accounts, will be subject to the settlement practices applicable to similar issues of pass-through certificates. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold interests in global securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Interests in global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Transfers between DTC Participants. Secondary market trading between DTC participants will be settled using the DTC procedures applicable to similar issues of pass-through certificates in same-day funds.

         Transfers between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear participants and/or investors holding interests in global securities through them will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Transfers between DTC Seller and Clearstream or Euroclear Purchaser. When interests in global securities are to be transferred on behalf of a seller from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant for a purchaser, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or the Euroclear operator will instruct its respective depository to receive an interest in the global securities against payment. Payment will include interest accrued on the global securities from and including the last distribution date to but excluding the settlement date. Payment will then be made by the respective depository to the DTC participant's account against delivery of an interest in the global securities. After this settlement has been completed, the interest will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The credit of this interest will appear on the next business day and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed through DTC on the intended value date, i.e., the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

         Clearstream participants and Euroclear participants will need to make available to the respective clearing system the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement from cash on hand, in which case the Clearstream participants or Euroclear participants will take on credit exposure to Clearstream or the Euroclear operator until interests in the global securities are credited to their accounts one day later.

         As an alternative, if Clearstream or the Euroclear operator has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon. Under this procedure, Clearstream participants or Euroclear participants receiving interests in global securities for purchasers would incur overdraft charges for one day, to the extent they cleared the overdraft when interests in the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, the investment income on the interest in the global securities earned during that one-day period would tend to offset the amount of these overdraft charges, although this result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

         Since the settlement through DTC will take place during New York business hours, DTC participants are subject to DTC procedures for transferring interests in global securities to the respective depository of Clearstream or Euroclear for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the seller settling the sale through a DTC participant, a cross-market transaction will settle no differently than a sale to a purchaser settling through a DTC participant.

         Finally, intra-day traders that use Clearstream participants or Euroclear participants to purchase interests in global securities from DTC participants or sellers settling through them for delivery to Clearstream participants or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be available to eliminate this potential condition:

         o borrowing interests in global securities through Clearstream or Euroclear for one day, until the purchase side of the intra-day trade is reflected in the relevant Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

         o borrowing interests in global securities in the United States from a DTC participant no later than one day prior to settlement, which would give sufficient time for such interests to be reflected in the relevant Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

         o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

         Transfers between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which interests in global securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream or the Euroclear operator through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct its respective depository, to credit an interest in the global securities to the DTC participant's account against payment. Payment will include interest accrued on the global securities from and including the last distribution date to but excluding the settlement date. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following business day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred through DTC in New York. If settlement is not completed on the intended value date, i.e., the trade fails, receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A beneficial owner who is an individual or corporation holding the global security on its own behalf of global securities holding securities through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that typically applies to payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless:

o each clearing system, bank or other institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner or a foreign corporation or foreign trust and the U.S. entity required to withhold tax complies with applicable certification requirements; and
the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

o Exemption for Non-U.S. Persons--Form W-8BEN. Beneficial holders of global securities that are Non-U.S. persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN, or Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. Non-U.S. persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change.

o Exemption for Non-U.S. persons with effectively connected income--Form W-8ECI. A Non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI, or Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States.

o Exemption for U.S. Persons--Form W-9. U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9, or Payer's Request for Taxpayer Identification Number and Certification.

         U.S. Federal Income Tax Reporting Procedure. The holder of a global security or, in the case of a Form W-8BEN or Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds the security--the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8BEN and Form W-8ECI generally are effective until the third succeeding calendar year from the date the form is signed. However, the W-8BEN and W-8ECI with a taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the withholding agent reports at least annually to the beneficial owner on Form 1042-S. The term "U.S. person" means: a citizen or resident of the United States;

o a corporation, partnership or other entity treated as a corporation or a partnership for United States federal income tax purposes, organized in or under the laws of the United States or any state thereof, including for this purpose the District of Columbia, unless, in the case of a partnership, future Treasury regulations provide otherwise;

o an estate that is subject to U.S. federal income tax regardless of the source of its income; or

o a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

         If the information shown on Form W-8BEN or Form W-8ECI changes, a new Form W-8BEN or Form W-8ECI, as applicable, must be filed within 30 days of the change. Certain trusts not described in the final bullet of the preceding sentence in existence on August 20, 1996 that elect to be treated as a United States Person will also be a U.S. person. The term "Non-U.S. person" means any person who is not a U.S. person. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the global securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities.

                  STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.
                                    Depositor

                       MORTGAGE PASS-THROUGH CERTIFICATES
                              MORTGAGE-BACKED NOTES

        --------------------------------------------------------------------

        YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGIINNING ON PAGE 6 PROPECTUS AND THE RISK FACTORS IN THE PROSPECTUS SUPPLEMENT.

        --------------------------------------------------------------------



THE OFFERED SECURITIES
The depositor proposes to establish one or more issuing entities to issue and sell from time to time one or more classes of offered securities, which shall be mortgage pass-through certificates or mortgage-backed notes.

THE ISSUING ENTITY
Each series of securities will be secured by an issuing entity, which will be a trust fund consisting primarily of a segregated pool of mortgage loans, including:

     o mortgage loans secured by first and junior liens on the related mortgage property;

     o    home equity revolving lines of credit;

     o mortgage loans where the borrower has little or no equity in the related mortgaged property;

     o    mortgage loans secured by one-to-four-family residential properties;

     o mortgage loans secured by multifamily properties, commercial properties and mixed residential and commercial properties, provided that the concentration of these properties is less than 10% of the pool;

     o manufactured housing conditional sales contracts and installment loan agreements or interests therein; and

     o mortgage securities issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies or privately issued mortgage securities;

in each case acquired by the depositor from one or more affiliated or unaffiliated institutions.

CREDIT ENHANCEMENT
If so specified in the related prospectus supplement, the issuing entity for a series of securities may include any one or any combination of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy or reserve fund, currency or interest rate exchange agreements. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination of one or more classes of securities, by cross-collateralization or by overcollateralization.

The securities of each series will represent interests or obligations of the issuing entity, and will not represent interests in or obligations of the sponsor, depositor, or any of their affiliates.

The offered securities may be offered to the public through different methods as described in "Methods of Distribution" in this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED HEREBY OR DETERMINED THAT THIS PROSPECTUS OR THE PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this prospectus is March 20, 2007.

                                TABLE OF CONTENTS

Caption                                            Page          Caption                         Page
-------                                            ----          -------                         ----
INTRODUCTION........................................4               Reserve Funds...................................52
   General..........................................4               Cash Flow Agreements............................53
RISK FACTORS........................................6               Maintenance of Credit Enhancement...............53
THE MORTGAGE POOLS.................................12               Reduction or Substitution of Credit
   General.........................................12               Enhancement.....................................55
   The Mortgage Loans..............................14            OTHER FINANCIAL OBLIGATIONS RELATED
   Underwriting Standards..........................17            TO THE SECURITIES..................................55
   FICO Scores.....................................20               Derivatives.....................................55
   Qualifications of Originators and Sellers.......20               Purchase Obligations............................57
   Representations by Sellers......................20            DESCRIPTION OF PRIMARY MORTGAGE
   Optional Purchase of Defaulted Mortgage                       INSURANCE, HAZARD INSURANCE; CLAIMS
   Loans...........................................23            THEREUNDER.........................................57
   Methods of Delinquency Calculation..............23               General.........................................57
STATIC POOL INFORMATION............................24               Primary Mortgage Insurance Policies.............57
SERVICING OF MORTGAGE LOANS........................24               Hazard Insurance Policies.......................58
   General.........................................24               FHA Mortgage Insurance..........................59
   The Master Servicer.............................25               VA Mortgage Guaranty............................60
   The Servicers...................................25            THE SPONSOR........................................60
   Collection and Other Servicing Procedures;                    THE DEPOSITOR......................................61
   Mortgage Loan Modifications.....................25            THE AGREEMENTS.....................................61
   Special Servicers...............................27               General.........................................61
   Realization Upon or Sale of Defaulted                            Certain Matters Regarding the Master Servicer
   Mortgage Loans..................................28               and the Depositor...............................62
   Servicing and Other Compensation and                             Events of Default and Rights Upon Event
   Payment of Expenses; Retained Interest..........30               of Default......................................63
DESCRIPTION OF THE SECURITIES......................31               Amendment.......................................66
   General.........................................31               Termination; Retirement of Securities...........67
   Form of Securities..............................34               The Securities Administrator....................69
   Global Securities...............................35               Duties of Securities Administrator..............69
   Exchangeable Securities.........................38               Some Matters Regarding the Securities
   Assignment of Trust Fund Assets.................40               Administrator...................................69
   Distribution Account............................42               Resignation and Removal of the Securities
   Distributions...................................46               Administrator...................................69
   Distributions of Interest and Principal                          The Trustee.....................................70
   on the Securities...............................46               Duties of the Trustee...........................70
   Pre-Funding Account.............................47               Some Matters Regarding the Trustee..............71
   Distributions on the Securities in Respect                       Resignation and Removal of the Trustee..........71
   of Prepayment Premiums..........................48            YIELD CONSIDERATIONS...............................72
   Allocation of Losses and Shortfalls.............48            MATURITY AND PREPAYMENT CONSIDERATIONS.............74
   Advances........................................48            LEGAL ASPECTS OF MORTGAGE LOANS....................75
   Modifications...................................49               Mortgages.......................................75
   Reports to Securityholders......................49               Cooperative Mortgage Loans......................76
DESCRIPTION OF CREDIT ENHANCEMENT..................50               Tax Aspects of Cooperative Ownership............77
   General.........................................50               Leases and Rents................................77
   Subordinate Securities..........................50               Contracts.......................................77
   Cross-Collateralization.........................50               Foreclosure on Mortgages and Some Contracts.....79
   Overcollateralization...........................51               Foreclosure on Shares of Cooperatives...........80
   Financial Guaranty Insurance Policy.............51               Repossession with respect to Contracts..........81
   Mortgage Pool Insurance Policies................51               Rights of Redemption............................82
   Letter of Credit................................51
   Special Hazard Insurance Policies...............52


                                        2


   Anti-Deficiency Legislation and Other                            Callable Classes...............................117
   Limitations on Lenders..........................83            PENALTY AVOIDANCE.................................117
   Environmental Legislation.......................84            STATE AND OTHER TAX CONSEQUENCES..................118
   Consumer Protection Laws........................85            ERISA CONSIDERATIONS..............................118
   Homeownership Act and Similar State Laws........85               Class and Statutory Exemptions.................119
   Additional Consumer Protections Laws with                        Underwriter Exemption..........................121
   Respect to Contracts............................86               Insurance company general accounts.............126
   Enforceability of Certain Provisions............87               Revolving pool features........................126
   Subordinate Financing...........................88               ERISA Considerations Relating to Notes.........126
   Installment Contracts...........................88               Exchangeable Securities........................127
   Applicability of Usury Laws.....................89               Tax Exempt Investors...........................127
   Alternative Mortgage Instruments................89               Consultation with Counsel......................128
   Formaldehyde Litigation with Respect                          LEGAL INVESTMENT MATTERS..........................128
   to Contracts....................................90            USE OF PROCEEDS...................................129
   The Servicemembers Civil Relief Act.............90            METHODS OF DISTRIBUTION...........................129
   Forfeitures in Drug and RICO Proceedings........90            LEGAL MATTERS.....................................130
   Junior Mortgages................................91            FINANCIAL INFORMATION.............................130
   Negative Amortization Loans.....................91            RATINGS...........................................131
FEDERAL INCOME TAX CONSEQUENCES....................92            AVAILABLE INFORMATION.............................131
   General.........................................92            REPORTS TO SECURITYHOLDERS........................131
   REMICS..........................................93            INCORPORATION OF INFORMATION BY REFERENCE.........132
   Notes..........................................107            GLOSSARY..........................................133
   Grantor Trust Funds............................108
   Taxation of Classes of Exchangeable
   Securities.....................................115

                                  INTRODUCTION

      ALL CAPITALIZED TERMS IN THIS PROSPECTUS ARE DEFINED IN THE GLOSSARY
                                  AT THE END.

GENERAL

     The mortgage pass-through certificates or mortgage-backed notes offered by this prospectus and the related prospectus supplement will be offered from time to time in series. The securities of each series will consist of the offered securities of the series, together with any other mortgage pass-through certificates or mortgage-backed notes of the series.

     Each series of certificates will represent in the aggregate the entire beneficial ownership interest in, and each series of notes will represent indebtedness of, an issuing entity to be established by the depositor. Each issuing entity will consist primarily of a pool of mortgage loans or interests therein, which may include mortgage securities, acquired by the depositor from one or more affiliated or unaffiliated sellers. See "The Depositor" and "The Mortgage Pools" in this prospectus. The mortgage loans may include sub-prime mortgage loans. The issuing entity assets, may also include, if applicable, reinvestment income, reserve funds, cash accounts, swaps and other derivatives that are described in this prospectus, and various forms of credit enhancement as described in this prospectus and will be held in trust for the benefit of the related securityholders pursuant to: (1) with respect to each series of certificates, a pooling and servicing agreement or other agreement, or (2) with respect to each series of notes, an indenture, in each case as more fully described in this prospectus and in the related prospectus supplement. Information regarding the offered securities of a series, and the general characteristics of the mortgage loans and other assets in the related issuing entity, will be set forth in the related prospectus supplement.

     Each series of securities will include one or more classes. Each class of securities of any series will represent the right, which right may be senior or subordinate to the rights of one or more of the other classes of the securities, to receive a specified portion of payments of principal or interest or both on the mortgage loans and the other assets in the related issuing entity in the manner described in this prospectus under "Description of the Securities" and in the related prospectus supplement. A series may include one or more classes of securities entitled to principal distributions, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no principal distributions. A series may include two or more classes of securities which differ as to the timing, sequential order, priority of payment, pass-through rate or amount of distributions of principal or interest or both.

     The depositor's only obligations with respect to a series of securities will be pursuant to representations and warranties made by the depositor, except as provided in the related prospectus supplement. The master servicer and each principal servicer for any series of securities will be named in the related prospectus supplement. The principal obligations of the master servicer will be pursuant to its contractual servicing obligations, which include its limited obligation to make advances in the event of delinquencies in payments on the related mortgage loans if the servicer of a mortgage loan fails to make such advance. See "Description of the Securities" in this prospectus.

     If so specified in the related prospectus supplement, the issuing entity for a series of securities may include any one or any combination of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy, reserve fund, currency or interest rate exchange agreements or any other type of credit enhancement described in this prospectus. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination of one or more classes of securities, by cross-collateralization or by overcollateralization. See "Description of Credit Enhancement" in this prospectus.

     The rate of payment of principal of each class of securities entitled to a portion of principal payments on the mortgage loans in the related mortgage pool and the issuing entity assets will depend on the priority of payment of the class and the rate and timing of principal payments on the mortgage loans and other issuing entity assets, including by reason of prepayments, defaults, liquidations and repurchases of mortgage loans. A rate of principal payments lower or faster than that anticipated may affect the yield on a class of securities in the manner described in this prospectus and in the related prospectus supplement. See "Yield Considerations" in this prospectus.

     With respect to each series of securities, one or more separate elections may be made to treat the related issuing entity or a designated portion thereof as a REMIC for federal income tax purposes. If applicable, the prospectus supplement for a series of securities will specify which class or classes of the securities will be considered to be regular interests in the related REMIC and which class of securities or other interests will be designated as the residual interest in the related REMIC. See "Federal Income Tax Consequences" in this prospectus.

     The offered securities may be offered through one or more different methods, including offerings through underwriters, as more fully described under "Methods of Distribution" in this prospectus and in the related prospectus supplement.

     There will be no secondary market for the offered securities of any series prior to the offering thereof. There can be no assurance that a secondary market for any of the offered securities will develop or, if it does develop, that it will continue. The offered securities will not be listed on any securities exchange, unless so specified in the related prospectus supplement.

                                  RISK FACTORS

     You should carefully consider, among other things, the following factors in connection with the purchase of the offered certificates:

THE OFFERED CERTIFICATES OR NOTES WILL HAVE LIMITED LIQUIDITY, SO YOU MAY BE UNABLE TO SELL YOUR SECURITIES OR MAY BE FORCED TO SELL THEM AT A DISCOUNT FROM THEIR FAIR MARKET VALUE.

     The underwriter intends to make a secondary market in the offered certificates or notes, however the underwriter will not be obligated to do so. There can be no assurance that a secondary market for the offered certificates or notes will develop or, if it does develop, that it will provide holders of the offered certificates or notes with liquidity of investment or that it will continue for the life of the offered certificates or notes. As a result, any resale prices that may be available for any offered certificate in any market that may develop may be at a discount from the initial offering price or the fair market value thereof. The offered certificates or notes will not be listed on any securities exchange.

THE RATE AND TIMING OF PRINCIPAL DISTRIBUTIONS ON THE OFFERED CERTIFICATES OR NOTES WILL BE AFFECTED BY PREPAYMENT SPEEDS.

     The rate and timing of distributions allocable to principal on the offered certificates or notes, other than the interest only certificates, will depend, in general, on the rate and timing of principal payments, including prepayments and collections upon defaults, liquidations and repurchases, on the mortgage loans in the related loan group, or in the case of the offered subordinate certificates, both loan groups, and the allocation thereof to pay principal on these certificates as provided in the prospectus supplement. As is the case with mortgage pass-through certificates generally, the offered certificates or notes are subject to substantial inherent cash-flow uncertainties because the mortgage loans may be prepaid at any time. However, if applicable, with respect to the percentage of the mortgage loans set forth in the prospectus supplement, a prepayment within five years, as provided in the mortgage note, of its origination may subject the related mortgagor to a prepayment charge, which may act as a deterrent to prepayment of the mortgage loan. See "The Mortgage Pool" in the prospectus supplement.

     Generally, when prevailing interest rates are increasing, prepayment rates on mortgage loans tend to decrease. A decrease in the prepayment rates on the mortgage loans will result in a reduced rate of return of principal to investors in the offered certificates or notes at a time when reinvestment at higher prevailing rates would be desirable.

     Conversely, when prevailing interest rates are declining, prepayment rates on mortgage loans tend to increase. An increase in the prepayment rates on the mortgage loans will result in a greater rate of return of principal to investors in the offered certificates or notes, at time when reinvestment at comparable yields may not be possible.

     During a certain period as described in the related prospectus supplement after the closing date, the entire amount of any prepayments and certain other unscheduled recoveries of principal with respect to the mortgage loans in a loan group will be allocated to the senior certificates in the related certificate group, other than the interest only certificates, with such allocation to be subject to further reduction over an additional four year period thereafter, as described in the prospectus supplement, unless the amount of subordination provided to the senior certificates by the subordinate certificates is twice the amount as of the cut-off date, and certain loss and delinquency tests are satisfied. This will accelerate the amortization of the senior certificates in each certificate group, other than the interest only certificates, as a whole while, in the absence of losses in respect of the mortgage loans in the related loan group, increasing the percentage interest in the principal balance of the mortgage loans in such loan group the subordinate certificates evidence.

     For further information regarding the effect of principal prepayments on the weighted average lives of the offered certificates or notes, see "Yield on the Certificates" or "Yield on the Notes" in the prospectus supplement, including the table entitled "Percent of Initial Principal Balance Outstanding at the Following Percentages of the Prepayment Assumption" in the prospectus supplement.

THE YIELD TO MATURITY ON THE OFFERED CERTIFICATES OR NOTES WILL DEPEND ON A VARIETY OF FACTORS.

     The yield to maturity on the offered certificates or notes, particularly the interest only certificates, will depend, in general, on:

     o    the applicable purchase price; and

     o the rate and timing of principal payments, including prepayments and collections upon defaults, liquidations and repurchases, on the related mortgage loans and the allocation thereof to reduce the current principal amount or notional amount of the offered certificates or notes, as well as other factors.

     The yield to investors on the offered certificates or notes will be adversely affected by any allocation thereto of interest shortfalls on the mortgage loans.

     In general, if the offered certificates or notes, other than the interest only certificates or notes, are purchased at a premium and principal distributions occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if the offered certificates or notes, other than the interest only certificates, are purchased at a discount and principal distributions occur at a rate slower than that anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that originally assumed.

     The proceeds to the depositor from the sale of the offered certificates or notes were determined based on a number of assumptions, including a constant rate of prepayment each month, or CPR, relative to the then outstanding principal balance of the mortgage loans. No representation is made that the mortgage loans will prepay at this rate or at any other rate, or that the mortgage loans will prepay at the same rate. The yield assumptions for the offered certificates or notes will vary as determined at the time of sale. See "Yield on the Certificates" or "Yield on the Notes" in the prospectus supplement.

THE MORTGAGE LOANS CONCENTRATED IN A SPECIFIC REGION MAY PRESENT A GREATER RISK OF LOSS WITH RESPECT TO SUCH MORTGAGE LOANS.

     Mortgage loans secured by properties located in the State of California are more likely to incur defaults or losses as a result of physical damage to the properties resulting from natural causes such as earthquake, mudslide and wildfire, as compared to mortgage loans secured by properties located in other locations. Investors should note that some geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region's economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The mortgage loans securing the offered certificates or notes may be concentrated in these regions, and any concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without this concentration. Any risks associated with mortgage loan concentration may affect the yield to maturity of the offered certificates or notes to the extent losses caused by these risks are not covered by the subordination provided by the non-offered subordinate certificates or notes.

STATUTORY AND JUDICIAL LIMITATIONS ON FORECLOSURE PROCEDURES MAY DELAY RECOVERY IN RESPECT OF THE MORTGAGED PROPERTY AND, IN SOME INSTANCES, LIMIT THE AMOUNT THAT MAY BE RECOVERED BY THE FORECLOSING LENDER, RESULTING IN LOSSES ON THE MORTGAGE LOANS THAT MIGHT BE ALLOCATED TO THE OFFERED CERTIFICATES OR NOTES.

     Foreclosure procedures may vary from state to state. Two primary methods of foreclosing a mortgage instrument are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are asserted. Delays may also result from difficulties in locating necessary defendants. Non-judicial foreclosures may be subject to delays resulting from state laws mandating the recording of notice of default and notice of sale and, in some states, notice to any party having an interest of record in the real property, including junior lienholders. Some states have adopted "anti-deficiency" statutes that limit the ability of a lender to collect the full amount owed on a loan if the property sells at foreclosure for less than the full amount owed. In addition, United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions that are perceived by the court as harsh or unfair. The effect of these statutes and judicial principles may be to delay and/or reduce distributions in respect of the offered certificates or notes. See "Legal Aspects of Mortgage Loans--Foreclosure on Mortgages and Some Contracts" in this prospectus.


THE VALUE OF THE MORTGAGE LOANS MAY BE AFFECTED BY, AMONG OTHER THINGS, A DECLINE IN REAL ESTATE VALUES, WHICH MAY RESULT IN LOSSES ON THE OFFERED CERTIFICATES OR NOTES.

     No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the residential real estate market should experience an overall decline in property values so that the outstanding balances of the mortgage loans, and any secondary financing on the mortgaged properties, in the mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In some areas of the United States, real estate values have risen at a greater rate in recent years than in the past. In particular, mortgage loans with high principal balances or high loan-to-value ratios will be affected by any decline in real estate values. Real estate values in any area of the country may be affected by several factors, including population trends, mortgage interest rates, and the economic well-being of that area. Any decrease in the value of the mortgage loans may result in the allocation of losses which are not covered by credit enhancement to the offered certificates or notes.

THE RATINGS ON THE OFFERED CERTIFICATES OR NOTES ARE NOT A RECOMMENDATION TO BUY, SELL OR HOLD THE OFFERED CERTIFICATES OR NOTES AND ARE SUBJECT TO WITHDRAWAL AT ANY TIME, WHICH MAY AFFECT THE LIQUIDITY OR THE MARKET VALUE OF THE OFFERED CERTIFICATES OR NOTES.

     It is a condition to the issuance of the offered certificates or notes that each class of offered certificates or notes be rated in one of the four highest rating categories by a nationally recognized statistical rating agency. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any offered certificate, and, accordingly, there can be no assurance that the ratings assigned to any offered certificate on the date on which the offered certificates or notes are initially issued will not be lowered or withdrawn by a rating agency at any time thereafter. In the event any rating is revised or withdrawn, the liquidity or the market value of the related offered certificates or notes may be adversely affected. See "Ratings" in the prospectus supplement and "Rating" in this prospectus.

     The ratings of the offered certificates or notes by the rating agencies may be lowered following the initial issuance thereof as a result of losses on the mortgage loans in excess of the levels contemplated by the rating agencies at the time of their initial rating analysis. Neither the depositor, the master servicer, the servicers, the securities administrator, the trustee nor any of their respective affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain the ratings of the offered certificates or notes. See "Description of Credit Enhancement--Reduction or Substitution of Credit Enhancement" in this prospectus.

THE MORTGAGE LOANS MAY HAVE LIMITED RECOURSE TO THE RELATED BORROWER, WHICH MAY RESULT IN LOSSES WITH RESPECT TO THESE MORTGAGE LOANS.

     Some or all of the mortgage loans included in the issuing entity will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to those mortgage loans, recourse in the event of mortgagor default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the mortgagor and its assets generally, there can be no assurance that enforcement of the recourse provisions will be practicable, or that the other assets of the mortgagor will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. Any risks associated with mortgage loans with no or limited recourse may affect the yield to maturity of the offered certificates or notes to the extent losses caused by these risks which are not covered by credit enhancement are allocated to the offered certificates or notes.

THE MORTGAGE LOANS MAY HAVE ENVIRONMENTAL RISKS, WHICH MAY RESULT IN INCREASED LOSSES WITH RESPECT TO THESE MORTGAGE LOANS.

     To the extent that a servicer or the master servicer, in its capacity as successor servicer, for a mortgage loan acquires title to any related mortgaged property which is contaminated with or affected by hazardous wastes or hazardous substances, these mortgage loans may incur losses. See "Servicing of Mortgage Loans--Realization Upon or Sale of Defaulted Mortgage Loans" and "Legal Aspects of Mortgage Loans--Environmental Legislation" in this prospectus. To the extent these environmental risks result in losses on the mortgage loans, the yield to maturity of the offered certificates or notes, to the extent not covered by credit enhancement, may be affected.

VIOLATION OF VARIOUS FEDERAL, STATE AND LOCAL LAWS MAY RESULT IN LOSSES ON THE MORTGAGE LOANS.

     Applicable state and local laws generally regulate interest rates and other charges, require specific disclosure, and require licensing of the originator. In addition, other state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

     The mortgage loans are also subject to federal laws, including:

     o the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require specific disclosures to the borrowers regarding the terms of the mortgage loans;

     o the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

     o the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

     Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these federal or state laws, policies and principles may limit the ability of the issuing entity to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the issuing entity to damages and administrative enforcement. See "Legal Aspects of Mortgage Loans" in this prospectus.

     On the closing date, the Sponsor will represent that each mortgage loan at the time it was made complied in all material respects with all applicable laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and all anti-predatory lending laws; and each mortgage loan has been serviced in all material respects in accordance with all applicable laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and all anti-predatory lending laws and the terms of the related mortgage note, the mortgage and other loan documents. In the event of a breach of this representation, the Sponsor will be obligated to cure the breach or repurchase or substitute the affected mortgage loan in the manner described in the prospectus.

     Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originator reasonably believed that the test was satisfied, Any determination by a court that the mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the related Sponsor will be required to purchase that mortgage loan from the issuing entity.


THE RETURN ON THE OFFERED CERTIFICATES OR NOTES COULD BE REDUCED BY SHORTFALLS DUE TO THE APPLICATION OF THE SERVICEMEMBERS CIVIL RELIEF ACT AND SIMILAR STATE LAWS.

     The Servicemembers Civil Relief Act, or the Relief Act, and similar state laws provide relief to mortgagors who enter active military service and to mortgagors in reserve status and the national guard who are called to active military service after the origination of their mortgage loans. The military operations by the United States in Iraq and Afghanistan has caused an increase in the number of citizens in active military duty, including those citizens previously in reserve status. Under the Relief Act the interest rate applicable to a mortgage loan for which the related mortgagor is called to active military service will be reduced from the percentage stated in the related mortgage note to 6.00%. This interest rate reduction and any reduction provided under similar state laws will result in an interest shortfall because neither the master servicer nor the related servicer will be able to collect the amount of interest which otherwise would be payable with respect to such mortgage loan if the Relief Act or similar state law was not applicable thereto. This shortfall will not be paid by the mortgagor on future due dates or advanced by the master servicer or the related servicer and, therefore, will reduce the amount available to pay interest to the certificateholders on subsequent distribution dates. We do not know how many mortgage loans in the mortgage pool have been or may be affected by the application of the Relief Act or similar state law. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer or the related servicer to foreclose on an affected single family loan during the mortgagor's period of active duty status, and, under some circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations applies to any mortgage loan which goes into default, there may be delays in payment and losses on the certificates or notes in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the mortgage loans resulting from similar legislation or regulations may result in delays in payments or losses to holders of the offered certificates or notes.

NEGATIVE AMORTIZATION MAY INCREASE LOSSES APPLIED TO THE CERTIFICATES OR NOTES.

     When interest due on a negative amortization loan is added to the principal balance of the negative amortization loan through negative amortization, the mortgaged property provides proportionally less security for the repayment of the negative amortization loan. Therefore, if the mortgagor defaults on the negative amortization loan, there is a greater likelihood that a loss will be incurred upon the liquidation of the mortgaged property. Furthermore, the loss will be larger than would otherwise have been in the absence of negative amortization.

ALLOCATION OF DEFERRED INTEREST MAY AFFECT THE YIELD ON THE CERTIFICATES OR
NOTES.

     The amount of deferred interest, if any, with respect to the negative amortization loans for a given month will reduce the amount of interest collected on the negative amortization loans and available to be distributed as interest to the certificates or notes. The reduction in interest collections will be offset, in whole or in part, by applying principal prepayments received on the mortgage loans to interest distributions on the certificates or notes. To the extent the amount of deferred interest on the negative amortization loans exceeds the principal prepayments and/or other amounts as described in the related prospectus supplement received on the mortgage loans, the net rate cap on the certificates or notes will be reduced.

A SECURITY INTEREST IN A MANUFACTURED HOME COULD BE RENDERED SUBORDINATE TO THE INTERESTS OF OTHER PARTIES CLAIMING AN INTEREST IN THE HOME.

     Perfection of security interests in manufactured homes and enforcement of rights to realize upon the value of the manufactured homes as collateral for the manufactured housing contracts are subject to a number of federal and state laws, including the Uniform Commercial Code as adopted in each state and each state's certificate of title statutes. The steps necessary to perfect the security interest in a manufactured home will vary from state to state. If the servicer of the contract fails, due to clerical errors or otherwise, to take the appropriate steps to perfect the security interest, the trustee may not have a first priority security interest in the manufactured home securing a manufactured housing contract. Additionally, courts in many states have held that manufactured homes may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law.

ACQUIRING BOARD APPROVAL FOR THE SALE OF COOPERATIVE LOANS COULD LIMIT THE NUMBER OF POTENTIAL PURCHASERS FOR THOSE SHARES AND OTHERWISE LIMIT THE SERVICER'S ABILITY TO SELL, AND REALIZE THE VALUE OF, THOSE SHARES BACKED BY SUCH LOANS.

     With respect to collateral securing a cooperative loan, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing the cooperative loan. This approval is usually based on the purchaser's income and net worth and numerous other factors. The necessity of acquiring board approval could limit the number of potential purchasers for those shares and otherwise limit the servicer's ability to sell, and realize the value of, those shares. In addition, the servicer will not require that a hazard or flood insurance policy be maintained for any cooperative loan. Generally, the cooperative is responsible for maintenance of hazard insurance for the property owned by the cooperative, and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. However, if a cooperative and the related borrower on a cooperative note do not maintain hazard insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of the damaged property, damage to the related borrower's cooperative apartment or the cooperative's building could significantly reduce the value of the collateral securing the cooperative note.

DEFECTS IN SECURITY INTEREST COULD RESULT IN LOSSES.

     o The security interest in certain manufactured homes may not be perfected.

     Every contract will be secured by either (1) a security interest in the manufactured home or (2) if it is a land-and-home contract, the mortgage or deed of trust on the real estate where the manufactured home is permanently affixed. Several federal and state laws, including (i) the UCC as adopted in the relevant state, (ii) certificate of title statutes as adopted in the relevant states; and
(iii) if applicable, the real estate laws as adopted in the states in which the manufactured homes are located, govern the perfection of security interests in the manufactured homes and the enforcement of rights to realize upon the value of the manufactured homes as collateral for the contracts. The steps required to perfect a security interest in a manufactured home vary from state to state. The originator will represent and warrant that each contract is secured by a perfected security interest in the manufactured home, and the originator must repurchase the contract if there is a breach of this representation and warranty. Nevertheless, if the originator fails to perfect its security interest in the manufactured homes securing a number of contracts, it could cause an increase in losses on the contracts, and you could suffer a loss on your investment as a result. In addition, under federal and state laws, a number of factors may limit the ability of the holder of a perfected security interest in manufactured homes to realize upon the related manufactured homes or may limit the amount realized to less than the amount due under the related contract which could result in a loss on your investment.

     o The assignment of the security interest in the manufactured home to the trustee may not be perfected.

     Due to the expense and administrative inconvenience, the originator will not amend a certificate of title to a manufactured home to name the trustee as the lienholder or note the trustee's interest on the certificate of title. As a result, in some states the assignment of the security interest in the manufactured home to the trustee may not be effective against the seller's creditors or a trustee in the event the seller enters bankruptcy, or the security interest may not be perfected. Also, the seller will not record the assignment to the trustee of the mortgage or deed of trust securing land-and-home contracts because of the expense and administrative inconvenience involved. As a result, in some states the assignment of the mortgage or deed of trust to the trustee may not be effective against the seller's creditors or bankruptcy trustee. If an affiliate of the seller is no longer the servicer and the trustee or a successor servicer is unable to enforce the security interest in the manufactured home following a default on a contract, losses on the contracts would increase and you could suffer a loss on your investment as a result.

FICO SCORES ARE NOT AN INDICATOR OF FUTURE PERFORMANCE OF BORROWERS.

     Investors should be aware that FICO scores are based on past payment history of the borrower. Investors should not rely on FICO scores as an indicator of future borrower performance. See "Loan Program -- FICO Scores" in this prospectus.

                               THE MORTGAGE POOLS

GENERAL

     Each mortgage pool will consist primarily of mortgage loans. The mortgage loans may consist of single family loans, multifamily loans, commercial loans, mixed-use loans and Contracts, each as described below.

     The single family loans will be evidenced by mortgage notes and secured by mortgages that, in each case, create a first or junior lien on the related mortgagor's fee or leasehold interest in the related mortgaged property. The related mortgaged property for a single family loan may be owner-occupied or may be a vacation, second or non-owner-occupied home.

     If specified in the related prospectus supplement relating to a series of securities, the single family loans may include cooperative apartment loans evidenced by a mortgage note secured by security interests in the related mortgaged property including shares issued by cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings.

     The multifamily loans will be evidenced by mortgage notes and secured by mortgages that create a first or junior lien on residential properties consisting of five or more dwelling units in high-rise, mid- rise or garden apartment structures or projects.

     The commercial loans will be evidenced by mortgage notes and secured mortgages that create a first or junior lien on commercial properties including office building, retail building and a variety of other commercial properties as may be described in the related prospectus supplement.

     The mixed-use loans will be evidenced by mortgage loans and secured by mortgages that create a first or junior lien on properties consisting of mixed residential and commercial structures.

     The aggregate concentration by original principal balance of commercial, multifamily and mixed-use loans in any mortgage pool will be less than 10% of the original principal balance of the mortgage pool.

     Mortgaged properties may be located in any one of the 50 states, the District of Columbia or the Commonwealth of Puerto Rico.

     The mortgage loans will not be guaranteed or insured by the depositor or any of its affiliates. However, if so specified in the related prospectus supplement, mortgage loans may be insured by the FHA or guaranteed by the VA. See "Description of Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder--FHA Insurance" and "--VA Mortgage Guaranty" in this prospectus.

     A mortgage pool may include mortgage loans that are delinquent as of the date the related series of securities is issued. In that case, the related prospectus supplement will set forth, as to each mortgage loan, available information as to the period of delinquency and any other information relevant for a prospective investor to make an investment decision. No mortgage loan in a mortgage pool shall be non-performing. Mortgage loans which are more than 30 days delinquent included in any mortgage pool will have delinquency data relating to them included in the related prospectus supplement. No mortgage pool will include a concentration of mortgage loans which is more than 30 days delinquent of 20% or more.

     A mortgage pool may contain more than one mortgage loan made to the same borrower with respect to a single mortgaged property, and may contain multiple mortgage loans made to the same borrower on several mortgaged properties.

     The mortgage loans may include "sub-prime" mortgage loans. "Sub-prime" mortgage loans will be underwritten in accordance with underwriting standards which are less stringent than guidelines for "A" quality borrowers. Mortgagors may have a record of outstanding judgments, prior bankruptcies and other credit items that do not satisfy the guidelines for "A" quality borrowers. They may have had past debts written off by past lenders.

     A mortgage pool may include mortgage loans that do not meet the purchase requirements of Fannie Mae and Freddie Mac. These mortgage loans are known as nonconforming loans. The mortgage loans may be nonconforming because they exceed the maximum principal balance of mortgage loans purchased by Fannie Mae and Freddie Mac, known as jumbo loans, because the mortgage loan may have been originated with limited or no documentation, because they are sub-prime mortgage loans, or because of some other failure to meet the purchase criteria of Fannie Mae and Freddie Mac. The related prospectus supplement will detail to what extent the mortgage loans are nonconforming mortgage loans.

     Each mortgage loan will be selected by the depositor or its affiliates for inclusion in a mortgage pool from among those purchased by the depositor, either directly or through its affiliates, from Unaffiliated Sellers or Affiliated Sellers. As to each series of securities, the mortgage loans will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, SMMEA, Form S-3 eligibility and other legal purposes. If a mortgage pool is composed of mortgage loans acquired by the depositor directly from Unaffiliated Sellers, the related prospectus supplement will specify the extent of mortgage loans so acquired. The characteristics of the mortgage loans will be as described in the related prospectus supplement. Other mortgage loans available for purchase by the depositor may have characteristics which would make them eligible for inclusion in a mortgage pool but were not selected for inclusion in the mortgage pool.

     The mortgage loans may be delivered to the issuing entity pursuant to a Designated Seller Transaction, concurrently with the issuance of the related series of securities. These securities may be sold in whole or in part to the Seller in exchange for the related mortgage loans, or may be offered under any of the other methods described in this prospectus under "Methods of Distribution." The related prospectus supplement for a mortgage pool composed of mortgage loans acquired by the depositor pursuant to a Designated Seller Transaction will generally include information, provided by the related Seller, about the Seller, the mortgage loans and the underwriting standards applicable to the mortgage loans.

     If specified in the related prospectus supplement, the issuing entity for a series of securities may include mortgage securities, as described in this prospectus. The mortgage securities may have been issued previously by the depositor or an affiliate thereof, a financial institution or other entity engaged generally in the business of mortgage lending or a limited purpose corporation organized for the purpose of, among other things, acquiring and depositing mortgage loans into trusts, and selling beneficial interests in trusts. In addition the mortgage securities may have been issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies, as specified in the related prospectus supplement. The mortgage securities will be generally similar to securities offered under this prospectus. In any securitization where mortgage securities are included in an issuing entity, unless the mortgage securities are exempt from registration under the Securities Act, the offering of the mortgage securities will be registered if required in accordance with Rule 190 under the Securities Act. As to any series of mortgage securities, the related prospectus supplement will include a description of (1) the mortgage securities and any related credit enhancement, and (2) the mortgage loans underlying the mortgage securities.

     In addition, if specified in the related prospectus supplement United States Treasury securities and other securities issued by the U.S. Government, any of its agencies or other issuers established by federal statute may be included in the issuing entity. Such securities will be backed by the full faith and credit of the United States or will represent the obligations of the U.S. Government or such agency or such other issuer or obligations payable from the proceeds of U.S. Government Securities, as specified in the related prospectus supplement.

THE MORTGAGE LOANS

     Each of the mortgage loans will be a type of mortgage loan described or referred to below:

     o Fixed-rate, fully-amortizing mortgage loans (which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified) providing for level monthly payments of principal and interest and terms at origination or modification of not more than approximately 15 years;

     o Fixed-rate, fully-amortizing mortgage loans (which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified) providing for level monthly payments of principal and interest and terms at origination or modification of more than 15 years, but not more than approximately 30 years;

     o Fully-amortizing ARM Loans having an original or modified term to maturity of not more than approximately 30 years with a related mortgage rate which generally adjusts initially either three months, six months or one, two, three, five, seven or ten years or other intervals subsequent to the initial payment date, and thereafter at either three- month, six-month, one-year or other intervals (with corresponding adjustments in the amount of monthly payments) over the term of the mortgage loan to equal the sum of the related Note Margin and the note index. The related prospectus supplement will set forth the relevant Index, which will be of a type that is customarily used in the debt and fixed income markets to measure the cost of borrowed funds, and the highest, lowest and weighted average Note Margin with respect to the ARM Loans in the related mortgage pool. The related prospectus supplement will also indicate any periodic or lifetime limitations on changes in any per annum mortgage rate at the time of any adjustment. If specified in the related prospectus supplement, an ARM Loan may include a provision that allows the mortgagor to convert the adjustable mortgage rate to a fixed rate at some point during the term of the ARM Loan generally not later than six to ten years subsequent to the initial payment date;

     o Negatively-amortizing ARM Loans having original or modified terms to maturity of not more than approximately 30 years with mortgage rates which generally adjust initially on the payment date referred to in the related prospectus supplement, and on each of specified periodic payment dates thereafter, to equal the sum of the Note Margin and the Index. The scheduled monthly payment will be adjusted as and when described in the related prospectus supplement to an amount that would fully amortize the mortgage loan over its remaining term on a level debt service basis; provided that increases in the scheduled monthly payment may be subject to limitations as specified in the related prospectus supplement. Any Deferred Interest will be added to the principal balance of the mortgage loan;

     o Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of not more than approximately 15 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the mortgage rate on the mortgage loan. Monthly payments on these mortgage loans increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to amortize the mortgage loan over the remainder of its approximately 15-year term. Deferred Interest, if any, will be added to the principal balance of these mortgage loans;

     o Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of not more than approximately 30 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the mortgage rate on the mortgage loan. Monthly payments on these mortgage loans increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to fully amortize the mortgage loan over the remainder of its approximately 30-year term. Deferred Interest, if any, will be added to the principal balance of these mortgage loans;

     o Balloon loans having payment terms similar to those described in one of the preceding paragraphs, calculated on the basis of an assumed amortization term, but providing for a balloon payment of all outstanding principal and interest to be made at the end of a specified term that is shorter than the assumed amortization term;

     o Mortgage loans that provide for a line of credit pursuant to which amounts may be advanced to the borrower from time to time;

     o Mortgage loans that require that each monthly payment consist of an installment of interest which is calculated according to the simple interest method. This method calculates interest using the outstanding principal balance of the mortgage loan multiplied by the loan rate and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator of which is the number of days in the annual period for which interest accrues on the mortgage loan. As payments are received on simple interest mortgage loans, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance of the mortgage loan; or

     o Mortgage loans which provide for an interest only period and do not provide for the payment of principal for the number of years specified in the related prospectus supplement.

     The mortgage pool may contain mortgage loans secured by junior liens. The related senior lien, which may have been made at the same time as the first lien, may or may not be included in the mortgage pool as well. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan secured by a junior lien. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens. The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the related mortgaged property, if the proceeds are sufficient, before the issuing entity as holder of the junior lien receives any payments in respect of the mortgage loan. If the master servicer or a servicer were to foreclose on a mortgage loan secured by a junior lien, it would do so subject to any related senior liens. In order for the debt related to the mortgage loan to be paid in full at the sale, a bidder at the foreclosure sale of the mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and the senior liens or purchase the mortgaged property subject to the senior liens. In the event that the proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the issuing entity, as the holder of the junior lien, and, accordingly, holders of one or more classes of the securities of the related series bear (1) the risk of delay in distributions while a deficiency judgment against the borrower is sought and (2) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in some jurisdictions or the mortgage loan may be nonrecourse. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages.

     A mortgage loan may require payment of a prepayment charge or penalty, the terms of which will be more fully described in the prospectus supplement. Prepayment penalties may apply if the borrower makes a substantial prepayment, or may apply only if the borrower refinances the mortgage loans. A multifamily, commercial or mixed-use loan may also contain a prohibition on prepayment or lock-out period.

     The mortgage loans may be "equity refinance" mortgage loans, as to which a portion of the proceeds are used to refinance an existing mortgage loan, and the remaining proceeds may be retained by the mortgagor or used for purposes unrelated to the mortgaged property. Alternatively, the mortgage loans may be "rate and term refinance" mortgage loans, as to which substantially all of the proceeds (net of related costs incurred by the mortgagor) are used to refinance an existing mortgage loan or loans (which may include a junior lien) primarily in order to change the interest rate or other terms thereof. The mortgage loans may be mortgage loans which have been consolidated and/or have had various terms changed, mortgage loans which have been converted from adjustable rate mortgage loans to fixed rate mortgage loans, or construction loans which have been converted to permanent mortgage loans. In addition, a mortgaged property may be subject to secondary financing at the time of origination of the mortgage loan or thereafter. In addition, some or all of the single family loans secured by junior liens may be High LTV Loans.

     If provided for in the related prospectus supplement, a mortgage pool may contain convertible mortgage loans which allow the mortgagors to convert the interest rates on these mortgage loans from a fixed rate to an adjustable rate, or an adjustable rate to a fixed rate, at some point during the life of these mortgage loans. In addition, if provided for in the related prospectus supplement, a mortgage pool may contain mortgage loans which may provide for modification to other fixed rate or adjustable rate programs offered by the Seller. If specified in the related prospectus supplement, upon any conversion or modification, the depositor, the related master servicer, the related servicer, the applicable Seller or a third party will repurchase the converted or modified mortgage loan as and to the extent set forth in the related prospectus supplement. Upon the failure of any party so obligated to repurchase any converted or modified mortgage loan, it will remain in the mortgage pool.

     If provided for in the related prospectus supplement, the mortgage loans may include buydown mortgage loans. Under the terms of a buydown mortgage loan, the monthly payments made by the mortgagor during the early years of the mortgage loan will be less than the scheduled monthly payments on the mortgage loan. The resulting difference will be made up from:

     o funds contributed by the Seller of the mortgaged property or another source and placed in a custodial account,

     o if funds contributed by the Seller are contributed on a present value basis, investment earnings on these funds, or

     o additional funds to be contributed over time by the mortgagor's employer or another source.

     Generally, the mortgagor under each buydown mortgage loan will be qualified at the applicable lower monthly payment. Accordingly, the repayment of a buydown mortgage loan is dependent on the ability of the mortgagor to make larger level monthly payments after the Buydown Funds have been depleted and, for some buydown mortgage loans, during the Buydown Period.

     The prospectus supplement for each series of securities will contain information as to the type of mortgage loans that will be included in the related mortgage pool. Each prospectus supplement applicable to a series of securities will include information, generally as of the cut-off date and to the extent then available to the depositor, on an approximate basis, as to the following:

     o    the aggregate principal balance of the mortgage loans,

     o    the type of property securing the mortgage loans,

     o    the original or modified terms to maturity of the mortgage loans,

     o the range of principal balances of the mortgage loans at origination or modification,

     o the earliest origination or modification date and latest maturity date of the mortgage loans,

     o    the Loan-to-Value Ratios of the mortgage loans,

     o the mortgage rate or range of mortgage rates borne by the mortgage loans,

     o if any of the mortgage loans are ARM Loans, the applicable Index, the range of Note Margins and the weighted average Note Margin,

     o    the geographical distribution of the mortgage loans,

     o    the percentage of buydown mortgage loans, if applicable, and

     o the percent of ARM Loans which are convertible to fixed-rate mortgage loans, if applicable.

     A Current Report on Form 8-K will be sent, upon request, to holders of the related series of securities and will be filed, together with the related pooling and servicing agreement, with respect to each series of certificates, or the related servicing agreement, owner trust agreement and indenture, with respect to each series of notes, with the Commission after the initial issuance of the securities. In the event that mortgage loans are added to or deleted from the issuing entity after the date of the related prospectus supplement but on or before the date of issuance of the securities if any material pool characteristic differs by 5% or more from the description in the prospectus supplement, revised disclosure will be provided either in a supplement or in a Current Report on Form 8-K which will be available to investors on the SEC website.

     The depositor will cause the mortgage loans included in each mortgage pool, or mortgage securities evidencing interests therein, to be assigned, without recourse, to the trustee named in the related prospectus supplement, for the benefit of the holders of the securities of a series. Except to the extent that servicing of any mortgage loan is to be transferred to a special servicer, the master servicer named in the related prospectus supplement will service the mortgage loans, directly or through servicers, pursuant to a pooling and servicing agreement, with respect to each series of certificates, or a servicing agreement, with respect to each series of notes, and will receive a fee for these services. See "Servicing of Mortgage Loans," "Description of the Securities" and "The Agreements" in this prospectus. The master servicer's obligations with respect to the mortgage loans will consist principally of its contractual servicing obligations under the related pooling and servicing agreement or servicing agreement (including its obligation to supervise, monitor and oversee the obligations of the servicers to service and administer their respective mortgage loans in accordance with the terms of the applicable servicing agreements), as more fully described in this prospectus under "Servicing of Mortgage Loans--Servicers," and, if and to the extent set forth in the related prospectus supplement, its obligation to make cash advances in the event of delinquencies in payments on or with respect to the mortgage loans as described in this prospectus under "Description of the Securities--Advances") or pursuant to the terms of any mortgage securities. The obligations of a master servicer to make advances may be subject to limitations, to the extent this prospectus and the related prospectus supplement so provides.

UNDERWRITING STANDARDS

     Mortgage loans to be included in a mortgage pool will be purchased on the closing date by the depositor either directly or indirectly from Affiliated Sellers or Unaffiliated Sellers. The depositor will acquire mortgage loans utilizing re-underwriting criteria which it believes are appropriate, depending to some extent on the depositor's or its affiliates' prior experience with the Seller and the servicer, as well as the depositor's prior experience with a particular type of mortgage loan or with mortgage loans relating to mortgaged properties in a particular geographical region. A standard approach to re-underwriting is to compare loan file information and information that is represented to the depositor on a tape with respect to a percentage of the mortgage loans the depositor deems appropriate in the circumstances. The depositor will not undertake any independent investigations of the creditworthiness of particular obligors.

     The mortgage loans, as well as mortgage loans underlying mortgage securities will have been originated in accordance with underwriting standards described below.

     The underwriting standards to be used in originating the mortgage loans are primarily intended to assess the creditworthiness of the mortgagor, the value of the mortgaged property and the adequacy of the property as collateral for the mortgage loan.

     The mortgage loans will be originated under "full/alternative", "stated income/verified assets", "stated income/stated assets", "no documentation" or "no ratio" programs. The "full/alternative" documentation programs generally verify income and assets in accordance with Fannie Mae/Freddie Mac automated underwriting requirements. The stated income/verified assets, stated income/stated assets, no documentation or no ratio programs generally require less documentation and verification than do full documentation programs which generally require standard Fannie Mae/Freddie Mac approved forms for verification of income/employment, assets and certain payment histories. Generally, under both "full/alternative" documentation programs, at least one month of income documentation is provided. This documentation is also required to include year-to-date income or prior year income in case the former is not sufficient to establish consistent income. Generally under a "stated income verified assets" program no verification of a mortgagor's income is undertaken by the origination however, verification of the mortgagor's assets is obtained. Under a "stated income/stated assets" program, no verification of either a mortgagor's income or a mortgagor's assets is undertaken by the originator although both income and assets are stated on the loan application and a "reasonableness test" is applied. Generally, under a "no documentation" program, the mortgagor is not required to state his or her income or assets and therefore, no verification of such mortgagor's income or assets is undertaken by the originator. The underwriting for such mortgage loans may be based primarily or entirely on the estimated value of the mortgaged property and the LTV ratio at origination as well as on the payment history and credit score. Generally, under a "no ratio" program, the mortgagor is not required to disclose their income although the nature of employment is disclosed. Additionally, on a "no ratio" program assets are verified.

     The primary considerations in underwriting a mortgage loan are the mortgagor's employment stability and whether the mortgagor has sufficient monthly income available (1) to meet the mortgagor's monthly obligations on the proposed mortgage loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the home (including property taxes and hazard insurance) and (2) to meet monthly housing expenses and other financial obligations and monthly living expenses. However, the Loan-to-Value Ratio of the mortgage loan is another critical factor. In addition, a mortgagor's credit history and repayment ability, as well as the type and use of the mortgaged property, are also considerations.

     High LTV Loans are underwritten with an emphasis on the creditworthiness of the related mortgagor. High LTV Loans are underwritten with a limited expectation of recovering any amounts from the foreclosure of the related mortgaged property.

     In the case of the multifamily loans, commercial loans or mixed-use loans, lenders typically look to the debt service coverage ratio of a loan as an important measure of the risk of default on that loan. Unless otherwise defined in the related prospectus supplement, the debt service coverage ratio of a multifamily loan, commercial loan or mixed-use loan at any given time is the ratio of (1) the net operating income of the related mortgaged property for a twelve-month period to (2) the annualized scheduled payments on the mortgage loan and on any other loan that is secured by a lien on the mortgaged property prior to the lien of the related mortgage. The net operating income of a mortgaged property is the total operating revenues derived from a multifamily, commercial or mixed-use property, as applicable, during that period, minus the total operating expenses incurred in respect of that property during that period other than (a) non-cash items such as depreciation and amortization, (b) capital expenditures and (c) debt service on loans (including the related mortgage loan) secured by liens on that property. The net operating income of a multifamily, commercial or mixed-use property, as applicable, will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a multifamily, commercial or mixed-use property, as applicable, rental income (and maintenance payments from tenant-stockholders of a cooperatively owned multifamily property) may be affected by the condition of the applicable real estate market and/or area economy. Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a multifamily, commercial or mixed-use loan. Lenders also look to the Loan-to-Value Ratio of a multifamily, commercial or mixed-use loan as a measure of risk of loss if a property must be liquidated following a default.

     Each prospective mortgagor will generally complete a mortgage loan application that includes information on the applicant's liabilities, income, credit history, employment history and personal information. One or more credit reports on each applicant from national credit reporting companies generally will be required. The report typically contains information relating to credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions, or judgments. In the case of a multifamily loan, commercial loan or mixed-use loan, the mortgagor will also be required to provide certain information regarding the related mortgaged property, including a current rent roll and operating income statements (which may be pro forma and unaudited). In addition, the originator will generally also consider the location of the mortgaged property, the availability of competitive lease space and rental income of comparable properties in the relevant market area, the overall economy and demographic features of the geographic area and the mortgagor's prior experience in owning and operating properties similar to the multifamily properties or commercial properties, as the case may be.

     Mortgaged properties generally will be appraised by licensed appraisers or through an automated valuation system. A licensed appraiser will generally address neighborhood conditions, site and zoning status and condition and valuation of improvements. In the case of mortgaged properties secured by single family loans, the appraisal report will generally include a reproduction cost analysis (when appropriate) based on the current cost of constructing a similar home and a market value analysis based on recent sales of comparable homes in the area. With respect to multifamily properties, commercial properties and mixed-use properties, the appraisal must specify whether an income analysis, a market analysis or a cost analysis was used. An appraisal employing the income approach to value analyzes a property's projected net cash flow, capitalization and other operational information in determining the property's value. The market approach to value analyzes the prices paid for the purchase of similar properties in the property's area, with adjustments made for variations between those other properties and the property being appraised. The cost approach to value requires the appraiser to make an estimate of land value and then determine the current cost of reproducing the improvements less any accrued depreciation. In any case, the value of the property being financed, as indicated by the appraisal, must support, and support in the future, the outstanding loan balance. All appraisals by licensed appraisers are required to be on forms acceptable to Fannie Mae or Freddie Mac. Automated valuation systems generally rely on publicly available information regarding property values and will be described more fully in the related prospectus supplement. An appraisal for purposes of determining the Value of a mortgaged property may include an automated valuation.

     Notwithstanding the foregoing, Loan-to-Value Ratios will not necessarily provide an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of securities may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions and the real estate market. Mortgage loans which are subject to negative amortization will have Loan-to-Value Ratios which will increase after origination as a result of negative amortization. Also, even when current, an appraisal is not necessarily a reliable estimate of value for a multifamily property or commercial property. As stated above, appraised values of multifamily, commercial and mixed-use properties are generally based on the market analysis, the cost analysis, the income analysis, or upon a selection from or interpolation of the values derived from those approaches. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expenses and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

     If so specified in the related prospectus supplement, the underwriting of a multifamily loan, commercial loan or mixed-use loan may also include environmental testing. Under the laws of some states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, this type of lien has priority over an existing mortgage lien on that property. In addition, under the laws of some states and under CERCLA, a lender may be liable, as an "owner" or "operator", for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by the borrower or a prior owner. A lender also risks such liability on foreclosure of the mortgage as described under "Legal Aspects of Mortgage Loans--Environmental Legislation" in this prospectus.

     With respect to any FHA loan or VA loans the mortgage loan Seller will be required to represent that it has complied with the applicable underwriting policies of the FHA or VA, respectively. See "Description of Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder--FHA Insurance" and "--VA Insurance" in this prospectus.

FICO SCORES

     The FICO Score is a statistical ranking of likely future credit performance developed by Fair, Isaac & Company ("Fair, Isaac") and the three national credit repositories-Equifax, Trans Union and First American (formerly Experian which was formerly TRW). The FICO Scores available from the three national credit repositories are calculated by the assignment of weightings to the most predictive data collected by the credit repositories and range from the 300's to the 900's. Although the FICO Scores are based solely on the information at the particular credit repository, such FICO Scores have been calibrated to indicate the same level of credit risk regardless of which credit repository is used. The FICO Scores is used along with, but not limited to, mortgage payment history, seasoning on bankruptcy and/or foreclosure, and is not a substitute for the underwriter's judgment.

QUALIFICATIONS OF ORIGINATORS AND SELLERS

     Each mortgage loan generally will be originated, directly or through mortgage brokers and correspondents, by a savings and loan association, savings bank, commercial bank, credit union, insurance company, or similar institution which is supervised and examined by a federal or state authority, or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the Housing Act, unless otherwise provided in the related prospectus supplement.

REPRESENTATIONS BY SELLERS

     Each Seller will have made representations and warranties in respect of the mortgage loans and/or mortgage securities sold by the Seller and evidenced by a series of securities. In the case of mortgage loans, representations and warranties will generally include, among other things, that as to each mortgage loan:

     o With respect to any first lien mortgage loan, a lender's title insurance policy (on an ALTA or CLTA form) or binder, or other assurance of title customary in the relevant jurisdiction therefore in a form acceptable to Fannie Mae or Freddie Mac, was issued on the date that each mortgage loan was created by a title insurance company which, to the best of the related seller's knowledge, was qualified to do business in the jurisdiction where the related mortgaged property is located, insuring the related seller and its successors and assigns that the mortgage is a first priority lien on the related mortgaged property in the original principal amount of the mortgage loan; and the related seller is the sole insured under such lender's title insurance policy, and such policy, binder or assurance is valid and remains in full force and effect, and each such policy, binder or assurance shall contain all applicable endorsements including a negative amortization endorsement, if applicable. With respect to any second lien mortgage loan, other than any Piggyback Loan that has an initial principal amount less than or equal to $200,000, (a) a lender's title insurance policy or binder, or other assurance of title customary in the relevant jurisdiction therefore in a form acceptable to Fannie Mae or Freddie Mac, was issued on the date that each mortgage loan was created by a title insurance company which, to the best of the related seller's knowledge, was qualified to do business in the jurisdiction where the related mortgaged property is located, insuring the related seller and its successors and assigns; and the related seller is the sole insured under such lender's title insurance policy, and such policy, binder or assurance is valid and remains in full force and effect, and each such policy, binder or assurance shall contain all applicable endorsements including a negative amortization endorsement, if applicable, or (b) a lien search was conducted at the time of origination with respect to the related property;

     o immediately prior to the transfer to the depositor, the related Seller was the sole owner of beneficial title and holder of the mortgage and mortgage note relating to such mortgage loan and is conveying the same free and clear of any and all liens, claims, encumbrances, participation interests, equities, pledges, charges or security interests of any nature and the related Seller has full right and authority to sell or assign the same pursuant to the related mortgage loan purchase agreement;

     o there is no mechanics' lien or claim for work, labor or material affecting the premises subject to any mortgage which is or may be a lien prior to, or equal with, the lien of such mortgage except those which are insured against by the title insurance policy referred to above;

     o the mortgage is a valid and enforceable first or other applicable lien on the property securing the related mortgage note and each mortgaged property is owned by the mortgagor in fee simple (except with respect to common areas in the case of condominiums, PUDs and de minimis PUDs) or by leasehold for a term longer than the term of the related mortgage, subject only to (i) the lien of current real property taxes and assessments, (ii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such mortgage, such exceptions being acceptable to mortgage lending institutions generally or specifically reflected in the appraisal obtained in connection with the origination of the related mortgage loan or referred to in the lender's title insurance policy delivered to the originator of the related mortgage loan and
          (iii) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such mortgage;

     o the physical property subject to the mortgage is free of material damage and is in good repair and there is no proceeding pending or threatened for the total or partial condemnation of any mortgaged property;

     o there was no delinquent tax or assessment lien against the property subject to any mortgage, except where such lien was being contested in good faith and a stay had been granted against levying on the property; and

     o each mortgage loan at the time it was made complied in all material respects with all applicable local, state and federal laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and all applicable predatory, abusive and fair lending laws; and each mortgage loan has been serviced in all material respects in accordance with all applicable laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and all applicable anti-predatory lending laws and the terms of the related mortgage note, the mortgage and other loan documents.

If the mortgage loans include cooperative mortgage loans, representations and warranties with respect to title insurance or hazard insurance may not be given. Generally, the cooperative itself is responsible for the maintenance of hazard insurance for property owned by the cooperative, and the borrowers (tenant-stockholders) of the cooperative do not maintain hazard insurance on their individual dwelling units. In the case of mortgage securities, representations and warranties will generally include, among other things, that as to each mortgage security, the Seller has good title to the mortgage security free of any liens. In the event of a breach of a Seller's representation or warranty that materially adversely affects the interests of the securityholders in a mortgage loan or mortgage security, the related Seller will be obligated to cure the breach or repurchase or, if permitted, replace the mortgage loan or mortgage security as described below. However, there can be no assurance that a Seller will honor its obligation to repurchase or, if permitted, replace any mortgage loan or mortgage security as to which a breach of a representation or warranty arises.

     All of the representations and warranties of a Seller in respect of a mortgage loan or mortgage security will have been made as of the date on which the mortgage loan or mortgage security was purchased from the Seller by or on behalf of the depositor, unless a specific representation or warranty relates to an earlier date, in which case such representation or warranty shall be made as of such earlier date. As a result, the date as of which the representations and warranties were made may be a date prior to the date of initial issuance of the related series of securities or, in the case of a Designated Seller Transaction, will be the date of closing of the related sale by the applicable Seller. A substantial period of time may have elapsed between the date as of which the representations and warranties were made and the later date of initial issuance of the related series of securities. Accordingly, the Seller's repurchase obligation (or, if specified in the related prospectus supplement, limited replacement option) described below will not arise if, during the period commencing on the date of sale of a mortgage loan or mortgage security by the Seller, an event occurs that would have given rise to a repurchase obligation had the event occurred prior to sale of the affected mortgage loan or mortgage security, as the case may be. The only representations and warranties to be made for the benefit of holders of securities in respect of any related mortgage loan or mortgage security relating to the period commencing on the date of sale of the mortgage loan or mortgage security by the Seller to or on behalf of the depositor will be the limited corporate representations of the depositor and the master servicer described under "Description of the Securities--Assignment of Trust Fund Assets" below.

     The depositor will assign to the trustee for the benefit of the holders of the related series of securities all of its right, title and interest in each purchase agreement by which it purchased a mortgage loan or mortgage security from a Seller insofar as the purchase agreement relates to the representations and warranties made by the Seller in respect of the mortgage loan or mortgage security and any remedies provided for with respect to any breach of representations and warranties with respect to the mortgage loan or mortgage security. If a Seller cannot cure a breach of any representation or warranty made by it in respect of a mortgage loan or mortgage security which materially and adversely affects the interests of the securityholders therein within a specified period after having discovered or received notice of a breach, then, the Seller will be obligated to repurchase the mortgage loan or mortgage security at a purchase price set forth in the related pooling and servicing agreement or other agreement which purchase price generally will be equal to the principal balance thereof as of the date of repurchase plus accrued and unpaid interest through or about the date of repurchase at the related mortgage rate or pass-through rate, as applicable (net of any portion of this interest payable to the Seller in respect of master servicing compensation, special servicing compensation or servicing compensation, as applicable, and any interest retained by the depositor).

     As to any mortgage loan required to be repurchased by a Seller as provided above, rather than repurchase the mortgage loan, the Seller, if so specified in the related prospectus supplement, will be entitled, at its sole option, to remove the Deleted Mortgage Loan from the issuing entity and substitute in its place a Qualified Substitute Mortgage Loan; however, with respect to a series of certificates for which no REMIC election is to be made, the substitution must be effected within 120 days of the date of the initial issuance of the related series of certificates. With respect to a issuing entity for which a REMIC election is to be made, the substitution of a defective mortgage loan must be effected within two years of the date of the initial issuance of the related series of certificates, and may not be made if the substitution would cause the issuing entity, or any portion thereof, to fail to qualify as a REMIC or result in a Prohibited Transaction Tax under the Code. Any Qualified Substitute Mortgage Loan generally will, on the date of substitution:

     o have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited in the Distribution Account by the related Seller or the master servicer in the month of substitution for distribution to the securityholders),

     o have a mortgage rate and a Net Mortgage Rate not less than (and not materially greater than) the mortgage rate and Net Mortgage Rate, respectively, of the Deleted Mortgage Loan as of the date of substitution,

     o have a Loan-to-Value Ratio at the time of substitution no higher than that of the Deleted Mortgage Loan at the time of substitution,

     o have a remaining term to maturity not materially earlier or later than (and not later than the latest maturity date of any mortgage loan) that of the Deleted Mortgage Loan, and

     o comply with all of the representations and warranties made by the Seller as of the date of substitution.

The related mortgage loan purchase agreement may include additional requirements relating to ARM Loans or other specific types of mortgage loans, or additional provisions relating to meeting the foregoing requirements on an aggregate basis where a number of substitutions occur contemporaneously. A Seller will have an option to substitute for a mortgage security that it is obligated to repurchase in connection with a breach of a representation and warranty only if it satisfies the criteria set forth in the related prospectus supplement.

     The master servicer or the trustee will be required under the applicable pooling and servicing agreement or servicing agreement to use reasonable efforts to enforce this repurchase or substitution obligation for the benefit of the trustee and the securityholders, following those practices it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities; provided, however, that this repurchase or substitution obligation will not become an obligation of the master servicer in the event the applicable Seller fails to honor the obligation. In instances where a Seller is unable, or disputes its obligation, to repurchase affected mortgage loans and/or mortgage securities, the master servicer or the trustee, employing the standards set forth in the preceding sentence, may negotiate and enter into one or more settlement agreements with the related Seller that could provide for the repurchase of only a portion of the affected mortgage loans and/or mortgage securities. Any settlement could lead to losses on the mortgage loans and/or mortgage securities which would be borne by the related securities. In accordance with the above described practices, the master servicer or trustee will not be required to enforce any repurchase obligation of a Seller arising from any misrepresentation by the Seller, if the master servicer determines in the reasonable exercise of its business judgment that the matters related to the misrepresentation did not directly cause or are not likely to directly cause a loss on the related mortgage loan or mortgage security. If the Seller fails to repurchase and no breach of any other party's representations has occurred, the Seller's repurchase obligation will not become an obligation of the depositor or any other party. In the case of a Designated Seller Transaction where the Seller fails to repurchase a mortgage loan or mortgage security and neither the depositor nor any other entity has assumed the representations and warranties, the repurchase obligation of the Seller will not become an obligation of the depositor or any other party. The foregoing obligations will constitute the sole remedies available to securityholders or the trustee for a breach of any representation by a Seller or for any other event giving rise to the obligations as described above.

     Neither the depositor nor the master servicer will be obligated to repurchase a mortgage loan or mortgage security if a Seller defaults on its obligation to do so, and no assurance can be given that the Sellers will carry out their repurchase obligations. A default by a Seller is not a default by the depositor or by the master servicer. However, to the extent that a breach of the representations and warranties of a Seller also constitutes a breach of a representation made by the depositor or the master servicer, as described below under "Description of the Securities--Assignment of Trust Fund Assets," the depositor or the master servicer may have a repurchase or substitution obligation. Any mortgage loan or mortgage security not so repurchased or substituted for shall remain in the related issuing entity and any losses related thereto shall be allocated to the related credit enhancement, to the extent available, and otherwise to one or more classes of the related series of securities.

     If a person other than a Seller makes the representations and warranties referred to in the first paragraph of this "--Representations by Sellers" section, or a person other than a Seller is responsible for repurchasing or replacing any mortgage loan or mortgage security for a breach of those representations and warranties, the identity of that person will be specified in the related prospectus supplement. The master servicer's responsibilities for enforcing these representations and warranties will be as provided in the second preceding paragraph.

OPTIONAL PURCHASE OF DEFAULTED MORTGAGE LOANS

     If the related prospectus supplement so specifies, the master servicer or another entity identified in such prospectus supplement may, at its option, purchase from the issuing entity any mortgage loan which is delinquent in payment by 90 days or more or is an REO Mortgage Loan as the date of such purchase. Any such purchase shall be at the price described in the related prospectus supplement.

METHODS OF DELINQUENCY CALCULATION

     Each prospectus supplement will describe the delinquency method used for calculations with respect to the related mortgage loans, which will either be the MBA Method or the OTS Method. Under either method, except with respect to HELOCs, the determination as to whether a mortgage loan falls into a delinquency category is made as of the close of business on the last day of each month prior to the date of determining the delinquency: for example, if a cut-off date is August 1, or a distribution date is August 25, delinquencies are calculated as of July 31. In addition, under either method, mortgage loans, except for HELOCs, with due dates other than the first day of the month are treated as if their due date was the first day of the following month.

     Under the MBA Method, a mortgage loan is considered "30 days delinquent" if the borrower fails to make a scheduled payment prior to the close of business on the day prior to the mortgage loan's first succeeding due date. For example, if a securitization had a closing date occurring in August and a cut-off date of August 1, a mortgage loan with a payment due on July 1 that remained unpaid as of the close of business on July 31 would be described as 30 days delinquent as of the cut-off date in the prospectus supplement. A mortgage loan would be considered "60 days delinquent" with respect to such scheduled payment if such scheduled payment were not made prior to the close of business on the day prior to the mortgage loan's second succeeding due date (or, in the preceding example, if the mortgage loan with a payment due on June 1 remained unpaid as of the close of business on July 31).

     Under the OTS Method, a mortgage loan is considered "30 days delinquent" if the borrower fails to make a scheduled payment prior to the close of business on the mortgage loan's first succeeding due date. For example, if a securitization had a closing date occurring in August and a cut-off date of August 1, a mortgage loan with a payment due on July 1 that remained unpaid as of the close of business on July 31 would not be described as 30 days delinquent as of the cut-off date in the prospectus supplement. Such mortgage loan with a payment due on June 1 that remained unpaid as of the close of business on July 31 would be described as 30 days delinquent as of the cut-off date in the prospectus supplement. A mortgage loan would be considered "60 days delinquent" with respect to such scheduled payment if such scheduled payment were not made prior to the close of business on the mortgage loan's second succeeding due date (or, in the preceding example, if the mortgage loan with a payment due on May 1 remained unpaid as of the close of business on July 31).

     Generally, because of the way delinquencies are calculated as described above, delinquencies calculated under the MBA Method are a month greater than as calculated under the OTS Method, and mortgage loans which are 30 days delinquent under the MBA Method are not delinquent under the OTS Method. Investors should carefully note the method used with respect to the related securitization as described in the prospectus supplement.

     Investors should note that calculations of delinquency are made as of the end of the prior month. Changes in borrower delinquency status after that time will not be disclosed until the following month. In addition, under both methods, bankruptcy, foreclosure and REO property status is determined as of the last day of the prior month. Such mortgage loans are removed from the delinquency buckets, although they will count in connection with delinquency triggers or for total delinquency information.

                             STATIC POOL INFORMATION

     For each mortgage pool discussed above, the issuing entity will provide static pool information with respect to the experience of the sponsor, or other appropriate entity, in securitizing asset pools of the same type to the extent material.

     With respect to each series of securities, the information referred to in this section will be provided through an internet web site at the address disclosed in the related prospectus supplement.

                           SERVICING OF MORTGAGE LOANS

GENERAL

     The mortgage loans and mortgage securities included in each mortgage pool will be serviced and administered pursuant to either a pooling and servicing agreement or a servicing agreement. A form of pooling and servicing agreement and a form of servicing agreement have each been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each pooling and servicing agreement or servicing agreement will vary depending upon the nature of the related mortgage pool. The following summaries describe the material servicing-related provisions that may appear in a pooling and servicing agreement or servicing agreement for a mortgage pool that includes mortgage loans. The related prospectus supplement will describe any servicing-related provision of its related pooling and servicing agreement or servicing agreement that materially differs from the description thereof contained in this prospectus. If the related mortgage pool includes mortgage securities, the related prospectus supplement will summarize the material provisions of the related pooling and servicing agreement and identify the responsibilities of the parties to that pooling and servicing agreement.

     With respect to any series of securities as to which the related mortgage pool includes mortgage securities, the servicing and administration of the mortgage loans underlying any mortgage securities will be pursuant to the terms of those mortgage securities. Mortgage loans underlying mortgage securities in a mortgage pool will be serviced and administered generally in the same manner as mortgage loans included in a mortgage pool, however, there can be no assurance that this will be the case, particularly if the mortgage securities are issued by an entity other than the depositor or any of its affiliates.

THE MASTER SERVICER

     The master servicer, if any, for a series of securities will be named in the related prospectus supplement and may be an affiliate of the depositor. The master servicer is required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees and other persons acting on behalf of the master servicer in connection with its activities under a pooling and servicing agreement or a servicing agreement.

     The master servicer shall supervise, monitor and oversee the obligation of the servicers to service and administer their respective mortgage loans in accordance with the terms of the applicable servicing agreements and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration. In addition, the Master Servicer shall oversee and consult with each servicer as necessary from time-to-time to carry out the master servicer's obligations under the pooling and servicing agreement or servicing agreement, shall receive, review and evaluate all reports, information and other data provided to the master servicer by each servicer and shall cause each servicer to perform and observe the covenants, obligations and conditions to be performed or observed by such servicer under its applicable servicing agreement. Each pooling and servicing agreement or servicing agreement, as applicable, for a series of securities, will provide that in the event a servicer fails to perform its obligations in accordance with its servicing agreement, the master servicer shall terminate such servicer and act as servicer of the related mortgage loans or cause the trustee to enter into a new servicing agreement with a successor servicer selected by the master servicer.

THE SERVICERS

     Each of the servicers, if any, for a series of securities will be named in the related prospectus supplement and may be an affiliate of the depositor or the Seller of the mortgage loans for which it is acting as servicer. Each servicer will service the mortgage loans pursuant to a servicing agreement between the master servicer and the related servicer, which servicing agreement will not contain any terms which are inconsistent with the related pooling and servicing agreement or other agreement that governs the servicing responsibilities of the master servicer or pursuant to the related pooling and servicing agreement, as specified in the related prospectus supplement. Each servicer is required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees and other persons acting on behalf of the servicer in connection with its activities under a servicing agreement or the related pooling and servicing agreement.

COLLECTION AND OTHER SERVICING PROCEDURES; MORTGAGE LOAN MODIFICATIONS

     The master servicer for any mortgage pool will be obligated under the pooling and servicing agreement or servicing agreement to supervise, monitor and oversee the obligations of the servicers to service and administer their respective mortgage loans in the mortgage pool for the benefit of the related securityholders, in accordance with applicable law, the terms of the pooling and servicing agreement or servicing agreement, the mortgage loans and any instrument of credit enhancement included in the related issuing entity, and, to the extent consistent with the foregoing, the customs and standards of prudent institutional mortgage lenders servicing comparable mortgage loans for their own account in the jurisdictions where the related mortgaged properties are located. Subject to the foregoing, the master servicer will have full power and authority to do any and all things in connection with servicing and administration that it may deem necessary and desirable.

     As part of its servicing duties, the master servicer will be required to, and to cause each of the servicers to, make reasonable efforts to collect all payments called for under the terms and provisions of the mortgage loans that it services. The master servicer and each servicer will be obligated to follow the same collection procedures as it would follow for comparable mortgage loans held for its own account, so long as these procedures are consistent with the servicing standard of and the terms of the related pooling and servicing agreement or servicing agreement and the servicing standard generally described in the preceding paragraph, and do not impair recovery under any instrument of credit enhancement included in the related issuing entity. Consistent with the foregoing, the master servicer or any servicer will be permitted, to the extent provided in the related prospectus supplement, to waive any prepayment premium, late payment charge or other charge in connection with any mortgage loan.

     Under a pooling and servicing agreement or a servicing agreement, a master servicer and each servicer may be granted discretion to extend relief to mortgagors whose payments become delinquent. In the case of single family loans and Contracts, a master servicer or servicer may, for example, grant a period of temporary indulgence to a mortgagor or may enter into a liquidating plan providing for repayment of delinquent amounts within a specified period from the date of execution of the plan. However, the master servicer or servicer must first determine that any waiver or extension will not impair the coverage of any related insurance policy or materially adversely affect the security for the mortgage loan. In addition, unless otherwise specified in the related prospectus supplement, if a material default occurs or a payment default is reasonably foreseeable with respect to a multifamily loan, commercial loan or mixed-use loan, the master servicer or servicer will be permitted, subject to any specific limitations set forth in the related pooling and servicing agreement or servicing agreement and described in the related prospectus supplement, to modify, waive or amend any term of such mortgage loan, including deferring payments, extending the stated maturity date or otherwise adjusting the payment schedule, provided that the modification, waiver or amendment (1) is reasonably likely to produce a greater recovery with respect to that mortgage loan on a present value basis than would liquidation and (2) will not adversely affect the coverage under any applicable instrument of credit enhancement.

     In the case of multifamily loans, commercial loans and mixed-use loans, a mortgagor's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor under a multifamily, commercial or mixed-use loan that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related mortgaged property. Generally, the related master servicer or servicer will be required to monitor any multifamily loan or commercial loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related mortgaged property and take any other actions as are consistent with the servicing standard described above and in the pooling and servicing agreement or servicing agreement. A significant period of time may elapse before the master servicer or servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the master servicer or servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the securityholders of the related series may vary considerably depending on the particular multifamily, commercial or mixed-use loan, the mortgaged property, the mortgagor, the presence of an acceptable party to assume that loan and the laws of the jurisdiction in which the mortgaged property is located. If a mortgagor files a bankruptcy petition, the master servicer or servicer may not be permitted to accelerate the maturity of the related multifamily, commercial or mixed-use loan or to foreclose on the mortgaged property for a considerable period of time. See "Legal Aspects of Mortgage Loans" in this prospectus.

     Some or all of the mortgage loans in a mortgage pool may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender's consent. In any case in which a mortgaged property is being conveyed by the mortgagor, the master servicer will in general be obligated, to the extent it has knowledge of the conveyance, to exercise its rights, or cause the servicer of the mortgage loan to exercise its rights, to accelerate the maturity of the related mortgage loan under any due-on-sale clause applicable thereto, but only if the exercise of these rights is permitted by applicable law and only to the extent it would not adversely affect or jeopardize coverage under any Primary Insurance Policy or applicable credit enhancement arrangements. If applicable law prevents the master servicer or servicer from enforcing a due-on-sale or due-on-encumbrance clause or if the master servicer or servicer determines that it is reasonably likely that the related mortgagor would institute a legal action to avoid enforcement of a due-on-sale or due-on-encumbrance clause, the master servicer or servicer may enter into (1) an assumption and modification agreement with the person to whom the property has been or is about to be conveyed, pursuant to which this person becomes liable under the mortgage note subject to specified conditions and the mortgagor, to the extent permitted by applicable law, remains liable thereon or
(2) a substitution of liability agreement pursuant to which the original mortgagor is released from liability and the person to whom the property has been or is about to be conveyed is substituted for the original mortgagor and becomes liable under the mortgage note, subject to specified conditions. The original mortgagor may be released from liability on a single family loan if the master servicer or servicer shall have determined in good faith that the release will not adversely affect the collectability of the mortgage loan. The master servicer or servicer will determine whether to exercise any right the trustee may have under any due-on-sale or due-on-encumbrance provision in a multifamily loan, commercial loan or mixed-use loan in a manner consistent with the servicing standard. The master servicer or servicer generally will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See "Legal Aspects of Mortgage Loans--Enforceability of Certain Provisions" in this prospectus. FHA loans do not contain due-on-sale or due-on-encumbrance clauses and may be assumed by the purchaser of the mortgaged property.

     Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. The master servicer or the servicer may approve a request if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related mortgage loan, that approval will not adversely affect the security for, or the timely and full collectability of, the related mortgage loan. Any fee collected by the master servicer or servicer for processing these requests will be retained by the master servicer or servicer, as the case may be, as additional servicing compensation.

     In the case of mortgage loans secured by junior liens on the related mortgaged properties, the master servicer will be required to file, or cause the servicer of the mortgage loans to file, of record a request for notice of any action by a superior lienholder under the senior lien for the protection of the related trustee's interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose the junior lienholder's equity of redemption. The master servicer also will be required to notify, or cause the servicer of the mortgage loan to notify, any superior lienholder in writing of the existence of the mortgage loan and request notification of any action (as described below) to be taken against the mortgagor or the mortgaged property by the superior lienholder. If the master servicer or a servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the related senior lien, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the related mortgaged property sold or foreclosed, then, the master servicer will be required to take, or cause the servicer of the related mortgaged property to take, on behalf of the related issuing entity, whatever actions are necessary to protect the interests of the related securityholders, and/or to preserve the security of the related mortgage loan, subject to the REMIC Provisions, if applicable. The master servicer will be required to advance, or cause the servicer of the mortgage loan to advance, the necessary funds to cure the default or reinstate the superior lien, if the advance is in the best interests of the related securityholders and the master servicer or the servicer, as the case may be, determines the advances are recoverable out of payments on or proceeds of the related mortgage loan.

     The master servicer for any mortgage pool will also be required to perform, or cause the servicers of the mortgage loans in the mortgage pool to perform, other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts for payment of taxes, insurance premiums and similar items, or otherwise monitoring the timely payment of those items; adjusting mortgage rates on ARM Loans; maintaining Buydown Accounts; supervising foreclosures and similar proceedings; managing REO properties; and maintaining servicing records relating to the mortgage loans in the mortgage pool. The master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit enhancement. See "Description of Credit Enhancement" in this prospectus.

SPECIAL SERVICERS

     If and to the extent specified in the related prospectus supplement, a special servicer may be a party to the related pooling and servicing agreement or servicing agreement or may be appointed by the master servicer or another specified party to perform specified duties in respect of servicing the related mortgage loans that would otherwise be performed by the master servicer (for example, the workout and/or foreclosure of defaulted mortgage loans). The rights and obligations of any special servicer will be specified in the related prospectus supplement, and the master servicer will be liable for the performance of a special servicer only if, and to the extent, set forth in that prospectus supplement.

REALIZATION UPON OR SALE OF DEFAULTED MORTGAGE LOANS

     Except as described below and in the related prospectus supplement, the master servicer will be required, in a manner consistent with the servicing standard, to, or to cause the servicers of the mortgage loans to, foreclose upon or otherwise comparably convert the ownership of properties securing any mortgage loans in the related mortgage pool that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. Generally, the foreclosure process will commence no later than 90 days after delinquency of the related mortgage loan. The master servicer and each servicer will be authorized to institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise, if the action is consistent with the servicing standard. The master servicer's or applicable servicer's actions in this regard must be conducted, however, in a manner that will permit recovery under any instrument of credit enhancement included in the related issuing entity. In addition, neither the master servicer nor any other servicer will be required to expend its own funds in connection with any foreclosure or to restore any damaged property unless it shall determine that
(1) the foreclosure and/or restoration will increase the proceeds of liquidation of the mortgage loan to the related securityholders after reimbursement to itself for these expenses and (2) these expenses will be recoverable to it from related Insurance Proceeds, Liquidation Proceeds or amounts drawn out of any fund or under any instrument constituting credit enhancement (respecting which it shall have priority for purposes of withdrawal from the Distribution Account in accordance with the pooling and servicing agreement or servicing agreement).

     However, unless otherwise specified in the related prospectus supplement, neither the master servicer nor any other servicer may acquire title to any multifamily property or commercial property securing a mortgage loan or take any other action that would cause the related trustee, for the benefit of securityholders of the related series, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such mortgaged property within the meaning of federal environmental laws, unless the master servicer or the servicer of the mortgage loan has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the issuing entity), that either:

          (1) the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking actions as are necessary to bring the mortgaged property into compliance with these laws is reasonably likely to produce a greater recovery on a present value basis than not taking those actions; and

          (2) there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if those circumstances or conditions are present for which any such action could be required, taking those actions with respect to the mortgaged property is reasonably likely to produce a greater recovery on a present value basis than not taking those actions. See "Legal Aspects of Mortgage Loans--Environmental Legislation" in this prospectus.

     Neither the master servicer nor any other servicer will be obligated to foreclose upon or otherwise convert the ownership of any mortgaged property securing a single family loan if it has received notice or has actual knowledge that the property may be contaminated with or affected by hazardous wastes or hazardous substances; however, environmental testing will not be required. The master servicer or servicer, as applicable, will not be liable to the securityholders of the related series if, based on its belief that no such contamination or effect exists, the master servicer or such servicer forecloses on a mortgaged property and takes title to the mortgaged property, and thereafter the mortgaged property is determined to be so contaminated or affected.

     With respect to a mortgage loan in default, the master servicer or servicer of the mortgage loan may pursue foreclosure (or similar remedies) concurrently with pursuing any remedy for a breach of a representation and warranty. However, neither the master servicer nor the servicer of the mortgage loan is required to continue to pursue both remedies if it determines that one remedy is more likely than the other to result in a greater recovery. Upon the first to occur of final liquidation (by foreclosure or otherwise) or a repurchase or substitution pursuant to a breach of a representation and warranty, the mortgage loan will be removed from the related issuing entity if it has not been removed previously. The master servicer or servicer may elect to treat a defaulted mortgage loan as having been finally liquidated if a substantial portion or all of the amounts expected to be received from that mortgage loan have been received. Any additional liquidation expenses relating to the mortgage loan thereafter incurred will be reimbursable to the master servicer or servicer, as applicable, from any amounts otherwise distributable to holders of securities of the related series, or may be offset by any subsequent recovery related to the mortgage loan. Alternatively, for purposes of determining the amount of related Liquidation Proceeds to be distributed to securityholders, the amount of any Realized Loss or the amount required to be drawn under any applicable form of credit support, the master servicer and servicer may take into account minimal amounts of additional receipts expected to be received, as well as estimated additional liquidation expenses expected to be incurred in connection with the defaulted mortgage loan.

     As provided above, the master servicer or a servicer may pass through less than the full amount it expects to receive from the related mortgage loan; however, the master servicer or servicer may only do this if the master servicer or servicer reasonably believes it will maximize the proceeds to the securityholders in the aggregate. To the extent the master servicer or servicer receives additional recoveries following liquidation, the amount of the Realized Loss will be restated, and the additional recoveries will be passed through the issuing entity as Liquidation Proceeds. In the event the amount of the Realized Loss is restated, the amount of overcollateralization or the principal balance of the most subordinate class of securities in the issuing entity may be increased. However, the holders of any securities whose principal balance is increased will not be reimbursed interest for the period during which the principal balance of their securities was lower.

     With respect to a series of securities, if so provided in the related prospectus supplement, the applicable form of credit enhancement may provide, to the extent of coverage, that a defaulted mortgage loan will be removed from the issuing entity prior to the final liquidation thereof. In addition, a pooling and servicing agreement or servicing agreement may grant to the depositor, an affiliate of the depositor, the master servicer, a special servicer, a provider of credit enhancement and/or the holder or holders of specified classes of securities of the related series a right of first refusal to purchase from the issuing entity, at a predetermined purchase price, any mortgage loan as to which a specified number of scheduled payments are delinquent. If the purchase price is insufficient to fully fund the entitlements of securityholders to principal and interest, it will be specified in the related prospectus supplement. Furthermore, a pooling and servicing agreement or a servicing agreement may authorize the master servicer or servicer of the mortgage loan to sell any defaulted mortgage loan if and when the master servicer or servicer determines, consistent with the servicing standard, that the sale would produce a greater recovery to securityholders on a present value basis than would liquidation of the related mortgaged property.

     In the event that title to any mortgaged property is acquired by foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale will be issued to the trustee or to its nominee on behalf of securityholders of the related series. Notwithstanding any acquisition of title and cancellation of the related mortgage loan, the REO Mortgage Loan will be considered for most purposes to be an outstanding mortgage loan held in the issuing entity until the mortgaged property is sold and all recoverable Liquidation Proceeds and Insurance Proceeds have been received with respect to the defaulted mortgage loan. For purposes of calculations of amounts distributable to securityholders in respect of an REO Mortgage Loan, the amortization schedule in effect at the time of any acquisition of title (before any adjustment thereto by reason of any bankruptcy or any similar proceeding or any moratorium or similar waiver or grace period) will be deemed to have continued in effect (and, in the case of an ARM Loan, the amortization schedule will be deemed to have adjusted in accordance with any interest rate changes occurring on any adjustment date therefor) so long as the REO Mortgage Loan is considered to remain in the issuing entity.

     If title to any mortgaged property is acquired by an issuing entity as to which a REMIC election has been made, the master servicer, on behalf of the issuing entity, will be required to sell, or cause the servicer of the mortgage loan to sell, the mortgaged property within three years of acquisition, unless
(1) the IRS grants an extension of time to sell the property or (2) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the issuing entity for more than three years after its acquisition will not result in the imposition of a tax on the issuing entity or cause the issuing entity to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related constraints, the master servicer generally will be required to solicit bids, or to cause a servicer to solicit bids, for any mortgaged property so acquired in a manner as will be reasonably likely to realize a fair price for the property. If title to any mortgaged property is acquired by a issuing entity as to which a REMIC election has been made, the master servicer will also



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

be required to ensure that the mortgaged property is administered so that it constitutes "foreclosure property" within the meaning of Section 860G(a)(8) of the Code at all times, that the sale of the property does not result in the receipt by the issuing entity of any income from non-permitted assets as described in Section 860F(a)(2)(B) of the Code, and that the issuing entity does not derive any "net income from foreclosure property" within the meaning of
Section 860G(c)(2) of the Code with respect to the property.

     If Liquidation Proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus accrued interest plus the aggregate amount of reimbursable expenses incurred by the master servicer or the servicer, as applicable, with respect to the mortgage loan, and the shortfall is not covered under any applicable instrument or fund constituting credit enhancement, the issuing entity will realize a loss in the amount of the difference. The master servicer or servicer, as applicable, will be entitled to reimburse itself from the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the distribution of Liquidation Proceeds to securityholders, amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. If so provided in the related prospectus supplement, the applicable form of credit enhancement may provide for reinstatement subject to specified conditions in the event that, following the final liquidation of a mortgage loan and a draw under the credit enhancement, subsequent recoveries are received. In addition, if a gain results from the final liquidation of a defaulted mortgage loan or an REO Mortgage Loan which is not required by law to be remitted to the related mortgagor, the master servicer or servicer, as applicable, will be entitled to retain the gain as additional servicing compensation unless the related prospectus supplement provides otherwise. For a description of the master servicer's (or other specified person's) obligations to maintain and make claims under applicable forms of credit enhancement and insurance relating to the mortgage loans, see "Description of Credit Enhancement" and "Description of Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder" in this prospectus.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES; RETAINED INTEREST

     The principal servicing compensation to be paid to the master servicer in respect of its master servicing activities for a series of securities will be equal to the percentage or range of percentages per annum described in the related prospectus supplement of the outstanding principal balance of each mortgage loan, and this compensation will be retained by it on a monthly or other periodic basis from collections of interest on each mortgage loan in the related issuing entity at the time the collections are deposited into the applicable Distribution Account. This portion of the servicing fee will be calculated with respect to each mortgage loan by multiplying the fee by the principal balance of the mortgage loan. In addition, to the extent not permitted to be retained by the servicer of the mortgage loan, the master servicer may retain all prepayment premiums, assumption fees and late payment charges, to the extent collected from mortgagors, and any benefit which may accrue as a result of the investment of funds in the applicable Distribution Account. Any additional servicing compensation will be described in the related prospectus supplement.

     The principal servicing compensation to be paid to each servicer in respect of its servicing activities for a series of securities will be equal to the percentage or range of percentages per annum described in the related prospectus supplement of the outstanding principal balance of each mortgage loan serviced by such servicer, and this compensation will be retained by it on a monthly or other periodic basis from collections of interest on each mortgage loan in the related issuing entity at the time the collections are deposited into such servicer's Protected Account. This portion of the servicing fee will be calculated with respect to each mortgage loan serviced by a servicer by multiplying the fee by the principal balance of the mortgage loan. In addition, each servicer may retain all prepayment premiums, assumption fees and late payment charges, to the extent collected from mortgagors, and any benefit which may accrue as a result of the investment of funds in its Protected Account. Any additional servicing compensation will be described in the related prospectus supplement.

     The master servicer will pay or cause to be paid some of the ongoing expenses associated with each issuing entity and incurred by it in connection with its responsibilities under the pooling and servicing agreement or servicing agreement, including, if so specified in the related prospectus supplement, payment of any fee or other amount payable in respect of any alternative credit enhancement arrangements, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee and the security registrar, and payment of expenses incurred in enforcing the obligations of the servicers and the Sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of the servicers and the Sellers under limited circumstances. In addition, the master servicer and each servicer will be entitled to reimbursements for some of its expenses incurred in connection with liquidated mortgage loans and in connection with the restoration of mortgaged properties, this right of reimbursement being prior to the rights of securityholders to receive any related Liquidation Proceeds or Insurance Proceeds. If and to the extent so provided in the related prospectus supplement, the master servicer and each servicer will be entitled to receive interest on amounts advanced to cover reimbursable expenses for the period that the advances are outstanding at the rate specified in the prospectus supplement, and the master servicer and each servicer will be entitled to payment of the interest periodically from general collections on the mortgage loans in the related issuing entity prior to any payment to securityholders or as otherwise provided in the related pooling and servicing agreement or servicing agreement and described in the prospectus supplement.

     If and to the extent provided in the related prospectus supplement, the master servicer and the servicers may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to any Prepayment Interest Shortfalls resulting from mortgagor prepayments during that period. See "Yield Considerations" in this prospectus.

                          DESCRIPTION OF THE SECURITIES

GENERAL

     The securities will be issued in series. Each series of certificates (or, in some instances, two or more series of certificates) will be issued pursuant to a pooling and servicing agreement, similar to one of the forms filed as an exhibit to the registration statement of which this prospectus is a part. Each pooling and servicing agreement will be filed with the Commission as an exhibit to a Current Report on Form 8-K. Each series of notes (or, in some instances, two or more series of notes) will be issued pursuant to an indenture between the related issuing entity and the trustee, similar to the form filed as an exhibit to the registration statement of which this prospectus is a part. The issuing entity will be created pursuant to an owner trust agreement between the depositor and the owner trustee. Each indenture, along with the related servicing agreement and owner trust agreement, will be filed with the Commission as an exhibit to a Current Report on Form 8-K. Qualified counsel will render an opinion to the effect that the issuing entity's assets will not be considered assets of the Seller or the depositor in the event of the bankruptcy of the Seller or the depositor. The following summaries (together with additional summaries under "The Agreements" below) describe the material provisions relating to the securities common to each Agreements.

     Certificates of each series covered by a particular pooling and servicing agreement will evidence specified beneficial ownership interests in a separate issuing entity created pursuant to the pooling and servicing agreement. Each series of notes covered by a particular indenture will evidence indebtedness of a separate issuing entity created pursuant to the related owner trust agreement. An issuing entity will consist of, to the extent provided in the pooling and servicing agreement or owner trust agreement:

     o the mortgage loans (and the related mortgage documents) or interests therein (including any mortgage securities) underlying a particular series of securities as from time to time are subject to the pooling and servicing agreement or servicing agreement, exclusive of, if specified in the related prospectus supplement, any interest retained by the depositor or any of its affiliates with respect to each mortgage loan;

     o all payments and collections in respect of the mortgage loans or mortgage securities due after the related cut-off date, as from time to time are identified as deposited in respect thereof in the related Protected Account, Distribution Account or any other account established pursuant to the Agreement as described below;

     o any property acquired in respect of mortgage loans in the issuing entity, whether through foreclosure of a mortgage loan or by deed in lieu of foreclosure;

     o hazard insurance policies, Primary Insurance Policies, FHA insurance policies and VA guarantees, if any, maintained in respect of mortgage loans in the issuing entity and the proceeds of these policies;

     o    U.S. Government Securities;

     o the rights of the depositor under any mortgage loan purchase agreement, including in respect of any representations and warranties therein; and

     o any combination, as and to the extent specified in the related prospectus supplement, of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy, or currency or interest rate exchange agreements as described under "Description of Credit Enhancement" in this prospectus.

     If provided in the related prospectus supplement, the original principal amount of a series of securities may exceed the principal balance of the mortgage loans or mortgage securities initially being delivered to the trustee. Cash in an amount equal to this difference will be deposited into a pre-funding account maintained with the trustee. During the period set forth in the related prospectus supplement, amounts on deposit in the pre-funding account may be used to purchase additional mortgage loans or mortgage securities for the related issuing entity. Any amounts remaining in the pre-funding account at the end of the period will be distributed as a principal prepayment to the holders of the related series of securities at the time and in the manner set forth in the related prospectus supplement.

     Each series of securities may consist of any one or a combination of the following types of classes:

Accretion Directed      A class of securities designated to receive
                        principal payments primarily from the interest that accrues on specified Accrual Classes.

Accrual A class of securities where the accrued interest otherwise payable to such certificates is allocated to specified classes of certificates as principal payments in reduction of their certificate principal balance. The certificate principal balance of the Accrual Class will be increased to the extent such accrued interest is so allocated.

Companion               A class that receives principal payments on any
                        distribution date only if scheduled payments have been made on specified planned amortization classes, targeted amortization classes or scheduled principal classes.

Component               A class consisting of "components." The components
                        of a class of component securities may have different principal and/or interest payment characteristics but together constitute a single class. Each component of a class of component securities may be identified as falling into one or more of the categories in this list.

Fixed Rate              A class with an interest rate that is fixed
                        throughout the life of the class.

Floating Rate           A class that receives interest payments based on an
                        interest rate that fluctuates each payment period based on a designated index, which will be of a type that is customarily used in the debt and fixed income markets to measure the cost of borrowed funds, plus a specified margin.

Interest  Only or IO    A class of securities with no principal balance and
                        which is not entitled to principal payments. Interest usually accrues based on a specified notional amount.

Inverse Floating Rate A class of securities where the pass-through rate adjusts based on the excess between a specified rate and LIBOR or another index, which will be of a type that is customarily used in the debt and fixed income markets to measure the cost of borrowed funds.

Lock Out A class of securities which is "locked out" of certain payments, usually principal, for a specified period of time.

Partial Accrual         A class that accretes a portion of the amount of
                        accrued interest thereon, which amount will be added to the principal balance of such class on each applicable distribution date, with the remainder of such accrued interest to be distributed currently as interest on such class. Such accretion may continue until a specified event has occurred or until such Partial Accrual class is retired.

Principal Only          A class of securities which is not entitled to
                        interest payments.

Planned Amortization    A class of securities with a principal balance
  Class or PAC          that is reduced based on a schedule of
                        principal balances, assuming a certain range of prepayment rates on the underlying assets.

Scheduled Principal     A class that is designed to receive principal
                        payments using a predetermined principal balance schedule but is not designated as a Planned
                        Amortization Class or Targeted Amortization Class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying assets.
                        These two rates are the endpoints for the "structuring range" for the scheduled principal class.

Senior Support          A class that absorbs the realized losses
                        other than excess losses that would otherwise be allocated to a Super Senior Class after the related classes of subordinated securities are no longer outstanding.

Sequential Pay          Classes that receive principal payments in a
                        prescribed sequence, that do not have predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first distribution date on which they receive principal until they are retired. A single class that receives principal payments before or after all other classes in the same series of securities may be identified as a sequential pay class.

Super Senior            A class that will not bear its proportionate
                        share of realized losses (other than excess losses) as its share is directed to another class, referred to as the "support class" until the class principal balance of the support class is reduced to zero.

Target Amortization     A class of securities with a principal balance
  or TAC                that is reduced based on a scheduled of principal
                        balances, assuming a certain targeted rate of prepayments on the related collateral.

Variable Rate           A class with an interest rate that resets
                        periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the mortgage rates borne by the underlying loans).

With respect to any series of notes, the related Equity Certificates, insofar as they represent the beneficial ownership interest in the Issuing Entity, will be subordinate to the related notes. As to each series, the offered securities will be rated in one of the four highest rating categories by one or more Rating Agencies. Credit support for the offered securities of each series may be provided by a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, reserve fund, currency or interest rate exchange agreement, overcollateralization, cross-collateralization or by the subordination of one or more other classes of securities, each, as described under "Description of Credit Enhancement" in this prospectus, or by any combination of the foregoing.

     If so specified in the prospectus supplement relating to a series of certificates, one or more elections may be made to treat the related issuing entity, or a designated portion thereof, as a REMIC. If an election is made with respect to a series of certificates, one of the classes of certificates in the series will be designated as evidencing the sole class of "residual interests" in each related REMIC, as defined in the Code; alternatively, a separate class of ownership interests will evidence the residual interests. All other classes of certificates in the series will constitute "regular interests" in the related REMIC, as defined in the Code. As to each series of certificates as to which a REMIC election is to be made, the master servicer, trustee or other specified entity will be obligated to take specified actions required in order to comply with applicable laws and regulations.

FORM OF SECURITIES

     Except as described below, the offered securities of each series will be issued as physical certificates or notes in fully registered form only in the denominations specified in the related prospectus supplement, and will be transferable and exchangeable at the corporate trust office of the registrar named in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of offered securities, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge. A "securityholder" or "holder" is the entity whose name appears on the records of the registrar (consisting of or including the security register) as the registered holder of a security.

     If so specified in the related prospectus supplement, specified classes of a series of securities will be initially issued through the book-entry facilities of DTC. As to any class of DTC Registered Securities, the recordholder of the securities will be DTC's nominee. DTC is a limited-purpose trust company organized under the laws of the State of New York, which holds securities for its participants and facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes in the accounts of participants. Intermediaries have indirect access to DTC's clearance system.

     If securities are issued as DTC Registered Securities, no Beneficial Owner will be entitled to receive a security representing its interest in registered, certificated form, unless either (1) DTC ceases to act as depository in respect thereof and a successor depository is not obtained, or (2) the depositor elects, with the consent of the Beneficial Owners, to discontinue the registration of the securities through DTC. Prior to one of these events, Beneficial Owners will not be recognized by the trustee or the master servicer as holders of the related securities for purposes of the related pooling and servicing agreement or indenture, and Beneficial Owners will be able to exercise their rights as owners of the securities only indirectly through DTC, participants and Intermediaries. Any Beneficial Owner that desires to purchase, sell or otherwise transfer any interest in DTC Registered Securities may do so only through DTC, either directly if the Beneficial Owner is a participant or indirectly through participants and, if applicable, Intermediaries. Pursuant to the procedures of DTC, transfers of the beneficial ownership of any DTC Registered Securities will be required to be made in minimum denominations specified in the related prospectus supplement. The ability of a Beneficial Owner to pledge DTC Registered Securities to persons or entities that are not participants in the DTC system, or to otherwise act with respect to the securities, may be limited because of the lack of physical certificates or notes evidencing the securities and because DTC may act only on behalf of participants.

     Distributions in respect of the DTC Registered Securities will be forwarded by the trustee or other specified entity to DTC, and DTC will be responsible for forwarding the payments to participants, each of which will be responsible for disbursing the payments to the Beneficial Owners it represents or, if applicable, to Intermediaries. Accordingly, Beneficial Owners may experience delays in the receipt of payments in respect of their securities.

Under DTC's procedures, DTC will take actions permitted to be taken by holders of any class of DTC Registered Securities under the pooling and servicing agreement or indenture only at the direction of one or more participants to whose account the DTC Registered Securities are credited and whose aggregate holdings represent no less than any minimum amount of Percentage Interests or voting rights required therefor. DTC may take conflicting actions with respect to any action of holders of securities of any class to the extent that participants authorize these actions. None of the master servicer, the depositor, the trustee or any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the DTC Registered Securities, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

GLOBAL SECURITIES

     Some of the offered securities may be Global Securities. Except in some limited circumstances, the Global Securities will be available only in book-entry form. Investors in the Global Securities may hold those Global Securities through any of DTC, Clearstream, or Euroclear System (in Europe). The Global Securities will be traceable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors through Clearstream and Euroclear System will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream and Euroclear System and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Clearstream or Euroclear System and DTC participants holding interests in Global Securities will be effected on a delivery-against-payment basis through the respective depositories of Clearstream and Euroclear System (in that capacity) and as DTC participants.

     Non-U.S. holders (as described below) of interests in Global Securities will be subject to U.S. withholding taxes unless those holders meet various requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear System will hold positions on behalf of their participants through their relevant depositary which in turn will hold those positions in their accounts as DTC participants.

     Investors electing to hold their interests in Global Securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their interests in Global Securities through Clearstream or Euroclear System accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Secondary market trading between DTC participants will occur in accordance with DTC rules. Secondary market trading between Clearstream participants or Euroclear System participants will be settled using the procedures applicable to conventional eurobonds in same-day funds. When Global Securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear System participant, the purchaser will send instructions to Clearstream or Euroclear System through a Clearstream participant or Euroclear System participant at least one business day prior to settlement. Clearstream or Euroclear System will instruct the relevant depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in that accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the relevant depositary to the DTC participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear System participant's account. The securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails),the Clearstream or Euroclear System cash debit will be valued instead as of the actual settlement date.

     Clearstream participants and Euroclear System participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear System. Under this approach, they may take on credit exposure to Clearstream or Euroclear System until the Global Securities are credited to their account one day later. As an alternative, if Clearstream or Euroclear System has extended a line of credit to them, Clearstream participants or Euroclear System participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream participants or Euroclear System participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although the result will depend on each Clearstream participant's or Euroclear System participant's particular cost of funds. Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for crediting Global Securities to the respective European depositary for the benefit of Clearstream participants or Euroclear System participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

     Due to time zone differences in their favor, Clearstream participants and Euroclear System participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear System through a Clearstream participant or Euroclear System participant at least one business day prior to settlement. In these cases Clearstream or Euroclear System will instruct the respective depositary, as appropriate, to credit the Global Securities to the DTC participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in that accrual period and a year assumed to consist to 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of Clearstream participant or Euroclear System participant the following day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear System participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream participant or Euroclear System participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream participant's or Euroclear System participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Clearstream or Euroclear System and that purchase interests in Global Securities from DTC participants for delivery to Clearstream participants or Euroclear System participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

     o borrowing through Clearstream or Euroclear System for one day (until the purchase side of the trade is reflected in their Clearstream or Euroclear System accounts) in accordance with the clearing system's customary procedures;

     o borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear System account in order to settle the sale side of the trade; or

     o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear System participant.

     A beneficial owner of interests in Global Securities holding securities through Clearstream or Euroclear System (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined below), unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) that beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate: Exemption for Non-U.S. Persons (Form W-8BEN). Beneficial holders of interests in Global Securities that are Non-U.S. Persons (as defined below) can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of that change.

     A Non-U.S. Person (as defined below), including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Holdership, Exemption or Reduced Rate Certificate). Form W-8BEN may be filed by Noteholders or their agent.

     U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     The holder of an interest in a Global Security or, in the case of a Form W-8BEN or a Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective for three calendar years. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof (except, in the case of a partnership, to the extent provided in regulations), or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust. The term "Non-U.S. Person" means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

EXCHANGEABLE SECURITIES

     General

     As the related prospectus supplement will discuss, some series will include one or more classes of exchangeable securities. In any of these series, the holders specified in the related prospectus supplement will be entitled, after notice and payment to the trustee of an administrative fee, to exchange all or a portion of those classes for proportionate interests in one or more of the other classes of exchangeable securities.

     If the related prospectus supplement describes the issuance of exchangeable securities, all of these classes of exchangeable securities will be listed on the cover of the prospectus supplement. The classes of securities that are exchangeable for one another will be referred to in the related prospectus supplement as "related" to each other, and each related grouping of exchangeable securities will be referred to as a "combination." Each combination of exchangeable securities will be issued by the related issuing entity and, in the aggregate, will represent a distinct combination of uncertificated interests in the issuing entity. At any time after their initial issuance, any class of exchangeable securities may be exchanged for the related class or classes of exchangeable securities. In some cases, multiple classes of exchangeable securities may be exchanged for one or more classes of related exchangeable securities.

     Descriptions in the related prospectus supplement about the securities of that series, including descriptions of principal and interest distributions, registration and denomination of securities, credit enhancement, yield and prepayment considerations and tax, ERISA and legal investment considerations, will also apply to each class of exchangeable securities. The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in, each class of exchangeable securities in a combination. For example, separate decrement tables and yield tables, if applicable, will be included for each class of a combination of exchangeable securities.

     Exchanges

     If a holder elects to exchange its exchangeable securities for related exchangeable securities the following three conditions must be satisfied:

     o the aggregate principal balance of the exchangeable securities received in the exchange, immediately after the exchange, must equal the aggregate principal balance, immediately prior to the exchange, of the exchanged securities--for purposes of this condition, an interest only class will have a principal balance of zero;

     o the annual interest amount payable with respect to the exchangeable securities received in the exchange must equal the aggregate annual interest amount of the exchanged securities; and

     o the class or classes of exchangeable securities must be exchanged in the applicable proportions, if any, described in the related prospectus supplement.

     There are different types of combinations that can exist. Any individual series of securities may have multiple types of combinations. Some examples of combinations include:

     o A class of exchangeable securities with an interest rate that varies directly with changes in an index and a class of exchangeable securities with an interest rate that varies indirectly with changes in an index may be exchangeable for a class of exchangeable securities with a fixed interest rate. In this case, the classes that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the class with a fixed interest rate. In addition, the aggregate principal balance of the two classes that vary with an index would equal the principal balance of the class with the fixed interest rate.

     o An interest only class and principal only class of exchangeable securities may be exchangeable, together, for a class that is entitled to both principal and interest payments. The principal balance of the principal and interest class would be equal to the principal balance of the exchangeable principal only class, and the interest rate on the principal and interest class would be a fixed rate that when applied to the principal balance of this class would generate an annual interest amount equal to the annual interest amount of the exchangeable interest only class.

     o Two classes of principal and interest classes with different fixed interest rates may be exchangeable, together, for a class that is entitled to both principal and interest payments, with a principal balance equal to the aggregate principal balance of the two exchanged classes, and a fixed interest rate that when applied to the principal balance of the exchanged for class, would generate an annual interest amount equal to the aggregate annual interest amount of the two exchanged classes.

     These examples of combinations of exchangeable securities describe combinations of exchangeable securities which differ in their interest characteristics. In some series, a securityholder may be able to exchange its exchangeable securities for other exchangeable securities that have different principal payment characteristics. Examples of these types of combinations include:

     o A class of exchangeable securities that accretes all of its interest for a specified period, with the accreted amount added to the principal balance of the accreting class, and a class of exchangeable securities that receives principal payments from these accretions may be exchangeable, together, for a single class of exchangeable securities that receives payments of principal continuously from the first distribution date on which it receives interest until it is retired.

     o A class of exchangeable securities that is designed to receive principal payments in accordance with a predetermined schedule, or a planned amortization class, and a class of exchangeable securities that only receives principal payments on a distribution date if scheduled payments have been made on the planned amortization class, may be exchangeable, together, for a class of exchangeable securities that receives principal payments without regard to the schedule from the first distribution date on which it receives principal until it is retired.

     A number of factors may limit the ability of an exchangeable securityholder to effect an exchange. For example, the securityholder must own, at the time of the proposed exchange, the class or classes necessary to make the exchange in the necessary proportions. If a securityholder does not own the necessary classes or does not own the necessary classes in the proper proportions, the securityholder may not be able to obtain the desired class of exchangeable securities. The securityholder desiring to make the exchange may not be able to purchase the necessary class from the then-current owner at a reasonable price or the necessary proportion of the needed class may no longer be available due to principal payments or prepayments that have been applied to that class.

     Procedures

     The related prospectus supplement will describe the procedures that must be followed to make an exchange. A securityholder will be required to provide notice to the trustee five business days prior to the proposed exchange date or as otherwise specified in the related prospectus supplement. The notice must include the outstanding principal or notional amount of the securities to be exchanged and to be received, and the proposed exchange date. When the trustee receives this notice, it will provide instructions to the securityholder regarding delivery of the securities and payment of the administrative fee. A securityholder's notice to the trustee will become irrevocable on the second business day prior to the proposed exchange date. Any exchangeable securities in book-entry form will be subject to the rules, regulations and procedures applicable to DTC's book-entry securities.

     If the related prospectus supplement describes exchange proportions for a combination of classes of exchangeable securities, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

     The first payment on an exchangeable security received in an exchange will be made on the distribution date in the month following the month of the exchange or as otherwise described in the related prospectus supplement. This payment will be made to the securityholder of record as of the applicable record date.

ASSIGNMENT OF TRUST FUND ASSETS

     At the time of issuance of a series of securities, the depositor will assign, or cause to be assigned, to the related trustee (or its nominee),without recourse, the mortgage loans or mortgage securities being included in the related issuing entity, together with, all principal and interest received on or with respect to the mortgage loans or mortgage securities after the cut-off date, other than principal and interest due on or before the cut-off date. If specified in the related prospectus supplement, the depositor or any of its affiliates may retain an interest in the issuing entity assets, if any, for itself or transfer the same to others. The trustee will, concurrently with the assignment, deliver the securities of the series to or at the direction of the depositor in exchange for the mortgage loans and/or mortgage securities in the related issuing entity. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement or servicing agreement. The schedule will include, among other things, information as to the principal balance of each mortgage loan in the related issuing entity as of the cut-off date, as well as information respecting the mortgage rate, the currently scheduled monthly payment of principal and interest, the maturity of the mortgage note and the Loan-to-Value Ratio at origination or modification (without regard to any secondary financing).

     In addition, the depositor will, as to each mortgage loan, other than (1) mortgage loans underlying any mortgage securities and (2) Contracts, deliver, or cause to be delivered, to the related trustee (or to the custodian described below) the following documents:

     o the mortgage note endorsed, without recourse, either in blank or to the order of the trustee (or its nominee),

     o the mortgage with evidence of recording indicated on the mortgage (except for any mortgage not returned from the public recording office) or, in the case of a cooperative mortgage loan, on the related financing statement,

     o an assignment of the mortgage in blank or to the trustee (or its nominee) in recordable form (or, with respect to a cooperative mortgage loan, an assignment of the respective security agreements, any applicable UCC financing statements, recognition agreements, relevant stock certificates, related blank stock powers and the related proprietary leases or occupancy agreements),

     o any intervening assignments of the mortgage with evidence of recording on the assignment (except for any assignment not returned from the public recording office),

     o if applicable, any riders or modifications to the mortgage note and mortgage,

     o if the mortgage loan is secured by additional collateral, certain security and assignment documents relating to the pledge of the additional collateral, and

     o any other documents set forth in the related pooling and servicing agreement, mortgage loan purchase agreement or servicing agreement.

The assignments may be blanket assignments covering mortgages on mortgaged properties located in the same county, if permitted by law.

     Notwithstanding the foregoing, an issuing entity may include mortgage loans where the original mortgage note is not delivered to the trustee if the depositor delivers, or causes to be delivered, to the related trustee (or the custodian) a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. In addition, if the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording on the assignment concurrently with the execution and delivery of the related pooling and servicing agreement or servicing agreement because of a delay caused by the public recording office, the depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) a true and correct photocopy of the mortgage or assignment as submitted for recording within one year. The depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) the mortgage or assignment with evidence of recording indicated on the assignment after receipt thereof from the public recording office. If the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording on the mortgage or assignment concurrently with the execution and delivery of the related pooling and servicing agreement or servicing agreement because the mortgage or assignment has been lost, the depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) a true and correct photocopy of the mortgage or assignment with evidence of recording on the mortgage or assignment. If the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording on the mortgage or assignment because the applicable jurisdiction retains the originals of such documents, the depositor will deliver photocopies of such documents containing an original certification by the judicial or other governmental authority of the jurisdiction where such documents were recorded. Assignments of the mortgage loans to the trustee (or its nominee) will be recorded in the appropriate public recording office, except
(1) where recordation is not required by the Rating Agencies rating the applicable securities, (2) in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the mortgage loan or (3) where Mortgage Electronic Registration Systems, Inc. is identified on the mortgage or a properly recorded assignment of mortgage as the mortgagee of record solely as nominee for a Seller and its successors and assigns. In addition, the depositor shall not be required to deliver intervening assignments or mortgage note endorsements between the underlying sellers of the mortgage loans and the Seller, between the Seller and the depositor and between the depositor and the trustee.

     As to each Contract, the depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) the following documents:

     o the original Contract endorsed, without recourse, to the order of the trustee,

     o copies of documents and instruments related to the Contract and the security interest in the Manufactured Home securing the Contract, and

     o a blanket assignment to the trustee of all Contracts in the related issuing entity and the related documents and instruments.

In order to give notice of the right, title and interest of the securityholders to the Contracts, the depositor will cause to be executed and delivered to the trustee a UCC-1 financing statement identifying the trustee as the secured party and identifying all Contracts as collateral.

     The depositor will, as to each mortgage security included in a mortgage pool, deliver, or cause to be delivered, to the related trustee (or the custodian), either (i) cause an electronic transfer of that security or (ii) provide a physical certificate or note evidencing the mortgage security, registered in the name of the related trustee (or its nominee), or endorsed in blank or to the related trustee (or its nominee), or accompanied by transfer documents sufficient to effect a transfer to the trustee (or its nominee).

     The trustee (or the custodian) will hold the documents in trust for the benefit of the related securityholders, and generally will review the documents within 180 days after receipt thereof in the case of documents delivered concurrently with the execution and delivery of the related pooling and servicing agreement or indenture, and within the time period specified in the related pooling and servicing agreement or indenture in the case of all other documents delivered. If any document is found to be missing or defective in any material respect, the trustee (or the custodian) will be required to promptly so notify the master servicer, the depositor, and the related Seller. If the related Seller does not cure the omission or defect within a specified period after notice is given thereto by the trustee, and the omission or defect materially and adversely affects the interests of securityholders in the affected mortgage loan or mortgage security, then, the related Seller will be obligated to repurchase the mortgage loan or mortgage security from the trustee at its purchase price (or, if and to the extent it would otherwise be permitted to do so for a breach of representation and warranty as described under "The Mortgage Pools--Representations of Sellers," to substitute for the mortgage loan or mortgage security). The trustee will be obligated to enforce this obligation of the Seller to the extent described above under "The Mortgage Pools--Representations by Sellers," but there can be no assurance that the applicable Seller will fulfill its obligation to repurchase (or substitute for) the



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

affected mortgage loan or mortgage security as described above. The depositor will not be obligated to repurchase or substitute for the mortgage loan or mortgage security if the Seller defaults on its obligation to do so. This repurchase or substitution obligation constitutes the sole remedy available to the related securityholders and the related trustee for omission of, or a material defect in, a constituent document. Any affected mortgage loan or mortgage security not so repurchased or substituted for shall remain in the related issuing entity.

     The trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the mortgage loans and/or mortgage securities in any mortgage pool, and to maintain possession of and, if applicable, to review, the documents relating to the mortgage loans and/or mortgage securities, in any case as the agent of the trustee. The identity of any custodian to be appointed on the date of initial issuance of the securities will be set forth in the related prospectus supplement. A custodian may be an affiliate of the depositor or the master servicer.

     Except as to mortgage loans underlying any mortgage securities, the Seller will make representations and warranties as to the types and geographical concentrations of the mortgage loans and as to the accuracy of some of the information furnished to the related trustee in respect of each mortgage loan (for example, the original Loan-to-Value Ratio, the principal balance as of the cut-off date, the mortgage rate and maturity). Upon a breach of any of these representations which materially and adversely affects the interests of the securityholders in a mortgage loan, the Seller will be obligated to cure the breach in all material respects, to repurchase the mortgage loan at its purchase price or, to substitute for the mortgage loan a Qualified Substitute Mortgage Loan in accordance with the provisions for substitution by Sellers as described above under "The Mortgage Pools--Representations by Sellers." This repurchase or substitution obligation constitutes the sole remedy available to securityholders or the trustee for a breach of a representation by a Seller. Any mortgage loan not so repurchased or substituted for shall remain in the related issuing entity.

     Pursuant to the related pooling and servicing agreement or servicing agreement, the master servicer for any mortgage pool, either directly or through servicers, will service and administer the mortgage loans included in the mortgage pool and assigned to the related trustee as more fully set forth under "Servicing of Mortgage Loans" in this prospectus. Each of the depositor and the master servicer will make limited representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the pooling and servicing agreement or servicing agreement.

DISTRIBUTION ACCOUNT

     General. The master servicer, trustee or securities administrator, as applicable, will, as to the issuing entity, establish and maintain or cause to be established and maintained a Distribution Account, which will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of securities of the related series. A Distribution Account shall be maintained as an Eligible Account, and the funds held therein may be held as cash or invested in Permitted Investments. The master servicer, trustee or securities administrator, or other entity designated in the related prospectus supplement, will have sole discretion to determine the particular investments made so long as it complies with the investment terms of the related pooling and servicing agreement or the related servicing agreement and indenture. Any Permitted Investments shall not cause the depositor to register under the Investment Company Act of 1940. Any interest or other income earned on funds in the Distribution Account will be paid to the master servicer, trustee or securities administrator, or other entity designated in the related prospectus supplement, as additional compensation or will be available for payments on the securities as provided in the prospectus supplement. If permitted by the Rating Agency or Agencies and so specified in the related prospectus supplement, a Distribution Account may contain funds relating to more than one series of mortgage pass-through certificates or mortgage-backed notes and may contain other funds representing payments on mortgage loans owned by the related master servicer or serviced by it on behalf of others.

     Deposits. With respect to each series of securities, the related master servicer, servicers, trustee or special servicer will be required to deposit or cause to be deposited in the Distribution Account for the related issuing entity within a period following receipt (in the case of collections and payments), the following payments and collections received, or advances made, by the master servicer, the servicers, the trustee or any special servicer subsequent to the cut-off date with respect to the mortgage loans and/or mortgage securities in the issuing entity (other than payments due on or before the cut-off date):



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

     o all payments on account of principal, including principal prepayments, on the mortgage loans;

     o all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion thereof retained by the master servicer, any servicer or any special servicer as its servicing compensation or as compensation to the trustee, and further net of any retained interest of the depositor;

     o    all payments on the mortgage securities;

     o    all payments on the U.S. Government Securities (if any);

     o    all Insurance Proceeds and Liquidation Proceeds;

     o any amounts paid under any instrument or drawn from any fund that constitutes credit enhancement for the related series of securities as described under "Description of Credit Enhancement" in this prospectus;

     o    any advances made as described under "--Advances" below;

     o any Buydown Funds (and, if applicable, investment earnings on the Buydown Funds) required to be paid to securityholders, as described below;

     o any amounts paid by the master servicer and the servicers to cover Prepayment Interest Shortfalls arising out of the prepayment of mortgage loans as described under "Servicing of Mortgage Loans--Servicing and Other Compensation and Payment of Expenses; Retained Interest" in this prospectus;

     o to the extent that any item does not constitute additional servicing compensation to the master servicer, a servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges or prepayment premiums on the mortgage loans;

     o any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the Distribution Account; and

     o any other amounts required to be deposited in the Distribution Account as provided in the related pooling and servicing agreement or the related servicing agreement and indenture and described in this prospectus or in the related prospectus supplement.

     With respect to each buydown mortgage loan, the master servicer will be required to deposit, or cause the related servicer to deposit, the related Buydown Funds provided to it in a Buydown Account which will comply with the requirements set forth in this prospectus with respect to the Distribution Account. The terms of all buydown mortgage loans provide for the contribution of Buydown Funds in an amount equal to or exceeding either (1) the total payments to be made from the funds pursuant to the related buydown plan or (2) if the Buydown Funds are to be deposited on a discounted basis, that amount of Buydown Funds which, together with investment earnings on the Buydown Funds at a rate as will support the scheduled level of payments due under the buydown mortgage loan. Neither the master servicer, any servicer nor the depositor will be obligated to add to any discounted Buydown Funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments. To the extent that any insufficiency is not recoverable from the mortgagor or, in an appropriate case, from the Seller, distributions to securityholders may be affected. With respect to each buydown mortgage loan, the master servicer will be required monthly to withdraw from the Buydown Account and deposit, or cause the servicer of the mortgage loans to withdraw from the Buydown Account and deposit, in the Distribution Account as described above the amount, if any, of the Buydown Funds (and, if applicable, investment earnings on the Buydown Funds) for each buydown mortgage loan that, when added to the amount due from the mortgagor on the buydown mortgage loan, equals the full monthly payment which would be due on the buydown mortgage loan if it were not subject to the buydown plan.

     If the mortgagor on a buydown mortgage loan prepays the mortgage loan in its entirety during the Buydown Period, the master servicer or servicer of the mortgage loan will be required to withdraw from the Buydown Account and remit to the mortgagor or the other designated party in accordance with the related buydown plan any Buydown Funds remaining in the Buydown Account. If a prepayment by a mortgagor during the Buydown Period together with Buydown Funds will result in full prepayment of a buydown mortgage loan, the master servicer or servicer of the mortgage loan generally will be required to withdraw from the Buydown Account and deposit in the Distribution Account the Buydown Funds and investment earnings on the Buydown Funds, if any, which together with the prepayment will result in a prepayment in full; provided that Buydown Funds may not be available to cover a prepayment under some mortgage loan programs. Any Buydown Funds so remitted to the master servicer or the servicer of the mortgage loan in connection with a prepayment described in the preceding sentence will be deemed to reduce the amount that would be required to be paid by the mortgagor to repay fully the related mortgage loan if the mortgage loan were not subject to the buydown plan. Any investment earnings remaining in the Buydown Account after prepayment or after termination of the Buydown Period will be remitted to the related mortgagor or the other designated party pursuant to the Buydown Agreement relating to each buydown mortgage loan. If the mortgagor defaults during the Buydown Period with respect to a buydown mortgage loan and the property securing the buydown mortgage loan is sold in liquidation (either by the master servicer, the servicer of the mortgage loan, the primary insurer, any pool insurer or any other insurer), the master servicer or related servicer will be required to withdraw from the Buydown Account the Buydown Funds and all investment earnings on the Buydown Funds, if any, and either deposit the same in the Distribution Account or, alternatively, pay the same to the primary insurer or the pool insurer, as the case may be, if the mortgaged property is transferred to the insurer and the insurer pays all of the loss incurred in respect of the default.

     Prior to the deposit of funds into the Distribution Account, as described under "--Deposits" above, funds related to the mortgage loans serviced by a master servicer or a servicer may be maintained by a master servicer or a servicer in a Protected Account which will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of securities of the related series. Each Protected Account shall be maintained as an Eligible Account, and the funds held therein may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in a Protected Account will be paid to the master servicer or servicer, as applicable, as additional compensation. If permitted by the Rating Agency or Agencies and so specified in the related prospectus supplement, a Protected Account may contain funds relating to more than one series of mortgage pass-through certificates or mortgage-backed notes and may contain other funds representing payments on mortgage loans owned by the related master servicer or serviced by it on behalf of others. In the event that an issuing entity has multiple servicers, funds from the Protected Accounts may first be remitted to a Master Servicer Collection Account, meeting the same eligibility standards as the Protected Accounts, prior to being deposited into the Distribution Account.

     Withdrawals. With respect to each series of securities, the master servicer, trustee or special servicer generally may make withdrawals from the Distribution Account for the related issuing entity for any one or more of the following purposes, unless otherwise provided in the related agreement and described in the related prospectus supplement:

     (1) to make distributions to the related securityholders on each distribution date;

     (2) to reimburse the master servicer, any servicer or any other specified person for unreimbursed amounts advanced by it in respect of mortgage loans in the issuing entity as described under "--Advances" below, these reimbursements to be made out of amounts received which were identified and applied by the master servicer or a servicer as late collections of interest (net of related servicing fees) on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit enhancement with respect to the mortgage loans;

     (3) to reimburse the master servicer, a servicer or a special servicer for unpaid servicing fees earned by it and some unreimbursed servicing expenses incurred by it with respect to mortgage loans in the issuing entity and properties acquired in respect thereof, these reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular



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

          mortgage loans and properties, and net income collected on the particular properties, with respect to which the fees were earned or the expenses were incurred or out of amounts drawn under any form of credit enhancement with respect to the mortgage loans and properties;

     (4) to reimburse the master servicer, a servicer or any other specified person for any advances described in clause (2) above made by it and any servicing expenses referred to in clause (3) above incurred by it which, in the good faith judgment of the master servicer, the applicable servicer or the other person, will not be recoverable from the amounts described in clauses (2) and (3), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the issuing entity or, if and to the extent so provided by the related pooling and servicing agreement or the related servicing agreement and indenture and described in the related prospectus supplement, only from that portion of amounts collected on the other mortgage loans that is otherwise distributable on one or more classes of subordinate securities of the related series;

     (5) if and to the extent described in the related prospectus supplement, to pay the master servicer, a servicer, a special servicer or another specified entity (including a provider of credit enhancement) interest accrued on the advances described in clause (2) above made by it and the servicing expenses described in clause (3) above incurred by it while these remain outstanding and unreimbursed;

     (6) to reimburse the master servicer, a servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred thereby, as and to the extent described under "The Agreements--Certain Matters Regarding the Master Servicer and the Depositor" in this prospectus;

     (7) if and to the extent described in the related prospectus supplement, to pay the fees of the trustee;

     (8) to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred thereby, as and to the extent described under "The Agreements--Some Matters Regarding the Trustee" in this prospectus;

     (9) to pay the master servicer or the trustee, as additional compensation, interest and investment income earned in respect of amounts held in the Distribution Account;

     (10) to pay (generally from related income) the master servicer, a servicer or a special servicer for costs incurred in connection with the operation, management and maintenance of any mortgaged property acquired by the issuing entity by foreclosure or by deed in lieu of foreclosure;

     (11) if one or more elections have been made to treat the issuing entity or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the issuing entity or its assets or transactions, as and to the extent described under "Federal Income Tax Consequences--REMICS--Prohibited Transactions and Other Possible REMIC Taxes" in this prospectus;

     (12) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect thereof in connection with the liquidation of the mortgage loan or property;

     (13) to pay for the cost of various opinions of counsel obtained pursuant to the related pooling and servicing agreement or the related servicing agreement and indenture for the benefit of the related securityholders;

     (14) to pay to itself, the depositor, a Seller or any other appropriate person all amounts received with respect to each mortgage loan purchased, repurchased or removed from the issuing entity pursuant to the terms of the related pooling and servicing agreement or the related servicing agreement and indenture and not required to be distributed as of the date on which the related purchase price is determined;

     (15) to make any other withdrawals permitted by the related pooling and servicing agreement or the related servicing agreement and indenture and described in the related prospectus supplement;

     (16) to pay for costs and expenses incurred by the issuing entity for environmental site assessments performed with respect to multifamily or commercial properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on that mortgaged properties, as described under "Servicing of Mortgage Loans--Realization Upon or Sale of Defaulted Mortgage Loans" in this prospectus; and

     (17) to clear and terminate the Distribution Account upon the termination of the issuing entity.

DISTRIBUTIONS

     Distributions on the securities of each series will be made by or on behalf of the related trustee or securities administrator, as applicable, on each distribution date as specified in the related prospectus supplement from the available funds for the series and the distribution date. The available funds for any series of securities and any distribution date will generally refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage loans and/or mortgage securities and any other assets included in the related issuing entity that are available for distribution to the securityholders of the series on that date. The particular components of the available funds for any series on each distribution date will be more specifically described in the related prospectus supplement.

     Distributions on the securities of each series (other than the final distribution in retirement of any certificate) will be made to the persons in whose names the securities are registered on the Record Date, and the amount of each distribution will be determined as of the Determination Date. All distributions with respect to each class of securities on each distribution date will be allocated in accordance with the holder's Percentage Interest in a particular class. Payments will be made either by wire transfer in immediately available funds to the account of a securityholder at a bank or other entity having appropriate facilities therefor, if the securityholder has provided the trustee or other person required to make the payments with wiring instructions no later than five business days prior to the related Record Date or other date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, the securityholder holds securities in any requisite amount or denomination specified therein), or by check mailed to the address of the securityholder as it appears on the security register; provided, however, that the final distribution in retirement of any class of securities will be made only upon presentation and surrender of the securities at the location specified in the notice to securityholders of the final distribution.

DISTRIBUTIONS OF INTEREST AND PRINCIPAL ON THE SECURITIES

     Each class of securities of each series, other than Strip Securities and REMIC Residual Certificates that have no security interest rate, may have a different per annum rate at which interest accrues on that class of securities, which may be fixed, variable or adjustable, or any combination of rates. The related prospectus supplement will specify the security interest rate or, in the case of a variable or adjustable security interest rate, the method for determining the security interest rate, for each class. The related prospectus supplement will specify whether interest on the securities of the series will be calculated on the basis of a 360-day year consisting of twelve 30-day months or on a different method.

     Distributions of interest in respect of the securities of any class, other than any class of Accrual Securities, Strip Securities or REMIC Residual Certificates that is not entitled to any distributions of interest, will be made on each distribution date based on the accrued interest for the class and the distribution date, subject to the sufficiency of the portion of the available funds allocable to the class on the distribution date. Prior to the time interest is distributable on any class of Accrual Securities, the amount of accrued interest otherwise distributable on the class will be added to the principal balance thereof on each distribution date. With respect to each class of interest-bearing securities, accrued interest for each distribution date will be equal to interest at the applicable security interest rate accrued for a specified period (generally one month) on the outstanding principal balance thereof immediately prior to the distribution date. Accrued interest for each distribution date on Strip Securities entitled to distributions of interest will be similarly calculated except that it will accrue on a notional amount that is based on either (1) the principal balances of some or all of the mortgage loans and/or mortgage securities in the related issuing entity or (2) the principal balances of one or more other classes of securities of the same series. Reference to a notional amount with respect to a class of Strip Securities is solely for convenience in making calculations of accrued interest and does not represent the right to receive any distribution of principal. If so specified in the related prospectus supplement, the amount of accrued interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the principal balance of) one or more classes of the securities of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield Considerations" in this prospectus, exceed the amount of any sums (including, if and to the extent specified in the related prospectus supplement, the master servicer's or applicable servicer's servicing compensation) that are applied to offset the shortfalls. The particular manner in which the shortfalls will be allocated among some or all of the classes of securities of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of accrued interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the principal balance of) a class of offered securities may be reduced as a result of any other contingencies, including delinquencies, losses and Deferred Interest on or in respect of the related mortgage loans or application of the Relief Act with respect to the mortgage loans. Any reduction in the amount of accrued interest otherwise distributable on a class of securities by reason of the allocation to the class of a portion of any Deferred Interest on or in respect of the related mortgage loans will result in a corresponding increase in the principal balance of the class.

     As and to the extent described in the related prospectus supplement, distributions of principal with respect to a series of securities will be made on each distribution date to the holders of the class or classes of securities of the series entitled thereto until the principal balance or balances of the securities have been reduced to zero. In the case of a series of securities which includes two or more classes of securities, the timing, order, priority of payment or amount of distributions in respect of principal, and any schedule or formula or other provisions applicable to the determination thereof (including distributions among multiple classes of senior securities or subordinate securities), shall be as set forth in the related prospectus supplement. Distributions of principal with respect to one or more classes of securities may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage loans and/or mortgage securities in the related issuing entity, may not commence until the occurrence of events such as the retirement of one or more other classes of securities of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage loans and/or mortgage securities. In addition, distributions of principal with respect to one or more classes of securities may be made, subject to available funds, based on a specified principal payment schedule and, with respect to one or more classes of securities, may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage loans and/or mortgage securities in the related issuing entity are received.

PRE-FUNDING ACCOUNT

     If so specified in the related prospectus supplement, the pooling and servicing agreement or other agreement may provide for the transfer by the Sellers of additional mortgage loans to the related issuing entity after the Closing Date. The additional mortgage loans will be required to conform to the requirements set forth in the related pooling and servicing agreement or other agreement providing for the transfer, and will be underwritten to the same standards as the mortgage loans initially included in the issuing entity as described in the prospectus supplement. As specified in the related prospectus supplement, the transfer may be funded by the establishment of a pre-funding account established with the trustee. If a pre-funding account is established, all or a portion of the proceeds of the sale of one or more classes of securities of the related series will be deposited in the account to be released as additional mortgage loans are transferred. A pre-funding account will be required to be maintained as an Eligible Account, the amounts therein may be required to be invested in Permitted Investments and the amount held therein shall at no time exceed 50% of the proceeds of the offering of the related securities. The related pooling and servicing agreement or other agreement providing for the transfer of additional mortgage loans generally will provide that the transfers must be made within up to three months (with respect to any series of certificates) or up to, but not in excess of, one year (with respect to any series of notes) after the Closing Date, and that amounts set aside to fund the transfers (whether in a pre-funding account or otherwise) and not so applied within the required period of time will be deemed to be principal prepayments and applied in the manner set forth in the prospectus supplement. To the extent amounts in any pre-funding account have not been used to purchase additional mortgage loans, holders of the securities may receive an additional prepayment, which may affect their yield to maturity. In addition, securityholders may not be able to reinvest amounts received from any pre-funding account in comparable securities, or may only be able to do so at a lower interest rate.

DISTRIBUTIONS ON THE SECURITIES IN RESPECT OF PREPAYMENT PREMIUMS

     Prepayment premiums will generally be retained by the master servicer, a servicer, or by the Seller as additional compensation. However, if so provided in the related prospectus supplement, prepayment premiums received on or in connection with the mortgage loans or mortgage securities in any issuing entity will be distributed on each distribution date to the holders of the class or classes of securities of the related series entitled thereto in accordance with the provisions described in the prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the mortgage loans and/or mortgage securities in any issuing entity (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit enhancement or applied against overcollateralization) will be allocated among the respective classes of securities of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, these allocations may result in reductions in the entitlements to interest and/or principal balances of one or more classes of securities, or may be effected simply by a prioritization of payments among classes of securities.

ADVANCES

     If and to the extent provided in the related prospectus supplement, and subject to any limitations specified therein, the related master servicer or any servicer will be obligated to advance, or have the option of advancing, on or before each distribution date, from its own funds or from excess funds held in the related Master Servicer Collection Account or Protected Account that are not part of the available funds for the related series of securities for that distribution date, an amount up to the aggregate of any scheduled payments of interest (and, if specified in the related prospectus supplement, principal) on the mortgage loans that were delinquent on, or not received by, the related Determination Date (or such other date specified in the Agreement, but in any event prior to the related distribution date). No notice will be given to the certificateholders of these advances. Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of securities entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made from the master servicer's or a servicer's own funds will be reimbursable out of related recoveries on the mortgage loans (including, to the extent described in the prospectus supplement, amounts received under any fund or instrument constituting credit enhancement) respecting which advances were made and other specific sources as may be identified in the related prospectus supplement, including amounts which would otherwise be payable to the offered securities. No Nonrecoverable Advance will be required to be made by the master servicer or a servicer; and, if previously made by a master servicer or a servicer, a Nonrecoverable Advance will be reimbursable from any amounts in the related Master Servicer Collection Account or Protected Account prior to any distributions being made to the related series of securityholders. If advances have been made from excess funds in a Master Servicer Collection Account, the master servicer will be required to replace the funds in such account on any future distribution date to the extent that funds then in such account are insufficient to permit full distributions to securityholders on that date. If so specified in the related prospectus supplement, the obligation of a master servicer or a servicer to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, a surety bond, will be set forth in the related prospectus supplement. If any person other than the master servicer has any obligation to make advances as described above, the related prospectus supplement will identify the person. If and to the extent so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on the advances for the period that the advances are outstanding at the rate specified in the prospectus supplement, and the entity will be entitled to payment of the interest periodically from general collections on the mortgage loans in the related issuing entity prior to any payment to securityholders or as otherwise provided in the related pooling and servicing agreement or servicing agreement and



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

described in the prospectus supplement. As specified in the related prospectus supplement with respect to any series of securities as to which the issuing entity includes mortgage securities, the advancing obligations with respect to the underlying mortgage loans will be pursuant to the terms of the mortgage securities, as may be supplemented by the terms of the applicable pooling and servicing agreements or servicing agreements for such mortgage securities, and may differ from the provisions described above.

MODIFICATIONS

     In instances in which a mortgage loan is in default or if default is reasonably foreseeable, and if determined by the master servicer to be in the best interest of the securityholders, the master servicer or servicer may permit servicing modifications of the mortgage loan rather than proceeding with foreclosure. However, the master servicer's and the servicer's ability to perform servicing modifications will be subject to some limitations, including but not limited to the following:

     o Advances and other amounts may be added to the outstanding principal balance of a mortgage loan only once during the life of a mortgage loan.

     o Any amounts added to the principal balance of the mortgage loan, or capitalized amounts added to the mortgage loan, will be required to be fully amortized over the remaining term of the mortgage loan.

     o All capitalizations are to be implemented in accordance with the sponsor's standards and may be implemented only by servicers that have been approved by the master servicer for that purpose.

     o The final maturity of any mortgage loan shall not be extended beyond the assumed final distribution date.

     o No servicing modification with respect to a mortgage loan will have the effect of reducing the mortgage rate below one half of the mortgage rate as in effect on the cut off date, but not less than the servicing fee rate.

     Any advances made on any mortgage loan will be reduced to reflect any related servicing modifications previously made. The mortgage rate and Net Mortgage Rate as to any mortgage loan will be deemed not reduced by any servicing modification, so that the calculation of accrued certificate interest (as defined in the prospectus supplement) payable on the offered securities will not be affected by the servicing modification.

REPORTS TO SECURITYHOLDERS

     With each distribution to securityholders of a particular class of offered securities, the related master servicer, trustee or other specified person will make available to each holder of record of the class of securities a monthly statement or statements with respect to the related issuing entity setting forth the information specifically described in the related prospectus supplement and the related pooling and servicing agreement or the related servicing agreement or indenture.

     In addition, within a reasonable period of time after the end of each calendar year, the master servicer, trustee or securities administrator, as applicable, will furnish a report to each holder of record of a class of offered securities at any time during the calendar year or, in the event the person was a holder of record of a class of securities during a portion of the calendar year, for the applicable portion of the year. Reports, whether monthly or annual, will be transmitted in the method described in the related prospectus supplement to the holder of record of the class of securities contemporaneously with the distribution on that particular class. In addition, the monthly reports will be posted on a website as described below under "Available Information" and "Reports to Securityholders" in this prospectus.



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

                        DESCRIPTION OF CREDIT ENHANCEMENT

GENERAL

     As set forth below and in the applicable prospectus supplement, credit enhancement may be provided by one or more of a financial guaranty insurance policy, a special hazard insurance policy, a mortgage pool insurance policy or a letter of credit. In addition, if provided in the applicable prospectus supplement, in lieu of or in addition to any or all of the foregoing arrangements, credit enhancement may be in the form of a reserve fund to cover the losses, subordination of one or more classes of subordinate securities for the benefit of one or more classes of senior securities, of cross-collateralization or overcollateralization, or a combination of the foregoing. The credit support may be provided by an assignment of the right to receive specified cash amounts, a deposit of cash into a reserve fund or other pledged assets, or by guarantees provided by a third-party or any combination thereof identified in the applicable prospectus supplement. Each component will have limitations and will provide coverage with respect to Realized Losses on the related mortgage loans. Credit support will cover Defaulted Mortgage Losses, but coverage may be limited or unavailable with respect to Special Hazard Losses, Fraud Losses, Bankruptcy Losses and Extraordinary Losses. To the extent that the credit support for the offered securities of any series is exhausted, the holders thereof will bear all further risk of loss.

     The amounts and types of credit enhancement arrangements as well as the providers thereof, if applicable, with respect to the offered securities of each series will be set forth in the related prospectus supplement. To the extent provided in the applicable prospectus supplement and the pooling and servicing agreement or indenture, the credit enhancement arrangements may be periodically modified, reduced and substituted for based on the aggregate outstanding principal balance of the mortgage loans covered thereby or the principal amount or interest due on one or more classes of securities. See "Description of Credit Enhancement--Reduction or Substitution of Credit Enhancement" in this prospectus. If specified in the applicable prospectus supplement, the coverage provided by one or more forms of external credit support (for example, financial guaranty insurance or other insurance policies) may apply concurrently to one or more related loan groups. If applicable, the related prospectus supplement will identify the loan groups to which the external credit support relates and the manner of determining the amount of the coverage provided and the application of the coverage to the identified loan groups.

     In general, references to "mortgage loans" under this "Description of Credit Enhancement" section are to mortgage loans in a issuing entity. However, if so provided in the prospectus supplement for a series of securities, any mortgage securities included in the related issuing entity and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each form of credit support, the information indicated below with respect thereto, to the extent the information is material and available.

SUBORDINATE SECURITIES

     If so specified in the related prospectus supplement, one or more classes of securities of a series may be subordinate securities. Subordinate securities may be offered securities. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate securities to receive distributions from the Distribution Account on any distribution date will be subordinated to the corresponding rights of the holders of senior securities. In addition, as provided in the prospectus supplement, losses or shortfalls will be allocated to subordinate securities before they are allocated to more senior securities. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) some types of losses or shortfalls. The related prospectus supplement will set forth information concerning the manner and amount of subordination provided by a class or classes of subordinate securities in a series and the circumstances under which the subordination will be available.

CROSS-COLLATERALIZATION

     If the mortgage loans and/or mortgage securities in any issuing entity are divided into separate groups, each supporting a separate class or classes of securities of the related series, credit enhancement may be provided by cross-collateralization support provisions requiring that distributions be made on senior securities evidencing interests in one group of mortgage loans and/or mortgage securities prior to distributions on subordinate securities



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

evidencing interests in a different group of mortgage loans and/or mortgage securities within the issuing entity. The prospectus supplement for a series that includes a cross-collateralization provision will describe the manner and conditions for applying the provisions.

OVERCOLLATERALIZATION

     If so specified in the related prospectus supplement, interest collections on the mortgage loans may exceed interest payments on the offered securities for the related distribution date. The excess interest may be deposited into a reserve fund or applied as a payment of principal on the securities. To the extent excess interest is applied as principal payments on the securities, the effect will be to reduce the principal balance of the securities relative to the outstanding balance of the mortgage loans, thereby creating overcollateralization and additional protection to the securityholders, as specified in the related prospectus supplement. If so provided in the related prospectus supplement, overcollateralization may also be provided as to any series of securities by the issuance of securities in an initial aggregate principal amount which is less than the aggregate principal amount of the related mortgage loans.

FINANCIAL GUARANTY INSURANCE POLICY

     If so specified in the related prospectus supplement, a financial guaranty insurance policy may be obtained and maintained for a class or series of securities. The insurer with respect to a financial guaranty insurance policy will be described in the related prospectus supplement.

     A financial guaranty insurance policy will be unconditional and irrevocable and will guarantee to holders of the applicable securities that an amount equal to the full amount of payments due to the holders will be received by the trustee or its agent on behalf of the holders for payment on each distribution date. The specific terms of any financial guaranty insurance policy will be set forth in the related prospectus supplement. A financial guaranty insurance policy may have limitations and generally will not insure the obligation of the Sellers or the master servicer to repurchase or substitute for a defective mortgage loan, will not insure Prepayment Interest Shortfalls or interest shortfalls due to the application of the Relief Act and will not guarantee any specific rate of principal payments. The insurer will be subrogated to the rights of each holder to the extent the insurer makes payments under the financial guaranty insurance policy.

MORTGAGE POOL INSURANCE POLICIES

     Any mortgage pool insurance policy obtained by the depositor for an issuing entity will be issued by the insurer named in the applicable prospectus supplement. Each mortgage pool insurance policy will cover Defaulted Mortgage Losses in an amount equal to a percentage specified in the applicable prospectus supplement of the aggregate principal balance of the mortgage loans on the cut-off date, or will cover a portion of Defaulted Mortgage Losses on any mortgage up to a specified percentage of the Value of that mortgage loan. As set forth under "Maintenance of Credit Enhancement" in this prospectus, the master servicer will use reasonable efforts to maintain, or cause the servicers to maintain, any mortgage pool insurance policy and to present claims thereunder to the insurer on behalf of itself, the related trustee and the related securityholders. The mortgage pool insurance policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted mortgage loans and only upon satisfaction of the terms of the related policy. Any exceptions to coverage will be described in the related prospectus supplement. Unless specified in the related prospectus supplement, the mortgage pool insurance policies may not cover losses due to a failure to pay or denial of a claim under a Primary Insurance Policy, irrespective of the reason therefor.

LETTER OF CREDIT

     If any component of credit enhancement as to the offered securities of a series is to be provided by a letter of credit, a bank will deliver to the related trustee an irrevocable letter of credit. The letter of credit may provide direct coverage with respect to the mortgage loans. The bank that delivered the letter of credit, as well as the amount available under the letter of credit with respect to each component of credit enhancement, will be specified in the applicable prospectus supplement. If so specified in the related prospectus supplement, the letter of credit may



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

permit draws only in the event of certain types of losses and shortfalls.
The letter of credit may also provide for the payment of required advances which the master servicer or any servicer fails to make. The amount available under the letter of credit will, in all cases, be reduced to the extent of any unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The letter of credit will expire on the expiration date set forth in the related prospectus supplement, unless earlier terminated or extended in accordance with its terms.

SPECIAL HAZARD INSURANCE POLICIES

     Any special hazard insurance policy covering Special Hazard Losses obtained by the depositor for an issuing entity will be issued by the insurer named in the applicable prospectus supplement. Each special hazard insurance policy will, subject to limitations described below, protect holders of the related series of securities from Special Hazard Losses. See "Description of Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder" in this prospectus. However, a special hazard insurance policy will not cover losses occasioned by war, civil insurrection, some governmental actions, errors in design, faulty workmanship or materials (except under some circumstances), nuclear reaction, chemical contamination, waste by the mortgagor and other risks. Aggregate claims under a special hazard insurance policy will be limited to the amount set forth in the related prospectus supplement and will be subject to reduction as described in the related prospectus supplement.

     Subject to the foregoing limitations, a special hazard insurance policy will provide that, where there has been damage to property securing a foreclosed mortgage loan (title to which has been acquired by the insured) and to the extent the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the master servicer, special servicer or the servicer, the insurer will pay the lesser of (1) the cost of repair or replacement of the property or (2) upon transfer of the property to the insurer, the unpaid principal balance of the mortgage loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest at the mortgage rate to the date of claim settlement and expenses incurred by the master servicer, special servicer or servicer with respect to the property. If the property is transferred to a third party in a sale approved by the issuer of the special hazard insurance policy, the amount that the issuer will pay will be the amount under (2) above reduced by the net proceeds of the sale of the property. No claim may be validly presented under the special hazard insurance policy unless hazard insurance on the property securing a defaulted mortgage loan has been kept in force and other reimbursable protection, preservation and foreclosure expenses have been paid (all of which must be approved in advance by the issuer of the special hazard insurance policy). If the unpaid principal balance plus accrued interest and expenses is paid by the insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will further reduce coverage by that amount. Restoration of the property with the proceeds described under (1) above will satisfy the condition under each mortgage pool insurance policy that the property be restored before a claim under the mortgage pool insurance policy may be validly presented with respect to the defaulted mortgage loan secured by the property. The payment described under (2) above will render presentation of a claim in respect of the mortgage loan under the related mortgage pool insurance policy unnecessary. Therefore, so long as a mortgage pool insurance policy remains in effect, the payment by the insurer under a special hazard insurance policy of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and expenses will not affect the total Insurance Proceeds paid to securityholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and mortgage pool insurance policy.

     As and to the extent set forth in the applicable prospectus supplement, coverage in respect of Special Hazard Losses for a series of securities may be provided, in whole or in part, by a type of instrument other than a special hazard insurance policy or by means of a special hazard representation of the Seller or the depositor.

RESERVE FUNDS

     If so provided in the related prospectus supplement, the depositor will deposit or cause to be deposited in a reserve fund any combination of cash, one or more irrevocable letters of credit or one or more Permitted Investments in specified amounts, or any other instrument satisfactory to the relevant Rating Agency or Agencies, which will be applied and maintained in the manner and under the conditions specified in the prospectus supplement. In the alternative or in addition to the deposit, to the extent described in the related prospectus supplement, a reserve fund



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


may be funded through application of all or a portion of amounts otherwise payable on any related subordinate securities, from the retained interest of the depositor or otherwise. To the extent that the funding of the reserve fund is dependent on amounts otherwise payable on related subordinate securities, any retained interest of the depositor or other cash flows attributable to the related mortgage loans or reinvestment income, the reserve fund may provide less coverage than initially expected if the cash flows or reinvestment income on which the funding is dependent are lower than anticipated. In addition, with respect to any series of securities as to which credit enhancement includes a letter of credit, if so specified in the related prospectus supplement, if specified conditions are met, the remaining amount of the letter of credit may be drawn by the trustee and deposited in a reserve fund. Amounts in a reserve fund may be distributed to securityholders, or applied to reimburse the master servicer or a servicer for outstanding advances, or may be used for other purposes, in the manner and to the extent specified in the related prospectus supplement. The related prospectus supplement will disclose whether a reserve fund is part of the related issuing entity. If set forth in the related prospectus supplement, a reserve fund may provide coverage to more than one series of securities.

     In connection with the establishment of any reserve fund, the reserve fund will be structured so that the trustee will have a perfected security interest for the benefit of the securityholders in the assets in the reserve fund. However, to the extent that the depositor, any affiliate thereof or any other entity has an interest in any reserve fund, in the event of the bankruptcy, receivership or insolvency of that entity, there could be delays in withdrawals from the reserve fund and corresponding payments to the securityholders which could adversely affect the yield to investors on the related securities.

     Amounts deposited in any reserve fund for a series will be invested in Permitted Investments by, or at the direction of, and for the benefit of the master servicer or any other person named in the related prospectus supplement.

CASH FLOW AGREEMENTS

     If so provided in the related prospectus supplement, the issuing entity may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The principal terms of a guaranteed investment contract or other cash flow agreement, and the identity of the obligor, will be described in the prospectus supplement for a series of notes.

MAINTENANCE OF CREDIT ENHANCEMENT

     To the extent that the applicable prospectus supplement does not expressly provide for alternative credit enhancement arrangements in lieu of some or all of the arrangements mentioned below, the following paragraphs shall apply.

     If a financial guaranty insurance policy has been obtained for one or more classes of securities of a series, the trustee will be obligated to exercise reasonable efforts to keep the financial guaranty insurance policy in full force and effect throughout the term of the applicable pooling and servicing agreement or servicing agreement, until the specified class or classes of securities have been paid in full, unless coverage thereunder has been exhausted through payment of claims, or until the financial guaranty insurance policy is replaced in accordance with the terms of the applicable pooling and servicing agreement or servicing agreement. The trustee will agree to remit the premiums for each financial guaranty insurance policy, from available funds of the related issuing entity, in accordance with the provisions and priorities set forth in the applicable pooling and servicing agreement or servicing agreement, on a timely basis. In the event the insurer ceases to be a qualified insurer as described in the related prospectus supplement, or fails to make a required payment under the related financial guaranty insurance policy, neither the trustee nor any other person will have any obligation to replace the insurer. Any losses associated with any reduction or withdrawal in rating by an applicable Rating Agency shall be borne by the related securityholders.

     If a mortgage pool insurance policy has been obtained for some or all of the mortgage loans related to a series of securities, the master servicer will be obligated to exercise reasonable efforts to keep the mortgage pool insurance policy (or an alternate form of credit support) in full force and effect throughout the term of the applicable pooling and servicing agreement or servicing agreement to the extent provided in the related prospectus supplement. The master servicer will agree to pay the premiums for each mortgage pool insurance policy on a timely basis. In the event the pool insurer ceases to be a qualified insurer because it ceases to be qualified by law to transact pool insurance business or coverage is terminated for any reason other than exhaustion of the coverage, the master servicer will use reasonable efforts to obtain from another qualified insurer a replacement insurance policy comparable to the mortgage pool insurance policy with a total coverage equal to the then outstanding coverage of the mortgage pool insurance policy, provided that, if the cost of the replacement policy is greater than the cost of the mortgage pool insurance policy, the coverage of the replacement policy will, unless otherwise agreed to by the depositor, be reduced to a level such that its premium rate does not exceed the premium rate on the mortgage pool insurance policy.

     If a letter of credit or alternate form of credit enhancement has been obtained for a series, the trustee will be obligated to exercise reasonable efforts cause to be kept or to keep the letter of credit (or an alternate form of credit support) in full force and effect throughout the term of the applicable pooling and servicing agreement or indenture, unless coverage thereunder has been exhausted through payment of claims or otherwise, or substitution therefor is made as described below under "--Reduction or Substitution of Credit Enhancement." Unless otherwise specified in the applicable prospectus supplement, if a letter of credit obtained for a series of securities is scheduled to expire prior to the date the final distribution on the securities is made and coverage under the letter of credit has not been exhausted and no substitution has occurred, the trustee will draw the amount available under the letter of credit and maintain the amount in trust for the securityholders.

     If a special hazard insurance policy has been obtained for the mortgage loans related to a series of securities, the master servicer will also be obligated to exercise reasonable efforts to maintain and keep the policy in full force and effect throughout the term of the applicable pooling and servicing agreement or servicing agreement, unless coverage thereunder has been exhausted through payment of claims or otherwise or substitution therefor is made as described below under "--Reduction or Substitution of Credit Enhancement." If coverage for Special Hazard Losses takes the form of a special hazard insurance policy, the policy will provide coverage against risks of the type described in this prospectus under "Description of Credit Enhancement--Special Hazard Insurance Policies." The master servicer may obtain a substitute policy for the existing special hazard insurance policy if prior to the substitution the master servicer obtains written confirmation from the Rating Agency or Agencies that rated the related securities that the substitution shall not adversely affect the then-current ratings assigned to the securities by the Rating Agency or Agencies.

     The master servicer, on behalf of itself, the trustee and securityholders, will provide the trustee information required for the trustee to draw under the letter of credit and will present claims to each pool insurer, to the issuer of each special hazard insurance policy, and, in respect of defaulted mortgage loans for which there is no servicer, to each primary insurer and take any reasonable steps as are necessary to permit recovery under the letter of credit, insurance policies or comparable coverage respecting defaulted mortgage loans or mortgage loans which are the subject of a bankruptcy proceeding. As set forth above, all collections by the master servicer under any mortgage pool insurance policy or any Primary Insurance Policy and, where the related property has not been restored, a special hazard insurance policy, are to be deposited in the related Distribution Account, subject to withdrawal as described above. All draws under any letter of credit are also to be deposited in the related Distribution Account. In those cases in which a mortgage loan is serviced by a servicer, the servicer, on behalf of itself, the trustee and the securityholders will present claims to the primary insurer, and all paid claims shall initially be deposited in a Protected Account prior to being delivered to the master servicer for ultimate deposit to the related Distribution Account.

     If any property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy or any applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any financial guaranty insurance policy, mortgage pool insurance policy, letter of credit or any related Primary Insurance Policy, neither the master servicer nor any servicer is required to expend its own funds to restore the damaged property unless it determines (1) that the restoration will increase the proceeds to one or more classes of securityholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and (2) that the expenses will be recoverable by it through liquidation Proceeds or Insurance Proceeds. If recovery under any financial guaranty insurance policy, mortgage pool insurance policy, letter of credit or any related Primary Insurance Policy is not available because the master servicer or a servicer has been unable to make the above determinations, has made the determinations incorrectly or recovery is not available for any other reason, the master servicer and each servicer is nevertheless obligated to follow the normal practices and procedures (subject to the preceding sentence) as it deems necessary or advisable to realize upon the defaulted mortgage loan and in the event the determinations have been incorrectly made, is entitled to reimbursement of its expenses in connection with the restoration.

REDUCTION OR SUBSTITUTION OF CREDIT ENHANCEMENT

     The amount of credit support provided pursuant to any form of credit enhancement may be reduced. In most cases, the amount available pursuant to any form of credit enhancement will be subject to periodic reduction in accordance with a schedule or formula on a nondiscretionary basis pursuant to the terms of the related pooling and servicing agreement or indenture. Additionally, in most cases, the form of credit support (and any replacements therefor) may be replaced, reduced or terminated, and the formula used in calculating the amount of coverage with respect to Bankruptcy Losses, Special Hazard Losses or Fraud losses may be changed, without the consent of the securityholders, upon the written assurance from each applicable Rating Agency that its then-current rating of the related series of securities will not be adversely affected. Furthermore, in the event that the credit rating of any obligor under any applicable credit enhancement is downgraded, the credit rating or ratings of the related series of securities may be downgraded to a corresponding level, and, neither the master servicer nor any other person will be obligated to obtain replacement credit support in order to restore the rating or ratings of the related series of securities. The master servicer will also be permitted to replace the credit support with other credit enhancement instruments issued by obligors whose credit ratings are equivalent to the downgraded level and in lower amounts which would satisfy the downgraded level, provided that the then-current rating or ratings of the related series of securities are maintained. Where the credit support is in the form of a reserve fund, a permitted reduction in the amount of credit enhancement will result in a release of all or a portion of the assets in the reserve fund to the depositor, the master servicer or the other person that is entitled thereto. Any assets so released will not be available for distributions in future periods.

              OTHER FINANCIAL OBLIGATIONS RELATED TO THE SECURITIES

DERIVATIVES

     The issuing entity may include one or more derivative instruments, as described in this section. All derivative instruments included in any issuing entity will be used only in a manner that reduces or alters risk resulting from the mortgage loans or other assets in the pool, and only in a manner such that the return on the offered securities will be based primarily on the performance of the mortgage loans or other assets in the pool. Derivative instruments may include 1) interest rate swaps (or caps, floors and collars) and yield supplement agreements as described below, 2) currency swaps and 3) market value swaps that are referenced to the value of one or more of the mortgage loans or other assets included in the issuing entity or to a class of offered securities.

     An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or "notional" principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In a typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate, or LIBOR, a specified bank's prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based upon one reference interest rate, such as LIBOR, for a floating rate obligation based upon another referenced interest rate, such as U.S. Treasury Bill rates. An interest rate cap, collar or floor is an agreement where the counterparty agrees to make payments representing interest on a notional principal amount when a specified reference interest rate is above a strike rate, outside of a range of strike rates, or below a strike rate as specified in the agreement, generally in exchange for a fixed amount paid to the counterparty at the time the agreement is entered into. A yield supplement agreement is a type of cap agreement, and is substantially similar to a cap agreement as described above.

     The trustee, securities administrator or supplemental interest trust trustee on behalf of the related issuing entity may enter into interest rate swaps, caps, floors and collars, or yield supplement agreements, to minimize the risk to securityholders from adverse changes in interest rates or to provide supplemental credit support. Cap agreements and yield supplement agreements may be entered into to supplement the interest rate or other rates available to make interest payments on one or more classes of the securities of any series.

     A market value swap might be used in a structure where the pooled assets are hybrid ARMs, or mortgage loans that provide for a fixed rate period and then convert by their terms to adjustable rate loans. Such a structure might provide that at a specified date near the end of the fixed rate period, the investors must tender their securities to the trustee who will then transfer the securities to other investors in a mandatory auction procedure. The market value swap would ensure that the original investors would receive at least par at the time of tender, by covering any shortfall between par and the then current market value of their securities.

     In a market value swap, five business days prior to the mandatory auction date set forth in the prospectus supplement, the auction administrator will auction the classes of certificates referred to in the prospectus supplement as the mandatory auction certificates then outstanding, to third party investors. On the mandatory auction date, the mandatory auction certificates will be transferred, as described in the prospectus supplement, to third party investors, and holders of the mandatory auction certificates will be entitled to receive the current principal amount of those certificates, after application of all principal distributions and realized losses on the mandatory auction date, plus accrued interest on such classes at the related pass-through rate from the first day of the month of the mandatory auction, up to but excluding the mandatory auction date.

     The auction administrator will enter into a market value swap with a swap counterparty pursuant to which the swap counterparty will agree to pay the excess, if any, of the current principal amount of the mandatory auction certificates, after application of all principal distributions and realized losses on such distribution date, plus, accrued interest as described above, over the amount received in the auction. The transfer in the auction will not occur in the event that the swap counterparty fails to pay any amounts payable under the market value swap.

     In the event that all or a portion of a class of the mandatory auction certificates is not sold in the auction, the swap counterparty will make no payment with respect to such class or portion thereof, and the holders thereof will not be able to transfer those certificates on the mandatory auction date as a result of the auction. However, the auction administrator will repeat the auction procedure each month thereafter until a bid has been received for each class or portion thereof. Upon receipt of a bid, the swap counterparty will make the payment described above if required.

     Any derivative contracts will be documented based upon the standard forms provided by the International Swaps and Derivatives Association, or ISDA. These forms generally consist of an ISDA master agreement, a schedule to the master agreement, and a confirmation, although in some cases the schedule and confirmation will be combined in a single document and the standard ISDA master agreement will be incorporated therein by reference. Standard ISDA definitions also will be incorporated by reference. Each confirmation will provide for payments to be made by the derivative counterparty to the issuing entity, and in some cases by the issuing entity to the derivative counterparty, generally based upon specified notional amounts and upon differences between specified interest rates or values. For example, the confirmation for an interest rate cap agreement will contain a schedule of fixed interest rates, generally referred to as strike rates, and a schedule of notional amounts, for each distribution date during the term of the interest rate cap agreement. The confirmation also will specify a reference rate, generally a floating or adjustable interest rate, and will provide that payments will be made by the derivative counterparty to the issuing entity on each distribution date, based on the notional amount for that distribution date and the excess, if any, of the specified reference rate over the strike rate for that distribution date.

     In the event of the withdrawal of the credit rating of a derivative counterparty or the downgrade of such credit rating below levels specified in the derivative contract (where the derivative contract is relevant to the ratings of the offered securities, such levels generally are set by the rating agencies rating the offered securities), the derivative counterparty may be required to post collateral for the performance of its obligations under the derivative contract, or to take certain other measures intended to assure performance of those obligations. Posting of collateral will be documented using the ISDA Credit Support Annex.

     There can be no assurance the trustee, securities administrator or supplemental interest trust trustee will be able to enter into derivatives at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the derivatives may provide for termination under various circumstances, there can be no assurance that the trustee will be able to terminate a derivative when it would be economically advantageous to the issuing entity to do so.



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

PURCHASE OBLIGATIONS

     Some types of issuing entity assets and some classes of securities of any series, as specified in the related prospectus supplement, may be subject to a purchase obligation that would become applicable on one or more specified dates, or upon the occurrence of one or more specified events, or on demand made by or on behalf of the applicable securityholders. A purchase obligation may be in the form of a conditional or unconditional purchase commitment, liquidity facility, maturity guaranty, put option or demand feature. The terms and conditions of each purchase obligation, including the purchase price, timing and payment procedure, will be described in the accompanying prospectus supplement. A purchase obligation relating to issuing entity assets may apply to those issuing entity assets or to the related securities. Each purchase obligation may be a secured or unsecured obligation of the provider thereof, which may include a bank or other financial institution or an insurance company. Each purchase obligation will be evidenced by an instrument delivered to the trustee for the benefit of the applicable securityholders of the related series. As specified in the accompanying prospectus supplement, each purchase obligation relating to issuing entity assets will be payable solely to the trustee for the benefit of the securityholders of the related series. Other purchase obligations may be payable to the trustee or directly to the holders of the securities to which that obligation relate.

          DESCRIPTION OF PRIMARY MORTGAGE INSURANCE, HAZARD INSURANCE;
                                CLAIMS THEREUNDER

GENERAL

     The mortgaged property with respect to each mortgage loan will be required to be covered by a hazard insurance policy and, if required as described below, a Primary Insurance Policy. The following is only a brief description of these insurance policies and does not purport to summarize or describe all of the provisions of these policies. The insurance is subject to underwriting and approval of individual mortgage loans by the respective insurers.

PRIMARY MORTGAGE INSURANCE POLICIES

     In a securitization of single family loans, single family loans included in the related mortgage pool having a Loan-to-Value Ratio at origination of over 80% (or other percentage as described in the related prospectus supplement) may be required by the depositor to be covered by a Primary Insurance Policy. The Primary Insurance Policy will insure against default on a mortgage loan as to at least the principal amount thereof exceeding 75% of the Value of the related mortgaged property (or other percentage as described in the related prospectus supplement) at origination of the mortgage loan, unless and until the principal balance of the mortgage loan is reduced to a level that would produce a Loan-to-Value Ratio equal to or less than at least 80% (or other percentage as described in the prospectus supplement). This type of mortgage loan will not be considered to be an exception to the foregoing standard if no Primary Insurance Policy was obtained at origination but the mortgage loan has amortized to below the above Loan-to-Value Ratio percentage as of the applicable cut-off date. Mortgage loans which are subject to negative amortization will only be covered by a Primary Insurance Policy if the coverage was so required upon their origination, notwithstanding that subsequent negative amortization may cause the mortgage loan's Loan-to-Value Ratio, based on the then-current balance, to subsequently exceed the limits which would have required the coverage upon their origination. Multifamily, commercial and mixed-use loans will not be covered by a Primary Insurance Policy, regardless of the related Loan-to-Value Ratio.

     While the terms and conditions of the Primary Insurance Policies issued by a primary insurer will differ from those in Primary Insurance Policies issued by other primary insurers, each Primary Insurance Policy will in general cover the Primary Insurance Covered Loss. The primary insurer generally will be required to pay:

     o    the insured percentage of the Primary Insurance Covered Loss;

     o the entire amount of the Primary Insurance Covered Loss, after receipt by the primary insurer of good and merchantable title to, and possession of, the mortgaged property; or


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

     o at the option of the primary insurer, the sum of the delinquent monthly payments plus any advances made by the insured, both to the date of the claim payment and, thereafter, monthly payments in the amount that would have become due under the mortgage loan if it had not been discharged plus any advances made by the insured until the earlier of (1) the date the mortgage loan would have been discharged in full if the default had not occurred or (2) an approved sale.

     As conditions precedent to the filing or payment of a claim under a Primary Insurance Policy, in the event of default by the mortgagor, the insured will typically be required, among other things, to:

     o advance or discharge (1) hazard insurance premiums and (2) as necessary and approved in advance by the primary insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs;

     o in the event of any physical loss or damage to the mortgaged property, have the mortgaged property restored to at least its condition at the effective date of the Primary Insurance Policy (ordinary wear and tear excepted); and

     o tender to the primary insurer good and merchantable title to, and possession of, the mortgaged property.

     For any single family loan for which the coverage is required under the standard described above, the master servicer will maintain, or will cause each servicer to maintain, in full force and effect and to the extent coverage is available a Primary Insurance Policy with regard to each single family loan, provided that the Primary Insurance Policy was in place as of the cut-off date and the depositor had knowledge of the Primary Insurance Policy. The master servicer or the Seller will not cancel or refuse to renew a Primary Insurance Policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable pooling and servicing agreement or indenture unless the replacement Primary Insurance Policy for the canceled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to the Rating Agency or Agencies that rated the series of securities for mortgage pass-through certificates or mortgage-backed notes having a rating equal to or better than the highest then-current rating of any class of the series of securities. For further information regarding the extent of coverage under any mortgage pool insurance policy or primary Insurance Policy, see "Description of Credit Enhancement--Mortgage Pool insurance Policies" in this prospectus.

HAZARD INSURANCE POLICIES

     The terms of the mortgage loans require each mortgagor to maintain a hazard insurance policy for their mortgage loan. Additionally, the pooling and servicing agreement or servicing agreement will require the master servicer to cause to be maintained for each mortgage loan a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary in the state in which the property is located. The coverage generally will be in an amount equal to the lesser of the principal balance owing on the mortgage loan and 100% of the insurable value of the improvements securing the mortgage loan; provided, that in any case, such amount shall be sufficient to prevent the mortgagor and/or mortgagee from becoming a co-insurer. The ability of the master servicer to ensure that hazard insurance proceeds are appropriately applied may be dependent on it, or the servicer of the mortgage loan, being named as an additional insured under any hazard insurance policy and under any flood insurance policy referred to below, or upon the extent to which information in this regard is furnished to the master servicer by mortgagors or servicers.

     As set forth above, all amounts collected by the master servicer or a servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the mortgagor in accordance with teamster servicer's normal servicing procedures) will be deposited in the related Distribution Account. The pooling and servicing agreement or servicing agreement will provide that the master servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining, or causing a servicer to maintain, a blanket policy insuring against losses on the mortgage loans. If the blanket policy contains a deductible clause, the master servicer will deposit, or will cause the applicable servicer to deposit, in the related Distribution Account all sums which would have been deposited therein but for the clause.



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

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, depending on the case, vandalism. The foregoing list is merely indicative of the kinds of uninsured risks and is not intended to be all-inclusive. Where the improvements securing a mortgage loan are located in a federally designated flood area at the time of origination of the mortgage loan, the pooling and servicing agreement or servicing agreement requires the master servicer to cause to be maintained for this mortgage loan, flood insurance (to the extent available) in an amount equal in general to the lesser of the amount required to compensate for any loss or damage on a replacement cost basis or the maximum insurance available under the federal flood insurance program.

     The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the clause generally provides that the insurer's liability in the event of partial loss does not exceed the greater of (1) the replacement cost of the improvements damaged or destroyed less physical depreciation or (2) the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

     Since the amount of hazard insurance that mortgagors are required to maintain on the improvements securing the mortgage loans may decline as the principal balances of the related mortgage loans decrease, and since residential properties have historically appreciated in value over time, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss. See "Description of Credit Enhancement--Special Hazard Insurance Policies" in this prospectus for a description of the limited protection afforded by any special hazard insurance policy against losses occasioned by hazards which are otherwise uninsured against (including losses caused by the application of the co-insurance clause described in the preceding paragraph).

     Under the terms of the mortgage loans, mortgagors are generally required to present claims to insurers under hazard insurance policies maintained on the mortgaged properties. The master servicer, on behalf of the trustee and securityholders, is obligated to present claims, or cause the servicer of the mortgage loans to present claims, under any special hazard insurance policy and any blanket insurance policy insuring against hazard losses on the mortgaged properties. However, the ability of the master servicer or servicer to present the claims is dependent upon the extent to which information in this regard is furnished to the master servicer or the servicers by mortgagors.

FHA MORTGAGE INSURANCE

     The Housing Act authorizes various FHA mortgage insurance programs. Some of the mortgage loans may be insured under either Section 203(b), Section 221,
Section 223, Section 234 or Section 235 of the Housing Act. Under Section 203(b), FHA insures mortgage loans of up to 30 years' duration for the purchase of one- to four-family dwelling units. Mortgage loans for the purchase of multifamily residential rental properties are insured by the FHA under Section 221 and Section 223. Mortgage loans for the purchase of condominium units are insured by FHA under Section 234. Issuing Entity assets insured under these programs must bear interest at a rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD, and may not exceed specified percentages of the lesser of the appraised value of the property and the sales price, less seller-paid closing costs for the property, up to certain specified maximums. In addition, FHA imposes initial investment minimums and other requirements on mortgage loans insured under the Section 203(b) and
Section 234 programs.

     Under Section 235, assistance payments are paid by HUD to the mortgagee on behalf of eligible borrowers for as long as the borrowers continue to be eligible for the payments. To be eligible, a borrower must be part of a



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

family, have income within the limits prescribed by HUD at the time of initial occupancy, occupy the property and meet requirements for recertification at least annually.

     The regulations governing these programs provide that insurance benefits are payable either on foreclosure, or other acquisition of possession, and conveyance of the mortgaged premises to HUD or on assignment of the defaulted mortgage loan to HUD. The FHA insurance that may be provided under these programs on the conveyance of the home to HUD is equal to 100% of the outstanding principal balance of the mortgage loan, plus accrued interest, as described below, and certain additional costs and expenses. When entitlement to insurance benefits results from assignment of the mortgage loan to HUD, the insurance payment is computed as of the date of the assignment and includes the unpaid principal amount of the mortgage loan plus mortgage interest accrued and unpaid to the assignment date.

     When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance, the insurance payment is equal to the unpaid principal amount of the mortgage loan, adjusted to reimburse the mortgagee for certain tax, insurance and similar payments made by it and to deduct certain amounts received or retained by the mortgagee after default, plus reimbursement not to exceed two-thirds of the mortgagee's foreclosure costs. Any FHA insurance relating to the mortgage loans underlying a series of securities will be described in the related prospectus supplement.

     The mortgage loans may also be insured under Title I Program of the FHA. The applicable provisions of this program will be described in the related prospectus supplement. The master servicer will be required to take steps, or cause the servicers of the mortgage loans to take steps, reasonably necessary to keep any FHA insurance in full force and effect.

VA MORTGAGE GUARANTY

     The Servicemen's Readjustment Act of 1944, as amended, permits a veteran or, in some instances, his or her spouse, to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one-to four-family dwelling unit to be occupied as the veteran's home at an interest rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD. The program has no limit on the amount of a mortgage loan, requires no down payment for the purchaser and permits the guaranty of mortgage loans with terms, limited by the estimated economic life of the property, up to 30 years. The maximum guaranty that may be issued by the VA under this program is 50% of the original principal amount of the mortgage loan up to a dollar limit established by the VA. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. Notwithstanding the dollar and percentage limitations of the guaranty, a mortgagee will ordinarily suffer a monetary loss only when the difference between the unsatisfied indebtedness and the proceeds of a foreclosure sale of mortgaged premises is greater than the original guaranty as adjusted. The VA may, at its option, and without regard to the guaranty, make full payment to a mortgagee of the unsatisfied indebtedness on a mortgage upon its assignment to the VA.

     Since there is no limit imposed by the VA on the principal amount of a VA-guaranteed mortgage loan but there is a limit on the amount of the VA guaranty, additional coverage under a Primary Mortgage Insurance Policy may be required by the depositor for VA loans in excess of amounts specified by the VA. The amount of the additional coverage will be set forth in the related prospectus supplement. Any VA guaranty relating to Contracts underlying a series of certificates or notes will be described in the related prospectus supplement.

                                   THE SPONSOR

     The sponsor will be EMC Mortgage Corporation ("EMC") for each series of securities unless otherwise indicated in the related prospectus supplement. The sponsor was incorporated in the State of Delaware on September 26, 1990, as a wholly owned subsidiary corporation of The Bear Stearns Companies Inc., and is an affiliate of the depositor and the underwriter. The sponsor was established as a mortgage banking company to facilitate the purchase and servicing of whole loan portfolios containing various levels of quality from "investment quality" to varying degrees of "non-investment quality" up to and including real estate owned assets ("REO"). The sponsor commenced operation in Texas on October 9, 1990.



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

     Since its inception in 1990, the sponsor has purchased over $100 billion in residential whole loans and servicing rights, which include the purchase of newly originated alternative A, jumbo (prime) and sub-prime loans. Loans are purchased on a bulk and flow basis. The sponsor is one of the United States' largest purchasers of scratch and dent, sub-performing and non-performing residential mortgages and REO from various institutions, including banks, mortgage companies, thrifts and the U.S. government. Loans are generally purchased with the ultimate strategy of securitization into an array of Bear Stearns' securitizations based upon product type and credit parameters, including those where the loan has become re-performing or cash-flowing.

     Performing loans include first lien fixed rate and ARMs, as well as closed end fixed rate second liens and lines of credit ("HELOCs"). Performing loans acquired by the sponsor are subject to varying levels of due diligence prior to purchase. Portfolios may be reviewed for credit, data integrity, appraisal valuation, documentation, as well as compliance with certain laws. Performing loans purchased will have been originated pursuant to the sponsor's underwriting guidelines or the originator's underwriting guidelines that are acceptable to the sponsor.

     Subsequent to purchase by the sponsor, performing loans are pooled together by product type and credit parameters and structured into RMBS, with the assistance of Bear Stearns' Financial Analytics and Structured Transactions Group, for distribution into the primary market.

     The sponsor has been securitizing residential mortgage loans since 1999.

                                  THE DEPOSITOR

     The depositor, Structured Asset Mortgage Investments II Inc., was formed in the state of Delaware on June 10, 2003, and is a wholly-owned subsidiary of The Bear Stearns Companies Inc. The depositor was organized for the sole purpose of serving as a private secondary mortgage market conduit. The depositor does not have, nor is it expected in the future to have, any significant assets.

     The depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since 2003. In conjunction with the Seller's acquisition of the mortgage loans, the depositor will execute a mortgage loan purchase agreement through which the loans will be transferred to itself. These loans are subsequently deposited in a common law or statutory trust, described in the prospectus supplement, which will then issue the certificates or notes.

     After issuance and registration of the securities contemplated in this prospectus, in the related prospectus supplement and any supplement hereto, the depositor will have substantially no duties or responsibilities with respect to the pool assets or the securities, other than certain administrative duties as described in the related prospectus supplement.

                                 THE AGREEMENTS

GENERAL

     Each series of certificates will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement. In general, the parties to a pooling and servicing agreement will include the depositor, the trustee, the master servicer and, in some cases, a special servicer. However, a pooling and servicing agreement that relates to an issuing entity that includes mortgage securities may include a party solely responsible for the administration of the mortgage securities, and a pooling and servicing agreement that relates to an issuing entity that consists solely of mortgage securities may not include a master servicer, special servicer or other servicer as a party. All parties to each pooling and servicing agreement under which securities of a series are issued will be identified in the related prospectus supplement. Each series of notes will be issued pursuant to an indenture. The parties to each indenture will be the related Issuing Entity and the trustee. The Issuing Entity will be created pursuant to an owner trust agreement between the depositor and the owner trustee and the mortgage loans or mortgage securities securing the notes will be serviced pursuant to a servicing agreement between the depositor and the master servicer.



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

     Forms of the Agreements have been filed as exhibits to the registration statement of which this prospectus is a part. However, the provisions of each Agreement will vary depending upon the nature of the related securities and the nature of the related issuing entity. The following summaries describe provisions that may appear in a pooling and servicing agreement with respect to a series of certificates or in either the servicing agreement or indenture with respect to a series of notes. The prospectus supplement for a series of securities will describe material provisions of the related Agreements that differ from the description thereof set forth below. The depositor will provide a copy of each Agreement (without exhibits) that relates to any series of securities without charge upon written request of a holder of an offered security of the series addressed to it at its principal executive offices specified in this prospectus under "The Depositor". As to each series of securities, the related agreements will be filed with the Commission in a current report on Form 8-K following the issuance of the securities.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The pooling and servicing agreement or servicing agreement for each series of securities will provide that the master servicer may not resign from its obligations and duties except upon a determination that performance of the duties is no longer permissible under applicable law or except (1) in connection with a permitted transfer of servicing or (2) upon appointment of a successor servicer reasonably acceptable to the trustee and upon receipt by the trustee of letter from each Rating Agency generally to the effect that the resignation and appointment will not, in and of itself, result in a downgrading of the securities. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's responsibilities, duties, liabilities and obligations under the pooling and servicing agreement or servicing agreement.

     Each pooling and servicing agreement and servicing agreement will also provide that the master servicer, the depositor and their directors, officers, employees or agents will not be under any liability to the issuing entity or the securityholders for any action taken or for refraining from the taking of any action in good faith, or for errors in judgment, unless the liability which would otherwise be imposed was by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties. Each pooling and servicing agreement and servicing agreement will further provide that the master servicer, the depositor, and any director, officer, employee or agent of the master servicer or the depositor are entitled to indemnification by the issuing entity and will be held harmless against any loss, liability or expense (including reasonable legal fees and disbursements of counsel) incurred in connection with any legal action relating to the pooling and servicing agreement or servicing agreement or the related series of securities, other than any loss, liability or expense related to any specific mortgage loan or mortgage loans (except a loss, liability or expense otherwise reimbursable pursuant to the pooling and servicing agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of obligations and duties. In addition, each pooling and servicing agreement and servicing agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective duties under the pooling and servicing agreement or servicing agreement and which in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the pooling and servicing agreement or servicing agreement and the rights and duties of the parties to that agreement and the interests of the securityholders. The legal expenses and costs of the action and any resulting liability will be expenses, costs and liabilities of the issuing entity, and the master servicer or the depositor, as the case may be, will be entitled reimbursement from funds otherwise distributable to securityholders.

     Any person into which the master servicer may be merged or consolidated, any person resulting from any merger or consolidation to which the master servicer is a party or any person succeeding to the business of the master servicer will be the successor of the master servicer under the related pooling and servicing agreement or servicing agreement, provided that (1) the person is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac and
(2) the merger, consolidation or succession does not adversely affect the then-current ratings of the classes of securities of the related series that have been rated. In addition, notwithstanding the prohibition on its resignation, the master servicer may assign its rights under a pooling and servicing agreement or servicing agreement, provided clauses (1) and (2) above are satisfied and the person is reasonably satisfactory to the depositor and the trustee. In the case of an assignment, the master servicer will be released from its obligations under the pooling and servicing agreement or servicing agreement, exclusive of liabilities and obligations incurred by it prior to the time of the assignment.



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EVENTS OF DEFAULT AND RIGHTS UPON EVENT OF DEFAULT

     Pooling and Servicing Agreement

     Events of default under the pooling and servicing agreement in respect of a series of certificates, unless otherwise specified in the prospectus supplement, will include:

     o any failure by the master servicer to make a required deposit to the Distribution Account (other than a Monthly Advance) which continues unremedied for 3 days (or other time period described in the related prospectus supplement) after the giving of written notice of the failure to the master servicer;

     o any failure by the master servicer to observe or perform in any material respect any other of its material covenants or agreements in the pooling and servicing agreement with respect to the series of certificates, which covenants and agreements materially affect the rights of certificateholders of such series, and which failure continues unremedied for a period of 60 days (or other time period described in the related prospectus supplement) after the date on which written notice of such failure, properly requiring the same to be remedied, shall have been given to the master servicer by the trustee, or to the master servicer and the trustee by the holders of certificates evidencing not less than 25% of the aggregate undivided interests (or, if applicable, voting rights) in the related issuing entity;

     o events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the master servicer and some actions by the master servicer indicating its insolvency or inability to pay its obligations, as specified in the related pooling and servicing agreement;

     o any failure of the master servicer to make advances as described in this prospectus under "Description of the Securities--Advances," by the date and time set forth in the pooling and servicing agreement;

     o any assignment or delegation by the master servicer of its rights and duties under the pooling and servicing agreement, in contravention of the provisions permitting assignment and delegation in the pooling and servicing agreement; and

     o any other event of default as set forth in the pooling and servicing agreement.

Additional events of default will be described in the related prospectus supplement. A default pursuant to the terms of any mortgage securities included in any issuing entity will not constitute an event of default under the related pooling and servicing agreement.

     So long as an event of default remains unremedied, either the trustee or holders of certificates evidencing not less than a percentage specified in the related prospectus supplement of the aggregate undivided interests (or, if applicable, voting rights) in the related issuing entity as specified in the related pooling and servicing agreement may, by written notification to the master servicer (and to the trustee if given by certificateholders), with the consent of EMC, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement (other than any right of the master servicer as certificateholder and other than the right to receive servicing compensation and expenses for master servicing the mortgage loans during any period prior to the date of the termination) covering the issuing entity and in and to the mortgage loans and the proceeds thereof. Upon such notification, the trustee or, upon notice to the depositor and with the depositor's (or an affiliate of the depositor's) consent, its designee will succeed to all responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement (other than any obligation to purchase mortgage loans) and will be entitled to similar compensation arrangements. In the event that the trustee would be obligated to succeed the master servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of, an established mortgage loan servicing institution with a net worth of at least an amount specified in the related prospectus supplement to act as successor to the master servicer under the pooling and servicing agreement (unless otherwise set forth in the pooling and servicing agreement). Pending an appointment, the trustee is obligated to act as master servicer. The trustee and the successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master



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

servicer under the pooling and servicing agreement. Notwithstanding the above, upon a termination or resignation of the master servicer in accordance with terms of the pooling and servicing agreement, EMC shall have the right to either assume the duties of the master servicer or appoint a successor master servicer meeting the requirements set forth in the pooling and servicing agreement. In addition, even if none of the events of default listed above under "--Events of Default and Rights Upon Event of Default -- Pooling and Servicing Agreement" have occurred, EMC will have the right under the pooling and servicing agreement to terminate the master servicer without cause and either assume the duties of the master servicer or a appoint a successor master servicer meeting the requirements set forth in the pooling and servicing agreement.

     No certificateholder will have any right under a pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement unless (1) that holder previously gave the trustee written notice of a default that is continuing, (2) the holders of certificates evidencing not less than the percentage specified in the related prospectus supplement of the aggregate undivided interests (or, if applicable, voting rights) in the related issuing entity requested the trustee in writing to institute the proceeding in its own name as trustee and shall have offered to the trustee such reasonable indemnity as it may require against the costs, expenses and liabilities that may be incurred in or because of the proceeding and (3) the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute any proceeding.

     The holders of certificates representing at least 51% of the aggregate undivided interests (or, if applicable, voting rights) evidenced by those certificates may waive the default or event of default (other than a failure by the master servicer to make an advance); provided, however, that (1) a default or event of default under the first or fourth items listed under "--Events of Default" above may be waived only by all of the holders of certificates affected by the default or event of default and (2) no waiver shall reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed to, or otherwise materially adversely affect, any non-consenting certificateholder.

     Servicing Agreement

     For a series of notes, a servicing default under the related servicing agreement generally will include:

     o any failure by the master servicer to make a required deposit to the Distribution Account or, if the master servicer is so required, to distribute to the holders of any class of notes or Equity Certificates of the series any required payment which continues unremedied for 5 business days (or other period of time described in the related prospectus supplement) after the giving of written notice of the failure to the master servicer by the trustee or the Issuing Entity;

     o any failure by the master servicer to observe or perform in any material respect any other of its material covenants or agreements in the servicing agreement with respect to the series of securities, which covenants and agreements materially affect the rights of the securityholders of such series, and which failure continues unremedied for a period of 60 days after the date on which written notice of such failure, properly requiring the same to be remedied, shall have been given to the master servicer by the trustee or the Issuing Entity;

     o events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the master servicer and some actions by the master servicer indicating its insolvency or inability to pay its obligations, as specified in the related servicing agreement;

     o any failure of the master servicer to make advances as described in this prospectus under "Description of the Securities--Advances," and

     o    any other servicing default as set forth in the servicing agreement.

     So long as a servicing default remains unremedied, either the trustee or holders of notes evidencing not less than a percentage specified in the related prospectus supplement of the voting rights of the related issuing



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

entity, as specified in the related servicing agreement may, by written notification to the master servicer and to the Issuing Entity (and to the trustee if given by noteholders), with the consent of EMC, terminate all of the rights and obligations of the master servicer under the servicing agreement (other than any right of the master servicer as noteholder or as holder of the Equity Certificates and other than the right to receive servicing compensation and expenses for master servicing the mortgage loans during any period prior to the date of the termination), whereupon the trustee will succeed to all responsibilities, duties and liabilities of the master servicer under the servicing agreement (other than any obligation to purchase mortgage loans) and will be entitled to similar compensation arrangements. In the event that the trustee would be obligated to succeed the master servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of an approved mortgage servicing institution with a net worth of at least an amount specified in the related prospectus supplement to act as successor to the master servicer under the servicing agreement (unless otherwise set forth in the servicing agreement). Pending the appointment, the trustee is obligated to act in the capacity. The trustee and the successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer under the servicing agreement. Notwithstanding the above, upon a termination or resignation of the master servicer in accordance with terms of the servicing agreement, EMC shall have the right to either assume the duties of the master servicer or appoint a successor master servicer meeting the requirements set forth in the servicing agreement. In addition, even if none of the events of default listed above under "--Events of Default and Rights Upon Event of Default-- Servicing Agreement" have occurred, EMC will have the right under the related servicing agreement to terminate the master servicer without cause and either assume the duties of the master servicer or a appoint a successor master servicer meeting the requirements set forth in the related servicing agreement.

     Indenture

     For a series of notes, an event of default under the indenture generally will include:

     o a default for five days or more (or other period of time described in the related prospectus supplement) in the payment of any principal of or interest on any note of the series;

     o failure to perform any other covenant of the Depositor in the indenture which continues for a period of thirty days after notice thereof is given in accordance with the procedures described in the related indenture;

     o any representation or warranty made by the Depositor in the indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting the series having been incorrect in a material respect as of the time made, and the breach is not cured within thirty days after notice thereof is given in accordance with the procedures described in the related indenture;

     o events of bankruptcy, insolvency, receivership or liquidation of the Depositor, as specified in the indenture; or

     o any other event of default provided with respect to notes of that series.

     If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of the series may declare the principal amount of all the notes of the series to be due and payable immediately. The declaration may, in some circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related notes.

     If following an event of default with respect to any series of notes, the notes of the series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the notes of the series and to continue to apply payments on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series



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

following an event of default, unless (1) the holders of 100% of the then aggregate outstanding amount of the notes of the series consent to the sale, (2) the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of the series at the date of the sale or (3) the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of a percentage specified in the related prospectus supplement of the then aggregate outstanding amount of the notes of the series.

     In the event that the trustee liquidates the collateral in connection with an event of default, the indenture provides that the trustee will have a prior lien on the proceeds of the liquidation for unpaid fees and expenses. As a result, upon the occurrence of an event of default, the amount available for payments to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of the event of default.

     In the event the principal of the notes of a series is declared due and payable, as described above, the holders of the notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of the discount that is unamortized.

     No noteholder or holder of an Equity Certificate generally will have any right under an owner trust agreement or indenture to institute any proceeding with respect to the Agreement unless (1) that holder previously has given to the trustee written notice of default and the continuance thereof, (2) the holders of notes or Equity Certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting that class (a) have made written request upon the trustee to institute the proceeding in its own name as trustee and (b) have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred in or because of the proceeding, (3) the trustee has neglected or refused to institute the proceeding for 60 days after receipt of the request and indemnity and (4) no direction inconsistent with the written request has been given to the trustee during the 60 day period by the holders of a majority of the aggregate Percentage Interests constituting that class.

AMENDMENT

     Each pooling and servicing agreement may be amended by the parties thereto, without the consent of any of the holders of certificates covered by the pooling and servicing agreement,

     o    to cure any ambiguity,

     o to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein,

     o if a REMIC election has been made with respect to the related issuing entity, to modify, eliminate or add to any of its provisions (A) to the extent as shall be necessary to maintain the qualification of the issuing entity as a REMIC or to avoid or minimize the risk of imposition of any tax on the related issuing entity, provided that the trustee has received an opinion of counsel to the effect that (1) the action is necessary or desirable to maintain the qualification or to avoid or minimize the risk, and (2) the action will not adversely affect in any material respect the interests of any holder of certificates covered by the pooling and servicing agreement, or (B) to restrict the transfer of the REMIC Residual Certificates, provided that the depositor has determined that the then-current ratings of the classes of the certificates that have been rated will not be adversely affected, as evidenced by a letter from each applicable Rating Agency, and that the amendment will not give rise to any tax with respect to the transfer of the REMIC Residual Certificates to a non-permitted transferee,

     o to make any other provisions with respect to matters or questions arising under the pooling and servicing agreement which are not materially inconsistent with the provisions thereof, provided that the action will not adversely affect in any material respect the interests of any certificateholder, or



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

     o    to comply with any changes in the Code.

     The pooling and servicing agreement may also be amended by the parties thereto with the consent of the holders of certificates evidencing over 50% of the aggregate Percentage Interests of the issuing entity or of the applicable class or classes, if such amendment affects only such class or classes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the holders of certificates covered by the pooling and servicing agreement, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on a certificate of any class without the consent of the holder of the certificate or (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment without the consent of the holders of all certificates of the class covered by the pooling and servicing agreement then outstanding.

     With respect to each series of notes, each related servicing agreement or indenture may be amended by the parties thereto without the consent of any of the holders of the notes covered by the Agreement, to cure any ambiguity, to correct, modify or supplement any provision therein, or to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, provided that the action will not adversely affect in any material respect the interests of any holder of notes covered by the Agreement. Each Agreement may also be amended by the parties thereto with the consent of the holders of notes evidencing not less than the percentage specified in the related prospectus supplement of the voting rights, for any purpose; provided, however, that the amendment may not:

          (1) reduce in any manner the amount of or delay the timing of, payments received on issuing entity assets which are required to be distributed on any certificate without the consent of the holder of the certificate,

          (2) adversely affect in any material respect the interests of the holders of any class of notes in a manner other than as described in (1), without the consent of the holders of notes of the class evidencing not less than the percentage specified in the related prospectus supplement of the aggregate Percentage Interests of the issuing entity or of the applicable class or classes, if such amendment affects only such class or classes or

          (3) reduce the aforesaid percentage of voting rights required for the consent to the amendment without the consent of the holders of all notes covered by the Agreement then outstanding.

The voting rights evidenced by any security will be the portion of the voting rights of all of the securities in the related series allocated in the manner described in the related prospectus supplement.

     Notwithstanding the foregoing, if a REMIC election has been made with respect to the related issuing entity, the trustee or indenture trustee will not be entitled to consent to any amendment to a pooling and servicing agreement or an indenture without having first received an opinion of counsel to the effect that the amendment or the exercise of any power granted to the master servicer, the depositor, the trustee or indenture trustee, or any other specified person in accordance with the amendment will not result in the imposition of a tax on the related issuing entity or cause the issuing entity to fail to qualify as a REMIC.

     The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under the transaction documents.

TERMINATION; RETIREMENT OF SECURITIES

     The obligations created by the related Agreements for each series of securities (other than the limited payment and notice obligations of the trustee) will terminate upon the payment to securityholders of that series of all amounts held in the Distribution Account or by the master servicer and required to be paid to them pursuant to the

Agreements following the earlier of, (1) the final payment or other liquidation or disposition (or any advance with respect thereto) of the last mortgage loan, REO property and/or mortgage security subject thereto and (2) the purchase by the master servicer, a servicer, the depositor or its designee (or
(a) if specified in the related prospectus supplement with respect to each series of certificates, by the holder of the REMIC Residual Certificates (see "Federal Income Tax Consequences" below) or (b) if specified in the prospectus supplement with respect to each series of notes, by the holder of the Equity Certificates) from the issuing entity for the series of all remaining mortgage loans, REO properties and/or mortgage securities. In addition to the foregoing, the master servicer, a servicer, the depositor or its designee may have the option to purchase, in whole but not in part, the securities specified in the related prospectus supplement in the manner set forth in the related prospectus supplement. With respect to any series of certificates which provides for such a purchase, the purchase shall not be made unless either: (1) the aggregate principal balance of the certificates as of the date is equal to or less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the certificates as of the Closing Date or (2) the aggregate principal balance of the mortgage loans as of the date is equal to or less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans as of the cut-off date. In the event that any series of certificates which provides for such a purchase at 25% or more of the aggregate principal balance outstanding, the certificates will use the word "Callable" in their title. With respect to any series of notes which provides for such a purchase, the purchase shall not be made unless the aggregate principal balance of the notes as of the date is equal to or less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the notes as of the Closing Date or a period specified in the related prospectus supplement has elapsed since the initial distribution date. In the event that any series of notes which provides for such a purchase at 25% or more of the aggregate principal balance outstanding, the notes will use the word "Callable" in their title. Upon the purchase of the securities or at any time thereafter, at the option of the master servicer, a servicer, the depositor or its designee, the assets of the issuing entity may be sold, thereby effecting a retirement of the securities and the termination of the issuing entity, or the securities so purchased may be held or resold by the master servicer, the depositor or its designee. In no event, however, unless otherwise provided in the prospectus supplement, will an issuing entity created by a pooling and servicing agreement related to a series of certificates continue beyond the expiration of 21 years from the death of the survivor of the persons named in the pooling and servicing agreement. Written notice of termination of the pooling and servicing agreement will be given to each securityholder, and the final distribution will be made only upon surrender and cancellation of the securities at an office or agency appointed by the trustee which will be specified in the notice of termination. If the securityholders are permitted to terminate the issuing entity under the applicable pooling and servicing agreement, a penalty may be imposed upon the securityholders based upon the fee that would be foregone by the master servicer because of the termination.

     The purchase of mortgage loans and property acquired in respect of mortgage loans evidenced by a series of securities shall be made at the option of the master servicer, a servicer, the depositor, its designee or, if applicable, the holder of the REMIC Residual Certificates or Equity Certificates at the price specified in the related prospectus supplement. The exercise of the right will effect early retirement of the securities of that series, but the right of the master servicer, a servicer, the depositor, its designee or, if applicable, the holder to so purchase is subject to the aggregate principal balance of the mortgage loans and/or mortgage securities in the issuing entity for that series as of the distribution date on which the purchase is to occur being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans and/or mortgage securities at the cut-off date or closing date, as specified in the prospectus supplement, for that series. The prospectus supplement for each series of securities will set forth the amounts that the holders of the securities will be entitled to receive upon the early retirement. The early termination may adversely affect the yield to holders of the securities. With respect to any series of certificates, an optional purchase of the mortgage loans in the related issuing entity may not result in the related certificates receiving an amount equal to the principal balance thereof plus accrued and unpaid interest and any undistributed shortfall on the related certificates. If a REMIC election has been made, the termination of the related issuing entity will be effected in a manner consistent with applicable federal income tax regulations and its status as a REMIC.

     Following any optional termination, there will be no continuing direct or indirect liability of the issuing entity or any securityholder as sellers of the assets of the issuing entity.



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

THE SECURITIES ADMINISTRATOR

     Each prospectus supplement for a series of securities may provide for a securities administrator which shall be responsible for performing certain administrative and tax functions typically performed by the trustee. The securities administrator shall at all times be a corporation or an association organized and doing business under the laws of any state or the United States of America, authorized under the laws to exercise corporate trust powers, having a combined capital and surplus of at least $40,000,000 and subject to supervision or examination by federal or state authority. The entity that serves as securities administrator may have typical banking or other relationships with the depositor and its affiliates. The securities administrator may also act as master servicer for a series of securities.

DUTIES OF SECURITIES ADMINISTRATOR

     The securities administrator for each series of securities will make no representation as to the validity or sufficiency of the related Agreements, the securities or any underlying mortgage loan, mortgage security or related document and will not be accountable for the use or application by or on behalf of any master servicer (unless the securities administrator is also acting as master servicer), servicer or special servicer of any funds paid to the master servicer, servicer or special servicer in respect of the securities or the underlying mortgage loans or mortgage securities, or any funds deposited into or withdrawn from the Distribution Account for the series or any other account by or on behalf of the master servicer, servicer or special servicer. The securities administrator for each series of securities will be required to perform only those duties specifically required under the related Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Agreement, a securities administrator will be required to examine the documents and to determine whether they conform to the requirements of the agreement.

SOME MATTERS REGARDING THE SECURITIES ADMINISTRATOR

     As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any securities administrator may be the expense of the related master servicer or other specified person or may be required to be borne by the related issuing entity.

     The securities administrator for each series of securities generally will be entitled to indemnification from amounts held in the Distribution Account for the series, for any loss, liability or expense incurred by the securities administrator in connection with the securities administrator's administration of the trust under the related pooling and servicing agreement or indenture unless the loss, liability, cost or expense was incurred by reason of willful misfeasance, bad faith or negligence on the part of the securities administrator in the performance of its obligations and duties, or by reason of its reckless disregard of its obligations or duties.

RESIGNATION AND REMOVAL OF THE SECURITIES ADMINISTRATOR

     The securities administrator for each series of securities may resign at any time, in which event the depositor will be obligated to appoint a successor securities administrator. The depositor may also remove the securities administrator if the securities administrator ceases to be eligible to continue as such under the pooling and servicing agreement or indenture or if the securities administrator becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the securities administrator or its property. Upon such resignation or removal of the securities administrator, the depositor will be entitled to appoint a successor securities administrator. The securities administrator may also be removed at any time by the holders of securities evidencing ownership of not less than the percentage specified in the related prospectus supplement of the issuing entity. In the event that the securityholders remove the securities administrator, the compensation of any successor securities administrator shall be paid by the securityholders to the extent that such compensation exceeds the amount agreed to by the depositor and the original securities administrator. Any resignation or removal of the securities administrator and appointment of a successor securities administrator will not become effective until acceptance of the appointment by the successor securities administrator.

THE TRUSTEE

     The trustee under each pooling and servicing agreement and indenture will be named in the related prospectus supplement. The trustee shall at all times be a corporation or an association organized and doing business under the laws of any state or the United States of America, authorized under the laws to exercise corporate trust powers, having a combined capital and surplus of at least $40,000,000 and subject to supervision or examination by federal or state authority. The entity that serves as trustee may have typical banking relationships with the depositor and its affiliates.

DUTIES OF THE TRUSTEE

     The trustee for each series of securities will make no representation as to the validity or sufficiency of the related Agreements, the securities or any underlying mortgage loan, mortgage security or related document and will not be accountable for the use or application by or on behalf of any master servicer, servicer or special servicer of any funds paid to the master servicer, servicer or special servicer in respect of the securities or the underlying mortgage loans or mortgage securities, or any funds deposited into or withdrawn from the Distribution Account for the series or any other account by or on behalf of the master servicer, servicer or special servicer. If no event of default has occurred and is continuing, the trustee for each series of securities will be required to perform only those duties specifically required under the related pooling and servicing agreement or indenture. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Agreement, a trustee will be required to examine the documents and to determine whether they conform to the requirements of the agreement.

     If an Event of Default shall occur, the trustee shall, by notice in writing to the master servicer, which may be delivered by telecopy, immediately terminate all of the rights and obligations (but not the liabilities) of the master servicer thereafter arising under the Agreements, but without prejudice to any rights it may have as a security holder or to reimbursement of Monthly Advances and other advances of its own funds. Upon the receipt by the master servicer of the written notice, all authority and power of the master servicer under the Agreements, whether with respect to the securities, the Mortgage Loans, REO Property or under any other related agreements (but only to the extent that such other agreements relate to the Mortgage Loans or related REO Property) shall automatically and without further action pass to and be vested in the trustee. The trustee shall act to carry out the duties of the master servicer, including the obligation to make any Monthly Advance the nonpayment of which was an Event of Default. Any such action taken by the trustee must be prior to the distribution on the relevant Distribution Date.

     Upon the receipt by the master servicer of a notice of termination, the trustee shall automatically become the successor in all respects to the master servicer in its capacity under the Agreements and the transactions set forth or provided for therein and shall thereafter be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the master servicer by the terms and provisions thereof; provided, however, that the sponsor shall have the right to either (a) immediately assume the duties of the master servicer or (b) select a successor master servicer; provided further, however, that the trustee shall have no obligation whatsoever with respect to any liability (other than advances deemed recoverable and not previously made) incurred by the master servicer at or prior to the time of termination. As compensation, the trustee shall be entitled to compensation which the master servicer would have been entitled to retain if the master servicer had continued to act thereunder, except for those amounts due the master servicer as reimbursement permitted under the Agreements for advances previously made or expenses previously incurred. Notwithstanding the above, the trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution which is a Fannie Mae- or Freddie Mac-approved servicer, and with respect to a successor to the master servicer only, having a net worth of not less than an amount specified in the related prospectus supplement, as the successor to the master servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the master servicer hereunder; provided, that the trustee shall obtain a letter from each rating agency that the ratings, if any, on each of the securities will not be lowered as a result of the selection of the successor to the master servicer. Pending appointment of a successor to the master servicer, the trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans as it and such successor shall agree; provided, however, that the provisions of the Agreements shall apply, the compensation shall not be in excess of that which the master servicer would have been



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

entitled to if the master servicer had continued to act hereunder, and that such successor shall undertake and assume the obligations of the Trustee to pay compensation to any third Person acting as an agent or independent contractor in the performance of master servicing responsibilities hereunder. The trustee and such successor shall take such action, consistent with the Agreements, as shall be necessary to effectuate any such succession.

     If the trustee shall succeed to any duties of the master servicer respecting the Mortgage Loans as provided herein, it shall do so in a separate capacity and not in its capacity as trustee and, accordingly, the provisions of the Agreements concerning the trustee's duties shall be inapplicable to the trustee in its duties as the successor to the master servicer in the servicing of the Mortgage Loans (although such provisions shall continue to apply to the trustee in its capacity as trustee); the provisions of the Agreements relating to the master servicer, however, shall apply to it in its capacity as successor master servicer.

     Upon any termination or appointment of a successor to the master servicer, the trustee shall give prompt written notice thereof to security holders of record pursuant to the Agreements and to the rating agencies.

     The trustee shall transmit by mail to all securityholders, within the number of days specified by the Agreements after the occurrence of any Event of Default actually known to a responsible officer of the trustee, unless such Event of Default shall have been cured, notice of each such Event of Default. In the event that the security holders waive the Event of Default pursuant to the Agreements, the trustee shall give notice of any such waiver to the rating agencies.

     Upon written request of three or more securityholders of record, for purposes of communicating with other securityholders with respect to their rights under the Agreements, the trustee will afford such securityholders access during business hours to the most recent list of securityholders held by the trustee.

SOME MATTERS REGARDING THE TRUSTEE

     As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related issuing entity.

     The trustee for each series of securities generally will be entitled to indemnification from amounts held in the Distribution Account for the series, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related pooling and servicing agreement or indenture unless the loss, liability, cost or expense was incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties, or by reason of its reckless disregard of its obligations or duties.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue under the pooling and servicing agreement or if the trustee becomes insolvent. Upon becoming aware of the circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of securities evidencing not less than the percentage specified in the related prospectus supplement of the aggregate undivided interests (or, if applicable, voting rights) in the related issuing entity. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. If the trustee resigns or is removed by the depositor, the expenses associated with the change of trustees will be paid by the former trustee and reimbursed from the Distribution Account by the paying agent. If the trustee is removed by holders of securities, such holders shall be responsible for paying any compensation payable to a successor trustee, in excess of the amount paid to the predecessor trustee.



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                              YIELD CONSIDERATIONS

     The yield to maturity of an offered security will depend on the price paid by the holder for the security, the security interest rate on a security entitled to payments of interest (which security interest rate may vary if so specified in the related prospectus supplement) and the rate and timing of principal payments (including prepayments, defaults, liquidations and repurchases) on the mortgage loans and the allocation thereof to reduce the principal balance of the security (or notional amount thereof if applicable) and other factors.

     A class of securities may be entitled to payments of interest at a fixed security interest rate, a variable security interest rate or adjustable security interest rate, or any combination of security interest rates, each as specified in the related prospectus supplement. A variable security interest rate may be calculated based on the weighted average of the Net Mortgage Rates of the related mortgage loans, or the weighted average of the interest rates (which may be net of trustee fees) paid on the mortgage securities, for the month preceding the distribution date if so specified in the related prospectus supplement. As will be described in the related prospectus supplement, the aggregate payments of interest on a class of securities, and their yield to maturity, will be affected by the rate of payment of principal on the securities (or the rate of reduction in the notional balance of securities entitled only to payments of interest), in the case of securities evidencing interests in ARM Loans, by changes in the Net Mortgage Rates on the ARM Loans, and in the case of securities evidencing interests in mortgage securities with floating or variable rates, by changes in such rates and the indices on which they are based. See "Maturity and Prepayment Considerations" below. The yield on the securities will also be affected by liquidations of mortgage loans following mortgagor defaults and by purchases of mortgage loans in the event of breaches of representations and warranties made in respect of the mortgage loans by the depositor, the master servicer and others, or conversions of ARM Loans to a fixed interest rate. See "The Mortgage Pools--Representations by Sellers" and "Descriptions of the Securities--Assignment of Trust Fund Assets" above. Holders of Strip Securities or a class of securities having a security interest rate that varies based on the weighted average mortgage rate of the underlying mortgage loans may be affected by disproportionate prepayments and repurchases of mortgage loans having higher Net Mortgage Rates or rates applicable to the Strip Securities, as applicable.

     With respect to any series of securities, a period of time will elapse between the date upon which payments on the related mortgage loans are due and the distribution date on which the payments are passed through to securityholders. That delay will effectively reduce the yield that would otherwise be produced if payments on the mortgage loans were distributed to securityholders on or near the date they were due.

     In general, if a class of securities is purchased at initial issuance at a premium and payments of principal on the related mortgage loans occur at a rate faster than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than that assumed at the time of purchase. Similarly, if a class of securities is purchased at initial issuance at a discount and payments of principal on the related mortgage loans occur at a rate slower than that assumed at the time of purchase, the purchaser's actual yield to maturity will be lower than that originally anticipated. The effect of principal prepayments, liquidations and purchases on yield will be particularly significant in the case of a series of securities having a class entitled to payments of interest only or to payments of interest that are disproportionately high relative to the principal payments to which the class is entitled. Such a class will likely be sold at a substantial premium to its principal balance and any faster than anticipated rate of prepayments will adversely affect the yield to its holders. Extremely rapid prepayments may result in the failure of such holders to recoup their original investment. In addition, the yield to maturity on other types of classes of securities, including Accrual Securities and securities with a security interest rate which fluctuates inversely with or at a multiple of an index, may be relatively more sensitive to the rate of prepayment on the related mortgage loans than other classes of securities.

     The timing of changes in the rate of principal payments on or repurchases of the mortgage loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the underlying mortgage loans or a repurchase thereof, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments and repurchases occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of a series of securities would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.



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

     When a principal prepayment in full is made on a mortgage loan, the borrower is generally charged interest only for the period from the due date of the preceding scheduled payment up to the date of the prepayment, instead of for the full accrual period, that is, the period from the due date of the preceding scheduled payment up to the due date for the next scheduled payment. In addition, a partial principal prepayment may likewise be applied as of a date prior to the next scheduled due date (and, accordingly, be accompanied by accrued interest for less than the full accrual period). However, interest accrued and distributable on any series of securities on any distribution date will generally correspond to interest accrued on the principal balance of mortgage loans for their respective full accrual periods. Consequently, if a prepayment on any mortgage loan is distributable to securityholders on a particular distribution date, but the prepayment is not accompanied by accrued interest for the full accrual period, the interest charged to the borrower (net of servicing and administrative fees and any retained interest of the depositor) may be less than the corresponding amount of interest accrued and otherwise payable on the related mortgage loan, and a Prepayment Interest Shortfall will result. If and to the extent that the shortfall is allocated to a class of offered securities, its yield will be adversely affected. The prospectus supplement for a series of securities will describe the manner in which the shortfalls will be allocated among the classes of the securities. If so specified in the related prospectus supplement, the master servicer, or the servicer servicing the mortgage loan which was prepaid, will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of the shortfalls. The related prospectus supplement will also describe any other amounts available to off set the shortfalls. See "Servicing of Mortgage Loans--Servicing and Other Compensation and Payment of Expenses; Retained Interest" in this prospectus.

     The issuing entity with respect to any series may include ARM Loans. As is the case with conventional, fixed-rate mortgage loans originated in a high interest rate environment which may be subject to a greater rate of principal prepayments when interest rates decrease, ARM Loans may be subject to a greater rate of principal prepayments (or purchases by the related servicer or the master servicer) due to their refinancing in a low interest rate environment. For example, if prevailing interest rates fall significantly, ARM Loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed-rate or other adjustable-rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their adjustable-rate mortgages to "lock in" a lower fixed interest rate or to take advantage of the availability of other adjustable-rate mortgage loans. A rising interest rate environment may also result in an increase in the rate of defaults on the mortgage loans.

     The issuing entity with respect to any series may include convertible ARM Loans. Convertible ARM Loans may be subject to a greater rate of principal prepayments (or purchases by the related servicer or the master servicer) due to their conversion to fixed interest rate loans in a low interest rate environment. The conversion feature may also be exercised in a rising interest rate environment as mortgagors attempt to limit their risk of higher rates. A rising interest rate environment may also result in an increase in the rate of defaults on these mortgage loans. If the related servicer or the master servicer purchases convertible ARM Loans, a mortgagor's exercise of the conversion option will result in a distribution of the principal portion thereof to the securityholders, as described in this prospectus. Alternatively, to the extent a servicer or the master servicer fails to purchase converting ARM Loans, the mortgage pool will include fixed-rate mortgage loans.

     The rate of defaults on the mortgage loans will also affect the rate and timing of principal payments on the mortgage loans and thus the yield on the securities. In general, defaults on single family loans are expected to occur with greater frequency in their early years. The rate of default on single family loans which are refinanced or limited documentation mortgage loans, and on mortgage loans, with high Loan-to-Value Ratios, may be higher than for other types of mortgage loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

     With respect to some mortgage loans in a mortgage pool, the mortgage rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the applicable underwriting standards, the mortgagor under each mortgage loan generally will be qualified, or the mortgage loan otherwise approved, on the basis of the mortgage rate in effect at origination. The repayment of the mortgage loan may thus be dependent on the ability of the mortgagor to make larger level monthly payments following the



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

adjustment of the mortgage rate. In addition, the periodic increase in the amount paid by the mortgagor of a buydown mortgage loan during or at the end of the applicable Buydown Period may create a greater financial burden for the mortgagor, who might not have otherwise qualified for a mortgage under applicable underwriting guidelines, and may accordingly increase the risk of default with respect to the related mortgage loan.

     The mortgage rates on ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial mortgage rates are generally lower than the sum of the Indices applicable at origination and the related Note Margins), the amount of interest accruing on the principal balance of the mortgage loans may exceed the amount of their minimum scheduled monthly payment. As a result, a portion of the accrued interest on negatively amortizing mortgage loans may become Deferred Interest which will be added to the principal balance thereof and will bear interest at the applicable mortgage rate. The addition of the Deferred Interest to the principal balance of any related class or classes of securities will lengthen the weighted average life thereof and may adversely affect yield to holders thereof, depending upon the price at which the securities were purchased. In addition, with respect to ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on the mortgage loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and since the excess will be applied to reduce the principal balance of the related class or classes of securities, the weighted average life of the securities will be reduced and may adversely affect the yield to holders thereof, depending upon the price at which the securities were purchased.

                     MATURITY AND PREPAYMENT CONSIDERATIONS


     As indicated above under "The Mortgage Pools," the original terms to maturity of the mortgage loans in a given mortgage pool will vary depending upon the type of mortgage loans included in the mortgage pool. The prospectus supplement for a series of securities will contain information with respect to the types and maturities of the mortgage loans in the related mortgage pool. The prepayment experience with respect to the mortgage loans in a mortgage pool will affect the life and yield of the related series of securities.

     With respect to balloon loans, payment of the balloon payment (which, based on the amortization schedule of the mortgage loans, is expected to be a substantial amount) will generally depend on the mortgagor's ability to obtain refinancing of the mortgage loans or to sell the mortgaged property prior to the maturity of the balloon loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including real estate values, the mortgagor's financial situation, prevailing mortgage loan interest rates, the mortgagor's equity in the related mortgaged property, tax laws and prevailing general economic conditions. None of the depositor, the master servicer, a servicer or any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the mortgaged property.

     The extent of prepayments of principal of the mortgage loans may be affected by a number of factors, including solicitations and the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located and, in the case of multifamily, commercial and mixed-use loans, the quality of management of the mortgage properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the mortgage loans may be affected by the existence of lock-out periods and requirements that principal prepayments be accompanied by prepayment premiums, as well as due-on-sale and due-on-encumbrance provisions, and by the extent to which the provisions may be practicably enforced. See "Servicing of Mortgage Loans--Collection and Other Servicing Procedures" and "Legal Aspects of the Mortgage Loans--Enforceability of Certain Provisions" in this prospectus for a description of provisions of the pooling and servicing agreement and legal aspects of mortgage loans that may affect the prepayment experience on the mortgage loans.

     The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. In addition, as prevailing market interest rates decline, even borrowers with ARM Loans that have experienced a corresponding interest rate decline may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate



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loan and thereby "locking in" the rate or (2) taking advantage of the initial "teaser rate" (a mortgage interest rate below what it would otherwise be if the applicable index and gross margin were applied) on another adjustable rate mortgage loan. Moreover, although the mortgage rates on ARM Loans will be subject to periodic adjustments, the adjustments generally will not increase or decrease the mortgage rates by more than a fixed percentage amount on each adjustment date, will not increase the mortgage rates over a fixed percentage amount during the life of any ARM Loan and will be based on an index (which may not rise and fall consistently with mortgage interest rates) plus the related Note Margin (which may be different from margins being used at the time for newly originated adjustable rate mortgage loans). As a result, the mortgage rates on the ARM Loans at any time may not equal the prevailing rates for similar, newly originated adjustable rate mortgage loans. In high interest rate environments, the prevailing rates on fixed-rate mortgage loans may be sufficiently high in relation to the then-current mortgage rates on newly originated ARM Loans that the rate of prepayment may increase as a result of refinancings. There can be no assurance as to the rate of prepayments on the mortgage loans during any period or over the life of any series of securities.

     If the applicable pooling and servicing agreement for a series of securities provides for a pre-funding account or other means of funding the transfer of additional mortgage loans to the related issuing entity, as described under "Description of the Securities--Pre-Funding Account" in this prospectus, and the issuing entity is unable to acquire the additional mortgage loans within any applicable time limit, the amounts set aside for the purpose may be applied as principal payments on one or more classes of securities of the series. See "Yield Considerations" in this prospectus for a description of certain provisions of the mortgage loans that may affect the prepayment experience on the mortgage loans.

     There can be no assurance as to the rate of prepayment of the mortgage loans. The depositor is not aware of any publicly available statistics relating to the principal prepayment experience of diverse portfolios of mortgage loans such as the mortgage loans over an extended period of time. All statistics known to the depositor that have been compiled with respect to prepayment experience on mortgage loans indicate that while some mortgage loans may remain outstanding until their stated maturities, a substantial number will be paid prior to their respective stated maturities. No representation is made as to the particular factors that will affect the prepayment of the mortgage loans or as to the relative importance of these factors.

     As described in this prospectus and in the prospectus supplement, the master servicer, the depositor, an affiliate of the depositor or a person specified in the related prospectus supplement (other than holder of any class of offered certificates, other than the REMIC Residual Certificates, if offered) may have the option to purchase the assets in an issuing entity and effect early retirement of the related series of securities. See "The Agreements--Termination; Retirement of Securities" in this prospectus.

                         LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion summarizes legal aspects of mortgage loans that is general in nature. The summaries do not purport to be complete. They do not reflect the laws of any particular state nor the laws of all states in which the mortgaged properties may be situated. This is because these legal aspects are governed in part by the law of the state that applies to a particular mortgaged property and the laws of the states may vary substantially. You should refer to the applicable federal and state laws governing the mortgage loans.

MORTGAGES

     Each single family, multifamily, commercial and mixed-use loan and, if applicable, the Contracts (in each case other than cooperative mortgage loans),will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located, and may have first, second or third priority. Mortgages and deeds to secure debt are referred to as "mortgages." Contracts evidence both the obligation of the obligor to repay the loan evidenced thereby and grant a security interest in the related Manufactured Homes to secure repayment of the loan. However, as Manufactured Homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that Manufactured Homes may become subject to real estate title and recording laws. See "--Contracts" below. In some states, a mortgage or deed of trust creates a lien upon the real



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

property encumbered by the mortgage or deed of trust. However, in other states, the mortgage or deed of trust conveys legal title to the property respectively, to the mortgagee or to a trustee for the benefit of the mortgagee subject to a condition subsequent (i.e., the payment of the indebtedness secured thereby). The lien created by the mortgage or deed of trust is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority between mortgages depends on their terms or on the terms of separate subordination or inter-creditor agreements, the knowledge of the parties in some cases and generally on the order of recordation of the mortgage in the appropriate recording office. There are two parties to a mortgage, the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the trustor who is the borrower-homeowner; the beneficiary who is the lender; and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The trustee's authority under a deed of trust, the grantee's authority under a deed to secure debt and the mortgagee's authority under a mortgage are governed by the law of the state in which the real property is located, the express provisions of the deed of trustor mortgage, and, in deed of trust transactions, the directions of the beneficiary.

COOPERATIVE MORTGAGE LOANS

     If specified in the prospectus supplement relating to a series of certificates, the mortgage loans and Contracts may include cooperative mortgage loans. Each mortgage note evidencing a cooperative mortgage loan will be secured by a security interest in shares issued by the related Cooperative, and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific dwelling unit in the Cooperative's building. The security agreement will create a lien upon the shares of the Cooperative, the priority of which will depend on, among other things, the terms of the particular security agreement as well as the order of recordation and/or filing of the agreement (or financing statements related thereto) in the appropriate recording office.

     Cooperative buildings relating to the cooperative mortgage loans are located primarily in the State of New York. Generally, each Cooperative owns in fee or has a long-term leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is an underlying mortgage (or mortgages) on the Cooperative's building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as mortgagor or lessor, as the case may be, is also responsible for fulfilling the mortgage or rental obligations. An underlying mortgage loan is ordinarily obtained by the Cooperative in connection with either the construction or purchase of the Cooperative's building or the obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord is generally subordinate to the interest of the holder of an underlying mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (1) arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (2) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. In addition, an underlying mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land, could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of an underlying mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the mortgagee who financed the purchase by an individual tenant-stockholder of shares of the Cooperative or, in the case of the mortgage loans, the collateral securing the cooperative mortgage loans.



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

     Each Cooperative is owned by shareholders (referred to as tenant-stockholders) who, through ownership of stock or shares in the Cooperative, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific dwellings. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative pursuant to the proprietary lease, which payment represents the tenant-stockholder's proportional share of the Cooperative's payments for its underlying mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights may be financed through a cooperative mortgage loan evidenced by a mortgage note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related shares of the related Cooperative. The mortgagee generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the mortgagee's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the mortgage note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See "--Foreclosure on Shares of Cooperatives" below.

TAX ASPECTS OF COOPERATIVE OWNERSHIP

     In general, a "tenant-stockholder" (as defined in Section 216(b)(2) of the Code) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of interest expenses and real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which the items are allowable as a deduction to the corporation, that section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the cooperative mortgage loans will qualify under the section for any particular year. In the event that the Cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative mortgage loans could be significantly impaired because no deduction would be allowable to tenant- stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that a failure would be permitted to continue over a period of years appears remote.

LEASES AND RENTS

     Mortgages that encumber income-producing multifamily and commercial properties often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

CONTRACTS

     Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC which has been adopted by all states. Financing statements are effective for five years and must be renewed prior to the end of each five year period. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department (or a similar entity) of the state. In the states that have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of the interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the



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required documents and payment of a fee to the appropriate motor vehicle registration office, depending on state law.

     The master servicer will be required under the related pooling and servicing agreement or servicing agreement to, or to cause the servicer of the Contract to, effect the notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any Manufactured Home is registered. In the event the master servicer or servicer, as applicable, fails, due to clerical errors or otherwise, to effect the notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the trustee may not have a first priority security interest in the Manufactured Home securing a Contract. As Manufactured Homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that Manufactured Homes may become subject to real estate title and recording laws. As a result, a security interest in a Manufactured Home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a Manufactured Home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Generally, Contracts will contain provisions prohibiting the obligor from permanently attaching the Manufactured Home to its site. So long as the obligor does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home that is prior to the security interest originally retained by the Seller and transferred to the depositor.

     The depositor will assign or cause to be assigned a security interest in the Manufactured Homes to the trustee, on behalf of the securityholders. Neither the depositor, the master servicer, any servicer, nor the trustee will amend the certificates of title to identify the trustee, on behalf of the securityholders, as the new secured party and, accordingly, the depositor or the Seller will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In most states, the assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the depositor's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest might not be held effective against creditors of the depositor or Seller.

     In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the depositor on the certificate of title or delivery of the required documents and fees will be sufficient to protect the trustee against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the depositor has failed to perfect or cause to be perfected the security interest assigned to the issuing entity, the security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the trustee, on behalf of the securityholders, as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trustee could be released.

     In the event that the owner of a Manufactured Home moves it to a state other than the state in which the Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after the relocation and thereafter until the owner re-registers the Manufactured Home in the state of relocation. If the owner were to relocate a Manufactured Home to another state and re-register the Manufactured Home in that state, and if the depositor did not take steps to re-perfect its security interest in that state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the depositor must surrender possession if it holds the certificate of title to the Manufactured Home or, in the case of Manufactured Homes registered in states that provide for notation of lien, the depositor would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly,



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the depositor would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states that do not require a certificate of title for registration of a Manufactured Home, re-registration could defeat perfection. Similarly, when an obligor under a manufactured housing conditional sales contract sells a Manufactured Home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under each related pooling and servicing agreement or servicing agreement, the master servicer will be obligated to, or to cause each of the servicers of the Contracts to, take these steps, at the master servicer's or servicers expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

     Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The depositor will obtain the representation of the related Seller that it has no knowledge of any of these liens with respect to any Manufactured Home securing a Contract. However, these liens could arise at any time during the term of a Contract. No notice will be given to the trustee or securityholders in the event this type of lien arises.

FORECLOSURE ON MORTGAGES AND SOME CONTRACTS

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In addition to any notice requirements contained in a deed of trust, in some states, the trustee must record a notice of default and send a copy to the borrower- trustor and to any person who has recorded a request for a copy of notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers in a specified manner prior to the date of trustee's sale. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

     In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, in these states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

     Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the applicable parties. If the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming.

     In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for a credit bid less than or equal to the unpaid principal amount of the note plus the accrued and unpaid interest and the expense of foreclosure, in which case the mortgagor's debt will be extinguished unless the lender purchases the property for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment and the remedy is available under state law and the related loan documents. In the same states, there is a statutory minimum purchase price which the lender may offer for the property and generally, state law controls the amount of foreclosure costs and expenses, including attorneys' fees, which may be recovered by a lender. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making the repairs at its own expense as are necessary to render the property suitable for sale. Generally, the lender will obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property and, in some



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states, the lender may be entitled to a deficiency judgment. Any loss may be reduced by the receipt of any mortgage insurance proceeds or other forms of credit enhancement for a series of certificates. See "Description of Credit Enhancement" in this prospectus.

     A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages. The junior mortgagee must either pay the entire amount due on the senior mortgages prior to or at the time of the foreclosure sale or undertake to pay on any senior mortgages on which the mortgagor is currently in default. Under either course of action, the junior mortgagee may add the amounts paid to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, with respect to those single family loans which are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and governmental liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceeds.

     In foreclosure, courts have imposed general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protection to the borrower.

FORECLOSURE ON SHARES OF COOPERATIVES

     The Cooperative shares owned by the tenant-stockholder, together with the rights of the tenant- stockholder under the proprietary lease or occupancy agreement, are pledged to the lender and are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The Cooperative may cancel the proprietary lease or occupancy agreement, even while pledged, for failure by the tenant- stockholder to pay the obligations or charges owed by the tenant-stockholder, including mechanics' liens against the Cooperative's building incurred by the tenant-stockholder. Generally, obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the Cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the Cooperative may generally terminate a proprietary lease or occupancy agreement in the event the borrower breaches its covenants in the proprietary lease or occupancy agreement. Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease or occupancy agreement, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition



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agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the shares and the proprietary lease or occupancy agreement allocated to the dwelling, subject, however, to the Cooperative's right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the amount realized upon a sale of the collateral below the outstanding principal balance of the cooperative mortgage loan and accrued and unpaid interest on the loan.

     Recognition agreements also generally provide that in the event the lender succeeds to the tenant- shareholder's shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a cooperative mortgage loan, the lender must obtain the approval or consent of the board of directors of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. The approval or consent is usually based on the prospective purchaser's income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize upon the value of the collateral. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

     Because of the nature of cooperative mortgage loans, lenders do not require the tenant-stockholder (i.e., the borrower) to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title affecting the Cooperative's building or real estate also may adversely affect the marketability of the shares allocated to the dwelling unit in the event of foreclosure.

     In New York, foreclosure on the Cooperative shares is accomplished by public sale in accordance with the provisions of Article 9 of the New York UCC and the security agreement relating to those shares. Article 9 of the New York UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. Generally, a sale conducted according to the usual practice of banks selling similar collateral in the same area will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Anti-Deficiency Legislation and other Limitations on Lenders" below.

REPOSSESSION WITH RESPECT TO CONTRACTS

     General. Repossession of manufactured housing is governed by state law. A few states have enacted legislation that requires that the debtor be given an opportunity to cure its default (typically 30 days to bring the account current) before repossession can commence. So long as a manufactured home has not become so attached to real estate that it would be treated as a part of the real estate under the law of the state where it is located, repossession of the home in the event of a default by the obligor generally will be governed by the UCC (except in Louisiana). Article 9 of the UCC provides the statutory framework for the repossession of manufactured housing. While the UCC as adopted by the various states may vary in small particulars, the general repossession procedure established by the UCC is as follows:

1. Except in those states where the debtor must receive notice of the right to cure a default, repossession can commence immediately upon default without prior notice. Repossession may be effected either through self-help (peaceable retaking without court order), voluntary repossession or through judicial process (repossession pursuant to court-issued writ of replevin). The self-help and/or voluntary repossession methods are more commonly employed, and are accomplished simply by retaking possession of the manufactured home. In cases in which the debtor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the manufactured home must then be repossessed in accordance with that order. Whether the method employed



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is self-help, voluntary repossession or judicial repossession, the repossession can be accomplished either by an actual physical removal of the manufactured home to a secure location for refurbishment and resale or by removing the occupants and their belongings from the manufactured home and maintaining possession of the manufactured home on the location where the occupants were residing. Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of the lease of the site on which it is located and the condition of the unit. In many cases, leaving the manufactured home on location is preferable, in the event that the home is already set up, because the expenses of retaking and redelivery will be saved. However, in those cases where the home is left on location, expenses for site rentals will usually be incurred.

2. Once repossession has been achieved, preparation for the subsequent disposition of the manufactured home can commence. The disposition may be by public or private sale provided the method, manner, time, place and terms of the sale are commercially reasonable.

3.   Sale proceeds are to be applied first to repossession expenses
(expenses incurred in retaking, storage, preparing for sale to include refurbishing costs and selling) and then to satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, the remainder may be sought from the debtor in the form of a deficiency judgment in those states that do not prohibit or limit deficiency judgments. The deficiency judgment is a personal judgment against the debtor for the shortfall. Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the party suing for the deficiency judgment to remit the surplus to the debtor. Because the defaulting owner of a manufactured home generally has very little capital or income available following repossession, a deficiency judgment may not be sought in many cases or, if obtained, will be settled at a significant discount in light of the defaulting owner's strained financial condition.

     Louisiana Law. Any contract secured by a manufactured home located in Louisiana will be governed by Louisiana law rather than Article 9 of the UCC. Louisiana laws provide similar mechanisms for perfection and enforcement of security interests in manufactured housing used as collateral for an installment sale contract or installment loan agreement.

     Under Louisiana law, a manufactured home that has been permanently affixed to real estate will nevertheless remain subject to the motor vehicle registration laws unless the obligor and any holder of a security interest in the property execute and file in the real estate records for the parish in which the property is located a document converting the unit into real property. A manufactured home that is converted into real property but is then removed from its site can be converted back to personal property governed by the motor vehicle registration laws if the obligor executes and files various documents in the appropriate real estate records and all mortgagees under real estate mortgages on the property and the land to which it was affixed file releases with the motor vehicle commission.

     So long as a manufactured home remains subject to the Louisiana motor vehicle laws, liens are recorded on the certificate of title by the motor vehicle commissioner and repossession can be accomplished by voluntary consent of the obligor, executory process (repossession proceedings which must be initiated through the courts but which involve minimal court supervision) or a civil suit for possession. In connection with a voluntary surrender, the obligor must be given a full release from liability for all amounts due under the contract. In executory process repossessions, a sheriff's sale (without court supervision) is permitted, unless the obligor brings suit to enjoin the sale, and the lender is prohibited from seeking a deficiency judgment against the obligor unless the lender obtained an appraisal of the manufactured home prior to the sale and the property was sold for at least two-thirds of its appraised value.

RIGHTS OF REDEMPTION

     Single Family, Multifamily and Commercial Properties. The purposes of a foreclosure action in respect of a mortgaged property is to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption". The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are



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subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchase through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Manufactured Homes. While state laws do not usually require notice to be given to debtors prior to repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale prior to the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the UCC.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Single Family, Multifamily and Commercial Loans. Some states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states (including California), statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following non-judicial foreclosure by power of sale. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. In the case of a mortgage loan secured by a property owned by a trust where the mortgage note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust, even if obtainable under applicable law, may be of little value to the mortgagee or beneficiary if there are no trust assets against which the deficiency judgment may be executed. Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting the election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, in some states, statutory provisions limit any deficiency judgment against the former borrower following a foreclosure to the excess of the outstanding debt over the fair value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

     Generally, Article 9 of the UCC governs foreclosure on Cooperative Shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Article 9 to prohibit or limit a deficiency award in some circumstances, including circumstances where the disposition of the collateral (which, in the case of a cooperative mortgage loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was not conducted in a commercially reasonable manner.

     In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, under the federal Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the



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consequences thereof caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in a bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien. Moreover, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearage within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearage over a number of years.

     Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

     In the case of income-producing multifamily properties, federal bankruptcy law may also have the effect of interfering with or affecting the ability of the secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under Section 362 of the Bankruptcy Code, the lender will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents.

     Tax liens arising under the Code may have priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

     Contracts. In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to realize upon collateral and/or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a lender from repossessing a home, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the home at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

ENVIRONMENTAL LEGISLATION

     Under CERCLA, and under state law in some states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership
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     The Conservation Act amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Conservation Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property. The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     Other federal and state laws may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. The cleanup costs may be substantial. It is possible that the cleanup costs could become a liability of an issuing entity and reduce the amounts otherwise distributable to the holders of the related series of certificates or notes. Moreover, federal statutes and states by statute may impose a lien for any cleanup costs incurred by the state on the property that is the subject of the cleanup costs. All subsequent liens on the property generally are subordinated to the lien and, in some states, even prior recorded liens are subordinated to such lien. In the latter states, the security interest of the trustee in a related parcel of real property that is subject to the lien could be adversely affected.

     Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, the depositor has not made and will not make the evaluations prior to the origination of the secured contracts. Neither the master servicer nor any servicer will be required by any Agreement to undertake these evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The depositor does not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, neither the master servicer nor any servicer will be obligated to foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on the property. A failure so to foreclose may reduce the amounts otherwise available to certificateholders of the related series.

CONSUMER PROTECTION LAWS

     In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include TILA, as implemented by Regulation Z, Real Estate Settlement Procedures Act, as implemented by Regulation X, Equal Credit Opportunity Act, as implemented by Regulation B, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans. In particular, an originator's failure to comply with certain requirements of the federal TILA, as implemented by Regulation Z, could subject both originators and assignees of such obligations to monetary penalties and could result in obligors' rescinding the mortgage loans either against the originators or assignees. Further, the failure of the borrower to use the correct form of notice of right to cancel in connection with non-purchase money transactions could subject the originator and assignees to extended borrower rescission rights.

HOMEOWNERSHIP ACT AND SIMILAR STATE LAWS

     Some of the mortgage loans, known as High Cost Loans, may be subject to special rules, disclosure requirements and other provisions that were added to the federal TILA by the Homeownership Act, if such issuing entity assets were originated after October 1, 1995, are not loans made to finance the purchase of the mortgaged



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property and have interest rates or origination costs in excess of certain prescribed levels. The Homeownership Act requires certain additional disclosures, specifies the timing of those disclosures and limits or prohibits the inclusion of certain provisions in mortgages subject to the Homeownership Act. Purchasers or assignees of any High Cost Loan, including any issuing entity, could be liable under federal law for all claims and subject to all defenses that the borrower could assert against the originator of the High Cost Loan under the federal TILA or any other law, unless the purchaser or assignee did not know and could not with reasonable diligence have determined that the mortgage loan was subject to the provisions of the Homeownership Act. Remedies available to the borrower include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required or if the particular mortgage includes provisions prohibited by law. The maximum damages that may be recovered under these provisions from an assignee, including the issuing entity, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan.

     In addition to the Homeownership Act, a number of legislative proposals have been introduced at the federal, state and local level that are designed to discourage predatory lending practices. Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans. In some cases, state or local law may impose requirements and restrictions greater than those in the Homeownership Act. An originators' failure to comply with these laws could subject the trust (and other assignees of the mortgage loans) to monetary penalties and could result in the borrowers rescinding the mortgage loans against either the issuing entity or subsequent holders of the mortgage loans.

     Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of state law allegedly committed by the originator. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

     Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originator reasonably believed that the test was satisfied. Any determination by a court that the mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the related seller will be required to purchase that mortgage loan from the trust.

ADDITIONAL CONSUMER PROTECTIONS LAWS WITH RESPECT TO CONTRACTS

     Contracts often contain provisions obligating the obligor to pay late charges if payments are not timely made. Federal and state law may specifically limit the amount of late charges that may be collected. Under the related pooling and servicing agreement or servicing agreement, late charges will be retained by the master servicer or servicer as additional servicing compensation, and any inability to collect these amounts will not affect payments to Securityholders.

     Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

     In several cases, consumers have asserted that the remedies provided to secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

     The FTC Rule has the effect of subjecting a seller (and some related creditors and their assignees) in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by a debtor on the Contract, and the holder of the Contract may also be unable to collect amounts still due under the Contract. Most of the Contracts in an issuing entity will be subject to the requirements of the FTC Rule. Accordingly, the issuing entity, as holder of the Contracts, will be subject to any claims or defenses that the



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purchaser of the related Manufactured Home may assert against the seller of the Manufactured Home, subject to a maximum liability equal to the amounts paid by the obligor on the Contract. If an obligor is successful in asserting the claim or defense, and if the Seller had or should have had knowledge of the claim or defense, the master servicer will have the right to require the Seller to repurchase the Contract because of breach of its Seller's representation and warranty that no claims or defenses exist that would affect the obligor's obligation to make the required payments under the Contract. The Seller would then have the right to require the originating dealer to repurchase the Contract from it and might also have the right to recover from the dealer any losses suffered by the Seller with respect to which the dealer would have been primarily liable to the obligor.

ENFORCEABILITY OF CERTAIN PROVISIONS

     Transfer of Mortgaged Properties. Unless the related prospectus supplement indicates otherwise, the mortgage loans generally contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property without the prior consent of the lender. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses was limited or denied. However, Garn-St Germain Act preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to limited exceptions. The Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

     The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include, amongst others, intra-family transfers, some transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

     The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by the buyer rather than being paid off, which may have an impact upon the average life of the mortgage loans and the number of mortgage loans which may be outstanding until maturity.

     Transfer of Manufactured Homes. Generally, Contracts contain provisions prohibiting the sale or transfer of the related Manufactured Home without the consent of the obligee on the Contract and permitting the acceleration of the maturity of the Contracts by the obligee on the Contract upon a sale or transfer that is not consented to. The master servicer will, or will cause the servicer of the Contract, to the extent it has knowledge of the conveyance or proposed conveyance, to exercise or cause to be exercised its rights to accelerate the maturity of the related Contracts through enforcement of due-on-sale clauses, subject to applicable state law. In some cases, the transfer may be made by a delinquent obligor in order to avoid a repossession proceeding with respect to a Manufactured Home.

     In the case of a transfer of a Manufactured Home as to which the master servicer or servicer of the Contract desires to accelerate the maturity of the related Contract, the master servicer's or servicer's ability to do so will depend on the enforceability under state law of the due-on-sale clause. The Garn-St Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of due-on-sale clauses applicable to the Manufactured Homes. Consequently, in some cases the master servicer or servicer may be prohibited from enforcing a due-on-sale clause in respect of a Manufactured Home.

     Late Payment Charges and Prepayment Restrictions. Notes and mortgages, as well as manufactured housing conditional sales contracts and installment loan agreements, may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments or the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid even when the loans expressly provide for the collection of those charges. Although the Parity Act permits the collection of prepayment charges and late fees in



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connection with some types of eligible loans preempting any contrary state law prohibitions, some states may not recognize the preemptive authority of the Parity Act or have formally opted out of the Parity Act. As a result, it is possible that prepayment charges and late fees may not be collected even on loans that provide for the payment of those charges unless otherwise specified in the related prospectus supplement. The master servicer or another entity identified in the accompanying prospectus supplement will be entitled to all prepayment charges and late payment charges received on the loans and those amounts will not be available for payment on the bonds. The Office of Thrift Supervision (OTS), the agency that administers the Parity Act for unregulated housing creditors, withdrew its favorable Parity Act regulations and Chief Counsel Opinions that previously authorized lenders to charge prepayment charges and late fees in certain circumstances notwithstanding contrary state law, effective with respect to loans originated on or after July 1, 2003. However, the OTS's ruling does not retroactively affect loans originated before July 1, 2003.

SUBORDINATE FINANCING

     When the mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

INSTALLMENT CONTRACTS

     The issuing entity assets may also consist of installment sales contracts. Under an installment contract the seller (referred to in this section as the "lender") retains legal title to the property and enters into an agreement with the purchaser (referred to in this section as the "borrower") for the payment of the purchase price, plus interest, over the term of the contract. Only after full performance by the borrower of the installment contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for the maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The method of enforcing the rights of the lender under an installment contract varies on a state-by- state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated and the buyer's equitable interest in the property is forfeited. The lender in this situation is not required to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under these statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the defaulted amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, the lender's procedures for obtaining possession and clear title under an installment contract in a given state are



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simpler and less time consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

APPLICABILITY OF USURY LAWS

     Title V provides that state usury limitations shall not apply to some types of residential first mortgage loans originated by some lenders after March 31,1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits or to limit discount points or other charges.

     Title V also provides that, subject to the following conditions, state usury limitations shall not apply to any loan that is secured by a first lien on some kinds of Manufactured Housing. Contracts would be covered if they satisfy conditions including, among other things, terms governing any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1,1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted this type of law prior to the April 1,1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no Contract which imposes finance charges or provides for discount points or charges in excess of permitted levels has been included in the issuing entity.

     Usury limits apply to junior mortgage loans in many states. Any applicable usury limits in effect at origination will be reflected in the maximum mortgage rates for ARM Loans, as set forth in the related prospectus supplement.

     As indicated above under "The Mortgage Pools--Representations by Sellers," each Seller of a mortgage loan will have represented that the mortgage loan was originated in compliance with then applicable state laws, including usury laws, in all material respects. However, the mortgage rates on the mortgage loans will be subject to applicable usury laws as in effect from time to time.

ALTERNATIVE MORTGAGE INSTRUMENTS

     Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders historically have been subjected to a variety of restrictions. The restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII. Title VIII provides that, notwithstanding any state law to the contrary, (1) state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks,
(2) state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions, and (3) all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of the provisions. Some states have taken this action.



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FORMALDEHYDE LITIGATION WITH RESPECT TO CONTRACTS

     A number of lawsuits are pending in the United States alleging personal injury from exposure to the chemical formaldehyde, which is present in many building materials, including components of manufactured housing such as plywood flooring and wall paneling. Some of these lawsuits are pending against manufacturers of manufactured housing, suppliers of component parts, and related persons in the distribution process. The depositor is aware of a limited number of cases in which plaintiffs have won judgments in these lawsuits.

     Under the FTC Rule, which is described above under "Consumer Protection Laws", the holder of any Contract secured by a Manufactured Home with respect to which a formaldehyde claim has been successfully asserted may be liable to the obligor for the amount paid by the obligor on the related Contract and may be unable to collect amounts still due under the Contract. In the event an obligor is successful in asserting this claim, the related securityholders could suffer a loss if (1) the related Seller fails or cannot be required to repurchase the affected Contract for a breach of representation and warranty and (2) the master servicer, servicer of the Contract or the trustee were unsuccessful in asserting any claim of contribution or subornation on behalf of the securityholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde in manufactured housing, with the result that recoveries from these manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

THE SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Relief Act, a mortgagor who enters military service after the origination of the mortgagor's mortgage loan (including a mortgagor who was in reserve status and is called to active duty after origination of the mortgage loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of the mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to mortgagors who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act. With respect to any mortgage loan subject to the Relief Act with an interest rate in excess of 6% per annum, application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer or servicer to collect full amounts of interest on that mortgage loan. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related mortgage loans, would result in a reduction of the amounts distributable to the holders of the related securities, and would not be covered by advances by the master servicer, any servicer or other entity or by any form of credit enhancement provided in connection with the related series of securities, unless described in the prospectus supplement. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer or servicer to foreclose on an affected single family loan or enforce rights under a Contract during the mortgagor's period of active duty status, and, under some circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations applies to any mortgage loan which goes into default, there may be delays in payment and losses on the related securities in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the mortgage loans resulting from similar legislation or regulations may result in delays in payments or losses to securityholders of the related series.

     Certain states have enacted or may enact their own versions of the Relief Act which may provide for more enhanced consumer protection provisions than those set forth in the Relief Act. The Relief Act may not preempt those state laws.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of RICO can be seized by the government if the property was used in, or purchased with the proceeds of, these crimes. Under procedures contained in the Crime Control Act, the government may seize the property even



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before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property", including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that: (1) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (2) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

JUNIOR MORTGAGES

     Some of the mortgage loans may be secured by mortgages or deeds of trust which are junior to senior mortgages or deeds of trust which are not part of the issuing entity. The rights of the securityholders, as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, which may extinguish the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, in some cases, either reinitiates or satisfies the defaulted senior loan or loans. A junior mortgagee may satisfy a defaulted senior loan in full or, in some states, may cure the default and bring the senior loan current thereby reinstating the senior loan, in either event usually adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee. Where applicable law or the terms of the senior mortgage or deed of trust do not require notice of default to the junior mortgagee, the lack of this notice may prevent the junior mortgagee from exercising any right to reinstate the loan which applicable law may provide.

     The standard form of the mortgage or deed of trust used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in the order the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of junior mortgages in the order of their priority.

     Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee or beneficiary is given the right under some mortgages or deeds of trust to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by a senior mortgagee become part of the indebtedness secured by the senior mortgage.

NEGATIVE AMORTIZATION LOANS

     A notable case decided by the United States Court of Appeals, First Circuit, held that state restrictions on the compounding of interest are not preempted by the provisions of the DIDMC and as a result, a mortgage loan that provided for negative amortization violated New Hampshire's requirement that first mortgage loans provide for computation of interest on a simple interest basis. The holding was limited to the effect of DIDMC on state laws regarding the compounding of interest and the court did not address the applicability of the Parity Act, which authorizes lender to make residential mortgage loans that provide for negative amortization. The First Circuit's decision is binding authority only on Federal District Courts in Maine, New Hampshire, Massachusetts, Rhode Island and Puerto Rico.



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                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following discussion is the opinion of Thacher Proffitt & Wood LLP, Orrick, Herrington & Sutcliffe LLP and Greenberg Traurig, LLP counsel to the depositor, with respect to the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered securities offered under this prospectus and the prospectus supplement insofar as it relates to matters of law or legal conclusions with respect thereto. This discussion is directed solely to securityholders that hold the securities as capital assets within the meaning of Section 1221 of the Code and does not purport to discuss all federal income tax consequences that may be applicable to the individual circumstances of particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject special treatment under the Code. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (1) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (2) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers are encouraged to consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus. In addition to the federal income tax consequences described in this prospectus, potential investors are encouraged to consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the securities. See "State and Other Tax Consequences" in this prospectus.

     The following discussion addresses securities of four general types:

          1. REMIC Certificates representing interests in an issuing entity, or a portion thereof, that the REMIC Administrator will elect to have treated as one or more REMICs under the REMIC Provisions of the Code,

          2. notes representing indebtedness of an issuing entity as to which no REMIC election will be made,

          3. Grantor Trust Certificates representing interests in a Grantor Trust Fund as to which no REMIC election will be made, and

          4. securities representing an ownership interest in some or all of the assets included in the exchangeable security trust fund for an ES Class.

The prospectus supplement for each series of certificates will indicate whether a REMIC election (or elections) will be made for the related issuing entity and, if this election is to be made, will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion, references to a "securityholder," "certificateholder" or a "holder" are to the beneficial owner of a security or certificate, as the case may be.

     The prospectus supplement for each series of securities will indicate which of the foregoing treatments will apply to that series. In addition, if a Partnership Structure is being used, the tax treatment of such structure will be described in the related prospectus supplement.

     The following discussion is based in part upon the OID Regulations and in part upon REMIC Regulations. The OID Regulations do not adequately address issues relevant to securities such as the offered securities. In some instances, the OID Regulations provide that they are not applicable to securities such as the offered securities.



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REMICS

     Classification of REMICS. On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of REMIC Certificates, any of Thacher Proffitt & Wood LLP, Orrick, Herrington & Sutcliffe LLP or Greenberg Traurig LLP, as counsel to the depositor, or another law firm identified in the related prospectus supplement, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, for federal income tax purposes, the related issuing entity (or each applicable portion thereof) will qualify as a REMIC and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in that REMIC within the meaning of the REMIC Provisions.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In that event, the entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for status as a REMIC are not satisfied. The pooling and servicing agreement with respect to each REMIC will include provisions designed to maintain the related issuing entity's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any issuing entity as a REMIC will be inadvertently terminated.

     Characterization of Investments in REMIC Certificates. In general, the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying the certificates would be so treated. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that the certificates are treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. In addition, the REMIC Regular Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its startup day in exchange for regular or residual interests therein. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during the calendar quarter. The REMIC Administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

     The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC Certificates and any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether the assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the mortgage loans for purposes of all of the Code sections mentioned in the immediately preceding paragraph. In addition, in some instances mortgage loans may not be treated entirely as assets described in the foregoing sections of the Code. If so, the related prospectus supplement will describe the mortgage loans that may not be so treated. The REMIC Regulations do provide, however, that cash received from payments on mortgage loans held pending distribution is considered part of the mortgage loans for purposes of Section 856(c)(4)(A) of the Code. Furthermore, foreclosure property will qualify as "real estate assets" under Section 856(c)(4)(A) of the Code.

     Tiered REMIC Structures. For some series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related issuing entity as REMICs for federal income tax purposes. As to each such series of REMIC Certificates, in the opinion of counsel to the depositor, assuming compliance with all provisions of the related pooling and servicing agreement, each of the REMICs in that issuing entity will qualify as a REMIC and the REMIC Certificates issued by these REMICs will be considered to evidence ownership of REMIC


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Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on the certificates is interest described in
Section 856(c)(3)(B) of the Code, all of the REMICs in that issuing entity will be treated as one REMIC.

     Taxation of Owners of REMIC Regular Certificates.

     General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

     Original Issue Discount. A REMIC Regular Certificate may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holder of a REMIC Regular Certificate issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the "constant yield" method described below, in advance of the receipt of the cash attributable to that income. In addition,
Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and some other debt instruments issued with original issue discount. Regulations have not been issued under that section.

     The Code requires that a reasonable prepayment assumption be used with respect to mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of that discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Committee Report indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of the REMIC Regular Certificate. The Prepayment Assumption used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, none of the depositor, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

     The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the Closing Date, the issue price for that class will be the fair market value of that class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on the certificate other than "qualified stated interest." "Qualified stated interest" is interest that is unconditionally payable at least annually (during the entire term of the instrument) at a single fixed rate, or at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on the REMIC Regular Certificate.

     In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of the REMIC Regular Certificates. If the original issue discount rules apply to the certificates in a particular series, the related prospectus supplement will describe the manner in which these rules will be applied with respect to the certificates in that series that bear an adjustable interest rate in preparing information returns to the certificateholders and the IRS.

     The first interest payment on a REMIC Regular Certificate may be made more than one month after the date of issuance, which is a period longer than the subsequent monthly intervals between interest payments.



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Assuming the "accrual period" (as defined below) for original issue discount is each monthly period that ends on the day prior to each distribution date, in some cases, as a consequence of this "long first accrual period," some or all interest payments may be required to be included in the stated redemption price of the REMIC Regular Certificate and accounted for as original issue discount. Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

     In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect the accrued interest. In such cases, information returns to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of the REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution date) and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first distribution date should be included in the stated redemption price of the REMIC Regular Certificate. However, the OID Regulations state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of a REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the REMIC Regular Certificate, by multiplying (1) the number of complete years (rounding down for partial years) from the issue date until that payment is expected to be made (presumably taking into account the Prepayment Assumption) by (2) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of de minimis original issue discount attributable to that certificate and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "REMICS--Taxation of Owners of REMIC Regular Certificates--Market Discount" in this prospectus for a description of this election under the OID Regulations.

     If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

     As to each "accrual period," that is, each period that ends on a date that corresponds to the day prior to each distribution date and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing Date), a calculation will be made of the portion of the original issue discount that accrued during the accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (1) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the distributions made on the REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (2) the adjusted issue price of the REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (1) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption, (2) using a discount rate equal to the original yield to maturity of the certificate and (3) taking into account events (including actual prepayments) that have occurred before the close of the accrual period. For these purposes, the original yield to maturity of the



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certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of original issue discount that accrued with respect to the certificate in prior accrual periods, and reduced by the amount of any distributions made on the certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

     A subsequent purchaser of a REMIC Regular Certificate that purchases a certificate that is treated as having been issued with original issue discount at a cost (excluding any portion of the cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate. However, each such daily portion will be reduced, if the cost of the certificate is in excess of its "adjusted issue price," in proportion to the ratio the excess bears to the aggregate original issue discount remaining to be accrued on the REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of the certificate at the beginning of the accrual period which includes that day and (2) the daily portions of original issue discount for all days during the accrual period prior to that day.

     Market Discount. A certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a certificateholder generally will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) in income, and to amortize premium, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that the certificateholder acquires during the taxable year of the election or thereafter. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See "REMICS--Taxation of Owners of REMIC Regular Certificates--Premium" below. Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method would be irrevocable, except with the approval of the IRS.

     However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "REMICS--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the rules described in



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the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the certificateholder's option: (1) on the basis of a constant yield method, (2) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (3) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect these regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

     To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during the taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If a holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by the holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A REMIC Regular Certificate purchased at a cost (excluding any portion of the cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a REMIC Regular Certificate may elect under Section 171 of the Code to amortize the premium under the constant yield method over the life of the certificate. If made, the election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See "REMICS--Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether the certificates have original issue discount) will also apply in amortizing bond premium under Section 171 of the Code. The use of an assumption that there will be no prepayments may be required.

     Realized Losses. Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and non-corporate holders of the REMIC Regular Certificates that acquire the certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the mortgage loans. However, it appears that a non-corporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until the holder's certificate becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

     Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to the certificate, without giving effect to any reductions in distributions attributable to defaults or

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delinquencies on the mortgage loans or the certificate underlying the REMIC
Certificates, as the case may be, until it can be established that the reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by that holder in the period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of this loss or reduction in income.

     Taxation of Owners of REMIC Residual Certificates

     General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC generally is not subject to entity-level taxation, except with regard to prohibited transactions and some other transactions. See "--Prohibited Transactions and Other Possible REMIC Taxes" below. Rather, the taxable income or net loss of a REMIC is generally taken into account by the holder of the REMIC Residual Certificates. Accordingly, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans or as debt instruments issued by the REMIC.

     A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned the REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related prospectus supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of "passive losses."

     A holder of a REMIC Residual Certificate that purchased the certificate from a prior holder of that certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds the REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that some modifications of the general rules may be made, by regulations, legislation or otherwise to reduce (or increase) the income of a REMIC Residual Certificateholder that purchased the REMIC Residual Certificate from a prior holder of the certificate at a price greater than (or less than) the adjusted basis (as defined below) the REMIC Residual Certificate would have had in the hands of an original holder of the certificate. The REMIC Regulations, however, do not provide for any such modifications.

     Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of the REMIC Residual Certificate will be taken into account in determining the income of the holder for federal income tax purposes. Although it appears likely that any of these payments would be includible in income immediately upon its receipt, the IRS might assert that these payments should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of these payments, holders of REMIC Residual Certificates are encouraged to consult their tax advisors concerning the treatment of these payments for income tax purposes.

     The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with the income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income



                                       98
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allocated to REMIC Residual Certificateholders may exceed the cash distributions received by the REMIC Residual Certificateholders for the corresponding period may significantly adversely affect the REMIC Residual Certificateholders' after-tax rate of return. This disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC Residual Certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss.

     Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the mortgage loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by any income from premium on issuance) on the REMIC Regular Certificates (and any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered by the prospectus), amortization of any premium on the mortgage loans, bad debt losses with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, their fair market values). The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any offered REMIC Certificates will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." The issue price of a REMIC Certificate received in exchange for an interest in the mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the REMIC Administrator may be required to estimate the fair market value of the interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates (that is, under the constant yield method taking into account the Prepayment Assumption). However, a REMIC that acquires loans at a market discount must include the market discount in income currently, as it accrues, on a constant yield basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

     A mortgage loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC's basis therein, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to the income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which the election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption. Further, such an election would not apply to any mortgage loan originated on or before September 27, 1985. Instead, premium on such a mortgage loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of the mortgage loan.

     A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered by this prospectus) equal to the deductions that would be allowed if the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered by this prospectus) were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular certificates--Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered by this prospectus) described therein will not apply.



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     If a class of REMIC Regular Certificates is issued with Issue Premium, the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of that class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely clear, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular certificates--Original Issue Discount."

     As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will betaken into account. See "--Prohibited Transactions and Other Possible REMIC Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows these deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of Section 67 of the Code. See "--Possible Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for the REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to the REMIC Residual Certificateholder.

     A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds the REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of the calendar quarter (determined without regard to the net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders are encouraged to consult their tax advisors.

     Any distribution on a REMIC Residual Certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate. Holders of REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in the REMIC Residual Certificates will not be sufficiently large that the distributions will be treated as nontaxable returns of capital. Their bases in the REMIC Residual Certificates will initially equal the amount paid for the REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the REMIC. However, these bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent the REMIC Residual Certificateholders' initial bases are less than the distributions to the REMIC Residual Certificateholders, and increases in initial bases either occur after the distributions or (together with their initial bases) are less than the amount of the distributions, gain will be recognized to the REMIC Residual Certificateholders on these distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

     The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See "--Sales of REMIC Certificates" below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of the REMIC Residual Certificate to the REMIC Residual Certificateholder and the adjusted basis the REMIC Residual Certificate would have in the hands of an original holder, see "--Taxation of Owners of REMIC Residual Certificates--General" above.


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     Excess Inclusions. Any "excess inclusions" with respect to a REMIC Residual
Certificate will be subject to federal income tax in all events. In general, the "excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (1) the daily portions of REMIC taxable income allocable to the REMIC Residual Certificate over (2) the sum of the "daily accruals" (as defined below) for each day during the quarter that the REMIC Residual Certificate was held by the REMIC Residual Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to the REMIC Residual Certificate before the beginning of that quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. Although it has not done so, the Treasury has authority to issue regulations that would treat the entire amount of income accruing on a REMIC Residual Certificate as an excess inclusion if the REMIC Residual Certificates are not considered to have "significant value."

     For REMIC Residual Certificateholders, an excess inclusion (1) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (2) will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and (3) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, "--Foreign investors in REMIC Certificates," below.

     Furthermore, for purposes of the alternative minimum tax, excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and alternative minimum taxable income may not be less than the taxpayer's excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the tentative minimum tax on excess inclusions.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of the issuing entity in proportion to the dividends received by the shareholders from the issuing entity, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by the shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and cooperatives; the REMIC Regulations currently do not address this subject.

     Noneconomic REMIC Residual Certificates. Under the REMIC Regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If the transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the "noneconomic" REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is non-economic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any such transfer being disregarded. These restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the



                                      101
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financial condition of the prospective transferee, as to which the transferor is also required to make a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a noneconomic residual interest would be respected. The additional conditions require that in order to qualify as a safe harbor transfer of a residual, the transferee represent that it will not cause the income "to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer" and either (i) the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same "safe harbor" provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The regulations generally apply to transfers of residual interests occurring on or after February 4, 2000. Prior to purchasing a REMIC Residual Certificate, prospective purchasers are encouraged to consider the possibility that a purported transfer of the REMIC Residual Certificate by such a purchaser to another purchaser at some future day may be disregarded in accordance with the above described rules which would result in the retention of tax liability by that purchaser.

     The related prospectus supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based upon assumptions, and the depositor will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See "--Foreign Investors in REMIC Certificates--REMIC Residual Certificates" below for additional restrictions applicable to transfers of REMIC Residual Certificates to foreign persons.

     On May 11, 2004, the IRS issued final regulations relating to the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests. The regulations provide tax accounting rules for the inclusion of such fees in income over an appropriate period, and clarify that inducement fees represent income from sources within the United States. These rules apply to taxable years ending on or after May 11, 2004. On the same date, the IRS issued administrative guidance addressing the procedures by which transferees of such REMIC residual interests may obtain consent to change the method of accounting for REMIC inducement fee income to one of the methods provided in the regulations. Prospective purchasers of REMIC Residual Certificates are encouraged to consult with their tax advisors regarding the effect of these regulations and the related administrative guidance.

     Mark-to-Market Rules. In general, all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment, must be marked to market in accordance with the applicable Code provision and the related regulations. However, the IRS has issued regulations which provide that for purposes of this mark-to-market requirement, a REMIC Residual Certificate is not treated as a security and thus may not be marked to market.

     Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Except as stated in the related prospectus supplement, these fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

     With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, (1) an amount equal to the individual's, estate's or trust's share of the fees and expenses will be added to the gross income of the holder and (2) the individual's, estate's or trust's share of the fees and expenses will be treated as a



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miscellaneous itemized deduction allowable subject to the limitation of
Section 67 of the Code, which permits these deductions only to the extent they exceed in the aggregate two percent of taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over the amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of the fees and other deductions will be included in the holder's gross income. Accordingly, these REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Prospective investors are encouraged to consult with their tax advisors prior to making an investment in the certificates.

     Sales of REMIC Certificates. If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of the REMIC Regular Certificate to the certificateholder, increased by income reported by the certificateholder with respect to the REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on the REMIC Regular Certificate received by the certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under "--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions" in this prospectus. Except as provided in the following four paragraphs, any such gain or loss will be capital gain or loss, provided the REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code.

     Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of (1) the amount that would have been includible in the seller's income with respect to the REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate" (generally, a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the Prepayment Assumption applicable to the certificate, which rate is computed and published monthly by the IRS), determined as of the date of purchase of the REMIC Regular Certificate, over (2) the amount of ordinary income actually includible in the seller's income prior to the sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased the REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of the discount that accrued during the period the REMIC Certificate was held by the holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular Certificates--Market Discount" and"--Premium."

     REMIC Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which this section applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that the certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.



                                      103
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     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires the REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of the sale, such sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to the REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.

     Losses on the sale of a REMIC Residual Certificate in excess of a threshold amount (which amount could need to be aggregated with similar or previous losses) may require disclosure of such loss on an IRS Form 8886. Investors are encouraged to consult with their tax advisors as to the need to file such form.

     Prohibited Transactions and Other Possible REMIC Taxes. In the event a REMIC engages in a prohibited transaction, the Code imposes a 100% tax on the income derived by the REMIC from the prohibited transaction. In general, subject to specified exceptions, a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, a contribution to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition on the REMIC of a tax equal to 100% of the value of the contributed property. Each pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

     REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

     To the extent permitted by then applicable laws, any tax resulting from a prohibited transaction, tax resulting from a contribution made after the Closing Date, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related master servicer or trustee in either case out of its own funds, provided that the master servicer or the trustee, as the case may be, has sufficient assets to do so, and provided further that the tax arises out of a breach of the master servicer's or the trustee's obligations, as the case may be, under the related pooling and servicing agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by the master servicer or the trustee will be charged against the related issuing entity resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC Residual Certificate is transferred to a "disqualified organization" (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (1) the present value (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) of the total anticipated excess inclusions with respect to the REMIC Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of the transfer, the



                                      104
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Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where the transfer is through an agent for a disqualified organization, the tax would instead be imposed on the agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (1) residual interests in the entity are not held by disqualified organizations and
(2) information necessary for the application of the tax described in this prospectus will be made available. Restrictions on the transfer of REMIC Residual Certificates and other provisions that are intended to meet this requirement will be included in the pooling and servicing agreement, and will be discussed more fully in any prospectus supplement relating to the offering of any REMIC Residual Certificate.

     In addition, if a "pass-through entity" (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in the entity, then a tax will be imposed on the entity equal to the product of (1) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by the disqualified organization and
(2) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in the pass-through entity furnishes to the pass-through entity (1) the holder's social security number and a statement under penalties of perjury that the social security number is that of the recordholder or (2) a statement under penalties of perjury that the record holder is not a disqualified organization. For taxable years beginning after December 31,1997, notwithstanding the preceding two sentences, in the case of a REMIC Residual Certificate held by an "electing large partnership," all interests in the partnership shall be treated as held by disqualified organizations (without regard to whether the record holders of the partnership furnish statements described in the preceding sentence) and the amount that is subject to tax under the second preceding sentence is excluded from the gross income of the partnership allocated to the partners (in lieu of allocating to the partners a deduction for the tax paid by the partnership).

     For these purposes, a "disqualified organization" means:

     1. the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or Freddie Mac),

     2. any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code,

     3.  any organization described in Section 1381(a)(2)(C) of the Code, or

     4. an electing large partnership within the meaning of Section 775 of the Code.

For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to the interest, be treated as a pass-through entity.

     Termination. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on the REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in the certificate, the REMIC Residual Certificateholder should (but may not) be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.



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

     Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. The REMIC Administrator (or other party described in the related prospectus supplement) will file REMIC federal income tax returns on behalf of the related REMIC, and under the terms of the related Agreement will either (1) be irrevocably appointed by the holders of the largest percentage interest in the related REMIC Residual Certificates as their agent to perform all of the duties of the "tax matters person" with respect to the REMIC in all respects or (2) will be designated as and will act as the "tax matters person" with respect to the related REMIC in all respects and will hold at least a nominal amount of REMIC Residual Certificates.

     The REMIC Administrator, as the tax matters person or as agent for the tax matters person, subject to notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders generally will be required to report these REMIC items consistently with their treatment on the REMIC's tax return and may in some circumstances be bound by a settlement agreement between the REMIC Administrator, as either tax matters person or as agent for the tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of the person and other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and some other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose the information to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, Treasury regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "REMICS--Taxation of Owners of REMIC Regular certificates--Market Discount" in this prospectus.

     The responsibility for complying with the foregoing reporting rules will be borne by the REMIC Administrator or other party designated in the related prospectus supplement.

     Backup Withholding With Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code if recipients of the payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the backup withholding tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     Foreign Investors in REMIC Certificates. A REMIC Regular Certificateholder that is not a United States person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in


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

addition to its ownership of a REMIC Regular Certificate will not be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a United States person and providing the name and address of the certificateholder. This statement is generally made on IRS Form W-8BEN and must be updated whenever required information has changed or within 3 calendar years after the statement is first delivered. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

     In addition, in certain circumstances the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United States shareholder's allocable portion of the interest income received by the controlled foreign corporation.

     Further, it appears that a REMIC Regular Certificate would not be included in the estate of a non- resident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals are encouraged to consult their tax advisors concerning this question.

     Except as stated in the related prospectus supplement, transfers of REMIC Residual Certificates to investors that are not United States persons will be prohibited under the related pooling and servicing agreement.

NOTES

     On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of notes, any of Thacher Proffitt & Wood LLP, Orrick, Herrington & Sutcliffe LLP or Greenberg Traurig LLP as counsel to the depositor, or another law firm identified in the related prospectus supplement, will deliver its opinion to the effect that, assuming compliance with all provisions of the indenture, owner trust agreement and other related documents, for federal income tax purposes (1) the notes will be treated as indebtedness and (2) the Issuing Entity, as created pursuant to the terms and conditions of the owner trust agreement, will not be characterized as an association (or publicly traded partnership) taxable as a corporation or as a taxable mortgage pool. For purposes of this tax discussion, references to a "noteholder" or a "holder" are to the beneficial owner of a note.

     Status as Real Property Loans

     Notes held by a domestic building and loan association will not constitute "loans . . . secured by an interest in real property" within the meaning of Code section 7701(a)(19)(C)(v); notes held by a real estate investment trust will not constitute "real estate assets" within the meaning of Code section 856(c)(4)(A), and interest on notes will not be considered "interest on obligations secured by mortgages on real property" within the meaning of Code section 856(c)(3)(B).

     Taxation of Noteholders

     Notes generally will be subject to the same rules of taxation as REMIC Regular Certificates issued by a REMIC, as described above, except that (1) income reportable on any notes issued without original issue discount is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (2) the special rule treating a portion of the gain on sale or exchange of a REMIC Regular Certificate that does not exceed a specified amount as ordinary income is inapplicable to the notes. See "REMICS--Taxation of Owners of REMIC Regular Certificates" and "--Sales of REMIC Certificates" in this prospectus.



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

GRANTOR TRUST FUNDS

     Classification of Grantor Trust Funds. On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of Grantor Trust Certificates, any of Thacher Proffitt & Wood llp, Orrick, Herrington & Sutcliffe LLP or Greenberg Traurig LLP, as counsel to the depositor, or another law firm identified in the related prospectus supplement, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of Chapter 1 of the Code and not as a partnership or an association taxable as a corporation.

     Characterization of Investments in Grantor Trust Certificates.

     Grantor Trust Fractional Interest Certificates. In the case of Grantor Trust Fractional Interest Certificates, except as disclosed in the related prospectus supplement, counsel to the depositor will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in (1) "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; (2) "obligation[s] (including any participation or Certificate of beneficial ownership therein) which [are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3) of the Code; and (3) "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. In addition, counsel to the depositor will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

     Grantor Trust Strip Certificates. Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of
Section 7701(a)(19)(C)(v) of the Code, and "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized. However, the policies underlying these sections (namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts) may suggest that this characterization is appropriate. Counsel to the depositor will not deliver any opinion on these questions. Prospective purchasers to which the characterization of an investment in Grantor Trust Strip Certificates is material are encouraged to consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

     The Grantor Trust Strip Certificates will be "obligation[s] (including any participation or Certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(A) of the Code.

     Taxation of Owners of Grantor Trust Fractional Interest Certificates. Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the mortgage loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through some pass-through entities will be allowed a deduction for the reasonable servicing fees and expenses only to the extent that the aggregate of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over the amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining the holder's alternative minimum taxable income.



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

Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, the fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and certificateholders on a method that allocates the expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

     The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the "stripped bond" rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (1) a class of Grantor Trust Strip Certificates is issued as part of the same series of certificates or
(2) the depositor or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on the mortgage loans. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established "safe harbors." The servicing fees paid with respect to the mortgage loans for a series of Grantor Trust Certificates may be higher than the "safe harbors" and, accordingly, may not constitute reasonable servicing compensation. The related prospectus supplement will include information regarding servicing fees paid to the master servicer, any subservicer or their respective affiliates necessary to determine whether the preceding "safe harbor" rules apply.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of some stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "REMICS--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount" below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on the certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

     The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by the purchaser for the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on the certificate, other than "qualified stated interest," if any, as well as the certificate's share of reasonable servicing fees and other expenses. See "REMICS--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" in this prospectus for a definition of "qualified stated interest." In general, the amount of the income that accrues in any month would equal the product of the holder's adjusted basis in the Grantor Trust Fractional Interest Certificate at the beginning of the month (see "Sales of Grantor Trust Certificates" in this prospectus) and the yield of the Grantor Trust Fractional Interest Certificate to the holder. This yield would be computed at the rate (compounded based on the regular interval between distribution dates) that, if used to discount the holder's share of future payments on the mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the mortgage loans will not include any payments made in respect of any ownership interest in the mortgage loans retained by the depositor, the master servicer, any subservicer or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses.

     To the extent the Grantor Trust Fractional Interest Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, for taxable years beginning after August 5, 1997,
Section 1272(a)(6) of the Code requires (1) the use of a reasonable prepayment assumption in accruing original issue discount and (2) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption. It is uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest
Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest


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Certificate by that holder.  Certificateholders are advised to consult their own tax advisors concerning reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates and, in particular, whether a prepayment assumption should be used in reporting original issue discount.

     In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the mortgage loans allocable to the certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than the principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease the yield, and thus accelerate or decelerate, respectively, the reporting of income.

     If a prepayment assumption is not used, then when a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the certificateholder's interest in the mortgage loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "REMICS--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in this prospectus. It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     It is currently intended to base information reports or returns to the IRS and certificateholders in transactions subject to the stripped bond rules on a Prepayment Assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the depositor, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Under Treasury regulation Section 1.1286-1, some stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (1) there is no original issue discount (or only a de minimis amount of original issue discount) or (2) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the mortgage loans, the related prospectus supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loans, then that original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in "Characteristics of Investments in Grantor Trust Certificates--If Stripped Bond Rules Do Not Apply" and"--Market Discount" below.

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with the certificateholder's normal method of accounting. The original issue discount rules will apply to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

     The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of the mortgage loans and their issue price. Under the OID Regulations, the stated redemption



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price is equal to the total of all payments to be made on the mortgage loan other than "qualified stated interest." "Qualified stated interest" is interest that is unconditionally payable at least annually at a single fixed rate, or at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on the mortgage loan. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any "points" paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test described in the REMIC discussion. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

     In the case of mortgage loans bearing adjustable or variable interest rates, the related prospectus supplement will describe the manner in which the rules will be applied with respect to those mortgage loans by the master servicer or the trustee in preparing information returns to the certificateholders and the IRS.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. Section 1272(a)(6) of the Code requires that a prepayment assumption be made in computing yield with respect to any pool of debt instruments the yield on which may be affected by reason of prepayments. Accordingly, for certificates or notes backed by these pools, it is intended to base information reports and returns to the IRS and certificateholders for taxable years beginning after August 5, 1997, on the use of a prepayment assumption. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in the series.

     A purchaser of a Grantor Trust Fractional Interest Certificate that purchases the Grantor Trust Fractional Interest Certificate at a cost less than the certificate's allocable portion of the aggregate remaining stated redemption price of the mortgage loans held in the related issuing entity will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to the mortgage loans. However, each such daily portion will be reduced, if the cost of the Grantor Trust Fractional Interest Certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate "adjusted issue prices" of the mortgage loans held in the related issuing entity, approximately in proportion to the ratio the excess bears to the certificate's allocable portion of the aggregate original issue discount remaining to be accrued on the mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of the mortgage loan at the beginning of the accrual period that includes the day and (2) the daily portions of original issue discount for all days during the accrual period prior to the day. The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of the mortgage loan, increased by the aggregate amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

     In addition to its regular reports, the master servicer or the trustee, except as provided in the related prospectus supplement, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as the holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See "Grantor Trust Reporting" below.

     Market Discount. If the stripped bond rules do not apply to the Grantor Trust Fractional Interest Certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a "market discount," that is, in the case of a mortgage loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above), or in the case of a mortgage loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of the discount that has accrued (under the rules described in the next paragraph) through the month that has not



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

previously been included in income, but limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by the issuing entity in that month. A certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the certificate to the holder) rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in "--Taxation of Owners of REMIC Regular Certificates--Market Discount" above.

     Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, some rules described in the Committee Report will apply. Under those rules, in each accrual period market discount on the mortgage loans should accrue, at the certificateholder's option: (1) on the basis of a constant yield method, (2) in the case of a mortgage loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or
(3) in the case of a mortgage loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of the discount income.

     Because the mortgage loans will provide for periodic payments of stated redemption price, the market discount may be required to be included in income at a rate that is not significantly slower than the rate at which the discount would be included in income if it were original issue discount.

     Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described above in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" with the exception that it is less likely that a prepayment assumption will be used for purposes of these rules with respect to the mortgage loans.

     Further, under the rules described in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount," above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

     Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of the premium allocable to mortgage loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the mortgage loan and be allowed as a deduction as these payments are made (or, for a certificateholder using the accrual method of accounting, when the payments of stated redemption price are due).

     It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan. If a prepayment assumption is used to amortize premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "REMICS--Taxation of Owners of REMIC Regular Certificates--Original Issue discount" in this prospectus. It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption used, and the actual rate of prepayments.

     Taxation of Owners of Grantor Trust Strip Certificates. The "stripped coupon" rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in "Characterization of Investments in Grantor Trust Certificates--If Stripped Bond Rules Apply," no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, holders of Grantor Trust Strip Certificates are encouraged to consult their own tax advisors concerning the method to be used in reporting income or loss with respect to the certificates.

     The OID Regulations do not apply to "stripped coupons," although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "--Possible Application of Contingent Payment Rules" and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of the holder's adjusted basis in the Grantor Trust Strip Certificate at the beginning of that month and the yield of the Grantor Trust Strip Certificate to the holder. The yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans. See "Characterization of Investments in Grantor Trust Certificates--If Stripped Bond Rules Apply" above.

     As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to some categories of debt instruments, and that adjustments be made in the amount and rate of accrual of the discount when prepayments do not conform to the prepayment assumption. To the extent the Grantor Trust Strip Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, those provisions will apply to the Grantor Trust Strip Certificates for taxable years beginning after August 5, 1997. It is uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

     The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. It currently is intended to base information returns or reports to the IRS and certificateholders on the Prepayment Assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the depositor, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate, and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates are encouraged to consult their own tax advisors regarding the use of the Prepayment Assumption.

     It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to the Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment, except possibly if prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete mortgage loans, or if the Prepayment Assumption is not used, then when a mortgage loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to the mortgage loan.



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

     Possible Application of Contingent Payment Rules. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the mortgage loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Regulations were promulgated on June 14, 1996, regarding contingent payment debt instruments (the "Contingent Payment Regulations"), but it appears that Grantor Trust Strip Certificates, to the extent subject to Section 1272(a)(6) of the Code, as described above, or due to their similarity to other mortgage-backed securities(such as REMIC regular interests and debt instruments subject to Section 1272(a)(6) of the Code) that are expressly excepted from the application of the Contingent Payment Regulations, are or may be excepted from these regulations. Like the OID Regulations, the Contingent Payment Regulations do not specifically address securities, such as the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

     If the contingent payment rules under the Contingent Payment Regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply the "noncontingent bond method." Under the "noncontingent bond method," the issuing entity of a Grantor Trust Strip Certificate determines a projected payment schedule on which interest will accrue. Holders of Grantor Trust Strip Certificates are bound by the issuing entity's projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the projected yield (as described below) of the Grantor Trust Strip Certificate. The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holder of a Grantor Trust Strip Certificate. The projected yield referred to above is a reasonable rate, not less than the "applicable Federal rate" that, as of the issue date, reflects general market conditions, the credit quality of the Depositor, and the terms and conditions of the mortgage loans. The holder of a Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the projected yield, and would add to, or subtract from, the income any variation between the payment actually received in that month and the payment originally projected to be made in that month.

     Assuming that a prepayment assumption were used, if the Contingent Payment Regulations or their principles were applied to Grantor Trust Strip Certificates, the amount of income reported with respect thereto would be substantially similar to that described under "Taxation of Owners of Grantor Trust Strip Certificates" in this prospectus. Certificateholders are encouraged to consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

     Sales of Grantor Trust Certificates. Any gain or loss equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis, recognized on the sale or exchange of a Grantor Trust Certificate by an investor who holds the Grantor Trust Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions) except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to the Grantor Trust Certificate.

     Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject
Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate"



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

(which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

Grantor Trust Reporting. The master servicer or the trustee will furnish to each holder of a Grantor Trust Fractional Interest Certificate with each distribution a statement setting forth the amount of the distribution allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the master servicer or the trustee will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was a holder at any time during that year, information regarding the amount of servicing compensation received by the master servicer and subservicer (if any) and any other customary factual information as the master servicer or the trustee deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the issuing entity's information reports of these items of income and expense. Moreover, these information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

     Except as disclosed in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the master servicer or the trustee.

     Backup Withholding. In general, the rules described in "--REMICS--Backup Withholding with Respect to REMIC Certificates" in this prospectus will also apply to Grantor Trust Certificates.

     Foreign Investors. In general, the discussion with respect to REMIC Regular certificates in "REMICS--Foreign Investors in REMIC Certificates" in this prospectus applies to Grantor Trust Certificates except that Grantor Trust Certificates will, except as disclosed in the related prospectus supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion, only to the extent the related mortgage loans were originated after July 18, 1984.

     To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a certificateholder's trade or business in the United States, the Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

TAXATION OF CLASSES OF EXCHANGEABLE SECURITIES

     General

     The arrangement pursuant to which the ES Classes of a series are created, sold and administered will be classified as a grantor trust under subpart E, part I of subchapter J of the Code. The interests in the classes of securities that have been exchanged for ES Classes will be the assets of the exchangeable security trust fund, and the ES Classes represent beneficial ownership of these interests in the classes of securities.

     Tax Status

     The ES Classes will represent "real estate assets" within the meaning of Code Section 856(c)(4)(A) and assets described in Section 7701(a)(19)(C) of the Code, and original issue discount and interest accruing on ES Classes will represent "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, in each case, to the extent the securities or income on the securities would be qualifying if held directly (although the matter is not entirely clear for Strips, defined below). ES Classes will be "qualified



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mortgages" under Section 860G(a) (3) of the Code for a REMIC to the extent the securities the interest in which is represented by such classes would be qualifying if held directly.

     Tax Accounting for Exchangeable Securities

     An ES Class represents beneficial ownership of an interest in one or more classes of securities on deposit in an exchangeable security trust fund, as specified in the applicable prospectus supplement. If it represents an interest in more than one class of securities, a purchaser must allocate its basis in the ES Class among the interests in the classes of securities in accordance with their relative fair market values as of the time of acquisition. Similarly, on the sale of such an ES Class, the holder must allocate the amount received on the sale among the interests in the classes of securities in accordance with their relative fair market values as of the time of sale.

     The holder of an ES Class must account separately for each interest in a class of securities (there may be only one such interest). Where the interest represents a pro rata portion of a class of securities that are REMIC regular securities, the holder of the ES Class should account for such interest as described under "REMICS--Taxation of Owners of REMIC Regular Certificates" above. Where the interest represents beneficial ownership of a disproportionate part of the principal and interest payments on a class of securities (a "Strip"), the holder is treated as owning, pursuant to Section 1286 of the Code, "stripped bonds" to the extent of its share of principal payments and "stripped coupons" to the extent of its share of interest payments on such class of securities. We intend to treat each Strip as a single debt instrument for purposes of information reporting. The IRS, however, could take a different position. For example, the IRS could contend that a Strip should be treated as a pro rata part of the class of securities to the extent that the Strip represents a pro rata portion thereof, and "stripped bonds" or "stripped coupons" with respect to the remainder. An investor is encouraged to consult its tax advisor regarding this matter.

     A holder of an ES Class should calculate original issue discount with respect to each Strip and include it in ordinary income as it accrues, which may be before the receipt of cash attributable to such income, in accordance with a constant interest method that takes into account the compounding of interest. The holder should determine its yield to maturity based on its purchase price allocated to the Strip and on a schedule of payments projected using a prepayment assumption, and then make periodic adjustments to take into account actual prepayment experience. With respect to a particular holder, Treasury regulations do not address whether the prepayment assumption used to calculate original issue discount would be determined at the time of purchase of the Strip or would be the original prepayment assumption with respect to the related class of securities. Further, if the related class of securities is subject to redemption as described in the applicable prospectus supplement, Treasury regulations do not address the extent to which such prepayment assumption should take into account the possibility of the retirement of the Strip concurrently with the redemption of such class of securities. An investor is encouraged to consult its tax advisor regarding these matters. For purposes of information reporting relating to original issue discount, the original yield to maturity of the Strip, determined as of the date of issuance of the series, will be calculated based on the original prepayment assumption.

     If original issue discount accruing with respect to a Strip, computed as described above, is negative for any period, the holder may be entitled to offset such amount only against future positive original issue discount accruing from such Strip (or possibly also against original issue discount from prior periods). We intend to report by offsetting negative OID accruals only against future positive accruals of OID. Although not entirely free from doubt, such a holder may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which the holder is entitled with respect to such Strip, assuming no further prepayments of the Mortgages (or, perhaps, assuming prepayments at a rate equal to the prepayment assumption). Although the issue is not free from doubt, all or a portion of such loss may be treated as a capital loss if the Strip is a capital asset in the hands of the holder.

     A holder realizes gain or loss on the sale of a Strip in an amount equal to the difference between the amount realized and its adjusted basis in such Strip. The holder's adjusted basis generally is equal to the holder's allocated cost of the Strip, increased by income previously included, and reduced (but not below zero) by distributions previously received. Except as described below, any gain or loss on such sale generally is capital gain or loss if the holder has held its interest as a capital asset and is long-term if the interest has been held for the long-term capital gain holding period (more than one year). Such gain or loss will be ordinary income or loss (1) for a bank or thrift institution or (2) if the securities are REMIC regular securities to the extent income recognized by the holder is less



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than the income that would have been recognized if the yield on such interest were 110% of the applicable federal rate under Section 1274(d) of the Code.

     If a holder exchanges a single ES Class, an "Exchanged ES Class", for several ES Classes, each, a "Received ES Class," and then sells one of the Received ES Classes, the sale may be subject the investor to the coupon stripping rules of Section 1286 of the Code. The holder must allocate its basis in the Exchanged ES Class between the part of such class underlying the Received ES Class that was sold and the part of the Exchanged ES Class underlying the Received ES Classes that were retained, in proportion to their relative fair market values as of the date of such sale. The holder is treated as purchasing the interest retained for the amount of basis allocated to such interest. The holder must calculate original issue discount with respect to the retained interest as described above.

     Although the matter is not free from doubt, a holder that acquires in one transaction a combination of ES Classes that may be exchanged for a single ES Class that is identical to a class of securities that is on deposit in the related exchangeable security trust fund should be treated as owning the relevant class of securities.

     Exchanges of Exchangeable Securities

     An exchange of an interest in one or more ES Classes for an interest in one or more other related ES Classes that are part of the same combination, or vice versa, will not be a taxable exchange. After the exchange, the holder is treated as continuing to own the interests in the class or classes of exchangeable securities that it owned immediately before the exchange.

     Tax Treatment of Foreign Investors

     A foreign holder of an ES Class is subject to taxation in the same manner as foreign holders of REMIC Regular Certificates. Such manner of taxation is discussed under the heading in this prospectus "--REMICS --Foreign Investors in REMIC Certificates."

     Backup Withholding

     A holder of an ES Class is subject to backup withholding rules similar to those applicable to REMIC Regular Certificates. Such manner of taxation is discussed under the heading in this prospectus "--REMICS --Backup Withholding With Respect to REMIC Certificates."

     Reporting and Administrative Matters

     Reports will be made to the IRS and to holders of record of ES Classes that are not excepted from the reporting requirements.

CALLABLE CLASSES

     The tax consequences of holding or selling a Callable Class will be discussed in the related Prospectus Supplement.

                                PENALTY AVOIDANCE

     The summary of tax considerations contained in this prospectus was written to support the promotion and marketing of the securities, and was not intended or written to be used, and cannot be used, by a taxpayer for the purpose of avoiding United States Federal income tax penalties that may be imposed. Each taxpayer is encouraged to seek advice based on the taxpayer's particular circumstances from an independent tax advisor.


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

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in this prospectus in "Federal Income Tax Consequences", potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the securities offered under this prospectus and the prospectus supplement. State and local law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors are encouraged to consult their own tax advisors with respect to the various state and other tax consequences of investments in the securities offered under this prospectus and the prospectus supplement.

                              ERISA CONSIDERATIONS

     Sections 404 and 406 of ERISA impose fiduciary and prohibited transaction restrictions on ERISA Plans and on various other retirement plans and arrangements, including bank collective investment funds and insurance company general and separate accounts in which ERISA Plans are invested. Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on Tax Favored Plans. ERISA and the Code prohibit a broad range of transactions involving assets of Plans and persons having obtained certain relationships to a Plan, called "Parties in Interest", unless a statutory or administrative exemption is available with respect to any such transaction.

     Some employee benefit plans, including governmental plans (as defined in Section 3(32) of ERISA), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to the ERISA requirements. Accordingly, assets of these plans may be invested in the securities without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     ERISA generally imposes on Plan fiduciaries general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made for the exclusive benefit of Plan participants and their beneficiaries and in accordance with the documents governing the Plan. Any person who has discretionary authority or control with respect to the management or disposition of a Plan's assets, or Plan Assets, and any person who provides investment advice with respect to Plan Assets for a fee is a fiduciary of the investing Plan. If the mortgage loans and other assets included in the issuing entity were to constitute Plan Assets, then any party exercising management or discretionary control with respect to those Plan Assets may be deemed to be a Plan "fiduciary," and thus subject to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to any investing Plan. In addition, the acquisition or holding of securities by or on behalf of a Plan or with Plan Assets, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA and the Code unless a statutory or administrative exemption is available. Further, ERISA and the Code prohibit a broad range of transactions involving Plan Assets and persons, called Parties in Interest unless a statutory or administrative exemption is available. Some Parties in Interest that participate in a prohibited transaction may be subject to a penalty (or an excise tax) imposed under Section 502(i) of ERISA or Section 4975 of the Code, unless a statutory or administrative exemption is available with respect to any transaction of this sort.

     Some transactions involving the issuing entity might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchases the securities, if the mortgage loans and other assets included in a issuing entity are deemed to be assets of the Plan. The DOL has promulgated the DOL Regulations concerning whether or not Plan Assets of a Plan would be deemed to include an interest in the underlying assets of an entity, including an issuing entity, for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. Under the DOL Regulations, generally, when a Plan acquires an "equity interest" in another entity (such as the issuing entity), the underlying assets of that entity may be considered to be Plan Assets unless an exception applies. Exceptions contained in the DOL Regulations provide that a Plan's assets will not include an undivided interest in each asset of an entity in which the Plan makes an equity investment if: (1) the entity is an operating company; (2) the equity investment made by the Plan is either a "publicly-offered security" that is "widely held," both as defined in the DOL Regulations, or a security issued by an investment company registered under the Investment Company Act of 1940, as amended; or (3) Benefit Plan Investors do not own 25% or more in value of any class of equity securities issued by the entity. In



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addition, the DOL Regulations provide that the term "equity interest" means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no "substantial equity features." Under the DOL Regulations, Plan Assets will be deemed to include an interest in the instrument evidencing the equity interest of a Plan (such as a security with "substantial equity features"), and, because of the factual nature of some of the rules set forth in the DOL Regulations, Plan Assets may be deemed to include an interest in the underlying assets of the entity in which a Plan acquires an interest (such as the issuing entity). Without regard to whether the securities are characterized as equity interests, the purchase, sale and holding of securities by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Issuing Entity, the trustee or any of their respective affiliates is or becomes a Party in Interest with respect to the Plan. The depositor, Bear, Stearns & Co. Inc., the master servicer or other servicer, any pool insurer, any special hazard insurer, the trustee, and certain of their affiliates might be considered Parties in Interest with respect to a Plan. If so, the acquisition, holding or disposition of securities by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless an exemption is available. Neither Plans nor persons investing Plan Assets should acquire or hold securities in reliance upon the availability of any exception under the DOL Regulations.

CLASS AND STATUTORY EXEMPTIONS

     The DOL has issued Prohibited Transaction Class Exemptions ("PTCEs") which provide exemptive relief to parties to any transaction which satisfies the conditions of the exemption. A partial listing of the PTCEs which may be available for investments in securities follows. In addition, the Pension Protection Act of 2006 provides a statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code from certain prohibited transactions between an ERISA plan, Keogh plan, IRA or related investment vehicle and a person or entity that is a Party in Interest to such Plan solely by reason of providing services to such plan or entity (other than a Party in Interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the plan or entity involved in the transaction), provided that there is adequate consideration for the transaction. Each of these exemptions is available only if specified conditions are satisfied and may provide relief for some, but not all, of the prohibited transactions that a particular transaction may cause. The prospectus supplement for a particular offering of securities may tell you whether the securities themselves satisfy the conditions of these exemptions. You are encouraged to consult with your advisors regarding the specific scope, terms and conditions of an exemption as it applies to you, as an investor, before relying on that exemption's availability.

     Class exemptions for purchases and sales of securities.

     The following exemptions may apply to a purchase or sale of securities between a Plan, on the one hand, and a Party in Interest, on the other hand:

     o PTCE 84-14, which exempts certain transactions approved on behalf of the Plan by independent qualified professional asset managers.

     o PTCE 86-128, which exempts certain transactions between a Plan and certain broker-dealers.

     o PTCE 90-1, which exempts certain transactions entered into by insurance company pooled separate accounts in which Plans have made investments.

     o PTCE 91-38, which exempts certain transactions entered into by bank collective investment funds in which Plans have made investments.

     o PTCE 96-23, which exempts certain transactions approved on behalf of a Plan by certain in-house investment managers.

     These exemptions do not expressly address prohibited transactions that might result from transactions incidental to the operation of a trust. The issuing entity cannot assure you that a purchase or sale of securities in reliance on one of these exemptions will not give rise to indirect, non-exempt prohibited transactions.


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     Class exemptions for purchases and sales of securities and transactions incidental to the operation of the Issuing Entity.

     The following exemptions may apply to a purchase or sale of securities between a Plan, on the one hand, and a Party in Interest, on the other hand, and may also apply to prohibited transactions that may result from transactions incident to the operation of the Issuing Entity:

     o PTCE 95-60, which exempts certain transactions involving insurance company general accounts.

     o PTCE 83-1, which exempts certain transactions involving the purchase of pass-through certificates in mortgage pool investment trusts from, and the sale of such certificates to, the pool sponsor, as well as transactions in connection with the servicing and operation of the pool.

     Prohibited Transaction Class Exemption 83-1. The U.S. Department of Labor has issued an administrative exemption, Prohibited Transaction Class Exemption 83-1 ("PTCE 83-1"), which, under certain conditions, exempts from the application of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code transactions involving a Plan in connection with the operation of a "mortgage pool" and the purchase, sale and holding of "mortgage pool pass-through certificates." A "mortgage pool" is defined as an investment pool, consisting solely of interest bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash. A "mortgage pool pass-through certificate" is defined as a certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass-through payments of principal and interest from the mortgage loans.

     For the exemption to apply, PTCE 83-1 requires that:

     o the depositor and the trustee maintain a system of insurance or other protection for the mortgage loans and the property securing such mortgage loans, and for indemnifying holders of certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of 1% of the aggregate principal balance of the mortgage loans, or 1% of the principal balance of the largest covered pooled mortgage loan;

     o    the trustee may not be an affiliate of the depositor;

     o and the payments made and retained by the depositor in connection with the issuing entity, together with all funds inuring to the depositor's benefit for administering the issuing entity, represent no more than "adequate consideration" for selling the mortgage loans, plus reasonable compensation for services provided to the issuing entity.

     In addition, if it is applicable, PTCE 83-1 exempts the initial sale of certificates to a Plan with respect to which the depositor, the special hazard insurer, the pool insurer, the master servicer, or other servicer, or the trustee are or is a party in interest if the Plan does not pay more than fair market value for such certificate and the rights and interests evidenced by such certificate are not subordinated to the rights and interests evidenced by other certificates of the same pool. PTCE 83-1 also exempts from the prohibited transaction rules any transactions in connection with the servicing and operation of the mortgage pool, provided that any payments made to the master servicer in connection with the servicing of the issuing entity are made in accordance with a binding agreement, copies of which must be made available to prospective investors.

     In the case of any Plan with respect to which the depositor, the master servicer, the special hazard insurer, the pool insurer, or the trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements:

     o the initial sale, exchange or transfer of certificates is expressly approved by an independent fiduciary who has authority to manage and control those plan assets being invested in certificates;

     o the Plan pays no more for the certificates than would be paid in an arm's length transaction;


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     o    no investment management, advisory or underwriting fee, sale commission, or similar compensation is paid to the depositor with regard to the sale, exchange or transfer of certificates to the Plan;

     o the total value of the certificates purchased by such Plan does not exceed 25% of the amount issued; and

     o at least 50% of the aggregate amount of certificates is acquired by persons independent of the depositor, the trustee, the master servicer, and the special hazard insurer or pool insurer.

     Before purchasing certificates, a fiduciary of a Plan should confirm that the issuing entity is a "mortgage pool," that the certificates constitute "mortgage pool pass-through certificates," and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. The Plan fiduciary also should consider its general fiduciary obligations under ERISA in determining whether to purchase any certificates on behalf of a Plan.

UNDERWRITER EXEMPTION

     The DOL has issued Exemptions to some underwriters, which generally exempt from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on those prohibited transactions pursuant to
Section 4975(a) and (b) of the Code, some transactions, among others, relating to the servicing and operation of mortgage pools and the initial purchase, holding and subsequent resale of mortgage-backed securities or other "securities" underwritten by an Underwriter, as defined below, provided that the conditions set forth in the Exemption are satisfied. For purposes of this section "ERISA Considerations", the term "Underwriter" shall include (1) the underwriter, (2) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the underwriter and (3) any member of the underwriting syndicate or selling group of which a person described in (1) or (2) is a manager or co-manager with respect to a class of securities.

     The Exemption sets forth seven general conditions which must be satisfied for the Exemption to apply.

     First, the acquisition of securities by a Plan or with Plan Assets must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party.

     Second, the Exemption only applies to securities evidencing rights and interests that are not subordinated to the rights and interests evidenced by other securities of the same trust, unless none of the mortgage loans has a loan-to- value ratio or combined loan-to-value ratio at the date of issuance of the securities that exceeds 100%.

     Third, the securities at the time of acquisition by a Plan or with Plan Assets must be rated in one of the four highest generic rating categories by an Exemption Rating Agency. However, the securities must be rated in one of the two highest generic categories by an Exemption Rating Agency if the loan-to-value ratio or combined loan-to-value ratio of any one- to four-family residential mortgage loan or home equity loan held in the issuing entity exceeds 100% but does not exceed 125% at the date of issuance of the securities, and in that case the Exemption will not apply: (1) to any of the securities if any mortgage loan or other asset held in the issuing entity (other than a one- to four-family residential mortgage loan or home equity loan) has a loan-to-value ratio or combined loan-to-value ratio that exceeds 100% at the Closing Date or (2) to any subordinate securities.

     Fourth, the trustee cannot be an affiliate of any member of the "Restricted Group", other than the Underwriter. The Restricted Group consists of any Underwriter, the master servicer, any servicer, any insurer, the depositor, any counterparty to an "eligible swap" (as described below) and any obligor with respect to assets included in the issuing entity consisting of more than 5% of the aggregate unamortized principal balance of the assets in the issuing entity as of the date of initial issuance of the securities other than the underwriter.



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     Fifth, the sum of all payments made to and retained by the Underwriter(s)
must represent not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the related issuing entity must represent not more than the fair market value of the obligations; and the sum of all payments made to and retained by the master servicer, the special servicer and any subservicer must represent not more than reasonable compensation for the person's services under the related Agreement and reimbursement of the person's reasonable expenses in connection therewith.

     Sixth, the investing Plan or Plan Asset investor must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

     Seventh, for Issuing Entities other than certain trusts, the documents establishing the Issuing Entity and governing the transaction must contain certain provisions as described in the Exemption intended to protect the assets of the Issuing Entity from creditors of the Depositor.

     Permitted trust funds include owner-trusts, as well as grantor-trusts and REMICs. Owner-trusts are subject to certain restrictions in their governing documents to ensure that their assets may not be reached by creditors of the depositor in the event of bankruptcy or other insolvency and must provide certain legal opinions.

     The Exemption permits interest rate swaps, interest rate caps and yield supplement agreements to be assets of an issuing entity if certain conditions are satisfied.

     An interest-rate swap or (if purchased by or on behalf of the Issuing Entity) an interest-rate cap contract (collectively, a "swap" or "swap agreement") is a permitted issuing entity asset if it: (a) is an "eligible swap;" (b) is with an "eligible counterparty;" (c) meets certain additional specific conditions which depend on whether the swap is a "ratings dependent swap" or a "non-ratings dependent swap" and (d) permits the Issuing Entity to make termination payments to the swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer, depositor, sponsor or any other seller. Securities to which one or more swap agreements apply may be acquired or held by only "qualified plan investors."

     An "eligible swap" is one which: (a) is denominated in U.S. dollars; (b) pursuant to which the Issuing Entity pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index (COFI)), with the Issuing Entity receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("allowable interest rate"); (c) has a notional amount that does not exceed either: (i) the principal balance of the class of securities to which the swap relates, or (ii) the portion of the principal balance of such class represented by obligations ("allowable notional amount"); (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) ("leveraged"); (e) has a final termination date that is either the earlier of the date on which the Issuing Entity terminates or the related class of securities are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the requirements described in (a) through (d) above.

     An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the securities, which is in one of the three highest long term credit rating categories or one of the two highest short term credit rating categories, utilized by at least one of the exemption rating agencies rating the securities; provided that, if a counterparty is relying on its short term rating to establish eligibility under the Exemption, such counterparty must either have a long term rating in one of the three highest long term rating categories or not have a long term rating from the applicable exemption rating agency.

     A "qualified plan investor" is a plan where the decision to buy a class of securities is made on behalf of the plan by an independent fiduciary qualified to understand the swap transaction and the effect the swap would have on the rating of the securities and such fiduciary is either (a) a "qualified professional asset manager" ("QPAM") under PTCE 84-14, (b) an "in-house asset manager" under PTCE 96-23 or (c) has total assets (both plan and non-plan) under management of at least $100 million at the time the securities are acquired by the plan.


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     In "ratings dependent swaps" (where the rating of a class of securities is dependent on the terms and conditions of the swap), the swap agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any exemption rating agency below a level specified by the exemption rating agency, the servicer must, within the period specified under the Pooling and Servicing Agreement: (a) obtain a replacement swap agreement with an eligible counterparty which is acceptable to the exemption rating agency and the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); or (b) cause the swap counterparty to establish any collateralization or other arrangement satisfactory to the exemption rating agency such that the then current rating by the exemption rating agency of the particular class of securities will not be withdrawn or reduced (and the terms of the swap agreement must specifically obligate the counterparty to perform these duties for any class of securities with a term of more than one year). In the event that the servicer fails to meet these obligations, holders of the securities that are employee benefit plans or other retirement arrangements must be notified in the immediately following periodic report which is provided to the holders of the securities but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of securities held by an employee benefit plan or other retirement arrangement which involves such ratings dependent swap.

     "Non-ratings dependent swaps" (those where the rating of the securities does not depend on the terms and conditions of the swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement swap agreement with an eligible counterparty, the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); (b) cause the counterparty to post collateral with the Issuing Entity in an amount equal to all payments owed by the counterparty if the swap transaction were terminated; or (c) terminate the swap agreement in accordance with its terms.

     An "eligible yield supplement agreement" is any yield supplement agreement or similar arrangement or (if purchased by or on behalf of the Issuing Entity) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the issuing entity ("EYS Agreement"). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the issuing entity if it meets the following conditions:
(a) it is denominated in U.S. dollars; (b) it pays an allowable interest rate;
(c) it is not leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the Issuing Entity and an eligible counterparty and
(f) it has an allowable notional amount.

     The Exemption also requires that the issuing entity meet the following requirements: (1) the trust fund must consist solely of assets of the type that have been included in other investment pools; (2) securities evidencing interests in the other investment pools must have been rated in one of the four highest generic categories of one of the Exemption Rating Agencies for at least one year prior to the acquisition of securities by or on behalf of a Plan or with Plan Assets; and (3) securities evidencing interests in the other investment pools must have been purchased by investors other than Plans for at least one year prior to any acquisition of securities by or on behalf of a Plan or with Plan Assets.

     A fiduciary of a Plan or any person investing Plan Assets to purchase a security must make its own determination that the conditions set forth above will be satisfied with respect to the security.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange or transfer of securities in the initial issuance of the securities or the direct or indirect acquisition or disposition in the secondary market of securities by a Plan or with Plan Assets or the continued holding of securities acquired by a Plan or with Plan Assets pursuant to either of the foregoing. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a security on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of an Excluded Plan. For purposes of the securities, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.


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        If the specific conditions of the Exemption are also satisfied, the
Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with:

     1. The direct or indirect sale, exchange or transfer of securities in the initial issuance of securities between the depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan Assets in the securities is (a) a mortgagor with respect to 5% or less of the fair market value of the issuing entity assets or (b) an affiliate of such a person, provided that:

                    i.   The Plan is not an Excluded Plan,

                    ii. Each Plan's investment in each class of securities does not exceed 25% of the outstanding securities in the class,

                    iii. After the Plan's acquisition of the securities, no more than 25% of the assets over which the fiduciary has investment authority are invested in securities of an issuing entity containing assets which are sold or serviced by the same entity, and

                    iv. In the case of initial issuance (but not secondary market transactions), at least 50% of each class of securities and at least 50% of the aggregate interests in the issuing entity are acquired by persons independent of the Restricted Group;

     2. The direct or indirect acquisition or disposition in the secondary market of securities by a Plan or with Plan assets provided that the conditions in (i), (iii) and (iv) of 1 above are met; and

     3. The continued holding of securities acquired by a Plan or with Plan Assets pursuant to sections 1 or 2 above.

     Further, if the specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407 of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the issuing entity. The depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the securities so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the issuing entity, provided that the general conditions of the Exemption are satisfied.

     The Exemption also may provide an exemption from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having a specified relationship to such a person) solely as a result of the Plan's ownership of securities.

     The Exemption generally extends exemptive relief to mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing securities. With respect to the securities, the Exemption will generally allow mortgage loans supporting payments to securityholders, and having a value equal to no more than 25% of the total principal amount of the securities being offered by the issuing entity, to be transferred to the issuing entity within the Pre-Funding Period instead of requiring that all the mortgage loans be either identified or transferred on or before the Closing Date. In general, the relief applies to the purchase, sale and holding of securities which otherwise qualify for the Exemption, provided that the following general conditions are met:


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     o    the ratio of the amount allocated to the pre-funding account to the total principal amount of the securities being offered must be less than or equal to 25%;

     o all additional mortgage loans transferred to the related issuing entity after the Closing Date must meet the same terms and conditions for eligibility as the original mortgage loans used to create the issuing entity, which terms and conditions have been approved by one of the Exemption Rating Agencies;

     o the transfer of the additional mortgage loans to the issuing entity during the Pre-Funding Period must not result in the securities to be covered by the Exemption receiving a lower credit rating from an Exemption Rating Agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the securities by the issuing entity;

     o solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for the mortgage loans included in the related issuing entity on the Closing Date and all additional mortgage loans transferred to the related issuing entity after the Closing Date at the end of the Pre- Funding Period must not be more than 100 basis points lower than the rate for the mortgage loans which were transferred to the issuing entity on the Closing Date;

     o    either:

                  (1) the characteristics of the additional mortgage loans transferred to the related issuing entity after the Closing Date must be monitored by an insurer or other credit support provider which is independent of the depositor; or

                  (2) an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to the Exemption Rating Agency rating the securities, the Underwriter and the trustee) stating whether or not the characteristics of the additional mortgage loans transferred to the related issuing entity after the Closing Date conform to the characteristics described in the prospectus or prospectus supplement and/or agreement. In preparing the letter, the independent accountant must use the same type of procedures as were applicable to the mortgage loans which were transferred to the issuing entity as of the Closing Date;

     o the Pre-Funding Period must end no later than three months or 90 days after the Closing Date or earlier in some circumstances if the pre-funding accounts falls below the minimum level specified in the Agreement or an event of default occurs;

     o amounts transferred to any pre-funding accounts and/or capitalized interest account used in connection with the pre-funding may be invested only in investments which are permitted by the Exemption Rating Agencies rating the securities and must:

                  (1) be direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that the obligations are backed by the full faith and credit of the United States); or

                  (2) have been rated (or the obligor has been rated) in one of the three highest generic rating categories by one of the Exemption Rating Agencies ("ERISA Permitted Investments");

     o the prospectus or prospectus supplement must describe the duration of the Pre-Funding Period;

     o the trustee (or any agent with which the trustee contracts to provide trust services) must be a substantial financial institution or trust company experienced in trust activities and familiar with its duties, responsibilities and liabilities with ERISA. The trustee, as legal owner of the issuing



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          entity, must enforce all the rights created in favor of
          securityholders of the issuing entity, including employee benefit plans subject to ERISA.

INSURANCE COMPANY GENERAL ACCOUNTS

     o In the event that securities which are certificates do not meet the requirements of the Exemption solely because they are subordinate certificates or fail to meet a minimum rating requirements under the Exemption, certain Plans may be eligible to purchase certificates pursuant to Sections I and III of PTCE 95-60 which permits insurance company general accounts as defined in PTCE 95-60 to purchase such certificates if they otherwise meet all of the other requirements of the Exemption.

     o Insurance companies contemplating the investment of general account assets in the securities are encouraged to consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA. The DOL issued final regulations under Section 401(c) which became effective on July 5, 2001.

REVOLVING POOL FEATURES

     The Exemption only covers certificates backed by a "fixed" pool of loans which requires that all the loans must be transferred to the issuing entity or identified at closing (or transferred within the Pre-Funding Period, if pre-funding meeting the conditions described above is used). Accordingly, certificates issued by issuing entities which feature revolving pools of assets will not be eligible for a purchase by Plans. However, securities which are notes backed by revolving pools of assets may be eligible for purchase by Plans pursuant to certain other prohibited transaction exemptions. See discussion below in "ERISA Considerations Relating to Notes."

ERISA CONSIDERATIONS RELATING TO NOTES

     Under the DOL Regulations, the assets of the issuing entity would be treated as "plan assets" of a Plan for the purposes of ERISA and the Code only if the Plan acquires an "equity interest" in the issuing entity and none of the exceptions contained in the DOL Regulations is applicable. An equity interest is defined under the DOL Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Assuming that the notes are treated as indebtedness without substantial equity features for purposes of the DOL Regulations, then such notes will be eligible for purchase by Plans. However, without regard to whether the notes are treated as an "equity interest" for such purposes, the acquisition or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the issuing entity or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan. There can be no assurance that the issuing entity or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires notes.

     The Exemption permits issuing entities which are grantor trusts, owner-trusts or REMICs to issue notes, as well as certificates, provided a legal opinion is received to the effect that the noteholders have a perfected security interest in the issuing entity's assets. The exemptive relief provided under the Exemption for any prohibited transactions which could be caused as a result of the operation, management or servicing of the issuing entity and its assets would not be necessary with respect to notes with no substantial equity features which are issued as obligations of the issuing entity. Nevertheless, because other prohibited transactions might be involved, the Exemption would provide prohibited transaction exemptive relief, provided that the same conditions of the Exemption described above relating to certificates are met with respect to the notes. The same limitations of such exemptive relief relating to acquisitions of certificates by fiduciaries with respect to Excluded Plans would also be applicable to the notes as described herein.

     In the event that the Exemption is not applicable to the notes, one or more other prohibited transactions exemptions may be available to Plans purchasing or transferring the notes depending in part upon the type of Plan



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fiduciary making the decision to acquire the notes and the circumstances under which such decision is made. These exemptions include, but are not limited to, PTCE 90-1 (regarding investments by insurance company pooled separate accounts), PTCE 91-38 (regarding investments by bank collective investments funds), PTCE 84-14 (regarding transactions effected by "qualified professional asset managers"), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding transactions effected by "in-house asset managers") (collectively, the "Investor-Based Exemptions"). However, even if the conditions specified in these Investor-Based Exemptions are met, the scope of the relief provided under such Exemptions might or might not cover all acts which might be construed as prohibited transactions.

     In the event that the Exemption is not applicable to the notes, there can be no assurance that any class of notes will be treated as indebtedness without substantial equity features for purposes of the DOL Regulations. There is increased uncertainty regarding the characterization of debt instruments that do not carry an investment grade rating. Consequently, in the event of a withdrawal or downgrade to below investment grade of the rating of a class of notes, the subsequent transfer of such notes or any interest therein to a Plan trustee or other person acting on behalf of a Plan, or using Plan Assets to effect such transfer, will be restricted. Unless otherwise stated in the related prospectus supplement, by acquiring a note, each purchaser will be deemed to represent that either (1) it is not acquiring the note with Plan Assets; or (2) (A) either (i) none of the issuing entity, the depositor any underwriter, the trustee, the master servicer, any other servicer or any of their affiliates is a party in interest with respect to such purchaser that is a Plan or (ii) PTCE 90-1, PTCE 91-38, PTCE 84-14, PTCE 95-60, PTCE 96-23 or some other prohibited transaction exemption is applicable to the acquisition and holding of the note by such purchaser and (B) the notes are rated investment grade or better and such person believes that the notes are properly treated as indebtedness without substantial equity features for purposes of the DOL Regulations, and agrees to so treat the notes. Alternatively, regardless of the rating of the notes, such person may provide the trustee with an opinion of counsel, which opinion of counsel will not be at the expense of the issuing entity, the depositor, the trustee, the master servicer or any other servicer, which opines that the purchase, holding and transfer of such note or interest therein is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the issuing entity, the depositor, the trustee, the master servicer or any other servicer to any obligation in addition to those undertaken in the indenture.

     EACH PROSPECTUS SUPPLEMENT WILL CONTAIN INFORMATION CONCERNING CONSIDERATIONS RELATING TO ERISA AND THE CODE THAT ARE APPLICABLE TO THE RELATED SECURITIES. BEFORE PURCHASING SECURITIES IN RELIANCE ON THE EXEMPTION, THE INVESTOR-BASED EXEMPTIONS OR ANY OTHER EXEMPTION, A FIDUCIARY OF A PLAN SHOULD ITSELF CONFIRM THAT REQUIREMENTS SET FORTH IN SUCH EXEMPTION WOULD BE SATISFIED.

     ANY PLAN INVESTOR WHO PROPOSES TO USE "PLAN ASSETS" OF ANY PLAN TO PURCHASE SECURITIES OF ANY SERIES OR CLASS ARE ENCOURAGED TO CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE CODE OF THE ACQUISITION AND OWNERSHIP OF SUCH SECURITIES.

EXCHANGEABLE SECURITIES

     With respect to those classes of exchangeable securities which were eligible for exemptive relief under the Exemption when purchased, the Exemption would also cover the acquisition or disposition of such exchangeable securities when the securityholder exercises its exchange rights. However, with respect to classes of exchangeable securities which were not eligible for exemptive relief under the Exemption when purchased, the exchange, purchase or sale of such securities pursuant to the exercise of exchange rights or call rights may give rise to prohibited transactions if a Plan and a Party in Interest with respect to such Plan are involved in the transaction. However, one or more Investor-Based Exemptions discussed above may be applicable to these transactions.

TAX EXEMPT INVESTORS

     A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of
Section 512 of the Code.


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

CONSULTATION WITH COUNSEL

     There can be no assurance that the Exemption or any other DOL exemption will apply with respect to any particular Plan that acquires the securities or, even if all the conditions specified therein were satisfied, that any such exemption would apply to transactions involving the issuing entity. Prospective Plan investors are encouraged to consult with their legal counsel concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances prior to making an investment in the securities. Neither the depositor, the trustees, the master servicer nor any of their respective affiliates will make any representation to the effect that the securities satisfy all legal requirements with respect to the investment therein by Plans generally or any particular Plan or to the effect that the securities are an appropriate investment for Plans generally or any particular Plan.

     BEFORE PURCHASING A SECURITY IN RELIANCE ON THE EXEMPTION, OR AN INVESTOR-BASED EXEMPTION, OR ANY OTHER EXEMPTION, A FIDUCIARY OF A PLAN OR OTHER PLAN ASSET INVESTOR SHOULD ITSELF CONFIRM THAT (A) ALL THE SPECIFIC AND GENERAL CONDITIONS SET FORTH IN THE EXEMPTION, AN INVESTOR-BASED EXEMPTION OR OTHER EXEMPTION WOULD BE SATISFIED AND (B) IN THE CASE OF A SECURITY PURCHASED UNDER THE EXEMPTION, THE SECURITY CONSTITUTES A "SECURITY" FOR PURPOSES OF THE EXEMPTION. IN ADDITION TO MAKING ITS OWN DETERMINATION AS TO THE AVAILABILITY OF THE EXEMPTIVE RELIEF PROVIDED IN THE EXEMPTION, AND INVESTOR-BASED EXEMPTION OR OTHER EXEMPTION, THE PLAN FIDUCIARY SHOULD CONSIDER ITS GENERAL FIDUCIARY OBLIGATIONS UNDER ERISA IN DETERMINING WHETHER TO PURCHASE THE SECURITIES ON BEHALF OF A PLAN.

     A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA, or Code Section 4975. However, such governmental plan may be subject to federal, state and local law, which is, to a material extent, similar to the provisions of ERISA or a Code Section 4975. A fiduciary of a governmental plan should make its own determination as to the propriety of such investment under applicable fiduciary or other investment standards, and the need for the availability of any exemptive relief under any similar law.


                            LEGAL INVESTMENT MATTERS

     Each class of certificates or notes offered by this prospectus and by the related prospectus supplement will be rated at the date of issuance in one of the four highest rating categories by at least one Rating Agency. If so specified in the related prospectus supplement, each such class that is rated in one of the two highest rating categories by at least one Rating Agency will constitute "mortgage related securities" for purposes of SMMEA, and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any State whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for the entities. Under SMMEA, if a State enacted legislation on or prior to October 3, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," such securities will constitute legal investments for entities subject to the legislation only to the extent provided therein. Some States have enacted legislation which overrides the preemption provisions of SMMEA. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage related securities," or require the sale or other disposition of the securities, so long as the contractual commitment was made or the securities acquired prior to the enactment of the legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in the securities, and national banks may purchase the securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

     The Federal Financial Institutions Examination Council has issued a supervisory policy statement applicable to all depository institutions, setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities." The policy statement has been adopted by the Federal Reserve Board, the Office of



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the Comptroller of the Currency, the FDIC and the OTS with an effective date of February 10, 1992. The policy statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the policy statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance as to which classes of offered securities will be treated as high-risk under the policy statement.

     The predecessor to the OTS issued a bulletin, entitled, "Mortgage Derivative Products and Mortgage Swaps", which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain "high-risk" mortgage derivative securities and limitations on the use of the securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, such "high-risk" mortgage derivative securities include securities having specified characteristics, which may include some classes of offered securities. In addition, the National Credit Union Administration has issued regulations governing federal credit union investments which prohibit investment in specified types of securities, which may include some classes of offered securities. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

     Any class of securities that is not rated in one of the two highest rating categories by at least one Rating Agency, and any other class of securities specified in the related prospectus supplement, will not constitute "mortgage related securities" for purposes of SMMEA. Prospective investors in these classes of securities, in particular, should consider the matters discussed in the following paragraph.

     There may be other restrictions on the ability of investors either to purchase some classes of offered securities or to purchase any class of offered securities representing more than a specified percentage of the investors' assets. The depositor will make no representations as to the proper characterization of any class of offered securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of certificates or notes under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of certificates or notes. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the offered securities of any class thereof constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to the investor.

                                 USE OF PROCEEDS

     Substantially all of the net proceeds to be received from the sale of certificates or notes will be applied by the depositor to finance the purchase of, or to repay short-term loans incurred to finance the purchase of, the mortgage loans and/or mortgage securities in the respective mortgage pools and to pay other expenses. The depositor expects that it will make additional sales of securities similar to the offered securities from time to time, but the timing and amount of any such additional offerings will be dependent upon a number of factors, including the volume of mortgage loans purchased by the depositor, prevailing interest rates, availability of funds and general market conditions.

                             METHODS OF DISTRIBUTION

     The depositor will offer the securities in series. The distribution of the securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, Bear, Stearns & Co. Inc., an affiliate of the depositor, acting as underwriter with other underwriters, if any, named in such prospectus supplement will distribute the securities in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement. In such event, the related prospectus supplement may also specify that the underwriters will not be obligated to pay for any securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the depositor. In connection with the sale of the securities, underwriters may receive compensation from the depositor or from purchasers of the securities



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in the form of discounts, concessions or commissions. The related prospectus supplement will describe any such compensation that is paid by the depositor.

     As to any offering of securities, in addition to the method of distribution as described in the prospectus supplement and this base prospectus, the distribution of any class of the offered securities may be effected through one or more resecuritization transactions, in accordance with Rule 190(b).

     Alternatively, the related prospectus supplement may specify that Bear, Stearns & Co. Inc. acting as agent or in some cases as principal with respect to securities that it has previously purchased or agreed to purchase, will distribute the securities. If Bear, Stearns & Co. Inc. acts as agent in the sale of securities, Bear, Stearns & Co. Inc. will receive a selling commission with respect to each series of securities, depending on market conditions, expressed as a percentage of the aggregate principal balance of the securities sold hereunder as of the closing date. The exact percentage for each series of securities will be disclosed in the related prospectus supplement. To the extent that Bear, Stearns & Co. Inc. elects to purchase securities as principal, Bear, Stearns & Co. Inc. may realize losses or profits based upon the difference between its purchase price and the sales price. The related prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the depositor and purchasers of securities of such series.

     The depositor will indemnify Bear, Stearns & Co. Inc. and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Bear, Stearns & Co. Inc. and any underwriters may be required to make in respect thereof.

     In the ordinary course of business, the depositor and Bear, Stearns & Co. Inc. may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the depositor's mortgage loans pending the sale of such mortgage loans or interests in such mortgage loans, including the securities.

     Bear, Stearns & Co. Inc. may use this prospectus and the related prospectus supplement in connection with offers and sales related to market-making transactions in the securities. Bear, Stearns & Co. Inc. may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

     The depositor anticipates that the securities will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of securities. Securityholders are encouraged to consult with their legal advisors in this regard before any such reoffer or sale.

                                  LEGAL MATTERS

     Legal matters in connection with the securities of each series, including both federal income tax matters and the legality of the securities being offered, will be passed upon for the depositor by Thacher Proffitt & Wood LLP, New York, New York, Orrick, Herrington & Sutcliffe LLP, New York, New York, or Greenberg Traurig LLP, New York, New York.

                              FINANCIAL INFORMATION

     With respect to each series, a new issuing entity will be formed, and no issuing entity will engage in any business activities or have any assets or obligations prior to the issuance of the related series. Accordingly, no financial statements with respect to any issuing entity will be included in this prospectus or in the related prospectus supplement.


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

                                     RATINGS

     It is a condition to the issuance of any class of offered securities that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one Rating Agency.

     Ratings on mortgage pass-through certificates and mortgage-backed notes address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which the holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates and notes, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates and mortgage-backed notes do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which the prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest securities in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.

                              AVAILABLE INFORMATION

     The depositor is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. Reports and other information filed by the depositor can be inspected and copied at the Public Reference Room maintained by the Commission at 100 F Street NE, Washington, DC 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, 233 Broadway, New York, New York 10279. Copies of the material can also be obtained from the Public Reference Section of the Commission, 100 F Street NE, Washington, DC 20549, at prescribed rates and electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval system at the Commission's Website (http://www.sec.gov). Information about the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at (800) SEC-0330. Exchange Act reports as to any series filed with the Commission will be filed under the issuing entity's name. The depositor does not intend to send any financial reports to security holders.

     The issuing entity's annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in "Servicing of Mortgage Loans--Evidence as to Compliance" in the related prospectus supplement and "Description of the Securities -- Reports to Securityholders" in this prospectus, required to be filed under Regulation AB), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports, together with such other reports to security holders or information about the securities as shall have been filed with the Commission will be posted on the trustee's or the securities administrator's internet web site, as applicable, as soon as reasonably practicable after it has been electronically filed with, or furnished to, the Commission. The address of the website will be provided in the related Prospectus Supplement.

     This prospectus does not contain all of the information set forth in the registration statement (of which this prospectus forms a part) and exhibits thereto which the depositor has filed with the Commission under the Securities Act and to which reference is hereby made.

                           REPORTS TO SECURITYHOLDERS

     The master servicer or another designated person will be required to provide periodic unaudited reports concerning each issuing entity to all registered holders of offered securities of the related series with respect to each issuing entity as are required under the Exchange Act and the Commission's related rules and regulations, and under the terms of the applicable agreements.

     As to each issuing entity, so long as it is required to file reports under the Exchange Act, those reports will be made available as described above under "Available Information".


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

     As to each issuing entity that is no longer required to file reports under the Exchange Act, periodic distribution reports will be posted on the website of the sponsor, depositor, master servicer or securities administrator, as applicable, referenced above under "Available Information" as soon as practicable. Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance will be provided to registered holders of the related securities upon request free of charge. See "Servicing of Mortgage Loans--Evidence as to Compliance" in the related prospectus supplement and "Description of the Securities -- Reports to Securityholders" in this prospectus.

                    INCORPORATION OF INFORMATION BY REFERENCE

     There are incorporated into this prospectus and in the related prospectus supplement by reference all documents, including but not limited to the financial statements and reports filed or caused to be filed or incorporated by reference by the depositor with respect to an issuing entity pursuant to the requirements of Sections 13(a) or 15(d) of the Exchange Act, prior to the termination of the offering of the offered securities of the related series; provided, however, this prospectus and any related prospectus supplement do not incorporate by reference any of the issuing entity's annual reports filed on Form 10-K with respect to an issuing entity.

     The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered securities, upon written or oral request of the person, a copy of any or all the reports incorporated in this prospectus by reference, in each case to the extent the reports relate to one or more of such classes of the offered securities, other than the exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to Structured Asset Mortgage Investments II Inc., 383 Madison Avenue, New York, New York 10179, Attention: Secretary, or by telephone at (212) 272-2000. The depositor has determined that its financial statements will not be material to the offering of any offered securities.



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                                    GLOSSARY

     ACCRUAL SECURITY -- A security with respect to which some or all of its accrued interest will not be distributed as interest but rather an amount equal to that interest will be added to the principal balance thereof on each distribution date for the period described in the related prospectus supplement.

     AFFILIATED SELLER -- Banks, savings and loan associations, mortgage bankers, mortgage brokers, investment banking firms, and other mortgage loan originators or sellers affiliated with the depositor, which may include EMC.

     AGREEMENT -- An owner trust agreement, servicing agreement, indenture or pooling and servicing agreement.

     ARM LOAN -- A mortgage loan with an adjustable interest rate.

     ASSUMPTION FEE -- The fee paid to the mortgagee upon the assumption of the primary liability for payment of the mortgage.

     BANKRUPTCY AMOUNT -- The amount of Bankruptcy Losses that may be allocated to the credit enhancement of the related series.

     BANKRUPTCY CODE -- Title 11 of the United States Code, as amended from time to time.

     BANKRUPTCY LOSS -- A Realized Loss attributable to certain actions which may be taken by a bankruptcy court in connection with a mortgage loan, including a reduction by a bankruptcy court of the principal balance of or the mortgage rate on a mortgage loan or an extension of its maturity.

     BENEFICIAL OWNER -- A person acquiring an interest in any DTC Registered Security.

     BENEFIT PLAN INVESTORS -- Plans subject to Part 4 of Title I of ERISA or
Section 4975 of the Code and any entity whose underlying assets include Plan Assets by reason of any such Plan's investment in the entity.

     BUYDOWN ACCOUNT -- With respect to a buydown mortgage loan, the custodial account where the Buydown Funds are placed.

     BUYDOWN FUNDS -- With respect a buydown mortgage loan, the amount contributed by the seller of the mortgaged property or another source and placed in the Buydown Account.

     BUYDOWN PERIOD -- The period during which funds on a buydown mortgage loan are made up for from the Buydown Account.

     CALL CLASS -- A class of securities which entitles the holder thereof to direct the trustee to redeem a Callable class of securities.

     CALLABLE CLASS -- A class of securities of a series which is redeemable, directly or indirectly, at the direction of the holder of the related Call Class, as provided in the related prospectus supplement. A Callable Class may have a "lock-out period" during which such securities cannot be called and generally will be called only if the market value of the assets in the issuing entity for such Callable Class exceeds the outstanding principal balance of such assets.

     CERCLA -- The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.


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     CLASS FACTOR -- For any exchangeable security and any month, will be a truncated seven digit decimal which, which when multiplied by the original principal amount of that class, will equal its remaining principal amount, after giving effect to any payment of (or addition to) principal to be made on the distribution date in the following month.

     CLEARSTREAM -- Clearstream Banking, societe anonyme, formerly known as Cedelbank SA.

     CLOSING DATE -- With respect to any series of securities, the date on which the securities are issued.

     CODE -- The Internal Revenue Code of 1986.

     COMMISSION -- The Securities and Exchange Commission.

     COMMITTEE REPORT -- The Conference Committee Report accompanying the Tax Reform Act of 1986.

     CONSERVATION ACT -- The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996.

     CONTRACT -- Manufactured housing conditional sales contracts and installment loan agreements each secured by a Manufactured Home.

     CONTRIBUTIONS TAX -- With respect to specific contributions to a REMIC made after the Closing Date, a tax on the REMIC equal to 100% of the value of the contributed property.

     COOPERATIVE -- With respect to a cooperative mortgage loan, the corporation that owns the related apartment building.

     CRIME CONTROL ACT -- The Comprehensive Crime Control Act of 1984.

     DEFAULTED MORTGAGE LOSS -- A Realized Loss other than a Special Hazard Loss, Extraordinary Loss or other losses resulting from damage to a mortgaged property, Bankruptcy Loss or Fraud Loss.

     DEFERRED INTEREST -- If an adjustment to the mortgage rate on a mortgage loan has caused the amount of accrued interest on the mortgage loan in any month to exceed the scheduled monthly payment on the mortgage loan, the resulting amount of interest that has accrued but is not then payable;

     DELETED MORTGAGE LOAN -- A mortgage loan which has been removed from the related issuing entity.

     DESIGNATED SELLER TRANSACTION -- A series of securities where the related mortgage loans are provided either directly or indirectly to the depositor by one or more Sellers identified in the related prospectus supplement.

     DETERMINATION DATE -- The close of business on the date on which the amount of each distribution to securityholders will be determined, which shall be stated in each prospectus supplement.

     DISTRIBUTION ACCOUNT -- One or more separate accounts for the collection of payments on the related mortgage loans and/or mortgage securities constituting the related issuing entity, which may be a Master Servicer Collection Account.

     DIDMC -- The Depository Institutions Deregulation and Monetary Control Act of 1980.

     DOL -- The U.S. Department of Labor.

     DOL REGULATIONS -- Regulations by the DOL promulgated at 29 C.F.R. ss. 2510.3-101.

     DTC -- The Depository Trust Company.


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     DTC REGISTERED SECURITY -- Any security initially issued through the book-entry facilities of the DTC.

     ELIGIBLE ACCOUNT -- An account maintained with a federal or state chartered depository institution (i) the short-term obligations of which are rated by each of the Rating Agencies in its highest rating at the time of any deposit therein, or (ii) insured by the FDIC (to the limits established by the FDIC), the uninsured deposits in which account are otherwise secured such that, as evidenced by an opinion of counsel (obtained by and at the expense of the person requesting that the account be held pursuant to this clause (ii)) delivered to the trustee prior to the establishment of the account, the securityholders will have a claim with respect to the funds in the account and a perfected first priority security interest against any collateral (which shall be limited to Permitted Instruments) securing the funds that is superior to claims of any other depositors or general creditors of the depository institution with which the account is maintained or (iii) a trust account or accounts maintained with a federal or state chartered depository institution or trust company with trust powers acting in its fiduciary capacity or (iv) an account or accounts of a depository institution acceptable to the Rating Agencies (as evidenced in writing by the Rating Agencies that use of any such account as the Distribution Account will not have an adverse effect on the then-current ratings assigned to the classes of the securities then rated by the Rating Agencies). Eligible Accounts may or may not bear interest.

     EQUITY CERTIFICATES -- With respect to any series of notes, the certificate or certificates representing a beneficial ownership interest in the related issuing entity.

     ERISA -- The Employee Retirement Income Security Act of 1974, as amended.

     ERISA PLANS -- Employee pension and welfare benefit plans subject to ERISA.

     ES CLASS -- A class of exchangeable securities, as described under "Description of the Certificates -- Exchangeable Securities."

     EXEMPTION -- An individual prohibited transactions exemption issued by the DOL to an underwriter, as amended by Prohibited Transaction Exemption ("PTE") 97-34, 62 Fed. Reg. 39021 (July 21, 1997), PTE 2000-58, 65 Fed. Reg. 67765
(November 13, 2000), and PTE 2002-41, 67 Fed. Reg. 54487 (August 22, 2002) or
any amendment thereto.

     EXEMPTION RATING AGENCY -- Standard & Poor's, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., or Fitch, Inc. or any other "Rating Agency" within the meaning of the Exemption.

     EXCHANGE ACT -- The Securities Exchange Act of 1934, as amended.

     EXTRAORDINARY LOSS -- Any Realized Loss occasioned by war, civil insurrection, certain governmental actions, nuclear reaction and certain other risks.

     FRAUD LOSS -- A Realized Loss incurred on a defaulted mortgage loan as to which there was fraud in the origination of the mortgage loan.

     FRAUD LOSS AMOUNT -- The amount of Fraud Losses that may be allocated to the credit enhancement of the related series.

     FTC RULE -- The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission.

     GARN-ST GERMAIN ACT -- The Garn-St Germain Depository Institutions Act of 1982.

     GINNIE MAE -- The Government National Mortgage Association.

     GLOBAL SECURITIES -- The certificated securities registered in the name of DTC, its nominee or another depository representing interests in the class or classes specified in the related prospectus supplement which are held in book-entry form.


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     GRANTOR TRUST CERTIFICATE -- A certificate representing an interest in a
Grantor Trust Fund.

     GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATE -- A Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund, together with interest on the Grantor Trust Certificates at a pass-through rate.

     GRANTOR TRUST STRIP CERTIFICATE -- A certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related Grantor Trust Fund (net of normal administration fees and any retained interest of the depositor) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to the Grantor Trust Fund. A Grantor Trust Strip Certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund.

     GRANTOR TRUST FUND -- A trust fund as to which no REMIC election will be made and which qualifies as a "grantor trust" within the meaning of Subpart E, part I of subchapter J of the Code.

     HELOC -- A home equity revolving lines of credit.

     HIGH COST LOANS -- Mortgage loans subject to the Homeownership Act, which amended TILA to provide new requirements applicable to loans that exceed certain interest rate and/or points and fees thresholds.

     HIGH LTV LOANS -- Mortgage loans with Loan-to-Value Ratios in excess of 80% and as high as 150% and which are not be insured by a Primary Insurance Policy.

     HOMEOWNERSHIP ACT -- The Home Ownership and Equity Protection Act of 1994.

     HOUSING ACT -- The National Housing Act of 1934, as amended.

     INDEX -- With respect to an ARM Loan, the related index will be specified in the related prospectus supplement, will be of a type that are customarily used in the debt and fixed income markets to measure the cost of borrowed funds, and may include one of the following indexes: (1) the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of either six months or one year, (2) the weekly auction average investment yield of U.S. Treasury bills of six months, (3) the daily Bank Prime Loan rate made available by the Federal Reserve Board, (4) the cost of funds of member institutions for the Federal Home Loan Bank of San Francisco, (5) the interbank offered rates for U.S. dollar deposits in the London market, each calculated as of a date prior to each scheduled interest rate adjustment date which will be specified in the related prospectus supplement or (6) any other index described in the related prospectus supplement.

     INSURANCE PROCEEDS -- Proceeds received under any hazard, title, primary mortgage, FHA or other insurance policy that provides coverage with respect to a particular mortgaged property or the related mortgage loan (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related mortgage.

     INTERMEDIARY -- An institution that is not a participant in the DTC but clears through or maintains a custodial relationship with a participant.

     IRS -- The Internal Revenue Service.

     ISSUE PREMIUM -- The excess of the issue price of a REMIC Regular Certificate over its stated redemption price.

     ISSUING ENTITY -- With respect to a series of notes, the Delaware statutory trust or other trust, created pursuant to the owner trust agreement, that issues the notes.


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     LIQUIDATION PROCEEDS -- (1) All amounts, other than Insurance Proceeds received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect thereof, by foreclosure or otherwise, together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the issuing entity through foreclosure or otherwise and (2) all proceeds of any mortgage loan or mortgage security purchased (or, in the case of a substitution, amounts representing a principal adjustment) by the master servicer, the depositor, a Seller or any other person pursuant to the terms of the related pooling and servicing agreement or servicing agreement as described under "The Mortgage Pools--Representations by Sellers," "Servicing of Mortgage Loans--Realization Upon and Sale of Defaulted Mortgage Loans," "--Assignment of Trust Fund Assets" above and "The Agreements--Termination."

     LOAN-TO-VALUE RATIO -- With respect to any mortgage loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the mortgage loan plus the principal balance of any senior mortgage loan to the Value of the related mortgaged property.

     MANUFACTURED HOME -- Manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that the term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter."

     MASTER SERVICER COLLECTION ACCOUNT -- One or more separate accounts established by a master servicer, into which each of the related servicers are required to remit collections of payments on the related mortgage loans included in the related issuing entity.

     MBA METHOD - The method of calculating delinquencies in accordance with the methodology used by the Mortgage Bankers Association, as described in "The Mortgage Pools - Methods of Delinquency Calculation" in this prospectus.

     NET MORTGAGE RATE -- With respect to a mortgage loan, the mortgage rate net of the per annum rate or rates applicable to the calculation of servicing and administrative fees and any retained interest of the depositor.

     NONRECOVERABLE ADVANCE -- An advance which, in the good faith judgment of the master servicer or a servicer, as applicable, will not be recoverable from recoveries on the related mortgage loan or another specifically identified source.

     NOTE MARGIN -- With respect to an ARM Loan, the fixed percentage set forth in the related mortgage note, which when added to the related Index, provides the mortgage rate for the ARM Loan.

     OID REGULATIONS -- The rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the related Treasury regulations.

     OTS -- The Office of Thrift Supervision.

     OTS METHOD - The method of calculating delinquencies in accordance with the methodology used by lenders regulated by the Office of Thrift Supervision, as described in "The Mortgage Pools - Methods of Delinquency Calculation" in this prospectus.

     PARITY ACT -- The Alternative Mortgage Transaction Parity Act of 1982.


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     PARTIES IN INTEREST -- With respect to a Plan, persons who have specified relationships to the Plans, either "Parties in Interest" within the meaning of ERISA or "Disqualified Persons" within the meaning of Section 4975 of the Code.

     PERCENTAGE INTEREST -- With respect to a security of a particular class, the percentage obtained by dividing the initial principal balance or notional amount of the security by the aggregate initial amount or notional balance of all the securities of the class.

     PERMITTED INVESTMENTS -- United States government securities and other investment grade obligations specified in the related pooling and servicing agreement or the related servicing agreement and indenture.

     PIGGYBACK LOAN -- A second lien mortgage loan originated by the same originator to the same borrower at the same time as the first lien mortgage loan, each secured by the same mortgaged property.

     PLAN ASSETS -- "Plan assets" of a Plan, within the meaning of the DOL Regulations, as modified by Section 3(42) of ERISA.

     PLANS -- ERISA Plans and Tax Favored Plans.

     PREPAYMENT ASSUMPTION -- With respect to a REMIC Regular Certificate or a Grantor Trust Certificate, the prepayment assumption used in pricing the initial offering of that security.

     PREPAYMENT INTEREST SHORTFALL -- With respect to any mortgage loan with a prepayment in part or in full the excess, if any, of interest accrued and otherwise payable on the related mortgage loan over the interest charged to the borrower (net of servicing and administrative fees and any retained interest of the depositor).

     PRIMARY INSURANCE COVERED LOSS -- With respect to a mortgage loan covered by a Primary Insurance Policy, the amount of the related loss covered pursuant to the terms of the Primary Insurance Policy, which will generally consist of the unpaid principal amount of the mortgage loan and accrued and unpaid interest on the mortgage loan and reimbursement of specific expenses, less (1) rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from the related mortgaged property, (2) hazard insurance proceeds in excess of the amount required to restore the related mortgaged property and which have not been applied to the payment of the mortgage loan, (3) amounts expended but not approved by the primary insurer, (4) claim payments previously made on the mortgage loan and (5) unpaid premiums and other specific amounts.

     PRIMARY INSURANCE POLICY -- A primary mortgage guaranty insurance policy.

     PRIMARY INSURER -- An issuer of a Primary Insurance Policy.

     PROTECTED ACCOUNT -- One or more separate accounts established by each servicer servicing the mortgage loans, for the collection of payments on the related mortgage loans included in the related issuing entity.

     PTCE -- Prohibited Transaction Class Exemption.

     QUALIFIED SUBSTITUTE MORTGAGE LOAN -- A mortgage loan substituted for a Deleted Mortgage Loan, meeting the requirements described under "The Mortgage Pools-- Representations by Sellers" in this prospectus.

     RATING AGENCY -- A "nationally recognized statistical rating organization" within the meaning of Section 3(a)(41) of the Exchange Act.

     REALIZED LOSS -- Any loss on a mortgage loan attributable to the mortgagor's failure to make any payment of principal or interest as required under the mortgage note.


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

     RECORD DATE -- The close of business on the last business day of the month preceding the month in which the applicable distribution date occurs.

     RELIEF ACT -- The Servicemembers Civil Relief Act..

     REMIC -- A real estate mortgage investment conduit as defined in Sections 860A through 860G of the Code.

     REMIC ADMINISTRATOR -- The trustee, the master servicer or another specified party who administers the related REMIC.

     REMIC CERTIFICATES -- Certificates evidencing interests in an issuing entity as to which a REMIC election has been made.

     REMIC PROVISIONS -- Sections 860A through 860G of the Code.

     REMIC REGULAR CERTIFICATE -- A REMIC Certificate designated as a "regular interest" in the related REMIC.

     REMIC REGULAR CERTIFICATEHOLDER -- A holder of a REMIC Regular Certificate.

     REMIC RESIDUAL CERTIFICATE -- A REMIC Certificate designated as a "residual interest" in the related REMIC.

     REMIC RESIDUAL CERTIFICATEHOLDER -- A holder of a REMIC Residual
Certificate.

     REMIC REGULATIONS -- The REMIC Provisions and the related Treasury regulations.

     REO MORTGAGE LOAN -- A mortgage loan where title to the related mortgaged property has been obtained by the trustee or to its nominee on behalf of securityholders of the related series.

     RICO -- The Racketeer Influenced and Corrupt Organizations statute.

     SECURITIES ACT -- The Securities Act of 1933, as amended.

     SELLER -- The seller of the mortgage loans or mortgage securities included in an issuing entity to the depositor with respect a series of securities, who shall be an Affiliated Seller or an Unaffiliated Seller.

     SINGLE FAMILY PROPERTY -- An attached or detached one-family dwelling unit, two-to four-family dwelling unit, condominium, townhouse, row house, individual unit in a planned-unit development and other individual dwelling units.

     SMMEA -- The Secondary Mortgage Market Enhancement Act of 1984.

     SPECIAL HAZARD AMOUNT -- The amount of Special Hazard Losses that may be allocated to the credit enhancement of the related series.

     SPECIAL HAZARD LOSS -- (1) losses due to direct physical damage to a mortgaged property other than any loss of a type covered by a hazard insurance policy or a flood insurance policy, if applicable, and (2) losses from partial damage caused by reason of the application of the co-insurance clauses contained in hazard insurance policies.

     STRIP SECURITY -- A security which will be entitled to (1) principal distributions, with disproportionate, nominal or no interest distributions or
(2) interest distributions, with disproportionate, nominal or no principal distributions.


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

     TAX FAVORED PLANS -- Plans that meet the definition of "plan" in Section 4975(e)(1) of the Code, including tax-qualified retirement plans described in
Section 401(a) of the Code and individual retirement accounts and annuities described in Section 408 of the Code.

     TILA -- The Federal Truth-in-Lending Act.

     TITLE V -- Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980.

     TITLE VIII -- Title VIII of the Garn-St Germain Act.

     UNAFFILIATED SELLERS -- Banks, savings and loan associations, mortgage bankers, mortgage brokers, investment banking firms, the Resolution Trust Corporation, the FDIC and other mortgage loan originators or sellers not affiliated with the depositor.

     UNITED STATES PERSON -- A citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations),or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code), and which was treated as a United States person on August 20, 1996 may elect to continue to be treated as a United States person notwithstanding the previous sentence.

     VALUE -- With respect to a mortgaged property securing a single family, multifamily, commercial or mixed-use loan, the lesser of (x) the appraised value determined in an appraisal obtained at origination of the mortgage loan, if any, or, if the related mortgaged property has been appraised subsequent to origination, the value determined in the subsequent appraisal and (y) the sales price for the related mortgaged property (except in circumstances in which there has been a subsequent appraisal). However, in the case of refinanced, modified or converted single family, multifamily, commercial or mixed-use loans, the "Value" of the related mortgaged property will be equal to the lesser of (x) the appraised value of the related mortgaged property determined at origination or in an appraisal, if any, obtained at the time of refinancing, modification or conversion and (y) the sales price of the related mortgaged property or, if the mortgage loan is not a rate and term refinance mortgage loan and if the mortgaged property was owned for a relatively short period of time prior to refinancing, modification or conversion, the sum of the sales price of the related mortgaged property plus the added value of any improvements. With respect to a new Manufactured Home, the "Value" is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer (exclusive of freight to the dealer site), including "accessories" identified in the invoice, plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. With respect to a used Manufactured Home, the "Value" is the least of the sale price, the appraised value, and the National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a Manufactured Home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable. An appraisal for purposes of determining the Value of a mortgaged property may include an automated valuation.

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

                                 $1,646,393,000
                                  (APPROXIMATE)

             STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR3
                                 ISSUING ENTITY

         STRUCTURED ASSET MORTGAGE INVESTMENTS II GRANTOR TRUST 2007-AR3
                          GRANTOR TRUST ISSUING ENTITY

                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                  MASTER SERVICER AND SECURITIES ADMINISTRATOR

                  STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.
                                    DEPOSITOR

             STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR3
         STRUCTURED ASSET MORTGAGE INVESTMENTS II GRANTOR TRUST 2007-AR3
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR3

                         ______________________________

                              PROSPECTUS SUPPLEMENT
                        ________________________________


YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

WE ARE NOT OFFERING THE OFFERED CERTIFICATES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered by this prospectus supplement and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Offered Certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus for 90 days after the date of this prospectus supplement.

                            BEAR, STEARNS & CO. INC.
                                   UNDERWRITER